UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐
Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Vitesse Energy, Inc.

(Name of Registrant as Specified in Its Charter)
n/a

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

☒
Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

5619 DTC Parkway, Suite 700
Greenwood Village, Colorado 80111
January 31, 2025
PROPOSED ARRANGEMENT — YOUR VOTE IS VERY IMPORTANT
Dear Stockholders,
I am pleased to inform you that Vitesse Energy, Inc., a Delaware corporation (“Vitesse”), and Lucero Energy Corp., a corporation existing under the laws of the Province of Alberta, Canada (“Lucero”), have agreed to a strategic business combination transaction whereby Vitesse will acquire all of the issued and outstanding Lucero common shares (each, a “Lucero common share”) pursuant to a Plan of Arrangement (as defined below) (the “Arrangement”), with Lucero becoming a wholly owned subsidiary of Vitesse. Upon completion of the Arrangement, Lucero shareholders will receive 0.01239 of a share of Vitesse common stock, par value $0.01 per share (“Vitesse common stock”), in exchange for each Lucero common share held (other than Lucero common shares with respect to which dissenters’ rights have been validly exercised and not validly withdrawn), subject to adjustment if applicable, pursuant to the terms of an Arrangement Agreement entered into by Vitesse and Lucero on December 15, 2024 (as may be amended from time to time, the “Arrangement Agreement”).
The Arrangement will be implemented by way of a plan of arrangement (the “Plan of Arrangement”) in accordance with the Business Corporations Act (Alberta) and is subject to the approval by the Court of King’s Bench of Alberta, Vitesse stockholders and Lucero shareholders and certain other customary conditions precedent. Upon completion of the Arrangement, it is expected that Vitesse stockholders as of immediately prior to the completion of the Arrangement will own approximately 80.0% and Lucero shareholders as of immediately prior to the completion of the Arrangement will own approximately 20.0% of the combined company on a fully diluted basis.
We are sending you the accompanying proxy statement to cordially invite you to attend a special meeting of the stockholders of Vitesse (the “Special Meeting”), which will be held entirely online at the following website: www.virtualshareholdermeeting.com/VTS2025SM, at 9:00 AM, Mountain Time, on March 5, 2025, or such other date, time and place to which the Special Meeting may be adjourned or postponed, for the purpose of considering and voting upon the following proposals in connection with the Arrangement:
(a)
Proposal No. 1 — The Stock Issuance Proposal — to approve the issuance of shares of Vitesse common stock to Lucero shareholders in connection with the Arrangement (the “Stock Issuance Proposal”); and

(b)
Proposal No. 2 — The Adjournment Proposal — to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal, subject to the provisions of the Arrangement Agreement.

After careful consideration, the Vitesse Board of Directors has unanimously determined that it is advisable and in the best interests of Vitesse and its stockholders to consummate the Arrangement with Lucero as contemplated by the Arrangement Agreement. The Vitesse Board of Directors unanimously recommends that you vote “FOR” each of the proposals described above.
The accompanying proxy statement provides you with information about the Arrangement and the Special Meeting. Vitesse encourages you to read the proxy statement carefully and in its entirety, including the Arrangement Agreement, which is attached thereto as Annex A. Before deciding how to vote, you should consider the risk factors discussed in “Risk Factors.”
YOUR VOTE IS VERY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

Your vote is important. The Arrangement cannot be completed unless the Stock Issuance Proposal is approved. Assuming a quorum is present, approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting by the holders of shares entitled to vote on such matter, voting as a single class. Whether or not you plan to attend the Special Meeting in person (online), please vote as soon as possible to ensure that your shares are represented and voted at the Special Meeting. Accordingly, whether or not you plan to attend the Special Meeting in person (online), you are requested to promptly vote your shares by completing, signing and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid envelope provided, or by voting over the telephone or via the internet as instructed in these materials. If you are a stockholder of record and sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” each of the proposals described above. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions provided by that institution to vote your shares.
I strongly support the proposed Arrangement and join with our Board of Directors in unanimously recommending that you vote “FOR” each of the proposals described in this proxy statement.
Thank you for your continued support of Vitesse.
By Order of the Board of Directors,
Robert W. Gerrity
Chairman and Chief Executive Officer
January 31, 2025
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE ARRANGEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE ARRANGEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED IN THE ARRANGEMENT AGREEMENT, INCLUDING THE ARRANGEMENT, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The accompanying proxy statement is dated January 31, 2025 and, together with the enclosed form of proxy card, is first being mailed or otherwise distributed to stockholders of Vitesse on or about January 31, 2025.

5619 DTC Parkway, Suite 700
Greenwood Village, Colorado 80111
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On March 5, 2025
A special meeting (“Special Meeting”) of stockholders of Vitesse Energy, Inc., a Delaware corporation (“Vitesse”), will be held entirely online at the following website: www.virtualshareholdermeeting.com/VTS2025SM, at 9:00 AM, Mountain Time, on March 5, 2025, or such other date, time and place to which the Special Meeting may be adjourned or postponed, for the purpose of considering and voting upon the following proposals in connection with a strategic business combination transaction (the “Arrangement”) pursuant to an Arrangement Agreement entered into by Vitesse and Lucero Energy Corp., a corporation existing under the laws of the Province of Alberta, Canada (“Lucero”), on December 15, 2024 (as may be amended from time to time, the “Arrangement Agreement”), whereby Vitesse will acquire all of the issued and outstanding Lucero common shares, with Lucero becoming a wholly owned subsidiary of Vitesse:
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Proposal No. 1 — The Stock Issuance Proposal — to approve the issuance of shares of Vitesse common stock to Lucero shareholders in connection with the Arrangement (the “Stock Issuance Proposal”) and

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Proposal No. 2 — The Adjournment Proposal — to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal, subject to the provisions of the Arrangement Agreement.

The Vitesse Board of Directors unanimously recommends that you vote “FOR” each of the proposals described above.
The Arrangement will be implemented by way of a plan of arrangement (the “Plan of Arrangement”) in accordance with the Business Corporations Act (Alberta) and is subject to the approval by the Court of King’s Bench of Alberta, Vitesse stockholders and Lucero shareholders and certain other customary conditions precedent.
The accompanying proxy statement provides you with information about the Arrangement Agreement, the Plan of Arrangement, the Arrangement and the Special Meeting. Vitesse encourages you to read the proxy statement carefully and in its entirety, including the Arrangement Agreement, which is attached to the accompanying proxy statement as Annex A.
Record Date:   Close of business on January 24, 2025. Only stockholders of record as of the record date are entitled to receive notice of and to vote in person (online) or by proxy at the Special Meeting and any adjournment or postponement of the Special Meeting.
The proxy statement is dated January 31, 2025, and is first being mailed to our stockholders on or about January 31, 2025.
All stockholders are cordially invited to attend the Special Meeting in person (online) or by proxy. It is important that your shares be represented at the Special Meeting whether or not you are able to attend. If you are unable to attend, please promptly vote your shares by telephone or internet or by signing, dating and returning the enclosed proxy card at your earliest convenience. Voting by the internet or telephone is fast, convenient, and enables your vote to be immediately confirmed and tabulated, which helps Vitesse reduce postage and proxy tabulation costs.

Your vote is important. The Arrangement cannot be completed unless the Stock Issuance Proposal is approved. Assuming a quorum is present, approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting by the holders of shares entitled to vote on such matter, voting as a single class. Whether or not you plan to attend the Special Meeting in person (online), please vote as soon as possible to ensure that your shares are represented and voted at the Special Meeting.
By Order of the Board of Directors,
M. Scott Regan
Secretary
January 31, 2025

IMPORTANT VOTING INSTRUCTIONS
WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON (ONLINE), VITESSE URGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) VIA THE INTERNET OR (3) BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before your proxy is voted at the Special Meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions provided by that institution to vote your shares.
Vitesse urges you to read the proxy statement and its annexes carefully and in their entirety.
If you are a Vitesse stockholder and have any questions concerning the Arrangement or the proxy statement, would like additional copies of the proxy statement, need to obtain proxy cards or need help voting, please contact Vitesse’s proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders Call (Toll-Free): (877) 800-5185
Banks and Brokers Call: (212) 750-5833
To receive timely delivery of requested documents, you should make your request to Innisfree M&A Incorporated no later than ten days in advance of the Special Meeting. You will not be charged for any of the documents that you request.
For additional information about Vitesse, please see “Where You Can Find More Information.”

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CERTAIN DEFINED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “Vitesse,” “the Company,” “we,” “us” or “our” refer to Vitesse Energy, Inc., a Delaware corporation. References to “$” refer to the lawful currency of the United States of America; and “C$” refer to the lawful currency of Canada.
In this proxy statement, unless otherwise stated or the context otherwise requires:
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“ABCA” means the Business Corporations Act (Alberta), as amended, including the regulations promulgated thereunder;

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“Acquisition Proposal” has the meaning set forth under “The Arrangement Agreement and the Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation”;

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“Adjournment Proposal” means the proposal to Vitesse stockholders to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal, subject to the provisions of the Arrangement Agreement;

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“Adverse Recommendation Change” with respect to each of Vitesse and Lucero has the meaning set forth under “The Arrangement Agreement and the Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation”;

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“Alberta Court” means the Court of King’s Bench of Alberta;

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“Arrangement” means the arrangement of Lucero under Section 193 of the ABCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Arrangement Agreement and the Plan of Arrangement or made at the direction of the Alberta Court, and the other transactions contemplated by the Arrangement Agreement and the Plan of Arrangement;

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“Arrangement Agreement” means that certain Arrangement Agreement, dated December 15, 2024, between Vitesse and Lucero, a copy of which is attached to this proxy statement as Annex A;

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“Arrangement Resolution” means the special resolution of Lucero shareholders approving the Arrangement;

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“Article 11” has the meaning set forth under “Unaudited Pro Forma Condensed Combined Financial Statements”;

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“Baker Botts” refers to Baker Botts L.L.P.;

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“Basin” refers to a large natural depression on the earth’s surface in which sediments generally brought by water accumulate;

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“Bbl” refers to one stock tank barrel, of 42 U.S. gallons liquid volume, used herein in reference to oil, condensate or NGLs;

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“BDP” refers to Burnet, Duckworth & Palmer LLP;

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“BIA” refers to the federal Bureau of Indian Affairs;

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“Blakes” refers to Blake, Cassels & Graydon LLP;

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“BLM” refers to the Bureau of Land Management under the DOI;

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“Board Increase” has the meaning set forth under “Questions and Answers About the Special Meeting”;

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“Boe/d” refers to one Boe per day;

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“Boe” refers to barrels of oil equivalent, calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Bbl of oil;

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“Btu” refers to a British thermal unit, which is the quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit;

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“CAA” refers to the Clean Air Act of 1970;

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“Canadian Securities Administrators” refers to the applicable securities commission and other securities regulatory authorities in each of the provinces and territories of Canada;

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“Cawley” refers to Cawley, Gillespie & Associates, Inc.;

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“CEQ” refers to the Council on Environmental Quality, a division of the Executive Office of the President of the United States;

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“CERCLA” refers to the Comprehensive Environmental, Response, Compensation, and Liability Act;

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“CFTC” refers to the Commodities Futures Trading Commission;

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“Closing” means the closing of the Arrangement;

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“Code” refers to the United States Internal Revenue Code of 1986, as amended;

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“COGE Handbook” refers to the Canadian Oil and Gas Evaluation Handbook prepared jointly by The Society of Petroleum Evaluation Engineers (Calgary Chapter) and the Canadian Institute of Mining, Metallurgy & Petroleum (Petroleum Society), as amended or superseded from time to time;

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“Combined Company” means Vitesse after the consummation of the Arrangement;

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“Commitments” has the meaning set forth under “Risk Factors — Risk Factors Relating to Vitesse”;

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“completion” refers to the process of preparing an oil and natural gas wellbore for production through the installation of permanent production equipment, as well as perforation and fracture stimulation to optimize production of oil, natural gas and or NGLs;

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“condensate” refers to a mixture of hydrocarbons that exists in the gaseous phase at original reservoir temperature and pressure, but that, when produced, is in the liquid phase at surface pressure and temperature;

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“Consideration” means 0.01239 of a share of Vitesse common stock for each Lucero common share as consideration pursuant to the Plan of Arrangement;

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the “Corps” refers to the United States Army Corps of Engineers;

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“CWA” refers to the Federal Water Pollution Control Act of 1972;

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the “DAPL” refers to the Dakota Access Pipeline;

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“DD&A” refers to depletion, depreciation, amortization, and accretion;

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“Deloitte” refers to Deloitte & Touche LLP;

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“Designated Directors” has the meaning set forth under “Questions and Answers About the Special Meeting”;

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“DGCL” refers to the General Corporation Law of the State of Delaware;

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“DGS” refers to Davis, Graham and Stubbs LLP;

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“differential” refers to an adjustment to the price of oil or natural gas from an established index price to reflect differences in the quality or location of oil or natural gas;

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“Dissenters’ Rights Condition” means the condition that holders of no more than 5% of Lucero common shares shall have validly exercised, and not withdrawn, dissenters’ rights;

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the “Distribution” refers to the transaction on January 13, 2023 in which Jefferies distributed to its shareholders outstanding shares of Vitesse common stock held by Jefferies;

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the “Dodd-Frank Act” refers to the Dodd-Frank Wall Street Reform and Consumer Protection Act;

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the “DOI” refers to the Department of the Interior;

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“DRS Advice” means a Direct Registration System (DRS) Advice;

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“dry hole” refers to a well found to be incapable of producing oil and natural gas in sufficient quantities to justify completion;

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“EBITDAX” has the meaning set forth under “The Arrangement — Opinion of Financial Advisor to Vitesse”;

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“Effective Date” means the date upon which the Arrangement becomes effective, as provided in the Plan of Arrangement;

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“Effective Time” means 12:01 a.m. (Calgary time) on the Effective Date or such other time as Vitesse and Lucero agree in writing;

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“EIS” refers to an environmental impact statement;

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the “EPA” refers to the Environmental Protection Agency;

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“Ernst & Young” refers to Ernst & Young LLP;

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the “ESA” refers to the Endangered Species Act;

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“ESG” refers to environmental, social and governance;

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“Evercore” means Evercore Group L.L.C., as a financial advisor to Vitesse in connection with the Arrangement;

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“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

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“Exchange Ratio” means, for each Lucero common share (other than Lucero common shares held by dissenting Lucero shareholders), 0.01239 of a share of Vitesse common stock, subject to adjustment in accordance with the Plan of Arrangement, if applicable;

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“FASB” refers to the Financial Accounting Standards Board;

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“FBIR” means the Fort Berthold Indian Reservation;

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“FDIC” refers to the Federal Deposit Insurance Corporation;

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“FERC” refers to the Federal Energy Regulatory Commission;

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“Final Order” means the final order of the Alberta Court pursuant to Section 193(4) of the ABCA approving the Arrangement;

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“First Reserve” refers to FR XIII PetroShale Holdings L.P.;

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“Forecasted Financial Information” has the meaning set forth under “The Arrangement — Certain Unaudited Prospective Financial and Operating Information”;

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“FTC” refers to the Federal Trade Commission;

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“GAAP” refers to the generally accepted accounting principles in the United States of America in effect from time to time;

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“GHGs” refers to greenhouse gases;

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“Governmental Entity” means any supranational, national, provincial, tribal authority, state, local or foreign government, any instrumentality, subdivision, court, executive, legislature, tribunal, administrative agency, regulatory authority or commission or other authority thereof, or any quasi-governmental, self-regulatory or private body exercising any regulatory, judicial, administrative, taxing, importing or other governmental or quasi-governmental authority;

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“gross acres” refers to the total acres in which a working interest is owned;

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“gross wells” refers to the total wells in which a working interest is owned;

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“IASB” refers to the International Accounting Standards Board;

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“IFRS” refers to the International Financial Reporting Standards as issued by IASB;

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“Innisfree” refers to Innisfree M&A Incorporated;

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“Intervening Event” has the meaning set forth under “The Arrangement Agreement and the Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation”;

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“Interim Order” means the interim order of the Alberta Court with respect to the Arrangement;

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“IPOs” refers to initial public offerings;

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the “IRA” refers to the Inflation Reduction Act of 2022;

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“IRS” refers to the Internal Revenue Service;

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“Jefferies” refers to Jefferies Financial Group Inc. and its consolidated subsidiaries other than, for all periods following the Spin-Off, Vitesse, unless the context requires otherwise;

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“Jefferies Capital Partners” refers to Jefferies Capital Partners V L.P. and Jefferies SBI USA Fund L.P., collectively, the holders of a majority of the equity interests in Vitesse Oil and entities in which Jefferies holds an indirect limited partner interest;

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“KPMG” refers to KPMG LLP;

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“LIBOR” refers to the London Interbank Offered Rate;

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“LTIP” refers to Vitesse’s long-term incentive plan;

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“Lucero” means Lucero Energy Corp., a corporation existing under the ABCA;

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“Lucero Board” means the Board of Directors of Lucero;

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“Lucero common shares” means the voting common shares in the capital of Lucero;

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“Lucero shareholders” means the holders of Lucero common shares;

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“Lucero Shareholder Approval” has the meaning set forth under “Questions and Answers About the Special Meeting”;

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“Material Adverse Effect” has the meaning set forth under “The Arrangement Agreement and the Plan of Arrangement — Representations and Warranties”;

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“MBbls” refers to one thousand barrels of oil or NGLs;

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“MBoe” refers to one thousand barrels of oil equivalent;

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“Mcf” refers to one thousand cubic feet of natural gas;

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“MIUs” refers to management incentive units;

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“MMBoe” refers to one million barrels of oil equivalent;

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“MMBtu” refers to one million British thermal units;

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“MMcf” refers to one million cubic feet of natural gas;

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“NAAQS” refers to National Ambient Air Quality Standards;

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“NDIC” refers to the North Dakota Industrial Commission;

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“NEPA” refers to the National Environmental Policy Act;

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“net acres” refers to the sum of the fractional working interests owned in gross acres (e.g., a 10% working interest in a lease covering 1,280 gross acres is equivalent to 128 net acres);

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“net wells” refers to wells that are deemed to exist when the sum of fractional ownership working interests in gross wells equals one;

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“NGLs” refers to natural gas liquids;

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“NI 51-101” refers to National Instrument 51-101 — Standards of Disclosure for Oil and Gas Activities of the Canadian Securities Administrators;

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“NSAI” refers to Netherland, Sewell & Associates, Inc.;

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“NSPS” refers to New Source Performance Standards;

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“NYMEX” refers to the New York Mercantile Exchange;

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“NYMEX Strip” has the meaning set forth under “The Arrangement — Certain Unaudited Prospective Financial and Operating Information”;

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“NYSE” means The New York Stock Exchange;

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“OPA” refers to the Oil Pollution Act of 1990;

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“OPEC” refers to the Organization of Petroleum Exporting Countries;

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“OTC” refers to the over-the-counter market;

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the “Paris Agreement” refers to the United Nations-sponsored Paris Agreement;

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“PDNP” or “proved developed non-producing” refers to proved reserves that are developed behind pipe and are expected to be recovered from zones in existing wells that will require additional completion work or future recompletion prior to the start of production;

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“PDP” or “proved developed producing” refers to proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods;

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“Peters” refers to Peters & Co. Limited;

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“PetroShale US” refers to PetroShale US, Inc., a U.S. wholly owned subsidiary of Lucero;

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“PHMSA” refers to the Pipeline and Hazardous Materials Safety Administration;

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“Plan of Arrangement” means that certain Plan of Arrangement substantially in the form attached as Exhibit B to the Arrangement Agreement, and any amendments or variations thereto made in accordance with the Arrangement Agreement and the Plan of Arrangement or upon the direction of the Alberta Court in the Final Order;

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“possible reserves” refers to the additional reserves which analysis of geoscience and engineering data suggest are less likely to be recoverable than probable reserves;

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“Predecessor” refers to Vitesse Energy;

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“Predecessor Company Agreement” means the Limited Liability Company Agreement of the Predecessor, dated as of July 1, 2018, as amended;

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“Pre-Spin-Off Transactions” refers to the series of transactions, including Vitesse’s acquisitions of Vitesse Energy and Vitesse Oil, consummated immediately prior to the Distribution;

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“Prior Revolving Credit Facility” refers to Vitesse Energy’s Amended and Restated Credit Agreement, dated as of April 29, 2022, as amended from time to time, among Vitesse Energy, as borrower, Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto;

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“probable reserves” refers to the additional reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered;

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“productive well” refers to a well that is found to be capable of producing oil and natural gas in sufficient quantities such that proceeds from the sale of the production exceed production expenses and taxes;

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“proved developed reserves” refers to proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods or in which the cost of new equipment or operating methods is relatively minor compared to the cost of a new well;

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“proved reserves” refers to the quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible, from a given date forward, from known reservoirs, and under existing economic conditions, operating methods and government regulations, prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time;
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“PSU” refers to restricted stock units granted under the LTIP subject to performance-based vesting;

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“PUD” or “proved undeveloped” refers to proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for development. Reserves on undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years from the date that such undrilled location was initially classified as proved undeveloped unless specific circumstances justify a longer time. Under no circumstances shall estimates of proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty;

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“RBC” refers to RBC Dominion Securities Inc.;

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“RCRA” means the Resource Conservation and Recovery Act;

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“Record Date” means the close of business on January 24, 2025;

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“reserves” refers to estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project;

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“Revolving Credit Facility” refers to Vitesse’s Second Amended and Restated Credit Agreement, as amended from time to time, among Vitesse, as borrower, Wells Fargo Bank. N.A., as administrative agent, and the lenders party thereto, dated as of January 13, 2023;

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“ROLA” refers the Federal Resource Conservation and Recovery Act;

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“RSU” refers to restricted stock units granted under the LTIP subject to time-based vesting;

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“Rule 144” refers to Rule 144 promulgated under the Securities Act;

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“SDWA” refers to the Safe Drinking Water Act;

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“SEC” refers to the Securities and Exchange Commission;

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“Securities Act” means the Securities Act of 1933, as amended;

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“SEDAR+” means the System for Electronic Document Analysis and Retrieval maintained on behalf of the applicable securities commissions and other securities regulatory authorities in each of the applicable provinces of Canada;

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“SOFR” refers to the Secured Overnight Financing Rate;

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“Special Meeting” means the Special Meeting of Vitesse stockholders organized for the purpose of considering and voting on the Stock Issuance Proposal, and, if necessary, the Adjournment Proposal, including any adjournment or postponement thereof;

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the “Spin-Off” refers to Vitesse’s separation on January 13, 2023 from Jefferies and the creation of an independent, publicly traded company, Vitesse, through (1) the Pre-Spin-Off Transactions and (2) the Distribution;

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“Standardized Measure” refers to discounted future net cash flows estimated by applying year-end SEC prices (based on the twelve-month unweighted arithmetic average of the first-day-of-the-month oil and natural gas prices for such year-end period) to the estimated future production of year-end proved reserves. Future cash flows are reduced by estimated future production and development costs, including asset retirement obligations, based on year-end costs to determine pre-tax cash inflows.

Future income taxes, if applicable, are computed by applying the statutory tax rate to the excess of pre-tax cash flows over Vitesse’s tax basis in the oil and natural gas properties. Future net cash flows after income taxes are discounted using a 10% annual discount rate;
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“Stock Issuance Proposal” means the proposal to Vitesse stockholders to approve the issuance of shares of Vitesse common stock to Lucero shareholders in connection with the Arrangement;

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“Stock Repurchase Program” refers to the stock repurchase program approved by the Vitesse Board of Directors in February 2023 authorizing the repurchase of up to $60 million shares of Vitesse common stock;

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“Subject Vitesse Shares” has the meaning set forth under “Questions and Answers About the Special Meeting”;

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“Superior Proposal” has the meaning set forth under “The Arrangement Agreement and the Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation”;

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“SVB” refers to Silicon Valley Bank;

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“Tax Act” refers to the Income Tax Act (Canada);

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“Tax Matters Agreement” refers to the tax matters agreement entered into between Jefferies and Vitesse on January 13, 2023;

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“TCJA” refers to the Tax Cuts and Jobs Act of 2017;

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“Termination Date” refers to June 15, 2025;

•
“Treasury Regulations” refers to final, temporary and (to the extent they can be relied upon) proposed regulations promulgated under the Code, as amended from time to time (including corresponding provisions and succeeding provisions);

•
“TSXV” means the TSX Venture Exchange;

•
“two-stream basis” refers to the reporting of production or reserve volumes of oil and wet natural gas, where the NGLs have not been removed from the natural gas stream, and the economic value of the NGLs is included in the wellhead natural gas price;

•
“U.S. Standards” has the meaning set forth under “Risk Factors — Risk Factors Relating to the Combined Company Following the Arrangement”;

•
“Vitesse,” “we,” “our,” “us” and the “Company” (1) when used in regard to events prior to the Spin-Off, refer to Vitesse Energy and do not give effect to the consummation of the Pre-Spin-Off Transactions, and (2) when used in regard to events subsequent to the Spin-Off or future tense, refer to Vitesse Energy, Inc. and its consolidated subsidiaries and give effect to the consummation of the Pre-Spin-Off Transactions, in each case unless the context requires otherwise;

•
“Vitesse Board of Directors” means the Board of Directors of Vitesse;

•
“Vitesse Bylaws” means the Amended and Restated Bylaws of Vitesse, dated January 13, 2023, as the same may have been amended, supplemented or modified from time to time;

•
“Vitesse Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Vitesse, dated January 12, 2023, as the same may be amended, supplemented or modified from time to time;

•
“Vitesse common stock” means common stock of Vitesse, par value of $0.01 per share;

•
“Vitesse Energy” refers to Vitesse Energy, LLC and its consolidated subsidiaries;

•
“Vitesse Management Strip” has the meaning set forth under “The Arrangement — Certain Unaudited Prospective Financial and Operating Information”;

•
“Vitesse Oil Revolving Credit Facility” refers to Vitesse Oil’s Credit Agreement, dated as of July 23, 2015, as amended from time to time, among Vitesse Oil, as borrower, Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto;

•
“Vitesse Oil” refers to Vitesse Oil, LLC;

•
“Vitesse stockholders” means holders of Vitesse common stock;

•
“Vitesse Stockholder Approval” has the meaning set forth under “Questions and Answers About the Special Meeting”;

•
“Vitesse Supporting Stockholders” has the meaning set forth under “Questions and Answers About the Special Meeting”;

•
“Vitesse Voting Agreements” has the meaning set forth under “Questions and Answers About the Special Meeting”;

•
“VOCs” refers to volatile organic compounds;

•
“Wall Street Consensus” has the meaning set forth under “The Arrangement — Certain Unaudited Prospective Financial and Operating Information”;

•
“WOTUS” refers to the waters of the United States; and

•
“WTI” refers to West Texas Intermediate.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, included in this proxy statement, including those that address activities, events, or developments that Vitesse expects, believes, or anticipates will or may occur in the future, are forward-looking statements.
Examples of forward-looking statements include statements concerning the proposed Arrangement, including any statements regarding the expected timetable for completing the Arrangement, the anticipated increase to Vitesse’s dividend following the Closing, the composition of the Vitesse Board of Directors following the closing, the results, effects, benefits and synergies of the transaction, future opportunities for Vitesse, future financial performance and condition, guidance and any other statements regarding Vitesse’s or Lucero’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. Forward-looking statements can be identified by words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “if,” “intend,” “likely” “may,” “might,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “should,” “strategy,” “target,” “will,” “would” and similar words and expressions.
Vitesse cautions investors that any forward-looking statements are subject to known and unknown risks and uncertainties, many of which are outside of Vitesse’s control, and which may cause actual results and future trends to differ materially from those matters expressed in, or implied or projected by, such forward-looking statements, which speak only as of the date of this proxy statement. Investors are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties that could cause actual results to differ from those described in forward-looking statements include the following:
•
the Closing may be delayed or the Arrangement Agreement may be terminated in accordance with its terms and the Arrangement may not be completed;

•
Vitesse stockholders may not approve the Stock Issuance Proposal;

•
Lucero shareholders may not approve the Arrangement Resolution;

•
the Alberta Court may not issue the Interim Order or the Final Order approving the Arrangement;

•
the parties may not be able to satisfy the conditions to the completion of the Arrangement in a timely manner or at all;

•
the Arrangement may not be accretive, and may be dilutive, to Vitesse’s earnings per share, which may negatively affect the market price of Vitesse common stock;

•
Vitesse and Lucero may incur significant transaction and other costs in connection with the Arrangement in excess of those anticipated by Vitesse or Lucero;

•
the Combined Company may fail to realize anticipated synergies or other benefits expected from the Arrangement in the timeframe expected or at all;

•
the unaudited pro forma condensed combined financial statements and other financial forecasts contained in this proxy statement may not be necessarily predictive of the Combined Company’s actual results of operations or financial condition following Closing;

•
the ultimate timing, outcome, and results of integrating the operations of Vitesse and Lucero;

•
the Arrangement and the announcement, pendency or completion thereof could have an adverse effect on the business, financial results and operations or employee or business relationships of Vitesse and Lucero;

•
the risks related to disruption of management time from ongoing business operations due to the Arrangement;

•
the Arrangement may disrupt current plans and operations that may harm Vitesse’s or Lucero’s respective businesses;

•
the effects of the business combination of Vitesse and Lucero, including the Combined Company’s future financial condition, results of operations, strategy and plans;

•
changes in capital markets and the ability of the Combined Company to finance operations in the manner expected;

•
any litigation relating to the Arrangement;

•
risks to Vitesse’s and Lucero’s operating results and business generally, including the volatility of oil and natural gas prices and the uncertainty of estimates of oil and natural gas reserves, and the other risks, contingencies and uncertainties applicable to Vitesse and Lucero disclosed in Vitesse’s filings with the SEC and Lucero’s filings on SEDAR+;

•
the effects of commodity prices, including any resulting impact on Vitesse’s ability to sustain its anticipated dividend and any expected increases in its dividend following the Closing;

•
Lucero may have liabilities that are not known to Vitesse;

•
the uncertainty of the value of the Consideration due to the fixed Exchange Ratio and potential fluctuation in the market price of Vitesse common stock; and

•
failure to complete the Arrangement could have a negative impact on the price of Vitesse common stock and have a material adverse effect on Vitesse’s results of operations, cash flows and financial position.

All subsequent written or oral forward-looking statements attributable to Vitesse or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this section. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Vitesse does not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
The following questions and answers briefly address some commonly asked questions about the Arrangement and other matters being considered at the Special Meeting. The following questions and answers do not include all the information that is important to our stockholders with respect to the Arrangement. We urge our stockholders to carefully read this entire proxy statement, including its annexes.
Q:
Why am I receiving this proxy statement?

A:
Vitesse has agreed to acquire Lucero pursuant to the terms and conditions of the Arrangement Agreement and the Plan of Arrangement that are described in this proxy statement. If completed, the Arrangement will result in Vitesse acquiring all of the issued and outstanding Lucero common shares in exchange for shares of Vitesse common stock pursuant to the Plan of Arrangement. As a result, Lucero will become a wholly owned subsidiary of Vitesse. Shares of Vitesse common stock representing approximately 26.9% of Vitesse’s currently outstanding common stock will be issued to Lucero shareholders in the Arrangement. Immediately after the completion of the Arrangement, it is expected that Vitesse’s stockholders as of immediately prior to the completion of the Arrangement will own approximately 80.0% and Lucero shareholders as of immediately prior to the completion of the Arrangement will own approximately 20.0% of the Combined Company on a fully diluted basis. A copy of the Arrangement Agreement is attached to this proxy statement as Annex A.

You are receiving this proxy statement because you have been identified as a holder of shares of Vitesse common stock on the Record Date. This proxy statement is being used to solicit proxies on behalf of the Vitesse Board of Directors for the Special Meeting to obtain the required approval of Vitesse stockholders. This proxy statement contains important information about the Arrangement and related transactions and the Special Meeting, and you should read it carefully.
In order to complete the Arrangement, Vitesse stockholders must approve the issuance of Vitesse common stock, Lucero shareholders must approve the Arrangement, Lucero must obtain the Interim Order and a Final Order from the Alberta Court approving the Arrangement and all other conditions to the Arrangement must be satisfied or waived. Lucero will hold a separate shareholder meeting to obtain the required approval of its shareholders, which is currently expected to be held on March 6, 2025 as discussed below.
Q:
What will I receive under the Arrangement?

A:
Vitesse stockholders will not receive any consideration in the Arrangement. Vitesse stockholders will continue to own their existing shares of Vitesse common stock after completion of the Arrangement. Immediately after the completion of the Arrangement, it is expected that Vitesse stockholders as of immediately prior to the completion of the Arrangement will own approximately 80.0% and Lucero shareholders as of immediately prior to the completion of the Arrangement will own approximately 20.0% of the Combined Company on a fully diluted basis.

Q:
When and where is the Special Meeting?

A:
The Special Meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/VTS2025SM, on March 5, 2025 at 9:00 AM, Mountain Time.

Q:
How do I attend the Special Meeting?

A:
Vitesse stockholders will only be able to attend the Vitesse Special Meeting virtually via www.virtualshareholdermeeting.com/VTS2025SM. A Vitesse stockholder may participate, vote and examine Vitesse’s stockholder list at the Vitesse Special Meeting by visiting www.virtualshareholdermeeting.com/VTS2025SM and using the control number found on such stockholder’s proxy card or in the instructions that accompanied your proxy materials. For additional information on attending the Special Meeting, please see “The Special Meeting.”

Q:
What will the Vitesse stockholders be asked to vote on at the Special Meeting?

A:
At the Special Meeting, Vitesse stockholders will be asked to consider and vote on the following proposals:

1.
Proposal No. 1 — The Stock Issuance Proposal — to approve the issuance of shares of Vitesse common stock to Lucero shareholders in connection with the Arrangement; and

2.
Proposal No. 2 — The Adjournment Proposal — to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal, subject to the provisions of the Arrangement Agreement.

Q:
What will the Lucero shareholders be asked to vote on?

A:
Lucero shareholders will not be asked to vote on any of the proposals to be considered and voted upon at the Special Meeting. Rather, pursuant to the Arrangement Agreement, Lucero shareholders will be asked to vote on the Arrangement Resolution at the Lucero shareholder meeting.

The Lucero shareholder meeting is expected to be held on March 6, 2025. Among other things, the Closing is conditional on the approval of the Arrangement Resolution by the approval of (i) at least two-thirds of the votes cast by holders of Lucero common shares present in person or represented by proxy at the Lucero shareholder meeting and (ii) a simple majority of the votes cast by Lucero shareholders present in person or represented by proxy at such meeting, excluding the votes held by Lucero shareholders whose votes are required to be excluded under Multilateral Instrument 61-101 — Protection of Minority Securities Holders in Special Transactions.
Q:
Who is eligible to vote at the Special Meeting?

A:
Holders of shares of Vitesse common stock as of the Record Date, close of business on January 24, 2025, are eligible to vote at the Special Meeting.

Q:
How many votes do Vitesse stockholders have?

A:
Holders of Vitesse common stock are entitled to cast one vote on each proposal properly brought before the Special Meeting for each share of Vitesse common stock that such holder owned at the Record Date.

Q:
What constitutes a quorum for the Special Meeting?

A:
The holders of a majority of the voting power of Vitesse’s common stock issued and outstanding and entitled to vote at the Special Meeting, present in person (online) or represented by proxy, will constitute a quorum. Abstentions are counted for purposes of determining whether a quorum is present at the Special Meeting.

If you hold your Vitesse common stock through a bank, broker or other nominee, you hold your shares in “street name.” Banks, brokers and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the Stock Issuance Proposal and the Adjournment Proposal to be voted upon at the Special Meeting are considered “non-routine,” such organizations do not have discretion to vote on those proposals. Therefore, if you hold your shares in “street name” and fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the Stock Issuance Proposal and the Adjournment Proposal, your shares will not be considered present at the Special Meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted with respect to the Stock Issuance Proposal and the Adjournment Proposal. If you provide instructions to your bank, broker or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposal, your shares will be considered present at the Special Meeting and be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the appropriate proposal.

The Special Meeting may be adjourned from time to time to reconvene at the same or some other place by holders of a majority of the voting power of Vitesse’s common stock issued and outstanding and entitled to vote thereat, present in person (online) or represented by proxy, though less than a quorum, or by any officer or director entitled to preside at or to act as secretary of such meeting. At the adjourned meeting, Vitesse may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting in accordance with the Vitesse Bylaws will be given to each stockholder of record entitled to vote at the meeting.
Q:
What vote by the Vitesse stockholders is required to approve the Stock Issuance Proposal?

A:
Pursuant to the Section 312 of the NYSE Listed Company Manual and the Vitesse Bylaws, approval of the Stock Issuance Proposal will require, assuming a quorum is present, the affirmative vote of the holders of a majority of the votes cast at the Special Meeting by the holders of shares entitled to vote on such matter, voting as a single class.

Q:
Why is my vote important?

A:
The Arrangement cannot be completed unless the Stock Issuance Proposal is approved. Assuming a quorum is present, approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting by the holders of shares entitled to vote on such matter, voting as a single class. Whether or not you plan to attend the Special Meeting in person (online), please vote as soon as possible to ensure that your shares are represented and voted at the Special Meeting.

Q:
What happens if I abstain from voting or fail to submit a proxy or vote at the Special Meeting.

A:
An abstention or a failure to submit a proxy or vote at the Special Meeting will have no effect on the outcome of the Stock Issuance Proposal so long as a quorum is present. Abstentions are counted for purposes of determining whether a quorum is present at the Special Meeting. Banks, brokers and other nominees that hold their customers’ shares in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the Stock Issuance Proposal and the Adjournment Proposal to be voted upon at the Special Meeting are considered “non-routine,” such entities do not have discretion to vote on any proposal for which they do not receive instructions from their customers. Therefore, if you hold your shares in street name and fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the Stock Issuance Proposal and the Adjournment Proposal, your shares will not be considered present at the Special Meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted with respect to the Stock Issuance Proposal and the Adjournment Proposal.

Q:
Has anyone already agreed to vote for the Stock Issuance Proposal?

A:
In connection with the execution of the Arrangement Agreement, Vitesse, Lucero and each of Robert Gerrity, Chairman and Chief Executive Officer of Vitesse, Brian Friedman and Joseph Steinberg, each a director of Vitesse (collectively, the “Vitesse Supporting Stockholders”), entered into Voting and Support and Lock-Up Agreements, dated December 15, 2024 (the “Vitesse Voting Agreements”), a form of which is included as Annex B, pursuant to which each Vitesse Supporting Stockholder has agreed to vote the shares of Vitesse common stock for which such Vitesse Supporting Stockholder is the beneficial owner (the “Subject Vitesse Shares”) in favor of the Stock Issuance Proposal. As of the Record Date, the Subject Vitesse Shares that are subject to the Vitesse Voting Agreements, include an aggregate of 3,261,443 shares of Vitesse common stock, representing approximately 10.7% of the shares of Vitesse common stock entitled to vote at the Special Meeting. See “The Vitesse Voting and Lock-Up Arrangements.”

Q:
Why am I being asked to consider and vote on the Stock Issuance Proposal?

A:
Because Vitesse common stock is listed on the NYSE, Vitesse is subject to the listing requirements of the NYSE, and Section 312.03(c)(2) of the NYSE Listed Company Manual requires stockholder approval prior to the issuance of common stock in any transaction if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock. The shares of Vitesse common stock to be issued to the Lucero shareholders as Consideration in the Arrangement will represent in excess of 20% of the number of shares of common stock outstanding before the issuance of such common stock. Therefore, under Section 312.03(c)(2) of the NYSE Listed Company Manual, approval by the holders of Vitesse common stock of the Stock Issuance Proposal is required.
As of January 29, 2025, being the last practicable date prior to the date of this proxy statement, 30,396,295 shares of Vitesse common stock were issued and outstanding. Upon the Closing, the Lucero Shareholders will receive an aggregate of approximately 8,175,000 shares of Vitesse common stock (subject to the number of Lucero common shares in respect of which dissenters’ rights are validly exercised and the rounding of fractional shares of Vitesse common stock in accordance with the Plan of Arrangement). Immediately after the completion of the Arrangement, it is expected that Vitesse stockholders as of immediately prior to the completion of the Arrangement will own approximately 80.0% and Lucero shareholders as of immediately prior to the completion of the Arrangement will own approximately 20.0% of the Combined Company on a fully diluted basis.
Q:
Will the newly issued shares of Vitesse common stock be traded on an exchange?

A:
The authorization for listing of the shares of Vitesse common stock issuable as Consideration on the NYSE, subject to official notice of issuance, is a condition to the completion of the Arrangement. Accordingly, Vitesse has agreed to use all reasonable commercial efforts to obtain such authorization.

Q:
What are Vitesse’s reasons for proposing the Arrangement and entering into the Arrangement Agreement?

A:
The Vitesse Board of Directors concluded that the Arrangement provides significant potential benefits to Vitesse, including, among other things, Vitesse’s belief that the Arrangement will generate long-term value for its stockholders and will be immediately accretive to Vitesse’s earnings, operating cash flow, free cash flow and net asset value upon the Closing, and Vitesse’s expectation that upon the Closing, the acquisition will support an increase to Vitesse’s cash dividend from $2.10 to $2.25 per share on an annualized basis. For a more detailed discussion of the reasoning of the Vitesse Board of Directors, see “The Arrangement — Vitesse’s Reasons for the Arrangement” and “The Arrangement —  Recommendation of the Vitesse Board of Directors.” See also “Risk Factors — Risk Factors Relating to the Combined Company Following the Arrangement — Declaration, payment and amounts of dividends, if any, distributed to stockholders of the Combined Company will be uncertain.”

Q:
What is an arrangement?

A:
An arrangement is a statutory procedure under Canadian corporate law that allows companies domiciled under the applicable corporate statute in Canada, such as Lucero, to carry out certain transactions, such as the proposed business combination of Vitesse and Lucero, upon receiving shareholder and court approval that then becomes binding on all other shareholders of such corporation and other parties to the transaction by operation of law. The Arrangement that is being proposed by Lucero, a corporation existing under the laws of the Province of Alberta, Canada, will allow Vitesse to acquire all of the outstanding Lucero common shares pursuant to the Plan of Arrangement under the ABCA.

Q:
How does the Vitesse Board of Directors recommend that I vote?

A:
The Vitesse Board of Directors unanimously recommends that you vote “FOR” each of the Stock Issuance Proposal and the Adjournment Proposal.

Q:
What do I need to do now?

A:
After you have carefully read and considered the information contained in this proxy statement, please submit your proxy in accordance with the instructions set forth on the applicable enclosed proxy card, or complete, sign, date and return the applicable enclosed proxy card in the self-addressed, stamped envelope provided as soon as possible so that your shares will be represented and voted at the Special Meeting. For additional information on voting procedures, please see “The Special Meeting.”
Q:
How do I vote?

A:
You may vote by any of the four methods listed below. If your Vitesse common stock is held in a stock plan, including the Jefferies Employees’ Profit Sharing Plan, please see “How do I vote any of my shares of Vitesse common stock that are held in a stock plan?” below. If your Vitesse common stock is held in “street name” by your bank, broker or other nominee, please see “How do I vote if my Vitesse common stock is held in “street name” by my bank, broker or other nominee?” below.

 Internet.   You may vote on the internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions that accompanied your proxy materials. If you vote on the internet, you can request electronic delivery of future proxy materials. Internet voting facilities for Vitesse stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on March 4, 2025.

  Telephone.   You may vote by telephone by following the instructions that accompanied your proxy materials. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for Vitesse stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on March 4, 2025.

  Mail.   If you received a proxy card by mail, you may vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you are a stockholder of record and vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Vitesse Board of Directors. If mailed, your completed and signed proxy card must be received before the date of the Special Meeting.

  Meeting.   You may attend and vote electronically at the Special Meeting.
The Vitesse Board of Directors recommends that you vote using one of the first three methods discussed above. Using one of the first three methods discussed above to vote will not limit your right to vote at the Special Meeting if you later decide to attend in person (online).

Q:
How do I vote any of my shares of Vitesse common stock that are held in a stock plan?

A:
If you hold shares of Vitesse common stock through an account in a stock plan, including the Jefferies Employees’ Profit Sharing Plan, the trustee for the applicable plan is required to vote your shares as you specify. To allow sufficient time for the trustee to vote your shares, your voting instructions must be received by 11:59 Eastern Time on March 2, 2025. To vote such shares, please follow the instructions provided by the trustee for the applicable plan.

Q:
How do I vote if my Vitesse common stock is held in street name by my bank, broker or other nominee?

A:
If your shares are held in “street name” by your bank, broker or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials will be forwarded to you by your bank, broker or nominee. The bank, broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your bank, broker or nominee how to vote. Beneficial owners that receive the proxy materials by mail from the stockholder of record should follow the instructions included in those materials (usually a voting instruction form) to transmit voting instructions.

Q:
Who will count the votes?

A:
The votes at the Special Meeting will be tabulated and certified by the inspector of elections appointed by the Vitesse Board of Directors.

Q:
What should I do if I receive more than one set of materials?

A:
You may receive more than one set of voting materials for the Special Meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares of Vitesse common stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy or voting instruction form that you receive by following the instructions set forth in each separate proxy or voting instruction form. If you fail to submit each separate proxy or voting instruction form that you receive, not all of your shares will be voted.

Q:
What happens if I sell my shares of Vitesse common stock before the Special Meeting?

A:
The Record Date for Vitesse stockholders entitled to vote at the Special Meeting is earlier than the date of the Special Meeting. If you transfer your shares of Vitesse common stock after the Record Date, but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting unless special arrangements are made between you and the person to whom you transfer your shares. If you sell your shares after the Record Date, you are encouraged to still vote the shares you owned on the Record Date.

Q:
Do any of the officers or directors of Vitesse have interests in the Arrangement that may differ from or be in addition to my interests as a Vitesse stockholder?

A:
None of the current Vitesse directors or executive officers own Lucero common shares. None of the current Vitesse directors or executive officers or their associates has any substantial financial interest, direct or indirect, in the Arrangement or the issuance of Vitesse common stock to Lucero shareholders under the Arrangement, other than in their capacity as a (i) director or executive officer of Vitesse or (ii) stockholder of Vitesse.

Q:
May I vote at the Special Meeting?

A:
Yes. If you are a Vitesse stockholder of record on the Record Date, you may attend the Special Meeting and vote your shares electronically by visiting the Special Meeting website at www.virtualshareholdermeeting.com/VTS2025SM and entering a 16-digit control number, in lieu of submitting your proxy by internet, by telephone or by completing, signing, dating and returning the enclosed proxy card. If you hold your shares of Vitesse common stock as a stockholder of record, your 16-digit control number will be printed on your proxy card. Please note that attendance alone at the Special Meeting will not cause the voting of your shares; you must affirmatively vote the proxy card or meeting ballot provided.

If you are a beneficial owner of shares of Vitesse common stock, you are also invited to attend the Special Meeting. Your bank, broker or other nominee may provide you with your 16-digit control number on the voting instruction form it furnishes to you; otherwise, you should contact your bank, broker or other nominee (preferably at least five business days before the date of the Special Meeting) to obtain a legal proxy that will permit you to attend, and vote at, the Special Meeting.
If you join the Special Meeting by using your 16-digit control number or obtaining a legal proxy and logging in to the Special Meeting website, you will be able to attend and participate in the Special Meeting, submit your questions during the Special Meeting and vote your shares online during the Special Meeting. If you appoint a non-management proxy holder, please make sure he or she is aware and ensure he or she will attend and submit a vote on your behalf at the Special Meeting, with the proper authority from you, for your vote to count.
Q:
How can I change or revoke my vote?

A:
You may revoke your proxy before the voting polls are closed at the Special Meeting by (i) voting at a later time by internet or telephone until 11:59 p.m., Eastern Time, on March 4, 2025, (ii) voting in person (online) at the Special Meeting or (iii) delivering to Vitesse’s Secretary a proxy with a later date or a written revocation of your most recent proxy.

If your Vitesse common stock is held in street name by a bank, broker or other nominee, and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.
Q:
Am I entitled to appraisal rights?

A:
No. Under the DGCL, holders of shares of Vitesse common stock are not entitled to appraisal rights in connection with the Arrangement or any of the matters to be acted on at the Special Meeting.

Q:
Is completion of the Arrangement subject to any conditions?

A:
Yes. Vitesse and Lucero cannot complete the Arrangement unless a number of conditions are satisfied or waived, including receipt of the required approvals from Vitesse stockholders, Lucero shareholders and the Alberta Court.

Completion of the Arrangement is subject to certain customary conditions, including, among others: (i) approval of the Arrangement Agreement and the Arrangement by the holders of Lucero common shares (the “Lucero Shareholder Approval”), (ii) approval of the Stock Issuance Proposal by holders of Vitesse common stock (the “Vitesse Stockholder Approval”), (iii) the approval of the Interim Order and the Final Order on terms materially consistent with the Arrangement Agreement and otherwise satisfactory to Vitesse and Lucero, each acting reasonably, (iv) the authorization of the listing of shares of Vitesse common stock issuable in the Stock Issuance Proposal on the NYSE, subject to official notice of issuance, (v) the absence of a law or order that has the effect of making illegal or otherwise prohibiting the consummation of the Arrangement, (vi) holders of no more than 5% of Lucero common shares shall have validly exercised, and not withdrawn, dissenters’ rights, (vii) the representations and warranties of each party being true and correct (subject to certain qualifications) and (viii) performance in all material respects by each party with respect to its obligations and compliance by each party in all material respects with its covenants required to be performed or complied with by it at or prior to the Effective Time.
See “The Arrangement Agreement and the Plan of Arrangement — Conditions to Completion of the Arrangement” for a more complete summary of the conditions that must be satisfied or waived prior to completion of the Arrangement.
Q:
What happens if the Arrangement is terminated?

A:
The Arrangement Agreement contains certain termination rights for both Vitesse and Lucero, including, among others, (i) mutual consent by Vitesse and Lucero, (ii) by either Vitesse or Lucero if (A) the Arrangement shall not have been consummated on or prior to June 15, 2025, or (B) a final non-appealable governmental order has been issued prohibiting the Arrangement, (iii) by either party if either (A) the Lucero Shareholder Approval shall not have been obtained or (B) the Vitesse Stockholder Approval shall have not been obtained, (iv) by a party if the other party breaches any of its representations, warranties or covenants in the Arrangement Agreement in a manner that would cause the corresponding condition to not be satisfied, subject to certain conditions, (v) by a party if the other party’s Board of Directors changes its recommendation with respect to the Arrangement, (vi) by a party if there is a willful and material breach by the other party of the applicable restrictions with respect to soliciting competing business combination transactions and (vii) by a party in order for such party to enter into a definitive agreement with respect to a superior competing business combination transaction (provided that such party has not materially breached the applicable non-solicitation restrictions).

If the Arrangement Agreement is terminated in certain specified circumstances, Vitesse or Lucero would be required to pay the other party a termination fee of $15 million and $10 million, respectively. See “The Arrangement Agreement and the Plan of Arrangement — Termination of the Arrangement Agreement” for a more complete summary of the termination provisions under the Arrangement Agreement.

Q:
When does Vitesse expect the Arrangement to become effective?

A:
The Arrangement is currently expected to close during the first quarter of 2025. The Closing is conditional on Lucero shareholders approving the Arrangement Resolution, the approval of Vitesse stockholders of the Stock Issuance Proposal, and the satisfaction of other closing conditions. See “The Arrangement Agreement and the Plan of Arrangement — Conditions to Completion of the Arrangement.”

Q:
What will happen if the Arrangement is completed?

A:
If the Arrangement is completed, Vitesse will acquire all of the issued and outstanding Lucero common shares and Lucero will become a wholly owned subsidiary of Vitesse. Vitesse intends to cause the Lucero common shares to be delisted from the TSXV as promptly as practicable following completion of the Arrangement. In addition, it is expected that Vitesse will, subject to applicable law, apply to have Lucero cease to be a reporting issuer in the applicable provinces of Canada and thus will terminate Lucero’s reporting obligations in the applicable provinces of Canada following completion of the Arrangement.

In addition, Vitesse will become a reporting issuer in each of the provinces of Canada where Lucero is currently a reporting issuer by virtue of the completion of the Arrangement. Subject to certain exceptions, Vitesse will be generally exempt from Canadian statutory financial and other continuous and timely reporting requirements, including the requirement for insiders of Vitesse to file reports with respect to trades of Vitesse securities, provided Vitesse complies with the requirements of applicable U.S. securities laws and U.S. market requirements in respect of all financial and other continuous and timely reporting matters, and Vitesse files with the relevant Canadian Securities Administrators copies of its documents filed with the SEC under the Exchange Act.
Q:
Will there be any changes to the Board of Directors of Vitesse as a result of the Arrangement?

A:
The Arrangement Agreement provides that at the Effective Time, Vitesse will increase the number of directors (the “Board Increase”) comprising the Vitesse Board of Directors by two persons and will, unless otherwise agreed in writing by Vitesse and Lucero, fill the vacancies created by the Board Increase with M. Bruce Chernoff and Gary Reaves (the “Designated Directors”), who are currently directors of Lucero; provided that at least one of the Designated Directors is independent under the rules and regulations of the NYSE as determined by the Nominating, Governance and Environmental and Social Responsibility Committee of Vitesse. In addition, Vitesse will include the Designated Directors in the slate of nominees recommended by the Vitesse Board of Directors for election as directors at its 2025 annual meeting of stockholders if the Effective Time occurs prior to such annual meeting. See “The Arrangement — Board of Directors Following the Arrangement.”

Q:
Are there any risks I should consider in connection with the Arrangement?

A:
Yes. There are a number of risk factors relating to Vitesse’s business and operations, the Arrangement and the Combined Company’s business and operations, all of which should be carefully considered. See “Risk Factors.”

Q:
Is this Vitesse’s annual meeting? Will I be voting on the election of directors at the Special Meeting?

A:
No. This is not Vitesse’s annual meeting and you will not be asked to elect directors at the Special Meeting. The annual meeting will be held separately subsequent to the Special Meeting later in 2025. If you were a Vitesse stockholder of record as of the Record Date, you are receiving a proxy card for the Special Meeting.

Q:
Is this proxy statement the only way that proxies are being solicited, and who is paying for the proxy solicitation?

A:
Vitesse is making this solicitation and is paying for the costs of soliciting proxies. In addition to mailing the proxy materials, certain directors, officers or employees of Vitesse may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

Further, Vitesse has retained Innisfree to assist in the solicitation of proxies. For these proxy solicitation services, Vitesse will pay Innisfree an estimated fee of up to $45,000, plus reasonable expenses and fees for any additional services. Vitesse may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Vitesse common stock that those companies or persons hold of record, and Vitesse will reimburse the forwarding expenses.
Q:
Who can help answer my questions?

A:
The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information in this proxy statement. You should carefully read the entire proxy statement, including its annexes. If you would like additional copies of this proxy statement, without charge, or if you have questions about the Arrangement, including the procedures for voting your shares, you should contact:

Investor Relations
Vitesse Energy Inc.
5619 DTC Parkway, Suite 700
Greenwood, Village CO 80111
(720) 532-8232
or our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders Call (Toll-Free): (877) 800-5185
Banks and Brokers Call: (212) 750-5833
You may also wish to consult your legal, tax or financial advisors with respect to any aspect of the Arrangement, the Arrangement Agreement or other matters discussed in this proxy statement. You may also obtain additional information about Vitesse from the documents we file with the SEC, or by following the instructions in “Where You Can Find More Information.”

SUMMARY
This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand each of the proposals to be submitted for a vote at the Special Meeting, you should carefully read this proxy statement, including its annexes.
The Parties to the Arrangement
Vitesse
Vitesse focuses on the acquisition, development and production of oil and natural gas assets. Vitesse invests in non-operated minority working and mineral interests in oil and natural gas properties with its core area of focus currently in the Bakken and Three Forks formations of the Williston Basin of North Dakota and Montana. Vitesse also has interests in wells in the Denver-Julesburg Basin located in Colorado and Wyoming and the Powder River Basin located in Wyoming.
Vitesse common stock currently trades on the NYSE under the symbol “VTS.” Vitesse’s principal executive offices are located at 5619 DTC Parkway, Suite 700, Greenwood Village, Colorado 80111. Its telephone number is (720) 361-2500 and its website address is www.vitesse-vts.com. Information contained on its website is not incorporated by reference into this proxy statement.
Lucero
Lucero is a corporation existing under the ABCA. Lucero is an independent energy company focused on the acquisition, development and production of oil-weighted assets in the Bakken and Three Forks formations in the Williston Basin area of North Dakota. Lucero’s strategy focuses on acquiring and developing leases in the most prolific areas of the Williston Basin where the resources and stacked pay zones are highly prospective.
Lucero common shares are listed on the TSXV under the “LOU” ticker symbol. Lucero has corporate offices located at Suite 1024, 222 — 3rd Avenue SW, Calgary, Alberta T2P 0B4 and at 303 E. 17th Avenue, Suite 940, Denver, Colorado 80203. Its telephone number is (877) 573-0181, and its website address is www.lucerocorp.com. Information contained on its website is not incorporated by reference into this proxy statement.
Special Meeting of Vitesse Stockholders
The Special Meeting
The Special Meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/VTS2025SM, on March 5, 2025, at 9:00 AM, Mountain Time, or such other date, time and place to which the Special Meeting may be adjourned or postponed. Vitesse stockholders are being asked to consider and vote on the following proposals in connection with the Arrangement:
1.
Proposal No. 1 — The Stock Issuance Proposal — to approve the issuance of shares of Vitesse common stock to Lucero shareholders in connection with the Arrangement; and

2.
Proposal No. 2 — The Adjournment Proposal — to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal, subject to the provisions of the Arrangement Agreement.

Record Date for the Special Meeting
You can vote at the Special Meeting all of the shares of Vitesse common stock you held of record as of the close of business on January 24, 2025, which is the Record Date for the Special Meeting. As of the Record Date, there were 30,395,464 shares of Vitesse common stock outstanding.

Recommendation of the Vitesse Board of Directors
The Vitesse Board of Directors unanimously recommends that you vote “FOR” each of the proposals to be considered and voted upon at the Special Meeting. In connection with this recommendation, the Vitesse Board of Directors has determined that it is advisable and in the best interests of Vitesse and its stockholders to issue the shares of Vitesse common stock in connection with the Arrangement, conditioned upon the Closing. See “The Arrangement — Vitesse’s Reasons for the Arrangement” and “The Arrangement — Recommendation of the Vitesse Board of Directors” for more information about the factors considered by the Vitesse Board of Directors.
Required Vote
Each share of Vitesse common stock is entitled to one vote at the Special Meeting. The holders of a majority of the voting power of Vitesse’s common stock issued and outstanding and entitled to vote at the Special Meeting, present in person (online) or represented by proxy, will constitute a quorum. Abstentions are counted for purposes of determining whether a quorum is present at the Special Meeting.
Assuming a quorum is present, approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting by the holders of shares entitled to vote on such matter, voting as a single class. Approval of the Adjournment Proposal requires the affirmative vote by holders of a majority of the voting power of Vitesse’s common stock issued and outstanding and entitled to vote at the Special Meeting, present in person (online) or represented by proxy, though less than a quorum. An abstention or a failure to submit a proxy or vote at the Special Meeting will have no effect on the outcome of the Stock Issuance Proposal, so long as a quorum is present. An abstention from voting at the Special Meeting will have the same effect as a vote “AGAINST” the Adjournment Proposal. A failure to submit a proxy or vote at the Special Meeting will have no effect on the outcome of the Adjournment Proposal.
If you hold your Vitesse common stock through a bank, broker or other nominee, you hold your shares in “street name.” Banks, brokers and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the Stock Issuance Proposal and the Adjournment Proposal to be voted upon at the Special Meeting are considered “non-routine,” such organizations do not have discretion to vote on those proposals. Therefore, if you hold your shares in “street name” and fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the Stock Issuance Proposal and the Adjournment Proposal, your shares will not be considered present at the Special Meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted with respect to the Stock Issuance Proposal and the Adjournment Proposal. If you provide instructions to your bank, broker or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposal, your shares will be considered present at the Special Meeting and be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the appropriate proposal.
Security Ownership of Certain Beneficial Owners and Management
As of the close of business on the Record Date, the current directors and executive officers of Vitesse were deemed to beneficially own 5,321,737 shares of Vitesse common stock, constituting, in the aggregate, 17.5% of the shares of Vitesse common stock outstanding on that date. Beneficial ownership is determined in accordance with SEC rules as described under “The Special Meeting — Beneficial Ownership of Securities.”
Vitesse Voting and Lock-Up Arrangements
In connection with the execution of the Arrangement Agreement, Vitesse, Lucero and each of the Vitesse Supporting Stockholders, Robert Gerrity (Chairman and Chief Executive Officer of Vitesse) and Brian Friedman and Joseph Steinberg (each a director of Vitesse), entered into Voting and Support and Lock-Up Agreements, dated December 15, 2024, pursuant to which each Vitesse Supporting Stockholder has agreed to vote the applicable Subject Vitesse Shares, being the Vitesse common stock for which such Vitesse Supporting Stockholder is the beneficial owner, in favor of the Stock Issuance Proposal, and each

Vitesse Supporting Stockholder has irrevocably granted to, and appointed Lucero as, such Vitesse Supporting Stockholder’s proxy and attorney-in-fact in connection therewith. Such obligations of each Vitesse Supporting Stockholder will continue until the earliest of (i) the termination of the Vitesse Voting Agreement in accordance with the provisions thereof, (ii) the Effective Time and (iii) a change in recommendation by the Vitesse Board of Directors with respect to the Arrangement. Each Vitesse Voting Agreement terminates upon the earliest to occur of (i) the termination of the Arrangement Agreement, (ii) any amendment of the Arrangement Agreement that increases the consideration payable by Vitesse (other than certain de minimis increases) and (iii) the mutual written agreement of the parties.
Additionally, during the period commencing on the closing date of the Arrangement and ending on the 366th day following the closing date of the Arrangement, each Vitesse Supporting Stockholder has agreed, subject to certain customary exceptions, not to (i) directly or indirectly sell or otherwise transfer or dispose of legal or beneficial ownership in the Subject Vitesse Shares, (ii) enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Subject Vitesse Shares and (iii) publicly disclose the intention to do any of the foregoing.
As of the Record Date, the Subject Vitesse Shares that are subject to the Vitesse Voting Agreements include an aggregate of 3,261,443 shares of Vitesse common stock, representing approximately 10.7% of the shares of Vitesse common stock entitled to vote at the Special Meeting. See “The Vitesse Voting and Lock-Up Arrangements.”
The Arrangement
On December 15, 2024, Vitesse and Lucero entered into the Arrangement Agreement, pursuant to which, on the terms and subject to the conditions set forth therein, Vitesse will acquire all of the issued and outstanding Lucero common shares pursuant to a Plan of Arrangement, with Lucero becoming a wholly owned subsidiary of Vitesse. The Arrangement will be implemented by way of a plan of arrangement in accordance with the ABCA and is subject to the approval by the Alberta Court, Lucero shareholders, the approval of the Stock Issuance Proposal and certain other customary conditions precedent. The parties intend to rely upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof with respect to the issuance of Vitesse common stock under the Arrangement.
If the Arrangement is completed, Lucero shareholders will receive 0.01239 of a share of Vitesse common stock in exchange for each Lucero common share held (other than Lucero common shares with respect to which dissenters’ rights have been validly exercised and not validly withdrawn), subject to adjustment, if applicable, pursuant to the terms of the Arrangement Agreement. Any shares in respect of which dissent rights have been properly exercised and not withdrawn, pursuant to Section 191 of the ABCA, will be deemed to be transferred and assigned to Vitesse, but will not be entitled to receive the Consideration and will, instead, be subject to dissent rights under the ABCA, as modified by the Plan of Arrangement and the Interim Order. Vitesse stockholders will continue to own their existing shares, and the Vitesse common stock will not be affected by the completion of the Arrangement. Upon completion of the Arrangement, it is expected that Vitesse stockholders as of immediately prior to the completion of the Arrangement will own approximately 80.0% and Lucero shareholders as of immediately prior to the completion of the Arrangement will own approximately 20.0% of the Combined Company on a fully diluted basis.
Vitesse’s Reasons for the Arrangement
In evaluating the Arrangement, including the issuance of shares of Vitesse common stock to Lucero shareholders in connection with the Arrangement, the Vitesse Board of Directors consulted with Vitesse’s senior management, outside legal counsel and independent financial advisor. In recommending that Vitesse stockholders vote in favor of the Stock Issuance Proposal, the Vitesse Board of Directors also considered a number of factors that it believed supported its determination. For a more detailed discussion of the reasoning of the Vitesse Board of Directors, see “The Arrangement — Vitesse’s Reasons for the Arrangement” and “The Arrangement — Recommendation of the Vitesse Board of Directors.”

Recommendation of the Vitesse Board of Directors
After careful consideration, the Vitesse Board of Directors has determined that it is advisable and in the best interests of Vitesse and its stockholders to consummate the Arrangement as contemplated by the Arrangement Agreement, conditioned upon the Closing. Accordingly, the Vitesse Board of Directors unanimously recommends that Vitesse stockholders vote:
•
“FOR” the Stock Issuance Proposal; and

•
“FOR” the Adjournment Proposal.

Opinion of Financial Advisor to Vitesse
Vitesse retained Evercore to act as a financial advisor to Vitesse in connection with the Arrangement. As part of this engagement, Vitesse requested that Evercore evaluate the fairness, from a financial point of view, of the Exchange Ratio to Vitesse. At a meeting of the Vitesse Board of Directors held on December 15, 2024, representatives of Evercore rendered to the Vitesse Board of Directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated December 15, 2024 that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken as set forth therein, the Exchange Ratio was fair, from a financial point of view, to Vitesse.
The full text of the written opinion of Evercore, dated as of December 15, 2024, which sets forth, among other things, the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Vitesse encourages you to read the written opinion carefully and in its entirety. Evercore’s written opinion was addressed to, and provided for the information and benefit of, the Vitesse Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Arrangement. The written opinion does not constitute a recommendation to the Vitesse Board of Directors or to any other persons in respect of the Arrangement, including as to how any holder of shares of Vitesse common stock should vote or act in respect of the Arrangement. Evercore’s written opinion does not address the relative merits of the Arrangement as compared to other business or financial strategies that might be available to Vitesse, nor does it address the underlying business decision of Vitesse to engage in the Arrangement. For additional information, see “The Arrangement — Opinion of Financial Advisor to Vitesse.”
Board of Directors Following the Arrangement
The Arrangement Agreement provides that at the Effective Time, Vitesse will increase the number of directors comprising the Vitesse Board of Directors by two persons and will, unless otherwise agreed in writing by Vitesse and Lucero, fill the vacancies created by the Board Increase with the Designated Directors, who are currently directors of Lucero; provided that at least one of the Designated Directors is independent under the rules and regulations of the NYSE as determined by the Nominating, Governance and Environmental and Social Responsibility Committee of Vitesse. In addition, Vitesse will include the Designated Directors in the slate of nominees recommended by the Vitesse Board of Directors for election as directors at its 2025 annual meeting of stockholders if the Effective Time occurs prior to such annual meeting.
For additional information, see “The Arrangement — Board of Directors Following the Arrangement.”
Interests of Vitesse Directors and Executive Officers in the Arrangement
None of the current Vitesse directors or executive officers own Lucero common shares. None of the current Vitesse directors or executive officers or their associates has any substantial financial interest, direct or indirect, in the Arrangement or the issuance of Vitesse common stock to Lucero shareholders under the Arrangement, other than in their capacity as a (i) director or executive officer of Vitesse or (ii) stockholder of Vitesse.
Accounting Treatment
Vitesse prepares its financial statements in accordance with GAAP. The Arrangement will be accounted for as a business combination using the acquisition method of accounting with Vitesse being treated as the acquirer. The Arrangement will result in the recognition of assets acquired and liabilities assumed at fair value. The preliminary allocation of the purchase price used in the pro forma combined financial information presented elsewhere in this proxy statement is based on preliminary estimates and currently available information. These assumptions and estimates, some of which cannot be finalized until the Closing, will be revised as additional information becomes available upon the Closing and finalization of the valuation of Lucero’s assets and liabilities. The final determination of the allocation of the purchase price will be based on the fair values of the assets and liabilities of Lucero as of the closing date of the Arrangement.
Court Approvals
The Arrangement requires approval by the Alberta Court under Section 193 of the ABCA. Lucero must first obtain the Interim Order which will, among other things, authorize and direct Lucero to call, hold and conduct the Lucero shareholder meeting and submit the Arrangement to the Lucero shareholders for approval. Lucero has scheduled an Interim Order hearing for February 7, 2025 and expects to hold the Lucero shareholder meeting on March 6, 2025. Under the Arrangement Agreement, Lucero is required to seek the Final Order as soon as reasonably practicable, but in any event not later than three business days following the later of (i) the approval of the Arrangement Resolution by Lucero shareholders at the Lucero shareholder meeting and (ii) the approval of the Stock Issuance Proposal, subject to the availability of the Alberta Court.
The Plan of Arrangement will be implemented pursuant to Section 193 of the ABCA, which provides that, where it is impractical to effect a transaction under any other provision of the ABCA, a corporation may apply to the Alberta Court for an order approving the Arrangement proposed by such corporation. Pursuant to this section of the ABCA, such an application will be made by Lucero for approval of the Plan of Arrangement. The Alberta Court has broad discretion under the ABCA when making orders with respect to plans of arrangement and the Alberta Court will consider, among other things, the fairness and reasonableness of the Arrangement, both from a substantive and a procedural point of view. The Alberta Court may approve the Arrangement either as proposed or as amended in any manner the Alberta Court may direct, subject to compliance with such terms and conditions, if any, as the Alberta Court thinks fit. Depending upon the nature of any required amendments, Lucero or Vitesse, each acting reasonably, may determine not to proceed with the transactions contemplated in the Arrangement Agreement. Prior to the hearing on the Final Order, the Alberta Court will be informed that the parties intend to rely on the exemption from the registration requirements under the Securities Act for the issuance of the Consideration pursuant to the Arrangement, provided by Section 3(a)(10) thereof on the basis of the Final Order. There can be no assurance that the Alberta Court will approve the Arrangement.
Regulatory Approvals
No federal or state regulatory requirements must be complied with, and no federal or state regulatory approvals must be obtained in connection with the Arrangement, other than compliance with applicable U.S. and Canadian securities laws, and the requirement that the Arrangement must be approved by the Alberta Court, as discussed above. See “The Arrangement — Court Approvals.”
No Appraisal Rights
Under the DGCL, holders of shares of Vitesse common stock are not entitled to appraisal rights in connection with the Arrangement or any of the matters to be acted on at the Special Meeting.

Who Can Answer Your Questions About Voting Your Shares
If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the Special Meeting, please contact Vitesse’s proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders Call (Toll-Free): (877) 800-5185
Banks and Brokers Call: (212) 750-5833

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On December 15, 2024, Vitesse and Lucero entered into the Arrangement Agreement, pursuant to which, on the terms and subject to the conditions set forth therein, Vitesse will acquire Lucero in an all-stock transaction, subject to the satisfaction of certain closing conditions. The Arrangement will be effected pursuant to, among other provisions, Section 193 of the ABCA and the Plan of Arrangement. For purposes of this section, all references to “Company” shall be deemed to refer to Vitesse.
Vitesse and Lucero prepare their respective financial statements in accordance with GAAP and IFRS, respectively. In accordance with FASB ASC 805, Business Combinations, Vitesse will be treated as the acquirer for accounting purposes and will account for the Arrangement as a business combination.
The unaudited pro forma condensed combined balance sheet at September 30, 2024 was prepared as if the Arrangement had occurred on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and the nine months ended September 30, 2024 were prepared as if the Arrangement had occurred on January 1, 2023. The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of the Company and Lucero. The unaudited pro forma condensed combined financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by the Company’s management. Accordingly, actual results could differ materially from the pro forma information. Significant estimates and assumptions include, but are not limited to, the timing of the Closing, the preliminary purchase price allocation and Vitesse’s stock price at Closing.
Management believes that the assumptions used to prepare the unaudited pro forma condensed combined financial statements and accompanying notes provide a reasonable and supportable basis for presenting the significant estimated effects of the Arrangement. The following unaudited pro forma condensed combined statements of operations do not purport to represent what the Company’s results of operations would have been if the Arrangement had occurred on January 1, 2023. The unaudited pro forma condensed combined balance sheet does not purport to represent what the Company’s financial position would have been if the Arrangement had occurred on September 30, 2024. The unaudited pro forma condensed combined financial statements should be read together with the Company’s and Lucero’s historical consolidated financial statements and related notes included in this proxy statement beginning on page F-1.
The unaudited pro forma condensed combined financial statements have been prepared in accordance with Regulation S-X Article 11 promulgated by the SEC using the assumptions set forth in the notes herein (“Article 11”).

Vitesse Energy, Inc.
Pro Forma Condensed Combined Balance Sheet (Unaudited)
As of September 30, 2024
(in thousands)	As Reported	Lucero As Adjusted – Note 2	Transaction Accounting Adjustments – Note 3		Pro Forma Combined Vitesse
Assets
Current Assets
Cash and cash equivalents	$2,425	$55,556	$(15,600)	(c)	$42,381
Revenue receivable	36,358	6,849	—		43,207
Commodity derivatives	12,201	—	—		12,201
Prepaid expenses and other current assets	3,309	2,910	—		6,219
Total current assets	54,293	65,315	(15,600)		104,008
Oil and Gas Properties – Using the successful efforts method of accounting
Proved oil and gas properties	1,266,319	584,687	(403,136)	(a)	1,447,870
Less accumulated DD&A and impairment	(537,263)	(201,235)	201,235	(a)	(537,263)
Total oil and gas properties	729,056	383,452	(201,901)		910,607
Other Property and Equipment – Net	189	89	—		278
Other Assets
Commodity derivatives	1,639	—	—		1,639
Other noncurrent assets	6,064	878	—		6,942
Total other assets	7,703	878	—		8,581
Total assets	$791,241	$449,734	$(217,501)		$1,023,474
Liabilities and Equity
Current Liabilities
Accounts payable	$16,041	$5,027	$—		$21,068
Accrued liabilities	56,663	19,133	6,285	(b)	82,081
Other current liabilities	—	549	—		549
Total current liabilities	72,704	24,709	6,285		103,698
Long-term Liabilities
Credit facility	105,000	—	—		105,000
Deferred tax liability	73,379	47,473	(47,473)	(d)	73,379
Asset retirement obligations	8,838	3,425	(594)	(a)	11,669
Other noncurrent liabilities	10,934	327	—		11,261
Total liabilities	$270,855	$75,934	$(41,782)		$305,007
Commitments and Contingencies
Equity
Preferred stock	—	—	—		—
Common stock	327	298,473	(298,391)	(a)	409
Warrants		1,534	(1,534)	(a)	—
Additional paid-in capital	515,451	11,436	208,448	(a)	735,335
Accumulated earnings (deficit)	4,608	43,106	(43,106)	(a)	(17,277)
			(15,600)	(c)
			(6,285)	(b)
Accumulated other comprehensive income	—	19,251	(19,251)	(a)	—
Total equity	520,386	373,800	(175,719)		718,467
Total liabilities and equity	$791,241	$449,734	$(217,501)		$1,023,474
See notes to unaudited pro forma condensed combined financial statements

Vitesse Energy, Inc.
Pro Forma Condensed Combined Statement of Operations (Unaudited)
Nine Months Ended September 30, 2024
(In thousands except share data)	As Reported	Lucero As Adjusted – Note 2	Transaction Accounting Adjustments – Note 3		Pro Forma Combined Vitesse
Revenue
Oil	$177,672	$81,577	$—		$259,249
Natural gas	8,400	1,996	—		10,396
Total revenue	186,072	83,573	—		269,645
Operating Expenses
Lease operating expense	35,685	18,742	—		54,427
Production taxes	16,555	7,594	—		24,149
General and administrative	15,329	4,694	—		20,023
Depletion, depreciation, amortization, and accretion	73,776	27,835	(7,988)	(e)	93,623
Equity-based compensation	5,853	4,050	—		9,903
Total operating expenses	147,198	62,915	(7,988)		202,125
Operating Income	38,874	20,658	7,988		67,520
Other (Expense) Income
Commodity derivative gain, net	3,923	—	—		3,923
Interest expense	(7,510)	(1,408)	—		(8,918)
Other income	64	2,747	—		2,811
Total other (expense) income	(3,523)	1,339	—		(2,184)
Income Before Income Taxes	$35,351	$21,997	$7,988		$65,336
(Provision for) Benefit from Income Taxes	(9,166)	(7,499)	483	(f)	(16,182)
Net Income	$26,185	$14,498	$8,471		$49,154
Weighted average common shares outstanding – basic	30,018,912				38,193,568	(g)
Weighted average common shares outstanding – diluted	32,887,499				41,062,155	(g)
Net income per common share – basic	$0.87				$1.29	(g)
Net income per common share – diluted	$0.80				$1.20	(g)
See notes to unaudited pro forma condensed combined financial statements

Vitesse Energy, Inc.
Pro Forma Condensed Combined Statement of Operations (Unaudited)
Year Ended December 31, 2023
(In thousands except share data)	As Reported	Lucero As Adjusted – Note 2	Transaction Accounting Adjustments – Note 3		Pro Forma Combined Vitesse
Revenue
Oil	$218,396	$147,658	$—		$366,054
Natural gas	15,509	9,074	—		24,583
Total revenue	233,905	156,732	—		390,637
Operating Expenses
Lease operating expense	39,514	31,100	—		70,614
Production taxes	21,625	14,420	—		36,045
General and administrative	23,934	7,816			31,750
Transaction costs	—	0	6,285	(h)	6,285
Depletion, depreciation, amortization, and accretion	81,745	38,568	(4,679)	(i)	115,634
Equity-based compensation	32,233	7,046			39,279
Total operating expenses	199,051	98,950	1,606		299,607
Operating Income	34,854	57,782	(1,606)		91,030
Other (Expense) Income
Commodity derivative gain, net	12,484	—	—		12,484
Interest expense	(5,276)	(3,292)	—		(8,568)
Other income	140	2,022	—		2,162
Total other (expense) income	7,348	(1,270)	—		6,078
Income Before Income Taxes	$42,202	$56,512	$(1,606)		$97,108
(Provision for) Benefit from Income Taxes	(61,946)	(17,415)	4,567	(j)	(74,794)
Net (Loss) Income	$(19,744)	$39,097	$2,961		$22,314
Net income attributable to Predecessor common unit holders	1,832	—			1,832
Net (Loss) Income Attributable to Vitesse Energy, Inc.	$(21,576)	$39,097	$2,961		$20,482
Weighted average common shares outstanding – basic	29,556,967				37,731,623	(k)
Weighted average common shares outstanding – diluted	29,556,967				41,249,172	(k)
Net (loss) income per common share – basic	$(0.73)				$0.54	(k)
Net (loss) income per common share – diluted	$(0.73)				$0.50	(k)
See notes to unaudited pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note 1 — Basis of Presentation
The unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 using assumptions set forth in the notes herein.
On December 15, 2024, Vitesse and Lucero entered into the Arrangement Agreement, pursuant to which, on the terms and subject to the conditions set forth therein, Vitesse will acquire Lucero in an all-stock transaction, subject to the satisfaction of certain closing conditions. The Arrangement will be effected pursuant to, among other provisions, Section 193 of the ABCA and the Plan of Arrangement. The Arrangement will be accounted for using the acquisition method of accounting using the accounting guidance in FASB ASC 805, Business Combinations, with Vitesse treated as the accounting acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial information and are subject to revision based on a final determination of fair value as of the Closing. Differences between preliminary estimates and the final allocation of the Consideration to be paid may have a material impact on the accompanying unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined balance sheet at September 30, 2024 was prepared as if the Arrangement had occurred on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023, and the nine months ended September 30, 2024, were prepared as if the Arrangement had occurred on January 1, 2023. The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of the Company and Lucero.
The unaudited pro forma condensed combined financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management. Accordingly, actual results could differ materially from the pro forma information. Vitesse’s management believes the assumptions provide a reasonable and supportable basis for presenting the estimated significant effects of the transactions described above. These unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.
Note 2 — Lucero Historical Financial Statements
Lucero historical balances were derived from Lucero’s historical consolidated financial statements as described above and are presented in accordance with IFRS and are denominated in Canadian dollars (CAD). The historical balances have been adjusted to reflect certain reclassifications within Lucero’s consolidated statements of operations and consolidated balance sheet categories to conform to Vitesse’s presentation in its consolidated statements of operations and consolidated balance sheet. Additionally, these historical financial statements were adjusted from CAD to U.S. dollars (USD) and from IFRS to GAAP. Refer to Note 2A for additional consideration of the IFRS to GAAP adjustments.
Further review may identify additional reclassifications or adjustments that could have a material impact on the unaudited pro forma financial information of the Combined Company. The reclassifications and adjustments identified and presented in the unaudited pro forma financial information are based on discussions with Lucero’s management, due diligence and information presented in Lucero’s historical financial statements. Until the Arrangement is completed, both companies are limited in their ability to share certain information. As of the date of this proxy statement, Vitesse is not aware of any additional reclassifications or adjustments that would have a material impact on the unaudited pro forma financial information that are not reflected in the pro forma condensed combined financial statements.

Lucero Condensed Balance Sheet (Unaudited)
As of September 30, 2024
Lucero Financial Statement Line	Vitesse Financial Statement Line	Lucero Historical (CAD)	Reclassification Adjustments		IFRS to GAAP Adjustments (Note 2A)		Currency Translation Adjustments (Note 2B)	Lucero As Adjusted
Assets
Cash and cash equivalents	Cash and cash equivalents	$74,995	$—		$—		$(19,439)	$55,556
Accounts receivable	Revenue receivable	12,008	(2,762)	(i)	—		(2,397)	6,849
Prepaid expenses and deposits	Prepaid expenses and other current assets	1,166	2,762	(i)	—		(1,018)	2,910
Total current assets		88,169	—		—		(22,854)	65,315
	Oil and Gas Properties – Using the successful efforts method of accounting
	Proved oil and gas properties	—	799,258	(ii)	(9,994)	(a)	(204,577)	584,687
	Less accumulated DD&A and impairment	—	(252,321)	(ii)	(19,324)	(b)	70,410	(201,235)
	Total oil and gas properties	—	546,937		(29,318)		(134,167)	383,452
	Other Property and Equipment – Net		120	(ii)	—		(31)	89
Property, plant and equipment		547,057	(547,057)	(ii)	—		—	—
Restricted cash		216	(216)	(iii)	—		—	—
Right of use assets		969	(969)	(iii)	—		—	—
	Other noncurrent assets	—	1,185	(iii)	—		(307)	878
Total non-current assets	Total other assets	548,242	(546,937)		—		(338)	967
Total assets		$636,411	$—		$(29,318)		$(157,359)	$449,734
Liabilities	Liabilities and Equity
Accounts payable and accrued liabilities	Accounts payable	$32,614	$(25,828)	(iv)	$—		$(1,759)	$5,027
	Accrued liabilities	—	25,828	(iv)	—		(6,695)	19,133
Lease liability	Other current liabilities	741	—		—		(192)	549
Total current liabilities		33,355	—		—		(8,646)	24,709
Deferred tax liability	Deferred tax liability	64,084	—		—		(16,611)	47,473
Decommissioning obligations	Asset retirement obligations	4,624	—		—		(1,199)	3,425
Lease liability	Other noncurrent liabilities	441	—		—		(114)	327
Total liabilities		$102,504	$—		$—		$(26,570)	$75,934
Shareholders’ Equity	Equity
Common shares	Common stock	402,906	—		—		(104,433)	298,473
Warrants	Warrants	2,071	—		—		(537)	1,534
Contributed surplus	Additional paid-in capital	15,437	—		—		(4,001)	11,436
Retained earnings	Accumulated earnings (deficit)	87,506	—		(29,318)	(a, b)	(15,082)	43,106
Accumulated other comprehensive income	Accumulated other comprehensive income	25,987	—		—		(6,736)	19,251
Total equity		533,907	—		(29,318)		(130,789)	373,800
Total liabilities and equity		$636,411	$—		$(29,318)		$(157,359)	$449,734

(i)
Represents the reclassification of balances contained in “Accounts receivable” on Lucero’s historical balance sheet into “Prepaid expenses and other current assets” to conform to the Company’s balance sheet presentation.

(ii)
Represents the reclassification of balances contained in “Property, plant and equipment” on Lucero’s historical balance sheet into “Proved oil and gas properties,” “Less accumulated DD&A and impairment” and “Other Property and Equipment — Net” to conform to the Company’s balance sheet presentation.

(iii)
Represents the reclassification of balances contained in “Restricted cash” and “Right of use assets” on Lucero’s historical balance sheet into “Other noncurrent assets” to conform to the Company’s balance sheet presentation.

(iv)
Represents the reclassification of balances contained in “Accounts payable and accrued liabilities” on Lucero’s historical balance sheet into “Accounts payable” and “Accrued liabilities” to conform to the Company’s balance sheet presentation.

(v)
Represents the adjustment to expense certain historical costs originally capitalized to oil and gas properties by Lucero under IFRS to align with GAAP (successful efforts method of accounting) during the nine months ended September 30, 2024 and the year ended December 31, 2023.

(vi)
Represents the adjustment to add back impairment recovery recorded by Lucero during the year ended December 31, 2021 under IFRS to align with GAAP.

Lucero Condensed Statement of Operations (Unaudited)
Nine Months Ended September 30, 2024
Lucero Financial Statement Line	Vitesse Financial Statement Line	Lucero Historical (CAD)	Reclassification Adjustments		IFRS to GAAP Adjustments (Note 2A)		Currency Translation Adjustments (Note 2B)	Lucero As Adjusted
Revenues	Revenue
	Oil	$—	$131,440	(i)	$—		$(29,397)	$81,577
			(20,466)	(ii)	—
	Natural gas	—	4,408	(i)	—		(719)	1,996
			(1,693)	(ii)	—
Petroleum and natural gas revenues		135,848	(135,848)	(i)	—		—	—
Royalties		(22,159)	22,159	(ii)	—		—	—
Petroleum and natural gas revenues, net of royalties	Total revenue	113,689	—		—		(30,116)	83,573
Expenses	Operating Expenses
Operating	Lease operating expense	21,398	4,098	(iii)	—		(6,754)	18,742
Transportation		4,098	(4,098)	(iii)	—		—	—
Production taxes	Production taxes	10,331	—		—		(2,737)	7,594
General and administrative	General and administrative	4,824			1,562	(c)	(1,692)	4,694
Finance		(1,696)	3,737	(iv)	—		—	—
			(1,915)	(iv)	—
			(126)	(iv)	—
Depletion and depreciation	Depletion, depreciation, amortization, and accretion	37,740	126	(iv)	—		(10,031)	27,835
Share-based compensation	Equity-based compensation	3,578	—		1,931	(c)	(1,459)	4,050
	Total operating expenses	80,273	1,822		3,493		(22,673)	62,915
	Operating Income	33,416	(1,822)		(3,493)		(7,443)	20,658
	Other (Expense) Income
	Interest expense	—	(1,915)	(iv)	—		507	(1,408)
	Other income	—	3,737	(iv)	—		(990)	2,747
	Total other (expense) income	—	1,822		—		(483)	1,339
Income before income taxes	Income Before Income Taxes	$33,416	$—		$(3,493)		$(7,926)	$21,997
Deferred income tax expense	(Provision for) Benefit from Income Taxes	(10,202)	—		—		2,703	(7,499)
	Net Income	$23,214	$—		$(3,493)		$(5,223)	$14,498
Currency translation adjustment		10,244	—		—		(10,244)	—
Comprehensive income		$33,458	$—		$(3,493)		$(15,467)	$14,498

(i)
Represents the reclassification of balances contained in “Petroleum and natural gas revenues” on Lucero’s historical statements of operations into “Oil” and “Natural gas” to conform to the Company’s presentation.

(ii)
Represents the reclassification of balances contained in “Royalties” on Lucero’s historical statements of operations into “Oil” and “Natural gas” to conform to the Company’s presentation.

(iii)
Represents the reclassification of balances contained in “Transportation” on Lucero’s historical statements of operations into “Lease operating expenses” to conform to the Company’s presentation.

(iv)
Represents the reclassification of balances contained in “Finance” on Lucero’s historical statements of operations into “Other income,” “Interest expense” and “Depletion, depreciation, amortization and accretion” to conform to the Company’s presentation.

Lucero Condensed Statement of Operations (Unaudited)
Year Ended December 31, 2023
Lucero Financial Statement Line	Vitesse Financial Statement Line	Lucero Historical (CAD)	Reclassification Adjustments		IFRS to GAAP Adjustments (2A)		Currency Translation Adjustments (Note 2B)	Lucero As Adjusted (Note 2B)
Revenues	Revenue
	Oil	$—	$237,962	(i)	$—		$(51,638)	$147,658
			(38,666)	(ii)
	Natural gas	—	16,239	(i)	—		(3,173)	$9,074
			(3,992)	(ii)
Petroleum and natural gas revenues		254,201	(254,201)	(i)	—		—	—
Royalties		(42,658)	42,658	(ii)	—		—	—
Petroleum and natural gas revenues, net of royalties	Total revenue	211,543	—		—		(54,811)	156,732
Expenses	Operating Expenses
Operating	Lease operating expense	35,594	6,382	(iii)	—		(10,876)	31,100
Transportation		6,382	(6,382)	(iii)	—		—	—
Production taxes	Production taxes	19,463	—		—		(5,043)	14,420
General and administrative	General and administrative	7,383	—		3,166	(d)	(2,733)	7,816
Transaction related costs	Transaction costs	2,454	(2,454)				—	—
Finance		2,428	2,184	(iv)	—		—	—
			(4,443)	(iv)
			(169)	(iv)
Depletion and depreciation	Depletion, depreciation, amortization, and accretion	51,886	169	(iv)	—		(13,487)	38,568
Share-based compensation	Equity-based compensation	6,175	—		3,335	(d)	(2,464)	7,046
Gain on disposition		(2,999)	2,999	(v)				—
	Total operating expenses	128,766	(1,714)		6,501		(34,603)	98,950
	Operating Income	82,777	1,714		(6,501)		(20,208)	57,782
	Other (Expense) Income
	Interest expense	—	(4,443)	(iv)	—		1,151	(3,292)
	Other income	—	2,184	(iv)	—		(707)	2,022
			2,999	(v)
			(2,454)	(vi)
	Total other (expense) income	—	(1,714)		—		444	(1,270)
Income before income taxes	Income Before Income Taxes	$82,777	$—		$(6,501)		$(19,764)	$56,512
Deferred income tax expense	(Provision for) Benefit from Income Taxes	(23,505)	—		—		6,090	(17,415)
	Net Income	$59,272	$—		$(6,501)		$(13,674)	$39,097
Currency translation adjustment		(11,845)	—		—		11,845	—
Comprehensive income		$47,427	$—		$(6,501)		$(1,829)	$39,097

(i)
Represents the reclassification of balances contained in “Petroleum and natural gas revenues” on Lucero’s historical statements of operations into “Oil” and “Natural gas” to conform to the Company’s presentation.

(ii)
Represents the reclassification of balances contained in “Royalties” on Lucero’s historical statements of operations into “Oil” and “Natural gas” to conform to the Company’s presentation.

(iii)
Represents the reclassification of balances contained in “Transportation” on Lucero’s historical statements of operations into “Lease operating expenses” to conform to the Company’s presentation.

(iv)
Represents the reclassification of balances contained in “Finance” on Lucero’s historical statements of operations into “Other income,” “Interest expense” and “Depletion, depreciation, amortization and accretion” to conform to the Company’s presentation.

(v)
Represents the reclassification of balances contained in “Gain on disposition” on Lucero’s historical statements of operations into “Other income” to conform to the Company’s presentation.

(vi)
Represents the reclassification of balances contained in “Transaction related costs” on Lucero’s historical statements of operations into “Other income” to conform to the Company’s presentation to net these costs against the “Gain on disposition” in (v).

Note 2A — IFRS to GAAP Adjustments
Oil and Natural Gas Properties
Under GAAP using the successful efforts method of oil and gas accounting used by the Company, costs associated with the acquisition, drilling and equipping of successful exploratory wells and costs of successful and unsuccessful development wells are capitalized and depleted, net of estimated salvage values, on the basis of a reasonable aggregation of properties within a common geological structural feature or stratigraphic condition, such as a reservoir or field. These costs are depleted using the unit-of-production method based upon production and estimates of proved reserve quantities as determined in conformity with SEC Regulation S-X Rule 4-10.
Within the historical Lucero financial statements, all costs related to the exploration and development of oil and natural gas properties are capitalized into a single cost center. Further, internal costs are capitalized when directly attributable to acquisition, exploration and development activities. Under IFRS, these costs are depleted using the unit-of-production method based upon production and estimates of proved and probable reserve quantities as determined in accordance with guidelines specified in NI 51-101, as adopted by the Canadian Securities Administrators, and the COGE Handbook.
Based on our analysis we determined that Lucero capitalizes to oil and gas properties certain directly attributable general and administrative costs, including share-based compensation, associated with employees and consultants involved in acquiring licenses or other approvals and drilling, completion, and construction activities on Lucero’s operated lands. As these costs would not be capitalized under the GAAP successful efforts method of accounting, these costs were expensed:
(a)
Represents the adjustment to expense certain historical costs originally capitalized to oil and gas properties by Lucero under IFRS to align with GAAP (successful efforts method of accounting) during the nine months ended September 30, 2024 and the year ended December 31, 2023.

(c)
Represents the adjustment to expense certain historical costs originally capitalized to oil and gas properties by Lucero under IFRS to align with GAAP (successful efforts method of accounting) during the nine months ended September 30, 2024.

(d)
Represents the adjustment to expense certain historical costs originally capitalized to oil and gas properties by Lucero under IFRS to align with GAAP (successful efforts method of accounting) during the year ended December 31, 2023.

Lucero’s historical depletion expense would be higher under the successful efforts method of accounting because of differences in how oil and natural gas reserve quantities are determined between the two accounting frameworks. For example, oil and natural gas reserves are determined in accordance with GAAP using a simple average of beginning-of-month commodity prices over the past twelve months. Additionally, such reserves are limited to only proved reserves, with further limitations to the quantities associated with proved undeveloped reserves to a five-year development horizon. In contrast, oil and natural gas reserves determined in accordance with IFRS do not limit PUDs to a five-year development horizon, and allow for the inclusion of probable reserves.
However, we do not possess the information to recompute the cumulative impact of these differences since the inception of Lucero, and such differences would be further impacted by property sales and purchases throughout the life of Lucero. Accordingly, the pro forma balance sheet does not reflect any adjustment for such differences. Additionally, as reflected in the Transaction Accounting Adjustments to the pro forma financial statements (Note 3), the oil and natural gas properties of Lucero will be recorded by Vitesse at their respective fair values as of the closing date of the Arrangement. Accordingly, the historical cost basis of the oil and natural gas properties of Lucero has been eliminated and replaced with the estimated fair value of the oil and natural gas properties.
In the unaudited pro forma condensed combined statement of operations, depletion expense was estimated using the successful efforts method of oil and natural gas accounting based on the estimated fair value of the oil and gas properties determined in Note 3(a). For the nine months ended September 30, 2024 and the year ended December 31, 2023, refer to Note 3(a, b) and Note 3(a, d), respectively, for additional information.
Impairment of Long-Lived Assets
Under both GAAP and IFRS, long-lived assets are tested for impairment when events or changes in circumstances indicate that the carrying amounts may be impaired. Under GAAP, the asset group is first tested for recoverability by determining if its carrying amount exceeds the expected future cash flows from the asset group on an undiscounted basis. If the asset group is determined to not be recoverable, an impairment expense is recorded for the excess of the asset group’s carrying amount over its fair value. Further, future reversal of a previously recognized impairment loss is prohibited.
Under IFRS, when an impairment indicator is determined to exist, an impairment expense is recorded for the excess of the cash generating unit carrying amount over the greater of its fair value less costs of disposal and its value in use. Impairment expense previously recorded is reversible in subsequent periods under certain conditions.
Based on our analysis we determined that Lucero recorded impairment recovery during the year ended December 31, 2021:
(b)
Represents the adjustment to add back impairment recovery recorded by Lucero during the year ended December 31, 2021 under IFRS to align with GAAP.

Asset Retirement Obligations
Under GAAP, the initial recognition of the asset retirement obligations is based on the fair value of the asset retirement obligations, generally utilizing a present value technique to estimate the liability and discounted at a credit-adjusted risk-free interest rate. Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.
Under IFRS, asset retirement obligations are generally measured as the best estimate of the expenditure to settle the obligation utilizing a present value technique to estimate the liability, discounted at a pretax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate is remeasured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.
Based on our analysis we determined the differences between the two accounting frameworks with respect to asset retirement obligations are not material to the unaudited pro forma condensed combined financial statements as the differences between discount rates used would not materially impact either recorded balance sheet accounts or periodic accretion expense. This is in part due to the long lives associated with the assets and the minor differences between historical rates. In addition, upon consummation of the Arrangement, asset retirement obligations will be recorded at estimated fair value as indicated in the preliminary purchase accounting reflected in Note 3.
Other Adjustments
No other significant differences between IFRS, as applied by Lucero, and GAAP were identified based on the information available from discussions with Lucero’s management and review of publicly available information. Further review may identify additional adjustments that could have a material impact on the unaudited pro forma condensed combined financial statements of the Combined Company.
Note 2B — Currency Translation Adjustments
Currency translation adjustments to convert Lucero’s balance sheet and statement or operations were calculated according to the following table:
Foreign currency translation rates	USD/CAD
Balance Sheet as of September 30, 2024 (ending period exchange rate)	0.7408
Statement of Operations for the nine months ended September 30, 2024 (average period exchange rate)	0.7351
Statement of Operations for the year ended December 31, 2023 (average period exchange rate)	0.7409
Note 3 — Transaction Accounting Adjustments
Balance Sheet
Purchase Accounting
The unaudited pro forma condensed combined balance sheet at September 30, 2024 reflects the following adjustments:
(a)
As the accounting acquirer, Vitesse will account for the Arrangement using the acquisition method of accounting for business combinations in accordance with ASC 805. Vitesse’s allocation of the preliminary estimated purchase price with respect to the Arrangement is based on estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of September 30, 2024, using currently available information. Because the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the financial position and results of operations of the Combined Company may be materially different from the pro forma amounts included herein. Vitesse expects to finalize the purchase price allocation as soon as reasonably practical after completing the Arrangement, which will not extend beyond the one-year measurement period provided under ASC 805.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limiting to, the following:
•
Changes in the estimated fair value of the Consideration issued to Lucero shareholders based on the Vitesse common stock closing price;

•
Changes in the estimated fair value of Lucero’s identifiable assets acquired and liabilities assumed as of the closing date of the Arrangement, which could result from changes in oil and natural gas commodity prices, reserve estimates, discount rates and other factors;

•
The tax basis of Lucero’s assets and liabilities as of the closing date of the Arrangement; and

•
The factors described in “Risk Factors.”

The table below represents the preliminary value of the Consideration and its allocation to the net assets acquired (in thousands, except share and per share amounts).
Anticipated common stock issued to acquire Lucero (includes settlement of warrants and equity awards)	8,174,656
Vitesse closing stock price on December 31, 2024	$25.00
Preliminary Arrangement consideration	$204,366
Preliminary Purchase Price Allocation
Assets Acquired
Cash and cash equivalents (see Note 3(d))	$39,956
Revenue receivable	6,849
Prepaid expenses and other current assets	2,910
Proved oil and gas properties	181,551
Other Property and Equipment – Net	89
Other noncurrent assets	878
Total assets acquired	232,233
Liabilities Assumed
Accounts payable	$5,027
Accrued liabilities	19,133
Other current liabilities	549
Deferred tax liability	—
Asset retirement obligations	2,831
Other noncurrent liabilities	327
Total liabilities assumed	27,867
Net Assets Acquired	$204,366
The final value of the Consideration will be determined based on the actual number of shares of Vitesse common stock issued to acquire Lucero at the Closing. A 20% change in the closing price of Vitesse common stock, as compared to the December 31, 2024 closing price of $25.00, would increase or decrease the Consideration by approximately $40.9 million, assuming all other factors are held constant. Vitesse anticipates that a change in the closing price of Vitesse common stock will primarily impact the value of oil and natural gas properties. We currently do not expect to record goodwill or a bargain purchase gain in the purchase price allocation. However, changes in the fair values of assets acquired and liabilities assumed, and the fair value of the consideration paid, could result in the recognition of goodwill or a bargain purchase gain.
(b)
Represents approximately $6.8 million of estimated transaction costs expected to be incurred by Vitesse subsequent to September 30, 2024. These transaction costs are preliminary estimates; the final amounts and the resulting effect on Vitesse’s results of operations may differ significantly. These costs are nonrecurring and will not affect Vitesse’s statement of operations beyond twelve months after the Closing.

(c)
Represents approximately $15.6 million in estimated transaction-related costs expected to be incurred by Lucero prior to the Closing. These costs are nonrecurring and will not affect Vitesse’s statement of operations beyond twelve months after the Closing. These transaction-related costs are preliminary estimates; the final amounts and the resulting effect to purchase accounting in Note 3(a) may differ significantly.

(d)
Based on the Company’s preliminary understanding of Lucero’s U.S. tax basis, the largest driver of the net deferred tax liability is book to tax differences in oil and natural gas properties in excess of deferred tax assets primarily derived from net operating loss carryforwards. The lower book basis of oil and natural gas properties in Note 3(a) as compared to Lucero’s book basis may therefore result in a net deferred tax asset. The Company has elected to not recognize a deferred tax asset or liability in the pro forma at this time due to uncertainty in the underlying book and tax bases and potential limitations. Upon Closing, deferred taxes and the resulting effect to purchase accounting in Note 3(a) may differ significantly.

Statement of Operations — Nine Months Ended September 30, 2024
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 reflects the following adjustments:
(e)
Represents the DD&A expense related to the assets acquired in the Arrangement, which is based on the preliminary purchase price allocation. Depletion was calculated using the unit-of-production method under the successful efforts method of accounting. The depletion expense was adjusted for (i) the revision to the depletion rate based on the proved oil and natural gas properties and the reserve volumes attributable to the acquired oil and natural gas properties and (ii) the difference in depletion methodology under the successful efforts method of accounting applied by Vitesse compared to the full cost (IFRS equivalent) method of accounting applied by Lucero. This adjustment does not include an adjustment to accretion expense attributable to asset retirement obligations as Vitesse’s higher credit-adjusted risk-free rate relative to Lucero’s risk-free rate had an immaterial impact.

(f)
Represents the estimated income tax impact of the pro forma adjustments from the Arrangement. An estimated combined statutory rate of 23.4% was applied to Lucero’s (As Adjusted) and transaction accounting adjustments net pre-tax income. Because the tax rates used for these unaudited pro forma condensed combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Arrangement.

(g)
The table below represents the calculation of the weighted average shares outstanding and earnings per share included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024. As the Arrangement is being reflected in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 as if it had occurred on January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issuable related to the Arrangement have been outstanding for the entire period.

(In thousands, except share and per share data)	Nine Months Ended September 30, 2024
Pro forma net income	$49,154
Basic shares:
Weighted average Vitesse shares outstanding	30,018,912
Vitesse shares issued to acquire Lucero	8,174,656
Pro forma weighted average common shares outstanding – basic	38,193,568
Diluted shares:
Pro forma weighted average common shares outstanding – basic	38,193,568
Dilutive effect of Vitesse equity awards	2,868,587
Pro forma weighted average common shares outstanding – diluted	41,062,155
Net income per common share – basic	$1.29
Net income per common share – diluted	$1.20

Statement of Operations — Year Ended December 31, 2023
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 reflects the following adjustments:
(h)
Represents approximately $6.3 million of estimated transaction costs expected to be incurred by Vitesse subsequent to September 30, 2024. These transaction costs are preliminary estimates; the final amounts and the resulting effect on Vitesse’s results of operations may differ significantly. These costs are nonrecurring and will not affect Vitesse’s statement of operations beyond twelve months after the Closing.

(i)
Represents the DD&A expense related to the assets acquired in the Arrangement, which is based on the preliminary purchase price allocation. Depletion was calculated using the unit-of-production method under the successful efforts method of accounting. The depletion expense was adjusted for (i) the revision to the depletion rate based on the proved oil and natural gas properties and the reserve volumes attributable to the acquired oil and natural gas properties and (ii) the difference in depletion methodology under the successful efforts method of accounting applied by Vitesse compared to the full cost (IFRS equivalent) method of accounting applied by Lucero. This adjustment does not include an adjustment to accretion expense attributable to asset retirement obligations as Vitesse’s higher credit-adjusted risk-free rate relative to Lucero’s risk-free rate had an immaterial impact.

(j)
Represents the estimated income tax impact of the pro forma adjustments from the Arrangement. An estimated combined statutory rate of 23.4% was applied to Lucero’s (As Adjusted) and transaction accounting adjustments net pre-tax income. Because the tax rates used for these unaudited pro forma condensed combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Arrangement.

(k)
The table below represents the calculation of the weighted average shares outstanding and earnings per share included in the unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2023. As the Arrangement is being reflected in the unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2023 as if it had occurred on January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issuable related to the Arrangement have been outstanding for the entire year.

(In thousands, except share and per share data)	Year Ended December 31, 2023
Pro forma net income	20,482
Basic shares:
Weighted average Vitesse shares outstanding	29,556,967
Vitesse shares issued to acquire Lucero	8,174,656
Pro forma weighted average common shares outstanding – basic	37,731,623
Diluted shares:
Pro forma weighted average common shares outstanding – basic	37,731,623
Dilutive effect of Vitesse equity awards	3,517,549
Pro forma weighted average common shares outstanding – diluted	41,249,172
Net income per common share – basic	$0.54
Net income per common share – diluted	$0.50
Note 4 — Supplemental Pro Forma Oil and Natural Gas Reserves Information
The following tables present the combined net proved developed and undeveloped oil and natural gas reserves as of December 31, 2023, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2023. The combined reserve information set forth below gives effect to the Arrangement as if it had occurred on January 1, 2023.
Lucero’s historical reserves were adjusted to comply with SEC Regulation S-X Rule 4-10 and prepared as if the Arrangement occurred on January 1, 2023. Because the following combined reserve information has been prepared based upon preliminary estimates, the impact of the Arrangement and the timing thereof could cause material differences from the information presented herein.
	Oil (MBbl)
	Vitesse Historical	Lucero Historical	Pro Forma Combined
Proved Developed and Undeveloped Reserves at December 31, 2022	30,445	20,689	51,134
Revisions of Previous Estimates	(5,735)	(196)	(5,931)
Extensions, Discoveries and Other Additions	3,141	—	3,141
Acquisition of Reserves	2,860	139	2,999
Divestiture of Reserves	—	(8,421)	(8,421)
Production	(2,968)	(1,861)	(4,829)
Proved Developed and Undeveloped Reserves at December 31, 2023	27,743	10,350	38,093
Proved Developed Reserves:
December 31, 2022	17,290	11,062	28,352
December 31, 2023	18,440	6,187	24,627
Proved Undeveloped Reserves:
December 31, 2022	13,155	9,627	22,782
December 31, 2023	9,303	4,163	13,466
	Natural Gas (MMcf)
	Vitesse Historical	Lucero Historical	Pro Forma Combined
Proved Developed and Undeveloped Reserves at December 31, 2022	80,114	62,245	142,359
Revisions of Previous Estimates	(7,027)	2,885	(4,142)
Extensions, Discoveries and Other Additions	5,826	—	5,826
Acquisition of Reserves	6,429	600	7,029
Divestiture of Reserves	—	(15,585)	(15,585)
Production	(8,232)	(5,104)	(13,336)
Proved Developed and Undeveloped Reserves at December 31, 2023	77,110	45,041	122,151
Proved Developed Reserves:
December 31, 2022	58,897	36,710	95,607
December 31, 2023	60,202	29,570	89,772
Proved Undeveloped Reserves:
December 31, 2022	21,217	25,535	46,752
December 31, 2023	16,907	15,471	32,378

	Combined (MBoe)
	Vitesse Historical	Lucero Historical	Pro Forma Combined
Proved Developed and Undeveloped Reserves at December 31, 2022	43,797	31,063	74,860
Revisions of Previous Estimates	(6,906)	285	(6,621)
Extensions, Discoveries and Other Additions	4,112	—	4,112
Acquisition of Reserves	3,932	239	4,171
Divestiture of Reserves	—	(11,018)	(11,018)
Production	(4,340)	(2,712)	(7,052)
Proved Developed and Undeveloped Reserves at December 31, 2023	40,595	17,857	58,452
Proved Developed Reserves:
December 31, 2022	27,106	17,180	44,286
December 31, 2023	28,474	11,115	39,589
Proved Undeveloped Reserves:
December 31, 2022	16,691	13,883	30,574
December 31, 2023	12,121	6,742	18,863
The combined Standardized Measure related to proved oil and natural gas reserves as of December 31, 2023 is as follows:
(in thousands)	Vitesse	Lucero	Pro Forma
Future Cash Inflows	$2,197,070	$865,700	$3,062,770
Future Production Costs	(793,295)	(309,134)	(1,102,429)
Future Development Costs	(231,686)	(81,536)	(313,222)
Future Income Tax Expense	(175,276)	(63,952)	(239,228)
Future Net Cash Inflows	$996,813	$411,078	$1,407,891
10% Annual Discount for Estimated Timing of Cash Flows	$(421,122)	$(156,896)	$(578,018)
Standardized Measure of Discounted Future Net Cash Flows	$575,691	$254,182	$829,873
Changes in the combined Standardized Measure of Discounted Future Net Cash Flows at 10% for the year ended December 31, 2023 are as follows:
(in thousands)	Vitesse	Lucero	Pro Forma
Beginning of Period	$1,179,984	$673,444	$1,853,428
Sales of Oil and Natural Gas Produced, Net of Production Costs	(172,766)	(111,212)	(283,978)
Extensions and Discoveries	74,505	—	74,505
Previously Estimated Development Cost Incurred During the Period	30,411	37,200	67,611
Net Change of Prices and Production Costs	(473,479)	(236,115)	(709,594)
Change in Future Development Costs	(9,189)	33,120	23,931
Revisions of Quantity and Timing Estimates	(172,274)	3,505	(168,769)
Accretion of Discount	117,998	71,139	189,137
Change in Income Taxes	(106,380)	142,677	36,297
Purchases of Minerals in Place	90,929	6,527	97,456
Sales of Minerals in Place	—	(349,490)	(349,490)
Other	15,952	(16,613)	(661)
End of Period	$575,691	$254,182	$829,873

SUMMARY OF RISK FACTORS
This summary of risk factors below is intended to provide an overview of the risk factors Vitesse and Lucero face and should not be considered a substitute for the more fulsome risk factors discussed in this in this proxy statement.
Risk Factors Relating to the Arrangement
•
Vitesse stockholders and Lucero shareholders, in each case as of immediately prior to the Arrangement, will have significantly reduced ownership in the Combined Company.

•
The Exchange Ratio will not be adjusted in the event of any change in either Vitesse’s or Lucero’s share price.

•
The Arrangement may be delayed or may not be completed, and the Arrangement Agreement may be terminated in accordance with its terms.

•
Uncertainties associated with the Arrangement may cause a loss of management personnel and other key employees of Vitesse and Lucero or affect the business relationships of Vitesse and Lucero.

•
The Arrangement limits Vitesse’s ability to pursue alternatives to the Arrangement and may discourage other companies from making a favorable alternative transaction proposal.

•
Failure to complete the Arrangement could negatively impact Vitesse’s stock price and have a material adverse effect on its results of operations, cash flows and financial position.

Risk Factors Relating to the Combined Company Following the Arrangement
•
The Combined Company may be unable to integrate the businesses of Vitesse and Lucero and manage its expanded operations successfully or realize the anticipated benefits of the Arrangement.

•
The trading price and volume of Vitesse common stock may be volatile following the Arrangement.

•
The market price of Vitesse common stock may be affected by factors different from those that historically have affected or currently affect the market price of Vitesse common stock.

•
Lucero’s public reserves and other oil and gas filings are subject to Canadian disclosure standards, which differ from SEC disclosure requirements.

•
The financial forecasts are based on various assumptions that may not be realized.

•
The Arrangement may result in a loss of customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners and may result in the termination of existing contracts.

Risk Factors Relating to Vitesse
•
Vitesse is an emerging growth company and the information Vitesse provides stockholders may be different from information provided by other public companies.

•
Although Vitesse expects to continue to pay dividends, Vitesse cannot provide assurance that it will pay dividends on its common stock.

•
Oil and natural gas prices are volatile. Extended declines in oil and natural gas prices have adversely affected, and could in the future adversely affect, Vitesse’s business, financial position, results of operations and cash flow.

•
Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect Vitesse’s financial condition or results of operations.

•
Due to previous declines in oil and natural gas prices, Vitesse has in the past taken write-downs of its oil and natural gas properties. Vitesse may be required to record further write-downs of its oil and natural gas properties in the future.

•
As a non-operator, the successful development and operation of Vitesse’s assets relies extensively on third parties.

•
The development of Vitesse’s proved undeveloped reserves may take longer and may require higher levels of capital expenditures than Vitesse anticipates.

•
Vitesse’s acquisition strategy will subject it to certain risks associated with the inherent uncertainty in evaluating properties for which Vitesse has limited information, the expenditure of significant capital and the integration of acquired assets.

•
The majority of Vitesse’s producing properties are located in the Williston Basin, making Vitesse vulnerable to risks associated with operating in one major geographic area.

•
Any significant reduction in the borrowing base under Vitesse’s Revolving Credit Facility may negatively impact Vitesse’s liquidity and could adversely affect Vitesse’s business and financial results.

•
Vitesse’s Revolving Credit Facility and other agreements governing indebtedness may contain operating and financial restrictions that may restrict its business and financing activities, including its ability to pay dividends to Vitesse stockholders.

Risks Relating to Legal and Regulatory Matters
•
Restrictions on Vitesse’s ability to acquire federal leases and more stringent regulations affecting Vitesse’s operators’ exploration and production activities on federal lands may adversely impact Vitesse’s business.

•
Vitesse’s business involves the selling and shipping of oil by rail, which involves risks of derailment, accidents and liabilities associated with cleanup and damages, as well as potential regulatory changes that may adversely impact Vitesse’s business, financial condition or results of operations.

•
Vitesse’s business is subject to complex federal, state, and local laws, as well as other laws and regulations that could adversely affect the cost, manner or feasibility of doing business.

Risk Factors Relating to Lucero
•
Price volatility, market uncertainties and deliverability concerns may negatively impact the marketability of oil and natural gas acquired, produced or discovered by Lucero.

•
Oil and natural gas operations involve many risks.

•
Lucero must comply with the terms and conditions of environmental and regulatory approvals and environmental legislation, including all legislation regarding abandonment of its projects.

•
Lucero is required to comply with certain covenants under its senior credit facility which may impose operating and financial restrictions on it.

•
Lucero conducts most of its operations through PetroShale US, and its principal interests in oil and natural gas properties are located in the North Dakota Bakken/Three Forks reservoirs.

•
Lucero anticipates making substantial capital expenditures for the acquisition, exploration, development and production of oil and natural gas reserves in the future.

•
The petroleum industry is competitive in all of its phases and other companies may have greater financial, technical and personnel resources.

•
Fluctuations in the Canadian/U.S. dollar exchange rate over time affect the value of Lucero’s reserves.

RISK FACTORS
In deciding how to vote, Vitesse stockholders should carefully consider the following risk factors and all of the information contained herein, including, but not limited to, the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements.”
Risk Factors Relating to the Arrangement
Vitesse stockholders and Lucero shareholders, in each case as of immediately prior to the Arrangement, will have significantly reduced ownership in the Combined Company.
Vitesse will issue 0.01239 of a share of Vitesse common stock to Lucero shareholders in exchange for each Lucero common share (other than Lucero common shares with respect to which dissenters’ rights have been validly exercised and not validly withdrawn), pursuant to the Arrangement Agreement. Vitesse anticipates issuing up to approximately 8.175 million shares of Vitesse common stock pursuant to the Arrangement Agreement. The actual number of shares of Vitesse common stock to be issued pursuant to the Arrangement Agreement at the completion of the Arrangement will be determined at the completion thereof based on the number of Lucero common shares issued and outstanding (other than Lucero common shares with respect to which dissenters’ rights have been validly exercised and not validly withdrawn) immediately prior to such time (including on settlement of any share-based equity compensation awards), and subject to the rounding of fractional shares of Vitesse common stock in accordance with the Plan of Arrangement.
Following the completion of the Arrangement, it is anticipated that persons who were shareholders of Vitesse and Lucero as of immediately prior to the completion of the Arrangement will own approximately 80.0% and 20.0% of the Combined Company, respectively, on a fully diluted basis. As a result, Vitesse’s current shareholders and Lucero’s current shareholders will have less influence on the policies of the Combined Company than they currently have on Vitesse’s policies and Lucero’s policies, respectively.
The Exchange Ratio will not be adjusted in the event of any change in either Vitesse’s or Lucero’s share price.
Upon completion of the Arrangement, each Lucero shareholder (other than Lucero shareholders that have validly exercised dissent rights and not validly withdrawn such exercise of dissent rights) will receive 0.01239 of a share of Vitesse common stock for each Lucero common share. This Exchange Ratio was fixed in the Arrangement Agreement and will not be adjusted to reflect changes in the market price of either Lucero common shares of Vitesse common stock before the Arrangement is completed. Stock price changes may result from a variety of factors (many of which are beyond Vitesse’s and Lucero’s control), including the following:
•
changes in Vitesse’s and Lucero’s respective businesses, operations and prospects;

•
investor behavior and strategies, including market assessments of the likelihood that the Arrangement will be completed, including related considerations regarding court approval and regulatory clearance or approval, if any, of the Arrangement;

•
interest rates, general market and economic conditions and other factors generally affecting the price of Vitesse’s stock and Lucero’s shares; and

•
foreign, federal, state, provincial and local legislation, governmental regulation and legal developments in the businesses in which Vitesse and Lucero operate.

The price of Vitesse common stock at the completion of the Arrangement will vary from its price on the date the Arrangement Agreement was executed, the date of this proxy statement and the date of the Special Meeting. As a result, the market value represented by the Exchange Ratio will also vary. For example, based on the range of closing prices of Vitesse common stock during the period from December 13, 2024, the last trading day before the date of the public announcement of the Arrangement, through January 29, 2025, the latest practicable date before the date of this proxy statement, the Exchange Ratio represented a market value ranging from a low of approximately $0.30 to a high of $0.34 for each Lucero common share.

The Arrangement is subject to a number of conditions which may delay the Arrangement and could result in additional expenditures of money and resources or reduce the anticipated benefits, or result in termination of the Arrangement Agreement and Vitesse having to pay a termination fee.
Vitesse’s obligations and the obligations of Lucero to consummate the Arrangement are subject to the satisfaction (or waiver, to the extent permissible under applicable laws) of a number of conditions described in the Arrangement Agreement, including, among others, (i) the Lucero Shareholder Approval, (ii) Vitesse Stockholder Approval, (iii) the approval of the Interim Order and the Final Order on terms materially consistent with the Arrangement Agreement and otherwise satisfactory to Vitesse and Lucero, each acting reasonably, (iv) the authorization of the listing of shares of Vitesse common stock issuable in the Stock Issuance Proposal on the NYSE, subject to official notice of issuance, (v) the absence of a law or order that has the effect of making illegal or otherwise prohibiting the consummation of the Arrangement, (vi) the Dissenters’ Rights Condition, (vii) the representations and warranties of each party being true and correct (subject to certain qualifications) and (viii) performance in all material respects by each party with respect to its obligations and compliance by each party in all material respects with its covenants required to be performed or complied with by it at or prior to the Effective Time. The Arrangement Agreement provides that, upon termination of the Arrangement Agreement under certain circumstances, Vitesse or Lucero would be required to pay the other party a termination fee of $15 million and $10 million, respectively. See “The Arrangement Agreement and the Plan of Arrangement — Conditions to Completion of the Arrangement.”
Although the parties have agreed to use reasonable commercial efforts, subject to certain limitations, to complete the Arrangement promptly, these and other conditions may fail to be satisfied. In addition, completion of the Arrangement may take longer and could cost more than we expect. Any delay in completing the Arrangement may adversely affect the synergies and other benefits that Vitesse expects to achieve if the Arrangement and the integration of businesses were to be completed within the expected timeframe.
If a Governmental Entity asserts objections to the Arrangement, Vitesse may be unable to complete the Arrangement.
Closing is subject to the condition that there is no law or order making illegal or otherwise prohibiting the consummation of the Arrangement. If Lucero fails to receive the necessary approvals from the Alberta Court, or if a Governmental Entity asserts objections to the Arrangement, Vitesse may be unable to complete the Arrangement.
Vitesse or Lucero may waive one or more of the closing conditions without re-soliciting approval by Vitesse stockholders.
Vitesse or Lucero may determine to waive, in whole or part, one or more of the conditions to Closing prior to Vitesse or Lucero, as the case may be, being obligated to consummate the Arrangement. Vitesse expects to evaluate the materiality of any proposed waiver and its effect on Vitesse stockholders in light of the facts and circumstances at the time, to determine whether any amendment of this proxy statement or any re-solicitation of proxies is required in light of such waiver. Any determination whether to waive any condition to closing or to re-solicit stockholder approval or amending or supplementing this proxy statement as a result of a waiver will be made by Vitesse at the time of such waiver based on the facts and circumstances as they exist at that time.
Uncertainties associated with the Arrangement may cause a loss of management personnel and other key employees of Vitesse and Lucero, which could adversely affect the future business and operations of the Combined Company following the Arrangement.
Vitesse and Lucero are dependent on the experience and industry knowledge of their respective officers and other key employees to execute their business plans. The Combined Company’s success after the Arrangement will depend in part upon its ability to retain key management personnel and other key employees of both Vitesse and Lucero. Current and prospective employees of Vitesse and Lucero may experience uncertainty about their roles within the Combined Company following the Arrangement or other concerns regarding the timing and completion of the Arrangement or the operations of the Combined Company following the Arrangement, any of which may have an adverse effect on the ability of Vitesse and Lucero to retain or attract key management and other key personnel. If Vitesse is unable to retain personnel, including key management, who are critical to the future operations of Vitesse, Vitesse could face disruptions in its operations, loss of existing customers, loss of key information, expertise or know-how and unanticipated additional recruitment and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the Arrangement. No assurance can be given that the Combined Company, following the Arrangement, will be able to retain or attract key management personnel and other key employees to the same extent that Vitesse and Lucero have previously been able to retain or attract their own employees.
The business relationships of Vitesse and Lucero, as applicable, may be subject to disruption due to uncertainty associated with the Arrangement, which could have a material and adverse effect on the results of operations, cash flows and financial position of Vitesse pending and following the Arrangement.
Parties with which Vitesse and Lucero, as applicable, do business may experience uncertainty associated with the Arrangement, including with respect to current or future business relationships with Vitesse following the Arrangement. Vitesse’s and Lucero’s business relationships may be subject to disruption as customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners may attempt to delay or defer entering into new business relationships, negotiate changes in existing business relationships or consider entering into business relationships with parties other than Vitesse or Lucero, as applicable, following the Arrangement. These disruptions could have a material and adverse effect on the results of operations, cash flows and financial position of Vitesse, regardless of whether the Arrangement is completed, as well as a material and adverse effect on Vitesse’s ability to realize the expected synergies and other benefits of the Arrangement. The risk, and adverse effect, of any disruption could be exacerbated by a delay in completion of the Arrangement or termination of the Arrangement Agreement.
The Arrangement Agreement subjects Vitesse to restrictions on its business activities prior to the Closing, limits its ability to pursue alternatives to the Arrangement and may discourage other companies from making a favorable alternative transaction proposal.
The Arrangement Agreement subjects Vitesse to restrictions on its business activities prior to the Closing. The Arrangement Agreement obligates Vitesse to use reasonable commercial efforts to conduct its businesses in the ordinary course, preserve substantially intact its present business organization, and preserve its material existing relationships and goodwill with Governmental Entities, key employees, customers, suppliers, lessors, creditors, landlords and any other third party having significant business dealings with it. The Arrangement Agreement also obligates Vitesse not to make certain acquisition or investments or enter into certain new lines of business. While Vitesse is permitted to engage in certain acquisitions that do not rise above a certain significance level, these restrictions nevertheless could prevent Vitesse from pursuing certain business opportunities that arise prior to the Closing and are outside the ordinary course of business. See “The Arrangement Agreement and the Plan of Arrangement — Covenants — Conduct of Business” for additional details.
Vitesse is subject to customary restrictions on its ability to solicit Acquisition Proposals and to provide information to, or engage in discussions with, third parties regarding such proposals, except that Vitesse is permitted in limited circumstances prior to receiving approval from Vitesse stockholders of the Stock Issuance Proposal to provide information to, and engage in discussions with, a party which has made an unsolicited Acquisition Proposal that the Vitesse Board of Directors has determined constitutes or would reasonably be expected to constitute a Superior Proposal. Furthermore, in limited circumstances prior to receiving stockholder approval, the Vitesse Board of Directors may effect a change of its recommendation in response to an applicable Intervening Event if the Vitesse Board of Directors determines in good faith that a failure to effect a change in recommendation would be reasonably likely to be inconsistent with the Vitesse Board of Directors’ fiduciary duties.
Vitesse does not currently control Lucero and its subsidiaries.
Vitesse will not control Lucero and its subsidiaries until completion of the Arrangement and the business and results of operations of Lucero may be adversely affected by events that are outside of Vitesse’s control during the intervening period. While Lucero is subject to certain restrictions on its business under the Arrangement Agreement and is required to engage in certain commodity hedging activities prior to March 31, 2025, the performance of Lucero may, despite such hedging activity, be influenced by, among other factors, economic downturns, changes in commodity prices, political instability in the countries in which Lucero operates, changes in applicable laws, expropriation, increased environmental regulation, volatility in the financial markets, unfavorable regulatory decisions, litigation, rising costs, civic and labor unrest, disagreements with joint venture partners, delays in ongoing exploration and development projects and other factors beyond Vitesse’s control. As a result of any one or more of these factors, among others, the operations and financial performance of Lucero may be negatively affected, which may adversely affect the future financial results of the Combined Company.
Failure to complete the Arrangement could negatively impact Vitesse’s stock price and have a material adverse effect on its results of operations, cash flows and financial position.
If the Arrangement is not completed for any reason, including if the Vitesse stockholders or Lucero shareholders fail to approve the Stock Issuance Proposal and the Arrangement Resolution, respectively, the ongoing businesses of Vitesse may be materially adversely affected and, without realizing any of the benefits of having completed the Arrangement, Vitesse would be subject to a number of risks, including the following:
•
Vitesse may experience negative reactions from the financial markets, including negative impacts on its stock price;

•
Vitesse and its subsidiaries may experience negative reactions from their customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners;

•
Vitesse will still be required to pay certain significant costs relating to the Arrangement, such as legal, accounting, financial advisor and printing fees;

•
Vitesse may be required to pay a termination fee as required by the Arrangement Agreement;

•
the Arrangement Agreement places certain restrictions on the conduct of the Vitesse’s business prior to the completion of the Arrangement Agreement, which may delay or prevent Vitesse from undertaking business opportunities that, absent the Arrangement Agreement, may have been pursued;

•
matters relating to the Arrangement (including integration planning) require substantial commitments of time and resources by Vitesse’s management, which may have resulted in the distraction of Vitesse’s management from ongoing business operations and pursuing other opportunities that could have been beneficial to the companies; and

•
litigation related to any failure to complete the Arrangement or related to any enforcement proceeding commenced against Vitesse to perform its obligations pursuant to the Arrangement Agreement.

If the Arrangement is not completed, the risks described above may materialize and they may have a material adverse effect on Vitesse’s results of operations, cash flows, financial position and stock price.
Completion of the Arrangement may trigger change in control or other provisions in certain agreements to which Vitesse or Lucero is a party.
The completion of the Arrangement may trigger change in control or other provisions in certain agreements to which Vitesse or Lucero is a party. If Vitesse and Lucero are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under such agreements, potentially terminating such agreements, or seeking monetary damages. Even if Vitesse and Lucero are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate such agreements on terms less favorable to Vitesse or Lucero.
Vitesse and Lucero are expected to incur significant transaction costs in connection with the Arrangement, which may be in excess of those anticipated by them.
Vitesse and Lucero have incurred and are expected to continue to incur a number of non-recurring costs associated with negotiating and completing the Arrangement, combining the operations of the two companies and achieving desired synergies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by Vitesse whether or not the Arrangement is completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors, employee retention, severance and benefit costs, and filing fees. Vitesse will also incur costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and other employment-related costs. Vitesse and Lucero will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in connection with the Arrangement and the integration of the two companies’ businesses. While Vitesse and Lucero have assumed that a certain level of expenses would be incurred, there are many factors beyond their control that could affect the total amount or the timing of the expenses. The elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not offset integration-related costs and achieve a net benefit in the near term, or at all. The costs described above and any unanticipated costs and expenses, many of which will be borne by Vitesse even if the Arrangement is not completed, could have an adverse effect on Vitesse’s financial condition and operating results.
Litigation relating to the Arrangement could result in an injunction preventing the completion of the Arrangement or substantial costs to Vitesse and Lucero.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisitions, mergers or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Vitesse’s and Lucero’s respective liquidity and financial condition.
Lawsuits may be brought against Vitesse, Lucero or their respective directors which could seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the Arrangement Agreement already implemented and to otherwise enjoin the parties from consummating the Arrangement. One of the conditions to the Closing is that no injunction by any court or other tribunal of competent jurisdiction has been entered and continues to be in effect and no law has been adopted or is effective, in either case that prohibits or makes illegal the Closing. Consequently, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Arrangement, that injunction may delay or prevent the Arrangement from being completed within the expected timeframe or at all, which may adversely affect Vitesse’s and Lucero’s respective business, financial position, results of operations and cash flows.
There can be no assurance that any of the defendants will be successful in the outcome of any pending or any potential future lawsuits. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Arrangement is completed may adversely affect Vitesse’s or Lucero’s business, financial condition, results of operations and cash flows.
Lucero may have liabilities that are not known to Vitesse.
Lucero may have liabilities that Vitesse failed, or was unable, to discover in the course of performing its due diligence investigations. Other than publicly available information, all historical information relating to Lucero has been provided in exclusive reliance on the information made available to us by Lucero and its representatives. Through the completion of the Arrangement, Lucero continues to be obligated to file its continuous disclosure documents on SEDAR+, the system maintained by Canadian securities regulators for filing public disclosure documents. Vitesse may learn additional information about Lucero that materially adversely affects it, such as unknown or contingent liabilities and liabilities related to compliance with applicable laws. As a result of these factors, the Combined Company may incur additional costs and expenses and may be forced to later write-down or write-off assets, restructure operations or incur impairment or other charges that could result in the Combined Company reporting losses. Even if Vitesse’s due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with its preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on the Combined Company’s financial condition and results of operations and could contribute to negative market perceptions about Vitesse common stock.
The Combined Company may record goodwill and other intangible assets that could become impaired and result in material non-cash charges to the results of operations of the Combined Company in the future.
Vitesse will account for the Arrangement as an acquisition of a business in accordance with GAAP. Under the acquisition method of accounting, the assets and liabilities of Lucero and its subsidiaries will be recorded, as of completion, at their respective fair values and added to those of Vitesse. The reported financial condition and results of operations of Vitesse for periods after completion of the Arrangement will reflect Lucero’s balances and results after completion of the Arrangement, but will not be restated retroactively to reflect the historical financial position or results of operations of Lucero and its subsidiaries for periods prior to the Arrangement.
Under the acquisition method of accounting, the total purchase price will be allocated to Lucero’s identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the completion date of the Arrangement, with any excess purchase price over those fair values recorded as goodwill. To the extent the value of goodwill or intangibles, if any, becomes impaired in the future, Vitesse may be required to incur material non-cash charges relating to such impairment. The Combined Company’s operating results may be significantly impacted from both the impairment and the underlying trends in the business that triggered the impairment.
Potential payments to Lucero shareholders who exercise dissent rights could have an adverse effect on the Combined Company’s financial condition.
Lucero shareholders have the right to exercise dissent rights and demand payment, in cash, equal to the fair value of their Lucero common shares. If dissent rights are properly exercised in respect of Lucero common shares exceeding 5% of the outstanding Lucero common shares and Vitesse waives the Dissenters’ Rights Condition, then in such event a substantial cash payment may be required to be made to such Lucero shareholders, which could have an adverse effect on the Combined Company’s financial condition and cash flows.
Risk Factors Relating to the Combined Company Following the Arrangement
The Combined Company may be unable to integrate the businesses of Vitesse and Lucero successfully or realize the anticipated benefits of the Arrangement.
The Arrangement involves the combination of two companies that currently operate as separate entities. The combination of two independent businesses is complex, costly and time consuming, and each of Vitesse and Lucero will be required to devote significant management attention and resources to integrating the business practices and operations of Lucero into Vitesse. Potential difficulties that Vitesse and Lucero may encounter as part of the integration process include the following:
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the inability to successfully combine the business of Vitesse and Lucero in a manner that permits the Combined Company to achieve, on a timely basis, or at all, the enhanced revenue opportunities and cost savings and other benefits anticipated to result from the Arrangement;

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complexities associated with managing the combined businesses, including difficulty addressing possible differences in operational philosophies and the challenge of integrating complex systems, technology, networks and other assets of each of the companies in a seamless manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies;

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the assumption of contractual obligations with less favorable or more restrictive terms; and

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potential unknown liabilities and unforeseen increased expenses or delays associated with the Arrangement.

In addition, Vitesse and Lucero have operated and, until the completion of the Arrangement, will continue to operate, independently. It is possible that the integration process could result in:
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diversion of the attention of each company’s management; and

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the disruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies.

Any of these issues could adversely affect each company’s ability to maintain relationships with customers, suppliers, employees and other constituencies or achieve the anticipated benefits of the Arrangement, or could reduce each company’s earnings or otherwise adversely affect the business and financial results of the Combined Company following the Arrangement.

Declaration, payment and amounts of dividends, if any, distributed to stockholders of the Combined Company will be uncertain.
Although Vitesse has paid cash dividends on Vitesse common stock in the past, Vitesse stockholders have no contractual or other legal right to dividends that have not been declared and Vitesse may determine not to declare dividends in the future or may reduce the amount of dividends in the future. The Combined Company board, therefore, may also determine not to declare dividends in the future or may reduce the amount of dividends paid in the future. Any payment of future dividends will be at the discretion of the Combined Company board and will depend on Combined Company’s results of operations, financial condition, cash requirements, future prospects and other Considerations that the Combined Company board deems relevant, including, but not limited to:
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the Combined Company may not have enough cash to pay such dividends or to repurchase shares due to its cash requirements, capital spending plans, cash flow or financial position;

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decisions on whether, when and in which amounts to make any future distributions will remain at all times entirely at the discretion of the Combined Company board, which could change its dividend practices at any time and for any reason;

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the Combined Company’s desire to maintain or improve the credit ratings on its debt;

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the amount of dividends that the Combined Company may distribute to its stockholders or shares that it may repurchase from its stockholders is subject to restrictions under Delaware law; and

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the agreements governing the Combined Company’s indebtedness.

The trading price and volume of Vitesse common stock may be volatile following the Arrangement.
The trading price and volume of Vitesse common stock may be volatile following completion of the Arrangement. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of Vitesse common stock. As a result, you may suffer a loss on your investment. Many factors may impair the market for Vitesse common stock and the ability of investors to sell shares at an attractive price, and could also cause the market price and demand for Vitesse common stock to fluctuate substantially, which may negatively affect the price and liquidity of Vitesse common stock. Many of these factors and conditions are beyond the control of the Combined Company or the Combined Company stockholders.
The market price of Vitesse common stock may decline if large amounts of Vitesse common stock are sold following the Arrangement and may be affected by factors different from those that historically have affected or currently affect the market price of Vitesse common stock.
The market price of Vitesse common stock may fluctuate significantly following completion of the Arrangement and Vitesse stockholders could lose some or all of the value of their investment. If the Arrangement is consummated, Vitesse will issue shares of Vitesse common stock to former Lucero shareholders. Other than with respect to the holders of 58.4% of the outstanding Lucero common shares who have agreed not to sell their shares of Vitesse common stock for a period of 365 days following Closing (subject to certain exceptions), the Arrangement Agreement contains no restrictions on the ability of former Lucero shareholders to sell or otherwise dispose of such shares following completion of the Arrangement. Former Lucero shareholders may decide not to hold the shares of Vitesse common stock that they receive in the Arrangement, and Vitesse’s historic stockholders may decide to reduce their investment in Vitesse as a result of the changes to Vitesse’s investment profile as a result of the Arrangement. These sales of Vitesse common stock (or the perception that these sales may occur) could have the effect of depressing the market price for Vitesse common stock. In addition, Vitesse’s financial position after completion of the Arrangement may differ from its financial position before the completion of the Arrangement, and the results of Vitesse’s operations and cash flows after the completion of the Arrangement may be affected by factors different from those currently affecting its financial position or results of operations and cash flows, all of which could adversely affect the market price of Vitesse common stock. Accordingly, the market price and performance of Vitesse common stock is likely to be different from the performance of Vitesse common stock prior to the Arrangement. Furthermore, the stock market has experienced significant price and volume fluctuations in recent times which, if they continue to occur, could have a material adverse effect on the market for, or liquidity of, Vitesse common stock, regardless of our actual operating performance.
Lucero’s public reserves and other oil and gas filings are subject to Canadian disclosure standards, which differ from SEC disclosure requirements.
Vitesse’s reserve estimates have been prepared in accordance with FASB ASC Topic 932 — Extractive Activities — Oil and Natural Gas under GAAP and subpart 1200 of Regulation S-K promulgated by the SEC (the “U.S. Standards”). Vitesse has not been involved in the preparation of Lucero’s historical oil and natural gas reserves estimates. Lucero’s historical oil and natural gas reserves estimates were prepared in accordance with the standards set forth in the COGE Handbook and the reserves definitions, categories and disclosure requirements contained in NI 51-101 and the COGE Handbook, which differ from the U.S. Standards.
Estimates of reserves made in accordance with NI 51-101 will differ from corresponding GAAP standardized measure prepared in accordance with U.S. Standards and those differences may be material. For example, the U.S. Standards require United States oil and gas reporting companies, in their filings with the SEC, to disclose only proved reserves after the deduction of royalties and production due to others but permits the optional disclosure of probable and possible reserves in accordance with SEC’s definitions. However, NI 51-101 requires Canadian oil and gas reporting companies, in their filings with Canadian securities regulatory authorities, to disclose proved, probable and proved plus probable reserves. In addition, the COGE Handbook and NI 51-101 permit the presentation of reserves estimates on a “gross” basis, representing Lucero’s working interest share before deduction of royalties, whereas the U.S. Standards require the presentation of net reserve estimates after the deduction of royalties and similar payments. There are also differences in the technical reserves estimation standards applicable under NI 51-101 and, pursuant thereto, the COGE Handbook, and those applicable under the U.S. Standards. NI 51-101 requires that proved undeveloped reserves be reviewed annually for retention or reclassification if development has not proceeded as previously planned, while the U.S. Standards specify a five-year limit after initial booking for the development of proved undeveloped reserves. Resources are different than, and should not be construed as, reserves. The foregoing is not an exhaustive summary of Canadian or U.S. reserves reporting requirements.
The unaudited pro forma condensed combined financial statements and the unaudited prospective financial and operating information prepared by Vitesse included in this proxy statement are based on a number of preliminary estimates and assumptions and the actual results of operations, cash flows and financial position of the Combined Company after the Arrangement may differ materially.
The unaudited pro forma condensed combined financial statements and the unaudited prospective financial information and operating information in this proxy statement are presented for illustrative purposes only, have been prepared based on available information and certain assumptions and estimates that Vitesse believes are reasonable, and are not necessarily indicative of what Vitesse’s actual financial position or results of operations would have been had the pro forma events been completed on the dates indicated. Further, the Combined Company’s actual results and financial position after the pro forma events occur may differ materially and adversely from the unaudited pro forma information included in this proxy statement. The unaudited pro forma condensed combined financial statements have been prepared with Vitesse as the accounting acquirer under GAAP and reflect adjustments based on estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed.
The financial forecasts are based on various assumptions that may not be realized.
The financial estimates set forth in the forecasts included under the sections “The Arrangement — Certain Unaudited Prospective Financial and Operating Information” were based on assumptions of, and information available to, Vitesse management when prepared, and these estimates and assumptions are subject to uncertainties, many of which are beyond Vitesse’s control and may not be realized. Many factors mentioned in this proxy statement, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Cautionary Statement Regarding Forward-Looking Statements,” will be important in determining the Combined Company’s future results. As a result of these contingencies, actual future results may vary materially from Vitesse’s estimates. In view of these uncertainties, the inclusion of financial estimates in this proxy statement is not and should not be viewed as a representation that the forecasted results will necessarily reflect actual future results.
Vitesse’s financial estimates were not prepared with a view toward public disclosure, and such financial estimates were not prepared with a view toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made, and Vitesse does not undertake any obligation, other than as required by applicable law, to update the financial estimates herein to reflect events or circumstances after the date those financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances. The Forecasted Financial Information included in this proxy statement has been prepared by, and is the responsibility of, Vitesse management. Neither Vitesse’s independent registered public accounting firm, Deloitte, nor any other independent registered public accounting firm, including Lucero’s independent registered public accounting firm, KPMG, have audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying Forecasted Financial Information and, accordingly, Deloitte and KPMG do not express an opinion or any other form of assurance with respect thereto nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. See “The Arrangement —  Certain Unaudited Prospective Financial and Operating Information” for more information.
The synergies and other anticipated benefits attributable to the Arrangement may vary from expectations.
The Combined Company may fail to realize the anticipated benefits and synergies expected from the Arrangement, which could adversely affect the Combined Company’s business, financial condition and operating results. The success of the Arrangement will depend, in significant part, on the Combined Company’s ability to successfully integrate the acquired business, grow the revenue of the Combined Company and realize the anticipated strategic benefits and synergies from the combination. Vitesse and Lucero believe that the combination of the companies will provide operational and financial scale, increase free cash flow, and generate meaningful stockholder return. However, achieving these goals requires, among other things, realization of the targeted cost synergies expected from the Arrangement. This growth and the anticipated benefits of the transaction may not be realized fully or at all, or may take longer to realize than expected. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than expected or may take longer to achieve than anticipated. If the Combined Company is not able to achieve these objectives and realize the anticipated benefits and synergies expected from the Arrangement within the anticipated timing or at all, the Combined Company’s business, financial condition and operating results may be adversely affected.
The future results of the Combined Company following the Arrangement will suffer if the Combined Company does not effectively manage its expanded operations.
Following the Arrangement, the size of the business of the Combined Company will increase significantly. The Combined Company’s future success will depend, in part, upon its ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. The Combined Company may also face increased scrutiny from Governmental Entities as a result of the significant increase in the size of its business. There can be no assurances that the Combined Company will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements or other benefits currently anticipated from the Arrangement.
The Arrangement may result in a loss of customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners and may result in the termination of existing contracts.
Following the Arrangement, some of the customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners of Vitesse or Lucero may terminate or scale back their current or prospective business relationships with the Combined Company. Some customers may not wish to source a larger percentage of their needs from a single company or may feel that the Combined Company is too closely allied with one of their competitors. In addition, Vitesse and Lucero have contracts with customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners that may require Vitesse or Lucero to obtain consents from these other parties in connection with the Arrangement, which may not be obtained on favorable terms or at all. If relationships with customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners are adversely affected by the Arrangement, or if the Combined Company, following the Arrangement, loses the benefits of the contracts of Vitesse or Lucero, the Combined Company’s business and financial performance could suffer.
The Vitesse Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by Vitesse stockholders, which could limit Vitesse stockholders’ ability to obtain a favorable judicial forum for disputes with Vitesse or its directors, officers or other employees.
The Vitesse Certificate of Incorporation provides that, unless Vitesse consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Vitesse, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of Vitesse to the Vitesse or Vitesse’s stockholders, (iii) any action or proceeding asserting a claim against Vitesse or any of its directors, officers or other employees or stockholders arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of Delaware law (as may be amended from time to time), the Vitesse Certificate of Incorporation or the Vitesse Bylaws, (iv) any action or proceeding asserting a claim against Vitesse or any of its directors, officers or other employees or stockholders governed by the internal affairs doctrine or any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL (or any successor provision thereto) or (v) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware.
The Vitesse Certificate of Incorporation also provides that, unless Vitesse consents in writing to the selection of an alternative forum, the U.S. federal district courts shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under U.S. federal securities laws.
Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Vitesse is deemed to have received notice of and consented to the foregoing forum selection provisions. These provisions may limit Vitesse stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with Vitesse or its directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find these choice of forum provisions inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Vitesse may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition, prospects or results of operations.
Risk Factors Relating to Vitesse
Vitesse’s business will continue to be subject to the risks described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2023, which may be updated or supplemented in its subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
Risks Relating to Vitesse’s Common Stock
An active, liquid trading market for Vitesse common stock may not continue, which may limit your ability to sell your shares.
Although Vitesse has listed Vitesse common stock on the NYSE under the symbol “VTS,” an active trading market for Vitesse common stock may not be sustained. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither Vitesse nor any market maker has control. The failure of an active and liquid trading market to continue would likely have a material adverse effect on the value of Vitesse common stock. An inactive market may also impair Vitesse’s ability to raise capital to continue to fund operations by issuing shares and may impair Vitesse’s ability to acquire other companies or assets by using shares of Vitesse common stock as consideration.
Vitesse cannot predict the prices at which Vitesse common stock may trade. The market price of Vitesse common stock may fluctuate widely, depending on many factors, some of which may be beyond Vitesse’s control, including:
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actual or anticipated fluctuations in Vitesse’s business, financial condition and results of operations due to factors related to Vitesse’s business;

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competition in the oil and natural gas industry and Vitesse’s ability to compete successfully;

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success or failure of Vitesse’s business strategies;

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Vitesse’s ability to retain and recruit qualified personnel;

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Vitesse’s quarterly or annual earnings, or those of other companies in Vitesse’s industry;

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Vitesse’s level of indebtedness, Vitesse’s ability to make payments on or service its indebtedness and Vitesse’s ability to obtain financing as needed;

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announcements by Vitesse or Vitesse’s competitors of significant acquisitions or dispositions;

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changes in accounting standards, policies, guidance, interpretations or principles;

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the failure of securities analysts to continue to cover Vitesse common stock;

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changes in earnings estimates by securities analysts or Vitesse’s ability to meet those estimates;

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the operating and stock price performance of other comparable companies;

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investor perception of our company and the oil and natural gas industry;

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overall market fluctuations, including the cyclical nature of the oil and natural gas market;

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results from any material litigation or government investigation;

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changes in laws and regulations (including tax laws and regulations) affecting Vitesse’s business; and

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general economic conditions, credit and capital market conditions and other external factors.

Furthermore, low trading volume or lack of liquidity for Vitesse common stock may occur if, among other reasons, an active trading market does not continue. This would amplify the effect of the above factors on Vitesse common stock price volatility.
Vitesse is an emerging growth company and the information Vitesse provides stockholders may be different from information provided by other public companies, which may result in a less active trading market for Vitesse common stock and higher volatility in Vitesse’s stock price.
Vitesse is an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012. Vitesse will continue to be an emerging growth company until the earliest to occur of the following:
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the last day of the fiscal year in which Vitesse’s total annual gross revenues first meet or exceed $1.235 billion (as adjusted for inflation);

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the date on which Vitesse has, during the prior three-year period, issued more than $1.0 billion in non-convertible debt;

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the last day of the fiscal year in which Vitesse (i) has an aggregate worldwide market value of common stock held by non-affiliates of $700 million or more (measured at the end of each fiscal year) as of the last business day of Vitesse’s most recently completed second fiscal quarter and (ii) has been a reporting company under the Exchange Act for at least one year (and filed at least one annual report under the Exchange Act); or

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the last day of the fiscal year following the fifth anniversary of the date of the first sale of Vitesse common stock pursuant to an effective registration statement under the Securities Act.

For as long as Vitesse is an emerging growth company, Vitesse may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to:
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not being required to comply with the auditor attestation requirements in the assessment of Vitesse’s internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002;

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exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies;

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reduced disclosure obligations regarding executive compensation in Vitesse’s periodic reports, proxy statements and registration statements; and

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exemptions from the requirement of holding a nonbinding advisory vote on executive compensation and stockholder approval on golden parachute compensation not previously approved.

Vitesse may choose to take advantage of some or all of these reduced burdens. To the extent Vitesse takes advantage of the reduced reporting obligations, the information Vitesse provides Vitesse stockholders may be different from information provided by other public companies. In addition, it is possible that some investors will find Vitesse common stock less attractive as a result of these elections, which may result in a less active trading market for Vitesse common stock and higher volatility in Vitesse common stock price.
In addition, Vitesse may take advantage of the extended transition period that allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Vitesse’s election to use the extended transition period may make it difficult to compare Vitesse’s financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the extended transition period and who will comply with new or revised financial accounting standards.
Although Vitesse expects to continue to pay dividends, Vitesse cannot provide assurance that it will pay dividends on its common stock, and Vitesse’s indebtedness may limit its ability to pay dividends on its common stock.
The timing, declaration, amount of and payment of future dividends, if any, to stockholders will fall within the discretion of the Vitesse Board of Directors. The Vitesse Board of Directors may change the timing and amount of any future dividend payments or eliminate the payment of future dividends to Vitesse stockholders at its discretion, without advance notice to Vitesse stockholders. The decisions of the Vitesse Board of Directors regarding the payment of future dividends, if any, will depend upon many factors, including Vitesse’s financial condition, earnings, capital requirements of Vitesse’s business, covenants associated with certain of Vitesse’s debt service obligations, legal requirements or limitations, industry practice and other factors deemed relevant by the Vitesse Board of Directors. Vitesse’s ability to declare and pay dividends to its stockholders is subject to certain laws and regulations, including minimum capital requirements and, as a Delaware corporation, Vitesse is subject to certain restrictions on dividends under the DGCL. Under the DGCL, the Vitesse Board of Directors may not authorize payment of a dividend unless it is either paid out of Vitesse’s surplus, as calculated in accordance with the DGCL, or if Vitesse does not have a surplus, paid out of Vitesse’s net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. There can be no assurance that Vitesse will pay a dividend in the future or continue to pay any dividend.
Certain provisions in the Vitesse Certificate of Incorporation, Vitesse Bylaws and Delaware law may discourage takeovers.
Several provisions of the Vitesse Certificate of Incorporation, Vitesse Bylaws and Delaware law may discourage, delay or prevent a merger or acquisition that is opposed by the Vitesse Board of Directors. These include provisions that:

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prevent Vitesse stockholders from calling a special meeting or acting by written consent;

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require advance notice of any stockholder nomination for the election of directors or any stockholder proposal;

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provide for a plurality voting standard in contested director elections;

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authorize only the Vitesse Board of Directors to fill director vacancies and newly created directorships;

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authorize the Vitesse Board of Directors to adopt, amend or repeal the Vitesse Bylaws without stockholder approval; and

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authorize the Vitesse Board of Directors to issue one or more series of “blank check” preferred stock.

In addition, Section 203 of the DGCL prohibits a Delaware corporation from engaging in a business combination with any interested stockholder for a period of three years following the date the person became an interested stockholder, subject to certain exceptions. In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the entity’s or person’s affiliates, beneficially owns, or is an affiliate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation. A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. Vitesse has not opted out of Section 203 of the DGCL in the Vitesse Certificate of Incorporation.
These and other provisions of the Vitesse Certificate of Incorporation, the Vitesse Bylaws and Delaware law may discourage, delay or prevent certain types of transactions involving an actual or a threatened acquisition or change in control of Vitesse, including unsolicited takeover attempts, even though the transaction may offer Vitesse stockholders the opportunity to sell their shares of Vitesse common stock at a price above the prevailing market price.
Your percentage ownership in Vitesse may be diluted in the future.
Your percentage ownership in Vitesse may be diluted in the future because of the settlement or exercise of equity-based awards that have been granted and that Vitesse expects will continue to be granted to Vitesse’s directors, officers and other employees under the LTIP. In addition, Vitesse may issue equity as all or part of the consideration paid for acquisitions and strategic investments that Vitesse may make in the future or as necessary to finance Vitesse’s ongoing operations.
In addition, the Vitesse Certificate of Incorporation authorizes Vitesse to issue, without the approval of Vitesse stockholders, one or more classes or series of preferred stock having such designation, powers, preferences and relative, participating, optional and other special rights, including preferences over Vitesse common stock with respect to dividends and distributions, as the Vitesse Board of Directors may generally determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of Vitesse common stock. For example, Vitesse could grant the holders of preferred stock the right to elect some number of the members of the Vitesse Board of Directors in all events or upon the happening of specified events, or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences that Vitesse could assign to holders of preferred stock could affect the residual value of Vitesse common stock.
The Vitesse Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by Vitesse stockholders, which could limit Vitesse stockholders’ ability to obtain a favorable judicial forum for disputes with Vitesse or Vitesse’s directors, officers or other employees.
The Vitesse Certificate of Incorporation provides that, in all cases to the fullest extent permitted by law, unless Vitesse consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:
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any derivative action or proceeding brought on Vitesse’s behalf;

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any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of Vitesse to Vitesse or Vitesse’s stockholders;

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any action or proceeding asserting a claim arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of Delaware law or the Vitesse Certificate of Incorporation or Vitesse Bylaws; or

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any action or proceeding asserting a claim governed by the internal affairs doctrine or any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL.

However, if the Court of Chancery of Delaware does not have jurisdiction, the action or proceeding may be brought in any other state or U.S. federal court located within the State of Delaware. Further, the Vitesse Certificate of Incorporation provides that, unless Vitesse consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the U.S. federal district courts are the sole and exclusive forum for any complaint asserting a cause of action arising under U.S. federal securities laws.
Any person holding, purchasing or otherwise acquiring shares of Vitesse’s stock will be deemed to have notice of and have consented to this provision and deemed to have waived any argument relating to the inconvenience of the forum in connection with any action or proceeding described in this provision. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Vitesse or Vitesse’s directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court of competent jurisdiction were to find this provision of the Vitesse Certificate of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Vitesse may incur additional costs associated with resolving such matters in other jurisdictions.
Risks Relating to Vitesse’s Business
Oil and natural gas prices are volatile. Extended declines in oil and natural gas prices have adversely affected, and could in the future adversely affect, Vitesse’s business, financial position, results of operations and cash flow.
The oil and natural gas markets are very volatile, and Vitesse cannot predict future oil and natural gas prices. Oil and natural gas prices have fluctuated significantly, including periods of rapid and material decline, in recent years. The prices Vitesse receives for Vitesse’s oil and natural gas production heavily influence its production, revenue, cash flows, profitability, reserve bookings and access to capital. Although Vitesse seeks to mitigate volatility and potential declines in oil and natural gas prices through derivative arrangements that hedge a portion of its expected production, this merely mitigates (and does not eliminate) these risks, and such activities come with their own risks.
The prices Vitesse receives for its oil and natural gas production and the levels of Vitesse’s production depend on numerous factors beyond Vitesse’s control. These factors include, but are not limited to, the following:
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changes in global supply and demand for oil and natural gas;

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changes in NYMEX WTI oil prices and NYMEX Henry Hub natural gas prices;

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the volatility and uncertainty of regional pricing differentials;

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future repurchases (or additional possible releases) of oil from the strategic petroleum reserve by the U.S. Department of Energy;

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the actions of OPEC and other major oil producing countries;

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worldwide and regional economic, political and social conditions impacting the global supply and demand for oil and natural gas, which may be driven by various risks including war, terrorism, political unrest or health epidemics;

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the price and quantity of imports of foreign oil and natural gas;

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political and economic conditions, including embargoes, in oil-producing countries or affecting other oil-producing activity;

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the outbreak or escalation of military hostilities, including between Russia and Ukraine and in the Middle East, and the potential destabilizing effect such conflicts may pose for the global oil and natural gas markets;

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inflation;

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the level of global oil and natural gas exploration, production activity and inventories;

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changes in U.S. energy policy;

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weather conditions;

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outbreak of disease;

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technological advances affecting energy consumption;

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domestic and foreign governmental taxes, tariffs or regulations;

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proximity and capacity of processing, gathering, and storage facilities, oil and natural gas pipelines and other transportation facilities;

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the price and availability of competitors’ supplies of oil and natural gas in captive market areas; and

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the price and availability of alternative fuels.

These factors and the volatility of the energy markets make it extremely difficult to predict oil and natural gas prices. A substantial or extended decline in oil or natural gas prices, such as the significant and rapid decline that occurred in 2020, has resulted in and could result in future impairments of Vitesse’s proved oil and natural gas properties and may materially and adversely affect Vitesse’s future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures. To the extent oil and natural gas prices received from production are insufficient to fund planned capital expenditures, Vitesse may be required to reduce spending or borrow or issue additional equity to cover any such shortfall. Lower oil and natural gas prices may limit Vitesse’s ability to comply with the covenants under Vitesse’s Revolving Credit Facility or limit Vitesse’s ability to access borrowing availability thereunder, which is dependent on many factors including the value of Vitesse’s proved reserves.
Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect Vitesse’s financial condition or results of operations.
Vitesse’s operators’ drilling activities are subject to many risks, including the risk that they will not discover commercially productive reservoirs. Drilling for oil or natural gas can be uneconomical, not only from dry holes, but also from productive wells that do not produce sufficient revenues to be commercially viable. In addition, drilling and producing operations on Vitesse’s acreage may be curtailed, delayed or canceled by Vitesse’s operators as a result of other factors, including:
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declines in oil or natural gas prices;

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infrastructure limitations, such as the natural gas gathering and processing constraints experienced in the Williston Basin in 2019;

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the high cost, shortages or delays of equipment, materials and services;

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unexpected operational events, pipeline ruptures or spills, adverse weather conditions and natural disasters, facility or equipment malfunctions, and equipment failures or accidents;

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title problems;

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pipe or cement failures and casing collapses;

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lost or damaged oilfield development and services tools;

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laws, regulations and other initiatives related to environmental matters, including those addressing alternative energy sources, the phase-out of fossil fuel vehicles and the risks of global climate change;

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compliance with environmental and other governmental requirements;

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increases in severance taxes;

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regulations, restrictions, moratoria and bans on hydraulic fracturing;

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unusual or unexpected geological formations, and pressure or irregularities in formations;

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loss of drilling fluid circulations;

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environmental hazards, such as oil, natural gas or well fluids spills or releases, pipeline or tank ruptures and discharges of toxic gas;

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fires, blowouts, craterings and explosions;

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uncontrollable flows of oil, natural gas or well fluids; and

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pipeline capacity curtailments.

In addition to causing curtailments, delays and cancellations of drilling and producing operations, many of these events can cause substantial losses, including personal injury or loss of life, damage to or destruction of property, natural resources and equipment, pollution, environmental contamination, loss of wells and regulatory penalties. Vitesse ordinarily maintains insurance against various losses and liabilities arising from its operations; however, insurance against all operational risks is not available to Vitesse. Additionally, Vitesse may elect not to obtain insurance if it believes that the cost of available insurance is excessive relative to the perceived risks presented. Losses could therefore occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. The occurrence of an event that is not fully covered by insurance could have a material adverse impact on Vitesse’s business activities, financial condition and results of operations.
Due to previous declines in oil and natural gas prices, Vitesse has in the past taken write-downs of its oil and natural gas properties. Vitesse may be required to record further write-downs of its oil and natural gas properties in the future.
Vitesse reviews its oil and natural gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of their carrying value. Vitesse estimates the expected future cash flows of its oil and natural gas properties and compares such cash flows to the carrying amount of the proved oil and natural gas properties to determine if the amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, Vitesse will adjust its proved oil and natural gas properties to estimated fair value. The factors used to estimate fair value include estimates of reserves, future oil and natural gas prices adjusted for basis differentials, future production estimates, anticipated capital expenditures, and a discount rate commensurate with the risk associated with realizing the projected cash flows. The discount rate is a rate that management believes is representative of current market conditions and includes estimates for a risk premium and other operational risks.
A continued period of low prices may force Vitesse to incur material write-downs of its oil and natural gas properties, which could have a material effect on the value of its properties and cause the value of its securities to decline. Additionally, impairments would occur if Vitesse were to experience sufficient downward adjustments to its estimated proved reserves or the present value of estimated future net revenues. An impairment recognized in one period may not be reversed in a subsequent period even if higher oil and natural gas prices increase the cost center ceiling applicable to the subsequent period. Vitesse has in the past and could in the future incur impairments of oil and natural gas properties which may be material.
Vitesse has incurred net losses in the past, in part due to fluctuations in oil and gas prices, and Vitesse may incur such losses again in the future.
Vitesse had net income of $26.2 million, net loss of $19.7 million, net income of $118.9 million, net income of $18.1 million and net loss of $7.4 million during the nine months ended September 30, 2024, years ended December 31, 2023, December 31, 2022 and November 30, 2021 and the month ended December 31, 2021, respectively. To the extent Vitesse’s production is not hedged, Vitesse is exposed to declines in oil and natural gas prices, and its derivative arrangements may be inadequate to protect Vitesse from continuing and prolonged declines in oil and natural gas prices. In prior periods, such declines have led to net losses. Unrealized hedging losses on commodity derivatives attributable to significant increases in oil prices may also cause a net loss for a given period.

In addition, fluctuations in oil and natural gas prices have impacted the unit-based compensation expense for the Predecessor, for prior periods and may impact Vitesse’s stock-based compensation expense. For example, in prior periods Vitesse has experienced increases to its unit-based compensation expense primarily due to increased oil and natural gas prices causing the estimated fair value of the liabilities associated with such unit-based compensation to increase, which contributed to net losses recorded during such periods. As a result of the foregoing and other factors, Vitesse may continue to incur net losses in the future.
Vitesse’s estimated proved reserves are based on many assumptions that may prove to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of Vitesse’s total reserves.
Determining the amount of oil and natural gas recoverable from various formations involves significant complexity and uncertainty. Oil and natural gas reserve engineering requires subjective estimates of underground accumulations of oil or natural gas and assumptions concerning future oil and natural gas prices, production levels, and operating and development costs. Some of Vitesse’s reserve estimates are made without the benefit of a lengthy production history and are less reliable than estimates based on a lengthy production history. As a result, estimated quantities of proved reserves and projections of future production rates and the timing of development expenditures may prove to be inaccurate.
Vitesse routinely makes estimates of oil and natural gas reserves in connection with managing its business, including in some cases estimates prepared by its internal reserve engineers and professionals that are not reviewed or audited by an independent reserve engineering firm. Vitesse makes these reserve estimates using various assumptions, including assumptions as to oil and natural gas prices, development schedules, drilling and operating expenses, capital expenditures, taxes and availability of funds. Some of these assumptions are inherently subjective, and the accuracy of Vitesse’s reserve estimates relies in part on the ability of its management team, reserve engineers and other advisors to make accurate assumptions. Any significant variance from these assumptions by actual figures could greatly affect Vitesse’s estimates of total reserves, the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, the classifications of reserves based on risk of recovery, and estimates of the future net cash flows. Numerous changes over time to the assumptions on which Vitesse’s reserve estimates are based result in the actual quantities of oil and natural gas Vitesse’s operators ultimately recover being different from Vitesse’s reserve estimates. Any significant variance could materially affect the estimated quantities and present value of reserves shown in the reports Vitesse files with the SEC.
Vitesse’s future success depends on its ability to replace reserves.
Because the rate of production from oil and natural gas properties generally declines as reserves are depleted, Vitesse’s future success depends upon its ability to economically find or acquire and produce additional oil and natural gas reserves. Except to the extent that Vitesse acquires additional properties containing proved reserves, conducts successful development activities or, through engineering studies, identifies additional behind-pipe zones or secondary recovery reserves, Vitesse’s proved reserves will decline as its reserves are produced. Vitesse has added significant net wells and production from wellbore-only acquisitions, where Vitesse does not hold the underlying leasehold interest that would entitle it to participate in future wells. Future oil and natural gas production, therefore, is highly dependent upon Vitesse’s level of success in acquiring or finding additional reserves that are economically recoverable. Vitesse cannot assure you that it will be able to find or acquire and develop additional reserves at an acceptable cost.
Vitesse may acquire significant amounts of unproved property to further its development efforts. Development and drilling and production activities are subject to many risks, including the risk that no commercially productive reservoirs will be discovered. Vitesse seeks to acquire both proved and producing properties as well as undeveloped acreage that Vitesse believes will enhance growth potential and increase its earnings over time. However, Vitesse cannot assure you that all of these properties will contain economically viable reserves or that Vitesse will not abandon existing properties. Additionally, Vitesse cannot assure you that unproved reserves or undeveloped acreage that Vitesse acquires will be profitably developed, that new wells drilled on its properties will be productive or that Vitesse will recover all or any portion of its capital in its properties and reserves.

The present value of future net cash flows from Vitesse’s proved reserves is not necessarily the same as the current market value of its estimated proved reserves.
Vitesse bases the estimated discounted future net cash flows from its proved reserves using Standardized Measure and PV-10, each of which uses specified pricing and cost assumptions. However, actual future net cash flows from Vitesse’s oil and natural gas properties will be affected by factors such as the volume, pricing and duration of its hedging contracts; actual prices it receives for oil and natural gas; its actual operating costs in producing oil and natural gas; the amount and timing of its capital expenditures; the amount and timing of actual production; and changes in governmental regulations or taxation. For example, Vitesse’s estimated proved reserves as of December 31, 2023 were calculated under SEC rules by applying year-end SEC prices based on the twelve-month unweighted arithmetic average of the first-day-of-the-month oil and natural gas prices for such year end of $78.21 per Bbl and $2.64 per MMBtu, which for certain periods during this time were substantially different from the available market prices. In addition, the 10% discount factor Vitesse uses when calculating discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with Vitesse or the oil and natural gas industry in general. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of Vitesse’s reserves, which could adversely affect its business, results of operations and financial condition.
Vitesse’s business depends on transportation and processing facilities and other assets that are owned by third parties.
The marketability of Vitesse’s oil and natural gas depends in part on the availability, proximity and capacity of pipeline systems, processing facilities, oil trucking fleets and rail transportation assets owned by third parties. The lack of available capacity on these systems and facilities, whether as a result of proration, growth in demand outpacing growth in capacity, physical damage, scheduled maintenance, legal or other reasons such as suspension of service due to legal challenges (see below regarding the DAPL), could result in a substantial increase in costs, declines in realized oil and natural gas prices, the shut-in of producing wells or the delay or discontinuance of development plans for Vitesse’s properties. In recent periods, Vitesse experienced significant delays and production curtailments, and declines in realized natural gas prices, that Vitesse believes were due in part to natural gas gathering and processing constraints in the Williston Basin. The negative effects arising from these and similar circumstances may last for an extended period of time. In many cases, operators are provided only with limited, if any, notice as to when these circumstances will arise and their duration. In addition, Vitesse’s wells may be drilled in locations that are serviced to a limited extent, if at all, by gathering and transportation pipelines, which may or may not have sufficient capacity to transport production from all of the wells in the area. As a result, Vitesse relies on third-party oil trucking to transport a significant portion of Vitesse’s production to third-party transportation pipelines, rail loading facilities and other market access points. In addition, the third parties on whom operators rely for transportation services are subject to complex federal, state, tribal and local laws that could adversely affect the cost, manner or feasibility of conducting business on Vitesse’s oil and natural gas properties. Further, concerns about the safety and security of oil and gas transportation by pipeline may result in public opposition to pipeline development and increased regulation of pipelines by PHMSA. In recent years, PHMSA has increased regulation of onshore gas transmission systems, hazardous liquids pipelines, and gas gathering systems. For example, in November 2021, PHMSA issued a final rule that extended pipeline safety requirements to onshore gas gathering pipelines, and therefore could result in less capacity to transport Vitesse’s products by pipeline. Additional regulation could impact rates charged by Vitesse’s operators and impact their ability to enter into gathering and transportation agreements, which costs could be passed through to Vitesse.
The DAPL, a major pipeline transporting oil from the Williston Basin, is subject to ongoing litigation that could threaten its continued operation. In July 2020, a federal district court vacated the DAPL’s easement to cross the Missouri River at Lake Oahe and ordered the pipeline be shut down pending the completion of an EIS to determine whether the DAPL poses a threat to the Missouri River and drinking water supply of the Standing Rock Sioux Reservation. The shut-down order was later reversed on appeal and the DAPL currently remains in operation while the Corps completes the EIS, a draft of which was completed and published for public comment in 2023. The Corps has delayed the release of the final EIS, which is now expected in 2025. Following completion of the EIS, the Corps will issue a final decision whether to grant the

DAPL an easement to cross the Missouri River at Lake Oahe or to require the abandonment, removal, or reroute of that section, effectively shutting down the pipeline. Moreover, the EIS or the Corps’ decision with respect to an easement may subsequently be challenged in court. In the interim, the Standing Rock Sioux Tribe has filed suit challenging the continued operation of the DAPL without the easement. As a result, a shut-down remains possible, and there is no guarantee that the DAPL will be permitted to continue operations following the completion of the EIS. Any significant curtailment in gathering system or pipeline capacity, or the unavailability of sufficient third-party trucking or rail capacity, could adversely affect Vitesse’s business, results of operations and financial condition.
Seasonal weather conditions, extreme climatic events and shifts in meteorological conditions, which may be impacted by climate change, may adversely affect Vitesse’s operators’ ability to conduct drilling and completion activities and to sell oil and natural gas for periods of time or affect demand for oil and gas, in some of the areas where Vitesse’s properties are located.
Seasonal weather conditions can limit drilling and completion activities, selling oil and natural gas and other operations in some of Vitesse’s operating areas. In the Williston Basin, drilling and other oil and natural gas activities on Vitesse’s properties can be adversely affected during the winter months by severe winter weather, and drilling on Vitesse’s properties is generally performed during the summer and fall months. These seasonal constraints can pose challenges for meeting well drilling objectives and increase competition for equipment, supplies and personnel during the summer and fall months, which could lead to shortages and increase costs or delay operations. Additionally, many municipalities impose weight restrictions on the paved roads that lead to jobsites due to the muddy conditions caused by spring thaws. This could limit access to jobsites and operators’ ability to service wells in these areas.
The frequency and severity of severe winter weather conditions and shifts in regional temperature and precipitation patterns, which could result in increases in severity or frequency of droughts, storms, flooding or wildfires, could cause physical damage to Vitesse’s operators’ assets, disrupt Vitesse’s operators’ supply chains (for example, through water use curtailments imposed during a prolonged drought) or otherwise adversely impact the production activities on Vitesse’s interests. Such climatic events may also be impacted or exacerbated by the effects of climate change. The ability of Vitesse’s operators to mitigate the adverse impacts of these events depends in part on the effectiveness of their resiliency planning in design and disaster preparedness and response, which may not have considered every eventuality. Additionally, global climate trends and changes in meteorological conditions may result in changes to the amount, timing, or location of demand for energy or its production. To the extent these events occur, Vitesse’s production from its assets and its resulting financial condition and performance could be adversely affected.
As a non-operator, the successful development and operation of Vitesse’s assets relies extensively on third parties, which could have an adverse effect on Vitesse’s financial condition and results of operations.
Vitesse has only participated in wells operated by third parties. The success of Vitesse’s business operations depends on the timing of drilling activities and success of Vitesse’s third-party operators. If Vitesse’s operators are not successful in the development, exploitation, production and exploration activities relating to Vitesse’s leasehold interests, or are unable or unwilling to perform, Vitesse’s financial condition and results of operations would be adversely affected.
These risks are heightened in a low oil and natural gas price environment, which may present significant challenges to Vitesse’s operators. The challenges and risks faced by Vitesse’s operators may be similar to or greater than Vitesse’s own, including with respect to their ability to service their debt, remain in compliance with their debt instruments and, if necessary, access additional capital. Oil and natural gas prices or other conditions have in the past and may in the future cause oil and natural gas operators to file for bankruptcy. The insolvency of an operator of any of Vitesse’s properties, the failure of an operator of any of Vitesse’s properties to adequately perform operations or an operator’s breach of applicable agreements could reduce Vitesse’s production and revenue and result in its liability to Governmental Entities for compliance with environmental, safety and other regulatory requirements, to the operator’s suppliers and vendors and to royalty owners under oil and natural gas leases jointly owned with the operator or another insolvent owner.
Vitesse’s operators will make decisions in connection with their operations (subject to their contractual and legal obligations to other owners of working interests), which may not be in Vitesse’s best interests. Vitesse may have no ability to exercise influence over the operational decisions of its operators, including the setting of capital expenditure budgets and drilling locations and schedules. Dependence on Vitesse’s operators could prevent Vitesse from realizing its target returns for those locations. The success and timing of development activities by Vitesse’s operators will depend on a number of factors that will largely be outside of Vitesse’s control, including oil and natural gas prices and other factors generally affecting the oil and natural gas industry’s operating environment; the timing and amount of capital expenditures; their expertise and financial resources; approval of other participants in drilling wells; selection of technology; and the rate of production of reserves, if any.
The inability of one or more of Vitesse’s operators to meet their financial obligations to Vitesse may adversely affect its financial results.
Vitesse’s exposures to credit risk are, in part, through receivables resulting from the sale of its oil and natural gas production, which operators market on Vitesse’s behalf to energy marketing companies, refineries and their affiliates. Vitesse is subject to credit risk due to the relative concentration of its oil and natural gas receivables with a limited number of operators. This concentration may impact Vitesse’s overall credit risk since these entities may be similarly affected by changes in economic and other conditions. A low oil and natural gas price environment may strain Vitesse’s operators, which could heighten this risk. The inability or failure of Vitesse’s operators to meet their obligations to Vitesse or their insolvency or liquidation may adversely affect Vitesse’s financial results.
Vitesse could experience periods of higher costs as activity levels fluctuate or if oil and natural gas prices rise. These increases could reduce Vitesse’s profitability, cash flow and ability to complete development activities as planned.
An increase in oil and natural gas prices or other factors could result in increased development activity and investment in Vitesse’s areas of operations, which may increase competition for and cost of equipment, labor and supplies. Shortages of, or increasing costs for, experienced drilling crews and equipment, labor or supplies could restrict Vitesse’s operators’ ability to conduct desired or expected operations. In addition, capital and operating costs in the oil and natural gas industry have generally risen during periods of increasing oil and natural gas prices as producers seek to increase production in order to capitalize on higher oil and natural gas prices. In situations where cost inflation exceeds oil and natural gas price inflation, Vitesse’s profitability and cash flow, and Vitesse’s operators’ ability to complete development activities as scheduled and on budget, may be negatively impacted. Any delay in drilling or significant increase in drilling costs could reduce Vitesse’s revenues and profitability.
The development of Vitesse’s proved undeveloped reserves may take longer and may require higher levels of capital expenditures than Vitesse anticipates. Therefore, these undeveloped reserves may not be ultimately developed or produced.
Approximately 30% of Vitesse’s estimated net proved reserves volumes were classified as proved undeveloped as of December 31, 2023. Development of undeveloped reserves may take longer and require higher levels of capital expenditures than Vitesse anticipates. Delays in the development of Vitesse’s reserves or increases in costs to drill and develop such reserves will reduce the PV-10 value of Vitesse’s estimated proved undeveloped reserves and future net revenues estimated for such reserves and may result in some projects becoming uneconomic. In addition, delays in the development of reserves could cause Vitesse to have to reclassify its proved undeveloped reserves as unproved reserves.
Vitesse’s acquisition strategy will subject it to certain risks associated with the inherent uncertainty in evaluating properties for which Vitesse has limited information.
Vitesse intends to continue to expand its operations in part through acquisitions, such as the Arrangement. Vitesse’s decision to acquire a property will depend in part on the evaluation of data obtained from production reports and engineering studies, geophysical and geological analyses and seismic and other information, the results of which are often inconclusive and subject to various interpretations. Also, Vitesse’s reviews of acquired properties are inherently incomplete because it generally is not economically feasible to perform an in-depth review of the individual properties involved in each acquisition. Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit Vitesse to become sufficiently familiar with the properties to assess fully their deficiencies and potential recoverable reserves. On-site inspections are often not performed on properties being acquired, and environmental matters, such as subsurface contamination, are not necessarily observable even when an on-site inspection is undertaken. Any acquisition involves other potential risks, including, among other things:
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the validity of Vitesse’s assumptions about reserves, future production, revenues and costs;

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a decrease in Vitesse’s liquidity by using a significant portion of Vitesse’s cash from operations or borrowing capacity to finance acquisitions;

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a significant increase in Vitesse’s interest expense or financial leverage if Vitesse incurs additional debt to finance acquisitions;

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the ultimate value of any contingent consideration agreed to be paid in an acquisition;

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dilution to stockholders if Vitesse uses equity as consideration for, or to finance, acquisitions;

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the assumption of unknown liabilities, losses or costs for which Vitesse is not indemnified or for which Vitesse’s indemnity is inadequate;

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geological risk, which refers to the risk that hydrocarbons may not be present or, if present, may not be recoverable economically;

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an inability to hire, train or retain qualified personnel to manage and operate Vitesse’s growing business and assets; and

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an increase in Vitesse’s costs or a decrease in Vitesse’s revenues associated with any potential royalty owner or landowner claims or disputes, or other litigation encountered in connection with an acquisition.

Vitesse may also acquire multiple assets in a single transaction. Portfolio acquisitions via joint-venture or other structures are more complex and expensive than single project acquisitions, and the risk that a multiple-project acquisition will not close may be greater than in a single-project acquisition. An acquisition of a portfolio of projects may result in Vitesse’s ownership of projects in geographically dispersed markets which place additional demands on Vitesse’s ability to manage such operations. A seller may require that a group of projects be purchased as a package, even though one or more of the projects in the portfolio does not meet Vitesse’s strategic objectives. In such cases, Vitesse may attempt to make a joint bid with another buyer, and such other buyer may default on its obligations.
Further, Vitesse may acquire properties subject to known or unknown liabilities and with limited or no recourse to the former owners or operators. As a result, if liability were asserted against Vitesse based upon such properties, Vitesse may have to pay substantial sums to dispute or remedy the matter, which could adversely affect its profitability. Unknown liabilities with respect to assets acquired could include, for example: liabilities for clean-up of undiscovered or undisclosed environmental contamination; claims by developers, site owners, vendors or other persons relating to the asset or project site; liabilities incurred in the ordinary course of business; and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the asset or project sites.
Vitesse’s business plan requires the expenditure of significant capital, which Vitesse may be unable to obtain on favorable terms or at all.
Vitesse’s acquisition and development activities require substantial capital expenditures. Historically, Vitesse has funded its capital expenditures through a combination of cash flow from operations, borrowings under Vitesse’s credit facilities and equity issuances. Cash reserves, cash flow from operations and borrowings under Vitesse’s Revolving Credit Facility may not be sufficient to fund Vitesse’s continuing operations and business plan and goals. Vitesse may require additional capital and it may be unable to obtain such capital if and when required. If Vitesse’s access to capital is limited due to numerous factors, which could include a decrease in operating cash flow due to lower oil and natural gas prices or decreased production or deterioration of the credit and capital markets, Vitesse would have a reduced ability to develop its properties, replace its reserves and pursue its business plan and goals. Vitesse may not be able to incur additional debt under its Revolving Credit Facility, issue debt or equity, engage in asset sales or access other methods of financing on acceptable terms or at all. If the amount of capital Vitesse is able to raise from financing activities, together with its cash flow from operations, is not sufficient to satisfy its capital requirements, Vitesse may not be able to implement its business plan and may be required to scale back its operations, sell assets at unattractive prices or obtain financing on unattractive terms, any of which could adversely affect its business, results of operations and financial condition.
Vitesse may be unable to successfully integrate any assets Vitesse may acquire in the future into its business or achieve the anticipated benefits of such acquisitions.
Vitesse may not be able to integrate the acquired assets into its existing business in an efficient and effective manner or achieve the anticipated benefits of acquisitions, such as the Arrangement. Vitesse may not be able to accomplish this integration process successfully. The successful acquisition of properties requires an assessment of several factors, including:
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recoverable reserves;

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future oil and natural gas prices and their appropriate differentials;

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availability and cost of transportation of production to markets;

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availability and cost of drilling equipment and of skilled personnel;

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development and operating costs including access to water and potential environmental and other liabilities; and

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regulatory, permitting and similar matters.

The accuracy of these assessments is inherently uncertain. In connection with these assessments, Vitesse performs reviews of the subject properties that Vitesse believes to be generally consistent with industry practices. The reviews are based on Vitesse’s analysis of historical production data, assumptions regarding capital expenditures and anticipated production declines without review by an independent petroleum engineering firm. Data used in such reviews are typically furnished by the seller or obtained from publicly available sources. Vitesse’s review may not reveal all existing or potential problems or permit Vitesse to fully assess the deficiencies and potential recoverable reserves for all of the acquired properties, and the reserves and production related to the acquired properties may differ materially after such data is reviewed by an independent petroleum engineering firm or further by Vitesse. On-site inspections will not always be performed on every well, and environmental problems are not necessarily observable even when an on-site inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or a portion of the underlying deficiencies. Vitesse is often not entitled to contractual indemnification for environmental liabilities and acquire properties on an “as is” basis, and, as is the case with certain liabilities associated with the assets acquired in Vitesse’s recent acquisitions, Vitesse is entitled to indemnification for only certain operational liabilities. The integration process may be subject to delays or changed circumstances, and Vitesse can give no assurance that its acquired assets will perform in accordance with its expectations or that its expectations with respect to integration or the benefits of such acquisitions will materialize.
The majority of Vitesse’s producing properties are located in the Williston Basin, making Vitesse vulnerable to risks associated with operating in one major geographic area.
Vitesse’s oil and natural gas properties are focused on the Williston Basin, which means its current producing properties and new drilling opportunities are geographically concentrated in that area. Because Vitesse’s oil and natural gas properties are not as diversified geographically as some of its competitors, Vitesse’s profitability may be disproportionately exposed to the effect of any regional events, including fluctuations in prices of oil and natural gas produced from the wells in the region, natural disasters, restrictive governmental regulations, transportation capacity constraints, weather, curtailment of production or interruption of transportation and processing, and any resulting delays or interruptions of production from existing or planned new wells.

The loss of any member of Vitesse’s management team, upon whose knowledge, relationships with industry participants, leadership and technical expertise Vitesse relies on, could diminish Vitesse’s ability to conduct its operations and harm its ability to execute its business plan.
Vitesse’s success depends heavily upon the continued contributions of those members of its management team whose knowledge, relationships with industry participants, leadership and technical expertise would be difficult to replace. In particular, Vitesse’s ability to successfully acquire additional properties, to increase its reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements depends on developing and maintaining close working relationships with industry participants. In addition, Vitesse’s ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment is dependent on its management team’s knowledge and expertise in the industry. To continue to develop Vitesse’s business, Vitesse relies on its management team’s knowledge and expertise in the industry and will use its management team’s relationships with industry participants to enter into strategic relationships. The members of Vitesse’s management team may terminate their employment with Vitesse at any time. If Vitesse were to lose members of its management team, Vitesse may not be able to replace the knowledge or relationships that they possess, and its ability to execute its business plan could be materially harmed.
Deficiencies of title to Vitesse’s leased interests could significantly affect its financial condition.
Vitesse typically does not incur the expense of a title examination prior to acquiring oil and natural gas leases or undivided interests in oil and natural gas leases or other developed rights. If an examination of the title history of a property reveals that an oil or natural gas lease or other developed rights have been purchased in error from a person who is not the owner of the interest desired, Vitesse’s interest would substantially decline in value or be eliminated. In such cases, the amount paid for such oil or natural gas lease or leases or other developed rights may be lost. It is generally Vitesse’s practice not to incur the expense of retaining lawyers to examine the title to the interest to be acquired. Rather, Vitesse typically relies upon the judgment of its own oil and natural gas landmen who conduct due diligence and perform the fieldwork in examining records in the appropriate governmental or county clerk’s office before attempting to acquire a lease or other developed rights in a specific interest.
Prior to drilling an oil or natural gas well, however, it is the normal practice in the oil and natural gas industry for the company acting as the operator of the well to obtain a title examination of the spacing unit within which the proposed oil or natural gas well is to be drilled to ensure there are no obvious deficiencies in title to the well. Frequently, as a result of such examinations, certain curative work must be done to correct deficiencies in the marketability of the title, such as obtaining affidavits of heirship or causing an estate to be administered. Such curative work entails expense, and the operator may elect to proceed with a well despite defects to the title identified in the title opinion. Furthermore, title issues may arise at a later date that were not initially detected in any title review or examination. Any one or more of the foregoing could require Vitesse to reverse revenues previously recognized and potentially negatively affect its cash flows and results of operations. Vitesse’s failure to obtain perfect title to its leaseholds may adversely affect its production and reserves and its ability in the future to increase production and reserves.
Vitesse conducts business in a highly competitive industry.
The oil and natural gas industry is highly competitive. The key areas in respect of which Vitesse faces competition include: acquisition of assets offered for sale by other companies; access to capital (debt and equity) for financing and operational purposes; purchasing, leasing, hiring, chartering or other procuring of equipment by Vitesse’s operators that may be scarce; and employment of qualified and experienced skilled management and oil and natural gas professionals.
Competition in Vitesse’s markets is intense and depends, among other things, on the number of competitors in the market, their financial resources, their degree of geological, geophysical, engineering and management expertise and capabilities, their pricing policies, their ability to develop properties on time and on budget, their ability to select, acquire and develop reserves and their ability to foster and maintain relationships.

Vitesse’s competitors include entities with greater technical, physical and financial resources. In addition, companies and certain private equity firms not previously investing in oil and natural gas may choose to acquire reserves to establish a firm supply or simply as an investment. Any such companies will also increase market competition which may directly affect Vitesse. If Vitesse is unsuccessful in competing against other companies, its business, results of operations, financial condition or prospects could be materially adversely affected.
Global pandemics have previously, may continue to, and may in the future adversely impact Vitesse’s financial condition and results of operations.
Global pandemics, including the COVID-19 pandemic, and the actions taken by Governmental Entities, businesses and consumers in response to such pandemics, including travel bans, prohibitions on group events and gatherings, shutdowns of certain businesses, curfews, shelter-in-place orders and recommendations to practice social distancing, have previously and could in the future have an adverse impact on international and U.S. economic activity which results in significant volatility in the oil and gas industry.
The extent to which Vitesse’s operating and financial results are affected by pandemic will depend on various factors and consequences beyond its control, such as the duration and scope of the pandemic, additional actions by businesses and governments in response to the pandemic and the speed and effectiveness of responses to combat the pandemic. Furthermore, such pandemics, and the volatile regional and global economic conditions stemming from them, could also aggravate the other risk factors that Vitesse identifies herein.
The ongoing military conflicts in Ukraine and the Middle East have caused unstable market and economic conditions and are expected to have additional global consequences. Vitesse’s business, financial condition, and results of operations may be materially adversely affected by the negative global and economic impact resulting from such military conflicts or any other geopolitical tensions.
U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions, the ongoing military conflict between Russia and Ukraine and escalation of hostilities in the Middle East. Although the length and impact of these ongoing military conflicts are highly unpredictable, the military conflicts in Ukraine and in the Middle East have led to market disruptions, including significant volatility in oil and natural gas prices, credit and capital markets, as well as supply chain disruptions. These disruptions in the oil and natural gas markets have caused, and could continue to cause, significant volatility in energy prices, which could have a material effect on Vitesse’s business.
Prolonged unfavorable economic conditions or uncertainty as a result of these military conflicts may adversely affect Vitesse’s business, financial condition and results of operations. Any of the foregoing may also magnify the impact of other risks described herein.
Inflation could adversely impact Vitesse’s ability to control its costs, including the operating expenses and capital costs of its operators.
Although inflation in the United States has been relatively low in recent years, it rose significantly beginning in the second half of 2021 and continued to rise in 2022 before decreasing in 2023. The rise was believed to be the result of the economic impact from global supply chain disruptions, among other factors. Global, industry-wide supply chain disruptions have resulted in shortages in labor, materials and services from time to time. Such shortages have resulted in inflationary cost increases for labor, materials and services and could cause future costs to increase as well as scarcity of certain products and raw materials. To the extent inflation is elevated, Vitesse’s operators may experience further cost increases for their operations, including oilfield services, labor costs and equipment if drilling activity in its operators’ areas of operations increases. Higher oil and natural gas prices may cause the costs of materials and services to rise. Vitesse cannot predict any future trends in the rate of inflation and a significant increase in inflation, to the extent Vitesse is unable to recover higher costs through higher oil and natural gas prices and revenues, would negatively impact its business, financial condition and results of operations.

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults or non-performance by financial institutions or transactional counterparties, could adversely affect Vitesse’s current and projected business operations and its financial condition and results of operations.
Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, SVB was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Similarly in 2023, Signature Bank, Silvergate Capital Corp. and First Republic Bank were each placed into receivership by the FDIC. Although Vitesse did not have any funds deposited with SVB, Signature Bank, Silvergate Capital Corp or First Republic Bank, Vitesse currently, and may in the future, have assets held at financial institutions that may exceed the insurance coverage offered by the FDIC, and the loss of such assets would have a severe negative affect on Vitesse’s operations and liquidity. In addition, if any of Vitesse’s counterparties with whom Vitesse conducts business are unable to access funds pursuant to such instruments or lending arrangements with such a financial institution, such parties’ ability to pay their obligations to Vitesse or to enter into new commercial arrangements requiring additional payments to Vitesse could be adversely affected. Vitesse’s primary banking relationship is with Wells Fargo Bank, as administrative agent and lender, and a syndicate of banks, as additional lenders under the Revolving Credit Facility including Fifth Third Bank, Bank of Oklahoma, and Amegy Bank.
Vitesse’s derivatives activities could adversely affect its profitability, cash flow, results of operations and financial condition.
To achieve more predictable cash flows and reduce Vitesse’s exposure to adverse fluctuations in the price of oil and natural gas, Vitesse enters into derivative instrument contracts for a portion of its expected production, which may include swaps, collars, puts and other structures. By using derivative instrument contracts to reduce Vitesse’s exposure to adverse fluctuations in the price of oil and natural gas, Vitesse could limit the benefit it would receive from increases in the prices for oil and natural gas, which could have an adverse effect on its profitability, cash flow, results of operations and financial condition. Likewise, to the extent Vitesse’s production is not hedged, Vitesse is exposed to declines in oil and natural gas prices, and its derivative arrangements may be inadequate to protect it from continuing and prolonged declines in oil and natural gas prices. In accordance with applicable accounting principles, Vitesse is required to record its derivatives at fair market value, and they are included on its balance sheet as assets or liabilities and in its statements of operations as gain (loss) on commodity derivatives, net. Accordingly, Vitesse’s earnings may fluctuate significantly as a result of changes in the fair market value of its derivative instruments. In addition, while intended to mitigate the effects of volatile oil and natural gas prices, Vitesse’s derivatives transactions may limit its potential gains and increase its potential losses if oil and natural gas prices were to rise substantially over the price established by the hedge.
Vitesse’s actual future production may be significantly higher or lower than Vitesse estimates at the time Vitesse enters into derivative contracts for such period. If the actual amount of production is higher than Vitesse estimates, Vitesse will have greater oil and natural gas price exposure than Vitesse intended. If the actual amount of production is lower than the notional amount that is subject to Vitesse’s derivative financial instruments, Vitesse might be forced to satisfy all or a portion of its derivative transactions without the benefit of the cash flow from its sale of the underlying physical commodity, resulting in a substantial diminution of its liquidity. As a result of these factors, Vitesse’s hedging activities may not be as effective as it intends in reducing the volatility of its cash flows, and in certain circumstances may actually increase the volatility of its cash flows. In addition, such transactions may expose Vitesse to the risk of loss in certain circumstances, including instances in which a counterparty to Vitesse’s derivative contracts is unable to satisfy its obligations under the contracts; Vitesse’s production is less than expected; or there is a widening of price differentials between delivery points for Vitesse’s production and the delivery point assumed in the derivative arrangement. Disruptions in the financial markets could lead to sudden decreases in a counterparty’s liquidity, which could make it unable to perform under the terms of the contracts, and Vitesse may not be able to realize the benefit of the contracts. Vitesse may be unable to predict changes in a counterparty’s creditworthiness or ability to perform. Even if Vitesse does accurately predict changes, its ability to negate the risk may be limited depending upon market conditions.

Asset retirement costs are difficult to predict and may be substantial. Unplanned costs could divert resources from other projects.
Vitesse is responsible for costs associated with plugging, abandoning and reclaiming wells, pipelines and other facilities that Vitesse uses for production of oil and natural gas reserves where Vitesse has a working interest. Abandonment and reclamation of these facilities and the costs associated therewith is often referred to as “asset retirement.” Vitesse accrues a liability for asset retirement costs associated with its wells, but has not established any cash reserve account for these potential costs in respect of any of its properties. It may be difficult for Vitesse to predict such asset retirement costs. If asset retirement is required before economic depletion of Vitesse’s properties or if Vitesse’s estimates of the costs of asset retirement exceed the value of the reserves remaining at any particular time to cover such asset retirement costs, Vitesse may have to draw on funds from other sources to satisfy such costs, which may be substantial. The use of other funds to satisfy such asset retirement costs could impair Vitesse’s ability to dedicate its capital to other areas of its business.
Vitesse depends on computer and telecommunications systems, and failures in its systems or cybersecurity threats, attacks or other disruptions could significantly disrupt its business operations.
Vitesse has entered into agreements with third parties for hardware, software, telecommunications and other information technology services in connection with its business. In addition, Vitesse has developed or may develop proprietary software systems, management techniques and other information technologies incorporating software licensed from third parties. It is possible that Vitesse, or these third parties, could incur interruptions from cybersecurity attacks, computer viruses or malware, or that third-party service providers could cause a breach of its data. Vitesse believes that Vitesse has positive relations with its related vendors and maintains adequate anti-virus and malware software and controls; however, any interruptions to Vitesse’s arrangements with third parties for Vitesse’s computing and communications infrastructure or any other interruptions to, or breaches of, Vitesse’s information systems could lead to data corruption, communication interruption, loss of sensitive or confidential information or otherwise significantly disrupt Vitesse’s business operations. Although Vitesse utilizes various procedures and controls to monitor these threats and mitigate its exposure to such threats, there can be no assurance that these procedures and controls will be sufficient in preventing security threats from materializing. Furthermore, various third-party resources that Vitesse relies on, directly or indirectly, in the operation of its business (such as pipelines and other infrastructure) could suffer interruptions or breaches from cyber-attacks or similar events that are entirely outside its control, and any such events could significantly disrupt its business operations or have a material adverse effect on its results of operations. To Vitesse’s knowledge, it has not experienced any material losses relating to cyber-attacks; however, there can be no assurance that it will not suffer material losses in the future.
In addition, Vitesse’s operators face various security threats, including cybersecurity threats to gain unauthorized access to sensitive information or to render data or systems unusable, threats to the security of their facilities and infrastructure or third-party facilities and infrastructure, such as processing plants and pipelines, and threats from terrorist acts. If any of these security breaches were to occur, they could lead to losses of sensitive information, critical infrastructure or capabilities essential to operations and could have a material adverse effect on Vitesse’s financial position, results of operations or cash flows. The U.S. government has issued warnings that U.S. energy assets may be the future targets of terrorist organizations. These developments subject operations on Vitesse’s oil and natural gas properties to increased risks. Any future terrorist attack at Vitesse’s operators’ facilities, or those of their purchasers or vendors, could have a material adverse effect on Vitesse’s financial condition and operations.
Decarbonization measures and related governmental initiatives, technological advances, increased competitiveness of alternative energy sources and negative shift in market perception towards the oil and natural gas industry could reduce demand for oil and natural gas.
Decarbonization measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and natural gas, technological advances in fuel economy and energy generation devices and the increased competitiveness of alternative energy sources could reduce demand for oil and natural gas.

Additionally, the increased competitiveness of alternative energy sources (such as wind, solar, geothermal, tidal, fuel cells and biofuels) could reduce demand for oil and natural gas and, therefore, Vitesse’s revenues.
Vitesse’s business could also be impacted by governmental initiatives to encourage the conservation of energy or the use of alternative energy sources. For example, in November 2021, the Biden administration released “The Long-Term Strategy of the United States: Pathways to Net-Zero Greenhouse Gas Emissions by 2050,” which establishes a roadmap to net zero emissions in the United States by 2050 through, among other things, improving energy efficiency; decarbonizing energy sources via electricity, hydrogen and sustainable biofuels; eliminating subsidies provided to the fossil fuel industry; reducing non-CO2 GHG emissions, such as methane and nitrous oxide; and increasing the emphasis on climate-related risks across government agencies and economic sectors. In addition, the IRA includes a variety of clean-energy tax credits and establishes a program designed to reduce methane emissions from oil and gas operations. These initiatives or similar state or federal initiatives to reduce energy consumption or encourage a shift away from fossil fuels could reduce demand for hydrocarbons and have a material adverse effect on Vitesse’s earnings, cash flows and financial condition. Whether or how the Trump administration or Congress will seek to continue or reverse course on governmental initiatives like these cannot be predicted at this time.
Additionally, certain segments of the investor community have recently expressed negative sentiment towards investing in the oil and natural gas industry. Some organizations that provide information to investors on corporate governance and related matters have developed ratings for investment and voting decisions. Unfavorable ESG ratings and recent activism directed at shifting funding away from companies with energy-related assets could lead to increased negative investor sentiment toward Vitesse and its industry and to the diversion of investment to other industries. Furthermore, certain other stakeholders have pressured commercial and investment banks to stop funding oil and natural gas projects. With the continued volatility in oil and natural gas prices, and the possibility that interest rates may continue to rise in the near term, increasing the cost of borrowing, certain investors have emphasized capital efficiency and free cash flow from earnings as key drivers for energy companies, especially shale producers. This may also result in a reduction of available capital funding for potential development projects, further impacting Vitesse’s future financial results.
The impact of the changing demand for oil and natural gas services and products, together with a change in investor sentiment, may have a material adverse effect on Vitesse’s business, financial condition, results of operations and cash flows.
Increased attention to ESG matters, including climate change, may impact Vitesse’s business and access to capital.
Businesses across all industries are facing increasing scrutiny from stakeholders related to their ESG practices. Businesses that do not adapt to or comply with investor or stakeholder expectations and standards, which are continuing to evolve, or businesses that are perceived to have not responded appropriately to the growing concern for ESG issues, regardless of whether there is a legal requirement to do so, may suffer from reputational damage and the business, financial condition or stock price of such business entity could be materially and adversely affected. Increasing attention to climate change, increasing societal expectations on companies to address climate change, increasing investor and societal expectations regarding voluntary ESG disclosures, increasing mandatory ESG disclosures and increasing consumer demand for alternatives to oil and natural gas may result in increased costs, reduced demand for Vitesse’s products, reduced profits, increased administrative, legislative and judicial scrutiny, reputational damage and negative impacts on Vitesse’s access to capital markets. To the extent that societal pressures or political or other factors are involved, it is possible that Vitesse could be subject to additional governmental investigations, private litigation or activist campaigns as stockholders may attempt to effect changes to the Vitesse’s business or governance practices.
As part of Vitesse’s ongoing effort to enhance its ESG practices, the Vitesse Board of Directors has established the Nominating, Governance and Environmental and Social Responsibility Committee, which is charged with overseeing Vitesse’s ESG risks, strategies, policies, and programs in the best interests of Vitesse’s stakeholders. While Vitesse may elect to pursue certain ESG strategies in the future, the goals of such are aspirational and may not have the intended impact on Vitesse’s business. Vitesse may also receive pressure from investors, lenders or other groups to adopt more aggressive climate or other ESG-related goals, but Vitesse cannot guarantee that it will be able to implement such goals because of potential costs or technical or operational obstacles. Moreover, failure or a perception (whether or not valid) of failure to implement ESG strategies or achieve ESG goals or commitments, including any GHG emission reduction or carbon intensity goals or commitments, could result in private litigation and damage Vitesse’s reputation, cause investors or consumers to lose confidence in Vitesse, and negatively impact Vitesse’s operations.
Also, institutional lenders may, of their own accord, decide not to provide funding for fossil fuel energy companies or related infrastructure projects based on climate or other ESG-related concerns, which could affect Vitesse’s access to capital for potential growth projects. The SEC has finalized rules that would mandate extensive disclosure of climate risks, including financial impacts, physical and transition risks, related climate-related governance and strategy and GHG emissions, for certain registrants, though implementation of the rules has been paused pending the outcome of litigation. We cannot predict whether, when or how the Trump administration may act with respect to this rule. Enhanced climate disclosure requirements could result in additional legal and accounting costs and accelerate the trend of certain stakeholders and lenders restricting or seeking more stringent conditions with respect to their investments in certain carbon-intensive sectors. States may also pass laws imposing more expansive disclosure requirements for climate-related risks. Separately, the SEC has also announced that it is scrutinizing existing climate-change related disclosures in public filings, increasing the potential for enforcement if the SEC were to allege an issuer’s existing climate disclosures misleading or deficient. New laws, regulations or enforcement initiatives related to the disclosure of climate-related risks could lead to reputational or other harm with customers, regulators, lenders, investors or other stakeholders and could also increase litigation risks. Any material reduction in the capital available to the fossil fuel industry could make it more difficult to secure funding for exploration, development, production, transportation, and processing activities, which could impact Vitesse’s business and results of operations.
Risks Relating to Vitesse’s Indebtedness
Any significant reduction in the borrowing base under Vitesse’s Revolving Credit Facility may negatively impact Vitesse’s liquidity and could adversely affect Vitesse’s business and financial results.
Availability under Vitesse’s Revolving Credit Facility is subject to a borrowing base, with scheduled semiannual and other elective borrowing base redeterminations based upon, among other things, projected revenues from, and asset values of, the oil and natural gas properties securing the Revolving Credit Facility. As a result of these borrowing base redeterminations, the lenders under the Revolving Credit Facility are able to unilaterally determine and adjust the borrowing base and the borrowings permitted to be outstanding under Vitesse’s Revolving Credit Facility. Reductions in estimates of Vitesse’s producing oil and natural gas reserves could result in a reduction of Vitesse’s borrowing base thereunder. The same could also arise from other factors, including but not limited to lower commodity prices or production; operating difficulties; changes in oil and natural gas reserve engineering; increased operating or capital costs; lending requirements or regulations; or other factors affecting Vitesse’s lenders’ ability or willingness to lend (including factors that may be unrelated to Vitesse’s business). Any significant reduction in Vitesse’s borrowing base could result in a default under current or future debt instruments, negatively impact Vitesse’s liquidity and Vitesse’s ability to fund its operations and, as a result, could have a material adverse effect on Vitesse’s financial position, results of operations and cash flow. Further, if the outstanding borrowings under Vitesse’s Revolving Credit Facility were to exceed the borrowing base as a result of any such redetermination, Vitesse could be required to repay the excess. If Vitesse does not have sufficient funds and it is otherwise unable to arrange new financing, Vitesse may have to sell significant assets or take other actions. Any such sale or other actions could have a material adverse effect on its business and financial results.
Vitesse’s Revolving Credit Facility and other agreements governing indebtedness may contain operating and financial restrictions that may restrict its business and financing activities.
Vitesse’s Revolving Credit Facility contains a number of restrictive covenants that impose operating and financial restrictions on Vitesse, including restrictions on its ability to, among other things: declare or pay any dividend or make any other distributions on, purchase or redeem its equity interests; make loans or certain investments; make certain acquisitions; incur or guarantee additional indebtedness or issue certain types of equity securities; incur liens; transfer or sell assets; create subsidiaries; consolidate, merge or transfer all or substantially all of its assets; and engage in transactions with its affiliates. In addition, the Revolving Credit Facility requires Vitesse to maintain compliance with certain financial covenants and other covenants. As a result of these covenants, Vitesse could be limited in the manner in which it conducts its business, and Vitesse may be unable to engage in favorable business activities or finance future operations or capital needs.
Vitesse’s ability to comply with these covenants and restrictions may be affected by events beyond its control, including the deterioration of market or other economic conditions. A failure to comply with the covenants, ratios or tests in Vitesse’s Revolving Credit Facility or any other indebtedness could result in an event of default, which, if not cured or waived, could have a material adverse effect on Vitesse’s business, financial condition and results of operations. If an event of default under Vitesse’s Revolving Credit Facility occurs and remains uncured, the lenders thereunder would not be required to lend any additional amounts to Vitesse and could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be immediately due and payable. If the payment of debt were accelerated, cash flows from Vitesse’s operations may be insufficient to repay such debt in full and Vitesse stockholders could experience a partial or total loss of their investment. Vitesse’s Revolving Credit Facility contains customary events of default, including the occurrence of a change in control.
An event of default or an acceleration under Vitesse’s Revolving Credit Facility could result in an event of default and an acceleration under other existing or future indebtedness. Conversely, an event of default or an acceleration under any other existing or future indebtedness could result in an event of default and an acceleration under Vitesse’s Revolving Credit Facility. In addition, Vitesse’s obligations under the Revolving Credit Facility are collateralized by perfected liens and security interests on substantially all of Vitesse’s assets, and if Vitesse defaults thereunder, the lenders could seek to foreclose on Vitesse’s assets.
Vitesse may not be able to generate enough cash flow to meet its debt obligations or to pay dividends to Vitesse stockholders.
Vitesse’s earnings and cash flow may vary significantly due to the cyclical nature of its industry. As a result, the amount of debt that Vitesse can service in some periods may not be appropriate for Vitesse in other periods. Additionally, Vitesse’s future cash flow may be insufficient to meet its debt obligations and commitments, or to permit Vitesse to pay dividends to its stockholders. Any insufficiency could negatively impact Vitesse’s business. A range of economic, competitive, business and industry factors will affect Vitesse’s future financial performance, and, as a result, Vitesse’s ability to generate cash flow from operations and to pay its debt or dividends. Many of these factors, such as oil and natural gas prices, economic and financial conditions in Vitesse’s industry and the global economy or competitive initiatives of Vitesse’s competitors, are beyond Vitesse’s control.
If Vitesse does not generate enough cash flow from operations to satisfy its debt obligations, Vitesse may have to undertake alternative financing plans, such as refinancing or restructuring its debt; selling assets; reducing or delaying capital investments; or seeking to raise additional capital. However, Vitesse cannot assure you that undertaking alternative financing plans, if necessary, would allow Vitesse to meet its debt obligations or pay dividends. Vitesse’s inability to generate sufficient cash flow to satisfy its debt obligations or pay dividends, or to obtain alternative financing, could materially and adversely affect its business, financial condition, results of operations and prospects.
Vitesse’s ability to pay dividends to Vitesse stockholders is restricted by requirements under its Revolving Credit Facility.
Vitesse stockholders are only entitled to receive such cash dividends as the Vitesse Board of Directors, in its sole discretion, may declare out of funds legally available for such payments. Vitesse paid cash dividends of $63.6 million, $58.0 million and $36.0 million to its equity holders during the years ended December 31, 2024, December 31, 2023 and December 31, 2022, respectively. Vitesse cannot assure you that it will pay dividends in the future. Any future determination relating to the payment of dividends will be dependent on a variety of factors, including any limitations imposed by covenants in the Revolving Credit Facility and any debt agreements that Vitesse may enter into in the future. Under Vitesse’s Revolving Credit Facility, Vitesse is permitted to make cash distributions without limit to its equity holders if (i) no event of default or borrowing base deficiency (i.e., outstanding debt (including loans and letters of credit) exceeds the borrowing base) then exists or would result from such distribution and (ii) after giving effect to such distribution, (a) Vitesse’s total outstanding credit usage does not exceed 80% of the least of (the following collectively referred to as “Commitments”): (1) $500 million, (2) Vitesse’s then-effective borrowing base, and (3) the then-effective aggregate amount of Vitesse’s lenders’ commitments and (b) as of the date of such distribution, the EBITDAX Ratio does not exceed 1.50 to 1.00. If Vitesse’s EBITDAX Ratio does not exceed 2.25 to 1.00, and if Vitesse’s total outstanding credit usage does not exceed 80% of the Commitments, Vitesse may also make distributions if Vitesse’s distributable free cash flow (as defined under the Revolving Credit Facility) is greater than $0 and Vitesse has delivered a certificate to Vitesse’s lenders attesting to the foregoing. The summaries above do not purport to be complete and you are encouraged to read the Revolving Credit Facility, for greater detail with respect to these provisions. As a consequence of these various limitations and restrictions, Vitesse may not be able to make, or may have to reduce or eliminate at any time, the payment of dividends on Vitesse common stock. If as a result, Vitesse is unable to pay dividends, investors may be forced to rely on sales of their Vitesse common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Any change in the level of Vitesse’s dividends or the suspension of the payment thereof could have a material adverse effect on the market price of Vitesse common stock. Although Vitesse expects to continue to pay dividends, Vitesse cannot provide assurance that Vitesse will pay dividends on its common stock, and Vitesse’s indebtedness may limit its ability to pay dividends on its common stock.
Variable rate indebtedness could subject Vitesse to interest rate risk, which could cause Vitesse’s debt service obligations to increase significantly.
Vitesse’s Revolving Credit Facility uses SOFR as a reference rate for borrowings. Borrowings under Vitesse’s Revolving Credit Facility may bear interest at variable rates and expose Vitesse to interest rate risk. If interest rates increase and Vitesse is unable to effectively hedge its interest rate risk, Vitesse’s debt service obligations on the variable rate indebtedness would increase even if the amount borrowed remained the same, and Vitesse’s net income and cash flows may decrease.
Vitesse may be adversely affected by developments in the SOFR market, changes in the methods by which SOFR is determined or the use of alternative reference rates.
In 2017, the U.K. Financial Conduct Authority announced that it intended to phase out LIBOR, and in 2021, it announced that all LIBOR settings will either cease to be provided by any administrator or no longer be representative immediately after December 31, 2021, in the case of one-week and two-month U.S. Dollar settings, and immediately after June 30, 2023, in the case of the remaining U.S. Dollar settings. The Alternative Refinance Rate Committee, a committee convened by the Federal Reserve that includes major market participants, has identified SOFR, a new index calculated by short-term repurchase agreements, backed by U.S. Treasury securities, as its preferred alternative rate for LIBOR in the U.S. Although SOFR appears to be the preferred replacement rate for U.S. Dollar LIBOR, it is unclear if other benchmarks may emerge. The consequences of these developments cannot be entirely predicted, and there can be no assurance that they will not result in financial market disruptions, significant increases in benchmark interest rates, substantially higher financing costs or a shortage of available debt financing, any of which could have an adverse effect on Vitesse’s business, financial position and results of operations, and Vitesse’s ability to pay dividends on Vitesse common stock.
Risks Relating to Legal and Regulatory Matters
Restrictions on Vitesse’s ability to acquire federal leases and more stringent regulations affecting Vitesse’s operators’ exploration and production activities on federal lands may adversely impact Vitesse’s business.
Oil and gas exploration and production activities on federal lands are subject to federal requirements, orders and lease conditions that regulate, among other matters, drilling and related operations on lands covered by federal leases and the calculation and disbursement of royalty payments to the federal government. For example, these regulations require the plugging and abandonment of wells and removal of production facilities by current and former operators, including corporate successors of former operators. These requirements may result in significant costs associated with the removal of tangible equipment and other restorative actions. Additionally, under certain circumstances, operations on federal leases may be suspended or terminated as a result of federal executive action, third-party litigation or BLM regulations.

Oil and gas sector activity on federal lands have become subject to increasing regulatory scrutiny. Vitesse and Vitesse’s operators are affected by the adoption of new or more stringent laws, regulations and policy directives that, for economic, environmental protection or other policy reasons, could increase the operating costs of, or otherwise curtail exploration and development drilling for oil and natural gas. For example, the IRA legislated changes to the fiscal terms of federal oil and gas leases, increasing fees, rents, royalties, and bonding requirements, all of which have been implemented pursuant to a finalized BLM rule. The BLM has also finalized a rule that would require operators to limit venting and flaring from well sites on federal lands and require operators to submit a methane waste minimization plan or self-certification statement committing the operator to capture 100% of the gas produced from a well and pay royalties on lost gas as part of the permit application process. This rule is currently subject to legal challenge. Additionally, any actions of the Trump administration may take with respect to this rule or otherwise affecting oil and gas leasing on federal lands cannot be predicted at this time. Uncertainty over continued implementation of the Biden administration’s SC-GHGs metric may also impact future regulatory decision- and policy-making regarding oil and gas operations on federal lands. This metric, intended to inform federal agency cost/benefits analyses, has been contested in multiple lawsuits and the Trump administration is not expected to continue its development or use. The ultimate impacts of these regulatory initiatives concerning BLM leases and the use of the SC-GHGs metric cannot be predicted at this time, but such could affect the character of new regulations on certain federal oil and gas leases or oil and gas infrastructure on federal lands, which in turn could adversely impact Vitesse’s operators’ and Vitesse’s results of operations.
Additionally, oil and natural gas operations and related infrastructure projects on federal lands may be impacted by recent and ongoing revisions to the NEPA implementing regulations. NEPA requires federal agencies, including the BLM and the BIA, to evaluate major agency actions, such as the issuance of permits that have the potential to significantly impact the environment. In the course of such evaluations, an agency will prepare an environmental assessment that assesses the potential direct, indirect and cumulative impacts of a proposed project and, if necessary, will prepare a more detailed environmental impact statement that may be made available for public review and comment. NEPA’s implementing regulations, as promulgated by the CEQ, have been subject to multiple revisions in recent years between the Trump and Biden administrations. CEQ’s latest revisions under the Biden administration expanded requirements to analyze the cumulative effects of the project on climate change and consider any disproportionate impact of the project on communities with environmental justice concerns, as well enhance certain project obligations for implementing environmental mitigation measures. However, the Trump administration could pursue new rulemakings that include reversals of updates made under the Biden administration, though the scope and substance of any such proposed rules remain uncertain. Further, the Court of Appeals for the D.C. Circuit recently ruled that CEQ does not have authority to issue binding NEPA regulations. The ultimate consequences of this judicial decision are not yet clear.
Operations on federal lands also face litigation risks. From time to time, legal challenges have been filed relating to federal leasing decisions, such as for failure to adequately assess the impact of any increase of GHG emissions resulting from increased production on federal lands. Historically, such challenges have sought the cancellation or pause of lease sales and obligations to redo environmental assessments. For example, in April 2023 an environmental organization filed suit against the DOI, seeking to force the agency to develop and promulgate a regulation that would phase out all oil and gas development on federal lands by 2035.
Any of these administrative, legislative or judicial actions could adversely affect Vitesse’s financial condition and results of operations by restricting the lands available for development or by imposing additional and costly regulations. Additionally, depending on the results and mitigation recommendations presented in environment assessments or environmental impact statements required under NEPA, Vitesse’s operators and their service providers could incur added costs, and be subject to delays, limitations or prohibitions in the scope of crude oil and natural gas projects or performance of midstream services.
Potential future legislation or the imposition of new or increased taxes or fees may generally affect the taxation of oil and natural gas exploration and development companies and may adversely affect Vitesse’s operations and cash flows.
From time to time, legislation has been proposed that would, if enacted into law, make significant changes to U.S. tax laws, including certain key U.S. federal income tax provisions currently available to oil and natural gas companies. Such legislative changes have included, but not been limited to, (i) the repeal of the percentage depletion allowance for natural gas and oil properties, (ii) the elimination of current deductions for intangible drilling and development costs, and (iii) an extension of the amortization period for certain geological and geophysical expenditures. Although these provisions were largely unchanged in the most recent federal tax legislation, Congress could consider, and could include, some or all of these proposals as part of future tax reform legislation. Moreover, other more general features of any additional tax reform legislation, including changes to cost recovery rules, may be developed that also would change the taxation of oil and natural gas companies. It is unclear whether these or similar changes will be enacted in future legislation and, if enacted, how soon any such changes could take effect. The passage of any legislation as a result of these proposals or any changes in U.S. federal income tax laws could eliminate or postpone certain tax deductions that currently are available with respect to oil and natural gas development or increase costs or result in other tax-related changes, and any such changes could have an adverse effect on Vitesse’s financial position, results of operations and cash flows.
Additionally, states in which Vitesse operates or owns assets may impose new or increased taxes or fees on natural gas and oil extraction. The passage of any legislation as a result of these proposals and other similar changes in U.S. federal income tax laws or the imposition of new or increased taxes or fees on natural gas and oil extraction could adversely affect Vitesse’s operations and cash flows.
Vitesse’s business involves the selling and shipping of oil by rail, which involves risks of derailment, accidents and liabilities associated with cleanup and damages, as well as potential regulatory changes that may adversely impact Vitesse’s business, financial condition or results of operations.
A portion of Vitesse’s oil production is transported to market centers by rail. Derailments in North America of trains transporting oil have caused various regulatory agencies and industry organizations, as well as federal, state and municipal governments, to focus attention on transportation by rail of flammable liquids. Any changes to existing laws and regulations, or promulgation of new laws and regulations, including any voluntary measures by the rail industry, that result in new requirements for the design, construction or operation of tank cars used to transport oil could increase Vitesse’s costs of doing business and limit Vitesse’s ability to transport and sell its oil at favorable prices at market centers throughout the United States, the consequences of which could have a material adverse effect on Vitesse’s financial condition, results of operations and cash flows. In addition, any derailment of oil involving oil that Vitesse has sold or is shipping may result in claims being brought against Vitesse that may involve significant liabilities.
Vitesse’s derivative activities expose it to potential regulatory risks.
The FTC, FERC and the CFTC have statutory authority to monitor certain segments of the physical and futures energy commodities markets. These agencies have imposed broad regulations prohibiting fraud and manipulation of such markets. With regard to derivative activities that Vitesse undertakes with respect to oil, natural gas or other energy commodities, Vitesse is required to observe the market-related regulations enforced by these agencies. Failure to comply with such regulations, as interpreted and enforced, could have a material adverse effect on Vitesse’s business, results of operations and financial condition.
Legislative and regulatory developments could have an adverse effect on Vitesse’s ability to use derivative instruments to reduce the effect of volatile oil and natural gas price, interest rate and other risks associated with Vitesse’s business.
The Dodd-Frank Act contains measures aimed at increasing the transparency and stability of the OTC derivatives market and preventing excessive speculation. On January 14, 2021, the CFTC published a final rule imposing position limits for certain futures and options contracts in various commodities (including oil and gas) and for swaps that are their economic equivalents, though certain types of derivative transactions are exempt from these limits, provided that such derivative transactions satisfy the CFTC’s requirements for certain enumerated “bona fide” derivative transactions. The CFTC also has adopted final rules regarding aggregation of positions, under which a party that controls the trading of, or owns 10% or more of the equity interests in, another party will have to aggregate the positions of the controlled or owned party with its own positions for purposes of determining compliance with position limits unless an exemption applies. The CFTC’s aggregation rules are now in effect, although CFTC staff has granted relief until August 12, 2025 from various conditions and requirements in the final aggregation rules. These rules may affect both the size of the positions that Vitesse may hold and the ability or willingness of counterparties to trade with Vitesse, potentially increasing the costs of transactions. Moreover, such changes could materially reduce Vitesse’s access to derivative opportunities, which could adversely affect revenues or cash flow during periods of low oil and natural gas prices.
The CFTC also has designated certain interest rate swaps and credit default swaps for mandatory clearing and the associated rules also will require Vitesse, in connection with covered derivative activities, to comply with clearing and trade-execution requirements or to take steps to qualify for an exemption to such requirements. Although Vitesse believes Vitesse qualifies for the end-user exception from the mandatory clearing requirements for swaps entered to mitigate its commercial risks, the application of the mandatory clearing and trade execution requirements to other market participants, such as swap dealers, may change the cost and availability of the swaps that Vitesse uses. If Vitesse’s swaps do not qualify for the commercial end-user exception, or if the cost of entering into uncleared swaps becomes prohibitive, Vitesse may be required to clear such transactions. The ultimate effect of these rules and any additional regulations on Vitesse’s business is uncertain.
The full impact of the Dodd-Frank Act and related regulatory requirements on Vitesse’s business will not be known until the regulations are fully implemented and the market for derivatives contracts has adjusted. In addition, it is possible that regulation of the OTC derivatives market and the entities that participate in that market could be expanded through either the Dodd-Frank Act or the enactment of new legislation. Regulations issued under the Dodd-Frank Act (including any further regulations implemented thereunder) and any new legislation also may require certain counterparties to Vitesse’s derivative instruments to spin off some of their derivative activities to a separate entity, which may not be as creditworthy as the current counterparty. Such legislation and regulations could significantly increase the cost of derivative contracts (including from swap recordkeeping and reporting requirements and through requirements to post collateral which could adversely affect Vitesse’s available liquidity), materially alter the terms of derivative contracts, reduce the availability of derivatives to protect against risks Vitesse encounters, reduce Vitesse’s ability to monetize or restructure its existing derivative contracts and increase Vitesse’s exposure to less creditworthy counterparties. Vitesse maintains an active hedging program related to oil and natural gas price risks. Such legislation and regulations could reduce trading positions and the market-making activities of Vitesse’s counterparties. If Vitesse reduces its use of derivatives as a result of legislation and regulations or any resulting changes in the derivatives markets, Vitesse’s results of operations may become more volatile and its cash flows may be less predictable, which could adversely affect Vitesse’s ability to plan for and fund capital expenditures or to make payments on Vitesse’s debt obligations. Finally, the Dodd-Frank Act was intended, in part, to reduce the volatility of oil and natural gas prices, which some legislators attributed to speculative trading in derivatives and commodity instruments related to oil and natural gas. Vitesse’s revenues could therefore be adversely affected if a consequence of the legislation and regulations is to lower oil and natural gas prices. Any of these consequences could have a material adverse effect on Vitesse’s business, its financial condition and its results of operations.
Vitesse’s business is subject to complex federal, state, and local laws, as well as other laws and regulations that could adversely affect the cost, manner or feasibility of doing business.
Vitesse’s operational interests, as operated by Vitesse’s third-party operators, are regulated extensively at the federal, state, tribal and local levels. Environmental and other governmental laws and regulations have increased the costs to plan, design, drill, install, operate and abandon oil and natural gas wells. Under these laws and regulations, Vitesse (either directly or indirectly through Vitesse’s operators) could also be liable for personal injuries, property and natural resource damage and other damages. Failure to comply with these laws and regulations may result in the suspension or termination of Vitesse’s business and subject Vitesse to administrative, civil and criminal penalties. Moreover, public interest in environmental protection has increased in recent years, and environmental organizations have opposed, with some success, certain drilling projects.
Part of the regulatory environment in which Vitesse does business includes, in some cases, legal requirements for obtaining environmental assessments, environmental impact studies or plans of development before commencing drilling and production activities. In addition, Vitesse’s activities are subject to the regulations regarding conservation practices and protection of correlative rights. These regulations affect Vitesse’s business and limit the quantity of natural gas Vitesse may produce and sell. A major risk inherent in the drilling plans in which Vitesse participates is the need for Vitesse’s operators to obtain drilling permits from state and local authorities. Delays in obtaining regulatory approvals or drilling permits, the failure to obtain a drilling permit for a well or the receipt of a permit with unreasonable conditions or costs could have a material adverse effect on the development of Vitesse’s properties. Additionally, the oil and natural gas regulatory environment could change in ways that might substantially increase the financial and managerial costs of compliance with these laws and regulations and, consequently, adversely affect Vitesse’s profitability. At this time, Vitesse cannot predict the effect of this increase on Vitesse’s results of operations. Furthermore, Vitesse may be put at a competitive disadvantage to larger companies in its industry that can spread these additional costs over a greater number of wells and larger operating staff.
Failure to comply with federal, state and local environmental laws and regulations could result in substantial penalties and adversely affect Vitesse’s business.
All phases of the oil and natural gas business can present environmental risks and hazards and are subject to a variety of federal, state and municipal laws and regulations. Environmental laws and regulations, among other things, restrict and prohibit spills, releases or emissions of various substances produced in association with oil and natural gas operations, and require that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. There is risk of incurring significant environmental costs and liabilities as a result of the handling of petroleum hydrocarbons and wastes, air emissions and wastewater discharges related to Vitesse’s business, and historical operations and waste disposal practices. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, loss of Vitesse’s leases, incurrence of investigatory or remedial obligations and the imposition of injunctive relief. Additionally, Vitesse’s operators may be subject to operational restrictions or additional expenses regarding compliance with laws and regulations to protect endangered species, sensitive habitats or other natural resources, which in turn could adversely impact Vitesse’s results of operations.
Environmental legislation and regulations are evolving in a manner Vitesse expects may result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require Vitesse to incur costs to remedy such discharge, regardless of whether Vitesse was responsible for the release or contamination and regardless of whether Vitesse’s operators met previous standards in the industry at the time they were conducted. In addition, claims for damages to persons, property or natural resources may result from environmental and other impacts of operations on Vitesse’s properties. The application of new or more stringent environmental laws and regulations to Vitesse’s business may cause it to curtail production or increase the costs of its production or development activities.
Federal and state legislative and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.
Hydraulic fracturing involves the injection of water, sand and chemicals under pressure into formations to fracture the surrounding rock and stimulate production. Hydraulic fracturing is used extensively by Vitesse’s third-party operators. The hydraulic fracturing process is typically regulated by state oil and natural gas commissions though the EPA has published permitting guidance and regulations covering certain hydraulic fracturing activities and investigated impacts of hydraulic fracturing on water resources. State regulation of hydraulic fracturing typically imposes permitting, public disclosure, and well construction requirements. For example, North Dakota requires operators to disclose the amount of water and chemicals used in hydraulic fracturing, subject to certain trade-secret exemptions. From time to time, there have also been various proposals to regulate hydraulic fracturing at the federal level or restrict hydraulic fracturing operations on federal lands. Any federal or state legislative or regulatory changes with respect to hydraulic fracturing could cause Vitesse to incur substantial compliance costs or result in operational delays, and the consequences of any failure to comply by Vitesse or Vitesse’s third-party operators could have a material adverse effect on Vitesse’s financial condition and results of operations.

In addition, in response to concerns relating to recent seismic events near underground disposal wells used for the disposal by injection of flowback and produced water or certain other oilfield fluids resulting from oil and natural gas activities (so-called “induced seismicity”), regulators in some states have imposed, or are considering imposing, additional requirements in the permitting of produced water disposal wells or otherwise to assess any relationship between seismicity and the use of such wells. States may, from time to time, develop and implement plans directing certain wells where seismic incidents have occurred to restrict or suspend disposal well operations. These developments could result in additional regulation and restrictions on the use of injection wells by Vitesse’s operators to dispose of flowback and produced water and certain other oilfield fluids. Increased regulation and attention given to induced seismicity also could lead to greater opposition to, and litigation concerning, oil and natural gas activities utilizing injection wells for waste disposal. Until such pending or threatened legislation or regulations are finalized and implemented, it is not possible to estimate their impact on Vitesse’s business.
Any of the above risks could impair Vitesse’s ability to manage its business and have a material adverse effect on its operations, cash flows and financial position.
The adoption of climate change legislation or regulations restricting emissions of carbon dioxide, methane, and other greenhouse gases could result in increased operating costs and reduced demand for the oil and natural gas Vitesse produces.
The threat of climate change continues to attract considerable attention in the United States and around the world. Numerous proposals have been made and could continue to be made at the international, national, regional and state levels of government to monitor and limit emissions of GHGs. These efforts have included consideration of cap-and-trade programs, carbon taxes, climate-related disclosure obligations, and regulations that directly limit GHG emissions from certain sources. International climate commitments made by political, industrial and financial stakeholders may also impact commercial, regulatory and consumer trends related to climate change. As a result, Vitesse’s operations are subject to a series of regulatory, political, litigation, and financial risks associated with emissions of GHGs from the oil and natural gas industry.
In recent years Congress has considered legislation to reduce emissions of GHGs, including methane, a primary component of natural gas, and carbon dioxide, a byproduct of the burning of natural gas. While it presently appears unlikely that comprehensive climate change legislation will be passed by Congress in the near future, certain federal laws, like the IRA, have been enacted to advance numerous climate-related objectives. The IRA contains hundreds of billions of dollars in incentives for the development of renewable energy, clean hydrogen, clean fuels, electric vehicles, supporting infrastructure and carbon capture and sequestration, among other provisions. Moreover, various federal agencies have adopted climate change considerations into their rulemaking and decision-making processes and have promulgated regulations that seek to restrict, monitor or otherwise limit GHG emissions. For example, in December 2023, the EPA finalized rules establishing more stringent methane and volatile organic compound emissions performance standards for oil and gas facilities. The IRA also included a first-ever fee on waste methane emissions, for which the EPA has finalized regulations to implement. These regulatory initiatives could increase operating costs within the oil and gas industry and the IRA’s funding provisions could accelerate the transition away from fossil fuels, which could in turn adversely affect Vitesse’s business and results of operations. However, whether the Trump administration or Congress elects to pursue rulemaking or legislation, respectively, that could repeal, revise, or otherwise limit the enforcement of these regulations and certain of the IRA’s provisions cannot be predicted at this time. Several states have also implemented, of their own accord or in coordination with their neighbor states, regional initiatives and programs limiting, monitoring, or otherwise regulating GHG emissions.
At the international level, the Paris Agreement requires member states to submit non-binding, individually determined reduction goals known as Nationally Determined Contributions every five years after 2020. President Biden has recommitted the United States to the Paris Agreement and, in April 2021, announced a goal of reducing the United States’ emissions by 50 – 52% below 2005 levels by 2030. Various U.S. states and local governments have also publicly committed to furthering the goals of the Paris Agreement. The international community continues to meet annually at Conferences of the Parties to deliberate on global emissions reduction and climate-related initiatives. Recent Conferences of the Parties have resulted in reaffirmations of the goals of the Paris Agreement, calls for parties to eliminate fossil fuel subsidies, agreements to transition away from fossil fuels in energy systems and increase renewable energy capacity, financial commitments to fund energy transition efforts in developing countries, and similar initiatives, though none legally binding. The full impact of these international agreements and initiatives on Vitesse’s business, including the impact of any actions taken to fulfill the United States’ obligations thereunder, is uncertain at this time. Further, the extent to which the Trump administration will modify the United States’ participation in international climate-related initiatives is uncertain at this time. Nevertheless, the promulgation of new or more stringent regulations limiting or taxing the emission of GHGs, legislation restricting the production of oil and gas, or other climate-related policies having the effect of reducing the availability or attractiveness of fossil-fuel energy could reduce demand for the oil and gas Vitesse’s operators produce and sell and adversely impact Vitesse’s results of operations.
Increased regulatory scrutiny on emissions and related climate change matters has also led to increased litigation risks for fossil fuel companies. A number of states, municipalities and other plaintiffs have sought to bring suit against various oil and gas companies in state or federal court, alleging, among other things, that such energy companies created public nuisances by producing fuels that contributed to climate change and its effects, such as rising sea levels, and therefore, are responsible for roadway and infrastructure damages as a result, or alleging that the companies have been aware of the adverse effects of climate change for some time but defrauded their investors by failing to adequately disclose those impacts. Vitesse is not currently a defendant in any of these lawsuits, but it could be named in actions in the future making similar allegations. Should Vitesse be targeted by any such litigation, Vitesse may incur liability, which, to the extent that societal pressures or political or other factors are involved, could be imposed without regard to causation or contribution to the asserted damage, or to other mitigating factors. Involvement in such a case could have adverse reputational impacts and an unfavorable ruling in any such case could significantly impact Vitesse’s operations and could have an adverse impact on Vitesse’s financial condition.
Regulatory requirements to reduce gas flaring and to further restrict emissions could have an adverse effect on Vitesse’s operations.
Wells in the Williston Basin of North Dakota, where Vitesse owns significant oil and natural gas properties, produce natural gas as well as oil. Constraints in third party natural gas gathering and processing systems in certain areas have resulted in some of that natural gas being flared instead of gathered, processed and sold. In 2014, the NDIC, North Dakota’s chief energy regulator, adopted a policy to reduce the volume of natural gas flared from oil wells in the Williston Basin. The NDIC requires operators to develop gas capture plans that describe how much natural gas is expected to be produced, how it will be delivered to a processor and where it will be processed. As of November 1, 2020, the enforceable gas capture percentage goal is 91%. Production caps or penalties may be imposed on certain wells that cannot meet the capture goals. It is possible that other states in which Vitesse operates, including Montana, will require gas capture plans or otherwise institute new regulatory requirements in the future to reduce flaring.
Gas capture requirements and other regulatory requirements, in North Dakota or Vitesse’s other locations, could increase Vitesse’s operators’ operational costs and restrict production on Vitesse’s oil and natural gas properties, which could materially and adversely affect Vitesse’s financial condition, results of operations and cash flows. If Vitesse’s interpretation of the applicable regulations is incorrect, or if Vitesse receives a non-appealable order to pay royalty on past and future flared volumes in North Dakota, such royalty payments could materially and adversely affect Vitesse’s financial condition and cash flows.
Risk Factors Relating to Lucero
Prices, Markets and Marketing
Numerous factors beyond Lucero’s control do, and will continue to, affect the marketability and price of oil and natural gas acquired, produced, or discovered by Lucero. Lucero’s ability to market its oil and natural gas may depend upon its ability to acquire capacity in pipelines that deliver natural gas and crude oil to commercial markets or contract for the delivery of crude oil by rail or by truck. Deliverability uncertainties exist related to the distance of Lucero’s reserves from pipelines, railway lines, processing and storage facilities, operational problems affecting pipelines, railway lines and processing and storage facilities as well as government regulation relating to prices, taxes, royalties, land tenure, allowable production, the export of oil and natural gas and many other aspects of the oil and natural gas business may also affect Lucero.
Oil and natural gas prices may be volatile for a variety of reasons including market uncertainties over the supply and demand of these commodities due to the current state of the world economies, actions of OPEC, actions of certain nations with significant oil production capacity, political uncertainties, geopolitical conflicts, sanctions imposed on certain oil producing nations by other countries, the ongoing military conflict between Russia and Ukraine and conflicts in the Middle East, or other adverse economic or political development in the United States, Europe, or Asia. Additionally, the occurrence or threat of terrorist attacks in the United States or other countries could adversely affect the global economy. Prices for oil and natural gas are also subject to the availability of foreign markets and Lucero’s ability to access such markets.
A material decline in prices could result in a reduction of Lucero’s net production revenue. The economics of producing from some wells may change because of lower prices which could result in reduced production of oil or natural gas and a reduction in the volumes and the value of Lucero’s reserves. Lucero, or the operators of its properties, might also elect not to produce from certain wells at lower prices. Any substantial and extended decline in the price of oil and natural gas would have an adverse effect on the carrying value of Lucero’s reserves, borrowing capacity, revenues, profitability and cash flows from operations and may have a material adverse effect on its business, financial condition, results of operations and prospects.
Disruption, curtailment or limited access to pipeline transportation could have a negative impact on the price Lucero receives for its oil production. All these factors could result in a material decrease in Lucero’s expected net production revenue and a reduction in its oil and natural gas production, development and exploration activities. Any substantial and extended decline in the price of oil and natural gas would have an adverse effect on the carrying value of Lucero’s reserves, borrowing capacity, revenues, profitability and cash flows from operations and may have a material adverse effect on its business, financial condition, results of operations and prospects.
Volatile oil and natural gas prices make it difficult to estimate the value of producing properties for acquisitions and often cause disruption in the market for oil and natural gas producing properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation projects.
The demand for oil and natural gas is generally linked to broad-based economic activities in the jurisdictions Lucero operates. If there was a slowdown in economic growth, an economic downturn or recession or other adverse economic or political development in the jurisdictions where Lucero operates, there could be a significant adverse effect on global financial markets and market prices. Global or national health concerns, including the outbreak of pandemic or contagious diseases may adversely affect Lucero by: (i) reducing economic activity thereby resulting in lower demand for oil and natural gas consumption; (ii) impairing its supply chain (for example, by limiting the manufacturing of materials or the supply of services used in its operations); and (iii) affecting the health of its workforce, rendering employees unable to work or travel. These and other factors disclosed elsewhere in this proxy statement that affect the demand for oil and natural gas and Lucero’s business and industry would ultimately have an adverse impact on its prospects, results of operations and cash flow.
Exploration, Development and Production Risks
Oil and natural gas operations involve many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Lucero’s long-term commercial success depends on its ability to find, acquire, develop and commercially produce oil and natural gas reserves. See also “— Operational Dependence.” Without the continual addition of new reserves, Lucero’s existing reserves, and the production from them will decline over time as Lucero produces from such reserves. A future increase in Lucero’s reserves will depend on its ability to explore and develop its existing properties and its ability to select and acquire suitable producing properties or prospects. There is no assurance that Lucero will be able to continue to find satisfactory properties to acquire or participate in. Moreover, if such acquisitions or participations are identified, Lucero’s management may determine that current markets, terms of acquisition, or participation or pricing conditions make potential acquisitions or participation uneconomic. There is also no assurance that Lucero will discover or acquire further commercial quantities of oil or natural gas.
Future oil and natural gas exploration may involve unprofitable efforts from dry wells or from wells that are productive but do not produce sufficient petroleum substances to return a profit after drilling, completing (including hydraulic fracturing), operating and other costs. Completion of a well does not ensure a profit on the investment or recovery of drilling, completion and operating costs.
Drilling hazards, environmental damage and various field operating conditions could greatly increase the cost of operations and adversely affect the production from successful wells. Field operating conditions include, but are not limited to, delays in obtaining governmental approvals or consents, shut-ins of wells resulting from extreme weather conditions, insufficient storage or transportation capacity or geological and mechanical conditions. While diligent well supervision, effective maintenance operations and the development of enhanced oil recovery technologies can contribute to maximizing production rates over time, it is not possible to eliminate production delays and declines from normal field operating conditions which can negatively affect revenue and cash flow levels to varying degrees.
Oil and natural gas exploration, development and production operations are subject to all the risks and hazards typically associated with such operations, including, but not limited to, fire, explosion, blowouts, cratering, sour gas releases, spills and other environmental hazards. These typical risks and hazards could result in substantial damage to oil and natural gas wells, production facilities, other property and the environment and cause personal injury or threaten wildlife. Particularly, Lucero may explore for and produce sour gas in certain areas. An unintentional leak of sour gas could result in personal injury, loss of life or damage to property and may necessitate an evacuation of populated areas, all of which could result in liability to Lucero.
Oil and natural gas production operations are also subject to geological and seismic risks, including encountering unexpected formations or pressures, premature decline of reservoirs and the invasion of water into producing formations. Losses resulting from the occurrence of any of these risks may have a material adverse effect on Lucero’s business, financial condition, results of operations and prospects.
As is standard industry practice, Lucero is not fully insured against all risks, nor are all risks insurable. Although Lucero maintains liability insurance in an amount that it considers consistent with industry practice, liabilities associated with certain risks could exceed policy limits or not be covered. See “— Insurance.” In either event, Lucero could incur significant costs.
Operational Dependence
On a limited basis, other companies operate some of the assets in which Lucero has an interest. Lucero has limited ability to exercise influence over the operation of those assets or their associated costs which could adversely affect its financial performance. Lucero’s return on assets operated by others (if any) depends upon a number of factors that may be outside of its control, including, but not limited to, the timing and amount of capital expenditures, the operator’s expertise and financial resources, the approval of other participants, the selection of technology and risk management practices.
In addition, due to volatile commodity prices, many companies, including companies that may operate some of the assets in which Lucero has an interest, may be in financial difficulty. This could impact their ability to fund and pursue capital expenditures, carry out their operations in a safe and effective manner and satisfy regulatory requirements with respect to abandonment and reclamation obligations. If companies that operate some of the assets in which Lucero has an interest fail to satisfy regulatory requirements with respect to abandonment and reclamation obligations Lucero may be required to satisfy such obligations and to seek reimbursement from such companies. To the extent that any such companies become bankrupt or insolvent or make a proposal or institute any proceedings relating to bankruptcy or insolvency, it could result in such assets being shut-in, the potential of Lucero becoming subject to additional liabilities relating to such assets and Lucero having difficulty collecting revenue due from such operators or recovering amounts owing to it from such operators for their share of abandonment and reclamation obligations. Any of these factors could have an effect on Lucero’s financial and operational results. See “— Third Party Credit Risk.”

Abandonment and Reclamation Costs
Lucero will need to comply with the terms and conditions of environmental and regulatory approvals and all legislation regarding the abandonment of its projects and reclamation of the project lands at the end of their economic life, which may result in substantial abandonment and reclamation costs. Any failure to comply with the terms and conditions of Lucero’s approvals and legislation may result in the imposition of fines and penalties, which may be material. Generally, abandonment and reclamation costs are substantial and, while Lucero accrues a reserve in its financial statements for such costs in accordance with IFRS, such accruals may be insufficient.
It is not possible at this time to estimate abandonment and reclamation costs reliably since they will, in part, depend on future regulatory requirements. In addition, in the future, Lucero may determine it prudent or be required by applicable laws, regulations or regulatory approvals to establish and fund one or more reclamation funds to provide for payment of future abandonment and reclamation costs. If Lucero establishes a reclamation fund, its liquidity and cash flow may be adversely affected. The implementation of or changes to the requirements of liability management programs (if applicable) may result in significant increases to the security that must be posted by licensees, increased and more frequent financial disclosure obligations or may result in the denial of license or permit transfers, which could impact the availability of capital to be spent by such licensees which could in turn materially adversely affect Lucero’s business and financial condition. In addition, these liability management programs (if applicable) may prevent or interfere with a licensee’s ability to acquire or dispose of assets, as both the vendor and the purchaser of oil and natural gas assets must be in compliance with the liability management programs (both before and after the transfer of the assets) for the applicable regulatory agency to allow for the transfer of such assets.
Credit Facility Arrangements
Lucero currently has a senior credit facility and the amount authorized thereunder is dependent on the borrowing base determined by its lenders. Lucero is required to comply with covenants under its senior credit facility which may, in certain cases, include certain financial ratio tests which may, from time to time, either affect the availability or price of additional funding, and in the event that Lucero does not comply with these covenants, its access to capital could be restricted or repayment could be required. Events beyond Lucero’s control may contribute to its failure to comply with such covenants. A failure to comply with covenants could result in default under Lucero’s senior credit facility which could result in Lucero being required to repay amounts owing thereunder. In addition, Lucero’s senior credit facility may impose operating and financial restrictions on it that could include restrictions on, the payment of dividends, repurchase or making of other distributions, incurring of additional indebtedness, the provision of guarantees, the assumption of loans, making of capital expenditures, entering into of amalgamations, mergers, takeover bids or disposition of assets, among others.
Lucero’s lenders use Lucero’s reserves, commodity prices, applicable discount rate and other factors to periodically determine Lucero’s borrowing base. Commodity prices have recently increased but remain volatile as a result of various factors including global geopolitical tensions, actions taken to limit OPEC and non-OPEC production and increasing production by U.S. shale producers. Depressed commodity prices could reduce Lucero’s borrowing base, reducing the funds available to Lucero under its senior credit facility. This could result in the requirement to repay a portion, or all, of Lucero’s indebtedness (if any).
If Lucero’s require repayment of all or a portion of the amounts outstanding under its senior credit facility (if any) for any reason, including for a default of a covenant, or the reduction of a borrowing base, there is no certainty that Lucero would be in a position to make such repayment. Even if Lucero is able to obtain new financing in order to make any required repayment under its senior credit facility, such financing may not be on commercially reasonable terms, or terms that are acceptable to Lucero. If Lucero is unable to repay amounts owing under its senior credit facility, the lenders under its senior credit facility could proceed to foreclose or otherwise realize upon the collateral granted to them to secure the indebtedness.
Debt
Lucero’s senior credit facility contains certain non-financial covenants. At December 31, 2023, Lucero was in compliance with all covenants under the terms of its senior credit facility and no amounts are currently drawn thereunder. However, to the extent permitted by the Arrangement Agreement between now and the time at which Lucero is required to terminate its senior credit facility, Lucero may in the future have amounts owing under the senior credit facility or fail to maintain Lucero’s compliance with the terms of such credit facilities which may give rise to the requirements to repay amounts owing thereunder, or other rights of the lenders, including the enforcement of their security. In the event the senior credit facility is drawn, there is no guarantee that Lucero will have sufficient funds (or make sufficient arrangements) to reduce or eliminate the amounts owing under such facilities. There can be no assurance that these facilities will continue to be available to Lucero in the future, or on terms that are acceptable to Lucero. Any failure by Lucero to receive an extension or amendment to such facilities, or otherwise repay in full (if applicable) on or prior to their respective maturity dates, may cast significant doubt with respect to Lucero’s ability to continue as a going concern.
Lucero’s debt levels (if applicable) could have important negative effects on it, such as:
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limiting Lucero’s ability to obtain additional financing, if needed, or refinancing, when needed, for debt service;

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requirements of working capital, capital expenditures or other purposes;

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increasing Lucero’s vulnerability to current and future adverse economic and industry conditions;

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requiring Lucero to dedicate a substantial portion of its cash flows from operations to make payments on its debt;

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causing Lucero to monetize assets on terms that may be unfavorable to it or at a time when values of such assets may be depressed;

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causing Lucero to offer debt or equity securities on terms that may not be favorable to it or its shareholders;

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reducing funds available for operations, future business opportunities or other purposes;

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limiting Lucero’s flexibility in planning for, or reacting to, changes and opportunities in its business and industry;

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increasing employee turnover and uncertainty, diverting management’s attention from routine business and hindering Lucero’s ability to recruit qualified employees; and

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placing Lucero at a competitive disadvantage compared to its competitors that have less debt.

Issuance of Debt
From time to time, Lucero may enter into transactions to acquire assets or shares of other organizations. These transactions may be financed in whole, or in part, with debt which may increase Lucero’s debt levels above industry standards for oil and natural gas companies of similar size. Depending on future exploration and development plans, Lucero may require additional debt financing that may not be available or, if available, may not be available on favorable terms. Neither Lucero’s articles nor its bylaws limit the amount of indebtedness that Lucero may incur. The level of Lucero’s indebtedness from time to time could impair its ability to obtain additional financing on a timely basis to take advantage of business opportunities that may arise.
Foreign Subsidiaries
Lucero conducts most of its operations through PetroShale US. The ability of PetroShale US and other companies to make payments to Lucero may be constrained by among other things: the level of taxation, particularly corporate profits and withholding taxes, in the jurisdiction in which they operate; and the introduction of exchange controls or repatriation restrictions.
Foreign Operations
Lucero’s principal interests in oil and natural gas properties are located in the United States. As such, Lucero is subject to political, economic and other uncertainties in the United States, including, but not limited to, changes in energy policies or the personnel administering them, currency fluctuations and devaluations, exchange controls, tariffs, royalty and tax increases and other risks arising out of governmental sovereignty over areas in which Lucero’s operations are conducted. Lucero’s operations may also be affected by laws and policies of Canada affecting foreign trade, taxation and investment. In the event of a dispute arising in connection with Lucero’s operations outside of Canada, it may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdictions of the courts of Canada or enforcing Canadian judgments in other jurisdictions. Lucero may also be hindered or prevented from enforcing its rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity. Accordingly, Lucero’s exploration, development and production activities outside of Canada could be substantially impacted by factors beyond its control, any of which could have a material impact on it. Lucero will seek to operate in such a manner as to minimize and mitigate its exposure to these risks. However, there can be no assurance that Lucero will be successful in protecting itself from the impact of all of these risks.
Third Party Credit Risk
Lucero may be exposed to third party credit risk through Lucero’s contractual arrangements with its current or future joint venture partners, marketers of its petroleum and natural gas production, counterparties to any hedge agreements and other parties. In the event such entities fail to meet their contractual or other obligations to Lucero, such failures may have a material adverse effect on its business, financial condition, results of operations and prospects. In addition, poor credit conditions in the industry, generally, and of Lucero’s joint venture partners may affect a joint venture partner’s willingness to participate in Lucero’s ongoing capital program, potentially delaying the program and the results of such program until Lucero finds a suitable alternative partner. To the extent that any of such third parties go bankrupt, become insolvent or make a proposal or institute any proceedings relating to bankruptcy or insolvency, it could result in Lucero being unable to collect all or a portion of any money owing from such parties. Any of these factors could materially adversely affect Lucero’s financial and operational results.
Substantial Capital Requirements
Lucero anticipates making substantial capital expenditures for the acquisition, exploration, development and production of oil and natural gas reserves in the future. As future capital expenditures will be financed out of cash generated from operations, borrowings, proceeds on asset sales and possible future equity issuances, Lucero’s ability to do so is dependent on, among other factors:
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the overall state of the capital markets;

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commodity prices;

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Lucero’s existing debt leverage;

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interest rates;

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royalty rates;

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overall profitability of Lucero’s existing operations and production;

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tax burden due to current and future tax laws; and

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investor interest for investments in the energy industry.

Further, if Lucero’s revenues or reserves decline, it may not have access to the capital necessary to undertake or complete future drilling programs. The conditions in, or those affecting, the oil and natural gas industry have negatively impacted the ability of oil and natural gas companies to access financing or the cost thereof. There can be no assurance that debt or equity financing, or cash generated by operations will be available or sufficient to meet these requirements or for other corporate purposes or, if debt or equity financing is available, that it will be on terms acceptable to Lucero. Moreover, future activities may require Lucero to alter its capitalization significantly, including selling a portion or all of its interest in one or more projects. Lucero’s inability to access sufficient capital for its operations could have a material adverse effect on its business financial condition, results of operations and prospects.

Lack of Diversification
Substantially all of Lucero’s production currently comes from the North Dakota Bakken/Three Forks reservoirs and a majority from a limited number of producing wells. As a result, Lucero lacks diversification in terms of the size, nature and geographic scope of its business. Accordingly, factors affecting Lucero’s particular properties, the oil and natural gas industry or the particular regions in North Dakota where it operates will likely impact Lucero more acutely than if its business was more diversified.
Failure to Realize Anticipated Benefits of Acquisitions and Dispositions
Lucero considers acquisitions and dispositions of businesses and assets in the ordinary course of business. Achieving the benefits of acquisitions depends on successfully consolidating functions and integrating operations and procedures in a timely and efficient manner and Lucero’s ability to realize the anticipated growth opportunities and synergies from combining the acquired businesses and operations with Lucero’s. The integration of acquired businesses and assets may require substantial management effort, time and resources diverting management’s focus from other strategic opportunities and operational matters. Lucero’s management continually assesses the value and contribution of services provided by third parties and the resources required to provide such services. In this regard, non-core assets may be periodically disposed of so that Lucero can focus its efforts and resources more efficiently. Depending on the state of the market for such non-core assets, certain of Lucero’s non-core assets may, if disposed of, realize less on disposition than their carrying value on Lucero’s financial statements.
Project Risks
Lucero manages a variety of small and large projects in the conduct of its business. Project interruptions may delay expected revenues from operations. Significant project cost overruns could make a project uneconomic. Lucero’s ability to execute projects and market oil and natural gas depends upon numerous factors beyond Lucero’s control, including:
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the availability of processing capacity;

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the availability and proximity of pipeline capacity;

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the availability of storage capacity;

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the availability of natural gas transportation and processing capacity;

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the availability of, and the ability to acquire, water supplies needed for drilling and hydraulic fracturing, availability and costs of fracturing sand, or Lucero’s ability to dispose of water used or removed from strata at a reasonable cost and in accordance with applicable environmental regulations;

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the availability of energy sources;

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the effects of inclement and severe weather events, including fire, drought, extreme cold and flooding;

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the availability of drilling, completion and oilfield service-related equipment, at a reasonable cost or at all;

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unexpected cost increases;

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accidental events;

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currency fluctuations;

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regulatory changes;

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availability and productivity of skilled labor;

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shut-ins of producing wells resulting from extreme weather conditions, or inability to access pipelines or processing facilities for Lucero’s oil and natural gas production;

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political uncertainty;

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environmental and Indigenous activism that may result in delays or cancellations of projects; and

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regulation of the oil and natural gas industry by various levels of government and governmental agencies including but not limited to the BLM, the BIA, the Three Affiliated Tribes, and the NDIC in relation to Lucero’s U.S. assets.

Because of these factors, Lucero, or the operators of its properties, may be unable to execute projects on time, on budget, or at all, and may be unable to transport, process or market the oil and natural gas that Lucero produces effectively.
Geopolitical Risks
Lucero’s results can be adversely impacted by political, legal, or regulatory developments in the United States and elsewhere that affect local operations and local and international markets. Changes in government, government policy or regulations, changes in law or interpretation of settled law, third-party opposition to industrial activity generally or projects specifically and duration of regulatory reviews could impact Lucero’s existing operations and planned projects. This includes actions by regulators or other political actors to delay or deny necessary licenses and permits for the Lucero’s activities or restrict the operation of third-party infrastructure on which Lucero relies on. Additionally, changes in environmental regulations, assessment processes or other laws, and increasing and expanding stakeholder consultation (including Indigenous stakeholders), may increase the cost of compliance or reduce or delay available business opportunities and adversely impact Lucero’s results.
Other government and political factors that could adversely affect Lucero’s financial results include increases in taxes and changes in trade policies and agreements. Further, the adoption of regulations mandating efficiency standards, and the use of alternative fuels or uncompetitive fuel components could affect Lucero’s operations. Many governments are providing tax advantages and other subsidies to support alternative energy sources or are mandating the use of specific fuels or technologies. Governments and others are also promoting research into new technologies to reduce the cost and increase the scalability of alternative energy sources. The success of these initiatives may decrease demand for Lucero’s products.
A change in federal, state or municipal governments in the United States may have an impact on the directions taken by such governments on matters that may impact the oil and natural gas industry including the balance between economic development and environmental policy. The oil and natural gas industry has become an increasingly politically polarizing topic resulting in a rise in civil disobedience surrounding oil and natural gas development, particularly with respect to infrastructure projects. Protests, blockades and demonstrations have the potential to delay and disrupt Lucero’s activities.
Political events throughout the world can cause disruptions in the supply or transportation of oil, which can affect the marketability and price of oil and natural gas. Conflicts, including in the Middle East and Ukraine may have a significant impact on the price of oil and natural gas. Any particular event could result in a material change in realized prices and result in a corresponding change in Lucero’s revenue. In addition, Lucero’s oil and natural gas properties, wells and facilities could be the subject of a terrorist attack. If any of Lucero’s properties are the subject of terrorism, it may have a material adverse effect on its business, financial condition, results of operations and prospects.
Gathering and Processing Facilities, Pipeline Systems and Rail
Lucero delivers its products through gathering and processing facilities and pipeline systems, most of which it does not own, and by trucking or rail. The amount of oil and natural gas that Lucero can produce and sell is subject to the accessibility, availability, proximity and capacity of these gathering and processing facilities, pipeline systems and railway lines. The lack of availability of capacity in any of the gathering and processing facilities, pipeline systems and railway lines, and in particular the processing facilities, could result in Lucero’s inability to realize the full economic potential of its production or in a reduction of the price offered for its production. New natural gas flaring restrictions implemented by the NDIC in 2014 and amended by the NDIC in 2018 severely limit the amount of associated natural gas flaring that can take place on a well-by-well basis creating further potential restrictions on the ability to commence production from new wells without natural gas tie-in infrastructure in place. The lack of firm pipeline capacity continues to affect the oil and natural gas industry by limiting the ability to transport produced oil and natural gas to market. Unexpected shutdowns or curtailment of capacity of pipelines for maintenance or integrity work or because of actions taken by regulators could also affect Lucero’s production, operations and financial results. As a result, producers are increasingly turning to rail lines as an alternative means of transportation. In recent years, the volume of crude oil shipped by rail in North America has increased dramatically. Any significant change in market factors or other conditions affecting these infrastructure systems and facilities, as well as any delays or uncertainty in constructing new infrastructure systems and facilities could harm Lucero’s business and, in turn, its financial condition, results of operations and cash flows.
A significant portion of crude oil currently sold in North Dakota is transported through the DAPL to the U.S. Gulf Coast. The DAPL crosses many waterways, including Lake Oahe, an artificial reservoir in the Missouri River. A small segment of the DAPL is buried beneath Lake Oahe. In 2020, the U.S. District Court for the District of Columbia ruled that the Corps which had granted an easement under that lake to allow the DAPL to be completed in 2017, wrongfully failed to prepare an EIS for the easement and ordered the DAPL to be shut down and emptied of oil while the Corps prepared the necessary environmental analysis. Energy Transfer which owns the DAPL, and the Corps appealed that decision to the Court of Appeals for the D.C. Circuit. The Court of Appeals for the D.C. Circuit reversed the order to suspend operations and empty the pipeline but upheld the vacatur of the easement under Lake Oahe. The Corps has agreed to allow DAPL to continue to operate, and concurrently began public scoping for the EIS in September 2020. In May 2021, the U.S. District Court for the District of Columbia declined to halt pipeline operations pending completion of the EIS. The Corps published the draft EIS in September 2023. Such draft is currently under review. If in the unlikely event the DAPL is required to shut down for a period of time, management believes there is currently adequate excess rail capacity due to declining production in the basin to transport crude oil from North Dakota to markets to handle any oil displaced by a DAPL shutdown. Transporting crude oil by rail is more expensive than transportation through the DAPL and may lead to an increase in realized price differentials if such an event occurs.
Following major accidents in Lac-Megantic, Quebec and North Dakota, the Transportation Safety Board of Canada and the United States National Transportation Board have recommended additional regulations for railway tank cars carrying crude oil. In June 2015, as a result of these recommendations, the Government of Canada passed the Safe and Accountable Rail Act which increased insurance obligations on the shipment of crude oil by rail and imposed a per tonne levy of $1.65 on crude oil shipped by rail to compensate victims and for environmental cleanup in the event of a railway accident. In addition to this legislation, new regulations have implemented the TC-117 standard for all rail tank cars carrying flammable liquids which formalized the commitment to retrofit and eventually phase out the DOT-111 tank cars carrying crude oil. The increased regulation of rail transportation may reduce the ability of railway transportation to alleviate pipeline constraints and adds additional costs to the transportation of crude oil by rail.
A significant portion of Lucero’s production is processed through facilities owned by third parties and over which Lucero does not have control. From time to time these facilities may discontinue or decrease operations either as a result of normal servicing requirements or as a result of unexpected events. A discontinuation or decrease of operations could have a material adverse effect on Lucero’s ability to process its production and deliver the same for sale. Midstream and pipeline companies may take actions to maximize their return on investment which may in turn adversely affect producers and shippers, especially when combined with a regulatory framework that may not always align with the interests of particular shippers.
Industry Competition
The petroleum industry is competitive in all of its phases. Lucero competes with numerous other entities in the exploration for, and the development, production and marketing of, oil and natural gas. Lucero’s competitors include oil and natural gas companies that have substantially greater financial resources, staff and facilities than Lucero’s. Some of these companies not only explore for, develop and produce oil and natural gas, but also carry on refining operations and market oil and natural gas on an international basis. As a result of these complementary activities, some of these competitors may have greater and more diverse competitive resources to draw on than Lucero. Lucero’s ability to increase its reserves in the future will depend not only on its ability to explore and develop its present properties, but also on Lucero’s ability to select and acquire other suitable producing properties or prospects for exploratory drilling. Competitive factors in the distribution and marketing of oil and natural gas include price, process, methods, and reliability of delivery and storage.
Cost of New Technologies
The petroleum industry is characterized by rapid and significant technological advancements and introductions of new products and services utilizing new technologies. Other companies may have greater financial, technical and personnel resources that allow them to implement and benefit from technological advantages. There can be no assurance that Lucero will be able to respond to such competitive pressures and implement such technologies on a timely basis or at an acceptable cost. If Lucero does implement such technologies, there is no assurance that Lucero will do so successfully. One or more of the technologies currently utilized by Lucero or implemented in the future may become obsolete. If Lucero is unable to utilize the most advanced commercially available technology, or it is unsuccessful in implementing certain technologies its business, financial condition and results of operations could also be adversely affected, potentially in a material way.
Alternatives to and Changing Demand for Petroleum Products
Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and natural gas and technological advances in fuel economy and energy generation systems could reduce the demand for oil and natural gas. Recently, certain jurisdictions have implemented policies or incentives to decrease the use of fossil fuels and encourage the use of renewable fuel alternatives which may lessen the demand for petroleum products and put downward pressure on commodity prices. Advancements in energy-efficient products have a similar effect on the demand for oil and natural gas products. Lucero cannot predict the impact of changing demand for oil and natural gas products, and any major changes may have a material adverse effect on its business, financial condition, results of operations and cash flows by decreasing its profitability, increasing its costs, limiting its access to capital and decreasing the value of its assets.
Regulatory
The implementation of new regulations or the modification of existing regulations affecting the oil and natural gas industry could reduce demand for crude oil and natural gas and increase Lucero’s costs, either of which may have a material adverse effect on its business, financial condition, results of operations and prospects. Further, third-party challenges to regulatory decisions and orders can reduce the efficiency of the regulatory regime, as the implementation of decisions and orders may be delayed resulting in uncertainty and interruption to the business of the oil and natural gas industry.
To conduct oil and natural gas operations, Lucero requires regulatory permits, licenses, registrations, approvals and authorizations from various Governmental Entities. There can be no assurance that Lucero will be able to obtain all of the permits, licenses, registrations, approvals and authorizations that may be required to conduct operations that Lucero may wish to undertake. In addition, certain federal legislation such as the Competition Act (Canada) and the Investment Canada Act (Canada) could negatively affect Lucero’s business, financial condition and the market value of Lucero’s assets, particularly when undertaking, or attempting to undertake, acquisition or disposition activity. See “— Industry Competition.”
Royalty Regimes
Governments in the jurisdictions in which Lucero has assets may adopt new royalty regimes or modify the existing royalty regimes, which may impact the economics of Lucero’s projects. An increase in royalties will reduce Lucero’s earnings and could make future capital investments, or its operations, less economic. Acquisitions of new assets in the United States may require Lucero to negotiate royalty rates with private landowners and there is a risk that such royalty rates may increase due to increased competition for such lands over time.
Hydraulic Fracturing
Hydraulic fracturing involves the injection of water, sand, and small amounts of additives under high pressure into tight rock formations to stimulate the production of oil and natural gas. Concerns about seismic activity, including earthquakes, caused by hydraulic fracturing have resulted in regulatory authorities implementing additional protocols for areas that are prone to seismic activity and completely banning hydraulic fracturing in other areas. Any new laws, regulations, or permitting requirements regarding hydraulic fracturing could lead to operational delays, increased operating costs, or third-party or governmental claims, and could increase Lucero’s costs of compliance and doing business, as well as delay the development of oil and natural gas resources from shale formations, which are not commercial without the use of hydraulic fracturing. Restrictions or bans on hydraulic fracturing in the areas where Lucero operates could result in Lucero being unable to economically recover its oil and gas reserves, which would result in a significant decrease in the value of Lucero’s assets.
Water is an essential component of Lucero’s drilling and hydraulic fracturing processes. Limitations or restrictions on Lucero’s ability to secure sufficient amounts of water (including limitations resulting from natural causes such as drought), could materially and adversely impact its operations. Severe drought conditions can result in local water authorities taking steps to restrict the use of water in their jurisdiction for drilling and hydraulic fracturing in order to protect the local water supply. If Lucero is unable to obtain water to use in its operations from local sources, water may need to be obtained from new sources and transported to drilling sites, resulting in increased costs. Cost increases could have a material adverse effect on drilling economics resulting in delays or suspensions of drilling which ultimately would have a detrimental effect on Lucero’s financial condition, results of operations, and cash flows.
Lucero must dispose of the fluids produced from oil and natural gas production operations, including produced water. It does so directly or through the use of third-party vendors. The legal requirements related to the disposal of produced water into a non-producing geologic formation by means of underground injection wells are subject to change based on concerns of the public or Governmental Entities.
Another consequence of seismic events may be lawsuits alleging that disposal well operations have caused damage to neighboring properties or otherwise violated laws and regulations regarding waste disposal. These developments could result in additional regulation and restrictions on the use of injection wells by Lucero or by commercial disposal well vendors that Lucero may use from time to time to dispose of produced water. Increased regulation and attention given to induced seismicity could also lead to greater opposition, including litigation to limit or prohibit oil and natural gas activities utilizing injection wells for produced water disposal. Any one or more of these developments may result in Lucero or its vendors having to limit disposal well volumes, disposal rates, pressures or locations, or require Lucero or its vendors to shut down or curtail the injection of produced water into disposal wells, which events could have a material adverse effect on Lucero’s business, financial condition and results of operations.
Environmental
All phases of the oil and natural gas business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of federal, state and local laws and regulations. Environmental legislation provides for, among other things, the initiation and approval of new oil and natural gas projects, restrictions and prohibitions on the spill, release or emission of various substances produced in association with certain oil and natural gas industry operations. In addition, such legislation sets out the requirements with respect to oilfield waste handling and storage, habitat protection and the satisfactory operation, maintenance, abandonment and reclamation of well and facility sites.
Compliance with environmental legislation can require significant expenditures and a breach of applicable environmental legislation may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liabilities and potentially increased capital expenditures and operating costs. The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require Lucero to incur costs to remedy such discharge. Although Lucero believes that it, and the operators of its properties, are in material compliance with current applicable environmental legislation, no assurance can be given that environmental compliance requirements will not result in a curtailment of production or a material increase in the costs of production, development or exploration activities or otherwise have a material adverse effect on Lucero’s business, financial condition, results of operations and prospects.

In addition, increased attention to environmental issues in a changing political and regulatory environment could lead to greater opposition to oil and natural gas production activities by special-interest groups, including litigation. Such litigation could seek the reversal or withdrawal of government approvals and injunctions prohibiting approved activities from proceeding, and could take years to resolve.
Climate Change
Global climate issues continue to attract public and scientific attention. Numerous reports, including reports from the Intergovernmental Panel on Climate Change, have engendered concern about the impacts of human activity, especially fossil fuel combustion, on global climate issues. In turn, increasing public, government, and investor attention is being paid to global climate issues and to emissions of GHG, including emissions of carbon dioxide and methane from the production and use of oil and natural gas. The majority of countries, including Canada and the United States, have agreed to reduce their carbon emissions in accordance with the Paris Agreement. At the 2021 United Nations Climate Change Conference, world leaders, including in Canada and the United States, made several pledges aimed at reducing emissions and at the 2023 United Nations Climate Change Conference, Canada renewed its commitments to transitioning away from fossil fuels and further cutting GHG emissions. As discussed below, Lucero faces both transition risks and physical risks associated with climate change and climate change policy and regulations.
Transition Risks
Foreign and domestic governments continue to evaluate and implement policy, legislation, and regulations focused on restricting GHG emissions and promoting adaptation to climate change and the transition to a low-carbon economy. It is not possible to predict what measures foreign and domestic governments may implement in this regard, nor is it possible to predict the requirements that such measures may impose or when such measures may be implemented. However, international multilateral agreements, the obligations adopted thereunder and legal challenges concerning the adequacy of climate-related policy brought against foreign and domestic governments may accelerate the implementation of these measures. Given the evolving nature of climate change policy and the control of GHG emissions and resulting requirements, including carbon taxes and carbon pricing schemes implemented by varying levels of government, it is expected that current and future climate change regulations will have the effect of increasing Lucero’s operating expenses, and, in the long-term, potentially reducing the demand for oil and natural gas and related products, resulting in a decrease in Lucero’s profitability and a reduction in the value of its assets.
Claims have been made against certain energy companies alleging that GHG emissions from oil and natural gas operations constitute a public nuisance under certain laws or that such energy companies provided misleading disclosure to the public and investors of current or future risks associated with climate change. Individuals, government authorities, or other organizations may make claims against oil and natural gas companies, including Lucero, for alleged personal injury, property damage, or other potential liabilities. While Lucero is not a party to any such litigation or proceedings, it could be named in actions making similar allegations. An unfavorable ruling in any such case could adversely impact Lucero’s operations and have an adverse impact on its financial condition.
Given the perceived elevated long-term risks associated with policy development, regulatory changes, public and private legal challenges, or other market developments related to climate change, there have also been efforts in recent years affecting the investment community, including investment advisors, sovereign wealth funds, banks, public pension funds, universities and other institutional investors, promoting direct engagement and dialogue with companies in their portfolios on climate change action (including exercising their voting rights on matters relating to climate change) and increased capital allocation to investments in low-carbon assets and businesses while decreasing the carbon intensity of their portfolios through, among other measures, divestments of companies with high exposure to GHG-intensive operations and products. Certain stakeholders have also pressured insurance providers and commercial and investment banks to reduce or stop financing, and providing insurance coverage to oil and natural gas and related infrastructure businesses and projects. The impact of such efforts require Lucero’s management to dedicate significant time and resources to these climate change-related concerns, which may adversely affect Lucero’s operations and Lucero’s cost of capital and access to the capital markets.

Emissions, carbon and other regulations impacting climate and climate-related matters are constantly evolving. With respect to ESG and climate reporting, in June 2023 the International Sustainability Standards Board issued two new international sustainability disclosure standards with the aim to develop sustainability disclosure standards that are globally consistent, comparable and reliable. The Canadian Securities Administrators has previously published for comment Proposed National Instrument 51-107 — Disclosure of Climate-Related Matters, intended to introduce climate-related disclosure requirements for reporting issuers in Canada. It is expected that the introduction of the new international standards will instruct how new Canadian sustainability disclosure standards are finalized. If Lucero is not able to meet future sustainability reporting requirements of regulators or current and future expectations of investors, insurance providers, or other stakeholders, its business and ability to attract and retain skilled employees, obtain regulatory permits, licenses, registrations, approvals, and authorizations from various Governmental Entities, and raise capital may be adversely affected.
Physical Risks
Based on Lucero’s current understanding, the potential physical risks resulting from climate change are long-term in nature and associated with a high degree of uncertainty regarding timing, scope, and severity of potential impacts. Many experts believe global climate change could increase extreme variability in weather patterns such as increased frequency of severe weather, rising mean temperature and sea levels, and long-term changes in precipitation patterns. Extreme hot and cold weather, heavy snowfall, heavy rainfall and wildfires may restrict Lucero’s ability to access its properties and cause operational difficulties, including damage to equipment and infrastructure. Extreme weather also increases the risk of personnel injury as a result of dangerous working conditions. Certain of Lucero’s assets are proximate to forests and rivers and a wildfire or flood may lead to significant downtime or damage to Lucero’s assets or cause disruptions to the production and transport of its products or the delivery of goods and services in its supply chain.
Inflation and Rising Interest Rates
Recently, Canada, the United States and other countries have experienced high levels of inflation, supply chain disruptions, inflationary cost pressures, equipment limitations, escalating supply costs and commodity prices, and additional government intervention through stimulus spending and additional regulations. These factors have increased the operating costs of Lucero. Lucero’s inability to manage costs may impact project returns and future development decisions, which could have a material adverse effect on its financial performance and cash flows.
The cost or availability of oil and gas field equipment may adversely affect Lucero’s ability to undertake exploration, development and construction projects. The oil and natural gas industry is cyclical in nature and is prone to shortages of supply of equipment and services including drilling rigs, geological and geophysical services, engineering and construction services, major equipment items for infrastructure projects and construction materials generally. These materials and services may not be available at reasonable prices when required. A failure to secure the services and equipment necessary to Lucero’s operations for the expected price, on the expected timeline, or at all, may have an adverse effect on Lucero’s financial performance and cash flows.
In addition, many central banks including the Bank of Canada and U.S. Federal Reserve have taken steps to raise interest rates in an attempt of combat inflation. The rise in interest rates has impacted Lucero’s borrowing costs. The increase in borrowing costs may impact project returns and future development decisions, which could have a material adverse effect on its financial performance and cash flows. Rising interest rates could also result in a recession in Canada, the United States or other countries. A recession may have a negative impact on demand for oil and natural gas, causing a decrease in commodity prices. A decrease in commodity prices would immediately impact Lucero’s revenues and cash flows and could also reduce drilling activity on Lucero’s properties. It is unknown how long inflation will continue to impact the economies of Canada and the United States and how inflation and rising interest rates will impact oil and gas demand and commodity prices.
Variations in Foreign Exchange Rates and Interest Rates
World oil and natural gas prices are quoted in U.S. dollars. The Canadian/U.S. dollar exchange rate, which fluctuates over time, consequently affects the price received by Canadian producers of oil and natural gas. Material increases in the value of the Canadian dollar relative to the U.S. dollar will negatively affect Lucero’s production revenues. Accordingly, exchange rates between Canada and the United States could affect the future value of Lucero’s reserves as determined by independent evaluators. Although a low value of the Canadian dollar relative to the U.S. dollar may positively affect the price Lucero receives for its oil and natural gas production, it could also result in an increase in the price for certain goods used in its operations which may have a negative impact on its financial results. Lucero’s production is primarily marketed in the United States and Lucero receives payment for its production in U.S. dollars, and the majority of Lucero’s costs are also denominated and settled in U.S. dollars. However, Lucero presents its financial results in Canadian dollars and any fluctuation in the exchange rate between the Canadian dollar and the U.S. dollar could impact Lucero’s financial results in Canadian dollars. In addition, Lucero’s debt is denominated in U.S. dollars and accordingly, any change in the exchange rate between the Canadian dollar and U.S. dollar will impact the amount of debt Lucero presents on its balance sheet.
To the extent that Lucero engages in risk management activities related to foreign exchange and interest rates, there is a credit risk associated with counterparties with which Lucero may contract.
An increase in interest rates could result in a significant increase in the amount Lucero pays to service debt, resulting in a reduced amount of funds available to fund its exploration and development activities, and if applicable, the cash available for dividends.
Additional Funding Requirements
Lucero’s cash flow from its reserves may not be sufficient to fund its ongoing activities at all times and from time to time, Lucero may require additional financing in order to carry out its oil and natural gas acquisition, exploration and development activities. Failure to obtain financing on a timely basis could cause Lucero to forfeit its interest in certain properties, miss certain acquisition opportunities and reduce or terminate its operations.
As a result of global economic and political volatility, Lucero may, from time to time, have restricted access to capital and increased borrowing costs. Failure to obtain suitable financing on a timely basis could cause Lucero to forfeit its interest in certain properties, miss certain acquisition opportunities and reduce or terminate Lucero’s operations. If Lucero’s revenues from its reserves decrease as a result of lower oil and natural gas prices or otherwise, it will affect Lucero’s ability to expend the necessary capital to replace its reserves or to maintain its production. To the extent that external sources of capital become limited, unavailable or available on onerous terms, Lucero’s ability to make capital investments and maintain existing assets may be impaired, and its assets, liabilities, business, financial condition and results of operations may be affected materially and adversely as a result. In addition, the future development of Lucero’s petroleum properties may require additional financing and there are no assurances that such financing will be available or, if available, will be available upon acceptable terms. Failure to obtain any financing necessary for Lucero’s capital expenditure or acquisition plans may result in a delay in development of or production from its properties.
Hedging
From time to time, Lucero may enter into agreements to receive fixed prices or derivative contracts on its oil and natural gas production to offset the risk of revenue losses if commodity prices decline. However, to the extent that Lucero engages in price risk management activities to protect itself from commodity price declines, Lucero may also be prevented from realizing the full benefits of price increases above the levels of the derivative instruments used to manage price risk. In addition, Lucero’s hedging arrangements may expose it to the risk of financial loss in certain circumstances, including instances in which:
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production falls short of the hedged volumes or prices fall significantly lower than projected;

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there is a widening of price-basis differentials between delivery points for production and the delivery point assumed in the hedge arrangement;

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the counterparties to the hedging arrangements or other price risk management contracts fail to perform under those arrangements; or

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a sudden unexpected event materially impacts oil or natural gas prices.

Similarly, from time to time Lucero may enter into agreements to fix the exchange rate of Canadian dollars to U.S. dollars in order to offset the risk of revenue losses if the Canadian dollar increases in value compared to the U.S. dollar. However, if the Canadian dollar declines in value compared to the U.S. dollar, Lucero would not benefit from the fluctuating exchange rate if it had entered into such a hedging agreement.
Title to and Right to Produce from Assets
Lucero’s actual title to and interest in its properties, and its right to produce and sell the oil and natural gas therefrom, may vary from its records. In addition, there may be valid legal challenges or legislative changes that affect Lucero’s title to and right to produce from its oil and natural gas properties which could impair its activities and result in a reduction of the revenue received by Lucero.
If a defect exists in the chain of title or in Lucero’s right to produce, or a legal challenge or legislative change arises, it is possible that Lucero may lose all or a portion of the properties to which the title defect relates or its right to produce from such properties. This may have a material adverse effect on Lucero’s business, financial condition, results of operations and prospects.
Reserves Estimates
There are numerous uncertainties inherent in estimating quantities of oil, natural gas and NGLs reserves and the future cash flows attributed to such reserves. The reserves and associated cash flow information set forth in this proxy statement are estimates only. Generally, estimates of economically recoverable oil and natural gas reserves (including the breakdown of reserves by product type) and the future net cash flows from such estimated reserves are based upon a number of variable factors and assumptions, such as:
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historical production from the properties;

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production rates;

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ultimate reserve recovery;

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future commodity prices;

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capital costs associated with future development of proven undeveloped and probable reserves;

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timing and amount of capital expenditures;

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Lucero’s ability to fund future capital expenditures;

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marketability of oil and natural gas;

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royalty rates; and

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the assumed effects of regulation by governmental agencies and future operating costs (all of which may vary materially from actual results).

For those reasons, estimates of the economically recoverable oil and natural gas reserves attributable to any particular group of properties, classification of such reserves based on risk of recovery and estimates of future net revenues associated with reserves prepared by different engineers, or by the same engineers at different times, may vary. Lucero’s actual production, revenues, taxes and development and operating expenditures with respect to its reserves will vary from estimates and such variations could be material.
The estimation of proved reserves that may be developed and produced in the future are often based upon volumetric calculations and upon analogy to similar types of reserves rather than actual production history. Recovery factors and drainage areas are often estimated by experience and analogy to similar producing pools. Estimates based on these methods are generally less reliable than those based on actual production history. Subsequent evaluation of the same reserves based upon production history and production practices will result in variations in the estimated reserves and such variations could be material.
In accordance with applicable securities laws, Lucero’s independent reserves evaluator has used forecast prices and costs in estimating the reserves and future net cash flows as summarized herein. Actual future net cash flows will be affected by other factors, such as actual production levels, supply and demand for oil and natural gas, curtailments or increases in consumption by oil and natural gas purchasers, changes in governmental regulation or taxation and the impact of inflation on costs.
Actual production and cash flows derived from Lucero’s oil and natural gas reserves will vary from the estimates contained in the reserve evaluation, and such variations could be material. The reserve evaluation is based in part on the assumed success of activities Lucero intends to undertake in future years. The reserves and estimated cash flows to be derived therefrom and contained in the reserve evaluation will be reduced to the extent that such activities do not achieve the level of success assumed in the reserve evaluation. The reserve evaluation is effective as of a specific effective date and, except as may be specifically stated, has not been updated and therefore does not reflect changes in Lucero’s reserves since that date.
Insurance
Lucero’s involvement in the exploration for and development of oil and natural gas properties may result in Lucero becoming subject to liability for pollution, blowouts, leaks of sour natural gas, property damage, personal injury or other hazards. Although Lucero maintains insurance in accordance with industry standards to address certain of these risks, such insurance has limitations on liability and may not be sufficient to cover the full extent of such liabilities. In addition, certain risks are not, in all circumstances, insurable or, in certain circumstances, Lucero may elect not to obtain insurance to deal with specific risks due to the high premiums associated with such insurance or other reasons. The payment of any uninsured liabilities would reduce the funds available to Lucero. The occurrence of a significant event that Lucero is not fully insured against, or the insolvency of the insurer of such event, may have a material adverse effect on its business, financial condition, results of operations and prospects.
Lucero’s insurance policies are generally renewed on an annual basis and, depending on factors such as market conditions, the premiums, policy limits, coverage terms or deductibles for certain insurance policies can vary substantially. In some instances, certain insurance may become unavailable or available only for reduced amounts of coverage. Significantly increased costs could lead Lucero to decide to reduce or possibly eliminate, coverage. In addition, insurance is purchased from a number of third-party insurers, often in layered insurance arrangements, some of whom may discontinue providing insurance coverage for their own policy or strategic reasons. Should any of these insurers refuse to continue to provide insurance coverage, Lucero’s overall risk exposure could be increased and Lucero could incur significant costs.
Asset Concentration
Lucero’s producing and undeveloped properties are geographically concentrated. Demand for and costs of personnel, equipment, power, services and resources in such geographic area remain high. This high level of demand could result in a delay or inability to secure such personnel, equipment, power, services and resources. Any delay or inability to secure the personnel, equipment, power, services or resources could result in oil and natural gas production volumes being below Lucero’s forecasted production volumes. In addition, any such negative effect on production volumes, or significant increases in costs, could have a material adverse effect on Lucero’s financial conditions, results of operations, cash flow and profitability.
As a result of this geographical concentration, Lucero may be disproportionately exposed to the impact of delays or interruptions of operations or production in this area caused by external factors such as governmental regulation, politics, Indigenous rights claims, market limitations, supply shortages or extreme weather-related conditions.
Non-Governmental Organizations
In addition to the risks outlined above related to geopolitical developments Lucero’s oil and natural gas properties, wells and facilities could be subject to a terrorist attack, physical sabotage or public opposition. Such public opposition could expose Lucero to the risk of higher costs, delays or even project cancellations due to increased pressure on governments and regulators by special interest groups including Indigenous groups, landowners, environmental interest groups (including those opposed to oil and natural gas production operations) and other non-governmental organizations, blockades, legal or regulatory actions or challenges, increased regulatory oversight, reduced support from the federal, provincial or municipal governments, delays in, challenges to, or the revocation of regulatory approvals, permits or licenses, and direct legal challenges, including the possibility of climate-related litigation. There is no guarantee that Lucero will be able to satisfy the concerns of the special interest groups and non-governmental organizations and attempting to address such concerns may require Lucero to incur significant and unanticipated capital and operating expenditures. If any of Lucero’s properties, wells or facilities are the subject of terrorist attack or sabotage, it may have a material adverse effect on Lucero’s business, financial condition, results of operations and prospects. Lucero may not have insurance to protect against such risks.
Management of Growth
Lucero may be subject to growth related risks including capacity constraints and pressure on its internal systems and controls. To continue to manage growth effectively, Lucero will need to continue to implement and improve its operational and financial systems and to train and manage and potentially expand Lucero’s employee base. Lucero’s inability to deal with this growth may have a material adverse effect on its business, financial condition, results of operations and prospects.
Expiration of Licenses and Leases
Lucero’s properties are held in the form of licenses and leases and working interests in licenses and leases. If Lucero or the holder of a license or lease fails to meet the specific requirement of the license or lease, the license or lease may terminate or expire. There can be no assurance that any of the obligations required to maintain each license or lease will be met. The termination or expiration of Lucero’s licenses or leases or the working interests relating to a license or lease may have a material adverse effect on Lucero’s business, financial condition, results of operations and prospects.
Litigation
In the normal course of Lucero’s operations, it may become involved in, be named as a party to, or be the subject of, various legal proceedings, including regulatory proceedings, tax proceedings and legal actions. Potential litigation may develop in relation to personal injuries, including resulting from exposure to hazardous substances, property damage, property, taxes, land and access rights, and environmental issues, including claims relating to contamination or natural resource damages and contract disputes. The outcome of outstanding, pending or future proceedings cannot be predicted with certainty and may be determined adversely to Lucero and as a result, could have a material adverse effect on Lucero’s assets, liabilities, business, financial condition and results of operations. Even if Lucero prevails in such legal proceedings, the proceedings could be costly and time consuming and may divert the attention of management and key personnel from business operations which could have an adverse effect on its financial condition.
Breach of Confidentiality
While discussing potential business relationships or other transactions with third parties, Lucero may disclose confidential information relating to its business, operations or affairs. Although confidentiality agreements are generally signed by third parties prior to the disclosure of any confidential information, a breach could put Lucero at competitive risk and may cause significant damage to its business. The harm to Lucero’s business from a breach of confidentiality cannot presently be quantified, but may be material and may not be compensable in damages. There is no assurance that, in the event of a breach of confidentiality, Lucero would be able to obtain equitable remedies, such as injunctive relief, from a court of competent jurisdiction in a timely manner, if at all, in order to prevent or mitigate any damage to Lucero’s business that such a breach of confidentiality may cause.
Income Taxes
Lucero files all required income tax returns and believes that it is in full compliance with the provisions of the relevant and all other applicable tax legislation. However, such returns are subject to reassessment by the applicable taxation authority. In the event of a successful reassessment of Lucero, such reassessment may have an impact on current and future taxes payable.

Income tax laws relating to the oil and natural gas industry, such as the treatment of resource taxation or dividends, may in the future be changed or interpreted in a manner that adversely affects Lucero. Furthermore, tax authorities having jurisdiction over Lucero may disagree with how it calculates its income for tax purposes or could change administrative practices to its detriment.
Seasonality
The level of activity in the Canadian and United States oil and natural gas industry is influenced by seasonal weather patterns. Wet weather and spring thaw may make the ground unstable. Consequently, municipal and local transportation departments enforce road bans that restrict the movement of rigs and other heavy equipment, thereby reducing activity levels. In addition, certain oil and natural gas producing areas are located in areas that are inaccessible other than during the winter months because the ground surrounding the sites in these areas consists of swampy terrain. Severe winter weather in North Dakota where the majority of Lucero’s operations are carried out may have an impact on its ability to develop new production or maintain existing production. Seasonal factors and unexpected weather patterns may lead to declines in exploration and production activity and corresponding decreases in the demand for Lucero’s goods and services.
Reliance on a Skilled Workforce and Key Personnel
The operations and management of Lucero require the recruitment and retention of a skilled workforce, including engineers, technical personnel and other professionals. The loss of key members of such workforce, or a substantial portion of the workforce as a whole, could result in the failure to implement Lucero’s business plans which could have a material adverse effect on its business, financial condition, results of operations and prospects.
Competition for qualified personnel in the oil and natural gas industry is intense and there can be no assurance that Lucero will be able to continue to attract and retain all personnel necessary for the development and operation of its business. Lucero does not have any key personnel insurance in place. Contributions of the existing management team to the immediate and near term operations of Lucero are likely to be of central importance. In addition, certain of Lucero’s current employees may have significant institutional knowledge that must be transferred to other employees prior to their departure from the workforce. If Lucero is unable to: (i) retain current employees; (ii) successfully complete effective knowledge transfers; or (iii) recruit new employees with the requisite knowledge and experience, Lucero could be negatively impacted. In addition, Lucero could experience increased costs to retain and recruit these professionals. Investors must rely upon the ability, expertise, judgment, discretion, integrity and good faith of the management of Lucero.
Expansion into New Activities
Lucero’s operations and the expertise of Lucero’s management are currently focused primarily on oil and natural gas production and development in the Williston Basin, North Dakota. In the future Lucero may acquire or move into new industry related activities or new geographical areas, may acquire different energy related assets. As a result, Lucero may face unexpected risks or alternatively, significantly increase its exposure to one or more existing risk factors which may in turn result in Lucero’s future operational and financial conditions being adversely affected.
Information Technology Systems and Cyber-Security
Lucero has become increasingly dependent upon the availability, capacity, reliability and security of its information technology infrastructure and its ability to expand and continually update this infrastructure, to conduct daily operations. Lucero depends on various information technology systems to estimate reserve quantities, process and record financial data, manage its land base, manage financial resources, analyze seismic information, administer its contracts with its operators and lessees and communicate with employees and third-party partners.
Further, Lucero is subject to a variety of information technology and system risks as a part of its normal course operations, including potential breakdown, invasion, virus, cyber-attack, cyber-fraud, security breach, and destruction or interruption of its information technology systems by third parties or insiders. Unauthorized access to these systems by employees or third parties could lead to corruption or exposure of confidential, fiduciary or proprietary information, interruption to communications or operations or disruption to Lucero’s business activities or its competitive position. In addition, cyber phishing attempts, in which a malicious party attempts to obtain sensitive information such as usernames, passwords, and credit card details (and money) by disguising as a trustworthy entity in an electronic communication, have become more widespread and sophisticated in recent years. If Lucero becomes victim to a cyber phishing attack it could result in a loss or theft of Lucero’s financial resources or critical data and information, or could result in a loss of control of its technological infrastructure or financial resources. Lucero’s employees are often the targets of such cyber phishing attacks, as they are and will continue to be targeted by parties using fraudulent “spoof” emails to misappropriate information or to introduce viruses or other malware through “Trojan horse” programs to its computers. These emails appear to be legitimate emails, but direct recipients to fake websites operated by the sender of the email or request recipients to send a password or other confidential information through email or to download malware.
Lucero maintains procedures that address and implement employee protocols with respect to electronic communications and electronic devices and conduct annual cyber-security risk assessments. Lucero also employ encryption protection of its confidential information, and all its computers and other electronic devices. Despite Lucero’s efforts to mitigate such cyber phishing attacks through education and training, cyber phishing activities remain a serious problem that may damage its information technology infrastructure. Lucero applies technical and process controls in line with industry-accepted standards to protect its information, assets and systems. However, these controls may not adequately prevent cyber-security breaches. Disruption of critical information technology services, or breaches of information security, could have a negative effect on Lucero’s performance and earnings, as well as on its reputation, and any damages sustained may not be adequately covered by Lucero’s current insurance coverage, or at all. The significance of any such event is difficult to quantify, but may in certain circumstances be material and could have a material adverse effect on Lucero’s business, financial condition and results of operations.
Reputational Risk Associated with Lucero’s Operations
Lucero’s business, operations or financial condition may be negatively impacted by any negative public opinion toward Lucero or as a result of any negative sentiment toward, or in respect of, Lucero’s reputation with stakeholders, special interest groups, political leadership, the media or other entities. Public opinion may be influenced by certain media and special interest groups’ negative portrayal of the industry in which Lucero operates as well as such groups’ opposition to certain oil and natural gas projects. Potential impacts of negative public opinion or reputational issues may include delays or interruptions in operations, legal or regulatory actions or challenges, blockades, increased regulatory oversight, reduced support for, delays in, challenges to, or the revocation of regulatory approvals, permits or licenses and increased costs or cost overruns. Lucero’s reputation and public opinion could also be impacted by the actions and activities of other companies operating in the oil and natural gas industry, particularly other producers, over which Lucero has no control. In particular, Lucero’s reputation could be impacted by negative publicity related to the environmental damage, loss of life, injury or damage to property caused by its operations, or due to opposition from special interest groups opposed to oil and natural gas development. In addition, if Lucero develops a reputation of having an unsafe work site it may impact its ability to attract and retain the necessary skilled employees and consultants to operate its business.
Reputational risk cannot be managed in isolation from other forms of risk. Credit, market, operational, insurance, regulatory and legal risks, among others, must all be managed effectively to safeguard Lucero’s reputation. Damage to Lucero’s reputation could result in negative investor sentiment toward Lucero which may result in limiting its access to capital and increasing the cost of capital.
Changing Investor Sentiment
A number of factors, including the concerns of the effects of the use of fossil fuels on climate change, the impact of oil and natural gas operations on the environment, environmental damage relating to spills of petroleum products during transportation and indigenous rights, have affected certain investors’ sentiments toward investing in the oil and natural gas industry. As a result of these concerns, some institutional, retail and public investors have announced that they are no longer willing to fund or invest in oil and natural gas properties or companies or are reducing the amount thereof over time. In addition, certain institutional investors are requesting that issuers develop and implement more robust ESG policies and practices (commonly referred to as ESG principles). Developing and implementing such policies and practices can involve significant costs and require a significant time commitment from management and employees. Failing to implement the policies and practices as requested by institutional investors may result in such investors reducing their investment in us or not investing in us at all. Any reduction in the investor base interested or willing to invest in the oil and natural gas industry and more specifically, us, may limit Lucero’s access to capital and increasing the cost of capital, even if Lucero’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause a decrease in the value of Lucero’s assets which may result in an impairment charge.
Intellectual Property Litigation
Due to the rapid development of oil and natural gas technology, in the normal course of Lucero’s operations, Lucero may become involved in, be named as a party to, or be the subject of, various legal proceedings in which it is alleged that Lucero has infringed the intellectual property rights of others or which Lucero initiates against others it believes are infringing upon its intellectual property rights. Lucero’s involvement in intellectual property litigation could result in significant expense, adversely affecting the development of its assets or intellectual property or diverting the efforts of its technical and management personnel, whether or not such litigation is resolved in its favor. In the event of an adverse outcome as a defendant in any such litigation, Lucero may, among other things, be required to: (i) pay substantial damages or cease the development, use, sale or importation of processes that infringe upon other patented intellectual property; (ii) expend significant resources to develop or acquire non-infringing intellectual property; (iii) discontinue processes incorporating infringing technology; or (iv) obtain licenses to the infringing intellectual property. However, Lucero may not be successful in such development or acquisition, or such licenses may not be available on reasonable terms. Any such development, acquisition or license could require the expenditure of substantial time and other resources and could have a material adverse effect on Lucero’s business and financial results.
Indigenous Land and Rights Claims
Opposition by Indigenous groups to the conduct of Lucero’s operations, development or exploratory activities in any of the jurisdictions in which it conducts business may negatively impact it in terms of public perception, diversion of management’s time and resources and legal and other advisory expenses, and could adversely impact Lucero’s progress and ability to explore and develop properties.
Some Indigenous groups have established or asserted Indigenous treaty, title and rights to portions of the United States. There are outstanding Indigenous and treaty rights claims, which may include Indigenous title claims, on lands where Lucero operates, and such claims, if successful, could have a material adverse impact on its operations or pace of growth. No certainty exists that any lands currently unaffected by claims brought by Indigenous groups will remain unaffected by future claims.
Forced or Child Labor in Supply Chains
In May 2023 An Act to enact the Fighting Against Forced Labour and Child Labour in Supply Chains Act and to amend the Customs Tariff was passed and came into force on January 1, 2024. Pursuant to the new legislation, any company that is subject to the reporting requirements, including Lucero, is required to conduct certain due diligence on its supply chains and to file an annual report accordingly. While Lucero is currently unaware of any forced or child labor in any of its supply chains, the increased scrutiny on the supply chains of Canadian companies could uncover the risk or existence of forced or child labor in a supply chain to which Lucero has a connection, which could negatively impact its reputation. Additionally, due to the fact that the reporting requirements are new and thus there is no existing “industry standard,” Lucero is at risk of inadvertently preparing a report that is insufficient.
Pandemics and their Effect on the Global Economy
In the event of a global pandemic, countries around the world may close international borders and order the closure of institutions and businesses deemed non-essential. This could result in a significant reduction in economic activity in Canada and internationally along with a drop in demand for oil and natural gas. Any reduction in economic activity in certain countries resulting from outbreaks, government-imposed lockdowns and other restrictions could have a negative effect on demand for oil and natural gas and could also aggravate the other risk factors identified herein.

THE SPECIAL MEETING
General
This proxy statement is being provided to Vitesse stockholders as part of a solicitation of proxies by the Vitesse Board of Directors for use at the Special Meeting and at any adjournments or postponements of such Special Meeting. This proxy statement provides Vitesse stockholders with important information about the Special Meeting and should be read carefully in its entirety.
Date, Time and Place of the Special Meeting
The Special Meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/VTS2025SM, on March 5, 2025 at 9:00 AM, Mountain Time.
Purpose of the Special Meeting
At the Special Meeting, Vitesse is asking holders of shares of Vitesse common stock to vote on the following proposals:
(a)
Proposal No. 1 — The Stock Issuance Proposal — to approve the issuance of shares of Vitesse common stock to Lucero shareholders in connection with the Arrangement; and

(b)
Proposal No. 2 — The Adjournment Proposal — to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal, subject to the provisions of the Arrangement Agreement.

Board Recommendation
After determining that it is advisable and in the best interests of Vitesse and Vitesse stockholders to consummate the Arrangement as contemplated by the Arrangement Agreement, the Vitesse Board of Directors unanimously authorized, approved, and declared advisable the issuance of shares of Vitesse common stock. Accordingly, the Vitesse Board of Directors unanimously recommends that Vitesse stockholders vote “FOR” each of the proposals to be considered and voted upon at the Special Meeting.
Vitesse stockholders can cast separate votes on each proposal.
There are certain risks associated with the Arrangement. See “Risk Factors” for more information regarding such risks. Vitesse stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the Arrangement. In particular, Vitesse stockholders are directed to the Arrangement Agreement, which is attached to this proxy statement as Annex A.
Record Date; Outstanding Shares; Shares Entitled to Vote
The Vitesse Board of Directors has fixed the close of business on January 24, 2025 as the Record Date for determination of Vitesse stockholders entitled to notice of, and to vote at, the Special Meeting. Only Vitesse stockholders of record holding shares of Vitesse common stock as of the Record Date will receive notice of, and be entitled to vote at, the Special Meeting and any adjournments, postponements or continuations of the Special Meeting.
As of the Record Date for the Special Meeting, there were 30,395,464 shares of Vitesse common stock outstanding. Each Vitesse stockholder is entitled to one vote at the Special Meeting for each share of Vitesse common stock held by that stockholder at the Record Date. Vitesse common stock is the only security the holders of which are entitled to notice of, and to vote at, the Special Meeting.
If you own shares that are registered in the name of someone else, such as a bank, broker or other nominee, you hold your shares in “street name” and you need to direct that organization to vote those shares.

Quorum
The holders of a majority of the voting power of Vitesse’s common stock issued and outstanding and entitled to vote at the Special Meeting, present in person (online) or represented by proxy, will constitute a quorum. Abstentions are counted for purposes of determining whether a quorum is present at the Special Meeting. If you hold your Vitesse common stock through a bank, broker or other nominee, you hold your shares in “street name.” Banks, brokers and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the Stock Issuance Proposal and the Adjournment Proposal to be voted upon at the Special Meeting are considered “non-routine,” such organizations do not have discretion to vote on those proposals. Therefore, if you hold your shares in “street name” and fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the Stock Issuance Proposal and the Adjournment Proposal, your shares will not be considered present at the Special Meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted with respect to the Stock Issuance Proposal and the Adjournment Proposal. If you provide instructions to your bank, broker or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposal, your shares will be considered present at the Special Meeting and be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the appropriate proposal.
Broker Non-Votes
A broker non-vote occurs when a bank, broker or other nominee is not permitted to vote on a “non-routine” matter without instructions from the beneficial owner of the stock and the beneficial owner fails to provide the bank, broker or other nominee with such instructions. Broker non-votes only count toward a quorum if at least one proposal is presented with respect to which the bank, broker or other nominee has discretionary authority. It is expected that both proposals to be voted on at the Special Meeting will be “non-routine” matters, and, as such, broker non-votes, if any, will not be counted as present for purposes of determining a quorum at the Special Meeting. If your bank, broker or other nominee holds your shares of Vitesse common stock in “street name,” such entity will vote your shares of Vitesse common stock only if you provide instructions on how to vote by complying with the instructions provided to you by your bank, broker or other nominee. Please check the voting instruction form used by your bank, broker or other nominee.
Beneficial Ownership of Securities
To Vitesse’s knowledge, the following tables set forth certain information regarding the beneficial ownership of Vitesse common stock as of January 24, 2025 by (i) each person who is known by Vitesse to own beneficially more than 5% of the outstanding shares of Vitesse common stock, (ii) each named executive officer of Vitesse, (iii) each director of Vitesse and Designated Director and (iv) all directors and executive officers (as well as Designated Directors) as a group.
It is expected that each of Vitesse’s directors and executive officers will vote “FOR” each of the proposals. In connection with the execution of the Arrangement Agreement, Vitesse, Lucero and the Vitesse Supporting Stockholders entered into the Vitesse Voting Agreements, pursuant to which each Vitesse Supporting Stockholder has agreed to vote the applicable Subject Vitesse Shares in favor of the Stock Issuance Proposal. As of the Record Date, the Subject Vitesse Shares that are subject to the Vitesse Voting Agreements, include an aggregate of 3,261,443 shares of Vitesse common stock, representing approximately 10.7% of the shares of Vitesse common stock entitled to vote at the Special Meeting. See “The Vitesse Voting and Lock-Up Arrangements.”
Vitesse has determined beneficial ownership in accordance with the rules of the SEC. Information set forth in the tables below with respect to beneficial ownership of Vitesse common stock has been obtained from filings made by beneficial owners with the SEC as of January 30, 2025 or, in the case of Vitesse’s current executive officers and directors, has been provided to us by such individuals. Except as indicated by the footnotes below, Vitesse believes, based on the information furnished to Vitesse, that the persons and entities named in the table below have sole voting and investment power with respect to all Vitesse common stock that he, she or it beneficially owns.

Unless otherwise noted and other than with respect to the Designated Directors, the mailing address of each person or entity named below is 5619 DTC Parkway, Suite 700, Greenwood Village, Colorado 80111.
	Prior to Consummation of the Arrangement		After Consummation of the Arrangement
DIRECTORS AND EXECUTIVE OFFICERS	COMMON STOCK(1)	PERCENT OF CLASS	COMMON STOCK(1)	PERCENT OF CLASS
Linda L. Adamany	15,633	*	15,633	*
Brian J. Cree	293,441	*	293,441	*
Brian P. Friedman(2)	1,249,649	4.0%	1,249,649	3.2%
Robert W. Gerrity(3)	822,720	2.7%	822,720	2.1%
James P. Henderson	53,208	*	53,208	*
Cathleen M. Osborn	8,333	*	8,333	*
Daniel O’Leary	12,333	*	12,333	*
Randy I. Stein	8,333	*	8,333	*
Joseph S. Steinberg(4)	2,858,087	9.3%	2,858,087	7.4%
Gary Reaves(5)	—	*	—	*
M. Bruce Chernoff(5)	—	*	1,700,412	4.4%
All directors and executive officers (as well as Designated Directors) as a group (11 persons)	5,321,737	17.4%	7,022,149	18.2%

*
Less than 1% of the total shares of Vitesse common stock on January 24, 2025.

(1)
Beneficial ownership totals do not include shares underlying time-vested restricted stock units or restricted stock awards that will not vest within 60 days after January 24, 2025.

(2)
Mr. Friedman’s beneficial ownership includes (i) 228,933 shares of Vitesse common stock underlying exercisable options; (ii) 4,365 shares of Vitesse common stock held by the trustees of the Jefferies profit-sharing plan and employee stock ownership plan, as to which Mr. Friedman has shared voting power, but no investment power; (iii) 555,796 shares of Vitesse common stock held directly; and (iv) 460,555 shares of Vitesse common stock held by family limited partnerships, LLCs or trusts.

(3)
Mr. Gerrity’s beneficial ownership includes 495,311 shares of Vitesse common stock held directly by the Gerrity Family Trust of which Mr. Gerrity is a trustee.

(4)
Mr. Steinberg’s beneficial ownership includes (i) 2,845,498 shares of Vitesse common stock over which Mr. Steinberg has sole voting and sole dispositive power, consisting of (a) 495,380 shares of Vitesse common stock held directly, (b) 2,148,024 shares of Vitesse common stock held by corporations wholly owned by Mr. Steinberg, family trusts or corporations wholly owned by family trusts, and (c) 202,094 shares of Vitesse common stock held in a charitable trust and (ii) 12,589 shares of Vitesse common stock held by Mr. Steinberg’s spouse over which Mr. Steinberg may be deemed to have shared voting and shared dispositive power.

(5)
Based on the number of Lucero common shares beneficially owned by such person and disclosed to Vitesse by such person as of December 15, 2024, multiplied by the Exchange Ratio.

	Prior to Consummation of the Arrangement		After Consummation of the Arrangement
NAME OF BENEFICIAL OWNER	COMMON STOCK	PERCENT OF CLASS	COMMON STOCK	PERCENT OF CLASS
Joseph S. Steinberg	2,858,087(1)	9.3%	2,858,087	7.4%
BlackRock, Inc.	1,843,691(2)	6.1%	1,843,691	4.8%
The Vanguard Group	2,440,370(3)	8.0%	2,440,370	6.3%
First Reserve(4)	—	—	2,911,384	7.5%
M. Bruce Chernoff(4)	—	—	1,700,412	4.4%

(1)
Mr. Steinberg’s address is c/o Vitesse Energy, Inc., 5619 DTC Parkway, Suite 700 Greenwood Village,

Colorado 80111. Mr. Steinberg’s beneficial ownership includes (i) 2,845,498 shares of Vitesse common stock over which Mr. Steinberg has sole voting and sole dispositive power, consisting of (a) 495,380 shares of Vitesse common stock held directly, (b) 2,148,024 shares of Vitesse common stock held by corporations wholly owned by Mr. Steinberg, family trusts or corporations wholly owned by family trusts, and (c) 202,094 shares of Vitesse common stock held in a charitable trust and (ii) 12,589 shares of Vitesse common stock held by Mr. Steinberg’s spouse over which Mr. Steinberg may be deemed to have shared voting and shared dispositive power.
(2)
BlackRock, Inc.’s address is 50 Hudson Yards New York, New York 10001. The number of shares indicated and the information above is based on information reported to the SEC in Schedule 13G filed by BlackRock, Inc. on January 29, 2024, reporting ownership of our common stock as of December 31, 2023. Amount reported represents shares of our common stock directly or indirectly held by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 1,773,022 shares of Vitesse common stock and sole dispositive power with respect to 1,843,691 shares of Vitesse common stock. BlackRock, Inc. is deemed to be the beneficial owner of 1,843,691 shares of Vitesse common stock.

(3)
The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The number of shares indicated and the information above is based on information reported to the SEC in Schedule 13G filed by The Vanguard Group on February 13, 2024, reporting ownership of our common stock as of December 31, 2023. Amount reported represents shares of our common stock directly or indirectly held by The Vanguard Group. The Vanguard Group has shared voting power of 15,670 shares of Vitesse common stock, sole dispositive power of 2,403,047 shares of Vitesse common stock and shared dispositive power of 37,323 shares of Vitesse common stock. The Vanguard Group is deemed to be the beneficial owner of 2,440,370 shares of Vitesse common stock.

(4)
Based on the number of Lucero common shares beneficially owned by such person and disclosed to Vitesse by such person as of December 15, 2024, multiplied by the Exchange Ratio.

Required Vote; Effect of Abstentions, Broker Non-Votes and Failure to Vote
Assuming a quorum is present, approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting by the holders of shares entitled to vote on such matter, voting as a single class.
Approval of the Adjournment Proposal requires the affirmative vote by holders of a majority of the voting power of Vitesse’s common stock issued and outstanding and entitled to vote at the Special Meeting, present in person (online) or represented by proxy, though less than a quorum.
An abstention or a failure to submit a proxy or vote at the Special Meeting will have no effect on the outcome of the Stock Issuance Proposal, so long as a quorum is present. An abstention from voting at the Special Meeting will have the same effect as a vote “AGAINST” the Adjournment Proposal. A failure to submit a proxy or vote at the Special Meeting will have no effect on the outcome of the Adjournment Proposal.
Banks, brokers and other nominees that hold their customers’ shares in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the Stock Issuance Proposal and the Adjournment Proposal to be voted upon at the Special Meeting are considered “non-routine,” such entities do not have discretion to vote on any proposal for which they do not receive instructions from their customers. Therefore, if you hold your shares in street name and fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the Stock Issuance Proposal and the Adjournment Proposal, your shares will not be considered present at the Special Meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted with respect to the Stock Issuance Proposal and the Adjournment Proposal.
If you hold your shares in “street name” and provide instructions to your bank, broker or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposal, your shares will be considered present at the Special Meeting and be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the appropriate proposal.

Voting by Proxy
This proxy statement is being sent to you on behalf of the Vitesse Board of Directors for the purpose of requesting that you allow your shares of Vitesse common stock to be represented at the Special Meeting by the persons named in the enclosed proxy card. All shares of Vitesse common stock represented at the Special Meeting by properly executed proxy cards, voted over the telephone or voted over the internet will be voted in accordance with the instructions indicated on those proxies. If you sign and return a proxy card without giving voting instructions, your shares will be voted as follows:
•
“FOR” Proposal No. 1 — The Stock Issuance Proposal — to approve the issuance of shares of Vitesse common stock to Lucero shareholders in connection with the Arrangement; and

•
“FOR” Proposal No. 2 — The Adjournment Proposal — to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal, subject to the provisions of the Arrangement Agreement.

How to Vote
You may vote by any of the four methods listed below. If your Vitesse common stock is held in “street name” by your bank, broker or other nominee, please see below.

  Internet.   You may vote on the internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions that accompanied your proxy materials. If you vote on the internet, you can request electronic delivery of future proxy materials. Internet voting facilities for Vitesse stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on March 4, 2025.

  Telephone.   You may vote by telephone by following the instructions that accompanied your proxy materials. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for Vitesse stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on March 4, 2025.

  Mail.   If you received a proxy card by mail, you may vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you are a stockholder of record and vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Vitesse Board of Directors. If mailed, your completed and signed proxy card must be received before the date of the Special Meeting.

  Meeting.   You may attend and vote electronically at the Special Meeting.
The Vitesse Board of Directors recommends that you vote using one of the first three methods discussed above. Using one of the first three methods discussed above to vote will not limit your right to vote at the Special Meeting if you later decide to attend in person (online).
If you hold shares of Vitesse common stock through an account in a stock plan, including the Jefferies Employees’ Profit Sharing Plan, the trustee for the applicable plan is required to vote your shares as you specify. To allow sufficient time for the trustee to vote your shares, your voting instructions must be received by 11:59 Eastern Time on March 2, 2025. To vote such shares, please follow the instructions provided by the trustee for the applicable plan.
If your shares are held in “street name” by your bank, broker or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials will be forwarded to you by your bank, broker or nominee. The bank, broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your bank, broker or nominee how to vote.

Beneficial owners that receive the proxy materials by mail from the stockholder of record should follow the instructions included in those materials (usually a voting instruction form) to transmit voting instructions.
Revoking Your Proxy
You may revoke your proxy before the voting polls are closed at the Special Meeting by (i) voting at a later time by internet or telephone until 11:59 p.m., Eastern Time, on March 4, 2025, (ii) voting in person (online) at the Special Meeting or (iii) delivering to Vitesse’s Secretary a proxy with a later date or a written revocation of your most recent proxy.
If your Vitesse common stock is held in street name by a bank, broker or other nominee, and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.
Independent Accountants
Representatives of Deloitte, Vitesse’s independent auditor, are expected to be present at the Special Meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions from Vitesse stockholders.
Adjournments and Postponements
Although it is not currently expected, the Special Meeting may be adjourned from time to time to reconvene at the same or some other place by holders of a majority of the voting power of Vitesse’s common stock issued and outstanding and entitled to vote thereat, present in person (online) or represented by proxy, though less than a quorum, or by any officer or director entitled to preside at or to act as secretary of such meeting, and notice need not be given of any such adjourned meeting if the time and place and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person (online) and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. Accordingly, regardless of whether a quorum is present and regardless of whether stockholders approve the Adjournment Proposal, any officer or director entitled to preside at or to act as secretary of the Special Meeting may adjourn the Special Meeting to a later date, without notice other than announcement at the Special Meeting. At the adjourned meeting, Vitesse may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting in accordance with the Vitesse Bylaws will be given to each stockholder of record entitled to vote at the meeting.
Solicitation of Proxies
Vitesse will bear all costs of solicitation related to the Special Meeting. In addition to sending and making available these materials, some of Vitesse’s directors, officers and other employees may solicit proxies by contacting Vitesse stockholders via the internet, by mail, in person (online) or by telephone. None of Vitesse’s directors, officers or employees will receive any extra compensation for soliciting Vitesse stockholders. Vitesse will also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and Vitesse will reimburse the forwarding expenses. In addition, Vitesse has retained Innisfree to assist in the solicitation of proxies. For these proxy solicitation services, Vitesse will pay Innisfree an estimated fee of up to $45,000, plus reasonable expenses and fees for any additional services.
Other Business
Vitesse does not expect that any matter other than the proposals listed above will be brought before the Special Meeting. If, however, other matters are properly brought before the Special Meeting, or any adjournment or postponement of the Special Meeting, the persons named as proxies will vote in accordance with their judgment.

Assistance in Completing the Proxy Card
If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the Special Meeting, please contact Vitesse’s proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders Call (Toll-Free): (877) 800-5185
Banks and Brokers Call: (212) 750-5833

THE ARRANGEMENT
This section of the proxy statement describes the material aspects of the proposed Arrangement. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the full text of the Arrangement Agreement attached to as Annex A, for a more complete understanding of the proposed Arrangement. In addition, important business and financial information about each of Lucero and Vitesse is included in this proxy statement.
Structure of the Arrangement
On December 15, 2024, Vitesse and Lucero entered into the Arrangement Agreement, pursuant to which, on the terms and subject to the conditions set forth therein, Vitesse will acquire all of the issued and outstanding Lucero common shares pursuant to the Plan of Arrangement, with Lucero becoming a wholly owned subsidiary of Vitesse. The Arrangement will be implemented by way of a plan of arrangement in accordance with the ABCA and is subject to the approval by the Alberta Court, Lucero shareholders, the approval of the Stock Issuance Proposal and certain other customary conditions precedent. The parties intend to rely upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof with respect to the issuance of Vitesse common stock under the Arrangement.
If the Arrangement is completed, Lucero shareholders will receive 0.01239 of a share of Vitesse common stock in exchange for each Lucero common share held (other than Lucero common shares with respect to which dissenters’ rights have been validly exercised and not validly withdrawn), subject to adjustment, if applicable, pursuant to the terms of the Arrangement Agreement. Any shares in respect of which dissent rights have been properly exercised and not withdrawn, pursuant to Section 191 of the ABCA, will be deemed to be transferred and assigned to Vitesse, but will not be entitled to receive the Consideration and will, instead, be subject to dissent rights under the ABCA, as modified by the Plan of Arrangement and the Interim Order. Vitesse stockholders will continue to own their existing shares, and the Vitesse common stock will not be affected by the completion of the Arrangement. Upon completion of the Arrangement, it is expected that Vitesse stockholders as of immediately prior to the completion of the Arrangement will own approximately 80.0% and Lucero shareholders as of immediately prior to the completion of the Arrangement will own approximately 20.0% of the Combined Company on a fully diluted basis.
Background of the Arrangement
The terms of the Arrangement Agreement are the result of arm’s-length negotiations between representatives of Vitesse and Lucero. The following is a summary of the events leading up to the signing of the Arrangement Agreement and the key meetings, negotiations and discussions by and between Vitesse and Lucero and their respective advisors that preceded the public announcement of the proposed Arrangement. This summary does not purport to catalog every conversation or interaction among the representatives of Vitesse, Lucero and other parties.
The Vitesse Board of Directors and Vitesse’s management team periodically review and assess the performance, strategy, financial position and leverage of Vitesse, as well as the opportunities, risks and overall industry trends and developments present from time to time in the oil and gas industry. As part of such periodic evaluation, the Vitesse Board of Directors and Vitesse’s management (including Robert Gerrity, the Chief Executive Officer of Vitesse and Chairman of the Vitesse Board of Directors, and Brian Cree, the President of Vitesse) have had informal and preliminary conversations from time to time about potential strategic transaction opportunities, including with financial and other advisors and, in the case of Vitesse’s management, with senior executives of other oil and gas companies. Vitesse’s senior executives have updated the Vitesse Board of Directors regarding their interactions with senior executives of other oil and gas companies during regularly scheduled and special meetings of the Vitesse Board of Directors.
Vitesse and Lucero generally have been familiar with each other given their acreage positions in the Williston Basin in North Dakota. On October 3, 2024, Jefferies, LLC, a financial advisor that had worked with Vitesse in the past, met with senior executives at Vitesse to discuss several potential strategic transaction opportunities. At the end of the meeting, Jefferies, LLC inquired as to whether Vitesse management would have an interest in meeting with Lucero. Jefferies, LLC subsequently introduced Mr. Gerrity and Brett Herman, the President and Chief Executive Officer of Lucero.
On October 7, 2024, the Vitesse management team met internally to review publicly available information on Lucero. Following that meeting, Vitesse spent time over the next week analyzing Lucero’s business and a potential transaction with Lucero.
On October 16, 2024, Messrs. Gerrity and Herman discussed over a lunch in Denver, Colorado the potential benefits and other strategic merits of a potential transaction between Vitesse and Lucero. As a result of that discussion, Vitesse and Lucero agreed to pursue entry into a confidentiality agreement.
On October 21, 2024, Lucero and Vitesse entered into a confidentiality agreement that automatically terminates after one year. The confidentiality agreement contained a customary “standstill” provision that, for the term of the confidentiality agreement, restricts the ability of each of Vitesse and Lucero to acquire, directly or indirectly, the equity interests of the other party and contained additional restrictions customary for such standstills. The “standstill” restrictions however terminated if one party entered into any definitive agreement with a person (whether a third party or the counterparty) providing for the acquisition of such party.
The following day, on October 22, 2024, Lucero provided access to a virtual data room to representatives of Vitesse, and Vitesse and Lucero thereafter commenced the exchange of financial and operational materials.
On October 24, 2024, representatives of Lucero, including Mr. Herman and Marvin Tang, Lucero’s Chief Financial Officer, met with representatives of Vitesse in a virtual conference to provide a management presentation on Lucero. Thereafter, management of Vitesse conferenced with Jefferies, LLC to discuss the potential benefits to Vitesse of an acquisition of Lucero. Peter Bowden, a managing director from Jefferies, LLC, also spoke that same day with Gary Reaves, a member of the Lucero Board and a managing partner of First Reserve, the holder of approximately 37% of Lucero’s common shares as of October 2024, regarding the potential transaction, and provided an overview of Vitesse.
On October 25, 2024, Jefferies, LLC provided Vitesse with a preliminary presentation outlining Lucero’s assets, the trading history of its common shares, Lucero’s capital structure and shareholder ownership, financial projections of Lucero prepared by Jefferies, LLC based on publicly available data and other analyses from both Vitesse and Jefferies, LLC, and dividend accretion projections for Vitesse based on various Lucero valuations.
On October 28, 2024, Matt Olson, Vice President — Mergers and Acquisitions of Vitesse, visited Lucero’s office in Denver, Colorado to conduct operational due diligence with regard to Lucero’s Williston Basin assets, including title-related diligence, and discussed the same with employees of Lucero.
On October 28, 2024, members of the Vitesse management team contacted Baker Botts in connection with the potential acquisition of Lucero, and shortly thereafter engaged Baker Botts.
On October 29, 2024, following discussions with Vitesse management, Jefferies, LLC provided an update to the preliminary presentation from October 25, 2024, and such presentation was shared with the Vitesse Board.
On October 30, 2024, during a regularly scheduled meeting of the Vitesse Board of Directors, the management team of Vitesse presented an overview of various potential acquisitions, including the potential acquisition of Lucero. Representatives of Jefferies, LLC also presented a preliminary financial analysis regarding the potential transaction. At such meeting, the Vitesse Board of Directors indicated its support for further engagement with Lucero regarding a potential transaction, and authorized the management of Vitesse to continue its evaluation of the same.
On October 31, 2024, Messrs. Gerrity and Herman discussed preliminary transaction items, and Mr. Herman requested that the Vitesse management team provide a presentation on Vitesse to the Lucero Board prior to its regularly scheduled meeting on November 6, 2024.
On November 4, 2024, representatives of Lucero (including members of Lucero’s management team, BDP, Lucero’s Canadian counsel, Ernst & Young and DGS, Lucero’s U.S. counsel, and representatives of

Vitesse (including members of Vitesse’s management team, Baker Botts and Plante & Moran LLC, tax advisors to Vitesse) discussed tax structuring matters related to a potential acquisition of Lucero by Vitesse.
On November 5, 2024, Messrs. Gerrity and Cree presented to the Lucero Board at Lucero’s offices in Calgary, Alberta an overview of Vitesse, which included additional background on Vitesse and its financial condition and operations.
On November 6, 2024, Mr. Herman contacted Mr. Gerrity and discussed with Mr. Gerrity structuring considerations for a potential acquisition and proposed next steps. Mr. Herman also informed Mr. Gerrity that Lucero was still in the process of evaluating other alternative transactions.
On November 7, 2024, Messrs. Cree and Tang reviewed certain financial modeling information and discussed related valuation metrics for Vitesse. On the same date, Vitesse management met with Jefferies, LLC to review Jefferies, LLC’s technical evaluation and modeling of the Lucero assets and to compare the same to the internal work prepared by Vitesse.
On November 9, 2024, members of the Vitesse management team met with Jefferies, LLC to review and discuss revised financial modeling and valuation materials concerning Lucero and the proposed transaction in preparation for the upcoming Vitesse Board of Directors meeting.
On November 11, 2024, the Vitesse Board of Directors held a special meeting to discuss the potential acquisition. Representatives of Jefferies, LLC and Baker Botts were present at the meeting. Management of Vitesse presented certain information regarding Lucero, including financial and reserves information. Representatives of Jefferies, LLC presented financial information regarding the valuation of Lucero and Vitesse and the potential dividend accretion for Vitesse of an acquisition of Lucero, as well as potential exchange ratio ranges. After discussion, the Vitesse Board of Directors authorized the Vitesse management team to extend a non-binding preliminary offer to acquire either the outstanding equity interests of PetroShale US or Lucero’s Williston Basin oil and gas interests and working capital in exchange for 7.8 million shares of Vitesse common stock, subject to further due diligence and analysis (including with respect to structuring).
On November 12, 2024, Mr. Gerrity contacted Mr. Herman and previewed to him the terms of Vitesse’s non-binding preliminary offer to acquire Lucero in exchange for 7.8 million shares of Vitesse common stock, subject to further due diligence and analysis (including with respect to structuring). The proposal by Vitesse contemplated an acquisition of either the outstanding equity interests of PetroShale US or an asset acquisition of Lucero’s Williston Basin oil and gas interests and working capital, and contemplated restrictive covenants to preclude distributions of cash by Lucero’s subsidiaries to Lucero or certain other reductions in cash held by Lucero prior to the consummation of the potential acquisition. On the same day, a non-binding preliminary offer letter reflecting such terms was delivered by Vitesse to Lucero. Representatives of Lucero thereafter sent an initial due diligence request list concerning certain business and operational information to representatives of Vitesse.
On November 13, 2024, Vitesse provided reserve, lease operating and land information in response to Lucero’s diligence requests.
On November 14, 2024, Vitesse consented to representatives of Lucero engaging in engineering and reserve evaluations of Vitesse’s assets and provided access to information related to the same.
On November 15, 2024, Vitesse contacted Blakes for engagement with respect to Canadian law matters and issues in connection with the proposed transaction, and thereafter engaged Blakes.
On November 19, 2024, Messrs. Gerrity and Cree met with Mr. Herman for a golf outing in California at which the proposed transaction was discussed. Thereafter, Messrs. Gerrity, Cree, Herman and Reaves met to continue discussions regarding the proposed transaction, including at a dinner that evening. At such meetings, Messrs. Herman and Reaves proposed a counter-offer to Vitesse that contemplated as follows: (i) the proposed transaction would be structured as a public company merger, (ii) a representative of each of Lucero and First Reserve would be added as a member to the Vitesse Board of Directors and (iii) the proposed consideration would comprise 8.8 million shares of Vitesse common stock.

On November 19, 2024, representatives of Lucero contacted Vitesse with additional reserves and reserves-related diligence questions.
On November 21, 2024, the Vitesse Board of Directors held a special meeting at which members of the Vitesse management team, as well as representatives of Baker Botts and Jefferies, LLC, were in attendance in order to discuss the Lucero counter-offer. After presentations from Vitesse management and Jefferies, LLC and a discussion and overview of certain anticipated benefits of the potential transaction, including the potential dividend accretion that the purchase of Lucero could create, the Vitesse Board of Directors authorized a revised Vitesse offer to Lucero that contemplated as follows: (i) the proposed consideration would comprise 8.1 million shares of Vitesse common stock, (ii) a commitment by First Reserve and M. Bruce Chernoff, Chairman of the Lucero Board and holder of approximately 22% of Lucero’s common shares as of October 2024, to subject their Lucero common shares to a “lock-up” following the closing of the potential transaction, and (iii) a representative of each of Lucero and First Reserve would be added as a director to the Vitesse Board of Directors. Thereafter, Messrs. Gerrity and Cree contacted Mr. Herman and Mr. Reaves and orally delivered the terms of the revised Vitesse offer.
In addition, on November 21, 2024, employees of Vitesse and of Lucero and their respective legal counsels conferred to discuss additional diligence matters, including those related to certain of Lucero’s operations-related litigation.
On November 22, 2024, representatives of Vitesse contacted Evercore to discuss its potential engagement as a financial advisor to Vitesse in connection with its proposed acquisition of Lucero.
On November 25, 2024, Vitesse sent Lucero additional due diligence requests.
On November 26, 2024, Messrs. Reaves and Herman met with Messrs. Gerrity and Cree and delivered a counter-offer to Vitesse’s revised proposal that contemplated as follows: (i) Vitesse would acquire all of the outstanding equity interest of Lucero, (ii) the proposed consideration would comprise 8.4 million shares of Vitesse common stock, (iii) only Mr. Reaves of First Reserve would be appointed to the Vitesse Board and (iv) First Reserve, along with Mr. Gerrity, Brian Friedman (a director on the Vitesse Board) and Joseph Steinberg (a director on the Vitesse Board) would agree to subject its or his respective Lucero common shares or Vitesse common stock, as appropriate, to a “lock-up” following the closing of the potential transaction. Additionally, a separate meeting was held between Lucero’s representatives (including outside consultants) and Lucero’s and Vitesse’s respective engineering teams regarding the reserves of Vitesse.
On November 27, 2024, the Vitesse Board of Directors held a special meeting at which members of the Vitesse management team, as well as representatives of Baker Botts and Jefferies, LLC, were in attendance in order to discuss the Lucero counter-offer from November 26, 2024. After presentations by Mr. Gerrity and representatives of Baker Botts and Jefferies, LLC, the Vitesse Board of Directors discussed, among other things, the Lucero counter-offer, the proposed structure of the transaction as a public company merger, the diligence performed to date on Lucero’s asset portfolio, the validation of Lucero’s cash and cash equivalents and certain other financial measures, the structuring of the stock consideration to be issued by Vitesse as a fixed number of shares or as an exchange ratio, the total amount of shares of Vitesse common stock to be issued (taking into account the fully diluted Lucero common shares, including outstanding compensatory awards, warrants and similar instruments and rights) and the anticipated tax treatment of the proposed transaction. After further discussion and consideration, the Vitesse Board of Directors authorized Mr. Gerrity to make a revised, non-binding offer to Lucero for 8.25 million shares of Vitesse common stock, with flexibility to revise the offer up to 8.3 million shares of Vitesse common stock if necessary, and an appointment of each of Messrs. Chernoff and Reaves to the Vitesse Board of Directors.
Shortly following the conclusion of the special meeting of the Vitesse Board of Directors, Messrs. Gerrity and Cree delivered a counter-offer to Messrs. Herman and Reaves agreeing to the terms proposed in Lucero’s November 26, 2024 counter-offer other than with respect to (i) the number of shares of Vitesse common stock to be issued as consideration, which in the view of Vitesse should not exceed 8.25 million, and (ii) the directors to be appointed to the Vitesse Board of Directors would include Mr. Chernoff, whose Lucero common shares would also be subject to a “lock-up” following the closing of the potential transaction. At the same meeting, Messrs. Herman and Reaves indicated that, in the view of Lucero, the number of shares of Vitesse common stock to be issued should be 8.3 million. Thereafter on the same day, Messrs. Herman and Reaves contacted Messrs. Gerrity and Cree and informed them that Mr. Chernoff would agree to the lock-up provisions. Later that day, Mr. Gerrity informed the Vitesse Board of Directors that, in light of the Vitesse Board of Directors’ discussion earlier that day and his meeting with Lucero, Vitesse would continue to move forward with due diligence and documentation of the potential transaction and keep the Vitesse Board of Directors apprised of any developments.
On November 27, 2024, Baker Botts sent a due diligence request list to Lucero and its representatives, including BDP and DGS.
On December 3, 2024, Lucero sent a due diligence request list to Vitesse and its representatives, including Baker Botts and Blakes.
On December 3, 2024, BDP and DGS sent a draft arrangement agreement to Baker Botts and Blakes. The draft arrangement agreement included, among other things, (i) largely mutual representations and warranties of Lucero and Vitesse, (ii) mutual non-solicitation covenants with customary exceptions and (iii) interim operating covenant restrictions on each of Lucero and Vitesse, with somewhat lighter restrictions on Vitesse than on Lucero. Shortly thereafter on December 4, 2024, BDP and DGS sent a draft of the plan of arrangement to Baker Botts and Blakes.
On December 5, 2024, Vitesse and Lucero executed an access agreement to permit Vitesse and its representatives physical access to certain of Lucero’s properties in order to conduct a Phase I environmental assessment, with such assessment beginning promptly thereafter. On the same day, Baker Botts sent Lucero and its representatives an updated due diligence request list. Each of Lucero and Vitesse continued to provide additional information and documentation in response to each party’s respective due diligence request lists thereafter, as well as additional revisions to the due diligence request lists of each respective party. Additionally, tax representatives from Deloitte were engaged by Vitesse, and representatives of each of Deloitte and Ernst & Young met to discuss the potential tax advantages and disadvantages of various transaction structures, and the availability thereof. Such conversations continued over the following weeks between representatives of Vitesse and Lucero, including Deloitte and Ernst & Young.
On December 5, 2024, Messrs. Gerrity and Cree met with representatives of Lucero, including Lucero’s financial advisors, RBC and Peters, where they provided such financial advisors financial and operational information on Vitesse and responded to diligence inquiries related to the same. On the same day, Anthony Baldwin, the Vice President of Business Development at Lucero, and Mr. Herman, attended a lunch at Vitesse’s office with Messrs. Gerrity and Cree, as well as James Henderson, the Chief Financial Officer of Vitesse, and M. Scott Regan, the General Counsel of Vitesse. Thereafter, employees of Vitesse presented to Messrs. Herman and Baldwin an overview of Vitesse’s operations and processes and answered questions from Messrs. Herman and Baldwin regarding the same. Following the presentation, Messrs. Gerrity, Cree, Henderson and Regan of Vitesse and Messrs. Herman and Baldwin of Lucero continued to discuss various aspects of the proposed transaction.
On December 7, 2024, Baker Botts and Blakes sent to BDP and DGS a revised draft of the arrangement agreement, which included the following revisions: (i) mutual and expanded obligations with respect to the Vitesse stockholder meeting and Lucero shareholder meeting and the sharing of information regarding the respective stockholder and shareholder votes, as well as requests for information (including, if reasonably requested by the other party thereto, the use of a proxy solicitor), (ii) a requirement that at least one of the two directors appointed to the Vitesse Board of Directors be independent under the rules of the NYSE, (iii) revisions to the representations and warranties of the parties, including to make them less mutual, (iv) an expansion of the interim operating covenant restrictions of Lucero, including tighter restrictions on the ability of Lucero to issue additional equity or to incur indebtedness or make certain expenditures and (v) removal of most of the interim operating covenant restrictions of Vitesse, and significant easing of the restrictions that remained (including those related to the declaration and payment of dividends).
On December 9, 2024, the Vitesse Board of Directors held a special meeting at which members of the Vitesse management team, as well as representatives of Baker Botts, Blakes and Jefferies, LLC, were in attendance. Representatives of Baker Botts provided a summary of the status of the proposed transaction and the draft arrangement agreement, and after further discussion, Mr. Gerrity addressed the proposed engagement letters with Evercore and Jefferies, LLC. After discussion, the Vitesse Board of Directors authorized Vitesse to execute the engagement letter with Evercore. Mr. Regan then described the material terms of the Jefferies, LLC engagement letter to the disinterested directors of the Vitesse Board of Directors (consisting of Cathleen Osborn, Daniel O’Leary, Randy Stein and Mr. Gerrity) and the management of Vitesse addressed questions from such disinterested directors of the Vitesse Board of Directors. The disinterested directors also discussed the waiver of the conflict of interest contained in Jefferies, LLC engagement letter, which was present in the draft of the Jefferies, LLC engagement letter as a result of (i) Jefferies formerly holding a controlling interest in Vitesse prior to the Spin-Off, (ii) executives and board members of Jefferies and its broker dealer affiliate, Jefferies, LLC, being board members of Vitesse (consisting of Messrs. Friedman and Steinberg and Linda Adamany) and (iii) Jefferies and its affiliates, and certain employees, executives and board members of Jefferies, beneficially owning securities of Vitesse as a result of the Spin-Off. After discussion, the disinterested directors of the Vitesse Board of Directors authorized Vitesse to execute the engagement letter with Jefferies, LLC. The engagement letters with each of Evercore and Jefferies, LLC were executed December 10, 2024 and December 11, 2024, respectively.
In the evening of December 9, 2024, BDP and DGS sent to Baker Botts and Blakes a revised draft of the arrangement agreement, which included, among other items, (i) mutual voting and support and lock-up agreements for each of the directors and officers of Lucero and Vitesse, (ii) an exchange ratio concept instead of a fixed quantum of Vitesse common stock to be issued as consideration, (iii) changes to the interim operating covenants, including restrictions on the ability of Vitesse to engage in certain significant acquisitions prior to the closing of the potential transaction, (iv) a termination fee of $9 million to be payable by Lucero in certain circumstances if the arrangement agreement is terminated and a termination fee of $42 million to be payable by Vitesse in certain circumstances if the arrangement agreement is terminated and (v) a proposed outside date of May 15, 2025.
On December 10, 2024, Mr. Gerrity met with Mr. Reaves in Houston, Texas and discussed various issues under consideration by each party, including the anticipated dividend upon the closing of the proposed transaction and the timing thereof, the requested appointment of Mr. Chernoff as director to the Vitesse Board of Directors, and the total number of shares of Vitesse common stock to be issued as stock consideration, including with respect to the settlement of equity awards held by Lucero employees.
On December 11, 2024, Baker Botts and Blakes sent a revised draft of the arrangement agreement to BDP and DGS, which included, among other items, (i) revisions to reduce the number of supporting stockholders of Vitesse that would execute a voting and support and lock-up agreement to Messrs. Gerrity, Friedman and Steinberg, (ii) a symmetrical termination fee of $9 million and (iii) an extended outside date of June 15, 2025.
On December 11, 2024, Blakes sent to BDP an initial draft of the form of Lucero voting and support and lock-up agreement. On December 12, 2024, BDP sent to Blakes and Baker Botts a revised draft of the form of Lucero voting and support and lock-up agreement, which included certain carveouts for the lock-up provisions for various types of permitted transfers.
On December 12, 2024, Evercore conferred with representatives of Lucero as part of its Fairness Opinion process to confirm certain information provided to it by Lucero.
On December 13, 2024, Baker Botts sent to BDP and DGS a draft of the form of Vitesse voting and support and lock-up agreement. Over the next two days, the respective legal counsels revised the voting and support and lock-up agreements of each of the applicable Lucero shareholders and Vitesse stockholders and exchanged drafts accordingly such that the material obligations of the respective shareholders and stockholders were mutual.
On December 13, 2024, BDP and DGS sent a revised draft of the arrangement agreement to Baker Botts and to Blakes, which included, among other items, (i) revisions to expand the number of supporting stockholders of Vitesse that were to be a party to the Vitesse voting and support and lock-up agreements to all directors and officers of Vitesse and (ii) an increased termination fee for Vitesse of $35 million.
On December 13, 2024, the Vitesse Board of Directors held a special meeting at which members of the Vitesse management team, as well as representatives of each of Baker Botts, Blakes, Evercore and Jefferies, LLC, were in attendance. The management of Vitesse provided an update on the proposed transaction, including with respect to due diligence and potential tax structures and risks. Representatives of Baker

Botts reviewed the proposed terms of the arrangement agreement and provided an overview to the Vitesse Board of Directors of its fiduciary duties and answered questions regarding the same. Representatives of Evercore reviewed its financial analyses of Vitesse and Lucero with respect to the proposed transaction. Later that day, Mr. Cree contacted Mr. Herman and communicated a counter-offer as follows: (i) an exchange ratio of 0.012391, which would reflect the issuance of approximately 8.175 million shares of Vitesse common stock to Lucero stockholders, (ii) only Messrs. Gerrity, Friedman and Steinberg of Vitesse would execute a voting and support and lock-up agreement and (iii) a Lucero termination fee of $10 million and a Vitesse termination fee of $15 million.
On December 14, 2024, Baker Botts and Blakes sent a revised draft of the arrangement agreement to BDP and DGS that reflected the terms proposed by Mr. Cree on December 13, 2024 (other than with respect to the exchange ratio, which was left unspecified), as well as a revised tax-cooperation covenant for certain pre-acquisition reorganizations to be effected by Lucero as reasonably requested by Vitesse prior to closing of the transaction. Baker Botts also provided on the same day (i) a draft hedging covenant obligation, which would require Lucero to engage in certain hedging transactions at the direction of Vitesse between signing of the arrangement agreement and closing of the transaction, (ii) a revised draft of the governance provisions of the arrangement agreement, which changed the timing of when such designated directors to be appointed to the Vitesse Board of Directors would occur relative to the 2025 annual meeting of the stockholders of Vitesse and (iii) confirmation of the exchange ratio proposal of 0.01239 previously communicated by Vitesse to Lucero.
Throughout the course of the day on December 15, 2024, the parties exchanged multiple drafts of the arrangement agreement and accompanying plan of arrangement, and continued to resolve open points related thereto, including with respect to ancillary documents and the disclosure schedules of each party.
On December 15, 2024, the Vitesse Board of Directors held a special meeting at which members of the Vitesse management team, as well as representatives of each of Baker Botts, Blakes, Evercore and Jefferies, LLC, were in attendance. Representatives of Baker Botts provided an overview of the proposed transaction along with management of Vitesse, and management of Vitesse informed the Vitesse Board of Directors that the Lucero Board had unanimously approved the proposed transaction earlier that day, subject to approval by the Vitesse Board of Directors on the same terms. Representatives of Evercore reviewed its financial analyses of Vitesse and Lucero with respect to the proposed transaction. Thereafter, at the request of the Vitesse Board of Directors, representatives of Evercore, then rendered to the Vitesse Board of Directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated December 15, 2024 that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken as set forth therein, the Exchange Ratio was fair, from a financial point of view, to Vitesse. After discussion, the Vitesse Board of Directors unanimously (i) determined that the transaction was fair to, and in the best interests of, Vitesse and the holders of Vitesse common stock, (ii) approved and declared advisable the arrangement agreement, the plan of arrangement, and the transactions contemplated thereby, including the issuance of shares of Vitesse common stock in connection with the arrangement, and (iii) resolved to recommend that the holders of the outstanding shares of Vitesse common stock approve the issuance thereof. In the early morning hours of December 16, 2024, Baker Botts, Blakes, BDP and DGS accordingly finalized the arrangement agreement and the related disclosure schedules and ancillary documents (including the voting and support and lock-up agreements), and the parties executed the same.
On December 16, 2024, prior to the opening of the U.S. stock markets, Vitesse and Lucero published a joint news release publicly announcing the execution of the Arrangement Agreement and the proposed Arrangement pursuant to which Vitesse would acquire Lucero.
Vitesse’s Reasons for the Arrangement
In evaluating the Arrangement, the Vitesse Board of Directors conducted multiple meetings and held numerous discussions, including with Vitesse’s management team and Vitesse’s legal and financial advisors, in reaching its conclusion. In the course of its deliberations, the Vitesse Board of Directors considered a variety of information and factors, including the following (which are not necessarily presented in order of relative importance):

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The Vitesse Board of Directors’ knowledge of Vitesse’s business, operations, financial condition, earnings and prospects, and of Lucero’s business, operations, financial condition, earnings and prospects, taking into account the result of Vitesse’s due diligence review of Lucero;

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Vitesse’s belief that the Arrangement will generate long-term value for its stockholders and will be immediately accretive to Vitesse’s earnings, operating cash flow, free cash flow and net asset value upon the Closing;

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Vitesse’s expectation that upon the Closing, the acquisition will support an increase to Vitesse’s cash dividend from $2.10 to $2.25 per share on an annualized basis;

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Vitesse’s expectation that the Arrangement will strengthen its financial position, including its Net Debt to Adjusted EBITDA ratio;

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Vitesse’s expectation that the acquisition will provide Vitesse with a stronger balance sheet, substantial liquidity and lower leverage;

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Vitesse’s expectation that the acquisition provides Vitesse with a lower cost of capital as a result of the increased asset base, which will provide increased flexibility and optionality for capital deployment;

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The hedging of a significant portion of the acquired oil production through the end of 2026, and the interim hedging by Lucero of certain oil production prior to the Closing;

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The potential for the increased liquidity in the Vitesse common stock as a result of the larger shareholder base following the Closing;

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The operational component of Lucero’s assets that Vitesse gains access to and the new opportunities it provides Vitesse, which historically has only owned non-operating working interests;

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The operational flexibility associated with future capital allocation on Lucero’s assets, comprising 1.9 net drilled uncompleted wells and significant undeveloped locations on approximately 5,500 net acres in the core of the Williston Basin;

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The inclusion of at least 60 operated wells with high working interest in Lucero’s operations, adding significant cash flow resulting from established, low-decline oil and natural gas production volumes;

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The consideration of alternative transactions and the belief that it was unlikely that any reasonably available alternative transaction will, in the near term, result in more long-term value to Vitesse and its stockholders than the Arrangement;

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The composition of the Vitesse Board of Directors following the Closing, which will include two directors from Lucero and, in the view of the Vitesse Board of Directors, will add further valuable expertise and experience to the Vitesse Board of Directors;

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The current and prospective business environment in which Vitesse and Lucero operate, including commodity price levels and volatility, economic conditions, the competitive and regulatory environment and the potential effects of those factors on Vitesse;

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The Vitesse senior management team’s recommendation in support of the Arrangement and its continued leadership of the Combined Company;

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Targeted annual general and administrative synergies of $3 million;

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The oral opinion of Evercore delivered to the Vitesse Board of Directors on December 15, 2024, which was subsequently confirmed by delivery of a written opinion dated the same date that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken as set forth therein, the Exchange Ratio was fair, from a financial point of view, to Vitesse, as more fully described below in the section titled “Opinion of Financial Advisor to Vitesse”;

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Vitesse’s belief that the restrictions imposed on Vitesse’s business and operations prior to the Closing are reasonable and not unduly burdensome;

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The fact that the Exchange Ratio is fixed and will not fluctuate in the event that the market price of Lucero common shares increases relative to the market price of Vitesse common stock between the date of the Arrangement Agreement and the Closing;

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The likelihood of the Closing;

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The fact that Vitesse stockholders will have the opportunity to vote on the Stock Issuance Proposal, which is a condition precedent to the Arrangement;

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The fact that upon termination of the Arrangement Agreement, in certain circumstances, Lucero would be required to pay Vitesse a termination fee of $10 million, which would help offset some of the costs incurred in connection with the transaction;

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The terms of the Arrangement Agreement, taken as a whole, including the parties’ respective representations, warranties, and covenants, as well as the circumstances under which each party may terminate the Arrangement Agreement (which are generally reciprocal);

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The ability of the Vitesse Board of Directors to engage with third parties regarding alternative proposals in certain circumstances and the ability of the Vitesse Board of Directors to change its recommendation with respect to the transactions contemplated by the Arrangement Agreement under certain circumstances; and

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The conditions to Vitesse’s obligation to close the Arrangement, including that holders of no more than 5% of Lucero common shares shall have validly exercised, and not withdrawn, dissenters’ rights.

The Vitesse Board of Directors also considered potential risks and potentially negative factors concerning the Arrangement when discussing the proposed transaction, including:
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The fact that completion of the Arrangement is subject to numerous conditions and the risk that such conditions may not be satisfied on acceptable terms or at all;

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The possibility that the Arrangement may not be completed, or that the closing may be unduly delayed, for reasons beyond the control of Vitesse or Lucero, which could result in significant cost and disruptions to Vitesse’s normal business;

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The potential for diversion of management and employee attention during the period prior to the Closing;

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The potential length of time between signing of the Arrangement Agreement and the Closing, and the effect that such length of time could have on Vitesse’s operating results and its relationship with its employees, stockholders and industry contacts and others who do business with Vitesse;

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The risks inherent in integrating the operations of Lucero and Vitesse, including the operatorship component of certain of Lucero’s assets which Vitesse historically has not engaged in;

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The fact that the Arrangement Agreement provides that, in certain circumstances, Vitesse could be required to pay a termination fee of $15 million;

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The restrictions on the conduct of Vitesse’s business prior to Closing, including certain restrictions on its ability to increase its dividend or engage in certain significant acquisitions; and

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The potential for litigation related to the Arrangement and the associated costs, burden and inconvenience involved in defending these proceedings.

The foregoing discussion of the information and factors considered by the Vitesse Board of Directors is not exhaustive. In view of the Vitesse Board of Directors’ consideration of a wide variety of factors in connection with its evaluation of the Arrangement Agreement and the transactions contemplated thereby, including the Arrangement, and the complexity of these matters, the Vitesse Board of Directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Rather, the Vitesse Board of Directors viewed its decisions as being based on the totality of the information and factors it considered. In considering the factors described above and any other factors, each individual member of the Vitesse Board of Directors applies his or her own personal business judgment to the process and may have viewed factors differently or given different weight or merit to different factors. The actual benefits from the Arrangement could be different from the benefits anticipated by Vitesse and those differences could be material. Additionally, there can be no assurance that any of the potential benefits described above or included in the factors considered by the Vitesse Board of Directors will be realized. See “Risk Factors.”

The foregoing discussion of the information and factors considered by the Vitesse Board of Directors is forward-looking in nature and should be read in light of the factors described in “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement.
Recommendation of the Vitesse Board of Directors
After careful consideration, the Vitesse Board of Directors has determined that it is advisable and in the best interests of Vitesse and its stockholders to consummate the Arrangement as contemplated by the Arrangement Agreement. Accordingly, the Vitesse Board of Directors unanimously recommends that Vitesse stockholders vote:
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“FOR” the Stock Issuance Proposal; and

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“FOR” the Adjournment Proposal.

Opinion of Financial Advisor to Vitesse
Vitesse retained Evercore to act as one of its financial advisors in connection with the Arrangement. As part of this engagement, Vitesse requested that Evercore evaluate the fairness, from a financial point of view, of the Exchange Ratio to Vitesse. At a meeting of the Vitesse Board of Directors held on December 15, 2024, representatives of Evercore rendered to the Vitesse Board of Directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated December 15, 2024 that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken as set forth therein, the Exchange Ratio was fair, from a financial point of view, to Vitesse.
The full text of the written opinion of Evercore, dated as of December 15, 2024, which sets forth, among other things, the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Vitesse encourages you to read the written opinion carefully and in its entirety. Evercore’s written opinion was addressed to, and provided for the information and benefit of, the Vitesse Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Arrangement. The written opinion does not constitute a recommendation to the Vitesse Board of Directors or to any other persons in respect of the Arrangement, including as to how any holder of shares of Vitesse common stock should vote or act in respect of the Arrangement. Evercore’s written opinion does not address the relative merits of the Arrangement as compared to other business or financial strategies that might be available to Vitesse, nor does it address the underlying business decision of Vitesse to engage in the Arrangement.
In connection with rendering its opinion Evercore, among other things:
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reviewed certain publicly available business and financial information relating to Lucero and Vitesse that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

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reviewed certain internal projected financial data relating to Lucero and furnished to Evercore by the management of Vitesse (the “Lucero Forecasts”) and reviewed the Forecasted Financial Information (together with the Lucero Forecasts, the “Transaction Forecasts”) furnished to Evercore by management of Vitesse, as approved for Evercore’s use by Vitesse;

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discussed with managements of Vitesse and Lucero their assessment of the past and current operations of Lucero, the current financial condition and prospects of Lucero and the Lucero Forecasts, and discussed with management of Vitesse their assessment of the past and current operations of Vitesse, the current financial condition and prospects of Vitesse, and the Transaction Forecasts (including their views on the risks and uncertainties of achieving the Transaction Forecasts);

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reviewed the reported prices and the historical trading activity of Lucero common shares and Vitesse common stock;

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compared the financial performance of Lucero and Vitesse and their respective stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

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compared the financial performance of Lucero and the valuation multiples relating to the Arrangement with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

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reviewed the financial terms and conditions of a draft, dated December 15, 2024, of the Arrangement Agreement; and

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performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of Evercore’s analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and Evercore did not assume responsibility or liability for any independent verification of such information), and further relied upon the assurances of the managements of Vitesse and Lucero that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Transaction Forecasts, Evercore assumed with Vitesse’s consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Vitesse and Lucero as to the future financial performance of Vitesse and Lucero. Evercore expressed no view as to the Transaction Forecasts or the assumptions on which they are based.
For purposes of Evercore’s analysis and opinion, Evercore assumed and relied upon the assurance of the management of Vitesse, in all respects material to its analysis, that the final executed Arrangement Agreement would not materially differ from the draft Arrangement Agreement reviewed by Evercore, that the representations and warranties of each party contained in the Arrangement Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Arrangement Agreement and that all conditions to the consummation of the Arrangement will be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Arrangement will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on Lucero, Vitesse or the consummation of the Arrangement or reduce the contemplated benefits to Vitesse of the Arrangement.
Evercore did not conduct a physical inspection of the properties or facilities of Lucero or Vitesse and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of Lucero or Vitesse, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of Lucero or Vitesse under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion is necessarily based upon information made available to Evercore as of December 15, 2024, and financial, economic, market and other conditions as they existed and as could be evaluated as of that date. It is understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.
Evercore was not asked to pass upon, and expresses no opinion with respect to, any matter other than the fairness to Vitesse, from a financial point of view, of the Exchange Ratio. Evercore did not express any view on, and Evercore’s opinion does not address, the fairness of the proposed Arrangement to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of Lucero, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Vitesse or Lucero, or any class of such persons, whether relative to the Exchange Ratio or otherwise. Evercore was not asked to, nor did Evercore express any view on, and Evercore’s opinion did not address, any other term or aspect of the Arrangement Agreement or the Arrangement, including, without limitation, the structure or form of the Arrangement, or any term or aspect of any other agreement or instrument contemplated by the Arrangement Agreement or entered into or amended in connection with the Arrangement Agreement. Evercore’s opinion did not address the relative merits of the Arrangement as compared to other business or financial strategies that might be available to Vitesse, nor did it address the underlying business decision of Vitesse to engage in the Arrangement. Evercore was not requested to, and Evercore did not, participate in the negotiation of the terms of the Arrangement, nor was Evercore requested to, and Evercore did not, provide any advice or services in connection with the Arrangement other than the delivery of the opinion. Evercore did not express any view on, and Evercore’s opinion does not address, what the value of Vitesse common stock actually will be when issued or the prices at which Vitesse common stock will trade at any time, including following announcement or consummation of the Arrangement. Evercore’s opinion did not constitute a recommendation to the Vitesse Board of Directors or to any other persons in respect of the Arrangement, including as to how any holder of shares of Vitesse common stock should vote or act in respect of the Arrangement. Evercore expressed no opinion as to the prices at which Lucero common shares will trade at any time, as to the potential effects of the volatility in the credit, financial and stock markets on Lucero or the Arrangement or as to the impact of the Arrangement on the solvency or viability of Lucero or the ability of Lucero to pay its obligations when they come due. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by Vitesse and its advisors with respect to legal, regulatory, accounting and tax matters.
Set forth below is a summary of the material financial analyses reviewed by Evercore with the Vitesse Board of Directors on December 15, 2024 in connection with rendering its written opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before December 6, 2024, and is not necessarily indicative of current market conditions.
For purposes of its analyses and reviews, Evercore considered general business, economic, market and financial conditions, industry sector performance, and other matters, as they existed and could be evaluated as of the date of its written opinion, many of which are beyond the control of Vitesse. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.
The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.
Summary of Evercore’s Financial Analyses
Net Asset Value Analyses
Utilizing the Transaction Forecasts, Evercore performed a net asset value analysis for three different sets of pricing assumptions provided by management of Vitesse (i) NYMEX Strip, (ii) Vitesse Management Strip, and (iii) Wall Street Consensus, each as defined and discussed in the section entitled “Certain Unaudited Prospective Financial and Operating Information” below. Evercore calculated the after-tax net present value, as of January 1, 2025, of future cash flows Vitesse and Lucero were expected to generate based on the reserves data relating to each of Vitesse and Lucero and using forecasted oil and natural gas prices in the Transaction Forecasts. For purpose of its analysis, Evercore selected discount rates ranging from 8% to 30% based on its professional judgment and experience depending on the perceived risk profile of the reserve categories. Using the various discount rates depending on the reserve category, Evercore discounted to present value, as of January 1, 2025, the pre-tax cash flows estimated to be generated by each of Vitesse and Lucero from the developed and undeveloped reserve estimates, as reflected in the in the Transaction Forecasts, to derive a range of total reserve values. Based on this range of total reserve values, the present value of the general and administrative expenses, present value of commodity hedges, the present value of cash taxes (discounted using a range of discount rates based on the weighted average of discount rates applied to the pre-tax cash flows by reserve category), each of Vitesse’s and Lucero’s estimated net debt (calculated as total debt less cash and cash equivalents) as of December 31, 2024, and the number of fully diluted outstanding shares of Vitesse common stock and Lucero common stock as of December 31, 2024, in each case based on the Transaction Forecasts, the foregoing analyses indicated (i) ranges of implied equity values per share of Vitesse common stock, which Evercore compared to Vitesse’s equity value of $26.84 per share of Vitesse common stock as of December 6, 2024, (ii) ranges of implied equity value per share of Lucero common stock, which Evercore compared to (A) Lucero’s equity value of $0.30 per share of Lucero common stock as of December 6, 2024 and (B) an implied equity value of $0.33 per share of Lucero common stock based on the Exchange Ratio of 0.01239 of a share of Vitesse common stock in the proposed Arrangement and (iii) a range of implied exchange ratios, which Evercore compared to (A) an exchange ratio of 0.01133x based on the equity values of Vitesse and Lucero as of December 6, 2024 and (B) the Exchange Ratio of 0.01239 of a share of Vitesse common stock in the proposed Arrangement.
Such implied ranges are summarized as follows:
Metric	Implied Equity Value of Vitesse common stock	Implied Equity Value of Lucero common stock	Implied Exchange Ratio(1)
NYMEX Strip	$8.17 – $12.56	$0.25 – $0.27	0.0197x – 0.0335x
Vitesse Management Strip	$10.25 – $15.34	$0.27 – $0.30	0.0176x – 0.0292x
Wall Street Consensus	$12.66 – $18.23	$0.30 – $0.34	0.0165x – 0.0233x

(1)
The implied exchange ratio ranges were calculated with minimum value equal to Lucero minimum implied value per share divided by maximum Vitesse implied value per share and maximum value equal to Lucero maximum implied value per share divided by minimum Vitesse implied value per share.

Discounted Cash Flow Analysis
Evercore performed a discounted cash flow analysis of Vitesse and Lucero to calculate ranges of implied present values of the per share equity value of Vitesse and Lucero utilizing estimates of the standalone unlevered, after-tax free cash flows, defined as net operating profit after tax, plus depreciation and amortization, less changes in net working capital and capital expenditures, that Vitesse and Lucero were forecasted to generate during their fiscal years 2025 through 2029 based on the Transaction Forecasts. Utilizing the Transaction Forecasts, Evercore performed such discounted cash flow analysis for three different sets of pricing assumptions provided by management of Vitesse (i) NYMEX Strip, (ii) Vitesse Management Strip and (iii) Wall Street Consensus. For each such set of pricing methodologies, Evercore calculated terminal values using two methods, first a terminal multiple method — under which Evercore calculated terminal values for Vitesse and Lucero by applying ranges of enterprise values to last twelve months’ estimated earnings before interest, taxes, depreciation, amortization and exploration including stock-based compensation expense (“EBITDAX”) multiples of 4.00x – 6.00x for Vitesse and 3.25x – 4.25x for Lucero, respectively, which ranges were selected based on Evercore’s professional judgment and experience, to each of Vitesse’s and Lucero’s estimated EBITDAX in fiscal year 2029 based on the Transaction Forecasts, and second, a perpetuity growth method – under which Evercore calculated terminal values for Vitesse and Lucero by applying ranges of perpetuity growth rates of 0% – 2% for Vitesse and (2.0%) – 0% for Lucero, respectively, which ranges were selected based on Evercore’s professional judgment and experience, to terminal year estimates of the unlevered, after-tax free cash flows that Vitesse and Lucero were forecasted to generate based on the Transaction Forecasts. The cash flows and terminal values in each case were then discounted to present value as of December 31, 2024 using ranges of discount rates ranging from 10% – 11% for Vitesse and 12% – 14% for Lucero, respectively, which ranges were based on an estimate of each of Vitesse’s and Lucero’s respective weighted average cost of capital and on Evercore’s professional judgment and experience. Based on this range of implied enterprise values, each of Vitesse’s and Lucero’s respective estimated net debt (calculated as total debt less cash and cash equivalents) as of December 31, 2024, and the number of fully diluted shares of Vitesse common stock and Lucero common stock, in each case as provided by Vitesse management, the foregoing analyses indicated (i) ranges of implied equity values per share of Vitesse common stock, which Evercore compared to Vitesse’s equity value of $26.84 per share of Vitesse common stock as of December 6, 2024, (ii) ranges of implied equity value per share of Lucero common stock, which Evercore compared to (A) Lucero’s equity value of $0.30 per share of Lucero common stock as of December 6, 2024 and (B) an implied equity value of $0.33 per share of Lucero common stock based on the Exchange Ratio of 0.01239 of a share of Vitesse common stock in the proposed Arrangement and (iii) a range of implied exchange ratios, which Evercore compared to (A) an exchange ratio of 0.01133x based on the equity values of Vitesse and Lucero as of December 6, 2024 and (B) the Exchange Ratio of 0.01239 of a share of Vitesse common stock in the proposed Arrangement.
Such implied ranges are summarized as follows:
Metric	Implied Equity Value of Vitesse common stock	Implied Equity Value of Lucero common stock	Implied Exchange Ratio(1)
NYMEX Strip
Terminal Exit Multiple Method	$14.04 – $20.04	$0.29 – $0.33	0.0143x – 0.0233x
Perpetuity Growth Rate Method	$12.43 – $16.63	$0.26 – $0.30	0.0157x – 0.0237x
Vitesse Management Strip
Terminal Exit Multiple Method	$16.99 – $24.08	$0.31 – $0.36	0.0130x – 0.0214x
Perpetuity Growth Rate Method	$17.12 – $23.03	$0.30 – $0.35	0.0132x – 0.0206x
Wall Street Consensus
Terminal Exit Multiple Method	$19.76 – $27.65	$0.35 – $0.40	0.0126x – 0.0204x
Perpetuity Growth Rate Method	$20.77 – $27.76	$0.34 – $0.40	0.0124x – 0.0194x

(1)
The implied exchange ratio ranges were calculated with minimum value equal to Lucero minimum implied value per share divided by maximum Vitesse implied value per share and maximum value equal to Lucero maximum implied value per share divided by minimum Vitesse implied value per share.

Selected Publicly Traded Companies Analysis
Evercore reviewed and compared certain financial information of Vitesse to corresponding financial multiples and ratios for the following selected publicly traded companies in the non-operated oil and gas industry (the “Vitesse selected companies”):
•
Northern Oil and Gas, Inc. (NYSE: NOG)

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Granite Ridge Resources, Inc. (NYSE: GRNT)

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Evolution Petroleum Corporation (NYSE American: EPM)

Evercore reviewed and compared certain financial information of Lucero to corresponding financial multiples and ratios for the following selected publicly traded companies in the small cap oil and gas industry (the “Lucero selected companies”):
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Vital Energy, Inc. (NYSE: VTLE)

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Riley Exploration Permian, Inc. (NYSE American: REPX)

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TXO Partners, L.P. (NYSE: TXO)

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Ring Energy, Inc. (NYSE American: REI)

For each of the selected companies, Evercore calculated (i) enterprise value (defined as equity market capitalization plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) as a multiple of estimated 2025 and 2026 EBITDAX, which we refer to as “Enterprise Value / EBITDAX”, based on closing share prices as of December 6, 2024 and (ii) share prices as a multiple of estimated calendar years 2025 and 2026 cash flow from operations (“CFO”) per share (“CFPS”), which we refer to as “Price / CFPS.”
Estimated financial data of the selected companies were based on publicly available research analysts’ estimates.

This analysis indicated the following for the Vitesse selected companies:
Benchmark	Mean	Median
Enterprise Value / EBITDAX
2025E	3.4x	3.4x
2026E	3.2x	3.2x
Price / CFPS
2025E	2.9x	2.9x
2026E	2.7x	2.7x
This analysis indicated the following for the Lucero selected companies:
Benchmark	Mean	Median
Enterprise Value / EBITDAX
2025E	3.7x	3.0x
2026E	3.4x	2.9x
Price / CFPS
2025E	2.7x	2.2x
2026E	2.4x	1.8x
Based on the multiples it derived for the selected companies and its professional judgment and experience, Evercore (i) applied Total Enterprise Value (“TEV”) / EBITDAX multiple reference ranges of 3.75x to 5.50x and 3.75x to 6.00x to an estimate of Vitesse’s calendar year 2025 EBITDAX and calendar year 2026 EBITDAX, respectively, in each case based on the Transaction Forecasts using Wall Street Consensus pricing assumptions, and subtracted Vitesse’s estimated net debt as of December 31, 2024 as provided by Vitesse’s management and approved for Evercore’s use by Vitesse, and (ii) applied Price / CFPS multiple reference ranges of 3.00x to 5.00x and 3.00x to 6.00x to an estimate of Vitesse’s calendar year 2025 CFO and calendar year 2026 CFO, respectively, in each case based on the Transaction Forecasts at Consensus Pricing, to derive implied equity value reference ranges for Vitesse. Based on these ranges of implied equity values and the estimated number of fully diluted outstanding shares of Vitesse common stock as of December 31, 2024, based on the Transaction Forecasts, this analysis indicated ranges of implied equity values per share of Vitesse common stock as set forth in the table below, as compared to the closing price of Vitesse common stock of $26.84 on December 6, 2024:
Metric	Implied Equity Value of Vitesse common stock
Consensus Pricing
Enterprise Value / EBITDAX	$16.77 – $27.44
Price / CFPS	$15.75 – $28.61
Based on the multiples it derived for the selected companies and its professional judgment and experience, Evercore (i) applied TEV / EBITDAX multiple reference ranges of 2.50x to 3.50x and 2.50x to 4.00x to an estimate of Lucero’s calendar year 2025 EBITDAX and calendar year 2026 EBITDAX, respectively, in each case based on the Transaction Forecasts at Consensus Pricing, and subtracted Lucero’s estimated net debt as of December 31, 2024 as provided by Vitesse’s management and approved for Evercore’s use by Vitesse, and (ii) applied Price / CFPS multiple reference ranges of 2.00x to 3.50x and 2.00x to 3.00x to an estimate of Lucero’s calendar year 2025 CFO and calendar year 2026 CFO, respectively, in each case based on the Transaction Forecasts at Consensus Pricing, to derive implied equity value reference ranges for Lucero. Based on these ranges of implied equity values and the estimated number of fully diluted outstanding shares of Lucero common stock as of December 31, 2024, based on the Transaction Forecasts, this analysis indicated (i) ranges of implied equity value per share of Lucero common stock, which Evercore compared to (A) Lucero’s equity value of $0.30 per share of Lucero common stock as of December 6, 2024 and (B) an implied equity value of $0.33 per share of Lucero common stock based on the

Exchange Ratio of 0.01239 of a share of Vitesse common stock in the proposed Arrangement and (ii) a range of implied exchange ratios, which Evercore compared to (A) an exchange ratio of 0.01133x based on the equity values of Vitesse and Lucero as of December 6, 2024 and (B) the Exchange Ratio of 0.01239 of a share of Vitesse common stock in the proposed Arrangement.
Such implied ranges are summarized as follows:
Metric	Implied Equity Value of Lucero common stock	Implied Exchange Ratio(1)
Consensus Pricing
Enterprise Value / EBITDAX	$0.24 – $0.31	0.0088x – 0.0187x
Price / CFPS	$0.14 – $0.22	0.0048x – 0.0141x

(1)
The implied exchange ratio ranges were calculated with minimum value equal to Lucero minimum implied value per share divided by maximum Vitesse implied value per share and maximum value equal to Lucero maximum implied value per share divided by minimum Vitesse implied value per share.

Although none of the selected companies is directly comparable to Vitesse and Lucero, Evercore selected these companies because they are publicly traded oil and gas companies that Evercore, in its professional judgment and experience, considered generally relevant to Vitesse and Lucero for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.
Other Factors
Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:
Selected Transactions Analysis
Evercore reviewed, financial information related to certain selected transactions involving publicly-traded target companies in the oil and gas industry with transaction values of less than $5 billion announced since 2021.
The selected transactions reviewed by Evercore, and the date each was announced were as follows:
Date Announced	Acquirer	Target
5/16/24	Crescent Energy Co	SilverBow Resources, Inc.
2/21/24	Chord Energy Corp.	Enerplus Corporation
1/4/24	APA Corporation	Callon Petroleum Company
8/21/23	Permian Resources Corporation	Earthstone Energy Inc.
2/28/23	Baytex Energy Corp.	Ranger Oil Corporation
3/7/22	Oasis Petroleum Inc.	Whiting Petroleum Corporation
8/11/21	Chesapeake Energy Corporation	Vine Energy Inc
5/10/21	Bonanza Creek Energy Inc.	Extraction Oil & Gas Inc.
For each selected transaction, Evercore calculated (i) total enterprise value as a multiple of estimated EBITDAX for the target company at the time of the announcement of the applicable transaction (which is referred to as the “Current Year”) and at the year immediately following the Current Year (which is referred to as the “Forward Year”), and (ii) equity value as a multiple of estimated CFO (which is referred to as “Equity Value / CFO”) for the target company at the Current Year and at the Forward Year. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction and at the year immediately following.
This analysis indicated the following:
Benchmark	Mean	Median
Enterprise Value / EBITDAX
Current Year	3.4x	3.4x
Forward Year	3.2x	3.2x
Equity Value / CFO
Current Year	2.6x	2.5x
Forward Year	2.4x	2.2x
Based on the multiples it derived from such selected transactions and based on its professional judgment and experience, Evercore applied (i) Enterprise Value / EBITDAX multiple reference ranges of 2.75x – 3.25x and 2.50x – 3.00x to Lucero’s estimated EBITDAX in fiscal years 2025 and 2026, respectively, and (ii) Price/CFPS multiple reference ranges of 1.50x – 2.25x and 1.25x – 2.00x to Lucero’s estimated 2025 and 2026 CFO, respectively, in each case based on the Transaction Forecasts with Wall Street Consensus pricing assumptions. The foregoing analyses indicated (i) ranges of implied equity values per share of Lucero common stock of $0.25 – $0.28 and $0.09 – $0.15, respectively, which Evercore compared to (A) Lucero’s equity value of $0.30 per share of Lucero common stock as of December 6, 2024 and (B) an implied equity value of $0.33 per share of Lucero common stock based on the Exchange Ratio of 0.01239 of a share of Vitesse common stock in the proposed Arrangement and (ii) a range of implied exchange ratios, which Evercore compared to (A) an exchange ratio of 0.01133x based on the equity values of Vitesse and Lucero as of December 6, 2024 and (B) the Exchange Ratio of 0.01239 of a share of Vitesse common stock in the proposed Arrangement.
Metric	Implied Equity Value of Lucero common stock
Wall Street Consensus
Enterprise Value / EBITDAX	$0.25 – $0.28
Price / CFPS	$0.09 – $0.15
Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to Lucero and none of the selected transactions is directly comparable to the Arrangement, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant to Lucero for purposes of its financial analyses with respect to Vitesse and the Arrangement. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected transactions.
Equity Research Analyst Price Targets
Evercore reviewed selected public market trading price targets for the shares of Vitesse common stock and Lucero common stock prepared and published by equity research analysts that were publicly available as of December 6, 2024. These price targets reflect analysts’ estimates of the future public market trading price of the shares of Vitesse common stock and Lucero common stock at the time the price target was published. As of December 6, 2024, the 25th percentile and 75th percentile of share price targets ranged from (i) $24.50 to $31.69 for Vitesse common stock, as compared to a closing price of Vitesse common stock of $26.84 on December 6, 2024 and (ii) $0.53 to $0.58 for Lucero common stock, as compared to a closing price of Lucero common stock of $0.30 on December 6, 2024. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of Vitesse common stock and Lucero common stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of Vitesse and Lucero and future general industry and market conditions.
Last 52-Week Trading Range
Evercore reviewed historical trading prices of shares of Vitesse common stock and Lucero common stock during the twelve-month period ended December 6, 2024, noting that the low and high closing prices during such period ranged from (i) $19.89 to $28.21 per share of Vitesse common stock, respectively and (ii) $0.28 to $0.50 per share of Lucero common stock, respectively.
Miscellaneous
The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the Vitesse Board of Directors. In connection with the review of the Arrangement by the Vitesse Board of Directors, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the shares of Vitesse common stock. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.
Evercore prepared these analyses for the purpose of providing an opinion to the Vitesse Board of Directors as to the fairness, from a financial point of view, of the Exchange Ratio to Vitesse. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.
Evercore’s financial advisory services and its written opinion were provided for the information and benefit of the Vitesse Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Arrangement. The issuance of Evercore’s written opinion was approved by an Opinion Committee of Evercore.
Vitesse determined the amount of consideration to be paid in the Arrangement, and Evercore did not recommend any specific amount of consideration to the Vitesse Board of Directors or Vitesse’s management or that any specific amount of consideration constituted the only appropriate consideration in the Arrangement for the holders of Vitesse common stock.
Pursuant to the terms of Evercore’s engagement letter with Vitesse, Vitesse has agreed to pay Evercore a fee for its services in the amount of approximately $750,000, all of which became payable upon delivery of

Evercore’s written opinion. Vitesse has also agreed to reimburse Evercore for its expenses and to indemnify Evercore against certain liabilities arising out of its engagement.
During the two-year period prior to the date of its written opinion, Evercore and its affiliates have provided and are currently providing financial advisory or other services to Vitesse and received fees for the rendering of these services in the amount of approximately $3.5 million. In addition, during the two-year period prior to the date of its opinion, Evercore and its affiliates have not been engaged to provide financial advisory or other services to Lucero and Evercore has not received any compensation from Lucero during such period. Evercore may provide financial advisory or other services to Vitesse and Lucero in the future, and in connection with any such services Evercore may receive compensation.
Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans or derivative products or other financial instruments of or relating to Vitesse, Lucero, potential parties to the Arrangement and their respective affiliates or persons that are competitors, customers or suppliers of Vitesse or Lucero.
Vitesse engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions to its clients in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.
Certain Unaudited Prospective Financial and Operating Information
Vitesse does not, as a matter of course, make public long-term forecasts or projections as to future performance, revenues, production, earnings or other results given, among other reasons, the uncertainty and subjectivity of the underlying assumptions and estimates. However, in connection with the evaluation of the Arrangement, Vitesse management prepared and provided to the Vitesse Board of Directors and Vitesse’s financial advisors (i) certain unaudited internal financial and operating forecasts with respect to Vitesse on a stand-alone basis and (ii) certain unaudited financial and operating forecasts with respect to Lucero on a stand-alone basis utilizing information provided by Lucero management, as updated for certain Vitesse management assumptions (collectively, the “Forecasted Financial Information”).
The Forecasted Financial Information was not prepared with a view toward public disclosure or compliance with (i) the requirements of the SEC, (ii) the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information or (iii) GAAP. The Forecasted Financial Information was provided by Vitesse to the Vitesse Board of Directors in connection with its evaluation of the Arrangement and to Vitesse’s financial advisor, Evercore, for its use and reliance in connection with its financial analyses and opinion as described in the section entitled “The Arrangement — Opinion of Financial Advisor to Vitesse.” The inclusion of this Forecasted Financial Information should not be regarded as an indication that Vitesse or its affiliates, officers, directors, advisors or other representatives or any other recipient of this Forecasted Financial Information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.
The Forecasted Financial Information includes financial measures that are not calculated in accordance with GAAP, including EBITDAX and operating free cash flow (as defined below). Please see the tables below for a description of how Vitesse defines these financial measures. Vitesse believes that EBITDAX provides information useful in assessing operating and financial performance across periods, while operating free cash flow provides a useful measure of available cash generated by operating activities for investing, to reduce leverage or make distributions. These financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and these financial measures used by Vitesse may not be comparable to similarly titled measures used by other companies. These financial measures were provided to the Vitesse Board of Directors and Vitesse’s financial advisors and are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, these financial measures are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of each non-GAAP financial measure to a GAAP financial measure.
This Forecasted Financial Information was prepared solely for internal use and is subjective in many respects. While presented with numerical specificity, the Forecasted Financial Information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of the Vitesse management team, including, among others, Vitesse’s or Lucero’s future results, oil and gas industry activity, commodity prices, demand for oil and natural gas, the availability of sufficient cash flow or financing to fund the exploration and development costs associated with their respective projected drilling programs, takeaway capacity and the availability of services in the areas in which Vitesse and Lucero operate or have oil and gas interests, general economic and regulatory conditions and other matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements,” “Where You Can Find More Information” and “Risk Factors.” The Forecasted Financial Information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. None of Vitesse nor its affiliates, officers, directors, advisors or other representatives can give any assurance that the Forecasted Financial Information and the underlying estimates and assumptions will be realized. This Forecasted Financial Information constitutes “forward-looking statements” and actual results may differ materially and adversely from those set forth below.
The Forecasted Financial Information included in this proxy statement has been prepared by, and is the responsibility of, Vitesse management. Neither Vitesse’s independent registered public accounting firm, Deloitte, nor any other independent registered public accounting firm, including Lucero’s independent registered public accounting firm, KPMG, have audited, reviewed, examined, compiled, performed or applied agreed-upon procedures with respect to the accompanying Forecasted Financial Information and, accordingly, Deloitte and KPMG do not express an opinion or any other form of assurance with respect thereto nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Forecasted Financial Information.
The Forecasted Financial Information does not take into account any circumstances or events occurring after the date on which it was prepared. Vitesse cannot give any assurance that, had the Forecasted Financial Information been prepared either as of the date of the Arrangement Agreement or as of the date of this proxy statement, similar estimates and assumptions would be used. Except as required by applicable securities laws, Vitesse does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Forecasted Financial Information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be inappropriate, including with respect to the accounting treatment of the Arrangement under GAAP, or to reflect changes in general economic or industry conditions. The Forecasted Financial Information does not take into account all of the possible financial and other effects of the Arrangement on Vitesse or Lucero, the effect on Vitesse or Lucero of any business or strategic decision or action that has been or will be taken as a result of the Arrangement Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Arrangement Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Arrangement. Further, the Forecasted Financial Information does not take into account the effect on Vitesse or Lucero of any possible failure of the Arrangement to occur. None of Vitesse, Lucero or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Vitesse stockholder or Lucero shareholder or other person regarding Vitesse’s or Lucero’s ultimate performance compared to the information contained in the Forecasted Financial Information or that the Forecasted Financial Information will be achieved. The inclusion of the Forecasted Financial Information herein should not be deemed an admission or representation by Vitesse, Lucero or their respective affiliates, officers, directors, advisors or other representatives or any other person that it is viewed as material information of Vitesse or Lucero, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the Forecasted Financial Information included below is not included in this proxy statement in order to influence any Vitesse stockholder’s decision or to induce any stockholder to vote in favor of any of the proposals at the Vitesse Special Meeting, but is provided solely because it was made available to the Vitesse Board of Directors and Vitesse’s financial advisors in connection with the Arrangement.
The Forecasted Financial Information should not be relied upon as being indicative of future results. The assumptions and estimates underlying the Forecasted Financial Information are inherently uncertain and, though considered reasonable by the management of the Vitesse as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the information. Inclusion of the Forecasted Financial Information should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.
In light of the foregoing, and considering that the Vitesse Special Meeting will be held several months after the Forecasted Financial Information was prepared, and the uncertainties inherent in any forecasted information, Vitesse stockholders are cautioned not to place undue reliance on such information.
In preparing the prospective financial and operating information described below, Vitesse management used the following oil and natural gas price assumptions, which were based on (1) New York Mercantile Exchange strip pricing (“NYMEX Strip”) as of December 6, 2024, (2) NYMEX strip pricing as of December 6, 2024 for fiscal years 2025 and 2026 with pricing for fiscal year 2027 and onward based on Vitesse management assumptions (“Vitesse Management Strip”) and (3) Wall Street consensus pricing (“Wall Street Consensus”) as of December 6, 2024:
	Commodity Prices
	2025E	2026E	2027E	2028E	2029E
NYMEX Strip
WTI Oil ($/Bbl)	$66.40	$64.61	$63.34	$62.57	$62.00
Henry Hub Gas ($/MMBtu)	$3.17	$3.80	$3.81	$3.71	$3.54
Vitesse Management Strip
WTI Oil ($/Bbl)	$66.40	$64.61	$70.00	$70.00	$70.00
Henry Hub Gas ($/MMBtu)	$3.17	$3.80	$3.50	$3.50	$3.50
Wall Street Consensus
WTI Oil ($/Bbl)	$70.19	$69.91	$74.78	$78.40	$74.50
Henry Hub Gas ($/MMBtu)	$3.32	$3.66	$3.86	$4.00	$4.02
The tables below set forth certain summarized prospective financial and operating information of Vitesse and Lucero for the fiscal years 2025 through 2029 each on a stand-alone basis. In addition to different pricing scenarios based on the three oil and natural gas price assumptions indicated above, Vitesse management prepared the following forecasts for each of Lucero and Vitesse.

The table below sets forth prospective information related to Lucero as prepared by Vitesse management.
	Lucero Stand-Alone(1)
	2025E	2026E	2027E	2028E	2029E
	($ in millions, except production)
NYMEX Strip
Average daily production (MBoe/d)	5	4	4	5	4
EBITDAX(2)	$38	$35	$40	$44	$35
Capital expenditures	$12	$15	$31	$32	$10
Operating free cash flow(3)	$31	$27	$14	$18	$37
Vitesse Management Strip
Average daily production (MBoe/d)	5	4	4	5	4
EBITDAX(2)	$38	$35	$46	$51	$41
Capital expenditures	$12	$15	$31	$32	$10
Operating free cash flow(3)	$31	$27	$18	$25	$41
Wall Street Consensus
Average daily production (MBoe/d)	5	4	4	5	4
EBITDAX(2)	$41	$39	$51	$60	$46
Capital expenditures	$12	$15	$31	$32	$10
Operating free cash flow(3)	$34	$31	$23	$31	$46

(1)
The Forecasted Financial Information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the Vitesse Special Meeting will be held several months after the Forecasted Financial Information was prepared, and the uncertainties inherent in any forecasted information, Vitesse stockholders are cautioned not to place undue reliance on such information.

(2)
EBITDAX is calculated as total revenue less lease operating expenses, gathering & transportation, production taxes and corporate general and administrative expenses. EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

(3)
Operating free cash flow is defined as EBITDAX adjusted for certain non-cash items less cash interest expense, cash taxes, change in net working capital and capital expenditures. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flows from operating activities or other measures prepared in accordance with GAAP.

The table below sets forth prospective information related to Vitesse as prepared by Vitesse management.
	Vitesse Stand-Alone(1)
	2025E	2026E	2027E	2028E	2029E
	($ in millions, except production)
NYMEX Strip
Average daily production (MBoe/d)	15	14	14	14	14
EBITDAX(2)	$175	$155	$153	$151	$143
Capital expenditures	$113	$87	$87	$87	$79
Operating free cash flow(3)	$77	$56	$54	$47	$46
Vitesse Management Strip
Average daily production (MBoe/d)	15	14	14	14	14
EBITDAX(2)	$175	$155	$172	$174	$169

	Vitesse Stand-Alone(1)
	2025E	2026E	2027E	2028E	2029E
	($ in millions, except production)
Capital expenditures	$113	$87	$87	$87	$79
Operating free cash flow(3)	$77	$56	$69	$69	$67
Wall Street Consensus
Average daily production (MBoe/d)	15	14	14	14	14
EBITDAX(2)	$184	$171	$191	$206	$188
Capital expenditures	$113	$87	$87	$87	$79
Operating free cash flow(3)	$78	$69	$88	$98	$81

(1)
The Forecasted Financial Information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the Vitesse Special Meeting will be held several months after the Forecasted Financial Information was prepared, and the uncertainties inherent in any forecasted information, Vitesse stockholders are cautioned not to place undue reliance on such information.

(2)
EBITDAX is calculated as total revenue less lease operating expenses, gathering & transportation, production taxes and corporate general and administrative expenses. EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

(3)
Operating free cash flow is defined as EBITDAX adjusted for certain non-cash items less cash interest expense, cash taxes, change in net working capital and capital expenditures. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flows from operating activities or other measures prepared in accordance with GAAP.

VITESSE DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE FORECASTED FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FORECASTED FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.
Board of Directors Following the Arrangement
The Arrangement Agreement provides that at the Effective Time, Vitesse will increase the number of directors comprising the Vitesse Board of Directors by two persons and will, unless otherwise agreed in writing by Vitesse and Lucero, fill the vacancies created by the Board Increase with the Designated Directors, who are currently directors of Lucero; provided that at least one of the Designated Directors is independent under the rules and regulations of the NYSE as determined by the Nominating, Governance and Environmental and Social Responsibility Committee of Vitesse. In addition, Vitesse will include the Designated Directors in the slate of nominees recommended by the Vitesse Board of Directors for election as directors at its 2025 annual meeting of stockholders if the Effective Time occurs prior to such annual meeting.
M. Bruce Chernoff — Mr. Chernoff is the Chairman of the Board of Directors of Lucero and has been a director of Lucero since August 2012. He is also the President of Caribou Capital Corp., a private investment company.
Gary Reaves — Mr. Reaves has been a director of Lucero since May 2020. He is also a Managing Director of First Reserve, a private equity investment firm.
The Designated Directors have no family relationships with any director or executive officer of Vitesse. Neither of the Designated Directors, or their immediate family, has entered into any transaction since January 1, 2024, or any currently proposed transaction, in which Vitesse was or is to be a participant and in which either of the Designated Directors, or their immediate family, has or will have a direct or indirect material interest (other than in the capacity as a direct or indirect holder of Lucero common shares).
Interests of Vitesse Directors and Executive Officers in the Arrangement
None of the current Vitesse directors or executive officers own Lucero common shares. None of the current Vitesse directors or executive officers or their associates has any substantial financial interest, direct or indirect, in the Arrangement or the issuance of Vitesse common stock to Lucero shareholders under the Arrangement, other than in their capacity as a (1) director or executive officer of Vitesse or (2) stockholder of Vitesse.
Accounting Treatment
Vitesse prepares its financial statements in accordance with GAAP. The Arrangement will be accounted for as a business combination using the acquisition method of accounting with Vitesse being treated as the acquirer. The Arrangement will result in the recognition of assets acquired and liabilities assumed at fair value. The preliminary allocation of the purchase price used in the pro forma combined financial information presented elsewhere in this proxy statement is based on preliminary estimates and currently available information. These assumptions and estimates, some of which cannot be finalized until the Closing, will be revised as additional information becomes available upon the Closing and finalization of the valuation of Lucero’s assets and liabilities. The final determination of the allocation of the purchase price will be based on the fair values of the assets and liabilities of Lucero as of the closing date of the Arrangement.
Federal Securities Laws Consequences; Stock Transfer Restrictions
Exemption from the Registration Requirements of the Securities Act
The Consideration pursuant to the Arrangement, will not be registered under the Securities Act or the U.S. securities laws of any state of the United States and will be issued and exchanged in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof. Section 3(a)(10) of the Securities Act exempts from the registration requirements under the Securities Act the issuance of securities which have been approved, after a hearing upon the substantive and procedural fairness of the terms and conditions of the relevant transaction, at which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval. Under the Arrangement Agreement, Lucero will apply to the Alberta Court for an Interim Order in connection with the Arrangement after informing the Alberta Court of the intention to rely upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, and permitting notice to all persons to which the Consideration will be issuable. Following Lucero’s receipt of the Interim Order, the Lucero shareholder approval of the Arrangement Resolution and a hearing at which such persons will have the right to appear and assuming the requisite approval of the Stock Issuance Proposal is obtained at the meeting, Lucero will seek a Final Order from the Alberta Court as to the substantive and procedural fairness of the Plan of Arrangement. Notwithstanding the granting of such Final Order, the Arrangement does not become effective until filing of the articles of arrangement by Lucero and the issuance of the Consideration by Vitesse at Closing. Vitesse therefore anticipates that, if the Plan of Arrangement becomes effective under the terms and conditions described in the Arrangement Agreement (including the receipt of such Final Order from the Alberta Court), the issuance of the Consideration to the Lucero shareholders will be exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(10) thereof.
Resales of Vitesse Common Stock After the Effective Time
The shares to be received by Lucero shareholders in exchange for their Lucero common shares pursuant to the Arrangement will be freely transferable under U.S. securities laws, except by persons who are “affiliates” (as defined in Rule 144) of Vitesse after the Effective Time, or were “affiliates” of Vitesse within 90 days prior to the Effective Time. Persons who may be deemed to be “affiliates” of an issuer include individuals or entities that control, are controlled by, or are under common control with, the issuer, whether through the ownership of voting securities, by contract or otherwise, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer.
Any resale of Vitesse common stock by such an “affiliate” or former “affiliate” may be subject to the registration requirements of the Securities Act, absent an exemption therefrom, such as the exemption contained in Rule 144.
Court Approvals
The Arrangement requires approval by the Alberta Court under Section 193 of the ABCA. Lucero must first obtain the Interim Order which will, among other things, authorize and direct Lucero to call, hold and conduct the Lucero shareholder meeting and submit the Arrangement to the Lucero shareholders for approval. Lucero has scheduled an Interim Order hearing for February 7, 2025 and expects to hold the Lucero shareholder meeting on March 6, 2025. Under the Arrangement Agreement, Lucero is required to seek the Final Order as soon as reasonably practicable, but in any event not later than three business days following the later of the approval of the Arrangement Resolution by Lucero shareholders at the Lucero shareholder meeting and the approval of the Stock Issuance Proposal, subject to the availability of the Alberta Court.
The Plan of Arrangement will be implemented pursuant to Section 193 of the ABCA, which provides that, where it is impractical to effect a transaction under any other provision of the ABCA, a corporation may apply to the Alberta Court for an order approving the Arrangement proposed by such corporation. Pursuant to this section of the ABCA, such an application will be made by Lucero for approval of the Plan of Arrangement. The Alberta Court has broad discretion under the ABCA when making orders with respect to plans of arrangement and the Alberta Court will consider, among other things, the fairness and reasonableness of the Arrangement, both from a substantive and a procedural point of view. The Alberta Court may approve the Arrangement either as proposed or as amended in any manner the Alberta Court may direct, subject to compliance with such terms and conditions, if any, as the Alberta Court thinks fit. Depending upon the nature of any required amendments, Lucero or Vitesse, each acting reasonably, may determine not to proceed with the transactions contemplated in the Arrangement Agreement. Prior to the hearing on the Final Order, the Alberta Court will be informed that the parties intend to rely on the exemption from the registration requirements under the Securities Act for the issuance of the Consideration pursuant to the Arrangement, provided by Section 3(a)(10) thereof on the basis of the Final Order. There can be no assurance that the Alberta Court will approve the Arrangement.
TSXV Delisting
The Lucero common shares are listed and posted for trading on the TSXV under the symbol “LOU.” Following the completion of the Arrangement, Vitesse intends to cause the Lucero common shares to be delisted from the TSXV as promptly as practicable.
Vitesse common stock is currently listed for trading on the NYSE under the trading symbol “VTS.” It is a condition to the completion of the Arrangement that the shares of Vitesse common stock to be issued to Lucero shareholders in exchange for their Lucero common shares pursuant to the Arrangement be approved for listing on the NYSE, subject to official notice of issuance. Accordingly, Vitesse has agreed to use all reasonable commercial efforts to obtain approval of the listing of the Consideration for trading on the NYSE. Vitesse will provide the required notice to the NYSE of the listing of the shares of Vitesse common stock to be issued in connection with the Arrangement prior to the Closing.
Fees, Costs and Expenses
All fees, costs and expenses incurred in connection with the Arrangement and the Plan of Arrangement will be paid by the party incurring those costs or expenses. Pursuant to the Arrangement Agreement, however, certain termination fees are payable by Vitesse or Lucero if the Arrangement Agreement is terminated under certain circumstances.

NO APPRAISAL RIGHTS
Under the DGCL, holders of shares of Vitesse common stock are not entitled to appraisal rights in connection with the Arrangement or any of the matters to be acted on at the Special Meeting.

INFORMATION ABOUT THE PARTIES TO THE ARRANGEMENT
Vitesse
Vitesse focuses on the acquisition, development and production of oil and natural gas assets. Vitesse invests in non-operated minority working and mineral interests in oil and natural gas properties with its core area of focus currently in the Bakken and Three Forks formations of the Williston Basin of North Dakota and Montana. Vitesse also has interests in wells in the Denver-Julesburg Basin located in Colorado and Wyoming and the Powder River Basin located in Wyoming. Vitesse common stock trades on the NYSE under the symbol “VTS.” Vitesse’s principal executive offices are located at 5619 DTC Parkway, Suite 700, Greenwood Village, Colorado 80111. Its telephone number is (720) 361-2500 and its website address is www.vitesse-vts.com. Information contained on its website is not incorporated by reference into this proxy statement. See “Where You Can Find More Information.”
Lucero
Lucero is a corporation existing under the ABCA. Lucero is an independent energy company focused on the acquisition, development, and production of oil-weighted assets in the Bakken and Three Forks formations in the Williston Basin area of North Dakota. Lucero’s strategy focuses on acquiring and developing leases in the most prolific areas of the Williston Basin where the resources and stacked pay zones are highly prospective. Lucero common shares are listed on the TSXV under the “LOU” ticker symbol. Lucero has corporate offices located at Suite 1024, 222 — 3rd Avenue SW, Calgary, Alberta T2P 0B4 and at 303 E. 17th Avenue, Suite 940, Denver, Colorado 80203. Its telephone number is (877) 573-0181, and its website address is www.lucerocorp.com. Information contained on its website is not incorporated by reference into this proxy statement.

DESCRIPTION OF VITESSE’S BUSINESS
Overview
Vitesse is an independent energy company focused on returning capital to stockholders through owning interests as a non-operator in oil and natural gas wells. Vitesse engages in the acquisition, development and production of non-operated oil and natural gas properties in the United States that are generally operated by leading oil companies and are primarily in the Williston Basin of North Dakota and Montana. Vitesse also has properties in the Central Rockies, including the Denver-Julesburg Basin and the Powder River Basin. Since Vitesse’s inception, Vitesse has built a strong and diversified asset base through a combination of property acquisitions, development activities and the implementation of proprietary non-operating platforms and processes utilizing Vitesse’s extensive data resources. Vitesse believes the location and concentration of Vitesse’s assets in some of North America’s leading unconventional oil and natural gas resource plays, along with Vitesse’s technical and data capabilities, provide Vitesse with acquisition and development opportunities that will result in significant long-term value. Vitesse is focused on using its cash flow to provide returns of capital to stockholders and maintain or grow its oil and natural gas production by developing its extensive inventory of drilling locations and acquiring both producing wells and new development opportunities, while maintaining a strong balance sheet.
Vitesse has historically created value by acquiring non-operated minority working and mineral interests in oil and natural gas properties, comprising producing wells, near-term development opportunities and undeveloped acreage, and partnering with premier operators with significant experience in developing and producing oil and natural gas in Vitesse’s core areas. Over the past ten years, Vitesse has executed on its technical, data driven, and financially disciplined acquisition and development strategy to build a core position in the Williston Basin and Central Rockies and grow its oil and natural gas production. During that time, Vitesse has focused on limiting its downside by maintaining conservative acquisition guidelines, limiting its debt leverage and opportunistically hedging its oil production. As a result, Vitesse has been able to preserve value when many independent energy companies were forced into financial recapitalizations and restructurings when commodity prices collapsed in 2014, 2018 and 2020.
Vitesse owned an average working interest of 2.7% in 5,734 gross (157.5 net) productive wells and royalty interests in an additional 1,140 productive wells as of December 31, 2023. Vitesse engages in oil and natural gas development by participating on a proportionate basis alongside third-party interests in wells drilled and completed in spacing units that include Vitesse’s acreage. As of December 31, 2023, Vitesse owned a working interest in 224 gross (6.7 net) wells that were being drilled or completed, and an additional 363 gross (9.9 net) wells that had been permitted for future development by Vitesse’s operating partners. Vitesse relies on its operators to propose, permit and initiate the drilling and completion of wells. Vitesse assesses each drilling and completion opportunity on a case-by-case basis and participate in wells that are expected to meet a desired rate of return based upon estimates of recoverable oil and natural gas reserves, anticipated oil and natural gas prices, the expertise of the operator and the anticipated completed well cost from each project, as well as other factors.
Vitesse’s non-operated business model provides it with inherent flexibility regarding the cadence of capital deployment and the agility to allocate a portion of Vitesse’s cash flow to the drilling and completion opportunities that Vitesse believes will achieve the highest rate of return. Vitesse works with more than 35 experienced operators that provide technical insights and opportunities for additional acquisitions and continued development. In addition, Vitesse’s business model allows it to not be burdened with various contractual arrangements such as minimum drilling obligations, and it can avoid exploratory, upfront leasing and infrastructure costs customarily incurred by operators.
Vitesse’s operators market and sell the oil and natural gas extracted from Vitesse’s wells. In addition, these operators coordinate the transportation of oil and natural gas production from wells in which Vitesse participates to appropriate pipelines or rail transport facilities pursuant to arrangements that such operators negotiate and maintain with various parties purchasing such production. The price at which Vitesse’s production is sold generally ties to a market spot price, and the differential between the market spot price and Vitesse’s realized sales price represents the embedded transportation and marketing costs of moving the oil and natural gas from the wellhead to the refinery or processing plant. The differential will fluctuate based on availability of pipeline, rail and other transportation methods. The following table provides a summary of certain information regarding Vitesse’s assets as of December 31, 2023, including proved reserves as prepared by Vitesse’s third-party independent reserve engineers, Cawley.
	AS OF DECEMBER 31, 2023
	NET ACRES(1)	PRODUCTIVE WELLS(1) GROSS	NET	AVERAGE DAILY PRODUCTION(2) (Boe/d)	PROVED RESERVES(3) (MBoe)	PV-10(3) (in thousands)	% OIL	% PROVED DEVELOPED
Williston Basin	48,068	5,632	142	10,883	38,605	$645,256	69%	69%
Central Rockies(4)	205	102	16	1,006	1,990	36,814	52%	89%
Total/Weighted Average	48,273	5,734	158	11,889	40,595	$682,070	68%	70%

(1)
In addition, Vitesse has royalty interests in 1,140 productive wells, on 1,402 net royalty acres.

(2)
Represents the average daily production for the twelve months ended December 31, 2023.

(3)
Proved reserve quantities and related PV-10 values have been derived from a WTI oil price of $78.21 per Bbl and Henry Hub natural gas price of $2.64 per MMBtu, which were calculated using an average of the first-day-of-the-month price for each month within the twelve months ended December 31, 2023 as required by SEC and FASB guidelines. PV-10 is a non-GAAP financial measure that does not include the effects of income taxes on future net revenues, and is not intended to represent fair market value of Vitesse’s oil and natural gas properties. For a definition of and reconciliation of PV-10 to its nearest GAAP financial measure, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vitesse — Non-GAAP Financial Information.”

(4)
Includes Denver-Julesburg and Powder River Basin assets, consisting primarily of wellbore only ownership.

In addition to the proved reserves shown in the table above, Vitesse believes its acreage includes over 200 net undeveloped drilling locations not currently classified as proved as of December 31, 2023. Vitesse identifies drilling locations based on its assessment of current geologic, engineering and land data. This includes current well spacing information per drilling and spacing unit derived from state agencies and Vitesse’s operators. Vitesse generally does not have evidence of its operators’ long-term development plans, but Vitesse uses a deterministic approach to define and allocate locations to proved, probable and possible reserves. While many of Vitesse’s undeveloped drilling locations qualify as geologic and engineering proved reserves, Vitesse limits its proved undeveloped reserves to those locations that are reasonably certain to be developed over the next five years.
The Spin-Off
On January 13, 2023, Jefferies completed the legal and structural separation of the Predecessor of Vitesse from Jefferies. To effect the separation, first, Jefferies, among others, undertook certain Pre-Spin-Off Transactions described below:
•
Certain members of management of the Predecessor transferred all of their equity interest in the Predecessor to Jefferies as repayment for prior loans;

•
Jefferies and other holders of the Predecessor’s equity interests transferred all of their interest in the Predecessor to Vitesse in exchange for newly issued shares of Vitesse common stock;

•
Vitesse Oil equity holders transferred their interests to Vitesse in exchange for newly issued shares of Vitesse common stock;

•
Previous compensation agreements and compensation plans were eliminated and replaced with new compensation plans including the LTIP; and

•
Vitesse entered into a Revolving Credit Facility, which amended and restated the Prior Revolving Credit Facility, and used the proceeds to repay in full and terminate the Vitesse Oil Revolving Credit Facility and repay the Prior Revolving Credit Facility.

Jefferies then distributed all of Vitesse’s outstanding common stock held by Jefferies to Jefferies’ shareholders, and Vitesse became an independent, publicly traded company. After the Distribution, Jefferies does not own any shares of Vitesse common stock. In connection with the Spin-Off, Vitesse entered into certain agreements that governed, and will govern, its relationship with Jefferies, including a Separation and Distribution Agreement and a Tax Matters Agreement. Also, in connection with the Spin-Off, the Predecessor became a wholly owned subsidiary of a taxable entity (Vitesse). Therefore, Vitesse recorded the effects of income taxes within its consolidated financial statements which include the consolidated results of operations of the Predecessor and Vitesse Oil, as well as reflect the basis differences between tax and financial accounting for the assets and liabilities.
Business Strategy
Vitesse’s business strategy is focused on creating long-term stockholder value through the acquisition, development and production of oil and natural gas assets at attractive rates of return, while maintaining a strong and conservative balance sheet and distributing a meaningful portion of its free cash flow to Vitesse’s stockholders. The key elements of Vitesse’s business strategy include the following:
•
Dividends to Stockholders.   Vitesse’s business plan focuses on building a diversified, low-leverage, free cash flow generating business that can deliver meaningful dividends to its stockholders. Vitesse made cash distributions to its stockholders/members totaling $63.6 million, $58.0 million and $36.0 million during the fiscal years ended December 31, 2024, December 31, 2023 and December 31, 2022, respectively.

•
Growth through Value-Enhancing Acquisitions.   Vitesse has been a consolidator and clearing house of non-operated working interests in various leading oil and natural gas shale plays in the United States, and Vitesse will continue that strategy and potentially pursue operated asset packages and other acquisition strategies going forward. Vitesse’s near-term drilling acquisition strategy is centered around building a strong presence in its core basins by acquiring smaller non-operated lease and wellbore positions with direct exposure to near-term drilling activity. By virtue of their smaller footprint, these targeted acquisitions are generally completed at a significant discount to the prices paid for contiguous acreage positions typically sought by larger producers and operators of oil and natural gas wells. Acquisitions such as these have been a significant driver of increasing Vitesse’s production. Since inception Vitesse has closed approximately 170 discrete acquisitions totaling more than $570 million, and Vitesse intends to continue these activities, while at the same time evaluating and pursuing larger asset packages in both its current area of operations and other areas. Vitesse believes its disciplined acquisition strategy can responsibly add production, cash flow and scale to existing operations.

•
Built to Last.   From Vitesse’s inception, Vitesse has focused on creating a durable organization that generates strong financial returns and sustainable free cash flow through commodity cycles. Rather than primarily acquiring producing reserves, Vitesse has focused its efforts on acquiring an attractive inventory of undeveloped drilling locations that afford it flexibility in the face of oil and natural gas price fluctuations and taking advantage of technical improvements and cost reductions over time, supporting the sustainable generation of free cash flow. Vitesse’s management team fosters a culture of innovation and continuous improvement, constantly looking for ways to improve Vitesse’s operations and technical and data analysis, and strengthen its organizational agility and adaptability.

•
Risk Diversification.   Vitesse seeks to diversify its capital and operational risk through participation in a large number of oil and natural gas wells with multiple operators across multiple basins. Vitesse seeks to diversify its risk by operator, formation, value concentration and commodity (oil and natural gas). As of December 31, 2023, Vitesse owned an average working interest of 2.7% in 5,734 gross (157.5 net) productive wells and royalty interests in an additional 1,140 productive wells, with more than 35 experienced operators that provide development and production activities on its oil and natural gas properties. Vitesse believes it can further diversify its risk over time with acquisitions in additional basins, focusing on accretive acquisitions of high-quality assets with experienced operators in the most prolific basins in the United States.

•
Strong Balance Sheet and Financial Flexibility.   Vitesse maintains financial strength and flexibility through the prudent management of its balance sheet and free cash flow. Vitesse maintains conservative indebtedness and a simple capital structure consisting of the Revolving Credit Facility and Vitesse common stock. Vitesse intends to maintain the flexibility to manage its free cash flow by continuing to adhere to a target Net Debt to Adjusted EBITDA ratio (last twelve months) of less than 1.0.
•
Hedging Strategy.   To protect Vitesse’s ability to pay distributions, to fund capital investments and to reduce its exposure to the volatility of oil prices, Vitesse has historically entered into hedging derivative instruments for a portion of its expected oil production, which has included swaps, collars, puts and other structures. Vitesse has bought oil futures both on an opportunistic basis when WTI prices have allowed it to lock in attractive rates of return on its asset base and upon acquisitions of larger producing assets to protect returns. Vitesse has not hedged natural gas production since March 2022 due to the mismatch between its operators’ pricing formulas and settlement mechanics on natural gas hedges. As of November 2024, Vitesse’s hedged position mitigated its exposure to volatile oil prices, with a portion of expected 2025 oil production hedged at an average price of $73.21 per Bbl. In the past, based on then-existing market conditions, Vitesse has hedged significantly higher percentages of its actual oil production.

•
Responsible Stewards.   Vitesse is committed to ESG initiatives and seeks a culture of improvement in ESG practices. Vitesse works to provide safe, reliable and affordable energy in a responsible manner by partnering with responsible operators in its core areas, while being cognizant of the broader energy transition. The key tenets of Vitesse’s ESG philosophy are to identify opportunities to reduce Vitesse’s environmental impact, improve safety, invest in its employees, and support the communities in which Vitesse lives and works while improving transparency and accountability. The Vitesse Board of Directors is majority independent and composed of experienced professionals with a strong background in the energy industry and more broadly in business.

Vitesse’s Competitive Strengths
Vitesse believes that it will be able to successfully execute its business strategies because of the following competitive strengths:
•
Every Decision is a Financial Decision.   Vitesse’s business culture encourages employees to think like owners and to make decisions with a long-term perspective. Vitesse has developed a systematic approach of responsibly reviewing acquisition and development opportunities. As part of Vitesse’s efforts to maximize returns, Vitesse has established a capital allocation framework with the objective of allocating capital to acquisitions and development of oil and natural gas properties to drive sustainability and growth in free cash flow, the repayment of debt and payment of stockholder dividends. This framework entails disciplined investment in capital expenditures and acquisitions, allowing Vitesse to distribute a significant portion of its cash flow to Vitesse stockholders. Vitesse also retains flexibility with respect to share repurchases, subject to approval from the Vitesse Board of Directors and as conditions warrant. Vitesse will continue to evaluate and pursue profitable and accretive acquisition and consolidation opportunities that enhance stockholder value and build scale. As opportunities arise, Vitesse intends to identify and acquire additional acreage and producing assets to supplement its existing operations.

•
Data and Technology Driven.   Vitesse’s proprietary data-driven approach allows for rapid multi-disciplinary evaluation to determine the most attractive acquisition and development opportunities. Vitesse created customized data systems that are integrated, centralized and utilized by Vitesse’s employees so that decisions are based on a common base of information. Vitesse maintains real-time business intelligence dashboards to monitor operators, rigs, well performance, drilling and completion costs and production results. This data informs model forecasts, type curves and decisions about acquisition and development opportunities. Vitesse maintains responsive, basin-wide models that are updated in real time and incorporate historical data by operator and region. These models, along with Vitesse’s proprietary systems and platforms, provide necessary inputs and evaluation metrics, which allow Vitesse to make informed investment decisions based on forecasted production, operating expenses, type curves, drilling inventory, cash flow and other operational and financial outputs. As a result, Vitesse has the capability to process multiple opportunities quickly with the current team in place.

•
Experienced Management and Industry Relationships.   Vitesse’s management team has developed deep and longstanding relationships with many of its operators, other working interest and mineral owners, investment banks, acquisition and divestiture companies and investors. A majority of Vitesse’s evaluated and executed acquisitions and transactions are self-sourced. Vitesse has become a preferred non-operator to some of the largest companies operating in the Williston Basin and Central Rockies given Vitesse’s track record of evaluating and acquiring non-operated oil and natural gas working interests, and being a responsible financial partner. As a result, Vitesse sees broad deal flow from single wellbore near-term development acquisition opportunities to packages consisting of both producing and undeveloped assets worth hundreds of millions of dollars. Vitesse’s management team has a track record of creating value at both private and public oil and natural gas companies.

•
Proactive Asset Management Philosophy.   Vitesse’s experienced team of landmen and accountants review acquired assets to unlock incremental value. Many assets Vitesse acquires have title defects or other land related issues where deep analysis and consistent, quality diligence adds value in many areas, including increased working interest ownership and working capital management. Vitesse’s long-term view provides the time to solve issues and find additional well interests to increase the velocity of overall returns. This is enabled by strong departmental relationships with operators and accurate data management.

Vitesse’s Properties
Williston Basin (North Dakota and Montana)
The Williston Basin stretches from western North Dakota into eastern Montana, with the majority of drilling activity conducted by Vitesse’s operators located in Dunn, McKenzie, Mountrail, and Williams Counties, North Dakota. Approximately 76% of Vitesse’s 48,068 net acres as of December 31, 2023 are in the above counties and target the Bakken and Three Forks formations. Approximately 99% of Vitesse’s acreage in the Williston Basin is held by production. As of December 31, 2023, Vitesse had a working interest in 5,632 gross (141.7 net) productive wells and royalty interests in an additional 1,140 productive wells. In addition to these productive wells, Vitesse had 206 gross (4.5 net) working interest wells that were being drilled or completed, and 359 gross (9.8 net) wells that have been permitted for future development by Vitesse’s operating partners. Vitesse estimated proved reserves in North Dakota and Montana as of December 31, 2023 were 38,605 MBoe (69% oil), which represented 95% of its total estimated proved reserves and contributed average production of 10,883 Boe per day for the year ended December 31, 2023.
Vitesse has been active in the Williston Basin since 2014 and has seen its thesis for continued growth and expansion of the field come to fruition. The Williston Basin is a world-class oil field and Vitesse expects to see continued growth in recoverable reserves for many years. Vitesse has a significant inventory of remaining undeveloped drilling locations that it expects to see developed over the next 15 to 25 years. In addition, Vitesse is seeing incremental growth and development throughout the field utilizing newer technologies including refrac programs and extended length three-mile lateral wells.
Central Rockies (Colorado and Wyoming)
The Denver-Julesburg Basin is located in Northeast Colorado and Southeast Wyoming, with the majority of operator horizontal drilling activity located in Weld and Broomfield Counties, Colorado, and Laramie County, Wyoming. Vitesse’s assets in this area primarily consist of wellbore only ownership and target the Codell formation and several productive zones within the Niobrara formation. Vitesse owned a working interest in 96 gross (14.8 net) productive wells as of December 31, 2023 operated primarily by Civitas Resources, Inc., EOG Resources Inc. and Chevron Corporation. In addition to the productive wells, Vitesse has 18 gross (2.2 net) wells that were being completed by Vitesse’s operating partners as of December 31, 2023.
Vitesse’s Powder River Basin assets primarily target the Parkman, Sussex, Turner and Niobrara formations. Vitesse owned a working interest in 6 gross (1.0 net) productive wells as of December 31, 2023. In addition to these productive wells, Vitesse has 3 gross (0.1 net) wells that have been permitted for future drilling by its operators as of December 31, 2023.

Reserves
Estimated Net Proved Reserves
The table below summarizes Vitesse’s estimated net proved reserves for the periods indicated based on reports prepared by Cawley, Vitesse’s third-party independent reserve engineer, except as otherwise described herein. In preparing its reports, Cawley evaluated properties representing Vitesse’s total proved reserves as of December 31, 2023, December 31, 2022 and November 30, 2021 in accordance with the rules and regulations of the SEC applicable to companies involved in oil and natural gas producing activities. Reserves as of December 31, 2021 represent Vitesse’s reserves as of November 30, 2021, which are based on a report prepared by Cawley, as adjusted for reserve activity during the one-month period of December 1, 2021 to December 31, 2021, which reflect internal reserve estimates. Vitesse’s estimated net proved reserves in the table below do not include probable or possible reserves and do not in any way include or reflect Vitesse’s commodity derivatives.
	AS OF DECEMBER 31,			AS OF NOVEMBER 30,
	2023	2022	2021	2021
Estimated proved developed:
Oil (MBbls)	18,440	17,290	17,612	17,764
Natural gas (MMcf)	60,202	58,897	58,058	58,437
Total (MBoe)	28,474	27,106	27,289	27,504
Estimated proved undeveloped:
Oil (MBbls)	9,303	13,155	11,785	11,765
Natural gas (MMcf)	16,907	21,217	19,623	19,586
Total (MBoe)	12,121	16,691	15,055	15,030
Estimated total proved reserves:
Oil (MBbls)	27,743	30,445	29,397	29,529
Natural gas (MMcf)	77,109	80,114	77,681	78,023
Total (MBoe)	40,595	43,797	42,344	42,534
Percent proved developed	70.1%	61.9%	64.4%	64.7%
Estimated net proved reserves as of December 31, 2023 were 40,595 MBoe, and Vitesse held working interests in 25.4 net proved undeveloped drilling locations included in such reserves as of December 31, 2023.
The table below sets forth summary information by reserve category with respect to estimated proved reserves volumes and related PV-10 values as of December 31, 2023.
	SEC PRICING PROVED RESERVES(1)
	RESERVES VOLUMES				PV-10(3)
RESERVE CATEGORY	OIL (MBbls)	NATURAL GAS (MMcf)	TOTAL (MBoe)(2)%		AMOUNT (in thousands)%
PDP Properties	17,981	58,911	27,799	68%	$521,494	77%
PDNP Properties	459	1,292	675	2%	15,108	2%
PUD Properties	9,303	16,907	12,121	30%	145,468	21%
Total	27,743	77,110	40,595	100%	$682,070	100%

(1)
Oil and natural gas reserve quantities and related discounted future net cash flows are valued as of December 31, 2023 and are derived from a WTI price of $78.21 per Bbl and Henry Hub natural gas price of $2.64 per MMBtu. Under SEC guidelines, these prices represent the average prices per Bbl of oil and per MMBtu of natural gas at the beginning of each month in the twelve-month period prior to the end of the reporting period.
(2)
MBoe are computed based on a conversion ratio of one Boe for each barrel of oil and one Boe for every 6 Mcf of natural gas.

(3)
PV-10 is a non-GAAP financial measure that does not include the effects of income taxes on future net revenues, and is not intended to represent fair market value of Vitesse’s oil and natural gas properties.

Estimated Net Proved Undeveloped Reserves
As of December 31, 2023, Vitesse had approximately 12,121 MBoe of estimated net proved undeveloped reserves. Changes in estimated net proved undeveloped reserves that occurred from December 31, 2022 to December 31, 2023 were due to:
MBoe
Balance at December 31, 2022	16,691
Acquisitions	289
Extensions, discoveries and other additions	2,592
Transfers to estimated proved developed reserves	(2,491)
Revisions	(4,960)
Balance at December 31, 2023	12,121
Notable changes in proved undeveloped reserves for the year ended December 31, 2023 included the following:
•
Acquisitions:   Vitesse acquired 289 MBoe of proved undeveloped reserves in the Williston Basin and Central Rockies during 2023.

•
Extensions, discoveries and other additions:   During 2023, extensions and discoveries associated almost entirely with proved undeveloped locations in the Williston Basin added 2,592 MBoe of proved undeveloped reserves.

•
Transfers to estimated proved developed reserves:   Development costs of approximately $41 million were incurred in connection with the conversion of approximately five net undeveloped locations classified as proved at December 31, 2022, and 2,491 MBoe of proved undeveloped reserves were transferred to proved developed reserves during 2023. In addition to the conversion and transfer of proved reserves, although not included in the table above, 1,478 MBoe of reserves from three net undeveloped locations not classified as proved undeveloped at December 31, 2022 were transferred to proved developed reserves during the period.

•
Revisions:   In 2023, revisions to previous estimates decreased proved undeveloped reserves by a net amount of 4,960 MBoe. These revisions were primarily attributable to the reclassification of undeveloped drilling locations totaling 4,184 MBoe of proved reserves from proved to non-proved and were made proactively as a result of lower-than-expected rig activity in the Williston Basin during the year and continued compliance with the SEC 5-year development rule. In addition, the revisions included decreases in proved undeveloped reserves of 541 MBoe related to forecast/timing/interest changes and 235 MBoe associated with lower commodity prices and slightly higher lease operating expenses due to increased workover activity.

Vitesse expects that its proved undeveloped reserves will continue to be converted to proved developed producing reserves as additional wells are drilled on its acreage. Vitesse also expects that some component of its undeveloped drilling locations not classified as proved at December 31, 2023 will be converted to proved developed producing reserves. All locations comprising Vitesse’s remaining proved undeveloped reserves are forecast to be drilled within five years from initially being recorded in accordance with its development plan.
As of December 31, 2023, the PV-10 value of Vitesse’s proved undeveloped reserves amounted to approximately 21% of the PV-10 value of its total proved reserves. There are numerous uncertainties regarding undeveloped reserves. The development of these reserves is dependent upon a number of factors which include but are not limited to: financial targets such as drilling within cash flow or reducing debt, satisfactory rates of return on proposed drilling projects, and the level of drilling activity by operators in areas where Vitesse holds leasehold interests. With 77% of the PV-10 value of Vitesse’s total proved reserves supported by producing wells, Vitesse believes it will have sufficient cash flows and adequate liquidity to execute its development plan. PV-10 is a non-GAAP financial measure that does not include the effects of income taxes on future net revenues and is not intended to represent the fair market value of Vitesse’s oil and natural gas properties.
Independent Petroleum Engineers
Vitesse has engaged Cawley to prepare its estimated proved reserves. Cawley is an independent reservoir-evaluation consulting firm who evaluates oil and natural gas properties and independently certifies petroleum reserves quantities for various clients throughout the United States. Cawley has substantial experience calculating the reserves of various other companies with operations targeting the Bakken and Three Forks formations and, as such, Vitesse believes Cawley has sufficient experience to appropriately determine its reserves. Cawley utilizes proprietary technology, systems and data to calculate its reserves commensurate with this experience. The reports of Vitesse’s estimated proved reserves in their entirety are based on the information Vitesse provides to them. Cawley is a Texas Registered Engineering Firm (F-693). The technical person at Cawley who is primarily responsible for overseeing the preparation of Vitesse’s reserves estimates is Todd Brooker, President. Mr. Brooker is a state of Texas Licensed Professional Engineer (License # 83462). He is also a member of the Society of Petroleum Engineers and has over 25 years of experience in oil and natural gas reservoir studies and evaluations.
In accordance with applicable requirements of the SEC, estimates of Vitesse’s net proved reserves and future net revenues are made using average prices at the beginning of each month in the 12-month period prior to the date of such reserve estimates and are held constant throughout the life of the properties.
The reserves set forth in the Cawley report for Vitesse’s properties are estimated by performance methods or analogy. In general, reserves attributable to producing wells or reservoirs are estimated by performance methods such as decline curve analysis which utilizes extrapolations of historical production data. Reserves attributable to non-producing and undeveloped reserves included in Vitesse’s report are estimated by analogy.
To estimate economically recoverable oil and natural gas reserves and related future net cash flows, Cawley considers many factors and assumptions including, but not limited to, the use of reservoir parameters derived from geological, geophysical and engineering data which cannot be measured directly, economic criteria based on current costs and SEC pricing requirements, and forecasts of future production rates. Under the SEC regulations 210.4-10(a)(22)(v) and (26), proved reserves must be demonstrated to be economically producible based on existing economic conditions including the prices and costs at which economic productivity from a reservoir is to be determined as of the effective date of the report. With respect to the property interests Vitesse owns, production and well tests from examined wells, normal direct costs of operating the wells or leases, other costs such as transportation or processing fees, production taxes, recompletion and development costs and product prices are based on the SEC regulations, geological maps, well logs, core analyses, and pressure measurements.
The reserve data set forth in the Cawley report represents only estimates, and should not be construed as being exact quantities. They may or may not be actually recovered, and if recovered, the actual revenues and costs could be more or less than the estimated amounts. Moreover, estimates of reserves may increase or decrease as a result of future operations.
Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. There are numerous uncertainties inherent in estimating oil and natural gas reserves and their estimated values, including many factors beyond Vitesse’s control. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geologic interpretation and judgment. As a result, estimates of different engineers, including those used by Vitesse, may vary. In addition, estimates of reserves are subject to revision based upon actual production, results of future development and exploration activities, prevailing oil and natural gas prices, operating costs and other factors. The revisions may be material. Accordingly, reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered and are highly dependent upon the accuracy of the assumptions upon which they are based. Vitesse’s estimated proved reserves are based on many assumptions that may prove to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of Vitesse’s total reserves.
Internal Controls Over Reserves Estimation Process
Vitesse utilizes Cawley, a third-party reservoir engineering firm, as its independent reserves evaluator for 100% of its proved reserves base. In addition, Vitesse employs an internal engineering department, with the reserves process led by its Senior Reserves Engineer, who is responsible for overseeing the preparation of its reserves estimates. Vitesse’s Senior Reserves Engineer has a B.S. in Chemical Engineering from the University of Tulsa, over twenty years of oil and gas experience, including 15 years with a focus on reserve evaluation, and additional experience with operations and production engineering in multiple basins.
Vitesse’s reserve engineering department meets with its independent third-party engineering firm to review properties and discuss evaluation methods and assumptions used in the proved reserves estimates, in accordance with Vitesse’s prescribed internal control procedures. Vitesse’s internal controls over the reserves estimation process include verification of input data, as well as management review, such as, but not limited to the following:
•
comparison of historical expenses from the lease operating statements and workover authorizations for expenditure to the operating costs input;

•
review of working interests and net revenue interests in Vitesse’s reserves database against its well ownership system;

•
review of historical realized prices and differentials from index prices as compared to the differentials used in Vitesse’s reserves database;

•
review of updated capital costs based on information from Vitesse’s operators and actual drilling and completion costs on recent activity;

•
review of internal reserve estimates by well and by area by Vitesse’s internal reservoir engineer;

•
discussion of material reserve variances among Vitesse’s internal reservoir engineer and its executive management; and

•
review of a preliminary copy of the reserve report by executive management.

Production, Price and Production Expenses
Vitesse reports its oil and natural gas production on a two-stream basis. The price that Vitesse receives for the oil and natural gas produced from wells in which it holds interests is largely a function of market supply and demand. Demand is impacted by general economic conditions, weather and other seasonal conditions, including hurricanes and tropical storms. Over or under supply of oil or natural gas can result in substantial price volatility. Oil supply in the United States has grown over the past few years, and the supply of oil could impact oil prices in the United States if the supply outstrips domestic demand. Historically, commodity prices have been volatile, and Vitesse expects that volatility to continue in the future. A substantial or extended decline in oil or natural gas prices or poor drilling results could have a material adverse effect on Vitesse’s financial position, results of operations, cash flows, quantities of oil and natural gas reserves that may be economically produced and Vitesse’s ability to access capital markets.

The table below sets forth information regarding Vitesse’s oil and natural gas production, realized prices and production costs for the periods indicated.
	FOR THE YEARS ENDED DECEMBER 31,		FOR THE MONTH ENDED DECEMBER 31,	FOR THE YEAR ENDED NOVEMBER 30,
	2023	2022	2021	2021
Net Production:
Oil (MBbls)	2,968	2,575	220	2,436
Natural gas (MMcf)	8,232	7,274	582	7,065
Total (MBoe)	4,340	3,787	317	3,613
Oil (Bbl) per day	8,130	7,054	7,107	6,673
Natural gas (Mcf) per day	22,553	19,929	18,774	19,357
Total (Boe) per day	11,889	10,376	10,236	9,899
Average Sales Prices:
Oil (per Bbl)	$73.59	$90.73	$67.16	$59.46
Effect of gain (loss) on realized oil derivative on average price (per Bbl)	0.40	(18.07)	(7.65)	(5.37)
Oil net of realized oil derivatives (per Bbl)	$73.99	$72.66	$59.51	$54.09
Natural gas and NGLs (per Mcf)	$1.88	$6.64	$2.87	$3.26
Effect of gain (loss) on realized natural gas derivatives on average price (per Mcf)	—	(0.08)	0.02	(0.12)
Natural gas and NGLs net of realized natural gas derivative (per Mcf)	$1.88	$6.56	$2.89	$3.14
Realized price on a Boe basis excluding realized commodity derivatives	$53.90	$74.43	$51.89	$46.45
Effect of gain (loss) on realized commodity derivatives on average prices (per Boe)	0.27	(12.44)	(5.28)	(3.85)
Realized price on a Boe basis net of realized commodity derivatives	$54.17	$61.99	$46.61	$42.60
Average Costs:
Lease operating expense (per Boe)	$9.11	$8.22	$7.16	$7.35
Production taxes (per Boe)	$4.98	$6.36	$4.22	$4.02
Drilling and Development Activity
The table below sets forth the number of gross and net productive and non-productive wells in which Vitesse owned a working interest drilled in the periods indicated. The number of wells drilled refers to the number of wells completed at any time during the period, regardless of when drilling was initiated.

	YEAR ENDED DECEMBER 31,				MONTH ENDED DECEMBER 31,		YEAR ENDED NOVEMBER 30,
	2023		2022		2021		2021
	GROSS	NET	GROSS	NET	GROSS	NET	GROSS	NET
Exploratory Wells:
Productive Oil	—	—	—	—	—	—	—	—
Productive Natural gas	—	—	—	—	—	—	—	—
Non-productive	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—
Development Wells:
Productive Oil(1)	414	9.78	295	7.53	28	0.97	243	6.55
Productive Natural gas	—	—	—	—	—	—	—	—
Non-productive	—	—	—	—	—	—	—	—
	414	9.78	295	7.53	28	0.97	243	6.55
Total productive exploratory and development wells(1)	414	9.78	295	7.53	28	0.97	243	6.55

(1)
Includes royalty interests in 83 gross (0.12 net) wells drilled in the year ended December 31, 2023, 45 gross (0.09 net) wells drilled in the year ended December 31, 2022, 0 gross (0.00 net) wells drilled in the month ended December 31, 2021 and 57 gross (0.08 net) wells drilled in the year ended November 30, 2021.

The tables below set forth summary information by location with respect to estimated productive wells in which Vitesse owned a working interest or a royalty interest, as applicable as of December 31, 2023.
	AS OF DECEMBER 31, 2023
	PRODUCTIVE WORKING INTEREST OIL WELLS		AVERAGE WORKING INTEREST
	GROSS	NET
Combined Total:
Williston Basin	5,632	142	2.5%
Central Rockies(1)	102	16	15.5%
Total	5,734	158	2.7%
	AS OF DECEMBER 31, 2023
	PRODUCTIVE ROYALTY INTEREST OIL WELLS		AVERAGE ROYALTY INTEREST
	GROSS	NET
Combined Total:
Williston Basin	1,140	3	0.2%
Central Rockies(1)	—	—	—%
Total	1,140	3	0.2%

(1)
Includes Denver-Julesburg and Powder River Basin wells.

As of December 31, 2023, Vitesse owned a working interest in 224 gross (6.7 net) wells that were being drilled or completed, and an additional 363 gross (9.9 net) wells that had been permitted for development by Vitesse’s operating partners and a net revenue interest in 0.1 net wells that are being drilled or completed and 0.3 net wells permitted for development.

Acreage
The table below sets forth Vitesse’s estimated gross and net developed and undeveloped acreage by geographic area as of December 31, 2023.
	DEVELOPED ACREAGE		UNDEVELOPED ACREAGE		TOTAL ACREAGE		ROYALTY ACRES
	GROSS	NET	GROSS	NET	GROSS	NET	GROSS	NET
Williston Basin	1,623,690	45,678	59,521	2,390	1,683,211	48,068	124,558	1,401
Central Rockies(1)	3,070	113	11,520	92	14,590	205	640	1
Total	1,626,760	45,791	71,041	2,482	1,697,801	48,273	125,198	1,402

(1)
Includes Denver-Julesburg and Powder River Basin acreage.

Approximately 99% of Vitesse’s undeveloped acreage is held by production as of December 31, 2023, with 640 gross (5 net) acres subject to potential expiration in 2025.
Industry Operating Environment
Vitesse operates in a highly cyclical industry. Demand for oil and natural gas is cyclical and is subject to large and rapid fluctuations. This is primarily because the industry is driven by commodity demand and corresponding price increases. When oil and natural gas price increases occur, producers generally increase their capital expenditures, which generally results in greater revenues and profits. The increased capital expenditures also ultimately result in greater production, which historically has resulted in increased supplies and reduced prices. For these reasons, Vitesse’s results of operations may fluctuate from quarter-to-quarter and from year-to-year, and these fluctuations may distort period-to-period comparisons of Vitesse’s results of operations.
The global energy mix is also transitioning to less carbon-intensive sources and Vitesse’s business is not immune to these trends. In Vitesse’s view, energy transition will play out over the coming decades and oil and natural gas will still be a dominant source for affordable and reliable energy. Vitesse sees the quality of its asset base, depth of inventory and competitive economics carrying it profitably through this transition.
Development
Vitesse primarily engages in oil and natural gas development and production by participating on a proportionate basis alongside third-party interests in wells drilled and completed in spacing units that include Vitesse’s leasehold interests. In addition, Vitesse acquires wellbore interests in wells in which it does not hold the underlying leasehold interests from third parties who are unable or unwilling to participate in certain well proposals. Vitesse typically depends on its operators to propose, permit, and initiate the drilling and completion of wells. Prior to commencing drilling, Vitesse’s operators are required to provide all owners of working interests within the designated spacing unit the opportunity to participate in the drilling and completion costs and net revenues of the well to the extent of their pro-rata share of such interest within the spacing unit. Vitesse assesses each drilling and completion opportunity on a case-by-case basis and participates in wells that are expected to meet a desired return based upon estimates of recoverable oil and natural gas, anticipated oil and natural gas prices, the expertise of the operator, and the anticipated completed well cost from each project, as well as other factors. Historically, Vitesse has participated pursuant to its working interest in a vast majority of the wells proposed to it. However, declines in oil prices typically reduce both the number of well proposals Vitesse receives and the proportion of well proposals in which Vitesse elects to participate. Vitesse’s land, engineering and finance teams use its extensive database to make these economic decisions. Vitesse created customized data systems that are integrated, centralized and utilized by its employees to evaluate development opportunities. These data systems maintain real time dashboards to monitor operators, rigs, well performance and costs. Given Vitesse’s large acreage footprint and substantial number of well participations, Vitesse believes it can make accurate economic drilling and completion decisions utilizing its data systems.
Historically, Vitesse has not managed its commodities marketing activities internally. Instead, Vitesse’s operators market and sell oil and natural gas produced from wells in which it has an interest. Vitesse’s operators coordinate the transportation of its oil and natural gas production from its wells to appropriate pipelines or rail transport facilities pursuant to arrangements that they negotiate and maintain with various parties purchasing the production. Vitesse understands that its operating partners generally sell its production to a variety of purchasers at prevailing market prices under separately negotiated short-term contracts. Although Vitesse has historically relied on its operators for these activities, Vitesse may in the future seek to take a portion of its production in kind and internally manage the marketing activities for such production; however, this would be costly and inefficient based on Vitesse’s current average working interest ownership. The price at which Vitesse’s production is sold is generally tied to the spot market for oil or natural gas. The price at which Vitesse’s oil production is sold typically reflects a discount to the WTI benchmark price. This differential primarily represents the transportation costs in moving the oil from wellhead to refinery and will fluctuate based on availability of pipeline, rail and other transportation methods. The price at which Vitesse’s natural gas production is sold may reflect either a discount or premium to the NYMEX benchmark price.
Competition
Although Vitesse plans to focus on a target asset class and deal size where Vitesse believes that competition and costs are reduced as compared to the broader oil and natural gas industry, the acquisition market for non-operated and operated properties remains intensely competitive, and Vitesse will compete with other oil and natural gas companies for acquisitions, some of which have substantially greater resources than Vitesse and may be able to pay more for properties.
Finally, the emerging impact of climate change activism, fuel conservation measures, governmental requirements for renewable energy resources, increasing demand for alternative forms of energy, and technological advances in energy generation devices may result in reduced demand for the oil and natural gas Vitesse produces.
Title to Vitesse’s Properties
Prior to completing an acquisition of non-operated working or royalty interests, Vitesse performs a title review on each tract to be acquired. Vitesse’s title review is meant to confirm the quantum of non-operated working and royalty interest owned by a prospective seller, the property’s lease status and royalty amount as well as encumbrances or other related burdens.
In addition to Vitesse’s initial title work, operators often will conduct a thorough title examination prior to drilling a well. Should Vitesse’s title work uncover any further title defects, Vitesse will perform curative work with respect to such defects. Vitesse believes that the title to its assets is satisfactory in all material respects.
Vitesse’s oil and natural gas properties are subject to customary royalty and other interests, liens under indebtedness, liens incident to operating agreements, liens for taxes and other burdens, including other mineral encumbrances and restrictions. Indebtedness under its Revolving Credit Facility is secured by liens on substantially all its assets. Vitesse does not believe that any of these burdens materially interfere with the use of its properties or the operation of its business.
Seasonality
Winter weather events and conditions, such as ice storms, blizzards and freezing conditions, and lease stipulations can limit or temporarily halt the drilling and producing activities of Vitesse’s operators and other oil and natural gas operations. These constraints and the resulting shortages or high costs could delay or temporarily halt the operations of Vitesse’s operators and materially increase its operating and capital costs. Such seasonal anomalies can also pose challenges for meeting well drilling objectives and may increase competition for equipment, supplies and personnel during the spring and summer months, which could lead to shortages and increase costs or delay or temporarily halt Vitesse’s operators’ operations.
Regulation and Environmental Matters
Vitesse’s operations are subject to various rules, regulations and limitations impacting the oil and natural gas acquisition, development and production industry as a whole.

Regulation of Oil and Natural Gas Production
Vitesse’s oil and natural gas development, production and related operations are subject to extensive rules and regulations promulgated by federal, state, tribal and local authorities and agencies. For example, North Dakota and Montana require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the development and production of oil and natural gas. Such states may also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, limitations or prohibitions on the venting or flaring of natural gas, the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, the sourcing and disposal of water used in the process of drilling, completion and abandonment, the establishment of maximum rates of production from wells, and the regulation of spacing, plugging and abandonment of such wells. Moreover, the federal government and its agencies have from time to time, imposed or considered imposing new or more stringent rules or policies that impact oil and gas exploration and production operations, including pausing or withholding acreage from lease sales and increasing royalty rates on federal lands, restricting national oil and gas exports and related infrastructure, and regulating or taxing emissions from production facilities. The effect of these regulations is to limit the amount of oil and natural gas that Vitesse can produce from its wells and to limit the number of wells or the locations at which Vitesse can drill. Moreover, many states impose a production or severance tax with respect to the production and sale of oil, natural gas and NGLs within their jurisdictions. Failure to comply with any such rules and regulations can result in substantial penalties. The regulatory burden on the oil and natural gas industry will most likely increase Vitesse’s cost of doing business and may affect its profitability. Because such rules and regulations are frequently amended or reinterpreted, Vitesse is unable to predict the future cost or impact of complying with such laws. Significant expenditures may be required to comply with governmental laws and regulations and may have a material adverse effect on Vitesse’s financial condition and results of operations. Additionally, currently unforeseen environmental incidents may occur or past non-compliance with environmental laws or regulations may be discovered. Therefore, Vitesse is unable to predict the future costs or impact of compliance. Additional proposals and proceedings that affect the oil and natural gas industry are regularly considered by Congress, the states, FERC, EPA and the courts. Vitesse cannot predict when or whether any such proposals may become effective.
Regulation of Transportation of Oil
Sales of oil, condensate and NGLs are not currently regulated and are made at negotiated prices. Nevertheless, Congress could reenact price controls in the future. Vitesse’s sales of oil are affected by the availability, terms and cost of transportation. The transportation of oil by common carrier pipelines is also subject to rate and access regulation. FERC regulates interstate oil pipeline transportation rates under the Interstate Commerce Act. In general, interstate oil pipeline rates must be cost-based, although settlement rates agreed to by all shippers are permitted and market- based rates may be permitted in certain circumstances. Effective January 1, 1995, FERC implemented regulations establishing an indexing system (based on inflation) for transportation rates for oil pipelines that allows a pipeline to increase its rates annually up to a prescribed ceiling, without making a cost-of-service filing. Every five years, FERC reviews the appropriateness of the index level in relation to changes in industry costs. FERC issued an order on December 17, 2020 establishing an inflationary adjustment of Producer Price Index for Finished Goods (“PPI-FG”) plus 0.78% (PPI-FG+0.78%) for the five-year period commencing July 1, 2021 (the “December 2020 Order”). Numerous requests for rehearing were filed. On January 20, 2022, FERC issued an order on rehearing in which it modified the methodology used to calculate the inflationary adjustment resulting in a revised inflationary adjustment for the five-year period commencing July 1, 2021, of PPI-FG minus 0.21% (PPI-FG-0.21%) (the “Rehearing Order”). As a result of the Rehearing Order, the index factor for the July 1, 2021 through June 30, 2022 index year provided for a negative percentage change of approximately 1.6%. The Rehearing Order was subsequently challenged and vacated by the D.C. Circuit in LEPA v. FERC, 109 F.4th 543 (D.C. Cir. 2024), reinstating the index level established by the December 2020 Order. On October 17, 2024, FERC issued a supplemental notice of proposed rulemaking in which FERC proposed to prospectively adopt the PPI-FG-0.21% index that was vacated by the D.C. Circuit and instituted a notice-and-comment process. Subject to a final FERC order following the notice-and-comment period, the lower index of PPI-FG-0.21% may become effective for the remainder of the current five-year period starting from the date of a final FERC order and lasting through June 30, 2026. If the proposed index change becomes effective, then interstate oil pipelines would need to re-file their rates on a prospective basis. The comment period ended on December 20, 2024, with a possible FERC order coming in 2025.
Intrastate oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate oil pipeline rates varies from state to state. Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, Vitesse believes that the regulation of oil transportation rates will not affect its operations in any way that is of material difference from those of its competitors who are similarly situated.
Further, interstate and intrastate common carrier oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all similarly situated shippers requesting service on the same terms and under the same rates. When oil pipelines operate at full capacity, access is generally governed by pro-rationing provisions set forth in the pipelines’ published tariffs. Accordingly, Vitesse believes that access to oil pipeline transportation services generally will be available to Vitesse to the same extent as to its similarly situated competitors.
Regulation of Transportation and Sales of Natural Gas
Historically, the transportation and sale for resale of natural gas in interstate commerce has been regulated by FERC under the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978 and regulations issued under those statutes. In the past, the federal government has regulated the prices at which natural gas could be sold. While sales by producers of natural gas can currently be made at market prices, Congress could reenact price controls in the future.
Onshore gathering services, which occur upstream of FERC jurisdictional transmission services, are regulated by the states. Although FERC has set forth a general test for determining whether facilities perform a non-jurisdictional gathering function or a jurisdictional transmission function, FERC’s determinations as to the classification of facilities is done on a case-by-case basis. State regulation of natural gas gathering facilities generally includes various safety, environmental and, in some circumstances, nondiscriminatory take requirements. Although such regulation has not generally been affirmatively applied by state agencies, natural gas gathering may receive greater regulatory scrutiny in the future.
Intrastate natural gas transportation and facilities are also subject to regulation by state regulatory agencies, and certain transportation services provided by intrastate pipelines are also regulated by FERC. The basis for intrastate regulation of natural gas transportation and the degree of regulatory oversight and scrutiny given to intrastate natural gas pipeline rates and services varies from state to state. Insofar as such regulation within a particular state will generally affect all intrastate natural gas shippers within the state on a comparable basis, Vitesse believes that the regulation of similarly situated intrastate natural gas transportation in any states in which Vitesse operates and ships natural gas on an intrastate basis will not affect its operations in any way that is of material difference from those of Vitesse’s competitors. Like the regulation of interstate transportation rates, the regulation of intrastate transportation rates affects the marketing of natural gas that Vitesse produces, as well as the revenues Vitesse receives for sales of its natural gas.
Environmental Matters
Vitesse’s operations and properties are subject to extensive and changing federal, state and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health. The recent trend in environmental legislation and regulation is generally toward stricter standards, and this trend will likely continue. These laws and regulations may:
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require the acquisition of a permit or other authorization before construction or drilling commences and for certain other activities;

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limit or prohibit construction, drilling and other activities on certain lands lying within wilderness and other protected areas; and

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impose substantial liabilities for pollution resulting from Vitesse’s operations.

The permits required for Vitesse’s operations may be subject to revocation, modification and renewal by issuing authorities. Governmental Entities have the power to enforce their rules and regulations, and violations can be subject to fines, injunctions, or both. In the opinion of management, Vitesse is in substantial compliance with current applicable environmental laws and regulations and has no known material commitments for capital expenditures to comply with existing environmental requirements. Nevertheless, changes in existing environmental laws and regulations or in interpretations thereof could have a significant impact on Vitesse, as well as the oil and natural gas industry in general.
CERCLA, and comparable state statutes impose strict, joint and several liability on owners and operators of sites and on persons who disposed of or arranged for the disposal of “hazardous substances” found at such sites. It is not uncommon for the neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. RCRA, and comparable state statutes, govern the disposal of “solid waste” and “hazardous waste” and authorize the imposition of substantial fines and penalties for noncompliance. Although CERCLA currently excludes petroleum from its definition of “hazardous substance,” state laws affecting Vitesse’s operations may impose clean-up liability relating to petroleum and petroleum related products. In addition, although the RCRA classifies certain oil field wastes as “non-hazardous,” such exploration and production wastes could be reclassified as hazardous wastes thereby making such wastes subject to more stringent handling and disposal requirements. Concern over induced seismicity resulting from the injection of oil field wastes has increased regulatory scrutiny of and local opposition to disposal well operations in certain areas of the United States, though primarily not in the regions in which Vitesse’s interests are located.
The ESA seeks to ensure that activities do not jeopardize endangered or threatened animal, fish and plant species, nor destroy or modify the critical habitat of such species. Under the ESA, exploration and production operations, as well as actions by federal agencies, may not significantly impair or jeopardize a covered species or its habitat. The ESA provides for criminal penalties for willful violations of the ESA. Other statutes that provide protection to animal and plant species and that may apply to Vitesse’s operators’ activities include, but are not necessarily limited to, the Fish and Wildlife Coordination Act, the Fishery Conservation and Management Act, the Migratory Bird Treaty Act and the National Historic Preservation Act. Although Vitesse believes that its operators are in compliance with such statutes, any change in these statutes or any reclassification of a species as endangered or threatened could subject Vitesse (directly or indirectly through its operators) to significant expenses to modify Vitesse’s operations or could force discontinuation of certain operations altogether.
The CAA controls air emissions from oil and natural gas production and natural gas processing operations, among other sources. EPA regulations under the CAA include NSPS for the oil and natural gas source category to address emissions of pollutants, including sulfur dioxide, methane and VOCs, NAAQS for certain ambient levels of criteria pollutants and a separate set of, including ground-level ozone, and emission standards to address hazardous air pollutants frequently associated with oil and natural gas production and processing activities, among other monitoring, reporting, and permitting regulations. In recent years there has been considerable focus on the regulation of methane emissions from the oil and gas sector. The EPA proposed and finalized more stringent methane rules for new, modified, and reconstructed upstream and midstream facilities under NSPS Subpart OOOOb, as well as, for the first time ever, standards for existing sources under NSPS Subpart OOOOc in December 2023. The final rules expand the scope of regulated oil and gas sources beyond those currently regulated under the existing NSPS Subpart OOOOa. Under the final rules, states have two years to prepare and submit plans to impose methane and VOC emission controls for existing sources. The presumptive standards established under the final rules are generally same for both new and existing sources and include enhanced leak detection survey requirements using optical gas imaging and other advanced monitoring technologies, the reduction of emissions by 95% through capture and control system, zero-emission requirements for specific components and equipment, so-called green well completion requirements, and the establishment of a “super emitter” response program which would allow certified third parties to report large emission events to EPA, triggering additional investigation, reporting, and repair obligations, among other more stringent operational and maintenance requirements. Fines and penalties for violations of these rules could be substantial. Separately, the BLM has also finalized a rule to limit venting, flaring, and methane leaks for oil and gas operations on federal lands. These recent final rules are currently subject to litigation, the outcome of which is uncertain. Further, the Trump administration or Congress could seek to repeal, modify, or otherwise limit the enforcement of the rules, though any timeline for doing, if at all, is uncertain and cannot be predicted at this time. These requirements and any future regulatory developments have the potential to increase operating costs for production activities on Vitesse’s properties or require capital to install more sophisticated pollution control equipment and thus may have a material adverse impact on Vitesse’s business, results of operations and financial condition.
The CWA imposes restrictions and controls on the discharge of produced waters and other pollutants into WOTUS. Permits must be obtained to discharge pollutants into state and federal waters and to conduct construction activities in waters and wetlands. The CWA and certain state regulations prohibit the discharge of produced water, sand, drilling fluids, drill cuttings, sediment and certain other substances related to the oil and natural gas industry into certain coastal and offshore waters without an individual or general National Pollutant Discharge Elimination System discharge permit. In addition, the CWA and analogous state laws require individual permits or coverage under general permits for discharges of storm water runoff from certain types of facilities, the requirements of which may include the implementation of Spill Prevention, Control and Countermeasure plans. There continues to be uncertainty as to the federal government’s jurisdictional reach under the CWA. The definition of WOTUS has been heavily litigated and the subject of multiple rulemakings in recent years. Implementation of the most recent rule is currently split across the country. The rule is subject to an injunction in 27 states, including Montana and North Dakota, resulting in implementation of the pre-2015 rule adjusted to incorporate jurisdictional limitations decided by the U.S. Supreme Court in Sackett v. EPA. The other 23 states are subject to a WOTUS-defining rule published in September 2023. Additionally, the Trump administration may pursue a new rulemaking to further revise or clarify the extent of federal jurisdiction under the CWA, though the substance and timing of any such action cannot be predicted. The applicable WOTUS definition affects what CWA permitting or other regulatory obligations may be triggered during development and operation of Vitesse’s properties, and changes to the WOTUS definition could cause delays in development or increase the cost of development and operation of Vitesse’s properties. Some states also maintain groundwater protection programs that require permits for discharges or operations that may impact groundwater conditions. Operations on Vitesse’s properties are also supported by pipelines and other infrastructure that may require permits obtained from the Corps under the CWA, the most common of which is Nationwide Permit 12 (“NWP 12”). NWP 12 is, from time to time, reviewed and modified by the Corps or subject to litigation. To the extent any action expands the scope of the CWA or imposes new or enhanced permitting requirements in areas that include Vitesse’s properties or where Vitesse’s operating partners and their service providers and customers operate, Vitesse’s financial results could be adversely impacted by increased costs of compliance and energy infrastructure project delays or cancellations.
The OPA amends and augments the oil spill provisions of the CWA and imposes certain duties and liabilities on certain “responsible parties” related to the prevention of oil spills and damages resulting from such spills in or threatening waters of the United States or adjoining shorelines. For example, operators of certain oil and natural gas facilities must develop, implement and maintain facility response plans, conduct annual spill training for certain employees and provide varying degrees of financial assurance. Owners or operators of a facility, vessel or pipeline that is a source of an oil discharge or that poses the substantial threat of discharge is one type of “responsible party” who is liable. The OPA applies joint and several liability, without regard to fault, to each liable party for oil removal costs and a variety of public and private damages. As such, a violation of the OPA has the potential to adversely affect Vitesse’s business.
The CAA, CWA and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized discharges of oil and other pollutants and impose liability on parties responsible for those discharges, for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release.
The underground injection of oil and natural gas wastes are regulated by the Underground Injection Control program authorized by the SDWA. The primary objective of injection well operating requirements is to ensure the mechanical integrity of the injection apparatus and to prevent migration of fluids from the injection zone into underground sources of drinking water. Substantially all of the oil and natural gas production in which Vitesse has interest is developed from unconventional sources that require hydraulic fracturing as part of the completion process. Hydraulic fracturing involves the injection of water, sand and chemicals under pressure into a wellbore to create cracks in the deep-rock formation to stimulate gas production. Legislation to amend the SDWA to repeal the exemption for hydraulic fracturing from the definition of “underground injection” and require federal permitting and regulatory control of hydraulic fracturing, as well as legislative proposals to require disclosure of the chemical constituents of the fluids used in the fracturing process, were proposed in recent sessions of Congress. Congress continues to consider legislation to amend the SDWA to address hydraulic fracturing operations. In addition, in 2020, the Supreme Court held that the CWA requires a discharge permit if the addition of pollutants through groundwater is the “functional equivalent” of a direct discharge from the point source into navigable waters. Costs may be associated with the treatment of wastewater or developing and implementing storm water pollution prevention plans. If in the future CWA permitting is required for saltwater injection wells, the costs of permitting and compliance for injection well operations by Vitesse’s operators could increase.
Scrutiny of hydraulic fracturing activities continues in other ways. The federal government is currently undertaking several studies of hydraulic fracturing’s potential impacts. Several states, including Montana and North Dakota where Vitesse’s properties are located, have also proposed or adopted legislative or regulatory restrictions on hydraulic fracturing. A number of municipalities in other states, including Colorado, have enacted bans on hydraulic fracturing. In Colorado, the Colorado Supreme Court has ruled the municipal bans were preempted by state law. However, the Colorado legislature subsequently enacted “SB 101” that gave significant local control over oil and natural gas wellhead operations. Municipalities in Colorado have enacted local rules restricting oil and natural gas operations based on SB 101. Vitesse cannot predict whether any other legislation will ever be enacted and if so, what its provisions would be. If additional levels of regulation and permits were required through the adoption of new laws and regulations at the federal or state level, it could lead to delays, increased operating costs and process prohibitions that would materially adversely affect Vitesse’s revenue and results of operations. Federal and state legislative and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.
NEPA establishes a national environmental policy and goals for the protection, maintenance and enhancement of the environment and provides a process for implementing these goals within federal agencies. A major federal agency action having the potential to significantly impact the environment requires review under NEPA. Many of the activities of Vitesse’s third-party operators are covered under NEPA. Some activities are subject to robust NEPA review which could lead to delays and increased costs that could materially adversely affect Vitesse’s revenues and results of operations. Other activities are covered under categorical exclusions which results in a shorter NEPA review process. NEPA’s implementing regulations have been the subject of frequent revision under the recent Trump and Biden administrations. CEQ most recently finalized a rule that would expand requirements to analyze the cumulative effects of the project on climate change and consider any disproportionate impact of the project on communities with environmental justice concerns as well enhance certain project obligations for implementing environmental mitigation measures. The extent to which the Trump administration or Congress pursues reversals of recent NEPA rules or new NEPA rulemakings or legislation cannot be predicted at this time. Further, the Court of Appeals for the D.C. Circuit recently decided that CEQ does not have authority to issue binding NEPA regulations. The ultimate consequences of this judicial decision are not yet clear.
Climate Change
Significant studies and research have been devoted to climate change, and climate change has developed into a major political issue in the United States and globally. Certain research suggests that GHG emissions contribute to climate change and pose a threat to the environment. Recent scientific research and political debate has focused in part on carbon dioxide and methane incidental to oil and natural gas exploration and production.
In response to findings that emissions of carbon dioxide, methane and other GHGs present an endangerment to public health and the environment, the EPA has adopted regulations under existing provisions of the CAA that, among other things, require preconstruction and operating permits for GHG emissions from certain large stationary sources that already emit conventional pollutants above a certain threshold. In addition, the EPA has adopted rules requiring the monitoring and reporting of GHG emissions from specified onshore and offshore oil and gas production sources in the United States on an annual basis, which may include operations on Vitesse’s properties. Other federal agencies, including the SEC and BLM, and several states have also introduced rules regarding the disclosure or regulation of GHG emissions or have incorporated climate change considerations into their decision-making processes.

Congress has from time to time considered legislation to monitor, limit, or reduce emissions of GHGs, but to date has not passed comprehensive climate legislation. However energy legislation and other regulatory initiatives have been and continue to be proposed that are relevant to climate change and GHG emissions issues. For example, in 2022, the IRA was enacted to advance climate-related objectives and provide significant financial support for alternative or lower GHG-emitting energy production and supporting infrastructure. The IRA also imposed a first-ever federal fee on GHG emissions via a waste methane emissions charge, implementing regulations for which have been finalized by the EPA. In addition, a number of state and regional efforts have emerged that are aimed at tracking or reducing GHG emissions by means of cap and trade programs. These programs typically require major sources of GHG emissions to acquire and surrender emission allowances in return for emitting those GHGs. Whether or how the Trump administration or Congress may seek to repeal, modify, or otherwise limit these programs and regulations (as well as other climate-related initiatives) cannot be predicted at this time. Although it is not possible at this time to predict how legislation or new regulations that may be adopted to address GHG emissions would impact Vitesse, any future laws and regulations imposing reporting obligations on, or limiting emissions of GHGs from, operators’ equipment and operations could require them to incur costs to reduce emissions of GHGs associated with their operations. For example, substantial limitations on GHG emissions could adversely affect demand for the oil and gas produced from Vitesse’s properties. The adoption of climate change legislation or regulations restricting emissions of carbon dioxide, methane, and other greenhouse gases could result in increased operating costs and reduced demand for the oil and natural gas Vitesse produces.
In addition, spurred by increasing concerns regarding climate change, the oil and natural gas industry faces growing demand for corporate transparency and a demonstrated commitment to sustainability goals. The industry could also be impacted by governmental initiatives aimed at encouraging fuel conservation and shifts in capital investment to alternative energy sources. Increased attention to ESG matters, including climate change, may impact Vitesse’s business and access to capital and Decarbonization measures and related governmental initiatives, technological advances, increased competitiveness of alternative energy sources and negative shift in market perception towards the oil and natural gas industry could reduce demand for oil and natural gas.
Finally, climate changes may have significant physical effects, such as increased frequency and severity of storms, freezes, floods, drought, hurricanes and other climatic events; if any of these effects were to occur, they could have an adverse effect on the operations of Vitesse’s operating partners, and ultimately, Vitesse’s business.
Human Capital Management
As of December 31, 2024, Vitesse had 35 full time employees. Vitesse may hire additional personnel as appropriate. Vitesse also may use the services of independent consultants and contractors to perform various professional services. Vitesse is focused on attracting, engaging, developing, retaining and rewarding top talent. Vitesse strives to enhance the economic and social well-being of its employees. Vitesse is committed to providing a welcoming, inclusive environment for its workforce, with excellent training and career development opportunities to enable employees to thrive and achieve their career goals.
Legal Proceedings
From time to time, Vitesse is subject to legal, administrative and environmental proceedings before various courts, arbitration panels and governmental agencies concerning claims arising in the ordinary course of business. These proceedings include certain contract disputes, additional environmental reviews and investigations, audits and pending judicial matters. Based on Vitesse’s current knowledge, Vitesse believes that the amount or range of reasonably possible losses will not, either individually or in the aggregate, materially adversely affect its business, financial condition and results of operations.
The results of any litigation cannot be predicted with certainty, and an unfavorable resolution in any legal proceedings could materially affect Vitesse’s business, financial condition and results of operations. Regardless of the outcome, litigation can have an adverse impact on Vitesse because of defense and settlement costs, diversion of management resources and other factors.

Corporate Information
Vitesse’s corporate website can be found at https://vitesse-vts.com/. Vitesse makes available free of charge at this website (under the “Investor Relations — SEC Filings” caption) copies of its reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, including its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. In addition to its reports filed or furnished with the SEC, Vitesse publicly discloses material information from time to time in its press releases and investor presentations, all of which are accessible through the website under the heading “Investor Relations” and the subheading “News & Events.” Vitesse’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, and the charters of the Audit, Compensation, Nominating, Governance and Environmental and Social Responsibility Committees of the Vitesse Board of Directors are available on Vitesse’s website under the heading “Investor Relations”, the subheading “Governance,” and the subheading “Governance Documents.” References to Vitesse’s website in this proxy statement are provided as a convenience and do not constitute, and should not be deemed, an incorporation by reference of the information contained on, or available through, the website, and such information should not be considered part of this proxy statement.
Office Location
Vitesse’s principal executive offices are located at 5619 DTC Parkway, Suite 700, Greenwood Village, Colorado 80111. Vitesse entered into the office lease agreement in December 2022 and the lease commenced in 2024 for approximately 22,000 square feet of leased space. Vitesse believes the office space will be sufficient to meet its needs as well as support future growth as necessary.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF VITESSE
References to “we,” “us,” “our” or the “Company” in this section refer to Vitesse. The following discussion and analysis of Vitesse’s financial condition and results of operations should be read in conjunction with the accompanying financial statements of Vitesse as well as the section “Description of Vitesse’s Business.” The following discussion contains “forward-looking statements” that involve risks and uncertainties. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the oil and natural gas industry and Vitesse’s business and financial results. Vitesse’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those discussed above in “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Vitesse assume no obligation to update any of these forward-looking statements except as otherwise required by law.
Executive Overview
Vitesse’s business strategy is focused on creating long-term stockholder value through the profitable acquisition, development and production of oil and natural gas assets that provide an attractive return on invested capital, while maintaining a strong balance sheet and distributing a meaningful dividend to Vitesse stockholders. Vitesse invests in non-operated minority working and mineral interests in oil and natural gas properties with Vitesse’s core area of focus currently in the Bakken and Three Forks formations of the Williston Basin of North Dakota and Montana. Vitesse also has interests in wells in the Denver-Julesburg Basin located in Colorado and Wyoming and the Powder River Basin located in Wyoming. As of September 30, 2024, Vitesse had a working interest in 5,959 gross (163.7 net) productive wells and 255 gross (11.3 net) wells that were being drilled or completed, and an additional 357 gross (8.8 net) wells that had been permitted for development by Vitesse’s operators. In addition, Vitesse had a royalty only interest in 1,167 gross (2.8 net) productive wells.
Vitesse’s financial and operating performance for the three months ended September 30, 2024 included the following:
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Paid quarterly dividend of $0.525 per share to Vitesse stockholders;

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Production of 13,009 Boe/day with 68% of production from oil;

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Total revenue of $58.3 million;

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Net income of $17.4 million;

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Cash flows from operations of $45.7 million;

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Invested $17.2 million in capital development and acquisitions; and

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Total debt of $105.0 million at September 30, 2024.

Industry Trends Impacting Vitesse’s Business
Commodity prices are a significant factor impacting Vitesse’s earnings, operating cash flows and Vitesse’s acquisition and divestiture strategy, as well as the decisions of Vitesse’s operators in conducting their operations. During the last several years, prices for oil and natural gas have experienced periodic downturns and sustained volatility, impacted by the COVID-19 pandemic and recovery, ongoing military conflict between Russia and Ukraine and the related sanctions imposed on Russia, Hamas’ attack against Israel and the ensuing conflict and escalation of tensions in the Middle East (including with Iran), supply chain constraints and elevated interest rates and costs of capital. In response to such events over the last couple of years, OPEC and its key member, Saudi Arabia, announced several mandatory and voluntary reductions in production that continue to remain in place and are aimed at supporting the stability of the oil market.
As a result of such commodity price volatility, which Vitesse expects to continue throughout 2025, Vitesse’s earnings and operating cash flows can vary substantially. While Vitesse does hedge a substantial portion of its production, Vitesse is still significantly subject to movements in commodity prices. Such volatility can make it difficult to predict future effects on Vitesse’s financial results and the decisions of Vitesse’s operators. Factors that Vitesse expects will continue to impact commodity prices include product demand connected with global economic conditions, inflationary factors, industry production and inventory levels, the United States Department of Energy’s future planned repurchases (or additional possible releases) of oil from the strategic petroleum reserve, technology advancements, production quotas or other actions imposed by OPEC and other countries, actions of regulators, and regional supply interruptions or fears thereof that may be caused by military conflicts (including invasion), civil unrest, pandemic or political uncertainty. Any of the foregoing can have a substantial impact on the prices of oil and natural gas, which in turn impacts the decision of Vitesse’s operators to drill and extract resources. Despite such commodity price volatility, Vitesse expects that its cash flow from operations and borrowing availability under its Revolving Credit Facility will allow Vitesse to meet its liquidity needs for the next twelve months.
Source of Vitesse’s Revenues
Vitesse derives its revenues from the sale of oil and natural gas produced from its properties. Revenues are a function of the volume produced, the prevailing market price at the time of sale, oil quality, Btu content and transportation costs to market. Vitesse uses derivative instruments to hedge future sales prices on a substantial, but varying, portion of its oil production. Vitesse has not hedged natural gas production since March 2022 due to the mismatch between Vitesse’s operators’ pricing formulas and settlement mechanics on natural gas hedges. Vitesse expects its derivative activities will help it achieve more predictable cash flows and reduce its exposure to downward price fluctuations. The use of derivative instruments has in the past, and may in the future, prevent Vitesse from realizing the full benefit of upward price movements but also mitigates the effects of declining price movements.
Principal Components of Vitesse’s Cost Structure
Commodity price differentials.   The price differential between Vitesse’s wellhead price for oil and the WTI benchmark price is primarily driven by the cost to transport oil via pipeline, train or truck to refineries. The price differential between Vitesse’s wellhead price for natural gas and the NYMEX benchmark price is primarily driven by Btu content along with gathering, processing and transportation costs.
Commodity derivative gain (loss), net.   Vitesse utilizes commodity derivative financial instruments to reduce its exposure to fluctuations in the prices of oil and gas. Gain (loss) on commodity derivatives, net is comprised of (i) cash gains and losses Vitesse recognizes on settled commodity derivatives during the period, and (ii) non-cash mark-to-market gains and losses Vitesse incurs on commodity derivative instruments outstanding at period-end.
Lease operating expenses.   Lease operating expenses are costs incurred to bring oil and natural gas out of the ground and to market, together with the costs incurred to maintain Vitesse’s producing properties. Such costs include field personnel compensation, saltwater disposal, utilities, maintenance, repairs and servicing expenses related to Vitesse’s oil and natural gas properties.
Production taxes.   Production taxes are paid on produced oil and natural gas based on a percentage of revenues from products sold at market prices (not hedged prices) or at fixed rates established by federal, state or local taxing authorities. In general, the production taxes Vitesse pays correlate to the changes in oil and natural gas revenues.
DD&A.   DD&A includes the systematic expensing of the capitalized costs incurred to acquire, explore and develop oil and natural gas properties. As a successful efforts company, costs associated with the acquisition, drilling, and equipping of successful exploratory wells and costs of successful and unsuccessful development wells are capitalized. Accretion expense relates to the passage of time of Vitesse’s asset retirement obligations.
General and administrative expenses.   General and administrative expenses include overhead, including payroll and benefits for Vitesse’s corporate staff, costs of maintaining Vitesse’s headquarters, costs of managing Vitesse’s acquisition and development operations, franchise taxes, audit and other professional fees and legal compliance.

Interest expense.   Vitesse finances a portion of its working capital requirements, capital expenditures and acquisitions with borrowings under its Revolving Credit Facility and prior to the Spin-Off, under the Prior Revolving Credit Facility. As a result, Vitesse incurs interest expense that is affected by both fluctuations in interest rates and its financing decisions. Vitesse does not capitalize any portion of the interest paid on applicable borrowings. Vitesse includes the amortization of deferred financing costs, commitment fees and annual agency fees as interest expense.
Impairment expense.   Under the successful efforts method of accounting, Vitesse reviews its oil and natural gas properties for impairment whenever events and circumstances indicate that a decline in the recoverability of their carrying value may have occurred. Whenever Vitesse concludes the carrying value may not be recoverable, Vitesse estimates the expected undiscounted future net cash flows of its oil and natural gas properties using proved and risked probable and possible reserves based on its development plans and best estimate of future production, commodity pricing, reserve risking, gathering, processing and transportation deductions, production tax rates, lease operating expenses and future development costs. Vitesse compares such undiscounted future net cash flows to the carrying amount of the oil and natural gas properties in each depletion pool to determine if the carrying amount is recoverable. If the undiscounted future net cash flows exceed the carrying amount of the aggregated oil and natural gas properties, no impairment is recorded. If the carrying amount of the oil and natural gas properties exceeds the undiscounted future net cash flows, Vitesse will record an impairment expense to reduce the carrying value to fair value as of the balance sheet date. The factors used to determine fair value may include, but are not limited to, recent sales prices of comparable properties, indications from marketing activities, the present value of future revenues, net of estimated operating and development costs using estimates of reserves, future commodity pricing, future production estimates, anticipated capital expenditures and various discount rates commensurate with the risk and current market conditions associated with realizing the projected cash flows.
Income tax expense.   Vitesse’s provision for taxes includes both federal and state taxes. Vitesse records its federal income taxes in accordance with accounting for income taxes under GAAP, which results in the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized.
Selected Factors That Affect Vitesse’s Operating Results
Vitesse’s revenues, cash flows from operations and future growth depend substantially upon:
•
the timing and success of drilling and production activities by Vitesse’s operating partners;

•
the prices and the supply and demand for oil, natural gas and NGLs;

•
the quantity of oil and natural gas production from the wells in which Vitesse participate;

•
changes in the fair value of the derivative instruments;

•
Vitesse’s ability to continue to identify and acquire high-quality acreage and drilling opportunities; and

•
the level of Vitesse’s operating expenses.

In addition to the factors that affect companies in Vitesse’s industry generally, the location of substantially all of Vitesse’s acreage and wells in the Williston, Denver-Julesburg and Powder River Basins subjects Vitesse’s operating results to factors specific to these regions. These factors include the potential adverse impact of weather on drilling, production and transportation activities, particularly during the winter and spring months, as well as infrastructure limitations, transportation capacity, regulatory matters and other factors that may specifically affect one or more of these regions.

Market Conditions
The price of oil can vary depending on the market in which it is sold and the means of transportation used to transport the oil to market, particularly in the Williston Basin where a substantial majority of Vitesse’s revenues are derived. Additional pipeline infrastructure has increased takeaway capacity in the Williston Basin which has improved wellhead values in the region.
The price that Vitesse receives for the oil and natural gas it produces is largely a function of market supply and demand. Because Vitesse’s oil and gas revenues are heavily weighted toward oil, Vitesse is more significantly impacted by changes in oil prices than by changes in the price of natural gas. Worldwide supply in terms of output, especially production from properties within the United States, the production quota set by OPEC, the conflicts in Ukraine and in the Middle East and the strength of the U.S. dollar can adversely impact oil prices.
Historically, commodity prices have been volatile and Vitesse expects the volatility to continue in the future. The future oil prices will be impacted by varying oil supply and demand both regionally and worldwide.
Prices for various quantities of oil, natural gas and NGLs significantly impact Vitesse’s revenues and cash flows. The following table lists average NYMEX prices for oil and natural gas for the periods presented.
	THREE MONTHS ENDED SEPTEMBER 30,
Average Daily Prices(1)	2024	2023
Oil (per Bbl)	$75.26	$82.22
Natural Gas (per MMBtu)	2.11	2.66
	NINE MONTHS ENDED SEPTEMBER 30,
Average Daily Prices(1)	2024	2023
Oil (per Bbl)	$77.53	$77.28
Natural Gas (per MMBtu)	2.11	2.58

(1)
Based on average daily NYMEX WTI and Henry Hub Spot closing prices reported by FactSet and the EIA, respectively.

The average third quarter 2024 oil price was $75.26 per barrel or 8% lower than the average oil price per barrel in the third quarter of 2023. Vitesse’s settled derivatives increased its realized oil price per barrel by $1.77 in the third quarter of 2024 and decreased its realized oil price per barrel by $2.10 during the third quarter of 2023. Vitesse’s average third quarter 2024 realized oil price per barrel after reflecting settled derivatives was $71.20 compared to $76.35 during the same period in 2023. The average third quarter 2024 NYMEX natural gas price was $2.11 per MMBtu, or 21% lower than the average NYMEX price per MMBtu in the third quarter of 2023. In the third quarter 2024 and 2023, Vitesse had no natural gas price derivatives in place and Vitesse’s realized natural gas price was $0.90 per Mcf and $0.88 per Mcf, respectively.
The average oil price for the nine months ended September 30, 2024 was $77.53 per barrel or $0.25 higher than the oil price per barrel for the nine months ended September 30, 2023. Vitesse’s settled derivatives increased its average year-to-date 2024 realized oil price per barrel for the nine months ended September 30, 2024 by $0.50 and increased its realized oil price per barrel by $0.45 during the same period in 2023. Vitesse’s average realized oil price per barrel after reflecting settled derivatives was $72.12 for the nine months ended September 30, 2024 compared to $74.17 during the same period in 2023. The average NYMEX natural gas price was $2.11 per MMBtu for the nine months ended September 30, 2024, or 18% lower than the price per MMBtu for the nine months ended September 30, 2024. During the nine months ended September 30, 2024 and 2023, Vitesse had no natural gas price derivatives in place and its realized natural gas price was $1.29 per Mcf and $1.99 per Mcf, respectively.
Vitesse employs a hedging program that partially mitigates the risk associated with fluctuations in commodity prices.

Another significant factor affecting Vitesse’s operating results is drilling costs. The cost of drilling wells can vary significantly, driven in part by volatility in commodity prices that can substantially impact the level of drilling activity. Generally, higher oil prices have led to increased drilling activity, with the increased demand for drilling and completion services driving these costs higher. Lower oil prices have generally had the opposite effect. In addition, individual components of the cost can vary depending on numerous factors such as the length of the horizontal lateral, the number of fracture stimulation stages, and the type and amount of proppant.
Results of Operations
Three months ended September 30, 2024 Compared with Three months ended September 30, 2023
The following table sets forth selected financial and operating data for the periods indicated.
	QUARTER ENDED SEPTEMBER 30,		INCREASE (DECREASE)
($ in thousands, except production and per unit data)	2024	2023	AMOUNT	PERCENT
Financial and Operating Results:
Revenue
Oil	$56,181	$53,293	$2,888	5%
Natural gas	2,099	1,761	338	19%
Total revenue	$58,280	$55,054	$3,226	6%
Operating Expenses
Lease operating expense	$11,622	$9,985	$1,637	16%
Production taxes	5,329	5,152	177	3%
General and administrative	5,231	3,820	1,411	37%
Depletion, depreciation, amortization, and accretion	24,915	19,013	5,902	31%
Equity-based compensation	2,202	1,146	1,056	92%
Interest Expense	$2,722	$1,166	$1,556	133%
Commodity Derivative Gain (Loss), Net	$17,368	$(17,083)	$34,451	202%
Income Tax (Benefit) Expense	$6,220	$(796)	$7,016	881%
Production Data:
Oil (MBbls)	809	679	130	19%
Natural gas (MMcf)	2,326	2,001	325	16%
Combined volumes (MBoe)	1,197	1,013	184	18%
Daily combined volumes (Boe/d)	13,009	11,009	2,000	18%
Average Realized Prices before Hedging:
Oil (per Bbl)	$69.43	$78.45	$(9.02)	(11)%
Natural gas (per Mcf)	0.90	0.88	0.02	2%
Combined (per Boe)	48.69	54.36	(5.67)	(10)%
Average Realized Prices with Hedging:
Oil (per Bbl)	$71.20	$76.35	$(5.15)	(7)%
Natural gas (per Mcf)	0.90	0.88	0.02	2%
Combined (per Boe)	49.89	52.95	(3.06)	(6)%
Average Costs (per Boe):
Lease operating	$9.71	$9.86	$(0.15)	(2)%
Production taxes	4.45	5.09	(0.64)	(13)%
General and administrative	4.37	3.77	0.60	16%
Depletion, depreciation, amortization, and accretion	20.82	18.77	2.05	11%
Oil and Natural Gas Revenue and Volumes.   Oil and natural gas revenue increased to $58.3 million for the three months ended September 30, 2024 from $55.1 million for the three months ended September 30,

2023. The increase in oil and natural gas revenue was due to a 18% increase in production volumes, driven by acquisition and development activity, partially offset by a 10% decrease in the average realized prices per Boe before hedging for the three months ended September 30, 2024. The increase in production volumes and decrease in average realized prices per Boe before hedging increased and decreased oil and natural gas revenue by approximately $9.0 million and $5.7 million, respectively.
Vitesse’s oil price differential to the weighted average benchmark price during the three months ended September 30, 2024 was negative $5.80 per barrel, as compared to a negative $4.30 per barrel during the three months ended September 30, 2023, primarily due to less favorable local market pricing as compared to the benchmark price due to regional supply and demand imbalances. Vitesse’s net realized natural gas price during the three months ended September 30, 2024 was $0.90 per Mcf, representing a 43% realization relative to the weighted average NYMEX natural gas price, compared to a net realized natural gas price of $0.88 per Mcf during the three months ended September 30, 2023, representing a 34% realization relative to weighted average NYMEX natural gas price. Fluctuations in Vitesse’s natural gas price differentials and realizations are due to several factors such as NGL value net of processing costs, gathering and transportation fees, takeaway capacity relative to production levels, regional storage capacity, and seasonal refinery maintenance temporarily depressing demand. The exact impact of each of these items is difficult to quantify as each of Vitesse’s operators pass through these costs in a different manner.
Lease Operating Expense.   Lease operating expense decreased to $9.71 per Boe for the three months ended September 30, 2024 from $9.86 per Boe for the three months ended September 30, 2023. The decrease per Boe for the three months ended September 30, 2024 compared with the three months ended September 30, 2023 was due to reduced workover costs and the blend of production during the three months ended September 30, 2024 with a higher percentage of production in the quarter from newer vintage wells with lower cost structures.
Production Tax Expense.   Total production taxes increased to $5.3 million for the three months ended September 30, 2024 from $5.2 million for the three months ended September 30, 2023. Production taxes are primarily based on oil revenue and natural gas production, excluding gains and losses associated with hedging activities. Production taxes as a percentage of oil and natural gas sales before hedging adjustments were 9.1% and 9.4% for the three months ended September 30, 2024 and 2023, respectively. The decrease in the production tax rate for the three months ended September 30, 2024 was due to a higher percentage of revenue coming from gas, which is generally taxed at a lower rate than oil.
General and Administrative Expense.   General and administrative expense increased to $5.2 million for the three months ended September 30, 2024 from $3.8 million for the three months ended September 30, 2023. General and administrative expense on a per Boe basis increased to $4.37 for the three months ended September 30, 2024 from $3.77 for the three months ended September 30, 2023. The increase in total general and administrative expense was due to increased legal and employee related costs.
DD&A.   DD&A increased to $24.9 million for the three months ended September 30, 2024 compared with $19.0 million for the three months ended September 30, 2023. The increase was the result of a 18% increase in production and a $2.05 per Boe increase in the DD&A rate for the three months ended September 30, 2024 compared with the three months ended September 30, 2023. The higher DD&A rate was driven by changes to reserves and higher acquisition and development costs in 2024. The increase in production accounted for a $3.8 million increase in DD&A expense while the increase in the DD&A rate accounted for a $2.1 million increase in DD&A expense.
For the three months ended September 30, 2024, the relationship of capital expenditures, proved reserves and production from certain producing fields yielded a depletion rate (excluding depreciation, amortization and accretion) of $20.67 per Boe compared with $18.61 per Boe for the three months ended September 30, 2023.
Equity-Based Compensation.   During the three months ended September 30, 2024, equity-based compensation expense increased to $2.2 million from $1.1 million during the three months ended September 30, 2023. Equity-based compensation expense was primarily higher in 2024 due to additional LTIP RSUs and PSUs awarded to employees and directors in 2024 at a higher grant date price.

Interest Expense.   Interest expense increased to $2.7 million for the three months ended September 30, 2024 from $1.2 million for the three months ended September 30, 2023. The increase for the three months ended September 30, 2024 was primarily due to the debt balance increasing to $105.0 million from $56.0 million at September 30, 2023.
Commodity Derivative Gain (Loss), Net.   The commodity derivative gain was $17.4 million for the three months ended September 30, 2024 compared with a loss of $17.1 million for the three months ended September 30, 2023. Gain (loss) on commodity derivatives is comprised of (1) cash gains and losses Vitesse recognizes on settled commodity derivative instruments during the period, and (2) unsettled gains and losses Vitesse incurs on commodity derivative instruments outstanding at period-end.
The mark-to-market fair value of the unsettled commodity derivative instruments will generally be inversely related to the price movement of the underlying commodity. If commodity price trends reverse from period to period, prior unrealized gains may become unrealized losses and vice versa. These unrealized gains and losses will impact Vitesse’s net income in the period reported. The mark-to-market fair value can create non-cash volatility in Vitesse’s reported earnings during periods of commodity price volatility. Vitesse has experienced such volatility in the past and is likely to experience it in the future. Gains on Vitesse’s derivatives generally indicate lower oil revenues in the future while losses indicate higher future oil revenues.
The table below summarizes Vitesse’s commodity derivative gains and losses that were recorded in the periods presented.
	QUARTER ENDED SEPTEMBER 30,
(in thousands)	2024	2023
Realized gain (loss) on commodity derivatives(1)	$1,430	$(1,424)
Unrealized gain (loss) on commodity derivatives(1)	15,938	(15,659)
Total commodity derivative gain (loss)	$17,368	$(17,083)

(1)
Realized and unrealized gains and losses on commodity derivatives are presented herein as separate line items but are combined for a total commodity derivative gain (loss) in the related financial statements provided elsewhere herein. Management believes the separate presentation of the realized and unrealized commodity derivative gains and losses is useful because the realized cash settlement portion provides a better understanding of Vitesse’s hedge position.

In the three months ended September 30, 2024, approximately 63% of Vitesse’s oil volumes and none of Vitesse’s natural gas volumes were covered by financial hedges, which resulted in a realized gain on oil derivatives of $1.4 million. In the three months ended September 30, 2023, approximately 52% of Vitesse’s oil volumes and none of Vitesse’s natural gas volumes were covered by financial hedges, which resulted in a realized loss on oil derivatives of $1.4 million.
At September 30, 2024, all of Vitesse’s derivative contracts were recorded at their fair value, which was a net asset of $13.8 million, an increase in value of $2.7 million from the $11.1 million net asset recorded as of December 31, 2023. The increase was primarily due to decreases in forward commodity prices relative to prices on Vitesse’s open commodity derivative contracts.
Income Tax Expense.   For the three months ended September 30, 2024, Vitesse recorded an income tax expense of $6.2 million related to federal and state income taxes compared to an income tax benefit of $0.8 million for the three months ended September 30, 2023.
The provision for income taxes for the three months ended September 30, 2024 and 2023 differs from the amount that would be provided by applying the statutory U.S. federal income tax rate of 21% to pre-tax income primarily due to Code Section 162(m) limitations on certain covered employee compensation and state income taxes.

Nine Months Ended September 30, 2024 Compared with Nine Months Ended September 30, 2023
The following table sets forth selected financial and operating data for the periods indicated.
	NINE MONTHS ENDED SEPTEMBER 30,		INCREASE (DECREASE)
($ in thousands, except production and per unit data)	2024	2023	AMOUNT	PERCENT
Financial and Operating Results:
Revenue
Oil	$177,672	$152,512	$25,160	16%
Natural gas	8,400	12,090	(3,690)	(31)%
Total revenue	$186,072	$164,602	$21,470	13%
Operating Expenses
Lease operating expense	$35,685	$28,384	$7,301	26%
Production taxes	16,555	15,325	1,230	8%
General and administrative	15,329	19,143	(3,814)	(20)%
Depletion, depreciation, amortization, and accretion	73,776	56,233	17,543	31%
Equity-based compensation	5,853	30,545	(24,692)	(81)%
Interest Expense	$7,510	$3,461	$4,049	117%
Commodity Derivative Gain (Loss), Net	$3,923	$(4,885)	$8,808	180%
Income Tax (Benefit) Expense	$9,166	$46,386	$(37,220)	(80)%
Production Data:
Oil (MBbls)	2,481	2,069	412	20%
Natural gas (MMcf)	6,525	6,089	436	7%
Combined volumes (MBoe)	3,568	3,084	484	16%
Daily combined volumes (Boe/d)	13,023	11,295	1,728	15%
Average Realized Prices before Hedging:
Oil (per Bbl)	$71.62	$73.72	$(2.10)	(3)%
Natural gas (per Mcf)	1.29	1.99	(0.70)	(35)%
Combined (per Boe)	52.15	53.38	(1.23)	(2)%
Average Realized Prices with Hedging:
Oil (per Bbl)	$72.12	$74.17	$(2.05)	(3)%
Natural gas (per Mcf)	1.29	1.99	(0.70)	(35)%
Combined (per Boe)	52.49	53.68	(1.19)	(2)%
Average Costs (per Boe):
Lease operating	$10.00	$9.20	$0.80	9%
Production taxes	4.64	4.97	(0.33)	(7)%
General and administrative	4.30	6.21	(1.91)	(31)%
Depletion, depreciation, amortization, and accretion	20.68	18.24	2.44	13%
Oil and Natural Gas Revenue and Volumes.   Total oil and natural gas revenue increased to $186.1 million for the nine months ended September 30, 2024 from $164.6 million for the nine months ended September 30, 2023 with oil revenue increasing while natural gas revenue declined. The net increase in total oil and natural gas revenue was due to a 16% increase in production volumes, driven by acquisition and development activity, net of a 2% decrease in the average realized prices per Boe before hedging for the nine months ended September 30, 2024. The increase in production volumes and decrease in average realized prices per Boe before hedging increased and decreased oil and natural gas revenue by approximately $25.2 million and $3.8 million, respectively.

Vitesse’s oil price differential to the weighted average benchmark price during the nine months ended September 30, 2024 was negative $6.05 per barrel, as compared to a negative $3.74 per barrel during the nine months ended September 30, 2023, primarily due to less favorable local market pricing as compared to the benchmark price due to regional supply and demand imbalances. Vitesse’s net realized natural gas price during the nine months ended September 30, 2024 was $1.29 per Mcf, representing a 62% realization relative to the weighted average NYMEX natural gas price, compared to a net realized natural gas price of $1.99 per Mcf during the nine months ended September 30, 2023, representing an 80% realization relative to weighted average NYMEX natural gas price. Fluctuations in Vitesse’s natural gas price differentials and realizations are due to several factors such as NGL value net of processing costs, gathering and transportation fees, takeaway capacity relative to production levels, regional storage capacity, and seasonal refinery maintenance temporarily depressing demand. The exact impact of each of these items is difficult to quantify as each of Vitesse’s operators pass through these costs in a different manner.
Lease Operating Expense.   Lease operating expense increased to $10.00 per Boe for the nine months ended September 30, 2024 from $9.20 per Boe for the nine months ended September 30, 2023. The increase per Boe for the nine months ended September 30, 2024 compared with the nine months ended September 30, 2023 was related to higher service costs throughout the nine months ended September 30, 2024, due to higher operating costs associated with inclement weather in January 2024 and the blend of production with a higher percentage of production from older vintage wells with higher cost structures.
Production Tax Expense.   Total production taxes increased to $16.6 million for the nine months ended September 30, 2024 from $15.3 million for the nine months ended September 30, 2023. Production taxes are primarily based on oil revenue and natural gas production, excluding gains and losses associated with hedging activities. Production taxes as a percentage of oil and natural gas sales before hedging adjustments were 8.9% and 9.3% for the nine months ended September 30, 2024 and 2023, respectively. The decrease in the production tax rate for the nine months ended September 30, 2024 was primarily due to operators adjusting withholding based on actual tax filings.
General and Administrative Expense.   General and administrative expense decreased to $15.3 million for the nine months ended September 30, 2024 from $19.1 million for the nine months ended September 30, 2023. General and administrative expense on a per Boe basis decreased to $4.30 for the nine months ended September 30, 2024 from $6.21 for the nine months ended September 30, 2023. The decrease in general and administrative expense was primarily due to costs in the first half of 2023 related to the Spin-Off of $6.8 million. Excluding costs related to the Spin-Off the per Boe rate for the nine months ended September 30, 2023 would have been $4.00. The increase in per Boe cost is associated with increased legal and employee related cost.
DD&A.   DD&A increased to $73.8 million for the nine months ended September 30, 2024 compared with $56.2 million for the nine months ended September 30, 2023. The increase was the result of a 15% increase in production and a $2.44 per Boe increase in the DD&A rate for the nine months ended September 30, 2024 compared with the nine months ended September 30, 2023. The higher DD&A rate was driven by changes to reserves and higher acquisition and development costs in 2024. The increase in production accounted for a $10.0 million increase in DD&A expense while the increase in the DD&A rate accounted for a $7.5 million increase in DD&A expense.
For the nine months ended September 30, 2024, the relationship of capital expenditures, proved reserves and production from certain producing fields yielded a depletion rate (excluding depreciation, amortization and accretion) of $20.52 per Boe compared with $18.08 per Boe for the nine months ended September 30, 2023.
Equity-Based Compensation.   During the nine months ended September 30, 2024, equity-based compensation expense decreased to $5.9 million from $30.5 million during the nine months ended September 30, 2023. Equity-based compensation expense was primarily higher in 2023 due to retirement vesting provisions in some of the awards resulting in 1,863,000 restricted stock units being expensed upon award. The retirement vesting provisions were responsible for $26.8 million of expense during the nine months ended September 30, 2023.
Interest Expense.   Interest expense increased to $7.5 million for the nine months ended September 30, 2024 from $3.5 million for the nine months ended September 30, 2023. The increase for the nine months ended September 30, 2024 was primarily due to the debt balance increasing to $105.0 million at September 30, 2024 from $56.0 million at September 30, 2023.
Commodity Derivative Gain (Loss), Net.   The commodity derivative gain was $3.9 million for the nine months ended September 30, 2024 compared with a loss of $4.9 million for the nine months ended September 30, 2023. Gain (Loss) on Commodity Derivatives is comprised of (i) cash gains and losses Vitesse recognizes on settled commodity derivative instruments during the period, and (ii) unsettled gains and losses Vitesse incurs on commodity derivative instruments outstanding at period-end.
The mark-to-market fair value of the unsettled commodity derivative instruments will generally be inversely related to the price movement of the underlying commodity. If commodity price trends reverse from period to period, prior unrealized gains may become unrealized losses and vice versa. These unrealized gains and losses will impact Vitesse’s net income in the period reported. The mark-to-market fair value can create non-cash volatility in Vitesse’s reported earnings during periods of commodity price volatility. Vitesse has experienced such volatility in the past and is likely to experience it in the future. Gains on Vitesse’s derivatives generally indicate lower oil revenues in the future while losses indicate higher future oil revenues. Oil prices declined during the nine months ended September 30, 2024 as compared to an oil price increase during the nine months ended September 30, 2023.
The table below summarizes Vitesse’s commodity derivative gains and losses that were recorded in the periods presented.
	NINE MONTHS ENDED SEPTEMBER 30,
(in thousands)	2024	2023
Realized gain on commodity derivatives(1)	$1,230	$914
Unrealized gain (loss) on commodity derivatives(1)	2,693	(5,799)
Total commodity derivative gain (loss)	$3,923	$(4,885)

(1)
Realized and unrealized gains and losses on commodity derivatives are presented herein as separate line items but are combined for a total commodity derivative gain (loss) in the statements of operations included in the related financial statements provided elsewhere herein. Management believes the separate presentation of the realized and unrealized commodity derivative gains and losses is useful because the realized cash settlement portion provides a better understanding of Vitesse’s hedge position.

In the nine months ended September 30, 2024, approximately 58% of Vitesse’s oil volumes and none of Vitesse’s natural gas volumes were subject to financial hedges, which resulted in a realized gain on oil derivatives of $1.2 million. In the nine months ended September 30, 2023, approximately 51% of Vitesse’s oil volumes and none of Vitesse’s natural gas volumes were covered by financial hedges, which resulted in a realized gain on oil derivatives of $0.9 million.
At September 30, 2024, all of Vitesse’s derivative contracts were recorded at their fair value, which was a net asset of $13.8 million, an increase in value of $2.7 million from the $11.1 million net asset recorded as of December 31, 2023. The increase was primarily due to decreases in forward commodity prices relative to prices on Vitesse’s open commodity derivative contracts.
Income Tax Expense.   During the nine months ended September 30, 2024, Vitesse recorded an income tax expense of $9.2 million related to federal and state income taxes.
During the nine months ended September 30, 2023, the Predecessor was contributed into Vitesse resulting in a change in tax status and the recording of a $44.1 million deferred tax liability related to the temporary difference between the tax and GAAP basis of the assets of the Predecessor and an offsetting charge to income tax expense. Additionally, Vitesse recorded an income tax expense of $2.3 million for the nine months ended September 30, 2023 related to federal and state income taxes.
The provision for income taxes for the nine months ended September 30, 2024 differs from the amount that would be provided by applying the statutory U.S. federal income tax rate of 21% to pre-tax income primarily due to Code Section 162(m) limitations on certain covered employee compensation and state income taxes.

The provision for income taxes for the nine months ended September 30, 2023 differs from the amount that would be provided by applying the U.S. federal statutory rate of 21% to pre-tax book loss primarily due to (i) deferred tax expense reflected as a discrete item related to the change in tax status of Vitesse Energy from a partnership to a corporation as part of the Spin-Off, (ii) Code Section 162(m) limitations on certain covered employee compensation, and (iii) state income taxes.
Year Ended December 31, 2023 Compared with Year Ended December 31, 2022
Change in Estimate that is Inseparable from a Change in Accounting Principle
Effective January 1, 2023, Vitesse changed its method of recording gathering and transportation (“GT”) costs. Under the updated method, GT costs are presented as a deduction to oil and gas revenue, following how these items are reported to Vitesse by operators. Prior to January 1, 2023, under Vitesse’s previous method, Vitesse determined the GT costs that were reported within production expense versus revenue deductions based on its best estimates using information from all its operators in aggregate. Although the change does not have a material impact to the financial statements the change in methodology has been applied on a retrospective basis to the prior periods presented in order to conform to the current period presentation. This change results in a reclassification within the statements of operations and has no balance sheet impact, nor does it impact net income, operating income, the gross margin Vitesse generates from its interests in oil and gas properties, or cash flows for any period.
The following table sets forth selected operating data for the periods indicated.
	YEAR ENDED DECEMBER 31,		INCREASE (DECREASE)
($ in thousands, except per unit data)	2023	2022	AMOUNT	PERCENT
Operating Results:
Revenue
Oil	$218,396	$233,622	$(15,226)	(7)%
Natural gas	15,509	48,268	(32,759)	(68)%
Total revenue	$233,905	$281,890	$(47,985)	(17)%
Operating Expenses
Lease operating expense	$39,514	$31,133	$8,381	27%
Production taxes	21,625	24,092	(2,467)	(10)%
General and administrative	23,934	19,833	4,101	21%
Depletion, depreciation, amortization, and accretion	81,745	63,732	18,013	28%
Equity-based compensation	32,233	(10,766)	42,999	*nm
Interest Expense	$5,276	$4,153	$1,123	27%
Income Tax Expense	$61,946	$—	$61,946	*nm
Commodity Derivative Gain (Loss)	$12,484	$(30,830)	$43,314	140%
Production Data:
Oil (MBbls)	2,968	2,575	393	15%
Natural gas (MMcf)	8,232	7,274	958	13%
Combined volumes (MBoe)	4,340	3,787	553	15%
Daily combined volumes (Boe/d)	11,889	10,376	1,513	15%
Average Realized Prices before Hedging:
Oil (per Bbl)	$73.59	$90.73	$(17.14)	(19)%
Natural gas (per Mcf)	1.88	6.64	(4.76)	(72)%
Combined (per Boe)	53.90	74.43	(20.53)	(28)%

	YEAR ENDED DECEMBER 31,		INCREASE (DECREASE)
($ in thousands, except per unit data)	2023	2022	AMOUNT	PERCENT
Average Realized Prices with Hedging:
Oil (per Bbl)	$73.99	$72.66	$1.33	2%
Natural gas (per Mcf)	1.88	6.56	(4.68)	(71)%
Combined (per Boe)	54.17	61.99	(7.82)	(13)%
Average Costs (per Boe):
Lease operating expense	$9.11	$8.22	$0.89	11%
Production taxes	4.98	6.36	(1.38)	(22)%
General and administrative	5.52	5.24	0.28	5%
Depletion, depreciation, amortization, and accretion	18.84	16.83	2.01	12%

*
Not meaningful

Oil and Natural Gas Revenue and Volumes.   Oil and natural gas revenue decreased to $233.9 million for the year ended December 31, 2023 from $281.9 million for the year ended December 31, 2022. The decrease in oil and natural gas revenue was due to a 28% decrease in the average realized prices per Boe before hedging, and was partially offset by a 15% increase in production volumes for the year ended December 31, 2023. The decrease in average realized prices per Boe before hedging decreased oil and natural gas revenue by approximately $77.7 million, while the increase in production volumes increased oil and natural gas revenue by approximately $29.8 million.
The decreases in realized oil and natural gas prices were primarily due to lower benchmark commodity prices in the year ended December 31, 2023 as compared to the year ended December 31, 2022, as well as increased differentials. Vitesse’s oil price differential to the weighted average benchmark price during the year ended December 31, 2023 was negative $4.19 per Bbl, as compared to a negative $3.39 per Bbl during the year ended December 31, 2022, primarily due to less favorable local market pricing as compared to the benchmark price. Vitesse’s net realized natural gas price during the year ended December 31, 2023 was $1.88 per Mcf, representing a 74% realization relative to the weighted average NYMEX natural gas price, compared to a net realized natural gas price of $6.64 per Mcf during the year ended December 31, 2022, representing a 103% realization relative to the weighted average NYMEX natural gas price. Fluctuations in Vitesse’s natural gas price differentials and realizations are due to several factors such as NGL value net of processing costs, gathering and transportation fees, takeaway capacity relative to production levels, regional storage capacity, seasonal demand for heating fuel and seasonal refinery maintenance temporarily depressing demand. The exact impact of each of these items is difficult to quantify as each of Vitesse’s operators pass through these costs in a different manner.
Lease Operating Expense.   Lease operating expense increased to $9.11 per Boe for the year ended December 31, 2023 from $8.22 per Boe for the year ended December 31, 2022. The increase per Boe for the year ended December 31, 2023 compared with the year ended December 31, 2022 was related to increased workover operations and higher service costs. The increased workover costs were responsible for approximately $0.48/Boe of the increase and should result in increased production when these wells return to production.
Production Tax Expense.   Total production taxes decreased to $21.6 million for the year ended December 31, 2023 from $24.1 million for the year ended December 31, 2022, primarily due to the decrease in oil and gas revenue in 2023. Production taxes are primarily based on oil revenue and natural gas production, excluding gains and losses associated with hedging activities. Production taxes as a percentage of oil and natural gas sales before hedging adjustments were 9.2% and 8.5% for the years ended December 31, 2023 and 2022, respectively. The increase in the production tax rate for the year ended December 31, 2023 was primarily due to a higher ratio of oil revenue to total revenue, since oil revenue is taxed at a higher rate than gas revenue.
General and Administrative Expense.   General and administrative expense increased to $23.9 million for the year ended December 31, 2023 from $19.8 million for the year ended December 31, 2022. General and administrative expense on a per Boe basis increased to $5.52 for the year ended December 31, 2023 from $5.24 for the year ended December 31, 2022. Costs related to the Spin -Off are included in both periods. Excluding costs related to the Spin-Off, the per Boe rate for the years ended December 31, 2023 and 2022 would have been $3.94 and $3.15, respectively. The increase in general and administrative expense per Boe, excluding the Spin-Off costs, was primarily due to higher costs associated with being a public company.
DD&A.   DD&A increased to $81.7 million for the year ended December 31, 2023 compared with $63.7 million for the year ended December 31, 2022. The increase of $18.0 million or 28% was the result of a 15% increase in production and a 12% increase in the DD&A rate for the year ended December 31, 2023 compared with the year ended December 31, 2022. The increase in production accounted for a $10.4 million increase in DD&A expense while the increase in the DD&A rate accounted for a $7.6 million increase in DD&A expense.
For the year ended December 31, 2023, the relationship of capital expenditures, proved reserves and production from certain producing fields yielded a depletion rate (excluding depreciation, amortization and accretion) of $18.68 per Boe compared with $16.71 per Boe for the year ended December 31, 2022. The increase in the depletion rate was driven by a combination of decreased oil and natural gas reserves related to the lower oil and natural gas prices and the impact of acquisitions in the year ended December 31, 2023.
Equity-based Compensation.   The LTIP provides for the granting of various forms of equity-based awards, including restricted stock units, performance units, stock options, stock appreciation rights, restricted stock, cash awards and other stock-based awards to employees, directors and consultants of Vitesse. Through December 31, 2023, Vitesse granted 3,152,247 restricted stock units, net of forfeitures, to employees and directors at a weighted-average grant date fair value of $14.99 per share. For restricted stock units, Vitesse recognizes the grant date fair-value of stock-based compensation awards expected to vest over the requisite service period as stock-based compensation expense on a straight-line basis except when provisions are present that accelerate vesting. Retirement vesting provisions in some of the awards resulted in 1,863,000 restricted stock units being expensed upon award. Equity-based compensation expense was $32.2 million for the year ended December 31, 2023.
Unit-based compensation expense was previously recorded by Vitesse’s Predecessor for in-substance call options granted to the founding members of management which are classified as liabilities and recorded at estimated fair value at each period end. Unit-based compensation expense was also recognized for management incentive units granted to other employees which are classified as liabilities until the holder has borne the risk of unit ownership. Unit-based compensation expense was recorded as these units vested and expense or contra-expense was recognized as the estimated fair value of the liability changed with market conditions. Unit-based compensation contra-expense was $10.8 million for the year ended December 31, 2022.
Interest Expense.   Interest expense increased to $5.3 million for the year ended December 31, 2023 from $4.2 million for the year ended December 31, 2022. The increase for the year ended December 31, 2023 was due to a higher SOFR interest rate in the year ended December 31, 2023 despite a lower average outstanding balance on Vitesse’s Revolving Credit Facility during the year ended December 31, 2023 compared to 2022. The higher interest rate was due to increases to the federal funds rate by the Federal Reserve throughout 2022 and 2023.
Commodity Derivative Gain (Loss).   The net commodity derivative gain was $12.5 million for the year ended December 31, 2023 compared with a loss of $30.8 million for the year ended December 31, 2022. Gain (Loss) on Commodity Derivatives is comprised of (1) cash gains and losses Vitesse recognizes on settled commodity derivative instruments during the period, and (2) unsettled gains and losses Vitesse incurs on commodity derivative instruments outstanding at period-end.
The mark-to-market fair value of the unsettled commodity derivative instruments will generally be inversely related to the price movement of the underlying commodity. If commodity price trends reverse from period to period, prior unrealized gains may become unrealized losses and vice versa. These unrealized gains and losses will impact Vitesse’s net income in the period reported. The mark-to-market fair value can create non-cash volatility in Vitesse’s reported earnings during periods of commodity price volatility. Vitesse has experienced such volatility in the past and is likely to experience it in the future. Gains on Vitesse’s derivatives generally indicate lower oil revenues in the future while losses indicate higher future oil revenues.

The table below summarizes Vitesse’s commodity derivative gains and losses that were recorded in the periods presented.
	YEAR END DECEMBER 31,
(in thousands)	2023	2022
Realized gain (loss) on commodity derivatives(1)	$1,166	$(47,124)
Unrealized gain (loss) on commodity derivatives(1)	11,318	$16,294
Total commodity derivative gain (loss)	$12,484	$(30,830)

(1)
Realized and unrealized gains and losses on commodity derivatives are presented herein as separate line items but are combined for a total commodity derivative gain (loss) in the consolidated statements of operations included in the related financial statements provided elsewhere herein. Management believes the separate presentation of the realized and unrealized commodity derivative gains and losses is useful because the realized cash settlement portion provides a better understanding of Vitesse’s hedge position.

In 2023, approximately 49% of Vitesse’s oil volumes and none of its natural gas volumes were covered by financial hedges, which resulted in a realized gain on oil derivatives of $1.2 million. In 2022, approximately 55% of Vitesse’s oil volumes and 6% of its natural gas volumes were covered by financial hedges, which resulted in a realized loss on oil derivatives of $46.5 million and a realized loss on natural gas derivatives of $0.6 million after settlements.
At December 31, 2023, all of Vitesse’s derivative contracts were recorded at their fair value, which was a net asset of $11.1 million, an increase of $11.3 million from the $0.2 million net liability recorded as of December 31, 2022. The increase was due to changes to forward commodity prices relative to prices on Vitesse’s open commodity derivative contracts and new contracts entered into in the year ended December 31, 2023.
Income Tax Expense.   Vitesse recorded income tax expense of $61.9 million for the year ended December 31, 2023 related to federal and state income taxes, including $44.1 million recorded at Spin-Off as discussed below. The provision for income taxes for the year ended December 31, 2023 differs from the amount that would be provided by applying the statutory U.S. federal income tax rate of 21% to pre-tax income primarily due to Code Section 162(m) limitations on certain covered employee compensation and state income taxes. No income tax expense was recorded for the year ended December 31, 2022 because the Predecessor was treated as a nontaxable partnership for income tax purposes for that period.
During the year ended December 31, 2023, the Predecessor was contributed into Vitesse resulting in a change in tax status and the recording of a $44.1 million deferred tax liability related to the temporary difference between the tax and GAAP basis of the assets of the Predecessor and an offsetting charge to income tax expense.
Change in Fiscal Year End
On November 30, 2021, the Vitesse Board of Directors and the board of managers of the Predecessor approved a change in Vitesse’s fiscal year end and that of the Predecessor from November 30 to December 31. As a result, the Predecessor’s 2022 fiscal year began on January 1, 2022 and ended on December 31, 2022 and there was a transition period from December 1, 2021 to December 31, 2021 (the “Transition Period”). For the purposes of this discussion and analysis Vitesse has presented the income statement for the year ended

December 31, 2021 in order to provide a comparison to the year ended December 31, 2022. The income statement for the year ended December 31, 2021 was derived as follows:
(in thousands)	YEAR ENDED NOVEMBER 30, 2021	PLUS: MONTH ENDED DECEMBER 31, 2021 (TRANSITION PERIOD)	LESS: MONTH ENDED DECEMBER 31, 2020	YEAR ENDED DECEMBER 31, 2021
Oil	$144,818	$14,797	$8,052	$151,563
Natural gas	23,017	1,669	214	24,472
Total revenue	167,835	16,466	8,266	176,035
Operating Expenses
Lease operating expense	26,567	2,272	1,689	27,150
Production taxes	14,535	1,340	863	15,012
General and administrative	10,581	950	793	10,738
Depletion, depreciation, amortization, and accretion	60,846	5,417	5,380	60,883
Equity-based compensation	1,409	2,628	—	4,037
Total operating expenses	113,938	12,607	8,725	117,820
Operating Income (Loss)	53,897	3,859	(459)	58,215
Other (Expense) Income
Commodity derivative (loss) gain, net	(32,590)	(10,982)	(3,681)	(39,891)
Interest expense	(3,207)	(237)	(319)	(3,125)
Other income	14	1	1	14
Total other (expense) income	(35,783)	(11,218)	(3,999)	(43,002)
Net Income (Loss)	$18,114	$(7,359)	$(4,458)	$15,213
Year Ended December 31, 2022 Compared with Year Ended December 31, 2021
The following table sets forth selected operating data for the periods indicated.
	YEAR ENDED DECEMBER 31,		INCREASE (DECREASE)
(in thousands, except per unit data)	2022	2021	AMOUNT	PERCENT
Operating Results:
Revenue
Oil	$233,622	$151,563	$82,059	54%
Natural gas	48,268	24,472	23,796	97%
Total revenue	$281,890	$176,035	$105,855	60%
Operating Expenses
Lease operating expense	$31,133	$27,150	$3,983	15%
Production taxes	24,092	15,012	9,080	60%
General and administrative	19,833	10,738	9,095	85%
Depletion, depreciation, amortization, and accretion	63,732	60,883	2,849	5%
Equity-based compensation	(10,766)	4,037	(14,803)	*nm
Interest Expense	$4,153	$3,125	$1,028	33%
Commodity Derivative Gain (Loss)	$(30,830)	$(39,891)	$9,061	23%

	YEAR ENDED DECEMBER 31,		INCREASE (DECREASE)
(in thousands, except per unit data)	2022	2021	AMOUNT	PERCENT
Production Data:
Oil (MBbls)	2,575	2,447	128	5%
Natural gas (MMcf)	7,274	7,084	190	3%
Combined volumes (MBoe)	3,787	3,627	160	4%
Daily combined volumes (Boe/d)	10,376	9,937	439	4%
Average Realized Prices before Hedging:
Oil (per Bbl)	$90.73	$61.94	$28.79	46%
Natural gas (per Mcf)	6.64	3.45	3.19	92%
Combined (per Boe)	74.43	48.53	25.90	53%
Average Realized Prices with Hedging:
Oil (per Bbl)	$72.66	$55.36	$17.30	31%
Natural gas (per Mcf)	6.56	3.34	3.22	96%
Combined (per Boe)	61.99	43.87	18.12	41%
Average Costs (per Boe):
Lease operating expense	$8.22	$7.49	$0.73	10%
Production taxes	6.36	4.14	2.22	54%
General and administrative	5.24	2.96	2.28	77%
Depletion, depreciation, amortization, and accretion	16.83	16.79	0.04	—%

*
Not meaningful

Oil and Natural Gas Revenue and Volumes.   Oil and natural gas revenue increased to $281.9 million for the year ended December 31, 2022 from $176.0 million for the year ended December 31, 2021. The increase in oil and natural gas revenue was due to a 53% increase in the average realized prices per Boe before hedging, along with a 4% increase in production volumes for the year ended December 31, 2022. The increase in average realized prices per Boe before hedging increased oil and natural gas revenue by approximately $93.9 million, while the increase in production volumes increased oil and natural gas revenue by approximately $12.0 million.
Vitesse’s oil price differential to the weighted average WTI benchmark price during the year ended December 31, 2022 was negative $3.39 per Bbl as compared to a negative $6.11 per Bbl during the year ended December 31, 2021, primarily due to favorable local market pricing as compared to the weighted average benchmark price. Vitesse’s net realized natural gas price during the year ended December 31, 2022 was $6.56 per Mcf, representing a 103% realization relative to the weighted average NYMEX natural gas price, compared to a net realized natural gas price of $3.34 per Mcf during the year ended December 31, 2021, representing a 92% realization relative to weighted average NYMEX natural gas price. Fluctuations in Vitesse’s price differentials and realizations are due to several factors such as NGL value net of processing costs, gathering and transportation fees, takeaway capacity relative to production levels, regional storage capacity, seasonal demand for heating fuel and seasonal refinery maintenance temporarily depressing demand. The exact impact of each of these items is difficult to quantify as each of Vitesse’s operators pass through these costs in a different manner.
Lease Operating Expense.   Lease operating expense increased to $8.22 per Boe for the year ended December 31, 2022 from $7.49 per Boe for the year ended December 31, 2021. The increase per Boe for the year ended December 31, 2022 compared with the year ended December 31, 2021 was primarily related to higher expense related to workovers and inflationary pressure on service costs. The increased workover costs were responsible for approximately $0.60/Boe of the increase.
Production Tax Expense.   Total production taxes increased to $24.1 million for the year ended December 31, 2022 from $15.0 million for the year ended December 31, 2021. Production taxes are primarily based on oil revenue and gas production, excluding gains and losses associated with hedging activities. Production taxes as a percentage of oil and natural gas sales before hedging adjustments were 8.5% for both years ended December 31, 2022 and 2021.
General and Administrative Expense.   General and administrative expense increased to $19.8 million for the year ended December 31, 2022 from $10.7 million for the year ended December 31, 2021. General and administrative expense on a per Boe basis increased to $5.24 for the year ended December 31, 2022 from $2.96 for the year ended December 31, 2021. The increase in general and administrative expense on a per Boe basis was primarily related to costs related to the Spin-Off of $7.9 million. Excluding costs related to the Spin-Off the per Boe rate in calendar 2022 would have been $3.15 per Boe. The slight increase in general and administrative expense per Boe, excluding the Spin-Off costs, was primarily due to legal fees incurred for Vitesse’s litigation against one operator regarding excessive deductions taken against Vitesse’s revenue.
DD&A.   DD&A increased to $63.7 million for the year ended December 31, 2022 compared with $60.9 million for the year ended December 31, 2021. The increase of $2.8 million, or 5% was the result of a 4% increase in production and a minimal increase in the DD&A rate for the year ended December 31, 2022 compared with the year ended December 31, 2021. The increase in production accounted for a $2.7 million increase in DD&A expense while the increase in the DD&A rate accounted for a $0.1 million increase in DD&A expense.
Unit-based Compensation.   Unit-based compensation expense is recorded for in-substance call options granted to the founding members of management which are classified as liabilities and recorded at estimated fair value at each period end. Unit-based compensation expense is also recognized for management incentive units granted to other employees which are classified as liabilities until the holder has borne the risk of unit ownership. Unit-based compensation expense is recorded as these units vest and expense or contra-expense is recognized as the estimated fair value of the liability changes with market conditions. Unit-based compensation expense was a negative $10.8 million for the year ended December 31, 2022 compared to $4.0 million for the year ended December 31, 2021 primarily due to a reduced value of the options due to a shortened time until exercise and lower volatility as these instruments were settled in conjunction with the Spin-Off.
Interest Expense.   Interest expense increased to $4.2 million for the year ended December 31, 2022 from $3.1 million for the year ended December 31, 2021. The increase for the year ended December 31, 2022 was due to a higher SOFR interest rate in the year ended December 31, 2022 despite the balance on the Prior Revolving Credit Facility declining to $48.0 million at December 31, 2022 from $68.0 million at December 31, 2021. The higher interest rate was due to increases to the federal funds rate by the Federal Reserve throughout 2022.
Commodity Derivative Gain (Loss).   Commodity derivative loss was $30.8 million for the year ended December 31, 2022 compared with a loss of $39.9 million for the year ended December 31, 2021. Gain (loss) on commodity derivatives is comprised of (i) cash gains and losses Vitesse recognizes on settled commodity derivative instruments during the period, and (ii) unsettled gains and losses Vitesse incurs on commodity derivative instruments outstanding at period-end.
The mark-to-market fair value of the unsettled commodity derivative instruments will generally be inversely related to the price movement of the underlying commodity. If commodity price trends reverse from period to period, prior unrealized gains may become unrealized losses and vice versa. These unrealized gains and losses will impact Vitesse’s net income in the period reported. The mark-to-market fair value can create non-cash volatility in Vitesse’s reported earnings during periods of commodity price volatility. Vitesse has experienced such volatility in the past and is likely to experience it in the future. Gains on Vitesse’s derivatives generally indicate lower oil revenues in the future while losses indicate higher future oil revenues.

The table below summarizes Vitesse’s commodity derivative gains and losses that were recorded in the periods presented.
	YEAR END DECEMBER 31,
(in thousands)	2022	2021
Realized gain (loss) on commodity derivatives(1)	$(47,124)	$(16,914)
Unrealized gain (loss) on commodity derivatives(1)	16,294	(22,977)
Total commodity derivative gain (loss)	$(30,830)	$(39,891)

(1)
Realized and unrealized gains and losses on commodity derivatives are presented herein as separate line items but are combined for a total commodity derivative gain (loss) in the consolidated statements of operations included in the related financial statements provided elsewhere herein. Management believes the separate presentation of the realized and unrealized commodity derivative gains and losses is useful because the realized cash settlement portion provides a better understanding of Vitesse’s hedge position.

In 2022, approximately 55% of Vitesse’s oil volumes and 6% of Vitesse’s natural gas volumes were covered by financial hedges, which resulted in a realized loss on oil derivatives of $46.5 million and a realized loss on natural gas derivatives of $0.6 million after settlements. In 2021, approximately 47% of Vitesse’s oil volumes and 11% of Vitesse’s natural gas volumes were subject to financial hedges, which resulted in a realized loss on oil derivatives of $16.1 million and a realized loss on natural gas derivatives of $0.8 million after settlements.
Liquidity and Capital Resources
Overview.   At September 30, 2024, Vitesse had $2.4 million of unrestricted cash on hand and $140.0 million available under the borrowing base in Vitesse’s Revolving Credit Facility. Vitesse expects that its liquidity going forward will be primarily derived from cash flows from its operations, cash on hand and availability under the Revolving Credit Facility and that these sources of liquidity will be sufficient to provide Vitesse the ability to fund its material cash requirements for the next twelve months, as described below, including its planned capital expenditures program, as well as dividends and its share repurchase program. Vitesse may need to fund acquisitions or other business opportunities that support its strategy through additional borrowings under its Revolving Credit Facility or the issuance of equity or debt. Vitesse’s primary uses of capital have been for the acquisition and development of its oil and natural gas properties and dividend payments. Vitesse continually monitors potential capital sources for opportunities to enhance liquidity or otherwise improve its financial position.
Working Capital.   Vitesse’s working capital balance fluctuates as a result of changes in commodity pricing and production volumes, the collection of revenue receivables, expenditures related to its acquisition and development activity, production operations and the impact of its outstanding commodity derivative instruments.
At September 30, 2024, Vitesse had a working capital deficit of $18.4 million, compared to a deficit of $2.1 million at December 31, 2023. Current assets decreased by $4.1 million while current liabilities increased by $12.3 million at September 30, 2024, compared to December 31, 2023. The decrease in current assets during the nine months ended September 30, 2024 was primarily due to a decrease of $8.6 million in Vitesse’s revenue receivable, partially offset by a $2.2 million increase in current commodity derivative instruments due to the change in fair value and a $1.9 million increase in cash. The increase in current liabilities during the nine months ended September 30, 2024 was mostly due to an increase of $12.5 million in accounts payable and accrued liabilities primarily as a result of increased accrued oil and gas development costs.

Cash Flows
Nine Months Ended September 30, 2024 Compared with Nine Months Ended September 30, 2023
Vitesse’s cash flows for the nine months ended September 30, 2024 and September 30, 2023 are presented below:
	NINE MONTHS ENDED SEPTEMBER 30,
(in thousands)	2024	2023
Cash flows provided by operating activities	$120,309	$110,303
Cash flows used in investing activities	(87,098)	(77,457)
Cash flows used in financing activities	(31,338)	(41,106)
Net increase (decrease) in cash	$1,873	$(8,260)
During the nine months ended September 30, 2024, Vitesse generated $120.3 million of cash from operations, a $10.0 million increase from the nine months ended September 30, 2023. Cash flows from operating activities are primarily affected by production volumes and commodity prices, net of the effects of settlements of Vitesse’s derivative contracts, and by changes in working capital. Any interim cash needs are funded by cash on hand, cash flows from operations or borrowings under its Revolving Credit Facility. Vitesse typically enters into commodity derivative transactions covering a substantial, but varying, portion of its anticipated future oil production for the next 12 to 24 months. A minimum level of derivative coverage is required by certain debt covenants.
One of the primary sources of variability in Vitesse’s cash provided by operating activities is commodity price volatility, which Vitesse partially mitigates through the use of oil commodity derivative contracts. As of September 30, 2024, Vitesse had no natural gas derivative contracts.
Cash used in investing activities during the nine months ended September 30, 2024 was $87.1 million compared to $77.5 million during the nine months ended September 30, 2023. The $9.6 million increase was primarily related to development activity by operators on near term development acquisitions made in the past year. Vitesse’s cash used in investing activities reflects actual cash spending, which can lag several months from when the related costs were accrued. As a result, Vitesse’s actual cash spending is not always reflective of current levels of development activity. Acquisition and development activities are discretionary. Vitesse monitors its capital expenditures on a regular basis, adjusting the amount up or down, and between projects, depending on projected commodity prices, cash flows and the expected return on invested capital. Vitesse supplements development activity on its asset base with opportunistic acquisitions of near-term drilling opportunities when development activity by its operators on its existing properties does not meet its development objectives. Vitesse’s cash spending for acquisition activities was $20.7 million and $21.8 million during the nine months ended September 30, 2024 and 2023, respectively.
Cash used in financing activities was $31.3 million and $41.1 million during the nine months ended September 30, 2024 and 2023, respectively. The cash used in financing activities during the nine months ended September 30, 2024 was related to $47.6 million in dividends paid and the $7.5 million value of retained shares paid to fund employee tax withholding in connection with the vesting of restricted stock units, which was partially offset by $24.0 million of net borrowings under Vitesse’s Revolving Credit Facility. During the nine months ended September 30, 2023, Vitesse had net borrowings of $3.0 million under Vitesse’s Revolving Credit Facility and $43.5 million in dividends paid to Vitesse stockholders.

Years Ended December 31, 2023, December 31, 2022 and November 30, 2021 and the Month ended December 31, 2021
Vitesse’s cash flows for the years ended December 31, 2023, December 31, 2022 and November 30, 2021, and the month ended December 31, 2021 are presented below:
	FOR THE YEARS ENDED DECEMBER 31,		FOR THE MONTH ENDED DECEMBER 31,	FOR THE YEAR ENDED NOVEMBER 30,
(in thousands)	2023	2022	2021	2021
Cash flows provided by operating activities	$141,942	$147,041	$12,520	$86,971
Cash flows used in investing activities	(120,666)	(84,583)	(3,956)	(43,317)
Cash flows used in financing activities	(30,731)	(57,807)	(6,009)	(42,587)
Net (decrease) increase in cash	$(9,455)	$4,651	$2,555	$1,067
During the year ended December 31, 2023, Vitesse generated $141.9 million of cash from operations, a decrease of 3% from the year ended December 31, 2022 despite a 17% decrease in total revenue. During the year ended December 31, 2022, Vitesse generated $147.0 million of cash from operating activities, an increase of $60.1 million from the year ended November 30, 2021. Cash flows from operations are primarily affected by production volumes and commodity prices, net of the effects of settlements of Vitesse’s derivative contracts, and by changes in working capital. Any interim cash needs are funded by cash on hand, cash flows from operations or borrowings under Vitesse’s Revolving Credit Facility. Vitesse typically enters into commodity derivative transactions covering a substantial, but varying, portion of Vitesse’s anticipated future oil and gas production for the next 12 to 24 months. A minimum level of derivative coverage is required by certain debt covenants.
One of the primary sources of variability in Vitesse’s cash provided by operating activities is commodity price volatility, which Vitesse partially mitigates through the use of commodity derivative contracts. As of December 31, 2023, Vitesse had oil swaps covering 1,374,998 Bbls at a weighted average price of $78.95 per Bbl for calendar 2024 and oil swaps covering the sale of 180,000 Bbls at a weighted average price of $75.30 per Bbl for calendar 2025. As of December 31, 2023, Vitesse had no natural gas derivative contracts.
Cash used in investing activities during the years ended December 31, 2023 and 2022 was $120.7 million and $84.6 million, respectively, as compared to $43.3 million during the year ended November 30, 2021 and $4.0 million during the month ended December 31, 2021. Cash used in investing activities primarily relates to capital expenditures for acquisition and development costs. The reduced level of cash used in investing activities in 2021 was primarily attributable to reduced development activity by Vitesse’s operators due to the COVID-19 pandemic, while increased activity during the years ended December 31, 2023 and December 31, 2022 represent a recovery from these same factors. Vitesse’s cash used in investing activities reflects actual cash spending, which can lag several months from when the related costs were accrued. As a result, Vitesse’s actual cash spending is not always reflective of current levels of development activity. Acquisition and development activities are discretionary. Vitesse monitors its capital expenditures on a regular basis, adjusting the amount up or down, and between projects, depending on projected commodity prices, cash flows and financial returns. Vitesse supplements development activity on its asset base with opportunistic acquisitions of near-term drilling opportunities when development activity by Vitesse’s operators on Vitesse’s existing properties does not meet its development objectives. Vitesse’s cash spending for acquisition activities was $35.7 million, $28.5 million and $6.2 million during the fiscal years ended December 31, 2023, December 31, 2022, and November 30, 2021, respectively, and $0.1 million in the month ended December 31, 2021.
Cash used in financing activities was $30.7 million, $57.8 million, and $42.6 million during the fiscal years ended December 31, 2023, December 31, 2022, and November 30, 2021, respectively, and $6.0 million during the month ended December 31, 2021. The cash used in financing activities during the fiscal years ended December 31, 2022 and November 30, 2021 was related to $20.0 million and $30.5 million, respectively, of net repayments under Vitesse’s Prior Revolving Credit Facility as compared to net borrowings of $28.0 million during the fiscal year ended December 31, 2023 under Vitesse’s Revolving Credit Facility. Additionally, Vitesse paid distributions to its equity holders of $58.0 million, $36.0 million and $12.0 million during the fiscal years ended December 31, 2023, December 31, 2022, November 30, 2021, respectively, and $6.0 million during the month ended December 31, 2021.
Revolving Credit Facility.   In connection with the Spin-Off, Vitesse entered into the secured Revolving Credit Facility with Wells Fargo Bank, N.A., as administrative agent, and a syndicate of banks, as lenders. The Revolving Credit Facility amended and restated the Prior Revolving Credit Facility. The Revolving Credit Facility will mature on April 29, 2026.
Under the Revolving Credit Facility, Vitesse is permitted to make cash distributions without limit to its equity holders if (i) no event of default or borrowing base deficiency (i.e., outstanding debt (including loans and letters of credit) exceeds the borrowing base) then exists or would result from such distribution and (ii) after giving effect to such distribution, (a) Vitesse’s total outstanding credit usage does not exceed 80% of the least of the Commitments. If Vitesse’s EBITDAX Ratio does not exceed 2.25 to 1.00, and if Vitesse’s total outstanding credit usage does not exceed 80% of the Commitments, Vitesse may also make distributions if its free cash flow (as defined under the Revolving Credit Facility) is greater than $0 and Vitesse has delivered a certificate to its lenders attesting to the foregoing. On October 22, 2024, Vitesse entered into an amendment to the Revolving Credit Facility. Among other things, the amendment extended the maturity date, the borrowing base was reaffirmed at $245 million, the elected commitment amount was decreased from $245 million to $235 million and the definition of the term “Applicable Margin” was amended to reduce the rates in the Utilization Grid for SOFR Loans and ABR Loans by 0.25%.
Material Cash Requirements.   Vitesse’s material short-term cash requirements include payments under its short-term lease agreements, recurring payroll and benefits obligations for Vitesse’s employees, capital and operating expenditures and other working capital needs. As commodity prices improve, Vitesse’s working capital requirements may increase as Vitesse spends additional capital, increases production and pays larger settlements on its outstanding commodity derivative contracts. See Note 4 to the Condensed Consolidated Financial Statements for the three and nine months ended September 30, 2024, included elsewhere herein, for further information on these contracts and their fair values as of September 30, 2024, which fair values represent the estimated cash settlement amount required to terminate such instruments based on forward price curves for commodities as of that date.
Vitesse’s long-term material cash requirements from currently known obligations include settlements on its outstanding commodity derivative contracts, future obligations to plug, abandon and remediate its oil and gas properties at the end of their productive lives, and operating lease obligations. Vitesse cannot provide specific timing for repayments of outstanding borrowings on its Revolving Credit Facility, or the associated interest payments, as the timing and amount of borrowings and repayments cannot be forecasted with certainty and are based on working capital requirements, commodity prices and acquisition and divestiture activity, among other factors. Vitesse cannot provide specific timing for other current and long-term liability obligations where it cannot forecast with certainty the amount and timing of such payments, including asset retirement obligations, as the plugging and abandonment of wells is at the discretion of the operators and any amounts Vitesse may be obligated to pay under its derivative contracts, as such payments are dependent on commodity prices in effect at the time of settlement.
Dividends.   Vitesse paid cash dividends to its equity holders of $47.6 million during the nine months ended September 30, 2024 and $58.0 million during the year ended December 31, 2023. While Vitesse believes that its future cash flows from operations will be able to sustain the current level of dividends, future dividends may change based on a variety of factors, including contractual restrictions, legal limitations (the most common of which are limitations set forth in a company’s organizational documents and insolvency), business developments and the judgment of the Vitesse Board of Directors. Future cash dividends to equity holders are subject to the terms of the Revolving Credit Facility, as previously described. There can be no guarantee that Vitesse will be able to pay dividends at current levels or at all or otherwise return capital to its investors in the future.
Capital Expenditures.   For the nine months ended September 30, 2024, total capital expenditures was $87.0 million, and for the year ended December 31, 2023, total capital expenditures was $120.5 million, in each case, including development expenditures and Vitesse’s acquisition activity. Vitesse expects to fund future capital expenditures with cash generated from operations and, if required, borrowings under its Revolving Credit Facility. The foregoing excludes larger acquisitions, which are typically not included in

Vitesse’s annual capital expenditures budget. With Vitesse’s cash on hand, cash flow from operations, and borrowing capacity under Vitesse’s Revolving Credit Facility, Vitesse believes that it will have sufficient cash flow and liquidity to fund its budgeted capital expenditures and operating expenses for at least the next twelve months. However, Vitesse may seek additional access to capital and liquidity including issuing equity or debt securities and extending maturities. Vitesse cannot assure you, however, that any additional capital will be available to it on favorable terms or at all. Vitesse’s capital expenditures could be curtailed if its cash flows decline or Vitesse is otherwise unable to access capital or liquidity. Reductions of capital expenditures used to drill and complete new oil and natural gas wells would likely result in lower levels of oil and natural gas production in the future. Vitesse’s future success in growing proved reserves and production may be dependent on its ability to access outside sources of capital.
The amount, timing and allocation of capital expenditures are largely discretionary and subject to change based on a variety of factors. If oil and natural gas prices decline below Vitesse’s acceptable levels, or costs increase, Vitesse may choose to defer a portion of its budgeted capital expenditures until later periods to achieve the desired balance between sources and uses of liquidity and prioritize capital projects that Vitesse believes have the highest return on invested capital and potential to generate near-term cash flow. Vitesse may also increase its capital expenditures significantly to take advantage of opportunities Vitesse considers to be attractive. Vitesse will carefully monitor and may adjust its projected capital expenditures in response to success or lack of success in drilling activities, changes in prices, availability of financing and joint venture opportunities, drilling and acquisition costs, industry conditions, the timing of regulatory approvals, the availability of rigs, change in service costs, contractual obligations, internally generated cash flow and other factors both within and outside Vitesse’s control.
Effects of Inflation and Pricing.   The oil and natural gas industry is cyclical and the demand for goods and services of oil field companies, suppliers and others associated with the industry put pressure on the economic stability and pricing structure within the industry. Higher prices for oil and natural gas could result in increases in the costs of materials, services and personnel. Typically, as prices for oil and natural gas increase, so do all associated costs. Conversely, in a period of declining prices, associated cost declines are likely to lag and may not adjust downward in proportion. Material changes in prices also impact Vitesse’s revenue stream, estimates of future reserves, borrowing base calculations of bank loans, impairment assessments of oil and natural gas properties, and values of properties in purchase and sale transactions. Such changes can impact the value of oil and natural gas companies and their ability to raise capital, borrow money and retain personnel. Despite these effects of inflation and pricing, Vitesse expects to continue generating significant amounts of free cash flow at current commodity price levels.
Non-GAAP Financial Information
Reconciliation of PV-10 to Standardized Measure
PV-10 is derived from the Standardized Measure, which is the most directly comparable GAAP financial measure for proved reserves. PV-10 is a computation of the Standardized Measure on a pre-tax basis. PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes, discounted at ten percent. Vitesse believes that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to Vitesse’s estimated proved reserves prior to taking into account future income taxes, and it is a useful measure for evaluating the relative monetary significance of Vitesse’s oil and natural gas properties. Vitesse uses this measure when assessing the potential return on investment related to its oil and natural gas properties. PV-10, however, is not a substitute for the Standardized Measure. PV-10 and the Standardized Measure do not purport to represent the fair value of Vitesse’s oil and natural gas reserves.

The table below reconciles the pre-tax PV-10 value of Vitesse’s proved reserves at SEC prices as of December 31, 2023 to the Standardized Measure.
FOR THE YEAR ENDED DECEMBER 31,
(in thousands)	2023
Pre-Tax Present Value of Estimated Future Net Revenues (Pre-Tax PV10%)	$682,070
Future Income Taxes, Discounted at 10%	$(106,379)
Standardized Measure of Discounted Future Net Cash Flows	$575,691
Uncertainties are inherent in estimating quantities of proved reserves, including many risk factors beyond Vitesse’s control. Reserve engineering is a subjective process of estimating subsurface accumulations of oil and natural gas that cannot be measured in an exact manner. As a result, estimates of proved reserves may vary depending upon the engineer estimating the reserves. Further, Vitesse’s actual realized price for its oil and natural gas is not likely to equal the pricing parameters used to calculate its proved reserves. As such, the oil and natural gas quantities and the value of those commodities ultimately recovered from Vitesse’s properties will vary from reserve estimates.
Critical Accounting Policies and Estimates
Vitesse prepares its financial statements and the accompanying notes in conformity with GAAP, which requires management to make estimates and assumptions about future events that affect the reported amounts in the financial statements and the accompanying notes. Vitesse identifies certain accounting policies and estimates as critical based on, among other things, their impact on its financial condition, results of operations, and the degree of difficulty, subjectivity and complexity in their application. Critical accounting policies and estimates cover accounting matters that are inherently uncertain because the future resolution of such matters is unknown. Management routinely discusses the development, selection and disclosure of each of the critical accounting policies and estimates. The following is a discussion of Vitesse’s most critical accounting policies and estimates.
The critical accounting policies and estimates used in preparing Vitesse’s interim condensed consolidated financial statements for the three and nine months ended September 30, 2024 are the same as those described below, which were included in Vitesse’s Annual Report on Form 10-K for the year ended December 31, 2023.
Proved Oil and Natural Gas Reserves
The determination of DD&A expense as well as impairments that may be recognized on our oil and natural gas properties are highly dependent on the estimates of the proved oil and natural gas reserves attributable to Vitesse’s properties. Its estimate of proved reserves is based on the quantities of oil and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in the future years from known reservoirs under existing economic and operating conditions. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation, and judgment. For example, Vitesse must estimate the amount and timing of future operating costs, production taxes and development costs, all of which may in fact vary considerably from actual results. In addition, as the prices of oil and natural gas and cost levels change from year to year, the economics of producing Vitesse’s reserves may change and therefore the estimate of proved reserves may also change. Approximately 30% of Vitesse’s proved oil and gas reserve volumes are categorized as proved undeveloped reserves. Any significant variance in these assumptions could materially affect the estimated quantity and value of Vitesse’s reserves, future cash flows from its reserves, and future development of its proved undeveloped reserves. Vitesse’s proved oil and gas reserve information was computed by applying the average first-day-of-the-month oil and gas price during the twelve-month period ended on the balance sheet date. External petroleum engineers independently estimated all of the proved reserve quantities included in Vitesse’s financial statements for the year ended December 31, 2023, which were prepared in accordance with the rules promulgated by the SEC. In connection with Vitesse’s external petroleum engineers performing their independent reserve estimations, Vitesse furnishes them with the following information: (i) technical support data, (ii) technical analysis of geologic and engineering support information, (iii) economic and production data and (iv) its well ownership interests.
Oil and Natural Gas Properties
Vitesse follows the successful efforts method of accounting for oil and gas activities. Under this method of accounting, costs associated with the acquisition, drilling and equipping of successful exploratory wells and costs of successful and unsuccessful development wells are capitalized and depleted, net of estimated salvage values, using the units-of-production method on the basis of a reasonable aggregation of properties within a common geological structural feature or stratigraphic condition, such as a reservoir or field.
Vitesse reviews its oil and natural gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of their carrying value. If Vitesse determines an evaluation for impairment is required, it estimates the expected future cash flows of its oil and natural gas properties and compares such cash flows to the carrying amount of the proved oil and natural gas properties to determine if the amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, Vitesse will adjust the carrying value of proved oil and natural gas properties to estimated fair value. The factors used to estimate fair value include estimates of reserves, future commodity prices adjusted for basis differentials, future production estimates, anticipated capital expenditures, and a discount rate commensurate with the risk associated with realizing the projected cash flows. The discount rate is a rate that management believes is representative of current market conditions and includes estimates for a risk premium and other operational risks.
For the years ended December 31, 2023, December 31, 2022, and November 30, 2021 and the month ended December 31, 2021, Vitesse did not record any impairment expense.
Equity-Based Compensation
Vitesse recognizes equity-based compensation expense associated with its LTIP awards using the straight-line method over the requisite service period, which is generally the vesting period of the award except when provisions are present that accelerate vesting, based on their grant date fair values. Vitesse has elected to account for forfeitures of equity awards as they occur.
Previous grants of 180,875 RSUs were forfeited during the year ended December 31, 2023. In January 2024, 792,000 restricted stock units vested with Vitesse retaining 332,840 of the vested shares to fund employee tax withholding of $6.9 million with the retained shares subsequently retired by Vitesse.
Predecessor Equity-Based Compensation
In 2020, the Predecessor amended the Predecessor Company Agreement which modified certain terms and conditions related to MIUs and common units held by the founding members of management. The Predecessor accounted for MIUs granted to employees (which excludes the founding members of management) as liability awards under accounting guidance related to share-based compensation, whereby vested awards are recognized as liabilities, with changes in the estimated value of the awards recorded in earnings, until the holders have borne the risk of unit ownership, at which point the liability associated with the employee MIUs is reclassified to temporary equity, and changes in the estimated value of the MIUs are recorded as an adjustment to members’ equity.
Equity-based compensation was also recognized for in-substance call options granted to the founding members of management which were classified as liabilities, recorded at estimated fair market value at each period end. Changes in the estimated fair value were recorded in earnings. As the Predecessor was a private entity whose units were not traded, Vitesse considered the average volatility of comparable entities to develop an estimate of expected volatility which resulted in a reasonable estimate of fair value.
Recently Issued or Adopted Accounting Pronouncements
In November 2023, FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures. The ASU updates reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. The new guidance will be effective for Vitesse’s year ending December 31,

2024. Vitesse does not believe the new guidance will have a material impact on its consolidated financial statements and related disclosures.
In December 2023, FASB issued ASU 2023-09, Improvements to Income Tax Disclosures. The ASU establishes new income tax disclosure requirements in addition to modifying and eliminating certain existing requirements. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. The new guidance will be effective for Vitesse’s year ending December 31, 2025. Vitesse does not believe the new guidance will have a material impact on its consolidated financial statements and related disclosures.
Off Balance Sheet Arrangements
Vitesse currently does not have any off-balance sheet arrangements that have or are reasonably likely to have a material current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.
Quantitative and Qualitative Disclosures about Market Risk
Commodity Price Risk
The price Vitesse receives for its oil and natural gas production heavily influences Vitesse’s revenue, profitability, access to capital and future rate of growth. Oil and natural gas are commodities, and, as a result, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand and other factors. Historically, the markets for oil and natural gas have been volatile, and Vitesse believes these markets will likely continue to be volatile in the future. The prices Vitesse receives for its production depend on numerous factors beyond Vitesse’s control. Vitesse’s revenue generally would have increased or decreased along with any increases or decreases in oil or natural gas prices, but the exact impact on Vitesse’s income is indeterminable given the variety of expenses associated with producing and selling oil that also increase and decrease along with oil prices.
Vitesse enters into derivative contracts to achieve a more predictable cash flow by reducing its exposure to commodity price volatility. All derivative positions are carried at their fair value on the balance sheet and are marked-to-market at the end of each period. Any realized gains and losses on settled derivatives, as well as mark-to-market gains or losses, are aggregated and recorded to gain (loss) on derivative instruments, net on the statements of operations rather than as a component of other comprehensive income or other income (expense).
Vitesse generally uses derivatives to economically hedge a significant, but varying portion of its anticipated future production. Any payments due to counterparties under Vitesse’s derivative contracts are funded by proceeds received from the sale of Vitesse’s production. Production receipts, however, lag payments to the counterparties. Any interim cash needs are funded by cash from operations or borrowings under Vitesse’s Revolving Credit Facility.
The following table summarizes Vitesse’s open oil swap contracts as of September 30, 2024, by fiscal quarter.
SETTLEMENT PERIOD	OIL (Bbls)	WEIGHTED AVERAGE PRICE
Swaps-Crude Oil
2024:
Q4	490,000	$78.11
2025:
Q1	397,500	$73.92
Q2	382,500	$74.72
Q3	202,500	$74.83
Q4	202,500	$74.83

Between September 30, 2024 and November 2024, additional oil swaps covering 360,000 Bbls at a weighted average price of $69.00 per Bbl were put in place for calendar year 2025.
Based upon Vitesse’s open commodity derivative positions at September 30, 2024, a hypothetical $1 increase or decrease in the NYMEX WTI strip price would increase or decrease Vitesse’s net commodity derivative position by approximately $1.6 million. The hypothetical change in fair value could be a gain or a loss depending on whether commodity prices decrease or increase.
Interest Rate Risk
Vitesse’s long-term debt is composed of borrowings that contain floating interest rates. Vitesse’s Revolving Credit Facility interest rate is a floating rate option that is designated by us within the parameters established by the underlying agreement. At Vitesse’s option, borrowings under the Revolving Credit Facility bear interest at either an adjusted forward-looking term rate based on SOFR (“Term SOFR”) or an adjusted base rate (“Base Rate”) (the highest of the administrative agent’s prime rate, the Federal Funds Rate plus 0.50% or the 30-day Term SOFR rate plus 1.0%), plus a spread ranging from 1.75% to 2.75% with respect to Base Rate borrowings and 2.75% to 3.75% with respect to Term SOFR borrowings, in each case based on the borrowing base utilization percentage. All outstanding principal is due and payable upon termination of the Revolving Credit Facility. Assuming no change in the amount outstanding, the impact on interest expense of a 1% increase or decrease in the average interest rate would be approximately $0.8 million increase or decrease in interest expense for the nine months ended September 30, 2024.

DESCRIPTION OF LUCERO’S BUSINESS
General Description of Lucero’s Business
Lucero’s Business
Lucero is an independent energy company focused on the acquisition, development and production of oil-weighted assets in the Bakken and Three Forks formations in the Williston Basin of North Dakota. Lucero’s strategy focuses on acquiring and developing leases in the most prolific areas of the Williston Basin where the resources and stacked pay zones are highly prospective. Following the June 2023 disposition of non-operated oil and gas assets discussed below, Lucero operates substantially all of its assets and properties itself. Lucero has various operated undrilled spacing units and intends to continue to pursue working interests in and surrounding its core fields.
Lucero is a corporation registered in Alberta, Canada, and governed by the ABCA. The Lucero common shares are listed on the TSXV under the symbol “LOU.”
Lucero’s corporate head office is located at Suite 1024, 222 — 3 Avenue S.W., Calgary, Alberta, T2P 0B4, and its head office in the United States is located at 303 E. 17 Avenue, Suite 940, Denver, Colorado 80203. Currently, Lucero has two wholly owned subsidiaries, PetroShale US and Zama Production Limited.
Human Resources
At December 31, 2023 Lucero had 22 full-time employees.
Foreign Operations
Lucero conducts its business in the United States through PetroShale US and, as such, Lucero’s business is dependent upon foreign operations in the United States and associated risks. See “Risk Factors — Risk Factors Relating to Lucero.”
Reserve Estimates
The statement of reserves data and other oil and natural gas information set forth below is dated December 31, 2023 and the preparation date is March 4, 2024. The statement is effective as of December 31, 2023.
Disclosure of Reserves Data
The reserves data set forth below is based upon the evaluation by NSAI with an effective date of December 31, 2023. The reserves data summarizes Lucero’s crude oil, natural gas liquids and natural gas reserves and the net present values of future net revenue for these reserves using forecast prices and costs, not including the impact of any price risk management activities. The reserves information set forth below has been prepared in accordance with the standards contained in the COGE Handbook and the reserve definitions contained in NI 51-101 and CSA 51-324. Lucero engaged NSAI to provide an evaluation of its proved and proved plus probable reserves in the United States. Possible reserves were not evaluated. Lucero’s oil and gas reserve estimates may not be comparable with oil and gas reserves in accordance with Subpart 1200 of Regulation S-K promulgated by the SEC. See “Risk Factors — Risk Factors Relating to the Combined Company Following the Arrangement — Lucero’s public reserves and other oil and gas filings are subject to Canadian disclosure standards, which differ from SEC disclosure requirements.”
Lucero’s reserves are in the United States, specifically in North Dakota. All financial information provided herein with respect to Lucero’s United States reserves are in US$. The exchange rate in effect at December 31, 2023 was US$1.00 = C$1.3226.
Lucero determined the future net revenue and present value of future net revenue after income taxes by using NSAI’s before income tax future net revenue and Lucero’s estimate of income tax. Lucero’s estimates of the after-income tax value of future net revenue have been prepared based on before income tax reserves information and include assumptions and estimates of Lucero’s tax pools and the sequences of claims and rates of claim thereon. The values shown may not be representative of future income tax obligations, applicable tax horizon or after-tax valuation. The after-tax net present value of Lucero’s oil and natural gas properties reflects the tax burden of its properties on a stand-alone basis. It does not provide an estimate of Lucero’s value as a business entity which may be significantly different. Lucero’s financial statements for the period ended December 31, 2023 should be consulted for additional information regarding Lucero’s taxes.
Forecasts of revenue, estimated using forecast prices and costs, arising from the anticipated development and production of resources, are presented net of the associated royalties, operating costs, development costs and abandonment and reclamation costs. The estimated future net revenue contained in the following tables does not necessarily represent the fair market value of Lucero’s reserves. There is no assurance that the forecast price and cost assumptions contained herein will be attained and variations could be material. Other assumptions and qualifications relating to costs and other matters are summarized in the notes to or following the tables below. Readers should review the definitions and information contained in “Definitions and Notes to Reserves Data Tables” below in conjunction with the following tables and notes. The recovery and reserve estimates on Lucero’s properties described herein are estimates only. The actual reserves on Lucero’s properties may be greater or less than those calculated. See “Risk Factors — Risk Factors Relating to Lucero.”
Reserves Data (Forecast Prices and Costs)
SUMMARY OF OIL AND NATURAL GAS RESERVES
AS OF DECEMBER 31, 2023
FORECAST PRICES AND COSTS
	RESERVES
	TIGHT OIL		SHALE GAS(1)		NATURAL GAS LIQUIDS(1)
RESERVES CATEGORY	Gross (Mbbls)	Net (Mbbls)	Gross (MMcf)	Net (MMcf)	Gross (Mbbls)	Net (Mbbls)
PROVED:
Developed Producing	12,808.3	10,631.2	32,167.5	26,665.2	6,359.3	5,312.4
Developed Non-Producing	729.0	590.5	1,456.8	1,207.9	287.1	239.5
Undeveloped	11,865.0	9,714.8	11,454.4	9,398.9	1,878.6	1,553.7
TOTAL PROVED	25,402.3	20,936.5	45,078.8	37,272.1	8,525.1	7,105.6
PROBABLE	8,658.9	7,122.3	15,557.6	12,860.9	3,174.3	2,642.1
TOTAL PROVED PLUS PROBABLE	34,061.2	28,058.8	60,636.3	50,133.0	11,699.4	9,747.7

Note:
(1)
All of Lucero’s shale gas reserves and natural gas liquids are produced in solution with Lucero’s tight oil.

NET PRESENT VALUE OF FUTURE NET REVENUE
FORECAST PRICES AND COSTS
			BEFORE INCOME TAXES DISCOUNTED AT (%/year)
						Unit Value Before Income Tax Discounted at 10% per year
RESERVES CATEGORY	0% (US$000s)	5% (US$000s)	10% (US$000s)	15% (US$000s)	20% (US$000s)	US$/Boe(1)
PROVED:
Developed Producing	691,854.1	468,111.5	354,867.2	288,798.9	245,983.9	17.41
Developed Non-Producing	39,463.1	28,227.3	22,543.8	19,187.9	16,971.1	21.86
Undeveloped	507,008.3	325,019.1	231,028.7	174,953.0	137,991.9	18.00
TOTAL PROVED	1,238,325.5	821,357.9	608,439.7	482,939.7	400,946.9	17.76
PROBABLE	492,226.3	291,139.5	199,267.6	149,041.6	117,968.1	16.73
TOTAL PROVED PLUS PROBABLE	1,730,551.7	1,112,497.4	807,707.3	631,981.4	518,915.1	17.50

Note:
(1)
Unit values are based on net volumes.

	AFTER INCOME TAXES DISCOUNTED AT (%/year)
RESERVES CATEGORY	0% (US$000s)	5% (US$000s)	10% (US$000s)	15% (US$000s)	20% (US$000s)
PROVED:
Developed Producing	559,510.7	382,905.9	292,995.8	240,209.5	205,772.0
Developed Non-Producing	29,760.3	21,294.2	16,989.1	14,436.5	12,743.1
Undeveloped	382,604.0	245,886.1	175,357.6	133,393.6	105,827.8
TOTAL PROVED	971,875.0	650,086.3	485,342.5	388,039.6	324,343.0
PROBABLE	371,426.8	219,064.8	149,393.7	111,307.9	87,758.4
TOTAL PROVED PLUS PROBABLE	1,343,301.8	869,151.0	634,736.2	499,347.5	412,101.4
TOTAL FUTURE NET REVENUE
(UNDISCOUNTED)
AS OF DECEMBER 31, 2023
FORECAST PRICES AND COSTS
RESERVES CATEGORY	REVENUE(1) (US$000s)	ROYALTIES(2) (US$000s)	OPERATING COSTS (US$000s)	DEVELOPMENT COSTS (US$000s)	ABANDONMENT AND RECLAMATION COSTS(3) (US$000s)	FUTURE NET REVENUE BEFORE INCOME TAXES(4) (US$000s)	INCOME TAXES (US$000s)	FUTURE NET REVENUE AFTER INCOME TAXES(4) (US$000s)
TOTAL PROVED	2,414,000.3	610,426.3	397,497.7	152,958.9	14,791.9	1,238,325.5	266,450.5	971,875.0
TOTAL PROVED PLUS PROVABLE	3,285,419.7	831,187.7	498,567.2	207,670.3	17,442.8	1,730,551.7	387,249.9	1,343,301.8

Notes:
(1)
Total revenue includes company revenue before royalties and includes other income.

(2)
Royalties include freehold and overriding royalties and mineral production tax.

(3)
For more information, see “Significant Factors or Uncertainties Affecting Reserves Data — Abandonment and Reclamation Costs.”

(4)
The estimated values of future net revenues disclosed do not represent fair market value.

FUTURE NET REVENUE
BY PRODUCT TYPE
AS OF DECEMBER 31, 2023
FORECAST PRICES AND COSTS(1)
RESERVES CATEGORY	PRODUCT TYPE	FUTURE NET REVENUE BEFORE INCOME TAXES (discounted at 10%/year) (US$000s)	UNIT VALUE BEFORE INCOME TAXES (discounted at 10%/year)(2) (US$/boe)
Proved	Tight Oil(1)	608,439.7	17.76
	Total	608,439.7
Proved plus Probable	Tight Oil(1)	807,707.3	17.50
	Total	807,707.3

Notes:
(1)
All of Lucero’s shale gas reserves and natural gas liquids are produced in solution with Lucero’s tight oil. The natural gas liquid reserves are recovered from Lucero’s natural gas reserves downstream of the wellhead. As such Lucero is not able to break out the various capital and operating cost components for each product type.

(2)
Unit values are based on net reserve volumes.

In the tables set forth above in “Reserves Data (Forecast Prices and Costs)” and elsewhere herein, the following definitions and other notes are applicable:
1. “Gross” means:
(a)
in relation to Lucero’s interest in production and reserves, Lucero’s working interest (operating and non-operating) share before deduction of royalties and without including any of Lucero’s royalty interests;

(b)
in relation to wells, the total number of wells in which Lucero has an interest; and

(c)
in relation to properties, the total area of properties in which Lucero has an interest.

2. “Net” means:
(a)
in relation to Lucero’s interest in production and reserves, Lucero’s working interest (operating and non-operating) share after deduction of royalty obligations, plus Lucero’s royalty interest in production or reserves;

(b)
in relation to wells, the number of wells obtained by aggregating Lucero’s working interest in each of Lucero’s gross wells; and

(c)
in relation to Lucero’s interest in a property, the total area in which Lucero has an interest multiplied by Lucero’s working interest.

3. Definitions used for reserves categories are as follows:
Reserves Categories
Reserves are estimated remaining quantities of oil and natural gas and related substances anticipated to be recoverable from known accumulations, from a given date forward, based on:
(a)
analysis of drilling, geological, geophysical and engineering data;

(b)
the use of established technology; and

(c)
specified economic conditions, which are generally accepted as being reasonable (see the discussion of “Economic assumptions” below).

Reserves are classified according to the degree of certainty associated with the estimates.
(a)
Proved reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves.

(b)
Probable reserves are those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.

4. “Economic assumptions” are the forecast prices and costs used in the estimate.
Development and Production Status
Each of the reserve categories (proved and probable) may be divided into developed and undeveloped categories:
(a)
Developed reserves are those reserves that are expected to be recovered from existing wells and installed facilities or, if facilities have not been installed, that would involve a low expenditure (for example, when compared to the cost of drilling a well) to put the reserves on production. The developed category may be subdivided into producing and non-producing.

(i)
Developed producing reserves are those reserves that are expected to be recovered from completion intervals open at the time of the estimate. These reserves may be currently producing or, if shut-in, they must have previously been on production, and the date of resumption of production must be known with reasonable certainty.

(ii)
Developed non-producing reserves are those reserves that either have not been on production, or have previously been on production, but are shut-in, and the date of resumption of production is unknown.

(b)
Undeveloped reserves are those reserves expected to be recovered from known accumulations where a significant expenditure (for example, when compared to the cost of drilling a well) is required to render them capable of production. They must fully meet the requirements of the reserves category (proved, probable) to which they are assigned.

Levels of Certainty for Reported Reserves
The qualitative certainty levels referred to in the definitions above are applicable to “individual reserves entities” (which refers to the lowest level at which reserves calculations are performed) and to “reported reserves” (which refers to the highest-level sum of individual entity estimates for which reserves estimates are presented). Reported reserves should target the following levels of certainty under a specific set of economic conditions:
(a)
at least a 90 percent probability that the quantities actually recovered will equal or exceed the estimated proved reserves; and

(b)
at least a 50 percent probability that the quantities actually recovered will equal or exceed the sum of the estimated proved plus probable reserves.

A quantitative measure of the certainty levels pertaining to estimates prepared for the various reserves categories is desirable to provide a clearer understanding of the associated risks and uncertainties. However, the majority of reserves estimates are prepared using deterministic methods that do not provide a mathematically derived quantitative measure of probability. In principle, there should be no difference between estimates prepared using probabilistic or deterministic methods.
5. “Exploratory well” means a well that is not a development well, a service well or a stratigraphic test well.

6. “Development costs” means costs incurred to obtain access to Lucero’s reserves and to provide facilities for extracting, treating, gathering and storing the oil and natural gas from Lucero’s reserves. More specifically, development costs, including applicable operating costs of support equipment and facilities and other costs of development activities, are costs incurred to:
(a)
gain access to and prepare well locations for drilling, including surveying well locations for the purpose of determining specific development drilling sites, clearing ground, draining, road building and relocating public roads, natural gas lines and power lines, to the extent necessary in developing the reserves;

(b)
drill and equip development wells, development type stratigraphic test wells and service wells, including the costs of platforms and of well equipment such as casing, tubing, pumping equipment and wellhead assembly;

(c)
acquire, construct and install production facilities such as flow lines, separators, treaters, heaters, manifolds, measuring devices and production storage tanks, natural gas cycling and processing plants, and central utility and waste disposal systems; and

(d)
provide improved recovery systems.

7. “Development well” means a well drilled inside the established limits of an oil and natural gas reservoir, or in close proximity to the edge of the reservoir, to the depth of a stratigraphic horizon known to be productive.
8. “Exploration costs” means costs incurred in identifying areas that may warrant examination and in examining specific areas that are considered to have prospects that may contain oil and natural gas reserves, including costs of drilling exploratory wells and exploratory type stratigraphic test wells. Exploration costs may be incurred both before acquiring the related property and after acquiring the property. Exploration costs which include applicable operating costs of support equipment and facilities and other costs of exploration activities, are:
(a)
costs of topographical, geochemical, geological and geophysical studies, rights of access to properties to conduct those studies, and salaries and other expenses of geologists, geophysical crews and others conducting those studies (collectively sometimes referred to as “geological and geophysical costs”);

(b)
costs of carrying and retaining unproved properties, such as delay rentals, taxes (other than income and capital taxes) on properties, legal costs for title defense and the maintenance of land and lease records;

(c)
dry hole contributions and bottom hole contributions;

(d)
costs of drilling and equipping exploratory wells; and

(e)
costs of drilling exploratory type stratigraphic test wells.

9. “Service well” means a well drilled or completed for the purpose of supporting production in an existing field. Wells in this class are drilled for the following specific purposes: gas injection (natural gas, propane, butane or flue gas), water injection, steam injection, air injection, salt water disposal, water supply for injection, observation or injection for combustion.
10. “Forecast prices and costs” are future prices and costs that are:
(a)
generally acceptable as being a reasonable outlook of the future; and

(b)
if and only to the extent that, there are fixed or presently determinable future prices or costs to which Lucero is legally bound by a contractual or other obligation to supply a physical product, including those for an extension period of a contract that is likely to be extended, those prices or costs rather than the prices and costs referred to in paragraph (a).

11. “Natural Gas Liquids” means those hydrocarbon components that can be recovered from natural gas as a liquid including, but not limited to, ethane, propane, butanes, pentanes plus, and condensates.

12. “Shale gas” means natural gas:
(a)
contained in dense organic-rich rocks, including low-permeability shales, siltstones and carbonates, in which the natural gas is primarily adsorbed on the kerogen or clay minerals; and

(b)
that usually requires the use of hydraulic fracturing to achieve economic production rates.

13. “Tight oil” means crude oil:
(a)
contained in dense organic-rich rocks, including low-permeability shales, siltstones and carbonates, in which the crude oil is primarily contained in microscopic pore spaces that are poorly connected to one another; and

(b)
that typically requires the use of hydraulic fracturing to achieve economic production rates.

14. Numbers may not add due to rounding.
15. The estimates of future net revenue presented in the tables above do not represent fair market value.
16. Lucero does not have any synthetic oil or other products from non-conventional oil and natural gas activities.
Pricing Assumptions
The forecast cost and price assumptions in this statement assume primarily increases in wellhead selling prices and take into account inflation with respect to future operating and capital costs. Crude oil and natural gas benchmark reference pricing, inflation and exchange rates utilized herein were as follows:
SUMMARY OF PRICING AND RATE ASSUMPTIONS
FORECAST PRICES AND COSTS(1)
NATURAL GAS US HENRY HUB PRICE (US$/MMbtu)					OIL WTI CRUDE OIL (US$/Bbl)				NGL (US$/Bbl)(3)
Year(2)	McDaniel & Associates Consultants Ltd.	GLJ Petroleum Consultants	Sproule Worldwide Petroleum Consultants	NSAI Average	McDaniel & Associates Consultants Ltd.	GLJ Petroleum Consultants	Sproule Worldwide Petroleum Consultants	NSAI Average	NSAI
Forecast
2024	2.75	2.75	2.75	2.75	72.50	72.50	76.00	73.67	17.68
2025	3.32	3.85	3.75	3.64	73.95	75.00	76.00	74.98	18.00
2026	3.90	4.16	4.00	4.02	75.43	76.99	76.00	76.14	18.27
2027	3.98	4.25	4.08	4.10	76.94	78.53	77.52	77.66	18.64
2028	4.06	4.33	4.16	4.18	78.48	80.10	79.07	79.22	19.01
2029	4.14	4.42	4.24	4.27	80.05	81.70	80.65	80.80	19.39
2030	4.22	4.50	4.33	4.35	81.65	83.34	82.26	82.42	19.78
2031	4.31	4.60	4.42	4.44	83.28	85.00	83.91	84.06	20.18
2032	4.39	4.69	4.50	4.53	84.95	86.70	85.59	85.74	20.58
2033	4.48	4.78	4.59	4.62	86.64	88.44	87.30	87.46	20.99
2034	4.57	4.88	4.69	4.71	88.38	90.21	89.05	89.21	21.41
Thereafter	2.0%/year	2.0%/year	2.0%/year	2.0%/year	2.0%/year	2.0%/year	2.0%/year	2.0%/year	2.0%/year

Notes:
(1)
At December 31, 2023.

(2)
Inflation rate for costs used is 2.0% per year.

(3)
NGL pricing reflects the fixed % differential to the NSAI average WTI price based on the Corporation’s historical results.

Weighted average historical prices realized by Lucero for the year ended December 31, 2023, excluding price risk management activities, were US$78.26/Bbl for tight oil, US$1.85Mcf for shale gas and US$4.22/Bbl for natural gas liquids.
Reserves Reconciliation
RECONCILIATION OF
GROSS RESERVES
BY PRINCIPAL PRODUCT TYPE
FORECAST PRICES AND COSTS
	TIGHT OIL			SHALE GAS			NATURAL GAS LIQUIDS
	Gross Proved (Mbbls)	Gross Probable (Mbbls)	Gross Proved Plus Probable (Mbbls)	Gross Proved (MMcf)	Gross Probable (MMcf)	Gross Proved Plus Probable (MMcf)	Gross Proved (Mbbls)	Gross Probable (Mbbls)	Gross Proved Plus Probable (Mbbls)
December 31, 2022	34,796	12,328	47,124	54,913	20,618	75,531	9,920	3,883	13,802
Discoveries	—	—	—	—	—	—	—	—	—
Extensions and Improved
Recovery	—	—	—	—	—	—	—	—	—
Technical Revisions(1)	1,696	(323)	1,373	9,571	336	9,907	1,546	40	1,586
Acquisitions(2)	366	99	465	725	198	924	194	53	248
Dispositions(3)	(9,169)	(3,443)	(12,612)	(15,622)	(5,593)	(21,216)	(2,223)	(800)	(3,023)
Economic Factors	(34)	(3)	(36)	(63)	(1)	(64)	(12)	(1)	(14)
Production	(2,253)	—	(2,253)	(4,446)	—	(4,446)	(900)	—	(900)
December 31, 2023	25,402	8,659	34,061	45,079	15,558	60,636	8,525	3,174	11,699

Notes:
(1)
Technical revisions include removal or additions of locations based on development permitting and activity, as well as any probable reserve assignments to proved well locations. Additionally, it reflects changes to reserves based on estimates from further production information gathered in 2023 from Lucero’s wells and analogous wells near Lucero’s lands, and any revisions to working interests on wells.

(2)
The acquisitions amount is the estimate of reserves at December 31, 2023 adjusted for production associated with the acquired properties from the related acquisition date to December 31, 2023.

(3)
The dispositions amount is the estimate of reserves at December 31, 2022 adjusted for production associated with the disposed properties from January 1, 2023 to the related disposition date.

Additional Information Relating to Reserves Data
Undeveloped Reserves
Undeveloped reserves are attributed by NSAI herein in accordance with standards and procedures contained in the COGE Handbook. Proved undeveloped reserves are those reserves that can be estimated with a high degree of certainty and are expected to be recovered from known accumulations where a significant expenditure is required to render them capable of production. Probable undeveloped reserves are those reserves that are less certain to be recovered than proved reserves and are expected to be recovered from known accumulations where a significant expenditure is required to render them capable of production.
Lucero has been active in developing its operated properties and converting undeveloped reserves to producing reserves. Lucero expects to continue its development activities to convert its undeveloped reserves to producing reserves. All of Lucero’s proved undeveloped reserves are located in Lucero’s core areas in the Williston Basin in North Dakota. Over the next several years, Lucero anticipates actively investing capital to develop its operated properties in these core areas. As such, Lucero expects that the large majority of its booked undeveloped projects will be completed within a four-year time frame. Lucero intends to fund the development of its undeveloped reserves through a combination of internally generated cash flow, debt and equity issuances. There are a number of factors that could result in delayed or cancelled development, including the following: (i) changing economic conditions (due to commodity prices, operating and capital expenditure fluctuations); (ii) changing technical conditions (including production anomalies, such as water or natural gas breakthrough or accelerated depletion); (iii) if applicable, multi-zone developments (for instance, a prospective formation completion may be delayed until the initial completion is no longer economic); (iv) a larger development program may need to be spread out over several years to optimize capital allocation and facility utilization; (v) changes to Lucero’s ability to obtain financing for such development; (vi) changes to development plans of the operators of Lucero’s properties; and (vii) surface access issues (including those relating to land owners, weather conditions and regulatory approvals). For more information, see “Risk Factors — Risk Factors Relating to Lucero.”
Proved Undeveloped Reserves
The following table discloses, for each product type, the volumes of gross proved undeveloped reserves that were attributed in each of the most recent three financial years.
	Tight Oil (Mbbls)		Shale Gas (MMcf)		Natural Gas Liquids (Mbbls)
Year	First Attributed	Cumulative at Year End	First Attributed	Cumulative at Year End	First Attributed	Cumulative at Year End
2021	46.5	17,518.0	39.8	15,736.2	—	2,935.2
2022	56.4	16,736.9	36.69	15,897.7	0.43	2,647.7
2023	1,757.0	11,865.0	1,849.2	11,454.4	403.5	1,878.6
All of Lucero’s proved undeveloped reserves evaluated herein are attributable to Lucero’s core properties in the Williston Basin in North Dakota. Proved undeveloped reserves have been assigned in areas where the reserves can be estimated with a high degree of certainty. In most instances, proved undeveloped reserves will be assigned on lands immediately offsetting existing producing wells within the same accumulation or pool. NSAI has assigned 15,653 MBoe of proved undeveloped reserves with respect to Lucero’s oil and natural gas assets herein with US$140.5 million of associated undiscounted capital, all of which is forecast to be spent in the next four years.
Probable Undeveloped Reserves
The following table discloses, for each product type, the volumes of gross probable undeveloped reserves that were first attributed in each of the three most recent financial years.
	Tight Oil (Mbbls)		Shale Gas (MMcf)		Natural Gas Liquids (Mbbls)
Year	First Attributed	Cumulative at Year End	First Attributed	Cumulative at Year End	First Attributed	Cumulative at Year End
2021	2.7	5,896.9	2.1	5,831.8	—	963.5
2022	1,468.8	7,321.4	2,846.9	9,102.1	853.0	1,791.5
2023	228.0	8,658.9	239.1	15,557.6	52.9	3,174.3
Probable undeveloped reserves have been assigned in areas where the reserves can be estimated with less certainty. It is equally likely that the actual remaining quantities recovered will be greater or less than the proved plus probable reserves. In most instances probable undeveloped reserves have been assigned on lands in the area with existing producing wells but there is some uncertainty as to whether they are directly analogous to the producing accumulation or pool. NSAI has assigned 14,426 MBoe of probable undeveloped reserves with respect to Lucero’s oil and natural gas assets herein with US$54.7 million of associated undiscounted capital all of which is forecast to be spent in the next four years.
Significant Factors or Uncertainties Affecting Reserves Data
Changes in future commodity prices relative to the forecasts provided under “Pricing Assumptions” above could have a negative impact on Lucero’s reserves and in particular the development of its undeveloped reserves unless future development costs are adjusted in parallel. Lucero does not anticipate any significant economic factors or significant uncertainties will affect any particular components of its reserves data. However, Lucero’s reserves can be affected significantly by fluctuations in product pricing, capital expenditures, operating costs, royalty regimes and well performance that are beyond Lucero’s control. See “Risk Factors — Risk Factors Relating to Lucero.”
Abandonment and Reclamation Costs
Lucero’s overall abandonment and reclamation costs are based on combining the cost of well bore abandonment and reclamation costs and liability issues such as flare pit remediation, facility decommissioning, remediation and reclamation costs. These costs were estimated using Lucero’s experience and the relevant experience of operators in North Dakota. Lucero reviews inactive well bores for reactivation, recompletion or sale and conduct systematic abandonment programs for those well bores that do not meet established criteria. Lucero’s abandonment and reclamation obligations are evaluated for retirement annually and facilities are decommissioned when all wells producing to them have been abandoned.
At December 31, 2023, Lucero had 105 gross (71.6 net) wells for which it expects to incur abandonment and reclamation costs. NSAI deducted US$16.5 million (undiscounted and inflated) and US$1.2 million (10% discount) for abandonment costs of all wells in which Lucero owns an interest, whether or not such wells have proved and probable reserves associated with them as reported in the NSAI Report or have estimated future net revenues disclosed in this proxy statement. However, the amount of abandonment and reclamation costs associated with wells with no proved and probable reserves associated with them in the NSAI Report is less than US$610,000. The undiscounted and uninflated amount of estimated future abandonment and reclamation costs reflected in Lucero’s December 31, 2023 financial statements is C$7.7 million. The estimate reflected in Lucero’s financial statements only reflects abandonment and reclamation costs for existing wells, and excludes costs associated with forecast wells to be drilled which are included in the costs used by NSAI in estimating the future net revenues disclosed herein.
Future Development Costs
The following table sets forth development costs deducted in the estimation of Lucero’s future net revenue attributable to the reserve categories noted below.
	FORECAST PRICES AND COSTS
Year	Proved Reserves (US$000s)	Proved Plus Probable Reserves (US$000s)
2025	47,239.1	54,335.1
2026	48,248.1	48,248.1
2027	10,133.4	44,152.2
Remaining	—	—
Total (Undiscounted)	105,620.6	146,735.4
Lucero expects to fund the development costs of its reserves through a combination of internally generated cash flow, debt and equity issuances. Lucero does not anticipate that the cost of obtaining the funds required for these development activities to have a material effect on its disclosed petroleum reserves. There can be no guarantee that funds will be available or that funding will be allocated to develop all of the reserves attributed in the NSAI Report. Failure to develop those reserves could have a negative impact on Lucero’s future cash flow. Interest, other costs of external funding and general and administrative expenses are not included in Lucero’s reserves and future net revenue estimates and would reduce reserves and future net revenue to some degree depending upon the funding sources utilized. Lucero does not anticipate that interest or other funding costs would make development of any of its properties uneconomic.
Description of Properties
The following is a description of Lucero’s principal oil properties. Information in respect of current production is average production, net to Lucero’s working interest.
Lucero’s assets are crude oil properties located primarily in McKenzie and Dunn counties North Dakota. Lucero also has minor interests in Mountrail and Williams counties, North Dakota and miscellaneous royalty interests in Alberta and Ontario, but these properties only have nominal value associated with them.
Lucero has approximately 5,381 net acres of land in McKenzie and Dunn counties, of which 5,219 net acres are held by production. The North Dakota Bakken is characterized with high initial deliverability of light sweet crude oil (42°API), with associated natural gas. The associated natural gas has a high heat content and can provide a favorable NGL yield following processing. During 2023, Lucero spent approximately C$80.9 million on development of its assets. During the year ended December 31, 2023, Lucero drilled 5 (4.29 net) operated wells and an additional 3 (0.17 net) non-operated wells, along with the completion of 6 (5.54 net) operated wells and an additional 1 (0.02 net) non-operated wells. On June 15, 2023 Lucero disposed of substantially all of its non-operated properties pursuant to the Disposition (as defined below). Production averaged 10,668 Boe/d (consisting of 6,172 Bbls/d of tight oil, 2,466 Bbls/d of NGLs and 12,180 Mcf/d of shale gas) during 2023 (including production associated with the assets subject to the Disposition up to June 15, 2023), with a liquids weighting of approximately 81%.
At December 31, 2023, Lucero had approximately 55.9 MMBoe of total proved plus probable reserves which is 24% lower than at December 31, 2022, with such decrease being largely due to the Disposition.
Oil and Natural Gas Wells
The following table sets forth the number and status of wells (all of which are onshore) in which Lucero had a working interest at December 31, 2023.
	OIL WELLS				NATURAL GAS WELLS
	Producing		Non-Producing		Producing		Non-Producing
	Gross	Net	Gross	Net	Gross	Net	Gross	Net
North Dakota	57	43.7	2	1.5	—	—	—	—
Total	57	43.7	2	1.5	—	—	—	—
Of the non-producing wells, no wells were drilled in 2023 that were capable of production and had reserves assigned to them.
Properties with No Attributed Reserves
The following table sets out Lucero’s developed and undeveloped land holdings at December 31, 2023.
	UNDEVELOPED ACRES		DEVELOPED ACRES		TOTAL ACRES
	Gross	Net	Gross	Net	Gross	Net
North Dakota	—	—	6,786	5,381	6,786	5,381
Total	—	—	6,786	5,381	6,786	5,381
Significant Factors or Uncertainties Relevant to Properties with No Attributed Reserves
There are several economic factors and significant uncertainties that affect Lucero’s anticipated development of its properties to which no reserves are attributed. Lucero will be required to make substantial capital expenditures in order to prove, exploit, develop and produce oil and natural gas from these properties in the future. If cash flow from operations is not sufficient to satisfy Lucero’s capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available to meet these requirements or, if available, on terms acceptable to Lucero. Failure to obtain such financing on a timely basis could cause Lucero to forfeit its interest in certain properties, miss certain opportunities and reduce or terminate its operations on such properties. Lucero’s inability to access sufficient capital for its exploration and development purposes could have a material adverse effect on Lucero’s ability to execute Lucero’s business strategy to develop these prospects. See also “Risk Factors — Risk Factors Relating to Lucero.”
The primary economic factors that affect the development of these lands to which no reserves have been attributed are future commodity prices for crude oil and natural gas (and Lucero’s outlook relating to such prices) and the future costs of drilling, completing, tying in and operating wells at the time that such activities are considered.
The primary uncertainties that affect the development of such lands are the future drilling and completion results achieved in the development activities, drilling and completion results achieved by others on lands in close proximity to these lands, and future changes to applicable regulatory or royalty regimes that affect timing or economics of proposed development activities. All of these uncertainties have the potential to delay the development of such lands. Conversely, uncertainty as to the timing and nature of the evolution or development of better exploration, drilling, completion and production technologies have the potential to accelerate development activities and enhance the economics relating to such lands.
Lucero does not expect any abandonment or reclamation costs to materially affect any potential activities on its properties with no attributed reserves.
Forward Contracts
Lucero is exposed to market risks resulting from fluctuations in commodity prices, foreign exchange rates and interest rates in the normal course of operations. A variety of derivative instruments may be used by Lucero from time to time to reduce its exposure to fluctuations in commodity prices and foreign exchange rates. If applicable, Lucero may be exposed to losses in the event of default by the counterparties to these derivative instruments. Lucero manages this risk by contracting with large, well-capitalized counterparties.
Lucero may use certain financial instruments to hedge exposure to commodity price fluctuations on a portion of its future crude oil and natural gas production. As at December 31, 2023, Lucero had no financial instruments to hedge exposure to commodity price fluctuations on a portion of its future crude oil and natural gas production and as at the date hereof Lucero has no financial instruments to hedge exposure to commodity price fluctuations on a portion of its future crude oil and natural gas production.
Tax Horizon
Based on Lucero’s recent developments and estimated pro-forma 2024 cash flow and capital expenditures, Lucero estimates that it will not be required to pay current income taxes until at least 2025.
Costs Incurred
The following table summarizes the costs incurred related to Lucero’s activities for the year ended December 31, 2023.
Expenditure	Year Ended December 31, 2023 (C$000s)
Property acquisition costs – Unproved properties	—
Property acquisition costs – Proved properties	6,339
Disposition proceeds – Proved properties(1)	(123,725)
Net corporate acquisition costs	—
Exploration costs(2)	—
Development costs(3)	80,916
Other	—
Total	(36,470)

Notes:
(1)
In addition to the C$123.7 million of cash proceeds received on closing of the Disposition following customary closing adjustments, Lucero received additional cash proceeds of C$6.8 million in 2024.

(2)
Geological and geophysical capital expenditures and drilling costs for exploration wells.

(3)
Development costs include development drilling, completion and equipping, tie-in and facility costs for all wells.

Exploration and Development Activities
In 2023, Lucero drilled 5 (4.29 net) operated tight oil wells and an additional 3 (0.17 net) non-operated tight oil wells. On June 15, 2023 Lucero disposed of substantially all of its non-operated properties pursuant to the Disposition (as defined below). Lucero did not drill any service wells or stratigraphic test wells in 2023. Additionally, no wells drilled in 2023 were dry holes.
Production Estimates
The following table sets out the volumes of Lucero’s working interest production estimated for the year ended December 31, 2024 which is reflected in the estimate of future net revenue disclosed in the forecast price tables contained above under the subheading “Disclosure of Reserves Data.”
	Tight Oil (Bbls/d)	Shale Gas (Mcf/d)	Natural Gas Liquids (Bbls/d)	BOE (Boe/d)
Total Proved
North Dakota	7,038.7	13,448.9	2,595.9	11,876.1
Total	7,038.7	13,448.9	2,595.9	11,876.1
	Tight Oil (Bbls/d)	Shale Gas (Mcf/d)	Natural Gas Liquids (Bbls/d)	BOE (Boe/d)
Total Proved plus Probable
North Dakota	8,094.3	15,587.7	3,024.3	13,716.6
Total	8,094.3	15,587.7	3,024.3	13,716.6
Production History
The following tables summarize certain information in respect of Lucero’s production, product prices received, royalties paid, production taxes and transport, production costs and resulting netback for the year ended December 31, 2023:
	Quarter Ended 2023
	March 31	June 30	September 30	December 31
Average Daily Production
Tight Oil (Bbls/d)	6,904	6,651	5,527	5,630
Shale Gas (Mcf/d)	12,719	12,193	11,841	11,980
Natural Gas Liquids (Bbls/d)	2,235	2,842	2,406	2,382
Combined (Boe/d)	11,259	11,525	9,907	10,009
Average Net Production Prices Received(1)
Tight Oil ($/Bbl)	104.80	100.76	110.73	107.26
Shale Gas ($/Mcf)	5.64	1.66	1.06	1.51
Natural Gas Liquids ($/Bbl)	10.70	7.49	(1.94)	6.69
Combined (Boe/d)	72.76	61.75	62.57	63.73

	Quarter Ended 2023
	March 31	June 30	September 30	December 31
Royalties Paid
Tight Oil ($/Bbl)	18.19	16.46	17.07	16.84
Shale Gas ($/Mcf)	1.17	0.39	0.32	0.27
Natural Gas Liquids ($/Bbl)	2.41	1.87	0.75	1.92
Combined (Boe/d)	12.96	10.38	10.09	10.25
Production Taxes & Transport(2)
Tight Oil ($/bbl)	11.92	10.72	10.66	10.66
Shale Gas ($/Mcf)	0.14	0.16	0.21	0.22
Natural Gas Liquids ($/bbl)	0.25	0.23	0.19	0.23
Combined (Boe/d)	7.51	6.42	6.24	6.32
Production Costs(2)
Tight Oil ($/Bbl)	13.66	15.68	15.03	14.92
Shale Gas ($/Mcf)	0.74	0.27	0.14	0.21
Natural Gas Liquids ($/Bbl)	1.39	1.17	(0.26)	0.93
Combined (Boe/d)	9.48	9.61	8.49	8.86
Netback Received(3)
Tight Oil ($/Bbl)	61.03	57.90	67.97	64.84
Shale Gas ($/Mcf)	3.59	0.84	0.38	0.81
Natural Gas Liquids ($/Bbl)	6.66	4.22	(2.61)	3.61
Combined (Boe/d)	42.81	35.34	37.75	38.30

Notes:
(1)
Average net production prices received for shale gas and NGLs include transportation and processing costs.

(2)
A number of assumptions are required to allocate these costs between product types.

(3)
Netback is a non-GAAP measure. Refer to the section entitled “Non-GAAP and Other Financial Measures” contained within the Lucero MD&A.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF LUCERO
The following Lucero Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations (“Lucero MD&A”) provides information that Lucero management believes is relevant to an assessment and understanding of the consolidated financial condition and results of operations of Lucero as of and for the years ended December 31, 2023, 2022 and 2021 and as of and for the nine-months ended September 30, 2024 and 2023. This Lucero MD&A should be read in conjunction with the Lucero Consolidated Financial Statements, which are presented in Canadian dollars (the presentation currency of Lucero, unless otherwise stated) and have been prepared in accordance with IFRS including interpretations as issued by the IASB, which differs in a number of significant respects from GAAP.
References herein to “$”, “C$” or “dollars” are to Canadian dollars and references herein to “US$” or “U.S. dollars” are to United States dollars. Unless otherwise indicated, all financial information below in respect of Lucero has been presented in Canadian dollars.
The following discussion contains forward-looking statements that reflect Lucero’s plans, estimates and beliefs. See “Cautionary Statements Regarding Forward-Looking Statements.”
Lucero’s oil and gas reserve estimates have been calculated and categorized in accordance with NI 51-101 and the COGE Handbook and may not be comparable with oil and gas reserves calculated in accordance with Subpart 1200 of Regulation S-K promulgated by the SEC. See also “— Reserve Estimates” below.
Where amounts are expressed on a Boe basis below, natural gas volumes have been converted to Boe using a ratio of 1,000 cubic feet of natural gas to one barrel of oil (6 Mcf:1 Bbl). This Boe conversion ratio is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. The value ratio between the commodities, based on the price of crude oil compared to natural gas, could be significantly different from the energy equivalency of 6 Mcf: 1 Bbl, and therefore utilizing this conversion ratio may be misleading as an indication of value. Production volumes and per Boe calculations are presented on a gross working interest basis, before royalty interests, unless otherwise stated.
Overview
Lucero is an independent energy company focused on the acquisition, development and production of oil-weighted assets in the Bakken and Three Forks formations in the Williston Basin of North Dakota. Lucero’s strategy focuses on acquiring and developing leases in the most prolific areas of the Williston Basin where the resources and stacked pay zones are highly prospective. Following the June 2023 disposition of non-operated oil and gas assets discussed below, Lucero operates substantially all of its assets and properties itself. Lucero has various operated undrilled spacing units and intends to continue to pursue working interests in and surrounding its core fields.
Cyclical and Seasonal Impact of Industry
Lucero’s operational results and financial condition are dependent on the prices received for its oil and natural gas production. Oil and natural gas prices have fluctuated widely during recent years. Commodity prices are determined by supply and demand, geopolitical factors, weather and general economic conditions, as well as conditions in other oil and natural gas regions. Declines in oil and natural gas prices could have an adverse effect on Lucero’s financial condition. In addition, the development of oil and natural gas reserves is dependent on access to areas where drilling and other oilfield operations are to be undertaken. Seasonal weather variation including freeze-up and break-up, affect access to Lucero’s properties in certain circumstances. See “Risk Factors — Risk Factors Relating to Lucero — Prices, Markets and Marketing” and “Risk Factors — Risk Factors Relating to Lucero — Exploration, Development and Production Risks.”
Ongoing Acquisition Activities
Lucero evaluates potential acquisitions of various types of oil and natural gas and other energy related assets as part of its ongoing asset portfolio optimization and management programs. Lucero may be in the process of evaluating and offering on several potential acquisitions at any one time which individually or together could be material and it is in the normal course of its business to routinely make offers on properties or acquisitions that fit within its business strategy and objectives.
Recent Transactions and Events
Property Disposition.   On June 15, 2023, Lucero closed a disposition of certain non-strategic, non-operated oil and gas assets within its North Dakota Bakken/Three Forks play for consideration of C$140.2 million (US$104.6 million) before customary closing adjustments (the “Disposition”). The closing date of the Disposition was June 15, 2023, and the effective date of the Disposition was January 1, 2023. After closing adjustments, net cash proceeds were C$130.5 million (US$98.1 million).
Normal Course Issuer Bid.   On June 19, 2023, Lucero commenced a normal course issuer bid to purchase, from time to time, up to a maximum of 33.1 million Lucero common shares on the open market through the facilities of the TSXV and alternative trading systems over the 12-month period following the commencement date. As of September 30, 2024, 33.1 million common shares were repurchased by Lucero under the normal course issuer bid and subsequently cancelled, at an average cost of C$0.63 per common share. On June 14, 2024, Lucero announced the renewal of the normal course issuer bid to purchase for cancellation, up to a maximum of an additional 31.9 million common shares of Lucero over a twelve-month period commencing June 19, 2024. As of September 30, 2024, no common shares have been repurchased by Lucero under the current normal course issuer bid.
Property Acquisition.   During the nine months ended September 30, 2024, Lucero closed an acquisition of top-up working interests in Lucero’s core Williston Basin area for total cash consideration of C$5.6 million.
Environment Policies
The oil and natural gas industry is subject to extensive controls and regulations governing its operations imposed by legislation enacted by various levels of government, all of which should be carefully considered by investors in the oil and natural gas industry. Since these requirements apply to all operators in the oil and natural gas industry, it is not anticipated that Lucero’s competitive position within the industry will be adversely affected in a manner materially different than that of other oil and natural gas companies of similar size. All legislation is a matter of public record and Lucero are unable to predict what additional legislation or amendments may be enacted.
Compliance with provincial, state and federal environmental legislation can require significant expenditures or operational restrictions. Breach of such requirements may result in the suspension or revocation of necessary licenses and authorizations, civil liability for pollution damage and the imposition of material fines and penalties, all of which have the potential to negatively impact Lucero’s earnings and corporate growth. Lucero maintains an active list of its expected future expenditures to reclaim its properties to acceptable regulatory standards. This list is reviewed on an ongoing basis and the present value of these costs is recorded as a liability on Lucero’s financial statements. The expected future obligation is not outside the norm for a company of Lucero’s size and operations. At present, to the best of Lucero’s knowledge, it, and the operators of its non-operated properties (if any), meet all existing environmental standards and regulations and have included appropriate amounts in Lucero’s capital expenditure budget to continue to meet current environmental protection requirements. Internal procedures have been adopted to ensure environmental factors have been assessed before approval. See “Risk Factors — Risk Factors Relating to Lucero — Environmental.”
Renegotiation or Termination of Contracts
At the date hereof, Lucero does not anticipate that any aspect of its business may be materially negatively affected in the remainder of 2025 by the renegotiation or termination of contracts or subcontracts, other than Lucero’s ability to carry out its business strategy may be negatively affected if its senior credit facility was unexpectedly terminated. See “Risk Factors — Risk Factors Relating to Lucero — Credit Facility Arrangements.”
Competitive Conditions
Lucero is a member of the energy industry which is highly competitive. Lucero competes with other companies for business inputs, including development prospects, access to commodity markets, acquisition opportunities, available capital and personnel. Additionally, the area in which Lucero operates is a very competitive area of North Dakota. See “Risk Factors — Risk Factors Relating to Lucero — Industry Competition.”
Lucero strives to be competitive by maintaining financial flexibility, capitalizing on acquisition opportunities and by utilizing current technologies to enhance optimization, development and operational activities.
Results of Operations — Year Ended December 31, 2023 Compared to the Year Ended December 31, 2022, and Year Ended December 31, 2022 Compared to Year Ended December 31, 2021
Production
	Year ended December 31,
	2023	2022	2021
Tight oil (Bbl per day)	6,172	6,564	6,930
Shale gas (Mcf per day)	12,180	12,207	11,226
Natural gas liquids (Bbl per day)	2,466	2,275	1,747
Total (Boe per day)	10,668	10,874	10,548
Liquids percentage of total	81%	81%	82.3
Total production during the year ended December 31, 2023 decreased 2% compared to the year ended December 31, 2022. The decrease was due to the Disposition, partially offset by new production from operated wells drilled and completed during the year.
Total production during the year ended December 31, 2022 increased 3% compared to the year ended December 31, 2021. The increase in the year ended December 31, 2022, was primarily due to new production from operated wells drilled and completed during the year, offset by natural declines.
Pricing
	Year ended December 31,
	2023	2022	2021
Average Benchmark Prices (US$):
Crude oil – WTI (per Bbl)	$77.62	$94.23	$67.96
Natural gas – HH spot (per Mcf)(1)	$2.84	$6.37	$3.91
Average Differential (US$):
Crude oil – (per Bbl)	$0.64	$1.09	$(1.63)
Natural gas – (per Mcf)(1)	$(0.99)	$(1.81)	$(2.20)
Average Realized Prices (US$):
Tight oil (per Bbl)	$78.26	$95.32	$66.33
Shale gas (per Mcf)	$1.85	$4.56	$1.71
Natural gas liquids (per Bbl)	$4.22	$17.37	$12.76
Average Realized Prices (C$):
Tight oil (per Bbl)	$105.63	$124.12	$83.16
Shale gas (per Mcf)	$2.50	$5.93	$2.15
Natural gas liquids (per Bbl)	$5.70	$22.61	$16.00

(1)
Includes conversion from Mmbtu to Mcf.

Lucero’s average premium differential for crude oil narrowed during the year ended December 31, 2023. Crude oil pricing differentials are largely a function of global and regional supply/demand fundamentals as well as crude oil quality, transportation and inventories.

Henry Hub benchmark natural gas prices in the year ended December 31, 2023 decreased compared to year ended December 31, 2022, as North American and global supply/demand fundamentals subsided. NGL prices in the year ended December 31, 2023 reflected the significant decrease in domestic demand combined with an oversupply of the domestic liquids market.
Benchmark commodity prices recovered throughout 2021 and into 2022. Lucero’s average differential for crude oil improved during the year ended December 31, 2022, contributing to a significant improvement in realized tight oil prices. Crude oil pricing differentials are largely a function of global supply/demand fundamentals as well as crude oil quality, transportation and inventories.
Henry Hub benchmark natural gas prices in the year ended December 31, 2022 increased compared to the year ended December 31, 2021, as North American and global supply/demand fundamentals provided strong pricing momentum. NGL prices in the year ended December 31, 2022, reflected the improvement in oil prices.
Revenues and Royalties
	Year ended December 31,
(C$ thousands, except where noted)	2023	2022	2021
Tight oil	C$ 237,962	C$ 297,373	C$ 210,337
Shale gas	11,111	26,432	8,799
Natural gas liquids	5,128	18,777	10,204
Petroleum and natural gas revenues	C$ 254,201	C$ 342,582	C$ 229,340
Less: royalties	(42,658)	(63,358)	(42,699)
Petroleum and natural gas revenues, net	C$ 211,543	C$ 279,224	C$ 186,641
Royalties as a percentage of revenues	17%	18%	19%
Per Boe amounts:
Petroleum and natural gas revenues	C$ 65.28	C$ 86.32	C$ 59.57
Less: royalties	(10.96)	(15.96)	(11.09)
Petroleum and natural gas revenues, net	C$ 54.32	C$ 70.36	C$ 48.48
Revenues for the year ended December 31, 2023 decreased 26% compared to the year ended December 31, 2022. The decrease was due to the Disposition and lower realized commodity prices.
Lucero’s royalty rate as a percentage of revenues decreased for the year ended December 31, 2023, compared to the year ended December 31, 2022. The decrease was due to the Disposition, as the non-operated properties incurred higher royalty rates than Lucero’s operated properties, and increased production from operated assets that benefit from lower royalty rates in the current year.
Revenues in the year ended December 31, 2022 increased 49% compared to the year ended December 31, 2021. The increase was primarily due to increased realized commodity prices.
Lucero’s royalty rate as a percentage of revenues decreased for the year ended December 31, 2022, compared to the year ended December 31, 2021. The decrease was primarily due to an increase in production from assets that benefit from lower royalty rates in the current period.
Realized and Unrealized Gain (Loss) on Financial Derivatives
Year ended December 31,
(C$ thousands, unless otherwise noted)	2023	2022	2021
Realized loss on financial derivatives	—	C$(45,966)	C$(52,694)
Realized loss on financial derivatives per Boe	—	C$ (11.58)	C$ (13.69)
Unrealized gain on financial derivatives	—	C$ 16,318	C$ (5,216)
Unrealized gain on financial derivatives per Boe	—	C$ 4.11	C$ (1.35)

Operating Expenses
	Year ended December 31,
(C$ thousands, unless otherwise noted)	2023	2022	2021
Operating expenses	C$35,594	C$34,695	C$45,554
Operating expenses per Boe	C$ 9.14	C$ 8.74	C$ 11.83
Operating expenses on a total and per Boe basis increased for the year ended December 31, 2023, compared to the year ended December 31, 2022. The increase in the year ended December 31, 2023 was primarily due to operating cost inflation, largely related to non-operated properties, which impacted two full quarters prior to the Disposition.
Operating expenses increased on both a dollar and per Boe basis for the year ended December 31, 2022, compared to the year ended December 31, 2021. The increase was primarily due to cost inflation, largely related to non-operated properties.
Production Taxes
	Year ended December 31,
(C$ thousands, unless otherwise noted)	2023	2022	2021
Production taxes	C$19,463	C$27,715	C$16,992
Production taxes per Boe	C$ 5.00	C$ 6.98	C$ 4.41
Production taxes – % of petroleum and natural gas revenues, net	9%	10%	9.%
Production taxes are determined by the State of North Dakota, and depending on prevailing crude oil prices, can range between 8% and 11% of Lucero’s gross value of after-royalty volumes produced at the wellhead, after certain allowable exemptions. In the year ended December 31, 2023, production taxes, as a percentage of petroleum and natural gas revenues, net, were slightly lower than the year ended December 31, 2022, reflecting lower commodity prices.
Production taxes, on both a dollar and per Boe basis, in the year ended December 31, 2022 were higher than the year ended December 31, 2021, primarily due to higher crude oil prices.
Transportation Expenses
	Year ended December 31,
(C$ thousands, unless otherwise noted)	2023	2022	2021
Transportation expenses	C$6,382	C$7,282	C$7,361
Transportation expenses per Boe	C$ 1.64	C$ 1.83	C$ 1.91
Transportation expenses associated with Lucero’s petroleum production are netted against the related revenue if they are incurred following the transfer of control to the entity which has purchased the commodity. If transportation costs are incurred prior to the sale of the production, such costs are reflected separately as an expense in the consolidated statement of operations and comprehensive income. Transportation expenses per Boe in the year ended December 31, 2023 were relatively consistent compared to the year ended December 31, 2022.
Transportation expenses per Boe in the year ended December 31, 2022 were relatively consistent compared to the year ended December 31, 2021.

Operating Netback
	Year ended December 31,
(C$ per Boe, unless otherwise noted)	2023	2022	2021
Petroleum and natural gas revenues	C$ 65.28	C$ 86.32	C$ 59.57
Royalties	(10.96)	(15.96)	(11.09)
Operating expenses	(9.14)	(8.74)	(7.42)
Production taxes	(5.00)	(6.98)	(4.41)
Transportation expenses	(1.64)	(1.83)	(1.91)
Operating netback prior to hedging(1)	C$ 38.54	C$ 52.81	C$ 34.74
Realized loss on financial derivatives	—	(11.58)	(13.69)
Operating netback(1)	C$ 38.54	C$ 41.23	C$ 21.05

(1)
Non-GAAP measure that does not have any standardized meaning under IFRS and therefore may not be comparable to similar measures presented by other entities. Refer to the section “— Lucero Non-GAAP and Other Financial Measures” set forth below.

General and Administrative Expenses (“G&A”)
	Year ended December 31,
(C$ thousands, unless otherwise noted)	2023	2022	2021
General and administrative expenses	C$10,549	C$10,311	C$6,623
Capitalized general and administrative expenses	(3,166)	(3,057)	(1,172)
Net general and administrative expenses	C$ 7,383	C$ 7,254	C$ 5,451
Net general and administrative expenses per Boe	C$ 1.90	C$ 1.83	C$ 1.42
Net G&A expenses were relatively consistent on a per Boe basis for the year ended December 31, 2023, compared to the year ended December 31, 2022.
Net G&A expenses increased, on both a dollar and per Boe basis, for the year ended December 31, 2022, compared to the year ended December 31, 2021. This was largely the result of additional administrative costs associated with the implementation of Lucero’s new management team’s corporate strategy.
Transaction Related Costs
	Year ended December 31,
(C$ thousands, unless otherwise noted)	2023	2022	2021
Transaction related costs	C$2,454	C$2,100	—
Transaction related costs per Boe	C$ 0.63	C$ 0.53	—
Transaction related costs in the year ended December 31, 2023 are one-time costs related to the Disposition. Transaction related costs in the year ended December 31, 2022 related to severance costs and one-time administrative costs incurred to transition a new management team.
Depletion and Depreciation Expenses
	Year ended December 31,
(C$ thousands, unless otherwise noted)	2023	2022	2021
Depletion and depreciation expenses	C$51,886	C$48,757	C$46,207
Depletion and depreciation expenses per Boe(1)	C$ 13.33	C$ 12.29	C$ 12.00

(1)
“Depletion and depreciation expenses per Boe” is comprised of Lucero’s depletion and depreciation expenses, as determined in accordance with IFRS, divided by Lucero’s total production (on a Boe basis).

Depletion and depreciation expenses for the year ended December 31, 2023 on a per Boe basis increased, compared to the year ended December 31, 2022, primarily due to the removal of reserves and future development costs related to the Disposition, as well as the weakening of the Canadian dollar, relative to the U.S. dollar.
Depletion and depreciation expenses on a per Boe basis remained relatively consistent for the year ended December 31, 2022, compared to the year ended December 31, 2021.
Finance Expenses (Income)
	Year ended December 31,
(C$ thousands)	2023	2022	2021
Senior credit facility interest and amortized financing costs	C$ 4,383	C$7,081	C$10,838
Interest income	(2,184)	—	—
Decommissioning obligations accretion	169	174	208
Lease interest	60	73	92
Total finance expenses (income), net	C$ 2,428	C$7,328	C$11,821
In the year ended December 31, 2023, finance expenses were lower compared to the year ended December 31, 2022, reflecting the increase in interest income on Lucero’s cash balance in the second half of 2023, combined with the lower average drawn amount on the senior credit facility in the first half of 2023.
In the year ended December 31, 2022, finance expenses were lower compared to the year ended December 31, 2021, reflecting the elimination of preferred share dividends on the exchange of Lucero’s preferred shares for common shares in April 2021, as well as a decrease in the average drawn amount on the senior credit facility.
Share-Based Compensation Expenses
	Year ended December 31,
($ thousands)	2023	2022	2021
Gross share-based compensation expenses	C$ 9,510	C$ 6,434	C$1,096
Capitalized share-based compensation expenses	(3,335)	(2,256)	(179)
Net share-based compensation expenses	C$ 6,175	C$ 4,178	C$ 917
Net share-based compensation expenses per Boe	C$ 1.59	C$ 1.05	C$ 0.24
Lucero has granted restricted share bonus awards and performance share bonus awards (collectively, the “Share Bonus Awards”) to certain directors, officers, and employees. Share Bonus Awards granted according to the plan generally vest over three years from the date of grant and expire before the end of the third year from the date of grant. Restricted share bonus awards vest pro rata, typically over a three-year period. Performance share bonus awards vest ratably over a three-year period, and their value is based on achievement of certain performance hurdles and are subject to a multiplier between 0 and 2.0 times based on Lucero’s performance against specified key performance indicators. The Share Bonus Awards may be settled by Lucero, in its sole discretion, in cash or Lucero common shares. The estimated fair value of the Share Bonus Awards is determined based on the current market value of the Lucero common shares at the dates of grant and considering anticipated forfeiture rates. For purposes of valuing performance share bonus awards, Lucero assumes a performance share bonus award multiplier of 1.0 times. A charge to income is reflected as share-based compensation expense in the consolidated statement of operations and comprehensive income over the vesting period with a corresponding increase to contributed surplus in the consolidated statement of financial position.
In the year ended December 31, 2023, net share-based compensation expenses were higher than the year ended December 31, 2022 largely due to Share Bonus Awards granted to new management and employees in the first half of 2022, as well as the impact of the multiplier on Performance Share Bonus Awards.

Net share-based compensation expenses increased in the year ended December 31, 2022 compared to the year ended December 31, 2021, primarily due to share bonus awards granted to Lucero’s new management team and staff.
Foreign Currency Gain (Loss) and Translation Adjustment
	Year ended December 31,
	2023	2022	2021
Foreign currency translation rates – C$/US$
Average period exchange rate	C$1.3497	C$1.3021	C$1.2537
Ending period exchange rate	C$1.3226	C$1.3544	C$1.2637
Lucero’s consolidated financial statements are reported in Canadian dollars, which is Lucero’s presentation currency. Transactions of PetroShale US are recorded in U.S. dollars, its functional currency, as this is the primary economic environment in which the subsidiary operates. The assets, liabilities, and results of operations of PetroShale US are translated to Canadian dollars in the consolidated financial statements according to Lucero’s foreign currency translation policy, with any corresponding gain or loss reflected as a currency translation adjustment in other comprehensive income. In the year ended December 31, 2023, Lucero recorded a currency translation loss of C$11.8 million compared to a currency translation gain of C$28.4 million in the year ended December 31, 2022.
In the year ended December 31, 2022, due to a weakening Canadian dollar relative to the U.S. dollar, Lucero recorded a currency translation gain of C$28.4 million.
Taxes
For the year ended December 31, 2023, Lucero recorded deferred income tax expense of C$23.5 million compared to C$29.7 million for the year ended December 31, 2022.
Results of Operations — Nine Months Ended September 30, 2024 Compared to the Nine Months Ended September 30, 2023
Production
	Nine months ended September 30,
	2024	2023
Tight oil (Bbl per day)	4,689	6,355
Shale gas (Mcf per day)	13,540	12,248
Natural gas liquids (Bbl per day)	2,567	2,495
Total (Boe per day)	9,513	10,891
Liquids percentage of total	76%	81%
Total production during the nine months ended September 30, 2024 decreased 13% compared to the nine months ended September 30, 2023. The decrease in the nine months ended September 30, 2024 was primarily due to the Disposition.

Pricing
	Nine months ended September 30,
	2024	2024
Average Benchmark Prices (US$):
Crude oil – WTI (per Bbl)	$77.56	$77.38
Natural gas – HH spot (per Mcf)(1)	$2.16	$2.52
Average Differential (US$):
Crude oil – (per Bbl)	$(2.36)	$0.75
Natural gas – (per Mcf)(1)	$(1.82)	$(0.42)
Average Realized Prices (US$):
Tight oil (per Bbl)	$75.20	$78.13
Shale gas (per Mcf)	$0.34	$2.10
Natural gas liquids (per Bbl)	$2.83	$4.00
Average Realized Prices (C$):
Tight oil (per Bbl)	$102.30	$105.14
Shale gas (per Mcf)	$0.46	$2.83
Natural gas liquids (per Bbl)	$3.84	$5.38

(1)
Includes conversion from Mmbtu to Mcf.

Lucero’s average differential for crude oil widened to a discount during the nine months ended September 30, 2024. Crude oil pricing differentials are largely a function of global and regional supply/demand fundamentals as well as crude oil quality, transportation and inventories.
Henry Hub benchmark natural gas prices in the nine months ended September 30, 2024 weakened compared to the nine months ended September 30, 2023, whereas Lucero’s realized natural gas and NGL prices are influenced by uncontrollable variables such as regional supply/demand, natural gas takeaway dynamics and midstream heat content limitations.
Revenues and Royalties
	Nine months ended September 30,
(C$ thousands, except where noted)	2024	2023
Tight oil	$131,440	$182,408
Shale gas	1,704	9,451
Natural gas liquids	2,704	3,662
Petroleum and natural gas revenues	$135,848	$195,521
Less: royalties	(22,159)	(33,219)
Petroleum and natural gas revenues, net	$113,689	$162,302
Royalties as a percentage of revenues	16%	17%
Per Boe amounts:
Petroleum and natural gas revenues	$52.12	$65.76
Less: royalties	(8.50)	(11.17)
Petroleum and natural gas revenues, net	$43.62	$54.59
Petroleum and natural gas revenues in the nine months ended September 30, 2024 decreased 31% compared to the nine months ended September 30, 2023. The decrease was due to lower production volumes after the Disposition, and lower realized shale gas and NGL prices.

Lucero’s royalty rate as a percentage of revenues decreased in the nine months ended September 30, 2024, compared to the nine months ended September 30, 2023. The decrease in the nine months ended September 30, 2024, compared to the nine months ended September 30, 2023 was largely due to the Disposition, which eliminated wells that incurred higher royalty rates.
Operating Expenses
	Nine months ended September 30,
(C$ thousands, unless otherwise noted)	2024	2023
Operating expenses	C$21,398	C$27,431
Operating expenses per Boe	C$ 8.21	C$ 9.23
Production Taxes
	Nine months ended September 30,
(C$ thousands, unless otherwise noted)	2024	2023
Production taxes	C$10,331	C$15,073
Production taxes per Boe	C$ 3.96	C$ 5.07
Production taxes – % of petroleum and natural gas revenues, net	9%	9%
Production taxes are determined by the State of North Dakota, and depending on prevailing crude oil prices, can range between 8% and 11% of Lucero’s gross value of after-royalty volumes produced at the wellhead, after certain allowable exemptions. In the nine months ended September 30, 2024, production taxes, as a percentage of petroleum and natural gas revenues, net, were consistent with the nine months ended September 30, 2023.
Transportation Expenses
	Nine months ended September 30,
(C$ thousands, unless otherwise noted)	2024	2023
Transportation expenses	C$4,098	C$4,956
Transportation expenses per Boe	C$ 1.57	C$ 1.67
Transportation expenses associated with Lucero’s petroleum production are netted against the related revenue if they are incurred following the transfer of control to the entity which has purchased the commodity. If transportation costs are incurred prior to the sale of the production, such costs are reflected separately as an expense in the consolidated statement of operations and comprehensive income. Compared to the nine months ended September 30, 2023, transportation expenses per Boe in the nine months ended September 30, 2024 were lower, largely reflecting the benefits of disposing higher cost properties in the Disposition.
Operating Netback
	Nine months ended September 30,
(C$ per Boe, unless otherwise noted)	2024	2023
Petroleum and natural gas revenues	C$52.12	C$ 65.76
Royalties	(8.50)	(11.17)
Operating expenses	(8.21)	(9.23)
Production taxes	(3.96)	(5.07)
Transportation expenses	(1.57)	(1.67)
Operating netback(1)	C$29.88	C$ 38.62

(1)
Non-GAAP measure that does not have any standardized meaning under IFRS and therefore may not be comparable to similar measures presented by other entities. Refer to the section “Non-GAAP and Other Financial Measures” contained within this Lucero MD&A.

G&A
	Nine months ended September 30,
(C$ thousands, unless otherwise noted)	2024	2023
General and administrative expenses	C$ 6,386	C$ 7,991
Capitalized general and administrative expenses	(1,562)	(2,318)
Net general and administrative expenses	C$ 4,824	C$ 5,673
Net general and administrative expenses per Boe	C$ 1.85	C$ 1.91
Net G&A expenses were relatively consistent on a per Boe basis for the nine months ended September 30, 2024, compared to the nine months ended September 30, 2023.
Transaction Related Costs
	Nine months ended September 30,
(C$ thousands, unless otherwise noted)	2024	2023
Transaction related costs	—	C$2,454
Transaction related costs per Boe	—	C$ 0.83
Transaction related costs in the nine months ended September 30, 2023 were one-time costs related to the Disposition.
Depletion and Depreciation Expenses
	Nine months ended September 30,
(C$ thousands, unless otherwise noted)	2024	2023
Depletion and depreciation expenses	C$37,740	C$39,327
Depletion and depreciation expenses per Boe(1)	C$ 14.48	C$ 13.23

(1)
“Depletion and depreciation expenses per Boe” is comprised of Lucero’s depletion and depreciation expenses, as determined in accordance with IFRS, divided by Lucero’s total production (on a Boe basis).

Depletion and depreciation expenses for the nine months ended September 30, 2024 on a per Boe basis increased, compared to the nine months ended September 30, 2023, primarily due to the removal of reserves and future development costs related to the Disposition.
Finance Expenses (Income)
	Nine months ended September 30,
(C$ thousands)	2024	2023
Senior credit facility interest and amortized financing costs	C$ 1,860	C$ 3,711
Interest income	(3,737)	(1,071)
Decommissioning obligations accretion	126	130
Lease interest	55	43
Total finance expenses (income), net	C$(1,696)	C$ 2,813

In the nine months ended September 30, 2024, interest income exceeded interest expenses as a result of Lucero’s cash balance during the periods. In June 2023, Lucero used the cash proceeds from the Disposition to eliminate the balance owing on the senior credit facility. Senior credit facility interest includes standby fees on the undrawn amounts of the senior credit facility.
Share-Based Compensation Expenses
	Nine months ended September 30,
($ thousands, unless otherwise noted)	2024	2023
Gross share-based compensation expenses	C$ 5,509	C$ 8,206
Capitalized share-based compensation expenses	(1,931)	(2,878)
Net share-based compensation expenses	C$ 3,578	C$ 5,328
Net share-based compensation expenses per Boe	C$ 1.37	C$ 1.79
In the nine months ended September 30, 2024, net share-based compensation expenses were lower than the nine months ended September 30, 2023, generally reflecting fewer Share Bonus Award grants since 2021, as well as increased forfeitures in 2024, compared to 2023.
Foreign Currency Gain (Loss) and Translation Adjustment
	Nine months ended September 30,
	2024	2023
Foreign currency translation rates – C$/US$
Average period exchange rate	C$1.3604	C$1.3457
Ending period exchange rate	C$1.3499	C$1.3520
Lucero’s consolidated financial statements are reported in Canadian dollars, which is Lucero’s presentation currency. Transactions of PetroShale US are recorded in U.S. dollars, its functional currency, as this is the primary economic environment in which the subsidiary operates. The assets, liabilities, and results of operations of PetroShale US are translated to Canadian dollars in the consolidated financial statements according to Lucero’s foreign currency translation policy, with any corresponding gain or loss reflected as a currency translation adjustment in other comprehensive income. In the nine months ended September 30, 2024 Lucero recorded a currency translation gain of C$10.2 million. This reflects a weaker Canadian dollar at September 30, 2024 compared to December 31, 2023.
Taxes
For the nine months ended September 30, 2024, Lucero recorded deferred income tax expense of C$10.2 million, reflecting a reduced amount of income before income taxes in the current period.
Non-GAAP and Other Financial Measures
Lucero uses certain measures to analyze historical financial performance, financial position and cash flow. These non-GAAP and other financial measures are not defined by IFRS and therefore may not be comparable to performance measures presented by others. These non-GAAP and other financial measures should not be considered to be more meaningful than GAAP measures which are defined by IFRS, such as net income or cash provided by operating activities, as indicators of Lucero’s performance.
Non-GAAP Financial Measures
Exploration and Development Expenditures
Lucero uses exploration and development expenditures to measure its investments in capital compared to its annual capital budget. The most directly comparable GAAP measure to exploration and development expenditures is additions to property, plant and equipment in the cash provided by (used in) investing activities. The reconciliation between additions to property, plant and equipment, as defined by IFRS, and exploration and development expenditures, as defined herein, is as follows:
	Year ended December 31,
(C$ thousands)	2023	2022	2021
Additions to property, plant and equipment	C$84,082	C$62,981	C$63,028
Capitalized general and administrative expenses	(3,166)	(3,057)	(1,172)
Exploration and development expenditures	C$80,916	C$59,924	C$61,856
	Nine months ended September 30,
(C$ thousands)	2024	2023
Additions to property, plant and equipment	C$88,981	C$79,503
Capitalized general and administrative expenses	(1,562)	(2,318)
Exploration and development expenditures	C$87,419	C$77,185
Operating Netback and Operating Netback Prior to Hedging
Operating netback represents petroleum and natural gas revenues, plus or minus any realized gain or loss on financial derivatives, less royalties, operating expenses, production taxes, and transportation expenses. Operating netback prior to hedging represents operating netback prior to any realized gain or loss on financial derivatives. Lucero believes that in addition to net income and cash provided by operating activities, operating netback and operating netback prior to hedging are useful supplemental measures as they assist in the determination of its operating performance, leverage, and liquidity. Operating netback is commonly used by investors to assess performance of oil and gas properties and the possible impact of future commodity price changes on energy producers.
The table below discloses Lucero’s operating netback and operating netback prior to hedging, including the reconciliation to its most closely comparable GAAP measure, petroleum and natural gas revenues.
	Year ended December 31,
(C$ thousands)	2023	2022	2021
Petroleum and natural gas revenues	C$254,201	C$342,582	C$229,340
Royalties	(42,658)	(63,358)	(42,699)
Operating expenses	(35,594)	(34,695)	(28,562)
Production taxes	(19,463)	(27,715)	(16,992)
Transportation expenses	(6,382)	(7,282)	(7,361)
Operating netback prior to hedging	C$150,104	C$209,532	C$133,726
Realized loss on financial derivatives	—	(45,966)	(52,694)
Operating netback	C$150,104	C$163,566	C$ 81,032
	Nine months ended September 30,
(C$ thousands)	2024	2023
Petroleum and natural gas revenues	C$135,848	C$195,521
Royalties	(22,159)	(33,219)
Operating expenses	(21,398)	(27,431)
Production taxes	(10,331)	(15,073)
Transportation expenses	(4,098)	(4,956)
Operating netback	C$ 77,862	C$114,842

Liquidity and Capital Resources
Summary
Lucero’s capital resources consist primarily of cash flow provided by operating activities, cash and cash equivalents and availability under its senior credit facility. Lucero is dependent on cash on hand, operating cash flows and equity or debt issuances to finance capital expenditures and property acquisitions. Borrowings, if any, are managed in relation to credit capacity and ability to generate future operating cash flows to service such debt.
Lucero continuously monitors production, commodity prices or resulting cash flows. Should the outlook for future cash flow forecasts reflect a significantly negative trend, Lucero is capable of managing its cash flows by reducing its drilling and completion activity on its operated properties, by not consenting to participate in additional drilling proposed by the operators of its non-operated properties and by entering into commodity price hedge contracts. Lucero considers its current and future financial capacity and liquidity before proceeding with additional wells and other operations on its operated lands.
The senior credit facility was undrawn at September 30, 2024 and December 31, 2023. In May 2024 the available borrowing base of the senior credit facility was renewed at US$160.0 million. Lucero has no other debt obligations.
Cash Flow Provided by Operating Activities
Cash flow provided by operating activities depends on several factors including commodity prices, royalty rates, production volumes, operating expenses, transportation expenses and production taxes, as well as the impact of changes in non-cash working capital. During the nine months ended September 30, 2024, cash flow provided by operating activities was C$71.1 million, compared to C$104.5 million in the nine months ended September 30, 2023. During the year ended December 31, 2023, cash flow provided by operating activities was C$136.7 million, compared to C$172.6 million in the year ended December 31, 2022. The decreases are primarily due to the Disposition and lower realized shale gas and NGL prices.
Financial Derivatives and Hedging Activities
Lucero’s results of operations and cash flow provided by operating activities are impacted by changes in market prices for crude oil, natural gas and NGLs. Lucero will, from time to time, enter into various derivative instruments to mitigate a portion of its exposure to adverse market changes in commodity prices. These derivative instruments allow Lucero to predict with greater certainty the total revenue it will receive, provide stability to its operating cash flows for capital spending planning purposes, and protect development and acquisition economics. As at September 30, 2024, Lucero had no derivative contracts outstanding.
Capital Expenditures
	Year ended December 31,
(C$ thousands)	2023	2022	2021
Drilling, completions and optimizations	C$ 72,564	C$57,004	C$54,951
Equipment and facilities	5,882	2,397	C$ 6,757
Land retention costs	2,425	311	C$ 114
Administrative assets	45	212	34
Exploration and development expenditures(1)	C$ 80,916	C$59,924	C$61,856
Capitalized G&A	3,166	3,057	1,172
Additions to property, plant and equipment	C$ 84,082	C$62,981	—
Proceeds from property disposition	(123,725)	—	—
Acquisitions	6,339	8,858	—
Total capital expenditures (proceeds)	C$ (33,304)	C$71,839	C$64,742

(1)
Non-GAAP measure that does not have any standardized meaning under IFRS and therefore may not be comparable to similar measures presented by other entities. Refer to the section “— Non-GAAP and Other Financial Measures” contained within this Lucero MD&A.

Capital expenditures, consisting of capitalized development activity for the year ended December 31, 2023, were funded from operating cash flows. During the year ended December 31, 2023, in addition to various well optimizations, Lucero completed six (5.5 net) operated wells and drilled five (4.3 net) operated wells.
Capital expenditures, consisting of capitalized development activity for the year ended December 31, 2021, were funded from operating cash flows. During the year ended December 31, 2021, Lucero cautiously invested in capital expenditures to maintain production while exploiting existing opportunities via DUCs and new drills. Capital expenditures in 2021 include the 23 gross wells drilled (5.08 net). During the fourth quarter of 2021, Lucero completed and brought on production from four gross operated (3.50 net) wells. Additionally, during the fourth quarter of 2021, Lucero participated in the drilling of eight gross non-operated (0.05 net) wells.
	Nine months ended September 30,
(C$ thousands)	2024	2023
Drilling, completions and optimizations	C$80,281	C$ 68,966
Equipment and facilities	5,865	5,755
Land retention costs	1,235	2,419
Administrative assets	38	45
Exploration and development expenditures(1)	C$87,419	C$ 77,185
Capitalized G&A	1,562	2,318
Additions to property, plant and equipment	C$88,981	C$ 79,503
Proceeds from property disposition(2)	—	(119,582)
Acquisitions	5,586	6,339
Total capital expenditures (proceeds)	C$94,567	C$ (33,740)

(1)
Non-GAAP measure that does not have any standardized meaning under IFRS and therefore may not be comparable to similar measures presented by other entities. Refer to the section “— Non-GAAP and Other Financial Measures” shown above.

(2)
C$119.6 million of proceeds from the Disposition was received in June 2023, C$4.1 million was received in December 2023 and the remaining C$6.8 million was received in the nine months ended September 30, 2024, for total proceeds of C$130.5 million.

Capital expenditures, consisting of capitalized development activity for the nine months ended September 30, 2024, were funded from operating cash flows and cash balances. During the nine months ended September 30, 2024, in addition to various well optimizations, Lucero completed six (4.7 net) operated wells and drilled six (4.9 net) operated wells.
Senior Credit Facility
Lucero maintains a senior revolving credit facility. In May 2024, the borrowing capacity was renewed at US$160.0 million with the existing lending syndicate. The term out date is May 31, 2025, at which point, the facility can be further extended at the option of the lenders or converted to a one-year term loan expiring on the one-year anniversary of the term out date. The amount of the facility is subject to a borrowing base test performed periodically based primarily on producing oil and natural gas reserves and using commodity prices estimated by the lenders as well as other factors. The next borrowing base review occurred in the end of November 2024. If a decrease in the borrowing base is determined by the lenders in the future, it could potentially result in a reduction to the senior credit facility, which may require a repayment to the lenders within 60 days, if the drawn amount exceeds the borrowing base.
The senior credit facility is subject to certain non-financial covenants and Lucero was in compliance with all covenants under the senior credit facility as at September 30, 2024. The senior credit facility has no financial covenants.
As at November 6, 2024, there was no balance drawn under the senior credit facility.
Contractual Obligations, Commitments and Off-Balance Sheet Arrangements
Contractual Obligations and Other Commercial Commitments
The following is a summary of Lucero’s contractual obligations and commitments as at September 30, 2024:
(C$ thousands)	Total	2024	2025	2026	Thereafter
Accounts payable and accrued liabilities	$32,614	$32,614	—	—	—
Lease liability	1,182	180	755	247	—
Total	$33,796	$32,794	$755	$247	—
Off-Balance Sheet Arrangements
Lucero is not involved with any contractual arrangement under which a non-consolidated entity may have an obligation under certain guarantee contracts, a retained or contingent interest in assets transferred to a non-consolidated entity or similar arrangement that serves as credit, liquidity or market risk support by Lucero to that entity for such assets. Lucero has no obligation under financial instruments or a variable interest in a non-consolidated entity that provides financing, liquidity, market risk or credit risk support to Lucero.
Critical Accounting Estimates
The timely preparation of the consolidated financial statements in accordance with IFRS requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies, if any, as at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the period. Actual results may differ from these estimates.
Critical judgments that have the most significant effect on the amounts recognized in the consolidated financial statements include the following:
Reserve Estimates
Lucero uses estimated proved and probable oil and gas reserves to deplete developed and producing (“D&P”) assets, to assess for indicators of impairment or impairment reversal on its cash generating unit (“CGU”) and if any such indicators exist, to perform an impairment test to estimate the recoverable amount of the CGU. The estimation of recoverable quantities of proved and probable oil and natural gas reserves is an inherently complex process and involves the exercise of professional judgment. Estimates are based on forecasted production, forecasted oil and gas commodity prices, forecasted operating costs, forecasted royalty costs and forecasted future development costs, all of which are subject to uncertainty. Lucero’s proved and probable oil and gas reserves are estimated by independent third party reserve evaluators and are determined in accordance with Canadian practices and specifically in accordance with NI 51-101 and the COGE Handbook.
Reserve adjustments are made annually based on actual volumes produced, the results from capital expenditure programs, revisions to previous estimates, new discoveries and acquisitions and dispositions made during the year. Changes in reserve estimates can affect the impairment of D&P assets, including the recovery of previously recorded impairment, the estimation of decommissioning obligations, and the amounts reported for depletion of D&P assets.
Impairment
Each quarter, management reviews indicators of impairment including internal and external sources of information including changes to reserve estimates, drilling results, performance of Lucero’s oil and gas producing assets and changes in commodity prices. Significant judgment is involved when assessing such indicators of impairment and if indicators do exist, to prepare estimates of value in use and fair value less selling costs. Related estimates include assumptions as to appropriate discount factors and future commodity prices.
Decommissioning Obligations
Lucero estimates the decommissioning obligations for oil and gas wells and their associated production facilities and pipelines. In most instances, removal of assets and remediation occurs many years into the future. Amounts recorded for the decommissioning obligations and related accretion expense require assumptions regarding removal date, future environmental legislation, the extent of reclamation activities required, the engineering methodology for estimating cost, inflation estimates, future removal technologies, and the estimate of the discount rates used to determine the present value of these cash flows.
Market Overview and Outlook
Companies operating in the oil and natural gas industry are subject to extensive regulation and control of operations (including land tenure, exploration, development, production, refining and upgrading, transportation and marketing) as a result of legislation enacted by various levels of government and with respect to the pricing and taxation of oil and natural gas through agreements among the governments of the United States and North Dakota, all of which should be carefully considered by investors in the oil and natural gas industry. All current legislation is a matter of public record and Lucero is unable to predict what additional legislation or amendments may be enacted.
Lucero’s wholly owned subsidiary, PetroShale US, holds interests in oil and natural gas properties and related assets in North Dakota in the United States. Outlined below are some of the principal aspects of legislation, regulations and agreements governing the oil and natural gas industry in the areas where Lucero operates.
Pricing, Taxes, Marketing and Transportation
United States
The sales prices of oil, NGLs and natural gas are currently set by the market. However, Lucero cannot predict whether new legislation to regulate the price of energy commodities might be proposed, what proposals, if any, might actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals might have on the operations of the underlying properties.
On December 22, 2017, the United States enacted the TCJA which, among other things, includes changes to U.S. federal tax rates, imposes new limitation on the utilization of net operating losses and the deductibility of interest and executive compensation, currently allows for expensing of certain capital expenditures, and eliminates the corporate Alternative Minimum Tax (as defined in the TCJA). On August 16, 2022, the United Stated enacted the IRA which, among other things, reinstated an alternative minimum tax for certain corporations, and imposed an excise tax on certain corporate stock purchases. The IRA also took action to expand oil and gas leasing in certain areas, increased royalty rates on new federal oil and gas leases, encourages streamlining of certain infrastructure projects (which may include pipelines), adopted fees and other incentives to reduce methane emissions, and expanded incentives for carbon capture and storage and the production of hydrogen. The IRA also expanded, extended and added production and investment tax credits to encourage investment in renewable energy resources. In addition, various proposals have periodically been made recommending the elimination of certain key U.S. federal income tax incentives currently available to oil and natural gas exploration and production companies. While these incentives have not been eliminated, future legislation may be introduced which would implement these proposals. Some of these changes could include: (i) repeal of the percentage depletion allowance for oil and natural gas properties; (ii) the elimination of current deductions for intangible drilling and development costs; and (iii) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether any of these changes will be enacted or how soon they could be effective.
FERC regulates rates and service conditions for the transportation of natural gas in interstate commerce which affects the marketing of natural gas Lucero produces, as well as the revenues Lucero receives for sales of such production. FERC exercises its ratemaking authority by applying cost-of-service principles, allowing for the negotiation of rates where there is a cost-based alternative rate or the granting of market-based rates in certain circumstances. FERC has also undertaken various initiatives to increase competition in the natural gas industry which may indirectly affect Lucero’s business and the markets for products derived from its business. These policies include regulations on open access transportation, natural gas quality, capacity release and market center promotion. Lucero may be also indirectly subject to certain reporting requirements of FERC based on the sale of natural gas from producing properties in which it has an interest.
The prices and terms of access to intrastate pipeline transportation are subject to state regulation. FERC has proposed and implemented new rules and regulations affecting natural gas transportation in recent years. Lucero does not believe that it will be affected by any such rules or changes to existing rules in a manner materially different than any other similarly situated natural gas producer.
Rates and service conditions for the interstate transportation of oil and natural gas liquids are also regulated by FERC. In general, these rates must be cost-based or based on an indexing system of transportation rates that allows pipelines to take an annual inflation-based rate increase. FERC has also established market-based rates and settlement rates as alternative forms of ratemaking in certain circumstances. Lucero cannot predict with any certainty what effect, if any, these regulations will have, but other factors being equal, the regulations may, over time tend to increase transportation costs which may have the effect of reducing net prices for oil and natural gas liquids.
Natural gas gathering facilities are exempt from regulation by FERC under Section 1(b) of the Natural Gas Act of 1938. Lucero believes that pipelines in which it has an interest will meet the “primary function test” that FERC has used to establish a pipeline’s status as a gathering system not subject to FERC jurisdiction. However, the distinction between FERC-regulated transmission pipelines and unregulated gathering systems has been subject to extensive litigation and is made by FERC on a case-by-case basis. Consequently, the classification and regulation of gathering facilities in which Lucero has an interest may be subject to change based on future determinations by FERC, the courts or Congress.
Such a change may result in increased regulation of such assets and could have an adverse and material effect on Lucero’s operations, operating expenses and revenues.
Finally, natural gas and crude oil take-away capacity is critical in the Williston Basin. Limited pipeline capacity and interrupted development may lead to the need for increased use of rail transportation and may create limits to market availability leading to downward price pressure on the Basin’s crude oil, natural gas and natural gas liquids. North Dakota statutory and regulatory limitations on flaring and venting may also place pressure on take-away capacity for associated natural gas in the Williston Basin.
Land Tenure and Royalties
United States
In the United States, the federal government and each state have statutes and regulations which govern oil and natural gas lease terms, including tenure, royalties, production rates and other provisions. Oil and natural gas lessees are often required to pay annual rental payments to comply with federal, state and private lease provisions until production begins or the lease term expires. Upon commencement of production, royalties and production taxes are paid on revenue received from oil and natural gas produced from federal, state and private lands. The royalty and production tax regime is a significant factor in the profitability of oil and natural gas production. Royalties payable on production from lands other than federal and state lands in the United States are determined by negotiations between the private mineral owner and the lessee. Federal, U.S. Indian and state royalties and production taxes in the United States are determined by government regulation and are generally calculated as a percentage of the value of the gross production less approved marketing and transportation deductions. The royalty rate payable for federal leases is generally fixed and varies from state to state for leases covering state-owned minerals. Other royalties and royalty-like interests are from time to time carved out of the working interest owner’s interest through non-public transactions. These are often referred to as overriding royalty interests, or net profits interests.
Calculation of royalties on private lands in the United States is determined by individual lease terms but is also subject to specific rules and laws concerning payment of royalties and calculation of production or post-production costs. Generally, post-production costs are not deducted from the price used to calculate royalties. Costs of production, on the other hand, are taken from the gross revenue as an adjustment to the actual market value “at the well” in states such as North Dakota. Many U.S. states require the producer to demonstrate that the cost deducted enhanced the value received for the production. States such as North Dakota require that the price at the well not reflect post production costs. The risk in North Dakota is in the characterization of costs in determination of whether the royalty calculation includes certain costs. Judicial determinations can alter these characterizations and may create the risk of large royalty-owner disputes with the potential for large damage awards.
Private mineral ownership in the United States is prevalent and generally on lands settled and patented before the early 1900s. The federal government and the state in which the minerals are located also hold ownership to mineral rights. The federal mineral rights are administered by the BLM. These owners, from governmental bodies to private individuals, grant rights to explore for and produce oil and natural gas pursuant to oil and natural gas leases, providing for varying consideration, term and royalties. As to those rights held by private owners, all terms and conditions may be negotiated. For those rights held by governmental agencies, typically the terms and conditions of the oil and natural gas lease have been predetermined by each governing or regulatory body and the consideration is determined by oral bidding.
A lease may generally be continued after the primary term provided certain minimum levels of drilling operations or production have been achieved and all lease rentals have been timely paid, subject to certain exceptions. To develop minerals, including oil and natural gas, it is necessary for the mineral estate owner(s) to have access to the surface estate. Under common law, the mineral estate is considered the “dominant” estate with the right to extract minerals subject to reasonable use of the surface. Each state has developed and adopted their own statutes and regulations that operators must follow both prior to drilling and following drilling including notification requirements and to provide compensation for lost land use and surface damages. The surface rights required for pipelines and facilities are generally governed by leases, easements, rights-of-way, permits or licenses granted by landowners or Governmental Entities. The North Dakota Surface Damage Compensation Act governs much of Lucero’s asset base and contains a number of requirements concerning notice, surface damage assessment and payments and loss of use by the surface owner. These requirements can lead to increased costs of production and must be complied with prior to beginning drilling operations.
Environmental Regulation
United States
Lucero’s U.S. oil and natural gas operations are regulated by administrative agencies under statutory and regulatory provisions of the states where such operations are conducted and by certain agencies of the federal government for operations on federal leases. These statutory and regulatory provisions regulate matters such as the exploration for and production of crude oil and natural gas, including provisions related to permits for the drilling of wells, bonding requirements in order to drill or operate wells, the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled and the abandonment of wells. Lucero’s U.S. operations are also subject to various conservation laws and regulations which regulate matters such as the size of drilling and spacing units or proration units, the number of wells which may be drilled in a spacing unit and the unitization or pooling of crude oil and natural gas properties. In addition, state conservation laws sometimes establish maximum rates of production from crude oil and natural gas wells, generally restrict the venting or flaring of natural gas, and impose certain requirements regarding the rateability or fair apportionment of production from fields and individual wells. In particular, the NDIC implemented rules in 2014 mandating a natural gas capture plan and production restrictions to reduce natural gas flaring associated with oil production. In 2014, the NDIC established a 74% natural gas-capture goal; and the NDIC has increased that goal several times since. The current natural gas-capture goal is at 91%. Lucero’s operations in the U.S. may also be subject to the regulation or threat of regulation initiated by the Mandan, Hidatsa and Arikara Native American Nations (also known as the Three Affiliated Tribes or MHA Nation). Special interest groups opposing development also seek to enforce these requirements through litigation. Compliance with these requirements can involve significant expenditures, including expenditures related to the imposition of material fines and penalties, administrative, civil and criminal liability for pollution, resolving the suspension or revocation of necessary licenses and authorizations, and compliance with clean-up orders. The federal government has also attempted to regulate natural gas capture. On November 18, 2016, the BLM issued a rule concerning, among other things, the alleged waste of Federal and Indian gas through venting, flaring, and leaks. The rule is called either the “Waste Prevention Rule” or the “Venting and Flaring Rule.” On September 28, 2018, the BLM revised the Venting and Flaring Rule due to its regulatory burden on energy production and jobs, and reinstated the rules that were in place before promulgation of the Venting and Flaring Rule. On October 8, 2020, the U.S. District Court for the District of Wyoming found that the BLM exceeded its statutory authority and acted arbitrarily in promulgating the Venting and Flaring Rule. The court ordered that the rule be vacated, except for certain severable provisions. The effect of the court’s order was to vacate all provisions of the Waste Prevention Rule pertaining to the loss of natural gas through venting, flaring, and leaks, and to reinstate NTL-4A with respect to venting, flaring, and avoidably/unavoidably lost determinations. On November 30, 2022, BLM published a new proposed rule to reduce the waste of natural gas from venting, flaring, and leaks during oil and gas production activities on federal and Indian leases. See Waste Prevention, Production Subject to Royalties, and Resource Conservation, 87 Fed. Reg. 73588 (Nov. 30, 2022). On April 10, 2024, BLM published the final rule in the Federal Register, which became effective on June 10, 2024. 89 Fed. Reg. 25378 (Apr. 10, 2024). The BLM reports that the new rule replaces the BLM’s current requirements governing venting and flaring, requires that operators take reasonable steps to prevent the waste of gas through venting, flaring and leakage, and also ensures that, when Federal or Indian gas is wasted, the public and Indian mineral owners are compensated through royalty payments. 89 Fed. Reg. 25378. On September 12, 2024, the U.S. District Court for the District of North Dakota preliminarily enjoined BLM from enforcing the new rule in North Dakota, Montana, Texas, Wyoming and Utah after finding the new rule likely is arbitrary and capricious and outside of BLM’s authority. North Dakota v. U.S. Department of the Interior, No. 1:24-cv-00066, 2024 U.S. Dist. LEXIS 164665 (D.N.D. Sept. 12, 2024). BLM has appealed this decision to the U.S. Court of Appeals for the Eighth Circuit. Further, BLM has clarified that, while this rule is enjoined in North Dakota, Montana, Texas, Wyoming and Utah, NTL-4A governs venting, flaring and avoidably/unavoidably lost determinations associated with federal and Indian oil and gas in these states.
At the federal level, well planning and permitting is primarily regulated by the BLM and BIA for operations on public and tribal lands under the Federal Land Policy and Management Act and NEPA. Environmental conservation and cultural and natural resources protection at the federal level are administered by numerous agencies under multiple statutes. The BLM can suspend permit approvals in specific areas while environmental analyses are being conducted and compliance documents required by NEPA are being prepared (e.g. environmental assessments and environmental impact statements). And there is substantial uncertainty regarding the ability to obtain leases and permit approvals for federal oil and natural gas operations in light of President Biden’s Executive Order No. 14,008, dated January 27, 2021, to the U.S. Secretary of the Interior to pause new oil and natural gas leasing on public lands. On June 15, 2021, the U.S. District Court for the Western District of Louisiana issued a preliminary injunction preventing implementation of the “pause” on onshore and offshore oil and natural gas leasing that was announced in Executive Order No. 14,008. The scope of the injunction was nationwide. After the Fifth Circuit Court of Appeals vacated the District Court’s preliminary injunction, Louisiana v. Biden, 45 F.4th 841 (5th Cir. 2022), the District Court permanently enjoined the DOI from implementing the “pause,” but limited the geographic scope of the injunction to 13 states. Louisiana v. Biden, 622 F. Supp. 3d 267, 298-99 (W.D. La. 2022). On March 27, 2023, the U.S. District Court for the District of North Dakota issued a preliminary injunction enjoining the DOI and the BLM from pausing quarterly oil and gas lease sales in North Dakota. North Dakota v. U.S. Department of the Interior, No. 1:21-cv-00148, slip. op. (D.N.D. Mar. 27, 2023). However, this litigation is ongoing. On December 31, 2024, the Wyoming District Court ruled that the BLM’s failure to hold lease sales during the third quarter of 2022 was “arbitrary and capricious and an abuse of discretion” because the BLM provided no explanation for doing so. Wyoming v. U.S. Department of the Interior, et al., and Center for Biological Diversity, et al., No. 1:22-cv-00247-SWS, (D. Wyo. Dec. 31, 2024).

However, the court also found while the BLM is required to hold quarterly lease sales, it has discretion to delay these sales until it determines that the covered lands are “available,” which the court defined as meaning that the lands “actually met the legal requirements for leasing, including NEPA.” Environmental groups have also invoked NEPA requirements in many lawsuits challenging the issuances of federal oil and natural gas leases and permits. Such litigation seeks the reversal or withdrawal of government approvals and injunctions prohibiting approved activities from proceeding, and often take years to resolve and inject uncertainty into ongoing and planned operations. Importantly, the BLM has resumed quarterly onshore lease sales, and, in light of the pending inauguration, Executive Order No. 14,008 will likely be withdrawn.
Environmental planning, permitting and compliance related to media protection and contaminants at the federal level are administered primarily by the EPA or by various states whose programs have been approved for implementation by the EPA. The EPA governs federal legislation, including the CAA, the CWA, the RCRA (other than oil and natural gas exempt wastes), the CERCLA, the OPA, the Emergency Planning and Community Right-to-Know Act, the SDWA (other than exclusions for underground injection) and federal Executive Orders. PetroShale US’s operations are subject to various regulations, including those relating to well permits, linear facilities, hydraulic fracturing, underground injection and setbacks (buffers) for environmental protection which are enforced by state agencies regulating oil and natural gas activities. In addition to the agencies that directly regulate oil and natural gas operations, there are other state and local conservation and environmental protection agencies that regulate air quality, state water quality, fish, wildlife, visual quality, transportation, noise, spills and incidents.
Additional regulations affecting Lucero’s operations include: the Federal Implementation Plan for Oil and Natural Gas Production Facilities (which requires oil and natural gas owners and operators producing from the Bakken Pool on the Fort Berthold Indian Reservation in North Dakota to reduce emissions of volatile organic compounds) and the EPA’s 2012 and 2016 air emission control rules for the oil and natural gas industry (which limit emissions of volatile organic compounds, sulfur dioxide and other air toxics in the oil and natural gas sector and include the first federal air standards for natural gas wells that are hydraulically fractured). In addition to providing emission control requirements, these regulations imposed monitoring, recordkeeping and reporting requirements. In 2020, the EPA issued two further rules which include policy amendments to the 2012 and 2016 rules, and technical amendments to the 2012 rules. On June 30, 2021, President Biden signed into law a joint Congressional resolution disapproving the 2020 final policy amendments to the EPA’s 2012 and 2016 NSPS. According to the EPA, a rule that is subject to a joint resolution of disapproval “shall be treated as though such rule had never taken effect.” On November 15, 2021, the EPA published a proposed rule regarding NSPS for the oil and natural gas sector. Parts of the proposed rule reverse the Trump administration’s regulations regarding volatile organic compounds and methane emissions. According to the EPA, if the proposed rule is adopted, it will “sharply reduce methane and other harmful air pollution from both new and existing sources in the oil and natural gas industry.” On December 6, 2022, the EPA issued a supplemental proposal to update, strengthen, and expand the standards proposed on November 15, 2021. See Standards of Performance for New, Reconstructed, and Modified Sources and Emissions Guidelines for Existing Sources: Oil and Natural Gas Sector Climate Review, 87 Fed. Reg. 74702 (Dec. 6, 2022). According to the EPA, the supplemental proposal “would lead to significant and cost-effective reductions in climate and health-harming pollution and encourage the continued development and deployment of innovative technologies to further reduce this pollution in the Crude Oil and Natural Gas source category.” 87 Fed. Reg. at 74705. On March 8, 2024, the EPA published its final rule targeting methane emissions from the oil and gas sector. See Standards of Performance for New, Reconstructed, and Modified Sources and Emissions Guidelines for Existing Sources: Oil and Natural Gas Sector Climate Review, 89 Fed. Reg. 16820 (Mar. 8, 2024). The final rule includes New Source Performance Standards to reduce methane and smog-forming volatile organic compounds from new, modified and reconstructed sources. It also includes Emissions Guidelines, which set procedures for states to follow as they develop plans to limit methane from existing sources. On the same day that the EPA published its final rule, the State of Texas filed a lawsuit challenging the rule in federal court. Texas v. United States Environmental Protection Agency, Case No. 24-1054 (D.C. Cir. Mar. 8, 2024).
Hydraulic fracturing is a well stimulation technique used to maximize production of oil and natural gas in unconventional reservoirs, such as shale, coalbeds and tight sands. During hydraulic fracturing, specially engineered fluids containing chemical additives and proppant are pumped under high pressure into the well to create and hold open fractures in the formation. These fractures increase the exposed surface area of the rock in the formation and, in turn, stimulate the flow of natural gas or oil to the wellbore. As the use of hydraulic fracturing has increased, so have concerns about its potential environmental and human health impacts. Many concerns about hydraulic fracturing center on potential risks to drinking water resources, although other issues have been raised. In response to public concern, Congress directed the EPA to conduct scientific research to examine the relationship between hydraulic fracturing and drinking water resources. Hydraulic fracturing is typically regulated by state oil and natural gas conservation commissions, though federal agencies have asserted regulatory authority over certain aspects of the hydraulic fracturing process. For example, in 2011, the EPA began research under its Plan to Study the Potential Impacts of Hydraulic Fracturing on Drinking Water Resources. The BLM which regulates oil and natural gas operations located on federal and tribal lands, also issued rules imposing standards on hydraulic fracturing operations which targeted groundwater protection by updating the requirements for well-bore integrity, wastewater disposal and public disclosure of chemicals during hydraulic fracturing operations. The BLM rescinded the hydraulic fracturing rule on December 29, 2017.
States also have the authority to regulate hydraulic fracturing. North Dakota has regulations that require operators to disclose information about the chemicals used in their hydraulic fracturing fluids. In North Dakota, such disclosure must be made on the internet-based chemical registry FracFocus. FracFocus is operated by the Ground Water Protection Council, a group of state water officials, and the Interstate Oil and Gas Compact Commission, an association of oil and natural gas producing states. The online registry was created in 2011, in response, at least in part, to concerns from landowners about the chemical content of fracturing fluids that were being injected into oil and natural gas wells on their land as well as adjacent properties. FracFocus is widely accepted among the petroleum industry.
Crude oil production is transported by a diverse mix of pipeline, trucking and rail, all of which are subject to various regulatory risks. For example, regulations concerning the usage of certain types of tank cars that transport crude oil and NGLs by rail in the United States have been enacted, and this could increase the cost of utilizing rail to transport crude oil or NGLs.
Implementation of more stringent environmental regulations could affect the capital and operating expenditures and plans for Lucero’s operations. Lucero minimizes the potential of these impacts to its operations in many ways, including through participation and membership in trade organizations, such as the North Dakota Petroleum Council and focus on drilling near pipeline infrastructure.
Lucero believes that, in all material respects, it and the operators of its non-operated properties (if any) are in compliance with, and have complied with, all applicable environmental laws and regulations. Lucero has made and will continue to make expenditures in its efforts to comply with all environmental regulations and requirements. Lucero considers these a normal, recurring cost of its ongoing operations and not an extraordinary cost of compliance with governmental regulations. Lucero believes that its continued compliance with existing requirements has been accounted for and will not have a material and adverse impact on its financial condition, results of operations and operating cash flows. However, Lucero cannot predict the passage of or quantify the potential impact of any more stringent future laws and regulations at this time.
Qualitative and Quantitative Risks
Business Conditions and Risks
Lucero’s business is inherently risky and there is no assurance that hydrocarbon reserves will be discovered and economically produced. Financial risks associated with the petroleum industry include fluctuations in commodity prices, interest rates, currency exchange rates, the effects of inflation and the ability to access debt or equity financing at a reasonable cost, or at all. Operational risks include the performance of Lucero’s properties, safety and performance risks associated with drilling and well completion activities, competition for land and services, availability of transportation for Lucero’s production, environmental factors, reservoir performance uncertainties, a complex regulatory environment, other safety concerns and reliance on the operators of a portion of its properties. When acquiring land, Lucero uses technical and industry knowledge to evaluate potential hydrocarbon plays in order to pay what it believes are economically sound prices that will benefit its shareholders. Lucero’s focus is on areas where the prospects are understood by management. There is risk that Lucero may not realize the anticipated benefits of acquired properties or future development thereof.
Lucero minimizes operational risks by hiring experienced management and engaging experienced service providers on its operated properties and by participating with well-established operators of its non-operated properties.
Lucero’s focus is on areas and geological formations in which the prospects are understood by management. Technological tools are extensively used to increase the probability of success and reduce risk.
Lucero relies on appropriate sources of funding to support the various stages of its business strategy. There is no guarantee that external sources of financing will be available in the future, on favorable terms or at all. The various sources of funding include:
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Available cash on hand;

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Internally-generated funds flow from operations;

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New equity, if available on acceptable terms which may be utilized to fund acquisitions, to expand capital programs when appropriate and to repay any outstanding debt;

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Debt, in the form of traditional oil and gas borrowing base bank facilities, or subordinated debt which typically has a higher cost than bank debt; and

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Disposition of non-core assets.

Lucero is exposed to commodity price and market risk for its principal products of tight oil, shale gas and NGLs. Commodity prices are influenced by a wide variety of factors, most of which are beyond Lucero’s control. In addition, Lucero is exposed to fluctuations in the differentials between market price benchmarks and what is received in its geographic area of operation for its production. To manage this risk, Lucero may enter into financial derivative contracts for hedging purposes. These derivative contracts may relate to crude oil and natural gas prices, as well as foreign exchange and interest rates. When considering if derivative contracts are warranted, Lucero may also, from time to time, enter into fixed physical contracts to hedge the realized prices from its production. Lucero monitors the cost and associated benefit of these instruments and contracts as well as any debt levels and utilization rates on debt lines. Although Lucero’s intent in entering such derivative contracts is to manage its exposure to fluctuations in commodity prices, such contracts may limit its ability to fully realize the benefits of higher market prices.
Risk of cost inflation subjects Lucero to potential erosion of product netbacks and returns from well drilling and completion activities. For example, increasing costs of crude oil and natural gas production equipment and services can inflate operating costs or drilling and well completion expenditures. In addition, increasing prices for undeveloped land can inflate costs of both asset and corporate acquisitions.
The supply of service and production equipment at competitive prices is critical to the ability to add reserves at a reasonable cost and produce them in an economic and timely fashion. In periods of increased activity, these services and supplies can become difficult to obtain. Lucero and the operators of its non-operated properties attempt to mitigate this risk by developing long-term relationships with suppliers and contractors.
Demand for crude oil, NGLs and natural gas produced by Lucero exists within Canada and the United States; however, crude oil prices are affected by worldwide supply and demand fundamentals while natural gas prices are currently primarily affected by factors restricted to the North American market. Demand for NGLs is influenced mainly by the demand for petrochemicals in North American and offshore markets. Lucero mitigates the above-mentioned risks as follows:
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Lucero attempts to explore for and produce oil that is high quality (light, sweet), mitigating its exposure to adverse quality differentials;

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Natural gas production will generally be connected to established pipeline infrastructure or other local uses for the natural gas may be found; and

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Financial derivative instruments or fixed price physical contracts may be used where appropriate to manage commodity price volatility.

Lucero is exposed to operational risks in terms of engaging service suppliers and drilling contractors, the normal oilfield risks of dangerous operations and the potential for discharge of hazardous substances into the environment, arranging for marketing of Lucero’s tight oil and shale gas production, as well as financing the costs of completing wells and recovering a share of those costs from its non-operating partners. Lucero has and will continue to engage appropriate resources to ensure these risks are managed to the extent possible.
Lucero owns leases from individual mineral owners (Fee Leases), the State of North Dakota acting by and through the Board of University and School Lands (State Leases), individual native owners with approval from the Secretary of the Interior of the BIA (“Allotted Leases” or BIA Leases), and the BLM (Federal Leases). Lucero adheres to the EPA in its operations and is under the regulatory authority of the BIA, the BLM and the DOI’s Office of Natural Resources Revenue. The Allotted Leases are held in trust by the United States for the benefit of individual native owners and are subject to restrictions against alienation or encumbrance without approval of the Secretary of the Interior. All of Lucero’s Allotted Leases are located within the boundaries of the FBIR which makes Lucero subject to unique regulations that are not applicable to lands outside the FBIR. Lucero mitigates regulatory risk by maintaining good relationships with the BIA and local residents, and staying abreast of current regulations. Lucero’s ability to execute projects and realize the benefits therefrom is subject to factors beyond its control, including changes to regulations promulgated by any of the above entities.

MARKET PRICE AND DIVIDEND INFORMATION
Vitesse common stock trades on the NYSE under the symbol “VTS.” The closing price for Vitesse common stock on December 13, 2024, the last full trading day before the public announcement of the execution of the Arrangement Agreement, was $27.13 per share. On January 29, 2025, the latest practicable date before the date of this proxy statement, the closing price of Vitesse common stock was $26.39 per share.
The market price of shares of Vitesse common stock has fluctuated since the date of the announcement of the Arrangement and may continue to fluctuate from the date of this proxy statement, the date of the Special Meeting and the Effective Date. No assurance can be given concerning the market price of the shares of Vitesse common stock after completion of the Arrangement. Vitesse stockholders are advised to obtain current market quotations for Vitesse common stock and to review carefully the other information contained in this proxy statement.
On February 27, 2024, the Vitesse Board of Directors declared a regular quarterly cash dividend for Vitesse’s common stock of $0.50 per share for Vitesse stockholders of record as of March 15, 2024, which was paid on March 29, 2924. On May 2, 2024, the Vitesse Board of Directors declared a regular quarterly cash dividend for Vitesse’s common stock of $0.525 per share for Vitesse stockholders of record as of June 14, 2024, which was paid on June 28, 2024. On July 30, 2024, the Vitesse Board of Directors declared a regular quarterly cash dividend for Vitesse common stock of $0.525 per share for Vitesse stockholders of record as of September 16, 2024, which was paid on September 30, 2024. On October 30, 2024, the Vitesse Board of Directors declared a regular quarterly cash dividend for Vitesse common stock of $0.525 per share for Vitesse stockholders of record as of December 16, 2024, which was paid on December 31, 2024. The timing, declaration, amount of and payment of any future dividends will be within the discretion of the Vitesse Board of Directors and will depend upon many factors, including Vitesse’s financial condition, earnings, capital requirements of its operating subsidiaries, covenants associated with certain of its debt service obligations, legal requirements or limitations, industry practice and other factors deemed relevant by the Vitesse Board of Directors. While Vitesse believes that its future cash flows from operations will be able to sustain the current level of dividends, there can be no guarantee that Vitesse will be able to pay dividends at current levels or at all or otherwise return capital to Vitesse stockholders in the future. Vitesse has not adopted, and does not expect to adopt, a separate written dividend policy.
As of December 13, 2024, Vitesse had 29,543,575 shares of Vitesse common stock outstanding, held by approximately 1,163 stockholders of record (which amount of stockholders does not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but includes each such institution as one holder).

THE ARRANGEMENT AGREEMENT AND THE PLAN OF ARRANGEMENT
The summary of the material provisions of the Arrangement Agreement and the Plan of Arrangement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Arrangement Agreement, a copy of which is attached to this proxy statement as Annex A, and the Plan of Arrangement which is attached as Exhibit B to the Arrangement Agreement. This summary may not contain all of the information about the Arrangement Agreement and the Plan of Arrangement that is important to you. We urge you to carefully read the Arrangement Agreement in its entirety, including all of its schedules, as it is the legal document governing the Arrangement. The Arrangement Agreement contains representations and warranties that the parties have made to each other as of specific dates. The assertions embodied in the representations and warranties in the Arrangement Agreement were made solely for purposes of the Arrangement Agreement and the Arrangement and agreements contemplated thereby among the parties thereto, and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and the assertions embodied in the representations and warranties contained in the Arrangement Agreement (and summarized below) are qualified by information in disclosure letters provided by Lucero to Vitesse and by Vitesse to Lucero in connection with the signing of the Arrangement Agreement and by certain information contained in certain of Vitesse’s filings with the SEC. The disclosure letters and SEC filings contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Arrangement Agreement. In addition, information concerning the subject matter of the representations and warranties may have changed or may change after December 15, 2024 and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. In addition, if specific material facts arise that contradict the representations and warranties of Vitesse in the Arrangement Agreement, Vitesse will disclose those material facts in the public filings that it makes with the SEC in accordance with, and to the extent required by, applicable law. Accordingly, the representations and warranties in the Arrangement Agreement, the Plan of Arrangement and their descriptions in this proxy statement should not be read alone, but instead should be read in conjunction with the other information contained in the reports, statements and filings Vitesse publicly files with the SEC. For more information, see “Where You Can Find More Information.”
The Arrangement
The Arrangement Agreement provides that at the Effective Time, Vitesse will acquire all of the issued and outstanding Lucero common shares in exchange for Vitesse common stock, with Lucero continuing as a wholly owned subsidiary of Vitesse. The Arrangement will be implemented by way of the Plan of Arrangement under the provisions of the ABCA and requires approval of (a) at least two-thirds of the votes cast by holders of Lucero common shares present in person or represented by proxy at the Lucero shareholder meeting, (b) a simple majority of the votes cast by Lucero shareholders present in person or represented by proxy at such meeting, excluding the votes held by Lucero shareholders whose votes are required to be excluded under Multilateral Instrument 61-101 — Protection of Minority Securities Holders in Special Transactions and (c) the Alberta Court.
The Arrangement will become effective at the Effective Time on the Effective Date shown in the certificate of arrangement. If the Final Order is granted, and all other conditions to completion of the Arrangement as set out in the Arrangement Agreement are satisfied or waived (to the extent that such conditions are capable of being satisfied prior to the Effective Date and, if waived, are not prohibited from being waived), the parties will send to the registrar of corporations, for filing, the articles of arrangement and such other documents as may be required pursuant to the ABCA to give effect to the Arrangement.
Consideration Received Pursuant to the Arrangement
At the Effective Time, each Lucero shareholder (other than Lucero common shares held by dissenting Lucero shareholders) will receive 0.01239 of a share of Vitesse common stock in exchange for each Lucero common share they hold, subject to adjustment as set forth in the Arrangement Agreement and Plan of Arrangement, if applicable.
If between the date of the Arrangement Agreement and prior to the Effective Time, (i) the outstanding Lucero common shares or shares of Vitesse common stock are increased, decreased, changed into or exchanged for a different number of shares or different class of shares, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of such shares, (ii) a stock dividend or dividend payable in any other securities of Lucero or Vitesse is declared with a record date for the payment of such dividend within such period or (iii) any similar event occurs, then the stock consideration of Vitesse common stock shall be appropriately adjusted to provide for the same economic effect prior to such event.
In no event will any fractional shares of Vitesse common stock be issued as part of the Arrangement. As provided for in the Plan of Arrangement, where the aggregate number of shares of Vitesse common stock to be issued to a Lucero shareholder as Consideration would result in a fraction of a share of Vitesse common stock being issuable, the number of shares of Vitesse common stock to be received by such Lucero shareholder will be rounded to the nearest whole number of shares of Vitesse common stock.
Treatment of Lucero Share Awards and Lucero Warrants in the Arrangement
Lucero share awards that are outstanding immediately prior to the Effective Time will be treated in accordance with the Arrangement Agreement and the Lucero incentive plan. Lucero warrants that are outstanding immediately prior to the Effective Time will be treated in accordance with the Arrangement Agreement and the terms of each such warrant.
Lucero Share Awards
Subject to the terms and conditions of the Arrangement Agreement, Lucero and the Lucero Board may take all such actions as are necessary or desirable to effect the following, provided that neither Lucero nor the Lucero Board may settle the award value in respect of any outstanding Lucero share awards by payment in cash or with Lucero common shares acquired on the TSXV between the date of the Arrangement Agreement and the Effective Time without the prior written consent of Vitesse:
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Pursuant to the terms of the Lucero incentive plan, the payment date in respect of the outstanding and unvested Lucero share awards as at the Effective Date will be accelerated and the award value in respect of such Lucero share awards will become payable immediately prior to the Effective Time. Immediately prior to the Effective Time, Lucero shall settle the award value in respect of all outstanding and unvested Lucero share awards by the issuance of such number of Lucero common shares as may be required from treasury, in accordance with the terms of the Lucero incentive plan, less that number of Lucero common shares that is equal in value to the applicable withholding obligation (satisfactory to Vitesse, acting reasonably) and Vitesse shall cause Lucero to, promptly following Closing and in accordance with applicable law, pay to the appropriate Governmental Entity an amount of cash equal to the applicable withholding obligation in respect of the settlement of such holder’s Lucero share awards.

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After the date of the Arrangement Agreement, Lucero may settle any vested Lucero share awards by the issuance of such number of Lucero common shares as may be required from treasury, in accordance with the Lucero incentive plan, less that number of Lucero common shares that is equal in value to the applicable withholding obligation (satisfactory to Vitesse, acting reasonably) and Lucero shall, in accordance with applicable law, pay to the appropriate governmental an amount of cash equal to the applicable withholding obligation in respect of the settlement of such holder’s Lucero share awards.

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The “Performance Award Payout Multiplier,” as defined in the Lucero incentive plan, to be applied to the Lucero performance awards payable as set forth above, and the resulting number of Lucero common shares represented by such Lucero share awards (after application of such multiplier) and before any tax withholdings, in each case, are set forth in Lucero’s disclosure letter.

Lucero Warrants
Pursuant to the terms of the Lucero warrants, two-thirds of such Lucero warrants have, as of the date of the Arrangement Agreement, vested and are eligible for exercise. Lucero covenants and agrees that it will use its best efforts to encourage and facilitate the holders of all outstanding Lucero warrants to enter into warrant exercise and cancellation agreements, in the form attached as Exhibit E to the Arrangement Agreement, with Lucero on or prior to obtaining the Interim Order.
To the extent an amount is paid to a holder of Lucero warrants including the issuance of Lucero common shares for the Lucero warrants, and to the extent such Lucero warrants are subject to section 7 of the Tax Act:
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Lucero will elect under subsection 110(1.1) of the Tax Act, in prescribed form, in respect of such Lucero warrants exercised pursuant to a warrant exercise and cancellation agreement or pursuant to the terms of the Arrangement, as applicable, that neither Lucero, nor any person who does not deal at arm’s length with Lucero (including, for greater certainty, Vitesse after the Effective Time), will deduct, in computing income for purposes of the Tax Act, any amount in respect of a payment made (including the issuance of Lucero common shares) to such holders of Lucero warrants, in connection with the exercise of such Lucero warrants; and

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Lucero will provide such holders of Lucero warrants with evidence in writing of such election under subsection 110(1.1) of the Tax Act.

Dissent Rights of Lucero Shareholders
Registered Lucero shareholders may exercise rights of dissent with respect to the Lucero common shares held by such Lucero shareholders pursuant to Section 191 of the ABCA, as modified by the Interim Order, Final Order and the Plan of Arrangement.
None of the following will be entitled to exercise dissent rights: (i) a person who is not a registered holder of Lucero common shares in respect of which such rights are sought to be exercised, (ii) Lucero shareholders who vote or have instructed a proxyholder to vote their Lucero common shares in favor of the Arrangement Resolution or (iii) a Lucero shareholder who has not strictly complied with the procedures for exercising dissent rights or who withdrew such exercise prior to the Effective Time.
Efforts to Obtain Required Lucero Shareholder Approval
Lucero is required to take all action necessary in accordance with applicable laws and its organizational documents to duly give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the requisite approval of its shareholders relating to the Arrangement, to be held as promptly as reasonably practicable following the clearance of this proxy statement by the SEC (and in any event will use reasonable best efforts to convene such meeting within 45 days thereof).
Notwithstanding the forgoing, Lucero will be required to adjourn or postpone its shareholder meeting if required by applicable law or as required for quorum purposes and may adjourn or postpone its shareholder meeting (i) if there are insufficient shares of Lucero common shares represented (in person (online) or by proxy) at the time of such meeting to obtain the requisite approval of Lucero shareholders relating to the Arrangement or (ii) if Lucero determines that additional information needs to be added to the applicable proxy statement or circular with Vitesse’s prior written consent or as necessary to comply with applicable securities laws.
Unless the Lucero Board has modified its recommendation regarding the Arrangement as permitted under the Arrangement Agreement, Lucero will include in its circular the unanimous recommendation of the Lucero Board to the Lucero shareholders that they vote in favor of the Arrangement Resolution.
Efforts to Obtain Required Vitesse Stockholder Approval
Vitesse is required to take all action necessary in accordance with applicable laws and its organizational documents to schedule the Special Meeting for the purpose of obtaining the requisite approval of its stockholders relating to the stock issuance proposal, to be held as promptly as reasonably practicable following the clearance of this proxy statement by the SEC (and in any event will use reasonable best efforts to convene such meeting within 45 days thereof).
Notwithstanding the forgoing, Vitesse will be required to adjourn or postpone the Special Meeting if required by applicable law or as required for quorum purposes and may adjourn or postpone the Special

Meeting (i) if there are insufficient shares of Vitesse common stock represented (in person (online) or by proxy) at the time of such meeting to obtain the requisite approval of Vitesse stockholders relating to the Arrangement or (ii) if Vitesse determines that additional information needs to be added to the proxy statement either with Lucero’s prior written consent or as necessary to comply with applicable securities laws.
Unless the Vitesse Board of Directors has modified its recommendation regarding the Arrangement as permitted under the Arrangement Agreement, Vitesse will include in its proxy statement the unanimous recommendation of the Vitesse Board of Directors to the Vitesse stockholders that they vote in favor of the Stock Issuance Proposal.
Final Court Approval
After the Interim Order has been obtained, the Lucero shareholders have approved the Arrangement and the Vitesse stockholders have approved the Stock Issuance Proposal, Lucero is required to pursue an application for the Final Order as soon as reasonably practicable, but in any event not later than five business days thereafter, subject to the availability of the Alberta Court. The Alberta Court will consider, among other things, the procedural and substantive fairness of the terms and conditions of the Arrangement to the Lucero shareholders.
Corporate Governance
Pursuant to the Arrangement Agreement, Vitesse is required to take all actions necessary or appropriate to cause, upon the Effective Time, (i) the number of directors constituting the Vitesse Board of Directors to be increased by two and (ii) the two directors appointed to the Vitesse Board of Directors to fill such vacancy to be, unless otherwise agreed in writing by Vitesse and Lucero, the Designated Directors; provided, however, that at least one of any such Designated Directors is independent under the rules and regulations of the NYSE as determined by the Nominating, Governance and Environmental and Social Responsibility Committee of Vitesse. If the Effective Time occurs prior to the 2025 annual meeting of stockholders of Vitesse, then Vitesse shall take all corporate actions necessary to cause the Designated Directors to be included in the slate of nominees recommended by the Vitesse Board of Directors for election as directors at such 2025 annual meeting.
Representations and Warranties
The Arrangement Agreement contains certain representations and warranties of Lucero relating to the following: organization, standing and power; capital structure; authority; no violations; consents; securities documents; financial statements; absence of certain changes or events; no undisclosed material liabilities; Lucero circular; Lucero permits; compliance with applicable law; compensation; benefits; employment and labor matters; taxes; litigation; intellectual property and IT assets; real property; rights-of-way; oil and gas matters; environmental matters; material contracts; insurance; derivative transactions and hedging; cultural business; opinion of Lucero’s financial advisor; brokers; related party transactions; regulatory matters; takeover laws; corrupt practices legislation; confidentiality agreements; Competition Act (Canada); and no additional representations.
The Arrangement Agreement also contains certain representations and warranties of Vitesse relating to the following: organization, standing and power; capital structure; authority; no violations; consents; SEC documents; financial statements; absence of certain changes or events; no undisclosed material liabilities; Vitesse proxy statement; Vitesse permits; compliance with applicable law; compensation; benefits; employment and labor matters; taxes; intellectual property and IT assets; litigation; oil and gas matters; environmental matters; insurance; opinion of Vitesse’s financial advisor; brokers; regulatory matters; takeover laws; corrupt practices legislation; consideration; Competition Act (Canada); and no additional representations.
Certain of the representations and warranties of Lucero and Vitesse, as applicable, are qualified as to “materiality” or “material adverse effect.” For purposes of the Arrangement Agreement, the term “material adverse effect” means, with respect to either Vitesse or Lucero, as applicable, any fact, circumstance, effect, change, event or development that, individually or in the aggregate, (i) prevents, materially delays or materially impairs (or would reasonably be expected to prevent, materially delay or materially impair) the ability of such party or its subsidiaries to consummate the Arrangement or (ii) has, or would reasonably be expected to have, a material adverse effect on the financial condition, business or results of operations of such party and its subsidiaries, taken as a whole; provided, however, that, in respect of clause (ii) above, no fact, circumstance, effect, change, event or development (by itself or when aggregated or taken together with any and all other facts, circumstances, effects, changes, events or developments) to the extent directly or indirectly resulting from, arising out of, attributable to, or related to any of the following will be deemed to be or constitute a “material adverse effect” or will be taken into account when determining whether a “material adverse effect” has occurred or may, would or could occur:
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changes in the general economic, financial, credit or securities markets, including prevailing interest rates or currency rates, or regulatory or political conditions and changes in oil, natural gas, condensate or NGL prices or the prices of other commodities, including changes in price differentials;

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changes in general economic conditions in the: (i) oil and gas exploration and production industry; (ii) NGL fractionating and transportation industry generally; (iii) crude oil and condensate logistics and marketing industry generally; and (iv) natural gas marketing and trading industry generally (including in the case of each of clauses (i) through (iv) changes in law after the date of the Arrangement Agreement affecting such industries);

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the outbreak or escalation of hostilities or acts of war or terrorism, or any escalation or worsening thereof;

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any hurricane, tornado, flood, earthquake or other natural disaster;

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any epidemic, pandemic or disease outbreak (including the COVID-19 virus), or other public health condition, or any other force majeure event, or any escalation or worsening thereof;

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any change in the market price or trading volume of the Vitesse common stock or the Lucero common shares (it being understood and agreed that the exception in this clause will not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such change (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a material adverse effect);

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any failure to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period (it being understood and agreed that the exception in this clause will not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such failure (unless expressly excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a material adverse effect);

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any downgrade in rating of any indebtedness or debt securities of the applicable party (it being understood and agreed that the exception in this clause will not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such downgrade (unless expressly excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a material adverse effect;

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changes in any laws or regulations following the entry into the Arrangement Agreement applicable to Vitesse or Lucero, any of their respective subsidiaries or their respective assets or operations;

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changes in applicable accounting regulations or the interpretations thereof following the entry into the Arrangement Agreement;

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the execution and delivery of the Arrangement Agreement and the public announcement of the Arrangement Agreement and the Arrangement, and the identity of the parties or their respective affiliates, or any action expressly required or expressly permitted by the Arrangement Agreement or taken at the express written request of or with the express prior written consent of Vitesse (provided, that this clause will not apply to references to “Lucero Material Adverse Effect” in the representations and warranties set forth in certain sections of the Arrangement Agreement);

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any actions taken (or omitted to be taken) by Lucero or Vitesse at the written request or with the prior written consent of the other party;

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any legal proceedings commenced by any shareholder or stockholder, as applicable, of Lucero or Vitesse (on its own behalf or on behalf of Lucero or Vitesse, as applicable), arising out of or related to the Arrangement Agreement, the Arrangement or other transactions contemplated thereby; and

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any legal proceeding commenced after the date of the Arrangement Agreement under antitrust law in relation to the transactions contemplated thereby;

provided, however, that any change, event, development, circumstance, condition, occurrence or effect referred to in the first five bullet points and bullet points 9 and 10 above, unless otherwise excluded, be taken into account for purposes of determining whether a material adverse effect has occurred if and to the extent that such change, event, development, circumstance, condition, occurrence or effect disproportionately affects Vitesse or Lucero and their respective subsidiaries, in each case taken as a whole, relative to other similarly situated companies in the industries in which Vitesse and its subsidiaries and Lucero and its subsidiaries respectively operate.
Covenants
Conduct of Business
Lucero and Vitesse have agreed to undertake certain covenants between the date of the Arrangement Agreement and the earlier of the Effective Time and the termination of the Arrangement Agreement. A brief summary of certain of those covenants is provided in this subsection.
Conduct of Business by Lucero and its Subsidiaries
Except as (i) previously disclosed to Vitesse; (ii) expressly permitted, contemplated or required by the Arrangement Agreement; (iii) may be required by applicable law; or (iv) otherwise consented to in advance by Vitesse in writing (which consent will not be unreasonably withheld, delayed or conditioned), until the earlier of the Effective Time and the termination of the Arrangement Agreement, Lucero has agreed that it will, and will cause each of its subsidiaries to, use reasonable commercial efforts to conduct its businesses in the ordinary course consistent in all material respects with past practice in the twelve months preceding the date of the Arrangement Agreement, preserve substantially intact its present business organization and existing material Lucero permits, substantially preserve its goodwill, assets, rights and properties in good repair and condition, keep available the services of its current officers and employees and preserve its existing relationships and goodwill with Governmental Entities, key employees, customers, suppliers, lessors, creditors, landlords and any other third party having significant business dealings with it.
In addition, without limiting the generality of the foregoing, except as (i) previously disclosed to Vitesse; (ii) expressly permitted, contemplated or required by the Arrangement Agreement, including the Plan of Arrangement; (iii) may be required by applicable law; (iv) or otherwise consented to in advance by Vitesse in writing (which consent will not be unreasonably withheld, delayed or conditioned), until the earlier of the Effective Time and the termination of the Arrangement Agreement, Lucero has agreed that it will not, and will cause its subsidiaries not to:
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do any of the following:

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declare, set aside or pay any dividends on, or make any other distribution (whether in cash, securities or property or any combination thereof) in respect of, any capital stock (including the Lucero common shares) or other equity interests, or other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of specific events) into or exchangeable for any shares of capital stock of, Lucero or any of its subsidiaries, except for dividends and distributions by a direct or indirect wholly owned subsidiary of Lucero to Lucero or another direct or indirect wholly owned subsidiary of Lucero;

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adjust, split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, equity interests in Lucero or any of its subsidiaries; or

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purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Lucero or any subsidiary of Lucero, other than in the case of the second and third bullets above, in respect of any Lucero warrants in accordance with the applicable warrant exercise and cancellation agreements and the settlement of Lucero share awards outstanding as of the date of the Arrangement Agreement and in accordance with the terms of the Lucero incentive plan and applicable Lucero warrant certificates and award agreements;
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offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any shares of, or other equity or phantom equity interests in, Lucero or any of its subsidiaries or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares or equity interests, other than the issuance of Lucero common shares pursuant to the terms of Lucero warrants and upon the vesting of any Lucero share awards granted under the Lucero incentive plan, in each case, that are outstanding on the date of the Arrangement Agreement and other than the Lucero share awards conditionally granted only to the extent specifically described in Lucero’s disclosure letter;

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amend or propose to amend (A) Lucero’s organizational documents or (B) the organizational documents of any of Lucero’s subsidiaries;

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(A) merge, consolidate, combine or amalgamate with any person or announce, authorize, propose or recommend any such transaction (other than the Arrangement); or (B) acquire or agree to acquire or make an investment in (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner) any assets, properties, operations or businesses or any corporation, partnership, association or other business organization or division thereof, other than in the case of clause (B) acquisitions of inventory, equipment, materials, consumables or other similar assets in the ordinary course of business consistent with past practice and for which the consideration is equal to or less than $500,000 for any single transaction or $2,000,000 in the aggregate for all such transactions;

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sell, lease, swap, exchange, transfer, farm-out, license, encumber (other than permitted encumbrances) or otherwise dispose of, or agree to sell, lease, swap, exchange, transfer, farm-out, license, encumber (other than permitted encumbrances) or otherwise dispose of, any of its assets (including any tangible assets, such as intellectual property) or properties (including any oil and gas properties), other than:

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sales, swaps, exchanges, transfers or dispositions among Lucero and its direct or indirect wholly owned subsidiaries or among direct or indirect wholly owned subsidiaries of Lucero;

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sales or dispositions of obsolete or worthless equipment, inventory, materials or consumables, in the ordinary course of business;

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sales, leases, swaps, exchanges, transfer or dispositions for which the consideration (or fair value if the consideration is non-cash) is less than $500,000 for any single transaction or $2,000,000 in the aggregate for all such transactions; or

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the sale of hydrocarbons in the ordinary course of business;

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authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Lucero or any of its subsidiaries;

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(A) enter into any lease for real property that would be a material real property lease if entered into prior to the date of the Arrangement Agreement, (B) terminate, amend, assign, transfer, modify, supplement, deliver a notice of termination under, fail to renew or waive or accelerate any rights or defer any liabilities under any material real property lease, or (C) enter into any lease for real property that would not be a material real property lease if entered into prior to the date of the Arrangement agreement on economic terms that are materially less favorable, in the aggregate, to Lucero than those contained in similarly situated leases for real property to which Lucero is a party on the date of the Arrangement Agreement;

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change in any material respect any of its financial accounting principles, practices or methods, except as required by the International Accounting Standards Board or applicable law;

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fail to protect, maintain or otherwise keep in force any material intellectual property owned by Lucero or any of its subsidiaries, except where Lucero or any of its subsidiaries have permitted such intellectual property to expire or become cancelled or abandoned in the ordinary course of business;

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enter into any new line of business that is materially different from the businesses of Lucero and its subsidiaries as of entry into the Arrangement Agreement, including engaging in any activity that alters Lucero’s status as it pertains to certain of its representations and warranties pertaining to regulatory matters;

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make (other than in the ordinary course of business), change or revoke any material election with respect to taxes (including any such election for any joint venture, partnership, limited liability company or other investment where Lucero or any of its subsidiaries has the authority to make such election), change an annual tax accounting period, adopt or change any material tax accounting method, file any material tax return in a manner materially inconsistent with past practice or amend any material tax return, settle or compromise any material proceeding with respect to any tax, including entering into any material closing agreement with respect to any tax, surrender any right to claim a material tax refund or agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material tax;

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do any of the following:

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grant or commit to grant any new increases or decreases in the compensation, bonus or other benefits payable or that may become payable to any of its current or former directors, officers, or employees except as required by applicable law or as is provided to a newly hired employee in the ordinary course of business (and so long as such newly hired employee’s compensation and other terms are comparable to those of the employee that he or she is replacing);

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take any action to amend or accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Lucero benefit plan;

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grant or commit to grant any equity or phantom equity awards;

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enter into any new, or amend any existing, offer letter (in each case, other than an offer for at-will employment without severance and in accordance with the seventh bullet below);

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pay or commit to pay any bonuses, other than the payment of annual or other short-term cash bonuses for completed performance periods in the ordinary course of business in accordance with the applicable schedule of the Lucero disclosure letter (for clarity, including the 2024 annual cash bonuses to be paid prior to the Effective Date which will not in the aggregate exceed the aggregate amount disclosed to Vitesse in the Lucero disclosure letter and elsewhere in the Arrangement Agreement);

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establish, enter into or adopt any Lucero benefit plan which was not in existence as of the date of the Arrangement Agreement (or any arrangement that would be a Lucero benefit plan if it had been in existence as of the date of the Arrangement Agreement), or amend or terminate any Lucero benefit plan, in each case, except for changes to the contractual terms of health and welfare plans made in the ordinary course of business; or

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hire, engage, terminate (other than for cause or as permitted under the Arrangement Agreement), furlough or temporarily lay off any employee (except as is reasonably necessary to replace any employee or independent contractor or fill an open employment position in existence as of the date of the Arrangement Agreement);

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establish, adopt, enter into or amend any labor agreement, or otherwise recognize or certify any union as the bargaining representative of any employees of Lucero or any of its subsidiaries;

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implement any employee layoffs, furloughs, plant closings or employment losses that result in obligations pursuant to the federal Worker Adjustment and Retraining Notification Act of 1988 or similar applicable state or provincial legislation;

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waive the confidentiality, non-disclosure or other restrictive covenant obligations of any employee, independent contractor or consultant of Lucero or any of its subsidiaries;

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(A) incur, create, assume, waive or release any indebtedness or guarantee any such indebtedness of another person or (B) incur, create or assume any encumbrances on any property or assets of Lucero or any of its subsidiaries in connection with any indebtedness thereof, other than permitted encumbrances;

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(A) enter into any contract that would be a Lucero material contract if it were in effect on the date of the Arrangement Agreement, or (B) modify, amend, terminate or assign, or waive or assign any rights under, any Lucero material contract;

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initiate any proceeding outside the ordinary course of business or waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any proceedings (excluding any proceeding in respect of taxes or any shareholder litigation, questioning the validity or legality of the Arrangement Agreement or the transactions contemplated therein, or seeking damages or an injunction in connection therewith) except solely for monetary payments payable by Lucero or any of its subsidiaries of no more than $500,000 individually or $2,000,000 in the aggregate on a basis that would not (A) prevent or materially delay consummation of the Arrangement; (B) result in the imposition of any term or condition that would restrict the future activity or conduct of Vitesse or its subsidiaries (including Lucero and its subsidiaries) or a finding or admission of a violation of law (whether civil, criminal or administrative); or (C) involve a material conduct remedy or material injunctive or similar relief;

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authorize, make or commit to make any capital expenditures, except for (A) reasonably necessary capital expenditures related to non-operating working interests so long as they are not operated by Lucero or any of its subsidiaries; and (B) individual capital expenditures in the ordinary course not to exceed $1,000,000 (1) that are reasonably necessary capital expenditures to maintain or enhance operational efficiency, (2) to repair damage resulting from insured casualty events or (3) that are reasonably necessary on an emergency basis for the safety of individuals, assets or the environments in which individuals perform work for Lucero and its subsidiaries (provided that Lucero will notify Vitesse of any such casualty event repair or emergency expenditure as soon as reasonably practicable);

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amend, modify or supplement any oil and gas lease that has the effect of (A) reducing the primary term thereof; (B) increasing or modifying the calculation of any production burdens payable thereunder; (C) requiring any drilling or completion of any wells (other than provisions requiring optional drilling as a condition of maintaining or earning all or a portion of a presently non-producing oil and gas lease; provided, that actions taken pursuant thereto shall not be in excess of $1,000,000); or (D) imposing or reducing the time periods to conduct any operations thereunder in order to maintain or extend such oil and gas lease;

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fail to keep or maintain in full force and effect in all material respects, or fail to replace or renew, the material insurance policies of Lucero and its subsidiaries;

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enter into any agreement that includes any non-solicitation provisions, non-competition provisions or similar provisions or that would otherwise in any way limit the ability of Lucero or any of its subsidiaries, or would limit the ability of Vitesse or any of its subsidiaries after the Effective Time, to compete in or conduct any line of business or compete with any person in any geographic area during any period;

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enter into any derivative transaction other than as set forth in the hedging agreement between Lucero and Vitesse;

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make any loans, advances or capital contributions to, or investments in, any other person other than (A) advances for expenses required under customary joint operating agreements to operators under oil and gas leases not to exceed $500,000; or (B) advances for reimbursable employee expenses in the ordinary course of business consistent with past practice; or

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agree or commit to take any action that is prohibited by the foregoing.

Conduct of Business by Vitesse and its Subsidiaries
Except as (i) previously disclosed to Lucero; (ii) expressly permitted, contemplated or required by the Arrangement Agreement; (iii) may be required by applicable law; or (iv) otherwise consented to in advance by Lucero in writing (which consent will not be unreasonably withheld, delayed or conditioned), until the earlier of the Effective Time and the termination of the Arrangement Agreement, Vitesse has agreed that it will, and will cause each of its subsidiaries to, use reasonable commercial efforts to conduct its businesses in the ordinary course, preserve substantially intact its present business organization and preserve its material existing relationships and goodwill with Governmental Entities, key employees, customers, suppliers, lessors, creditors, landlords and any other third party having significant business dealings with it.
In addition, without limiting the generality of the foregoing, except as (i) previously disclosed to Lucero; (ii) expressly permitted, contemplated or required by the Arrangement Agreement or any pre-acquisition reorganization pursuant to the Arrangement Agreement; (iii) may be required by applicable law; or (iv) otherwise consented to in advance by Lucero in writing (which consent will not be unreasonably withheld, delayed or conditioned), until the earlier of the Effective Time and the termination of the Arrangement Agreement, Vitesse has agreed that it will not, and will cause its subsidiaries not to:
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declare, set aside or pay any dividends on, or make any other distribution (whether in cash, securities or property or any combination thereof) in respect of, any capital stock or other equity interests, or other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of specific events) into or exchangeable for any shares of capital stock of, Vitesse (excluding, for the avoidance of doubt, stock buybacks), except for regular quarterly cash dividends payable by Vitesse in respect of shares of Vitesse common stock, including increases that are materially consistent with past practice;

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split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize the issuance of any other securities in lieu of, or in substitution for, equity interests in Vitesse;

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amend or propose to amend Vitesse’s organizational documents in a manner that could reasonably be expected to be adverse to Lucero or any securityholder of Lucero;

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(A) merge, consolidate, combine or amalgamate with any person; or (B) acquire or agree to acquire or make an investment in (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner) any assets, properties, operations or businesses or any corporation, partnership, association or other business organization or division thereof, in each case, that would constitute an acquisition by Vitesse (which, for the avoidance of doubt, shall be evaluated on a consolidated basis for Vitesse and its subsidiaries) of a “significant subsidiary” as such term is defined under Rule 1-02(w) or Regulation S-X promulgated by the SEC, replacing any reference therein to 10% with 20%;

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authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Vitesse or any of its subsidiaries, other than such transactions among wholly owned subsidiaries of Vitesse;

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enter into any new line of business that is material to Vitesse and is materially different from the businesses of Vitesse and its subsidiaries as of entry into the Arrangement Agreement, including engaging in any activity that alters Vitesse’s status as it pertains to certain of its representations and warranties pertaining to regulatory matters; or

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agree or commit to take any action that is prohibited by the foregoing.

Mutual Covenants of Lucero and Vitesse Relating to the Arrangement
Each of Lucero and Vitesse agreed that, subject to the terms and conditions of the Arrangement Agreement and except to the extent such party’s obligations are specifically set forth elsewhere in the Arrangement Agreement, during the period from the date of the Arrangement Agreement until the earlier of the Effective Time and the time that the Arrangement Agreement is terminated in accordance with its terms:
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it will use its reasonable commercial efforts to, and will cause its subsidiaries and affiliates to use their reasonable commercial efforts to, satisfy (or cause the satisfaction of) the conditions precedent to its obligations under the Arrangement Agreement to the extent the same is within its or its subsidiaries’ or affiliates’ control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the Arrangement, including using its reasonable commercial efforts to, as promptly as practicable: (i) obtain all necessary waivers, consents, clearances and approvals required to be obtained pursuant to applicable laws; (ii) obtain all necessary, proper or advisable authorizations as are required to be obtained by it or any of its subsidiaries or affiliates under applicable laws; (iii) fulfill all conditions and satisfy all provisions of the Arrangement Agreement and the Arrangement; and (iv) co-operate with the other party in connection with the performance by it and its subsidiaries and affiliates of their obligations under the Arrangement Agreement;
•
it will not, and will cause its subsidiaries and affiliates not to, take any action, will refrain from, and will cause its subsidiaries and affiliates to refrain from, taking any action, and will not permit any action to be taken or not taken, which is inconsistent with the Arrangement Agreement or which would or would reasonably be expected to cause any of the conditions set forth in the Arrangement Agreement not to be satisfied or otherwise materially interfere with or materially impede the consummation of the Arrangement, or that will have, or which would reasonably be expected to have, the effect of materially delaying, impairing or impeding the consummation of the Arrangement;

•
it will use reasonable commercial efforts to: (i) resist, contest and defend all lawsuits or other legal, regulatory or other proceedings against any party to the Arrangement Agreement or any of its subsidiaries or affiliates challenging or affecting the Arrangement Agreement or the consummation of the Arrangement; (ii) appeal, overturn or have lifted or rescinded any injunction or restraining order or other order relating to any party to the Arrangement Agreement or any of its subsidiaries or affiliates which may adversely affect, delay or interfere with the ability of the parties to consummate the Arrangement; and (iii) appeal or overturn or otherwise have lifted or rendered non-applicable in respect of the Arrangement, any law that makes consummation of the Arrangement illegal or otherwise prohibits or enjoins Lucero or Vitesse from consummating the Arrangement;

•
it will carry out the terms of the Interim Order and the Final Order applicable to it and use reasonable commercial efforts to comply promptly with all requirements which applicable laws may impose on it or its subsidiaries or affiliates with respect to the Arrangement; and

•
it shall promptly notify the other party in writing of the occurrence or existence of any fact, event or circumstance that is reasonably likely to result in any of the conditions set forth in the Arrangement Agreement from not being able to be satisfied prior to the Termination Date.

Non-Solicitation of Alternative Transactions and Change in Recommendation
Vitesse and Lucero each have agreed that, except as contemplated by the Arrangement Agreement, neither they nor any of their subsidiaries will (and Vitesse and Lucero will, and will cause each of their respective subsidiaries to, use reasonable commercial efforts to cause its and their respective representatives not to):
•
directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Vitesse or Lucero or any of their respective subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

•
participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Vitesse or Lucero or any of their subsidiaries or afford access to the properties, books or records of Vitesse or Lucero or any of their respective subsidiaries with respect to, relating to, or in furtherance of, an Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, unless (i) notice is provided to the other party of such Acquisition Proposal, (ii) its board of directors determines in good faith (after consultation with its financial advisor(s) and outside legal counsel) that such proposal would reasonably be expected to lead to a Superior Proposal (disregarding, for the purposes of such determination, any due diligence or access condition to which such Acquisition Proposal is subject) and (iii) its board of directors determines in good faith (after consultation with its outside legal counsel) that failure to participate in such discussions or negotiations or to disclose such information or data to such third party would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that it shall not deliver any information to such third party without first entering into an acceptable confidentiality agreement with such third party (in the case of Lucero, a copy of which shall be provided to Vitesse); or
•
accept an Acquisition Proposal or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, arrangement agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding: (i) constituting or related to, or that could reasonably be expected to lead to, any Acquisition Proposal (other than an acceptable confidentiality agreement permitted pursuant to the Arrangement Agreement) or (ii) requiring or which could reasonably be expected to cause Vitesse or Lucero to abandon, terminate or fail to consummate the Arrangement.

Neither the board of directors of Vitesse or Lucero, as applicable, nor any committee thereof will directly or indirectly:
•
withhold, withdraw or qualify (or amend or modify in a manner adverse to the other party), or publicly propose to withhold, withdraw or qualify (or amend or modify in a manner adverse to the other party), the approval or recommendation or declaration of advisability, as applicable, by its board of directors or any such committee thereof of the Arrangement Agreement, the Arrangement or the Arrangement Resolution;

•
endorse or recommend, adopt or approve, or propose publicly to endorse or recommend, adopt or approve any Acquisition Proposal;

•
fail to include the board recommendation in its proxy statement or circular, as applicable;

•
(i) as to Vitesse, in response to an Acquisition Proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Vitesse common stock (other than by Lucero or an affiliate of Lucero), fail to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by the Vitesse stockholders on or prior to the earlier of (A) three business days prior to the date of the Special Meeting or (B) ten business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer; or (ii) as to Lucero, in response to an Acquisition Proposal that is structured as a takeover bid, fail to recommend, in a directors’ circular prepared by Lucero, against acceptance of such takeover bid on or prior to the earlier of (A) three business days prior to the date of the Lucero shareholder meeting or (B) fifteen days after the formal commencement of such takeover bid;

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if an Acquisition Proposal has been publicly announced or disclosed (other than pursuant to the foregoing bullet), fail to publicly reaffirm its board of directors’ recommendation on or prior to the earlier of five business days following the written request of the other party or three business days prior to the date of the Special Meeting or Lucero shareholder meeting, as applicable; or

•
make any other public statement that is inconsistent in any material respect with its board of directors recommendation (any action described in these six bullets being referred to as an “Adverse Recommendation Change”).

Prior to receipt of the approval of its stockholders or shareholders, as applicable, in response to a bona fide written Acquisition Proposal that did not result from a breach of its non-solicitation obligations under the Arrangement Agreement, and that its board of directors determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, is a Superior Proposal and, after consultation with its outside legal counsel, the failure to make an Adverse Recommendation Change or terminate the Arrangement Agreement would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, the Vitesse or Lucero board of directors, as applicable, may make an Adverse Recommendation Change or terminate the Arrangement Agreement pursuant to its terms; provided, however, that it will not be entitled to exercise its right to make an Adverse Recommendation Change in response to a Superior Proposal (i) until four business days after it provides written notice to the other party advising the other party that it has received an Acquisition Proposal that its board of directors has determined in good faith, after consultation with its financial advisor(s) and outside legal counsel, constitutes a Superior Proposal, including a copy of such Superior Proposal specifying the material terms and conditions thereof and any applicable transaction and financing documents, and identifying the person or group making such Superior Proposal, (ii) if during such four business day period, (A) it has negotiated, and has caused its representatives to negotiate, in good faith, with the other party during such period to the extent the other party wishes to negotiate in order to enable the other party to propose revisions to the terms of the Arrangement Agreement; (B) the other party proposes any alternative transaction (including any modifications to the terms of the Arrangement Agreement); and (C) following the end of such four business day period, its board of directors shall have considered in good faith any revisions to the terms of the Arrangement Agreement proposed by the other party and shall have determined in good faith (after consultation with its financial advisor(s) and outside legal counsel, and taking into account all financial, legal and regulatory terms and conditions of such alternative transaction proposal) that such previous Superior Proposal remains a Superior Proposal, and (iii) unless its board of directors, after consultation with outside legal counsel, determines that the failure to make an Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.
Notwithstanding the foregoing, other than in connection with a Superior Proposal, at any time prior to receipt of the approval of its stockholders or shareholders, as applicable, in response to an Intervening Event that is not related to any acquisition proposal, each of the Vitesse and Lucero boards of directors may make an Adverse Recommendation Change if it:
•
determines in good faith, after consultation with its outside legal counsel and any other advisor it chooses to consult, that the failure to make such adverse recommendation change would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; and

•
provides written notice to the other party advising the other party that it is contemplating making an Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (i) it may not make an adverse recommendation change until the fourth business day after receipt by the other party of the notice of change and (ii) during such four business day period, at the request of the other party, it will negotiate in good faith with respect to any changes or modifications to the Arrangement Agreement which would allow it not to make such Adverse Recommendation Change in response thereto.

Pursuant to the Arrangement Agreement, each party agreed that in addition to the obligations of Lucero and Vitesse set forth above, as promptly as practicable (and in any event within 24 hours) after receipt thereof, Lucero or Vitesse, as applicable, will advise Vitesse or Lucero, respectively, in writing of any request for information or any Acquisition Proposal received from any person, or any inquiry, discussions or negotiations with respect to any Acquisition Proposal and the terms and conditions of such request, Acquisition Proposal, inquiry, discussions or negotiations, and Lucero or Vitesse (as applicable) will promptly provide to Vitesse or Lucero, respectively, copies of any written materials received by Lucero or Vitesse, as applicable, in connection with any of the foregoing, and the identity of the person or group making any such request, Acquisition Proposal or inquiry or with whom any discussions or negotiations are taking place. Each of Lucero and Vitesse agreed that it will simultaneously provide to the other any non-public information concerning itself or its subsidiaries provided to any other person or group in connection with any Acquisition Proposal which was not previously provided to the other. Lucero and Vitesse will promptly as practicable (and in any event within 24 hours) keep Vitesse and Lucero, respectively, fully informed of the status of any Acquisition Proposals (including the identity of the parties and price involved and any changes to any material terms and conditions thereof). Each of Lucero and Vitesse agreed not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it is a party with respect to an Acquisition Proposal.
Lucero and Vitesse further agreed that each will (and will cause its subsidiaries and use all reasonable best efforts to cause their respective representatives to) cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal. Each of Lucero and Vitesse agreed that it will (i) take the necessary steps to promptly inform its representatives involved in the transactions contemplated by the Arrangement Agreement of the obligations undertaken with respect to the foregoing and (ii) promptly request each person who has heretofore executed a confidentiality agreement in connection with such person’s consideration of an Acquisition Proposal, as applicable, to acquire such party or any material portion thereof to return or destroy (and request that any such destruction will be confirmed in writing by an officer of such person) all confidential information heretofore furnished to such person by or on its behalf.
An “Acquisition Proposal” is, with respect to Vitesse or Lucero, any bona fide written proposal or offer made by any person (other than by the other party or its affiliates) for the (i) direct or indirect acquisition or purchase of a business or assets that constitutes 20% or more of the net revenues, net income or the assets (based on the fair market value thereof) of such party and its subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities or capital stock of such party or any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of such party and its subsidiaries, taken as a whole, or (iii) merger, arrangement, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization or other similar transaction that if consummated would result in any person or persons beneficially owning 20% or more of any class of equity securities of such party or any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of such party and its subsidiaries, taken as a whole, other than the Arrangement; provided that a transaction or series of transactions solely among Vitesse or Lucero and its direct or indirect wholly owned subsidiaries will not be deemed to be an Acquisition Proposal.
A “Superior Proposal” is, with respect to Vitesse or Lucero, any bona fide written acquisition proposal with respect to such party made by a third party to acquire, directly or indirectly, pursuant to a tender offer, takeover bid, arrangement, exchange offer, merger, amalgamation, share exchange, consolidation, asset purchase or other business combination, (i) assets that constitute 50% or more of the net revenues, net income or the assets (based on the fair market value thereof) of such party and its subsidiaries, taken as a whole, or (ii) 50% or more of the equity securities or voting power of such party, in each case on terms which a majority of the board of directors of such party determines in good faith (after consultation with its financial advisors and outside legal counsel, and taking into account all terms and conditions of the acquisition proposal and the Arrangement Agreement, including any alternative transaction (including any modifications to the terms of the Arrangement Agreement) proposed by the other party in response to such Superior Proposal pursuant to the non-solicitation and change in recommendation provisions of the Arrangement Agreement, including any conditions to and expected timing of consummation, and any risks of non-consummation, of such Acquisition Proposal) to be (x) more favorable, from a financial point of view, to such party and its stockholders or shareholders (in their capacity as stockholders or shareholders, as applicable) as compared to the Arrangement and to any modifications to the terms of the Arrangement Agreement proposed by the other party thereto pursuant to the non-solicitation and change in recommendation provisions of the Arrangement Agreement, and (y) if accepted, reasonably likely to be completed on the terms proposed, taking into account all financial, regulatory, financing, timing, conditionality, legal and other aspects of such proposal.
An “Intervening Event” means, with respect to Vitesse or Lucero, a material event, fact, circumstance, development or occurrence that is not known (or, in the case of Lucero, reasonably foreseeable) (or, in the case of Vitesse, if known, the consequences of which are not known or reasonably foreseeable and, in the case of Lucero, if known or reasonably foreseeable to Lucero, the probability or magnitude of which are not known or reasonably foreseeable) to or by the board a party as of the date of the Arrangement Agreement, which event, fact, circumstance, development or occurrence becomes known to such party’s board prior to obtaining the necessary approval of such party’s shareholders or stockholders, as applicable; provided, however, that in no event will any of the following constitute an Intervening Event: (a) the receipt, existence or terms of an actual or possible Acquisition Proposal or Superior Proposal, (b) any action taken by Vitesse or Lucero pursuant to certain affirmative covenants set forth in the Arrangement Agreement or any failure to obtain or delay in obtaining any Regulatory Approvals in connection with the Arrangement, (c) any change, in and of itself, in the price or trading volume of Lucero common shares or shares of Vitesse common stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Intervening Event, to the extent otherwise permitted by this definition), (d) the fact that Lucero, Vitesse or any of their respective subsidiaries exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Intervening Event, to the extent otherwise permitted by this definition), (e) conditions (or changes in such conditions) in the oil and gas industry (including changes in commodity prices, general market prices and political or regulatory changes affecting the industry or any changes in applicable law) or (f) any opportunity to acquire (by merger, joint venture, partnership, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties or businesses from, or enter into any licensing, collaborating or similar arrangements with, any other person.
Pre-acquisition Reorganization
Lucero has agreed that, upon the request of Vitesse, Lucero will, and will cause its subsidiaries to, use reasonable best efforts to: (i) implement such reorganizations of their corporate structure, capital structure, business, operations and assets or such other transactions as Vitesse may request, acting reasonably, including amalgamations, liquidations, reorganizations, continuances (including commencing a continuance process), or equity transfers or asset transfers (each a “Pre-Acquisition Reorganization”), (ii) reasonably cooperate with Vitesse and its advisors to determine the nature of the pre-acquisition reorganizations that might be undertaken and the manner in which they would most effectively be undertaken; and (iii) reasonably cooperate with Vitesse and its advisors to seek to obtain any material consents, approvals, waivers or similar authorizations, if any, which are reasonably required in connection with the pre-acquisition reorganization, provided that any reasonable out-of-pocket costs, fees or expenses (including taxes) of Lucero or any of its subsidiaries associated therewith will be at Vitesse’s sole expense. In addition, following the entry into the Arrangement Agreement, Lucero will keep Vitesse apprised of, and consult with Vitesse in advance of implementing, any reorganizations of the corporate structure of Lucero and its subsidiaries or any reorganizations, restructurings, transactions or other actions by or among Lucero or any of its subsidiaries. Lucero agreed that, to the extent that the terms of the Pre-Acquisition Reorganization are determined prior to the date of the Interim Order and such terms require an amendment to the Plan of Arrangement, Lucero will agree to amend the Plan of Arrangement to include these provisions necessary to give effect to the Pre-Acquisition Reorganization (in which case such transactions shall not be considered a Pre-Acquisition Reorganization).
Lucero will not be obligated to implement any Pre-Acquisition Reorganization unless such Pre-Acquisition Reorganization:
•
does not materially impair the ability of Lucero or Vitesse to consummate the Arrangement, including to prevent the satisfaction of any conditions to Closing;

•
does not reduce the Consideration or change the form of Consideration to be received by Lucero shareholders (other than Lucero shareholders exercising dissent rights), as applicable;

•
can be effected as close as reasonably practicable to but prior or as of the Closing;

•
does not require Lucero or any of its subsidiaries to take any action that could reasonably be expected to result in any adverse Canadian or other non-U.S. tax consequences to Lucero shareholders (including any such taxes being imposed on such persons) that are incrementally greater (by more than a de minimis amount) than such taxes that would be imposed on such persons in connection with the Arrangement in the absence of any action being taken pursuant to the foregoing paragraph;

•
does not become effective unless Vitesse has waived or confirmed in writing the satisfaction of all conditions to closing in its favor, and has confirmed in writing that it is prepared to promptly and without condition (other than compliance with the foregoing paragraph) proceed to effect the Arrangement;

•
does not require Lucero or any of tis subsidiaries to take any action that could reasonably be expected to prevent or impede the Arrangement from qualifying for the intended U.S. tax treatment;

•
would not result in the breach or violation of any material contract to which Lucero or any of its subsidiaries is a party (including Lucero’s existing credit facilities) where the necessary consents, waivers, approvals or similar authorizations have not been or cannot reasonably be obtained prior to the Effective Date;

•
does not require Lucero to obtain the approval of any Lucero shareholders except to the extent a provision thereof is included in an amended form of the Plan of Arrangement as contemplated in the foregoing paragraph; and

•
without limitation to the foregoing bullet, would result in a sale, transfer or assignment of any property or assets of Lucero (or any subsidiary thereof) to Vitesse (or any affiliate thereof) prior to the Effective Time, unless it forms part of the amendments to the Plan of Arrangement as contemplated in the foregoing paragraph.

Vitesse shall use commercially reasonable efforts to provide written notice to Lucero of any proposed Pre-Acquisition Reorganization reasonably in advance of the Effective Date. Upon receipt of such notice, Lucero and Vitesse will work cooperatively and use their reasonable best efforts to prepare prior to the Effective Time all documentation necessary and do such other acts and things as are necessary to give effect to such Pre-Acquisition Reorganization, including any amendment to the Arrangement Agreement or the Plan of Arrangement (provided that such amendments do not require Lucero to obtain approval of the Alberta Court or the Lucero shareholders).
Vitesse agreed that the implementation of any Pre-Acquisition Reorganization upon request of Vitesse, by itself, will not be considered in determining whether a representation or warranty or covenant or agreement of Lucero under the Arrangement Agreement has been breached (including where any such Pre-Acquisition Reorganization requires the consent of any third party under a contract).
If the Arrangement is not completed and the Arrangement Agreement is terminated, Vitesse will indemnify Lucero or any of its subsidiaries undertaking such Pre-Acquisition Reorganization forthwith for all losses and reasonable costs and expenses (including any professional fees and expenses and taxes) incurred by Lucero or any of its subsidiaries in considering or effecting all or any Pre-Acquisition Reorganizations, and in connection with reversing or unwinding any Pre-Acquisition Reorganization.
Other Covenants and Agreements
The Arrangement Agreement contains certain other covenants and agreements, including covenants relating to:
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the prepayment of Lucero’s existing credit facility, matters relating to Lucero’s derivative transactions and hedging activities and the treatment of Vitesse’s existing credit facility;

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cooperation between Lucero and Vitesse in connection with public announcements and communications;

•
cooperation between Lucero and Vitesse in the preparation and filing of the Lucero circular and this proxy statement;

•
cooperation between Lucero and Vitesse in listing the Consideration on the NYSE prior to the Effective Time;

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access by each party to certain information about the other party during the period prior to the Effective Time and the parties’ agreement to keep information exchanged confidential; and

•
indemnification of directors and officers of Lucero and Vitesse, as applicable, and their respective subsidiaries in respect of claims arising from facts or events which occurred on or prior to the Effective Time.

Certain Employee Matters
The Arrangement Agreement sets forth certain provisions relating to compensation and benefits of Lucero employees that generally apply following the Effective Time. As used below, “Continuing Employee” refers to each employee of Lucero or any of its subsidiaries who is an active employee of Lucero or any of its subsidiaries both immediately prior to and following the Effective Date.
Lucero has disclosed to Vitesse the maximum amount of Lucero employee obligations and termination payments that are or may become payable with respect to each employee of Lucero or its subsidiary. Vitesse may, on or before the date that is ten business days prior to the Effective Date, advise Lucero regarding employees of Lucero and its subsidiary that Vitesse has determined will not be continuing their employment with Lucero or its subsidiary, as applicable, following the Closing. The termination of such employees will be conditional upon the consummation of the Arrangement and effective as of the Effective Time.

COBRA Coverage.   Vitesse will be responsible for complying with the continuation coverage requirements under Section 4980B of the U.S. Internal Revenue Code of 1986, as amended, for all M&A Qualified Beneficiaries (within the meaning assigned to such term under Q&A-4 of Treasury Regulation Section 54.4980B-9) with respect to the Arrangement for the duration of the period with respect to which such individuals are entitled to such coverage.
Compensation of Continuing Employees.   For one year after the Effective Date (or, if earlier, the date of the applicable employee’s termination of employment with Vitesse), Vitesse shall provide each Continuing Employee base compensation (e.g., salary or wages), annual cash incentive compensation opportunities and benefits (other than equity compensation opportunities and severance) that are comparable, in the aggregate, to those provided to such Continuing Employee immediately prior to the Effective Date.
Vitesse Benefit Plans.   Vitesse shall provide service credit to each continuing employee under each Vitesse benefit plan for purposes of vesting, eligibility and entitlement benefits accrual (other than with respect to defined benefit pension benefits, severance benefits, retiree medical benefits or disability benefits, or nonqualified deferred compensation plans) for such continuing employee’s service with Lucero or any of its affiliates prior to the Effective Time.
Vitesse Medical Plans.   Vitesse shall use reasonable best efforts to (i) waive any limitation on health coverage of any Continuing Employees or their dependents due to pre-existing conditions or waiting periods, active employment requirements and requirements to show evidence of good health under Vitesse benefit plans (or other post-Effective Time benefit plans, if applicable) to the extent such Continuing Employees or eligible dependents are covered under an analogous Lucero benefit plan and (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles or annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made.
Lucero 401(k) Plans.   Prior to the effective time, if requested in writing by Vitesse at least three business days before Closing, Lucero shall cause any Lucero plan intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, to be terminated. If such termination occurs, Vitesse shall take any and all reasonable actions to cause a Vitesse plan intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, to accept any eligible rollover distribution from such Lucero plan to such Vitesse plan and cause each continuing employee to become a participant in such Vitesse plan (subject to applicable eligibility requirements, but after giving effect to the service crediting described in “— Vitesse Benefit Plans” above).
Conditions to Completion of the Arrangement
The respective obligations of Vitesse and Lucero to consummate the Arrangement are subject to the satisfaction of the following conditions at or prior to the Effective Time, any or all of which may be waived jointly by Vitesse and Lucero, to the extent permitted by applicable law:
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the Arrangement Resolution having obtained the required approval of Lucero shareholders at the Lucero shareholder meeting;

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the Stock Issuance Proposal having obtained the required approval of Vitesse stockholders at the Special Meeting;

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the Interim Order and the Final Order each having been obtained on terms consistent with the Arrangement Agreement and otherwise satisfactory to Vitesse and Lucero, each acting reasonably having regard to forms of orders customarily issued in transactions such as the Arrangement, and having not been set aside or modified in a manner unacceptable to Lucero and Vitesse, each acting reasonably having regard to forms of orders customarily issued in transactions such as the Arrangement, on appeal or otherwise;

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the shares of Vitesse common stock to be issued as Consideration for the Arrangement having been authorized for listing on the NYSE, subject to official notice of issuance; and

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no law or order (whether temporary, preliminary or permanent) having been enacted, entered, promulgated, adopted, issued or enforced by any Governmental Entity that is in effect and has the effect of making illegal or otherwise prohibiting the consummation of the Arrangement.

The obligations of Vitesse to effect the Arrangement are further subject to satisfaction of the following conditions at or prior to the Effective Time, any or all of which may be waived jointly by Vitesse, in whole or in part, to the extent permitted by applicable law:
•
the representations and warranties of Lucero set forth in the Arrangement Agreement, subject to the materiality standards set forth in the Arrangement Agreement, being true and correct as of the date of the Arrangement Agreement and as of the Closing (except that representations and warranties that speak as of a specified date or period of time will be true and correct only as of such date or period of time);

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other than with regard to certain privacy provisions of the Arrangement Agreement, Lucero having performed in all material respects all obligations and complied in all material respects with all covenants required by the Arrangement Agreement to be performed or complied with by it at or prior to the Closing;

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dissent rights having not been validly exercised, and not withdrawn, with respect to more than 5% of the number of Lucero common shares; and

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Lucero having delivered to Vitesse an officer’s certificate certifying as to the matters specified in the first two bullets above.

The obligation of Lucero to effect the Arrangement will be further subject to satisfaction of the following additional conditions at or prior to the Effective Time, any or all of which may be waived by Lucero, in whole or in part, to the extent permitted by applicable law:
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the representations and warranties of Vitesse set forth in the Arrangement Agreement, subject to the materiality standards set forth in the Arrangement Agreement, being true and correct as of the date of the Arrangement Agreement and as of the Closing (except that representations and warranties that speak as of a specified date or period of time will be true and correct only as of such date or period of time);

•
other than with regard to certain privacy provisions of the Arrangement Agreement, Vitesse having performed in all material respects all obligations and complied in all material respects with all covenants required by the Arrangement Agreement to be performed or complied with by it at or prior to the Closing; and

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Vitesse having delivered to Lucero an officer’s certificate certifying as to the matters specified in the foregoing conditions.

As further discussed under the section entitled “Risk Factors,” Vitesse cannot be certain when, or if, the conditions to the Arrangement will be satisfied or waived, or that the Arrangement will be completed.
Termination of the Arrangement Agreement
Right to Terminate
The Arrangement Agreement may be terminated prior to the Effective Time, whether before or after receipt of the approval of Lucero shareholders or Vitesse stockholders, as applicable, (i) by mutual written agreement of Vitesse and Lucero or (ii) by either Vitesse or Lucero if:
•
the effective date has not occurred on or prior to the Termination Date; provided, however, that the right to terminate the Arrangement Agreement will not be available to any party whose, or whose subsidiaries’ or representatives’, failure to fulfill any of its obligations or breach of any of its representations and warranties under the Arrangement Agreement had been the primary cause of the failure of the Effective Time to occur by the Termination Date;

•
any Governmental Entity of competent jurisdiction has issued a final and non-appealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the Arrangement;

•
the requisite approval of the Stock Issuance Proposal has not been received at the Special Meeting;

•
the requisite Lucero shareholder approval relating to the Arrangement has not been obtained at a meeting of Lucero shareholders;

•
prior to the Effective Time, the other party’s covenants, representations or warranties contained in the Arrangement Agreement will have been breached or any of such other party’s representations and warranties will have become untrue, such that certain of the conditions precedent to completing the Arrangement (as described therein) would not be satisfied, and such breach (i) is incapable of being cured prior to the Termination Date (including as such date may have been extended in accordance with the Arrangement Agreement), or (ii) will not have been cured by the earlier of (x) 30 days following receipt by such party of written notice of such breach describing in reasonable detail such breach and (y) two business days prior to the Termination Date;

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at any time prior to the receipt of the requisite Lucero shareholder vote or approval of the Stock Issuance Proposal by the Vitesse stockholders, as applicable, the Lucero or Vitesse Board of Directors, as applicable, or any committee thereof, will have made an Adverse Recommendation Change;

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at any time prior to the receipt of the requisite Lucero shareholder vote or approval of the Stock Issuance Proposal by the Vitesse stockholders, there is a willful and material breach of the other party’s non-solicitation obligation other than in the case where (i) such breach is a result of an isolated action by a person that is a representative of such party (other than a director or officer of such party) who was not acting at the direction of such party, (ii) the breaching party promptly remedies such breach and (iii) the consummation of the Arrangement is not materially impeded, interfered with or prevented as a result of such breach; or

•
at any time prior to the receipt of the requisite Lucero shareholder vote or approval of the Stock Issuance Proposal by the Vitesse stockholders, in order for such party to enter into a definitive agreement with respect to a Superior Proposal, provided, that, it (i) has not materially breached any of its non-solicitations obligations under the Arrangement Agreement, and (ii) has concurrently with such termination executed a definitive agreement relating to the Superior Proposal and paid to the non-breaching party the applicable termination fee required under the Arrangement Agreement.

Termination Fees
Lucero will be required to pay a termination fee of $10 million to Vitesse in the event that the Arrangement Agreement is terminated by:
•
Vitesse due to an Adverse Recommendation Change or willful and material breach by Lucero of its non-solicitation covenant;

•
Vitesse or Lucero due to a failure to obtain the requisite approval of the Lucero shareholders at a time when Vitesse otherwise had the right to terminate the Arrangement Agreement due to an Adverse Recommendation Change by Lucero;

•
Lucero to enter into a definitive agreement with respect to a Superior Proposal;

•
Vitesse or Lucero if the Effective Date has not occurred on or prior to the Termination Date and at the time of such termination, (i) the requisite Lucero shareholder approval will not have been obtained and (ii) Vitesse would have been otherwise permitted to terminate the Arrangement Agreement due to an Adverse Recommendation Change by Lucero, and in each case of clauses (i) and (ii) an Acquisition Proposal for Lucero has been publicly proposed or otherwise publicly communicated to Lucero shareholders or the Lucero board of directors and remains outstanding at the time of the Lucero shareholder meeting; or

•
(i) prior to the meeting of Lucero shareholders relating to the Arrangement, an Acquisition Proposal for Lucero is publicly proposed or otherwise publicly communicated to Lucero shareholders or the Lucero board of directors and remains outstanding three business days prior to the time of such meeting and (ii) the Arrangement Agreement is terminated by Vitesse or Lucero due to a failure to complete the Arrangement by the Termination Date or due to a failure to receive the requisite Lucero shareholder approval or by Vitesse due to a Lucero terminable breach and concurrently with or within six months after any such termination described in clause (ii), Lucero or any subsidiary of Lucero enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal (substituting 50% for the 20% threshold set forth in the definition of “Acquisition Proposal”).

Vitesse will be required to pay a termination fee of $15 million to Lucero in the event that the Arrangement Agreement is terminated by:
•
Lucero due to an Adverse Recommendation Change or willful and material breach by Vitesse of its non-solicitation covenant;

•
Lucero or Vitesse due to a failure to obtain the requisite approval of Vitesse stockholders at a time when Lucero otherwise had the right to terminate the Arrangement Agreement due to an Adverse Recommendation Change by Vitesse;

•
Vitesse to enter into a definitive agreement with respect to a Superior Proposal;

•
Lucero or Vitesse if the Effective Date has not occurred on or prior to the Termination Date and at the time of such termination, (i) the requisite Vitesse stockholder approval will not have been obtained and (ii) Lucero would have been otherwise permitted to terminate the Arrangement Agreement due to an Adverse Recommendation Change by Vitesse, and in each case of clauses (i) and (ii) an Acquisition Proposal for Vitesse has been publicly proposed or otherwise publicly communicated to Vitesse stockholders or the Vitesse Board of Directors and remains outstanding at the time of the Special Meeting; or

•
(i) prior to the Special Meeting, an Acquisition Proposal for Vitesse is publicly proposed or otherwise publicly communicated to Vitesse stockholders or the Vitesse Board of Directors and remains outstanding three business days prior to the time of such meeting and (ii) the Arrangement Agreement is terminated by Lucero or Vitesse as a result of the occurrence of the Termination Date or due to a failure to receive the requisite Vitesse stockholder approval or by Lucero due to a Vitesse terminable breach and concurrently with or within six months after any such termination described in clause (ii), Vitesse or any subsidiary of Vitesse enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal (substituting 50% for the 20% threshold set forth in the definition of “Acquisition Proposal”).

Expenses
Except as otherwise provided in the Arrangement Agreement, all fees, costs and expenses incurred by a party in connection with the Arrangement and the Plan of Arrangement, including all costs, expenses and fees of the parties incurred prior to or after the Effective Date in connection with, or incidental to, the Plan of Arrangement, will be paid by the party incurring such fees, costs and expenses, whether or not the Arrangement is completed.
Amendments, Waivers, Governing Law
Amendments and Waivers
Subject to the provisions of the Interim Order, the Plan of Arrangement and applicable laws, the Arrangement Agreement and the Plan of Arrangement may be amended by a written instrument signed on behalf of each of Vitesse and Lucero and, in the case of an amendment to the Plan of Arrangement, filed with the Alberta Court. Any such amendment will also be subject to the further approval of or communication to the Lucero shareholders or the Alberta Court, if applicable, if such amendment is proposed following the receipt of the requisite approvals from the Lucero shareholders and the Vitesse stockholders, as applicable. At any time before the Effective Time, any party may extend the time for performance of any obligations, waive inaccuracies of the representations or warranties or compliance with the covenants or conditions, in each case, of any other party if set forth in writing. A party’s failure or delay in exercising any right under the Arrangement Agreement will not operate as a waiver of that right.
Governing Law
The Arrangement Agreement is governed by and construed in accordance with the contract law of the State of Delaware; provided that the interpretation of the duties of the Lucero Board is governed by, and construed in accordance with, the laws of the Province of Alberta and the laws of Canada applicable therein.

Specific Performance
In addition to any other remedy that may be available to each party under the terms of the Arrangement Agreement, at law or in equity, including monetary damages, prior to the termination of the Arrangement Agreement, each of the parties will be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of the Arrangement Agreement and to enforce specifically the terms and provisions of the Arrangement Agreement.

THE VITESSE VOTING AND LOCK-UP ARRANGEMENTS
The summary of the material provisions of the Vitesse Voting Agreements below and elsewhere in this proxy statement is qualified in its entirety by reference to the form of Vitesse Voting Agreement, a form of which is included as Annex B. This summary may not contain all of the information about the Vitesse Voting Agreements that is important to you. We urge you to carefully read the form of Vitesse Voting Agreement in its entirety.
In connection with the execution of the Arrangement Agreement, Vitesse, Lucero and each of the Vitesse Supporting Stockholders, Robert Gerrity (Chairman and Chief Executive Officer of Vitesse) and Brian Friedman and Joseph Steinberg (each a director of Vitesse), entered into Voting and Support and Lock-Up Agreements, dated December 15, 2024, pursuant to which each Vitesse Supporting Stockholder has agreed to vote the applicable Subject Vitesse Shares, being the Vitesse common stock for which such Vitesse Supporting Stockholder is the beneficial owner, in favor of the Stock Issuance Proposal, and each Vitesse Supporting Stockholder has irrevocably granted to, and appointed Lucero as, such Vitesse Supporting Stockholder’s proxy and attorney-in-fact in connection therewith. Such obligations of each Vitesse Supporting Stockholder will continue until the earliest of (i) the termination of the Vitesse Voting Agreement in accordance with the provisions thereof, (ii) the Effective Time and (iii) a change in recommendation by the Vitesse Board of Directors with respect to the Arrangement. Each Vitesse Voting Agreement terminates upon the earliest to occur of (i) the termination of the Arrangement Agreement, (ii) any amendment of the Arrangement Agreement that increases the consideration payable by Vitesse (other than certain de minimis increases) and (iii) the mutual written agreement of the parties.
Additionally, during the period commencing on the closing date of the Arrangement and ending on the 366th day following the closing date of the Arrangement, each Vitesse Supporting Stockholder has agreed, subject to certain customary exceptions, not to (i) directly or indirectly sell or otherwise transfer or dispose of legal or beneficial ownership in the Subject Vitesse Shares, (ii) enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Subject Vitesse Shares and (iii) publicly disclose the intention to do any of the foregoing.
As of the Record Date, the Subject Vitesse Shares that are subject to the Vitesse Voting Agreements, include an aggregate of 3,261,443 shares of Vitesse common stock, representing approximately 10.7% of the shares of Vitesse common stock entitled to vote at the Special Meeting.

PROPOSAL NO. 1 — THE STOCK ISSUANCE PROPOSAL
The Vitesse Board of Directors has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending that Vitesse stockholders approve the issuance of shares of Vitesse common stock to Lucero shareholders in connection with the Arrangement.
Section 312.03(c)(2) of the NYSE Listed Company Manual requires stockholder approval prior to the issuance of common stock in any transaction if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock. The shares of Vitesse common stock to be issued to the Lucero shareholders as Consideration in the Arrangement will represent in excess of 20% of the number of shares of common stock outstanding before the issuance of such common stock. Therefore, under Section 312.03(c)(2) of the NYSE Listed Company Manual, approval by the holders of Vitesse common stock of the Stock Issuance Proposal is required.
As of January 29, 2025, being the last practicable date prior to the date of this proxy statement, 30,396,295 shares of Vitesse common stock were issued and outstanding. Upon the Closing, the Lucero Shareholders will receive an aggregate of approximately 8,175,000 shares of Vitesse common stock, which represents approximately 26.9% of the shares of Vitesse common stock issued and outstanding prior to the consummation of the Arrangement (subject to the number of Lucero common shares in respect of which dissenters’ rights are validly exercised and the rounding of fractional shares of Vitesse common stock in accordance with the Plan of Arrangement). Immediately after the completion of the Arrangement, it is expected that Vitesse stockholders as of immediately prior to the completion of the Arrangement will own approximately 80.0% and Lucero shareholders as of immediately prior to the completion of the Arrangement will own approximately 20.0% of the Combined Company on a fully diluted basis. In the event the Stock Issuance Proposal is approved by Vitesse stockholders but the Arrangement Agreement is terminated (without the Arrangement being completed) prior to the issuance of shares of Vitesse common stock pursuant to the Arrangement Agreement, Vitesse will not issue any shares of Vitesse common stock as a result of the approval of the Stock Issuance Proposal.
Approval by Vitesse stockholders of the issuance of shares of Vitesse common stock to Lucero shareholders is a condition to the Closing and is necessary for Vitesse to issue the common stock to Lucero at the Closing. Accordingly, if this Proposal No. 1 — The Stock Issuance Proposal is not approved at the Special Meeting, a condition to the Closing will not be satisfied and the Arrangement will not be completed.
Required Vote
Assuming the presence of a quorum, approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting by the holders of shares entitled to vote on such matter, voting as a single class. An abstention or a failure to submit a proxy or vote at the Special Meeting will have no effect on the outcome of the Stock Issuance Proposal, so long as a quorum is present.
Board Recommendation
The Vitesse Board of Directors unanimously recommends that you vote “FOR” the Stock Issuance Proposal.

PROPOSAL NO. 2 — THE ADJOURNMENT PROPOSAL
The Vitesse Board of Directors has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending that Vitesse stockholders approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal, subject to the provisions of the Arrangement Agreement.
If the number of shares of Vitesse common stock present in person (online) or represented by proxy at the Special Meeting voting in favor of the Stock Issuance Proposal is insufficient to approve the Stock Issuance Proposal at the time of the Special Meeting, then Vitesse may move to adjourn the Special Meeting in order to enable the Vitesse Board of Directors to solicit additional proxies in respect of the Stock Issuance Proposal. In that event, Vitesse stockholders will be asked to vote only upon the Adjournment Proposal, and not on the Stock Issuance Proposal.
In this proposal, you are being asked to authorize the holder of any proxy solicited by the Vitesse Board of Directors to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the Special Meeting one or more times for the purpose of soliciting additional proxies. If Vitesse stockholders approve the Adjournment Proposal, Vitesse could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Vitesse stockholders that have previously returned properly executed proxies or authorized a proxy by using the internet or telephone. Among other things, approval of the Adjournment Proposal could mean that, even if Vitesse has received proxies representing a sufficient number of votes against the Stock Issuance Proposal such that the Stock Issuance Proposal would be defeated, Vitesse could adjourn the Special Meeting without a vote on the Stock Issuance Proposal and seek to obtain sufficient votes in favor of the Stock Issuance Proposal to obtain approval of the Stock Issuance Proposal.
Under the Vitesse Bylaws, the Special Meeting may be adjourned from time to time to reconvene at the same or some other place by holders of a majority of the voting power of Vitesse’s common stock issued and outstanding and entitled to vote thereat, present in person (online) or represented by proxy, though less than a quorum, or by any officer or director entitled to preside at or to act as secretary of such meeting, and notice need not be given of any such adjourned meeting if the time and place and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person (online) and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. Accordingly, regardless of whether a quorum is present and regardless of whether stockholders approve the Adjournment Proposal, any officer or director entitled to preside at or to act as secretary of the Special Meeting may adjourn the Special Meeting to a later date, without notice other than announcement at the Special Meeting. At the adjourned meeting, Vitesse may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting in accordance with the Vitesse Bylaws will be given to each stockholder of record entitled to vote at the meeting.
Approval by Vitesse stockholders of the Adjournment Proposal is not a condition to the Closing.
Required Vote
Approval of the Adjournment Proposal requires the affirmative vote by holders of a majority of the voting power of Vitesse’s common stock issued and outstanding and entitled to vote at the Special Meeting, present in person (online) or represented by proxy, though less than a quorum. An abstention from voting at the Special Meeting will have the same effect as a vote “AGAINST” the Adjournment Proposal. A failure to submit a proxy or vote at the Special Meeting will have no effect on the outcome of the Adjournment Proposal.
Board Recommendation
The Vitesse Board of Directors unanimously recommends that you vote “FOR” the Adjournment Proposal.

OTHER MATTERS
Other Matters For Action at the Special Meeting
As of the date of this proxy statement, the Vitesse Board of Directors knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
To permit Vitesse and its stockholders to address stockholder proposals and stockholder director nominations in an informed and orderly manner, SEC rules and the Vitesse Bylaws establish advance notice procedures with regard to:
•
stockholder proposals to be included in Vitesse’s proxy statements;

•
stockholder nominations of directors and other proposals to be presented at an annual meeting of stockholders but not included in Vitesse’s proxy statements;

•
stockholder nominations of directors to be included in Vitesse’s proxy statements (also known as proxy access); and

•
stockholder proxy solicitations for stockholder director nominees (also known as universal proxy).

Stockholder proposals intended to be included in the proxy materials for the 2025 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act were required to be received by the Secretary of Vitesse no later than November 19, 2024, or otherwise as permitted by applicable law. The form and substance of these proposals are required to satisfy the requirements established by the Vitesse Bylaws and the SEC.
Notice of stockholder proposals and stockholder director nominations to be considered at the 2025 annual meeting of stockholders, but not included in the proxy statement, were required to be in compliance with the notice procedures and informational requirements set forth in the Vitesse Bylaws. These notices were required to be received by the Secretary at the principal executive offices of Vitesse. To be timely, notice of such proposals and nominations had to be submitted not less than 120 calendar days (November 19, 2024) nor more than 150 calendar days (October 20, 2024) prior to the first anniversary of Vitesse’s proxy statement in connection with the 2024 annual meeting of stockholders.
The Vitesse Bylaws provide for proxy access whereby a stockholder (or a group of up to 20 stockholders) who has held at least 3% of Vitesse’s stock for three years or more may nominate up to the greater of two individuals or 20% of the Vitesse Board of Directors and have the nominee(s) included in Vitesse’s proxy statement for an annual meeting of stockholders, provided that the stockholder and nominee(s) satisfy the requirements set forth in the Vitesse Bylaws. Any stockholder who intended to use these procedures to nominate a candidate for election to the Vitesse Board of Directors for inclusion in Vitesse’s 2025 proxy statement was required to satisfy the requirements set forth in the Vitesse Bylaws and provide notice to the Secretary of Vitesse at the principal executive offices of Vitesse not less than 120 calendar days (November 19, 2024) nor more than 150 calendar days (October 20, 2024) prior to the first anniversary of Vitesse’s proxy statement in connection with the 2024 annual meeting of stockholders.
Any stockholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of SEC Rule 14a-19 (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the advance notice provisions of the Vitesse Bylaws. Thus, if a stockholder of Vitesse intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of the Vitesse Bylaws for Vitesse’s 2025 annual meeting of stockholders, then such stockholder was required to provide proper written notice that set forth all the information required by SEC Rule 14a-19 to the Secretary of Vitesse at the principal office of Vitesse not less than 120 calendar days (November 19, 2024) nor more than 150 calendar days (October 20, 2024) prior to the first anniversary of Vitesse’s proxy statement in connection with the 2024 annual meeting of stockholders.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings to the companies.
A number of brokers with account holders who are stockholders may be “householding” Vitesse’s proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise, or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify your broker or Vitesse at Vitesse Energy, Inc., Attn: Secretary, 5619 DTC Parkway, Suite 700 Greenwood Village, CO 80111, call (720) 361-2500 or email legal@vitesse-vts.com, and Vitesse will promptly deliver such additional materials to you. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize their broker to discontinue mailings of multiple annual reports and proxy statements by contacting their broker or Vitesse at Vitesse Energy, Inc., Attn: Secretary, 5619 DTC Parkway, Suite 700 Greenwood Village, Colorado 80111, call (720) 361-2500 or email legal@vitesse-vts.com.

WHERE YOU CAN FIND MORE INFORMATION
Vitesse files annual, quarterly and current reports, proxy statements and other information with the SEC. Vitesse’s SEC filings are available to the public at the SEC’s website at www.sec.gov or at Vitesse’s website at www.vitesse-vts.com. Information contained on its website is not incorporated by reference into this proxy statement.
Copies of any of the documents that Vitesse files with the SEC may be obtained free of charge by contacting Vitesse’s Secretary at Vitesse Energy, Inc., 5619 DTC Parkway, Suite 700, Greenwood Village, Colorado 80111 or by calling (720) 361-2500.
If you would like to request documents from Vitesse, please do so at least five business days before the date of the Special Meeting in order to receive timely delivery of those documents prior to the Special Meeting.
Stockholders should not rely on information other than the information contained in this proxy statement. Vitesse has not authorized anyone to provide information that is different from the information contained in this proxy statement. This proxy statement is dated January 31, 2025. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date or such other date as stated herein, and the mailing of this proxy statement will not create any implication to the contrary.
If you would like additional copies of this proxy statement, without charge, or if you have questions about the Arrangement, including the procedures for voting your shares, you should contact Vitesse’s proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders Call (Toll-Free): (877) 800-5185
Banks and Brokers Call: (212) 750-5833

FINANCIAL STATEMENTS
INDEX TO FINANCIAL STATEMENTS
Contents	Page
Vitesse Energy Inc.
Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2023 and December 31, 2022	F-3
Consolidated Statements of Operations for the Years Ended December 31, 2023, December 31, 2022, November 30, 2021 and the Month Ended December 31, 2021	F-4
Consolidated Statements of Equity for the Years Ended December 31, 2023, December 31, 2022, November 30, 2021 and the Month Ended December 31, 2021	F-5
Consolidated Statements of Cash Flows for the Years Ended December 31, 2023, December 31, 2022, November 30, 2021 and the Month Ended December 31, 2021	F-6
Notes to the Consolidated Financial Statements	F-7
Unaudited Condensed Consolidated Interim Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2024 and December 31, 2023	F-32
Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2024 and September 30, 2023	F-33
Condensed Consolidated Statements of Equity for the Three and Nine Months Ended September 30, 2024 and September 30, 2023	F-34
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2024 and September 30, 2023	F-36
Notes to the Consolidated Financial Statements	F-37
Lucero Energy Corp.
Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-53
Consolidated Statements of Financial Position as at December 31, 2023 and December 31, 2022	F-55
Consolidated Statements of Operations and Comprehensive Income (Loss) for the Years Ended December 31, 2023, December 31, 2022 and December 31, 2021	F-56
Consolidated Statements of Changes in Shareholders’ Equity for the Twelve Months Ended December 31, 2023, December 31, 2022 and December 31, 2021	F-57
Consolidated Statements of Cash Flows for the Years Ended December 31, 2023, December 31, 2022 and December 31, 2021	F-58
Unaudited Condensed Consolidated Interim Financial Statements
Consolidated Statements of Financial Position as at September 30, 2024 and December 31, 2023	F-87
Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three and Nine Months Ended September 30, 2024 and September 30, 2023	F-88
Consolidated Statements of Changes in Shareholders’ Equity For the Nine Months Ended September 30, 2024 and September 30, 2023	F-89
Consolidated Statements of Cash Flows for the Three and Nine Months Ended September 30, 2024 and September 30, 2023	F-90

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the shareholders and the Board of Directors of Vitesse Energy, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Vitesse Energy, Inc. and subsidiaries (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, equity, and cash flows for the years ended December 31, 2023 and 2022, the one-month period ended December 31, 2021, and for the year ended November 30, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022, the one-month period ended December 31, 2021, and year ended November 30, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
Denver, Colorado
February 26, 2024
We have served as the Company’s auditor since 2021.

VITESSE ENERGY, INC.
Consolidated Balance Sheets
	DECEMBER 31,
(in thousands except units)	2023	2022
Assets
Current Assets
Cash	$552	$10,007
Revenue receivable	44,915	41,393
Commodity derivatives (Note 6)	10,038	2,112
Prepaid expenses and other current assets	2,841	841
Total current assets	58,346	54,353
Oil and Gas Properties – Using the successful efforts method of accounting (Note 2)
Proved oil and gas properties	1,168,378	985,751
Less accumulated DD&A and impairment	(464,036)	(382,974)
Total oil and gas properties	704,342	602,777
Other Property and Equipment – Net	189	114
Other Assets
Commodity derivatives (Note 6)	1,109	1,155
Other noncurrent assets	1,984	2,085
Total other assets	3,093	3,240
Total assets	$765,970	$660,484
Liabilities, Redeemable Units and Equity
Current Liabilities
Accounts payable	$27,692	$7,207
Accrued liabilities (Note 7)	32,507	25,849
Commodity derivatives (Note 6)	—	3,439
Other current liabilities	204	184
Total current liabilities	60,403	36,679
Long-term Liabilities
Revolving credit facility (Note 5)	81,000	48,000
Deferred tax liability (Note 13)	64,329	—
Asset retirement obligations (Note 8)	8,353	6,823
Other noncurrent liabilities	5,479	—
Total liabilities	219,564	91,502
Commitments and contingencies (Note 11)
Redeemable Management Incentive Units (Note 12)	—	4,559
Equity (Note 12)
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued at December 31, 2023	—	—
Common stock, $0.01 par value, 95,000,000 shares authorized; 32,812,007 shares issued at December 31, 2023	328	—
Additional paid-in capital	567,654	—
Accumulated deficit	(21,576)	—
Predecessor members’ equity – common units – 450,000,000 units outstanding (Note 12)	—	564,423
Total liabilities, redeemable units, and equity	$765,970	$660,484

VITESSE ENERGY, INC.
Consolidated Statements of Operations
	FOR THE YEARS ENDED DECEMBER 31,		FOR THE MONTH ENDED DECEMBER 31,	FOR THE YEAR ENDED NOVEMBER 30,
(in thousands, except per share data)	2023	2022	2021	2021
Revenue
Oil	$218,396	$233,622	$14,797	$144,818
Natural gas	15,509	48,268	1,669	23,017
Total revenue	233,905	281,890	16,466	167,835
Operating Expenses
Lease operating expense	39,514	31,133	2,272	26,567
Production taxes	21,625	24,092	1,340	14,535
General and administrative	23,934	19,833	950	10,581
Depletion, depreciation, amortization, and accretion	81,745	63,732	5,417	60,846
Equity-based compensation (Note 12)	32,233	(10,766)	2,628	1,409
Total operating expenses	199,051	128,024	12,607	113,938
Operating Income	34,854	153,866	3,859	53,897
Other Income (Expense)
Commodity derivative gain (loss), net	12,484	(30,830)	(10,982)	(32,590)
Interest expense	(5,276)	(4,153)	(237)	(3,207)
Other income	140	20	1	14
Total other income (expense)	7,348	(34,963)	(11,218)	(35,783)
Income (Loss) Before Income Taxes	$42,202	$118,903	$(7,359)	$18,114
(Provision for) Benefit from Income Taxes	(61,946)	—	—	—
Net (Loss) Income	$(19,744)	$118,903	$(7,359)	$18,114
Net income (loss) attributable to Predecessor common unit holders	1,832	118,903	(7,359)	18,114
Net Loss Attributable to Vitesse Energy, Inc.	$(21,576)	$—	$—	$—
Weighted average common shares / Predecessor common unit outstanding – basic	29,556,967	438,625,000	438,625,000	438,625,000
Weighted average common shares / Predecessor common unit outstanding – diluted	29,556,967	438,625,000	438,625,000	438,625,000
Net (loss) income per common share / Predecessor common unit – basic	$(0.73)	$0.26	$(0.02)	$0.04
Net (loss) income per common share / Predecessor common unit – diluted	$(0.73)	$0.26	$(0.02)	$0.04
Net loss per Predecessor non-founder MIUs classified as temporary equity – basic and diluted		$—	$—	$—

VITESSE ENERGY, INC.
Consolidated Statements of Equity
	Common Stock		Preferred Stock		Additional Paid-In Capital	Predecessor Members’ Equity	Accumulated Deficit	Total Equity
(in thousands, except share data)	Shares	Amount	Shares	Amount
Balance – December 1, 2020	—	$—	—	$—	$—	$489,808	$—	$489,808
Net income	—	—	—	—	—	18,114	—	18,114
Distribution to common unit holders	—	—	—	—	—	(12,000)	—	(12,000)
Fair market value MIU adjustment	—	—	—	—	—	(1,530)	—	(1,530)
Balance – November 30, 2021	—	$—	—	$—	$—	$494,392	$—	$494,392
Net loss	—	—	—	—	—	(7,359)	—	(7,359)
Distribution to common unit holders	—	—	—	—	—	(6,000)	—	(6,000)
Fair market value MIU adjustment	—	—	—	—	—	(959)	—	(959)
Balance – December 31, 2021	—	$—	—	$—	$—	$480,074	$—	$480,074
Net income	—	—	—	—	—	118,903	—	118,903
Distribution to common unit holders	—	—	—	—	—	(36,000)	—	(36,000)
Fair market value MIU adjustment	—	—	—	—	—	1,446	—	1,446
Balance – December 31, 2022	—	$—	—	$—	$—	$564,423	$—	$564,423
Net income (loss)	—	—	—	—	—	1,832	(21,576)	(19,744)
Issuance of common stock in exchange for Vitesse Energy, LLC	25,914,891	259	—	—	565,996	(566,255)	—	—
Issuance of common stock in exchange for Non-Founder MIU’s	163,544	2	—	—	4,557	—	—	4,559
Acquisition of Vitesse Oil, LLC	2,120,312	21	—	—	30,607	—	—	30,628
Issuance of restricted stock units, net of forfeitures	3,152,247	32	—	—	(152)	—	—	(121)
Issuance of Transitional Plan awards	1,475,613	15	—	—	(15)	—	—	—
Equity-based compensation	—	—	—	—	32,535	—	—	32,535
Common stock dividends declared	—	—	—	—	(65,626)	—	—	(65,626)
Repurchase of common stock	(14,600)	—	—	—	(248)	—	—	(248)
Balance – December 31, 2023	32,812,007	$328	—	$—	$567,654	$—	$(21,576)	$546,406

VITESSE ENERGY, INC.
Consolidated Statements of Cash Flows
	FOR THE YEARS ENDED DECEMBER 31,		FOR THE MONTH ENDED DECEMBER 31,	FOR THE YEAR ENDED NOVEMBER 30,
(in thousands)	2023	2022	2021	2021
Cash Flows from Operating Activities
Net (loss) income	$(19,744)	$118,903	$(7,359)	$18,114
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation, amortization, and accretion	81,745	63,732	5,417	60,846
Unrealized (gain) loss on derivative instruments	(11,318)	(16,294)	9,307	18,687
Equity-based compensation	32,233	(10,766)	2,628	1,409
Deferred income taxes	61,946	—	—	—
Amortization of debt issuance costs	655	472	27	276
Changes in operating assets and liabilities that provided (used) cash:
Revenue receivable	(810)	(10,764)	1,330	(15,959)
Prepaid expenses and other current assets	(1,860)	(842)	11	1,921
Accounts payable	2,407	(147)	669	(997)
Accrued liabilities	(3,308)	2,739	493	2,700
Other	(4)	8	(3)	(26)
Net cash provided by Operating Activities	141,942	147,041	12,520	86,971
Cash Flows from Investing Activities
Acquisition of oil and gas properties	(35,654)	(28,547)	(117)	(6,210)
Development of oil and gas properties	(84,832)	(56,024)	(3,837)	(36,986)
Purchase of property and equipment	(180)	(12)	(2)	(121)
Net cash used in Investing Activities	(120,666)	(84,583)	(3,956)	(43,317)
Cash Flows from Financing Activities
Proceeds from revolving credit facility	59,000	16,000	—	1,000
Repayments of revolving credit facility	(26,000)	(36,000)	—	(31,500)
Repayments of Vitesse Oil revolving credit facility	(5,000)	—	—	—
Dividends/distributions paid	(57,999)	(36,000)	(6,000)	(12,000)
Repurchases of common stock	(248)	—	—	—
Debt issuance costs	(484)	(1,807)	(9)	(87)
Net cash used in Financing Activities	(30,731)	(57,807)	(6,009)	(42,587)
Net (Decrease) Increase in Cash	(9,455)	4,651	2,555	1,067
Cash – Beginning of year	10,007	5,356	2,801	1,734
Cash – End of year	552	$10,007	$5,356	$2,801
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$4,734	$3,595	$182	$2,896
Cash paid for income taxes	1,292	—	—	—
Supplemental Disclosure of Noncash Activity
Oil and gas properties included in accounts payable and accrued liabilities	$46,338	$21,266	$14,352	$15,174
Asset retirement obligations capitalized to oil and gas properties	951	347	—	192
Issuance of common stock to acquire Vitesse Oil	30,628	—	—	—
Unit-based compensation liability transferred to redeemable management incentive units	—	481	—	636

VITESSE ENERGY, INC.
Notes to the Consolidated Financial Statements
Note 1 — Nature of Business
Vitesse Energy, Inc. (“Vitesse” or the “Company”) was incorporated under the General Corporation Law of the State of Delaware on August 5, 2022 as a wholly owned subsidiary of an affiliate of Jefferies Financial Group Inc. (“JFG”) for the purpose of effecting the Spin-Off of Vitesse Energy, LLC (the “Predecessor”) by JFG. On January 13, 2023, JFG completed the legal and structural separation of the Predecessor from JFG. To effect the separation, first, JFG and Jefferies Capital Partners (“JCP”), among others, undertook certain pre-Spin-Off Transactions described below:
•
Certain members of management of the Predecessor transferred all of their equity interest in the Predecessor to JFG as repayment for loans from affiliates of JFG;

•
JFG and other holders of the Predecessor’s equity interests transferred all of their interest in the Predecessor to Vitesse in exchange for newly issued shares of common stock, par value $0.01 per share (“common stock”), of Vitesse;

•
Vitesse Oil, LLC (“Vitesse Oil”) equity holders transferred their interests in Vitesse Oil to Vitesse in exchange for newly issued shares of Vitesse common stock (the “Vitesse Oil Transaction”);

•
Compensation agreements and compensation plans of the Predecessor were eliminated and replaced with new compensation plans of Vitesse, including a long-term incentive plan;

•
Vitesse entered into a Revolving Credit Facility, which amended and restated the Predecessor’s credit facility, and used the proceeds to repay in full and terminate the Vitesse Oil Revolving Credit Facility and repay the Predecessor’s credit facility.

•
The Predecessor entered into a Separation and Distribution Agreement and Tax Matters Agreement with JFG related to the Spin-Off.

JFG and JCP then distributed the Vitesse outstanding common stock held by each to their respective shareholders, and Vitesse became an independent, publicly traded company. The Company’s common stock began trading on the New York Stock Exchange on January 17, 2023 under the symbol “VTS.”
The issued and outstanding member interests of the Predecessor and Vitesse Oil together represented substantially all of those businesses or investments of JFG and JCP that acquire, develop, manage and monetize non-operated oil and natural gas working, royalty and mineral interests in the United States.
Immediately prior to the completion of the Spin-Off, the Company succeeded to the operations of the Predecessor. As the Predecessor and the Company were under common control, and because the Company was not a substantive entity prior to the Spin-Off, for accounting purposes the Company has succeeded to the operations of the Predecessor. The Vitesse Oil Transaction is accounted for as an asset acquisition by the Company as Vitesse Oil and the Company were not under common control.
The Predecessor is a Delaware limited liability company formed on April 29, 2014. Prior to the Spin-Off, the membership interests in the Predecessor were held approximately 97.5% by affiliates of JFG and approximately 2.5% by 3B Energy, LLC (“3B”), an entity whose members are comprised of certain executives of the Company. Financial information presented for periods ended prior to January 13, 2023 is that of the Predecessor, which was organized as a tax partnership. Therefore, for periods prior to January 13, 2023 the financial statements of the Company do not reflect the impact of income taxes. As noted above, as a result of the Spin-Off, the Predecessor became a wholly owned subsidiary of Vitesse, which is organized as a taxable corporation. Therefore, the financial statements of the Company reflect the impact of income taxes applied to the consolidated results of operations of the Company, including the initial basis differences between tax and financial accounting for our assets and liabilities at the Spin-Off resulting in a one-time charge of $44.1 million to income tax expense. Financial information presented for periods ended on and after January 13, 2023 is that of the Company, which reflects the combined results of the Predecessor and Vitesse Oil.

The business purpose of the Company is to acquire, own, explore, develop, manage, produce, exploit, and dispose of oil and gas properties. The Company is focused on returning capital to stockholders through owning and acquiring non-operated working interest and royalty interest ownership primarily in the core of the Bakken and Three Forks formations in the Williston Basin of North Dakota and Montana. The Company also owns non-operated interests in oil and gas properties in the Central Rockies, including the Denver-Julesburg Basin and the Powder River Basin.
Note 2 — Significant Accounting Policies
Change in Estimate that is Inseparable from a Change in Accounting Principle
Effective January 1, 2023, the Company changed its method of recording gathering and transportation (“GT”) costs. Under the current method, GT costs are presented as a deduction to oil and gas revenue, following how these items are reported to us by operators of our oil and gas properties. Prior to January 1, 2023, under our previous method, we determined the GT costs that were reported within production expense versus revenue deductions based on our best estimates using information from all our operators in aggregate. Both methods of determining classification of GT costs are acceptable given that we do not operate any of our oil and gas properties and do not have access to such GT contracts with the customer.
The change represents a change in estimate effected by a change in accounting principle. Although the change does not have a material impact to the financial statements the change in methodology has been applied on a retrospective basis to the prior periods presented in order to conform to the current period presentation. This change results in a reclassification within the statements of operations and has no balance sheet impact, nor does it impact net income, operating income, the gross margin we generate from our interests in oil and gas properties, or cash flows for any period.
Principles of Consolidation
The accompanying consolidated financial statements (the “financial statements”) include the accounts of the Company and its subsidiaries, including the Predecessor, Vitesse Oil, Vitesse Management Company LLC (“Vitesse Management”) and Vitesse Oil, Inc. Intercompany balances and transactions have been eliminated in consolidation.
Segment and Geographic Information
The Company operates in a single reportable segment. The Company’s chief operating decision maker is the Chief Executive Officer. All of the Company’s operations are conducted in the continental United States.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Depletion, depreciation, and amortization (“DD&A”) and the evaluation of proved oil and gas properties for impairment are determined using estimates of oil and gas reserves. There are numerous uncertainties in estimating the quantity of reserves and in projecting the future rates of production and timing of development expenditures, which includes lack of control over future development plans as a non-operator. Oil and gas reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way. In addition, significant estimates include, but are not limited to, estimates relating to certain crude oil and natural gas revenues and expenses, fair value of assets acquired and liabilities assumed in business combinations, valuation of unit-based compensation, and valuation of commodity derivative instruments. Further, these estimates and other factors, including those outside of the Company’s control, such as the impact of lower commodity prices, may have a significant adverse impact to the Company’s business, financial condition, results of operations and cash flows.

Change in Fiscal Year End
On November 30, 2022, the board of managers of the Predecessor approved a change in the Company’s fiscal year end from November 30 to December 31. The Company’s 2022 fiscal year began on January 1, 2022 and ended on December 31, 2022. As a result of this change, the Company has also presented financial statements for the month ended December 31, 2021.
Cash and Cash Equivalents
The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents. As of the consolidated balance sheet date and periodically throughout the year, balances of cash exceeded the federally insured limit. As of December 31, 2023 and December 31, 2022 the Company held no cash equivalents.
Oil and Gas Properties
The Company follows the successful efforts method of accounting for oil and gas activities. Under this method of accounting, costs associated with the acquisition, drilling, and equipping of successful exploratory wells and costs of successful and unsuccessful development wells are capitalized and depleted, net of estimated salvage values, using the units-of-production method on the basis of a reasonable aggregation of properties within a common geological structural feature or stratigraphic condition, such as a reservoir or field. The Company’s proved oil and gas reserve information was computed by applying the average first-day-of-the-month oil and gas price during the 12-month period ended on the balance sheet date. During the years ended December 31, 2023, December 31, 2022 and November 30, 2021 and the month ended December 31, 2021, the Company recorded depletion expense of $81.1 million, $63.3 million, $60.4 million and $5.4 million, respectively. The Company’s depletion rate per BOE for the years ended December 31, 2023, December 31, 2022 and November 30, 2021 and the month ended December 31, 2021 was $18.68, $16.71, $16.73 and $16.97, respectively.
Exploration, geological and geophysical costs, delay rentals, and drilling costs of unsuccessful exploratory wells are charged to expense as incurred. The sale of a partial interest in a proved property is accounted for as a cost recovery, and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production amortization rate. A gain or loss is recognized for all other sales of proved properties.
Costs associated with unevaluated exploratory wells are excluded from the depletable base until the determination of proved reserves, at which time those costs are reclassified to proved oil and gas properties and subject to depletion. If it is determined that the exploratory well costs were not successful in establishing proved reserves, such costs are expensed at the time of such determination.
The Company reviews its oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of their carrying value. The Company estimates the expected future cash flows of its oil and gas properties and compares such cash flows to the carrying amount of the proved oil and gas properties to determine if the amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company will adjust its proved oil and gas properties to estimated fair value. The factors used to estimate fair value include estimates of reserves, future commodity prices adjusted for basis differentials, future production estimates, anticipated capital expenditures, and a discount rate commensurate with the risk associated with realizing the projected cash flows. The discount rate is a rate that management believes is representative of current market conditions and includes estimates for a risk premium and other operational risks. There were no proved oil and gas property impairments during the years ended December 31, 2023, December 31, 2022 and November 30, 2021 and the month ended December 31, 2021.
Asset Retirement Obligations (AROs)
AROs relate to estimated plugging and abandonment costs of oil and gas properties, including facilities, and the reclamation of the Company’s well locations. The Company records the fair value of an ARO in the period in which it is incurred. When the liability is initially recorded, the Company capitalizes an estimated cost by increasing the carrying amount of proved oil and gas properties. Over time, the liability is accreted each period toward an estimated future cost, and the capitalized cost is depleted. The Company uses the income valuation technique to estimate the fair value of AROs using the amounts and timing of expected future dismantlement costs, credit-adjusted risk-free rates, and the time value of money. For business combinations, the valuation utilizes a discount rate commensurate with what a market participant would use for AROs recorded. Revisions to the liability could occur due to changes in estimated abandonment costs or well economic lives or if federal or state regulators enact new requirements regarding the abandonment of wells. Adjustments to the liability are made as these estimates change. Upon settlement of the liability, the Company reports a gain or loss to the extent the actual costs differ from the recorded liability.
Equity-Based Compensation
The Company recognizes equity-based compensation expense associated with its long-term incentive plan (“LTIP”) awards using the straight-line method over the requisite service period, which is generally the vesting period of the award except when provisions are present that accelerate vesting, based on their grant date fair values. The Company has elected to account for forfeitures of equity awards as they occur.
Predecessor Equity-Based Compensation
In 2020, the Predecessor amended its Limited Liability Company Agreement (the “Predecessor Company Agreement”) which modified certain terms and conditions related to management incentive units (“MIUs”) (see Note 12) and common units held by the founding members of management. The Predecessor accounted for MIUs granted to employees (which excludes the founding members of management) as liability awards under accounting guidance related to share-based compensation, whereby vested awards are recognized as liabilities, with changes in the estimated value of the awards recorded in earnings, until the holders have borne the risk of unit ownership, at which point the liability associated with the employee MIUs is reclassified to temporary equity, and changes in the estimated value of the employee MIUs are recorded as an adjustment to members’ equity.
Equity-based compensation was also recognized for in-substance call options granted to the founding members of management which were classified as liabilities, recorded at estimated fair market value at each period end. Changes in the estimated fair value were recorded in earnings. As the Predecessor was a private entity whose units were not traded, we considered the average volatility of comparable entities to develop an estimate of expected volatility which resulted in a reasonable estimate of fair value. Refer to Note 12 for further information regarding these awards.
Revenue Recognition
The Company’s revenue is derived from the sale of its produced oil and natural gas from wells in which the Company has non-operated revenue or royalty interests. The Company’s oil and natural gas are produced and sold primarily in the core of the Williston Basin in North Dakota and Montana.
The sales of produced oil and natural gas are made under contracts that the operators of the wells have negotiated with customers, which typically include variable consideration based on monthly pricing tied to local indices and volumes delivered. Revenue is recorded at the point in time when control of the produced oil and natural gas transfers to the customer. Statements and payment may not be received via the operator of the wells for one to six months after the date the produced oil and natural gas is delivered, and, as a result, the amount of production delivered to the customer and the price that will be received for the sale of the product is estimated utilizing production reports, market indices, and estimated differentials. At the end of each month when the performance obligation is satisfied, the variable consideration can be reasonably estimated, and revenue due to the Company is recorded within revenue receivable in the accompanying balance sheets until payment is received. Differences between the estimated amounts and the actual amounts received from the sale of the produced oil and natural gas are recorded when known, which is generally when statements and payment are received. Such differences have historically been immaterial.
For the oil and natural gas produced from wells in which the Company has non-operated revenue or royalty interests, the Company recognizes revenue based on the details included in the statements received from the operator. Any gathering, transportation, processing, production taxes, and other deductions included on the statements are recorded based on the information provided by the operator. The Company does not disclose the value of unsatisfied performance obligations as it applies the practical exemption which applies to variable consideration that is recognized as control of the product is transferred to the customer. Since each unit of product represents a separate performance obligation, future volumes are wholly unsatisfied, and disclosure of the transaction price allocated to remaining performance obligations is not required.
Concentrations of Credit Risk
For the years ended December 31, 2023, December 31, 2022 and November 30, 2021 and the month ended December 31, 2021, three, four, three and three operators accounted for 49 percent, 54 percent, 37 percent and 42 percent, respectively, of oil and natural gas revenue. As of December 31, 2023 and December 31, 2022, three and four operators accounted for 56 percent and 65 percent, respectively, of oil and natural gas revenue receivable. The Company’s oil and natural gas revenue receivable is generated from the sale of oil and natural gas by operators on its behalf. The Company monitors the financial condition of its operators.
Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently payable plus deferred income taxes related to certain income and expenses recognized in different periods for financial and income tax reporting purposes. Deferred income tax liabilities represent the future income tax consequences of those differences, which will be taxable when liabilities are settled. Deferred income taxes may also include tax credits and net operating losses that are available to offset future income taxes. Deferred income taxes are measured by applying currently enacted tax rates.
The Company accounts for uncertainty in income taxes for tax positions taken or expected to be taken in a tax return. Only tax positions that meet the more-likely-than-not recognition threshold are recognized. The Company does not have any uncertain tax positions recorded as of December 31, 2023.
The Predecessor and Vitesse Oil were limited liability companies that passed tax liability through to its members and accordingly did not record income tax expense.
Deferred Finance Charges
Costs associated with the revolving credit facility are deferred and amortized to interest expense over the term of the related financing. The amount of deferred financing costs incurred, and the amortization of deferred financing costs, was immaterial for all periods presented.
Derivative Financial Instruments
The Company enters into derivative contracts to manage its exposure to oil and gas price volatility. Commodity derivative contracts may take the form of swaps, puts, calls, or collars. Cash settlements from the Company’s commodity price risk management activities are recorded in the month the contracts mature. Any realized gains and losses on settled derivatives, as well as mark-to-market gains or losses, are aggregated and recorded to Commodity derivative (loss) gain, net on the consolidated statements of operations.
GAAP requires recognition of all derivative instruments on the consolidated balance sheets as either assets or liabilities measured at fair value. Subsequent changes in the derivatives’ fair value are recognized currently in earnings unless specific hedge accounting criteria are met. Gains and losses on derivative hedging instruments must be recorded in either other comprehensive income or current earnings, depending on the nature and designation of the instrument. The Company has elected to not designate any derivative instruments as accounting hedges, and therefore marks all commodity derivative instruments to fair value and records changes in fair value in earnings. Amounts associated with deferred premiums on derivative instruments are recorded as a component of the derivatives’ fair values (see Note 6).

New Accounting Pronouncements
In June 2016, FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments. The ASU includes changes to the accounting and measurement of financial assets requiring the Company to recognize an allowance for all expected credit related losses over the life of the financial asset at origination. This is different from the current practice, where an allowance is not recognized until the losses are considered probable. The new guidance was effective for the Company on January 1, 2023. Upon adoption, the ASU was applied using a modified retrospective transition method to the beginning of the earliest period in which the new guidance is effective. The adoption of the new guidance did not have a material impact on the Company’s financial statements and related disclosures.
In November 2023, FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures. The ASU updates reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. The new guidance will be effective for the Company’s year ending December 31, 2024. The Company does not believe the new guidance will have a material impact on its consolidated financial statements and related disclosures.
In December 2023, FASB issued ASU 2023-09, Improvements to Income Tax Disclosures. The ASU establishes new income tax disclosure requirements in addition to modifying and eliminating certain existing requirements. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. The new guidance will be effective for the Company’s year ending December 31, 2025. The Company does not believe the new guidance will have a material impact on its consolidated financial statements and related disclosures.
Note 3 — Asset Acquisitions
During the years ended December 31, 2023, December 31, 2022 and November 30, 2021 and the month ended December 31, 2021, the Company purchased a number of proved oil and gas properties and proved leaseholds for an aggregate purchase price of $35.7 million, $28.5 million, $6.2 million, and $0.1 million, respectively. In addition, as part of the Spin-Off during the year ended December 31, 2023, $35.6 million of oil and gas properties and $5.0 million of net liabilities of Vitesse Oil were contributed in exchange for 2,120,312 shares of common stock of the Company for total consideration of $30.6 million.
The transactions qualified as asset acquisitions; therefore, the oil and gas properties were recorded based on the fair value of the total consideration transferred on the acquisition dates, and transaction costs were capitalized as a component of the assets acquired. Transaction costs during the years ended December 31, 2023, December 31, 2022 and November 30, 2021 and the month ended December 31, 2021 were immaterial. The purpose of the acquisitions was to acquire proved developed and proved undeveloped oil and gas properties that were proximate and complementary to existing properties and leases for strategic purposes.
Note 4 — Fair Value Measurements
Accounting standards require certain assets and liabilities be reported at fair value in the consolidated financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.
Fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.
Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets and other inputs, such as interest rates, yield curves, and forward commodity price curves, that are observable at commonly quoted intervals.
Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset or liability. Significant Level 3 inputs include estimated future cash flows used in determining the fair value of purchased oil and gas properties.
In instances where inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.
Recurring Fair Value Measurements
As of December 31, 2023, the Company’s derivative financial instruments are composed of commodity swaps. The fair value of the swap agreements is determined under the income valuation technique using a discounted cash flow model. The fair values of options are determined under the income valuation technique using an option pricing model along with the stated amount of deferred premiums if applicable. The valuation models require a variety of inputs, including contractual terms, published forward commodity prices, volatilities for options, and discount rates, as appropriate. The Company’s estimates of fair value of derivatives include consideration of the counterparty’s creditworthiness, the Company’s creditworthiness, and the time value of money. The consideration of these factors results in an estimated exit price for each derivative asset or liability under a marketplace participant’s view. All of the significant inputs are observable, either directly or indirectly; therefore, the Company’s commodity derivative instruments are included within Level 2 of the fair value hierarchy (see Note 6).
Nonrecurring Fair Value Measurements
Nonrecurring measurements include the fair value of impaired proved oil and gas properties. The Company determines the estimated fair value of the impaired proved oil and gas properties by using a discounted cash flow approach with unobservable Level 3 inputs (see Note 2) at the time of impairment.
The Company uses the income valuation technique to estimate the fair value of asset retirement obligations, at initial recognition, arising from the development of proved properties using the amounts and timing of expected future dismantlement costs and credit-adjusted risk-free rates. Accordingly, the fair value is based on unobservable inputs and, therefore, is included within Level 3 of the fair value hierarchy. The significant unobservable inputs include the gross cost of abandoning oil and gas wells; the economic lives of the properties; the inflation rate; and the credit-adjusted risk-free rate of the Company.
Financial Instruments Not Measured at Fair Value
The carrying amounts of the majority of the Company’s financial instruments, namely cash, receivables, accounts payable, and accrued liabilities, approximate their fair values due to the short-term nature of these instruments. The Company’s credit facility (see Note 5) has a recorded value that approximates fair market value, as it bears interest at a floating rate that approximates a current market rate.
Note 5 — Credit Facility
Revolving Credit Facility
In connection with the Spin-Off in January 2023, the Company entered into a secured revolving credit facility with Wells Fargo Bank, N.A., as administrative agent, and a syndicate of banks, as lenders (the “Revolving Credit Facility”). The Revolving Credit Facility amends and restates the revolving credit facility of the Predecessor (the “Prior Revolving Credit Facility”). The Predecessor, as predecessor borrower under the Predecessor Revolving Credit Facility, assigned the liens and existing rights, liabilities and obligations under the Prior Revolving Credit Facility to the Company pursuant to the Revolving Credit Facility. The Revolving Credit Facility will mature on April 29, 2026. The Revolving Credit Facility permits borrowing on a revolving credit basis with availability equal to the least of (1) the aggregate elected commitments, (2) the borrowing base and (3) the maximum credit amount of $500.0 million. The borrowing base under the Revolving Credit Facility is subject to regular, semi-annual redeterminations on or about April 1 and October 1 of each year based on, among other things, the value of the Company’s proved oil and natural gas reserves, as determined by the lenders in their discretion. As of December 31, 2023, the Company’s borrowing base was $245.0 million with an aggregate elected commitment of $180.0 million of which $81.0 million was outstanding.
At the Company’s option, borrowings under the Revolving Credit Facility bear interest at a rate unchanged from the Predecessor Revolving Credit Facility, which is either an adjusted forward-looking term rate based on SOFR (“Term SOFR”) or an adjusted base rate (“Base Rate”) (the highest of the administrative agent’s prime rate, the federal funds rate plus 0.50% or the 30-day Term SOFR rate plus 1.0%), plus an applicable margin expected to range from 1.75% to 2.75% with respect to Base Rate borrowings and 2.75% to 3.75% with respect to Term SOFR borrowings, in each case based on the current commitment utilization percentage. Interest is calculated and paid monthly in arrears. Additionally, the Company incurs an unused credit facility fee, paid quarterly, of 0.50% of the unutilized commitment regardless of the borrowing base utilization percentage. As of December 31, 2023, the interest rate on the outstanding balance under the Revolving Credit Facility was 8.46%.
Consistent with the Prior Revolving Credit Facility, the Revolving Credit Facility is guaranteed by all of the Company’s subsidiaries and is collateralized by a first priority lien on substantially all assets of Vitesse and its subsidiaries, including a first priority lien on properties representing a minimum of 85% of the total present value of the Company’s proved oil and natural gas properties.
The Revolving Credit Facility contains various affirmative, negative and financial maintenance covenants. These covenants limit the Company’s ability to, among other things, incur or guarantee additional debt, make distributions to equity holders, make certain investments and acquisitions, incur certain liens or permit them to exist, enter into certain types of transactions with affiliates, merge or consolidate with another company and transfer, sell or otherwise dispose of assets.
Under the Revolving Credit Facility, the Company is permitted to make cash distributions without limit to our equity holders if (i) no event of default or borrowing base deficiency (i.e., outstanding debt (including loans and letters of credit) exceeds the borrowing base) then exists or would result from such distribution and (ii) after giving effect to such distribution, (a) total outstanding credit usage does not exceed 80% of the least of (the following collectively referred to as “Commitments”): (1)$500.0 million (2) then effective borrowing base, and (3) the then-effective aggregate amount of the aggregate elected commitments and (b) as of the date of such distribution, the EBITDAX Ratio does not exceed 1.50 to 1.00. If the EBITDAX Ratio does not exceed 2.25 to 1.00, and if total outstanding credit usage does not exceed 80% of the Commitments, the Company may also make distributions if free cash flow (as defined under the Revolving Credit Facility) is greater than $0 and the Company has delivered a certificate to lenders attesting to the foregoing.
The Revolving Credit Facility contains covenants requiring us to maintain the following financial ratios tested on a quarterly basis (terms below are as defined in the Revolving Credit Facility): (1) a consolidated Total Funded Debt to consolidated EBITDAX ratio of not greater than 3.0 to 1.0; and (2) a ratio of consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0. These financial covenants are consistent with the Predecessor Revolving Credit Facility. The Revolving Credit Facility also contains covenants that require that the Company enter into swap agreements covering not less than 40% of reasonably anticipated PDP production for the following four quarters when the Utilization Percentage, as defined in the Revolving Credit Facility, is less than 50% and covering at least 50% of reasonably anticipated PDP production for the following eight quarters if the Utilization Percentage is 50% or greater. The Revolving Credit Facility contains customary events of default, including non-payment, breach of covenants, materially incorrect representations, cross default, bankruptcy and change in control. If an event of default exists under the Revolving Credit Facility, the lenders will be able to terminate the lending commitments, accelerate the maturity of the Revolving Credit Facility and exercise other rights and remedies with respect to the collateral. The Company was in compliance with all financial covenants of the Revolving Credit Facility at December 31, 2023.
On May 2, 2023, the Company entered into an amendment to the Revolving Credit Facility in conjunction with the regular semi-annual borrowing base redetermination that reduced the borrowing base to $245 million (primarily related to lower commodity prices), reaffirmed elected commitments at $170 million and reduced hedging requirements in certain circumstances, among other items. On November 3, 2023, in conjunction with the regular semi-annual borrowing base redetermination, the Company’s borrowing based was reaffirmed and the elected commitments were increased to $180 million.
On January 17, 2024, the Company entered into an amendment to the Revolving Credit Facility that increased the elected commitments to $210 million and added a fifth lender to the syndicate of banks.
Prior Revolving Credit Facility
In May 2015, the Predecessor entered into a credit facility with a syndicate of banks as lenders led by Wells Fargo Bank, N.A. as the administrative agent with the Predecessor as the borrower, which originally matured in May 2020. The Prior Revolving Credit Facility was subsequently amended, and the maturity date was extended to April 2026. The most recent amendment was executed in April 2022 (the “April 2022 amendment”). The Prior Revolving Credit Facility specified an aggregate maximum credit amount equal to $500.0 million and a maximum borrowing base, as determined by the lenders. The determination of the borrowing base took into consideration the estimated value of the Predecessor’s oil and gas properties in accordance with the lenders’ customary practices for oil and gas loans. The borrowing base was subject to scheduled redeterminations on a semiannual basis. The amount available for borrowing could be increased or decreased as a result of such redeterminations. As of December 31, 2022, the borrowing base under the Prior Revolving Credit Facility was $200.0 million with an elected commitment of $170.0 million of which $48.0 million was outstanding.
Prior to the April 2022 amendment, the Predecessor had the option to request borrowings under either a eurodollar loan or an alternative base rate loan. Eurodollar loans bore interest at the adjusted LIBOR plus an applicable margin ranging from 2.75% to 3.75% depending on the borrowing base utilization percentage. Alternative base rate loans bore interest at the higher of (a) the prime rate in effect on such day, (b) the federal funds effective rate in effect on such day plus 0.50%, or (c) the adjusted LIBOR for a one-month interest period on such day plus an applicable margin ranging from 1.75% to 2.75% depending on the borrowing base utilization percentage. With the April 2022 amendment, at the Predecessor’s option, borrowings under the Prior Revolving Credit Facility bore interest at either an adjusted forward-looking term rate based on the Secured Overnight Financing Rate (“SOFR”) or an adjusted base rate (“Predecessor Base Rate”) (the highest of the administrative agent’s prime rate, the Federal Funds rate plus 0.50% or the 30-day SOFR rate plus 1.0%), plus a spread ranging from 1.75% to 2.75% with respect to Predecessor Base Rate borrowings and 2.75% to 3.75% with respect to SOFR borrowings, in each case based on the borrowing base utilization percentage. Interest was calculated and paid monthly in arrears. Additionally, the Predecessor incurred an unused credit facility fee of 0.50% regardless of the borrowing base utilization percentage. As of December 31, 2022, the interest rate on the outstanding balance under the Prior Revolving Credit Facility was 7.42%.
Note 6 — Derivative Instruments
The Company periodically enters into various commodity hedging instruments to mitigate a portion of the effect of oil and natural gas price fluctuations. The Company classifies the fair value amounts of commodity derivative assets and liabilities as current or noncurrent commodity derivative assets or current or noncurrent commodity derivative liabilities, whichever the case may be.
The following table summarizes the location and fair value amounts of commodity derivative instruments in the consolidated balance sheet as of December 31, 2023, as well as the gross recognized derivative assets, liabilities, and amounts offset in the consolidated balance sheet:

(in thousands)	GROSS RECOGNIZED FAIR VALUE ASSETS/ LIABILITIES	GROSS AMOUNTS OFFSET	NET RECOGNIZED FAIR VALUE ASSETS/ LIABILITIES
Commodity derivative assets:
Current derivative assets	$10,038	$—	$10,038
Noncurrent derivative assets	1,109	—	1,109
Total	$11,147	$—	$11,147
Commodity derivative liabilities:
Current derivative liabilities	$—	$—	$—
Noncurrent derivative liabilities	—	—	—
Total	$—	$—	$—
The following table summarizes the location and fair value amounts of all commodity derivative instruments in the consolidated balance sheet as of December 31, 2022, as well as the gross recognized derivative assets, liabilities, and amounts offset in the consolidated balance sheet:
(in thousands)	GROSS RECOGNIZED FAIR VALUE ASSETS/ LIABILITIES	GROSS AMOUNTS OFFSET	NET RECOGNIZED FAIR VALUE ASSETS/ LIABILITIES
Commodity derivative assets:
Current derivative assets	$2,856	$(744)	$2,112
Noncurrent derivative assets	1,721	(566)	1,155
Total	$4,577	$(1,310)	$3,267
Commodity derivative liabilities:
Current derivative liabilities	$4,183	$(744)	$3,439
Noncurrent derivative liabilities	566	(566)	—
Total	$4,749	$(1,310)	$3,439
As of December 31, 2023, the Company had the following crude oil swaps:
INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (Bbls)	WEIGHTED AVERAGE ROUNDED FIXED PRICE
WTI-NYMEX	Q1 2024	402,498	$79
WTI-NYMEX	Q2 2024	382,500	79
WTI-NYMEX	Q3 2024	327,500	79
WTI-NYMEX	Q4 2024	262,500	79
WTI-NYMEX	Q1 2025	90,000	75
WTI-NYMEX	Q2 2025	90,000	75
Due to the volatility of oil prices, the estimated fair values of the Company’s commodity derivative instruments are subject to large fluctuations from period to period.
The counterparties in the Company’s derivative instruments also participate in the Company’s Credit Facility; accordingly, the Company is not required to post collateral, as the counterparties have the right of offset for any derivative liabilities, and the Credit Facility is secured by the Company’s oil and gas assets. For further discussion related to the fair value of the Company’s derivatives, see Note 4.

Note 7 — Accrued Liabilities
Accrued liabilities at December 31, 2023 and December 31, 2022 are summarized as follows:
	DECEMBER 31,
(in thousands)	2023	2022
Accrued capital expenditures	$22,800	$15,500
Accrued lease operating expenses, net	3,258	2,740
Accrued compensation	3,647	3,524
Accrued derivative settlement	—	189
Other accrued liabilities	2,802	1,068
Accrued spin related expenditures	—	2,828
Total	$32,507	$25,849
Note 8 — Asset Retirement Obligations
A rollforward of AROs for the years ended December 31, 2023 and December 31, 2022 are presented below.
	DECEMBER 31,
(in thousands)	2023	2022
Balance – Beginning of period	$6,823	$6,156
Liabilities incurred	951	347
Accretion expense	579	320
Revisions	—	—
Balance – End of year	$8,353	$6,823
Note 9 — Related Party Transactions
3B acquired common units in the Predecessor which were funded by two Initial Loans with related parties. As part of the funding of the Predecessor, 3B entered into two different promissory notes with VE Holding LLC, an entity owned by JFG. The promissory notes allowed 3B to borrow up to $7.875 million and $3.5 million, initially accruing interest at 10.0 percent and 3.5 percent, respectively, and had maturity dates of May 7, 2021 (the “Initial Loans”). Initially, repayment of the $3.5 million promissory note was fully guaranteed by one of the members of 3B. Each of the two Initial Loans were collateralized by all of the common units held by 3B. In 2021, the $3.5 million promissory note was amended to remove the guarantee, change the interest rate to 10.0 percent and extend the maturity date to December 31, 2023. At the same time the $7.875 million promissory note was amended to extend the maturity date to December 31, 2023. The Initial Loans between 3B and VE Holding LLC were held outside of the Predecessor and were not a liability of the Predecessor. During 2022, there were $36.0 million of ratable distributions made to the common unit holders. The 3B distribution of $0.9 million was used to pay down a pro rata portion of the outstanding interest on the Initial Loans. The 3B common units and related loans were liquidated and terminated in connection with the Spin-Off.
In connection with the Predecessor Company Agreement, in July 2018 certain executives entered into two separate promissory notes aggregating to $10.0 million with VE Holding LLC (the “2018 Notes”), which are collateralized by MIUs granted to the respective executive. The 2018 Notes accrued interest at 3.0 percent per annum payable annually on December 31 and matured the earlier of July 1, 2024, an MIU exchange, or an acceleration event. The 2018 Notes could have been prepaid at any time but were subject to mandatory prepayment upon the issuance of any distributions from the Predecessor related to the MIUs held by such executives. Additionally, the 2018 Notes were considered full recourse to each respective executive for a limited time, with such recourse reduced by one-third each December 31 through 2020. As the 2018 Notes were between VE Holding LLC and the executives, they did not represent liabilities of the Predecessor. The Founder MIUs and related promissory notes were liquidated and terminated in connection with the Spin-Off.

The Predecessor entered into an amended and restated services agreement (the “Services Agreement”) by and between the Predecessor, Vitesse Management, and Vitesse Oil, LLC (“Vitesse Oil”) on May 7, 2014. Vitesse Oil was an entity with management common to that of the Predecessor. Per the Services Agreement, costs incurred by Vitesse Management were allocable between the Predecessor and Vitesse Oil initially at 50 percent each and adjusted automatically each quarter, such that the Predecessor’s share of allocable costs were the greater of 50 percent or the quotient of the total contributed capital to the Predecessor made by its members and the sum of the total contributed capital to the Predecessor and Vitesse Oil by their respective members. As such, the Predecessor incurred 90 percent of the Vitesse Management costs for the years ended December 31, 2022, and November 30, 2021 and the month ended December 31, 2021. The amount of costs reimbursed from Vitesse Oil to the Predecessor for management services was $1.1 million, $1.1 million, and $0.1 million for each of the years ended December 31, 2022, and November 30, 2021 and the month ended December 31, 2021, respectively. The amount due to the Predecessor from Vitesse Oil as of December 31, 2022 was immaterial. Vitesse Oil was acquired as part of the Spin-Off and accordingly 100 percent of Vitesse Management costs were incurred by the Company subsequent to the Spin-Off.
On July 1, 2016, the Predecessor entered into a separate services agreement with Vitesse Management and JETX Energy, LLC (“JETX”), formerly known as Juneau Energy, LLC, another entity owned by JFG with common management. Per this services agreement, Vitesse Management is to provide JETX certain administrative services and supervise, administer, and manage the business affairs and operations of JETX and its subsidiaries for a service provider fee of $0.2 million per month. The term of this service agreement extends for an unlimited amount of time; however, it is subject to termination by either Vitesse Management or JETX if provided written consent following the first anniversary or a final exit event. During each of the years ended December 31, 2023, December 31, 2022, and November 30, 2021 and the month ended December 31, 2021, the Company recorded its net share of fees from JETX of approximately $2.7 million, $2.4 million, $2.4 million and $0.2 million, respectively, which is classified as a reduction to general and administrative expenses on the accompanying consolidated statements of operations.
On July 1, 2016, the Predecessor implemented the Employee Participation Plan (“EPP”) pursuant to which employees, consultants, or independent contractors of the Predecessor were invited to personally acquire a working interest in new oil and gas wells in which the Predecessor elected to participate. The EPP was subsequently amended on January 1, 2018. The tranches were not to exceed a maximum of $2.0 million of capital expenditures in the aggregate for each year. Participants in the EPP were required to fund their proportion of development costs and ongoing operating expenses of those specific wellbores. Compensation expense was measured by the allocable amount of the value of the assigned wellbore leasehold costs which was historically immaterial. On November 30, 2022, the Predecessor repurchased the outstanding EPP working interest for $4.9 million in accordance with the terms of the plan and terminated the EPP.
Note 10 — Leases
The Company is obligated under noncancelable leases primarily for facilities. Total expense under these operating leases was $0.4 million, $0.4 million, $0.4 million and immaterial for the years ended December 31, 2023, December 31, 2022, and November 30, 2021 and the month ended December 31, 2021, respectively.
Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheets.
The Company’s lease agreements do not provide an implicit borrowing rate; therefore, an internal incremental borrowing rate is determined based on information available at the lease commencement date for the purpose of determining the present value of lease payments. The right-of-use assets of $0.2 million and $0.2 million as of December 31, 2023 and 2022, respectively, are recorded within Other noncurrent assets on the consolidated balance sheets. The related lease obligations of $0.2 million and $0.2 million as of December 31, 2023 and 2022, respectively, are recorded within Other current liabilities on the consolidated balance sheets.
The Company entered into an agreement in December 2022 to lease office space in Greenwood Village, CO to be its future principal executive office space. The lessor is required to complete certain agreed upon tenant improvements and the lease is scheduled to commence when construction of the asset is completed in 2024.

Note 11 — Commitments and Contingencies
Litigation
From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. As of the date of this report, management of the Company was unaware of any material legal proceedings against the Company. The Company maintains insurance to cover certain actions.
Note 12 — Equity
Authorized Capital Stock
The Amended and Restated Certificate of Incorporation authorized capital stock consisting of 95,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
During the year ended December 31, 2023 the following transactions related to our common stock occurred:
•
3B transferred all of its Predecessor equity interests to JFG as repayment for the Initial Loans;

•
JFG distributed the remaining Predecessor equity interests to its shareholders in the Spin-Off, which amounted to 25,628,162 shares of common stock in the Company;

•
the Transitional Equity Award Adjustment Plan (the “Transitional Plan”), as discussed further below, was implemented and resulted in the following issuances to current and former directors and employees of JFG:

•
286,729 restricted stock awards (included in issuance of common stock in exchange for Vitesse Energy, LLC on the Consolidated Statements of Equity), of which 56,218 were issued as common shares during the period;

•
1,475,613 restricted stock units, of which 810,507 were issued as common shares during the period, net of shares cashed out as fractional unit;

•
Predecessor MIUs granted to Predecessor employees other than the Predecessor’s two founders were exchanged for 163,544 shares of common stock;

•
Vitesse Oil was contributed in exchange for 2,120,312 common shares;

•
3,152,247 restricted stock units were issued, net of forfeitures, to officers, directors and employees;

•
14,600 shares of common stock were repurchased and retired as part of our Stock Repurchase Program, as discussed further below.

•
Declared dividends of $65.6 million, or $2.00 per share, on common stock during the period.

Preferred Stock
Our Amended and Restated Certificate of Incorporation authorizes our board of directors to designate and issue from time to time one or more series of preferred stock without stockholder approval. Our board of directors may fix and determine the designation, relative rights, preferences and limitations of the shares of each such series of preferred stock. There are no present plans to issue any shares of preferred stock and there are currently no shares outstanding.
Long-Term Incentive Plan
The Company’s long-term incentive plan (“LTIP”) provides for the granting of various forms of equity-based awards, including stock option awards, stock appreciation rights awards, restricted stock awards, restricted stock unit awards, performance awards, cash awards and other stock-based awards to employees, directors and consultants of the Company. Under the LTIP, 3,960,000 shares were initially available to be awarded and as of December 31, 2023, there were 807,753 shares available to be granted.
The following is a summary of LTIP activity during the year ended December 31, 2023:
	Shares of restricted stock unit awards	Weighted-Average Price on Date of Grant
Outstanding at January 1, 2023	—	$—
Granted	3,333,122	14.96
Vested	—	—
Forfeited	(180,875)	14.40
Outstanding at December 31, 2023	3,152,247	$14.99
For restricted stock units, the Company recognizes the grant date fair-value of awards over the requisite service period as stock-based compensation expense on a straight-line basis except when provisions are present that accelerate vesting. Restricted stock units are considered issued but not outstanding when granted. Accumulated accrued stock based compensation expense and any accrued dividends are reversed in the period when units are forfeited and the units are no longer considered issued.
During the year ended December 31, 2023, the Company recognized $32.2 million of equity-based compensation expense relating to these restricted stock units of which $26.8 million, or 1,863,000 restricted stock units, was for awards that had a retirement provision and were granted to retirement-eligible employees and therefore resulted in immediate recognition of expense.
As of December 31, 2023, there is $15.0 million of unrecognized equity-based compensation expense related to unvested restricted stock unit awards. The cost is expected to be recognized through January 2027, over a weighted-average period of 2.56 years.
Transitional Equity Award Adjustment Plan
JFG’s outstanding compensatory equity awards were adjusted into equity incentive awards denominated in part in shares of Vitesse common stock in connection with the Spin-Off. All adjusted awards are subject to generally the same vesting, exercisability, expiration, settlement and other material terms and conditions as applied to the applicable original JFG award immediately before the Spin-Off, except that equity awards relating to our common stock were subject to accelerated vesting, exercisability and in some cases settlement in the event of a change in control of the Company. All of the Transitional Plan equity awards discussed below were granted by JFG and therefore do not result in any compensation cost to the Company.
Transitional Plan Options
Each JFG stock option that did not remain an option to purchase shares of only JFG common stock was converted into both a post-Spin-Off option to purchase shares of JFG common stock and an option to purchase shares of Vitesse common stock. The exercise price of such JFG stock option and the exercise price and number of shares subject to such Vitesse stock option was adjusted so that (i) the aggregate intrinsic value of such post-Spin-Off JFG stock option and Vitesse stock option immediately after the Spin-Off equals the aggregate intrinsic value of the JFG stock option as measured immediately before the Spin-Off and (ii) the aggregate exercise price of such post-Spin-Off JFG stock option and Vitesse stock option equals the aggregate exercise price of the JFG stock option immediately before the Spin-Off, subject to rounding. Upon completion of the Spin-Off, 457,866 options were granted and none were exercised during the year ended December 31, 2023. The intrinsic option value of the options was $5.9 million at December 31, 2023 and the maximum number of shares of common stock that could be issued under the plan is 457,866.
Transitional Plan Restricted Units
Each JFG restricted stock unit award and performance stock unit award (other than those that will remain awards denominated in shares of only JFG stock, which includes the portion of any performance stock unit award that may be earned above the designated target level), including any additional stock units accrued as a result of dividend equivalents, was adjusted by the grant of a Vitesse restricted stock unit award. Upon completion of the Spin-Off, restricted stock units were granted in respect of these JFG awards. These restricted stock unit awards are capped at 1,475,613 and at December 31, 2023 103,653 have a remaining performance, service or vesting condition to satisfy. These restricted stock unit awards generally accrue dividends declared on common stock but have deferred issuance dates through January 2, 2099. During the year ended December 31, 2023, 810,507 restricted stock units were released as common stock, net of shares cashed out as fractional units.
Transitional Plan Restricted Stock Awards
Holders of a JFG restricted stock award received 286,729 shares of our common stock upon completion of the Spin-Off, which shares are subject to the provisions of the Transitional Plan, including generally the same risk of forfeiture and other conditions as applied to the original JFG restricted stock award. These restricted stock awards have no remaining performance or service conditions to satisfy, or any other vesting condition, and are paid dividends on common stock as declared but have deferred issuance dates through September 28, 2029. During the year ended December 31, 2023, 56,218 restricted stock awards were released as common stock.
Year	Restricted stock units	Restricted stock awards	Total
2024	115,728	57,580	173,308
2025	93,580	17,262	110,842
2026	323,138	48,619	371,757
2027	837	54,269	55,106
Thereafter	131,823	52,781	184,604
Total	665,106	230,511	895,617
The Transitional Plan governs the terms and conditions of the new Vitesse awards issued as an adjustment to JFG awards at the effective time of the Spin-Off, but will not be used to make any grants following the Spin-Off.
Stock Repurchase Program
In February 2023, the Board approved a stock repurchase program authorizing the repurchase of up to $60 million of the Company’s common stock.
Under the Stock Repurchase Program, we may repurchase shares of our common stock from time to time in open market transactions or such other means as will comply with applicable rules, regulations and contractual limitations. The Board of Directors may limit or terminate the Stock Repurchase Program at any time without prior notice. The extent to which the Company repurchases its shares of common stock, and the timing of such repurchases, will depend upon market conditions and other considerations as may be considered in the Company’s sole discretion.
During the year ended December 31, 2023, the Company repurchased 14,600 shares for $0.2 million and the shares were subsequently retired.
Net Loss Per Common Share
The Company uses the two-class method of calculating earnings per share because certain of the Company’s unvested LTIP RSUs qualify as participating securities.
Basic earnings per share amounts have been computed as (i) net income (loss) (ii) less distributed and undistributed earnings allocated to participating securities (iii) divided by the weighted average number of basic shares outstanding for the periods presented. Diluted earnings per share amounts have been computed as (i) basic net income attributable to common stockholders (ii) plus the adjustment of distributed and undistributed earnings allocated to participating securities (iii) divided by the weighted average number of diluted shares outstanding for the periods presented.

The components of basic and diluted net income (loss) per share attributable to common stockholders are as follows:
(in thousands except share and per share amounts)	FOR THE YEAR ENDED DECEMBER 31, 2023
Numerator for earnings per common share:
Net (loss) attributable to Vitesse Energy, Inc.	$(21,576)
Allocation of earnings to participating securities(1)	—
Net (loss) attributable to common shareholders	$(21,576)
Adjustment to allocation of earnings to participating securities related to diluted shares	—
Net (loss) attributable to common shareholders for diluted EPS	$(21,576)
Denominator for earnings per common share:
Weighted average common shares outstanding – basic	28,741,995
Weighted average Transitional Share RSUs outstanding	814,972
Denominator for basic earnings per common share	29,556,967
LTIP RSUs	—
Transitional Share options	—
Denominator for diluted earnings per common share	29,556,967
Net (loss) per common share:
Basic	$(0.73)
Diluted	$(0.73)
Shares excluded from diluted earnings per share due to anti-dilutive effect:
LTIP RSUs	3,143,715
Transitional Share options	270,181
Transitional Share RSUs with remaining performance/service obligation	103,653

(1)
Certain unvested LTIP RSUs represent participating securities because they participate in nonforfeitable dividends with the common equity holders of the Company. Participating earnings represent the distributed and undistributed earnings of the Company attributable to the participating securities. These unvested LTIP RSUs do not participate in undistributed net losses as they are not contractually obligated to do so.

Predecessor Members’ Equity
The Predecessor had two classes of membership units, with the following units authorized, issued, and outstanding as of December 31, 2022:
	AUTHORIZED	ISSUED AND OUTSTANDING
Common units	450,000,000	450,000,000
Management incentive units	1,000,000	953,750
Common Units
Common units of the Predecessor were issued at $1 per unit, with an aggregate capital commitment from all common members of $450 million. There initially were five managers on the board of managers of the Predecessor, with three managers designated by JFG and two managers designated by 3B. For voting purposes, each manager was entitled to one vote, and the affirmative vote of a majority of the board of managers, including at least one JFG manager, was required to ratify any significant decisions.

Management Incentive Units
Predecessor MIUs were issued by the Predecessor to eligible employees or consultants. All MIUs were nonvoting and provided the MIU holders the opportunity to participate in distributions after the common unit holders received a specified return.
MIUs were granted to the two founding members of management (“Founder MIUs”) and certain other employees of the Predecessor (“Non-Founder MIUs”). MIUs were subject to vesting requirements and forfeiture provisions specific to the Founder MIUs and Non-Founder MIUs, as outlined in the Predecessor Company Agreement, employment agreement, grant letters, and other supporting MIU documentation.
The Predecessor accounted for Non-Founder MIUs as liability-based awards until the respective holder had borne the risk of unit ownership, at which point the value of the liability was reclassified outside of permanent equity. While the awards were classified as liabilities, compensation expense was recorded through the vesting period, and changes in the estimated fair market value of the liability, were recorded in earnings. Once reclassified outside of permanent equity increases in the estimated fair market value of the award were recorded through members’ equity. During the years ended December 31, 2022 and November 30, 2021 and the month ended December 31, 2021, the Predecessor recorded an increase of $1.5 million, a reduction of $1.5 million, and a reduction of $1.0 million respectively, through members’ equity to adjust the Non-Founder MIUs to fair market value.
A summary of the Predecessor’s activity related to Non-Founder MIUs for the years ended the years ended December 31, 2022 and November 30, 2021 and the month ended December 31, 2021, is presented below:
	FOR THE YEAR ENDED DECEMBER 31, 2022	FOR THE MONTH ENDED DECEMBER 31, 2021	FOR THE YEAR ENDED NOVEMBER 30, 2021
Nonvested at period end	28,750	45,000	45,000
Granted during the period	—	—	—
Vested during the period	16,250	—	37,500
Forfeited during the period	—	—	—
Fair value of MIUs vested during the period	$0.2 million	$—	$0.7 million
As of December 31, 2022, there was no unrecognized compensation cost related to nonvested unit-based compensation arrangements.
As a result of each of the management founders’ receipt of an in-substance nonrecourse note (see Note 9) that were each collateralized by all of the Founder MIUs held by the respective executive, for accounting purposes, the Predecessor granted each of the management founders an in-substance call option that is within the scope of accounting guidance related to share-based compensation (the “Founder MIU Option Grant”). Due to the nature and terms of the Founder MIU Put Option, the Founder MIU Option Grant was classified as a liability award, remeasured at fair market value at each reporting date with the change in fair market value recorded to earnings.
Total compensation cost (income) recognized in the consolidated statements of operations within Equity-based compensation for the years ended December 31, 2022 and November 30, 2021 and the month ended December 31, 2021 is as follows:
(in thousands)	FOR THE YEAR ENDED DECEMBER 31, 2022	FOR THE MONTH ENDED DECEMBER 31, 2021	FOR THE YEAR ENDED NOVEMBER 30, 2021
Common Unit Option Grant	$(2,089)	$383	$(569)
Founder MIU Option Grant	(8,680)	2,170	1,625
Non-Founder MIUs	3	75	353
Total	$(10,766)	$2,628	$1,409

As of December 31, 2022, the intrinsic value of the Founder MIU Option Grant and the Common Unit Option Grant was determined to be de minimis given the limited amount of time until the instruments were settled and prevailing economic factors. The Option Grants were forfeited on January 13, 2023 with the executives agreeing to settle their common units and Founder MIUs in exchange for JFG forgiving the 2018 Notes and any accrued interest. The December 31, 2022 liability and the factors considered in valuing the liability at December 31, 2022 are not presented due to the immaterial nature of these items.
Measurement of unit-based compensation
The Predecessor recorded the Non-Founder MIUs, Founder MIU Option Grant, and Common Unit Option Grant at fair value at the date of grant and at each balance sheet date, which results in compensation cost being measured at fair value. As noted above, vested Non-Founder MIUs, where the respective holder had borne the risk of ownership, are recorded within temporary equity, with changes in fair value recorded within members’ equity.
The fair value of each of the Founder MIU Option Grant and the Common Unit Option Grant (collectively the “Options”) were estimated using a Black Scholes Model. As the Predecessor did not have publicly-traded equity, it incorporated data from a group of publicly-traded peer companies when estimating fair value. Expected volatilities were based on the historical volatility of our identified peer group of companies. The expected term of the Options was determined based on the timing of an exit or liquidity event. The risk-free rate for periods within the expected life of the option was interpolated from the US constant maturity treasury rate, for a term corresponding to the expected term.
Founder MIU Option Grant	DECEMBER 31, 2021	NOVEMBER 30, 2021
Expected volatility	105% – 140%	125% – 170%
Weighted-average volatility	140%	150%
Expected dividends/distributions	0%	0%
Expected term (in years)	0.5	1
Risk-free rate	0.69%	0.24%
Common Unit Option Grant	DECEMBER 31, 2021	NOVEMBER 30, 2021
Expected volatility	55%	50%
Weighted-average volatility	50%	50%
Expected dividends/distributions	0%	0%
Expected term (in years)	0.5	1
Risk-free rate	0.69%	0.24%
Distributions
Distributions of funds associated with common units follow a prescribed framework, which is outlined in detail in the Predecessor Company Agreement. In general, distributions were first allocated to those unitholders based on their allocable share, as defined in the Predecessor Company Agreement. Each unitholder then received a distribution in accordance with the tiered waterfall, as defined in the Predecessor Company Agreement. The Company made $36.0 million, $12.0 million and $6.0 million of distributions on common units during the years ended December 31, 2022 and November 30, 2021 and the month ended December 31, 2021, respectively.
Earnings Per Unit
The Predecessor had two classes of equity in the form of common units and MIUs that were vested and where the holder had borne the risks and rewards of ownership at which point the MIU was reclassified from liabilities to outside of permanent equity. Both common units and temporary equity classified MIUs were considered common units, and distributions were made in accordance with the Predecessor Company

Agreement. As such, the Company presents earnings per unit (“EPU”) for both classes of equity. In calculating EPU, we applied the two-class method. Under the two-class method net income (loss) attributable to common units is allocated to common units and other participating securities in proportion to the claim on earnings of each participating security after giving effect to distributions declared during the period, if any. The following table sets forth the computation of basic and diluted net income (loss) per unit:
	FOR THE YEAR ENDED DECEMBER 31, 2022	FOR THE MONTH ENDED DECEMBER 31, 2021	FOR THE YEAR ENDED NOVEMBER 30, 2021
Common Units
Net income (loss)	118,903	(7,359)	18,114
less: income allocable to participating securities
In-substance options on common units (Common Unit Option)	(3,006)	—	(458)
In-substance options on Founder MIUs (Founder MIU Option)	—	—	—
Non-Founder MIUs classified as temporary equity	—	—	—
Non-Founder MIUs classified as liabilities	—	—	—
Net income (loss) attributable to common unitholders	115,897	(7,359)	17,656
Weighted Average Common Units Outstanding (in 000s)	450,000	450,000	450,000
less: Common Units accounted for as in-substance options	(11,375)	(11,375)	(11,375)
Weighted Average Common Units Outstanding (in 000s)	438,625	438,625	438,625
Basic and Diluted EPU	$0.26	$(0.02)	$0.04
Temporary Equity Classified MIUs
Income allocable to Non-Founder MIUs classified as temporary equity	$—	$—	$—
MIUs classified in temporary equity (in 000s)	250	234	234
Basic and Diluted EPU	$—	$—	$—
Note 13 — Income Taxes
Historically, Vitesse Energy and Vitesse Oil have been treated as partnerships for U.S. federal applicable state and local income tax purposes. As partnerships, Vitesse Energy and Vitesse Oil were not subject to U.S. federal and certain state and local income taxes, and any taxable income or loss generated by Vitesse Energy and Vitesse Oil was passed through to and included in the taxable income or loss of their members. Following the Spin-Off, the Company is now subject to U.S. federal and applicable state and local income taxes for taxable income or loss.

Income tax expenses and benefits included in the consolidated statements of operations are detailed below:
(in thousands)	FOR THE YEAR ENDED DECEMBER 31, 2023
Current taxes:
Federal	$—
State	—
Total current income tax benefit (expense)	$—
Deferred taxes:
Federal	$(55,687)
State	(6,259)
Total deferred income tax benefit (expense)	$(61,946)
Total income tax benefit (expense)	$(61,946)
A reconciliation of the statutory federal income tax expense, which is calculated at the federal statutory rate of 21% for the year ended December 31, 2023 to the income tax expense from continuing operations provided for the periods presented, is as follows:
(in thousands)	FOR THE YEAR ENDED DECEMBER 31, 2023
Income tax benefit (expense) at the federal statutory rate	$(8,862)
State income taxes benefit (expense) – net of federal income tax benefits	(1,801)
GAAP and tax differences of Predecessor	(44,118)
Equity-based compensation	(6,148)
Other	(1,017)
Total income tax benefit (expense)	$(61,946)
The tax effects of temporary differences that give rise to significant positions of the deferred income tax assets and liabilities are presented below:
	FOR THE YEARS ENDED DECEMBER 31,
(in thousands)	2023	2022
Deferred tax assets:
Asset retirement obligations	$1,951	$—
Net operating loss	1,414	—
Interest expense	905	—
Equity-based compensation	691	—
Accrued compensation	831	—
Other assets	874	—
Total deferred tax assets	$6,666	$—
Deferred tax liabilities:
Oil and gas properties	$(68,391)	$—
Derivatives	(2,604)	—
Total deferred tax liabilities	$(70,995)	$—
Valuation Allowance	$—	$—
Total deferred tax (liability) asset	$(64,329)	$—

For the year ended December 31, 2023 the Company recorded a federal and state tax expense of $61.9 million. During Q1 the Predecessor was contributed into Vitesse resulting in a change in tax status and the recording of a $44.1 million federal and state deferred tax expense. In addition, a $2.4 million deferred tax liability was recorded in 2023 related to the acquisition of Vitesse Oil. For the years ended December 31, 2022 and November 30, 2021 and the month ended December 31, 2021, the Predecessor and Vitesse Oil were limited liability companies that passed tax liability through to its members and accordingly did not record income tax expense or deferred tax assets and liabilities.
As of December 31, 2023, the Company had $6.1 million and $4.1 million of U.S. federal and state net operating loss carryovers, respectively, and did not have any U.S. federal or state net operating loss carryovers at December 31, 2022. Approximately $0.1 million of the state net operating loss carryovers expire in 2033.
The Company periodically assesses whether it is more-likely-than-not that it will generate sufficient taxable income to realize its deferred income tax assets. In making this determination, the Company considers all available positive and negative evidence and makes certain assumptions. The Company considers, among other things, its deferred tax liabilities, the overall business environment, its historical earnings and losses, current industry trends, and its outlook for future years. Based on when the Company expects existing taxable differences to be realized, management determined that sufficient positive evidence exists as of December 31, 2023 to conclude that it is more-likely-than-not that all of its deferred tax assets will be realized.
The calculation of the Company’s tax liabilities involves uncertainties in the application of complex tax laws and regulations. The Company gives financial statement recognition to those tax positions that it believes are more-likely-than-not to be sustained upon the examination by the Internal Revenue Service or other taxing authority. As of December 31, 2023 and 2022, the Company did not have any accrued liability for uncertain tax positions and does not anticipate recognition of any significant liabilities for uncertain tax positions during the next 12 months. Interest and penalties related to uncertain tax positions are reported in income tax expense.
The Company is subject to the following material taxing jurisdictions: United States, Colorado, Montana and North Dakota. As of December 31, 2023, the Company has no tax years under audit. The Company remains subject to examination for federal income taxes and state income taxes for tax year 2023. The Predecessor and Vitesse Oil remain subject to examination for federal income taxes and state income taxes for tax years 2020 through 2023, which could have an impact on the deferred tax liability at Spin-Off.
Note 14 — Subsequent Events
Other than the above disclosure or other subsequent events disclosed elsewhere in the notes to the financial statements, there were no material subsequent events.
Supplemental Oil and Gas Information (Unaudited)
Oil and Natural Gas Exploration and Production Activities
Oil and natural gas sales reflect the market prices of net production sold or transferred with appropriate adjustments for any contractual provisions. Production expenses include lifting costs incurred to operate and maintain productive wells and related equipment including such costs as operating labor, repairs and maintenance, materials, supplies and fuel consumed. Production taxes include ad valorem and severance taxes. Depletion of crude oil and natural gas properties relates to capitalized costs incurred in acquisition, exploration, and development activities. Results of operations do not include interest expense and general corporate amounts. The results of operations for the Company’s crude oil and natural gas production activities are provided in the Company’s related consolidated statements of operations. Capitalized costs relating the Company’s oil and natural gas producing activities as of December 31, 2023 and December 31, 2022 are provided in the Company’s consolidated balance sheets.

Costs Incurred
The costs incurred in crude oil and natural gas acquisition, exploration and development activities are highlighted in the table below.
	FOR THE YEARS ENDED DECEMBER 31,		FOR THE MONTH ENDED DECEMBER 31, 2021	FOR THE YEAR ENDED NOVEMBER 30, 2021
(In thousands)	2023	2022
Costs Incurred for the Year:
Proved Property Acquisition and Other	$78,058	$28,547	$117	$6,210
Development	104,569	63,284	3,015	36,769
Total	$182,627	$91,831	$3,132	$42,979
Oil and Natural Gas Reserve Data
The following tables present the Company’s net proved crude oil and natural gas reserves as prepared by Cawley, and include changes as estimated by the Company’s engineering staff. The Company emphasizes that reserves are approximations and are expected to change as additional information becomes available. Reservoir engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment.
	OIL (MBbl)	NATURAL GAS (MMcf)	MBoe
Proved Developed and Undeveloped Reserves at November 30, 2020	33,106	84,829	47,244
Revisions of Previous Estimates	(2,998)	(4,181)	(3,695)
Extensions, Discoveries and Other Additions	899	2,648	1,340
Acquisition of Reserves	959	1,793	1,258
Production	(2,436)	(7,065)	(3,614)
Proved Developed and Undeveloped Reserves at November 30, 2021	29,530	78,024	42,534
Revisions of Previous Estimates	80	231	119
Extensions, Discoveries and Other Additions	—	—	—
Acquisition of Reserves	7	8	8
Production	(220)	(582)	(317)
Proved Developed and Undeveloped Reserves at December 31, 2021	29,397	77,681	42,344
Revisions of Previous Estimates	(100)	1,959	226
Extensions, Discoveries and Other Additions	1,419	2,561	1,846
Acquisition of Reserves	2,304	5,187	3,168
Production	(2,575)	(7,274)	(3,787)
Proved Developed and Undeveloped Reserves at December 31, 2022	30,445	80,114	43,797
Revisions of Previous Estimates	(5,735)	(7,027)	(6,906)
Extensions, Discoveries and Other Additions	3,141	5,826	4,112
Acquisition of Reserves	2,860	6,429	3,932
Production	(2,968)	(8,232)	(4,340)
Proved Developed and Undeveloped Reserves at December 31, 2023	27,743	77,110	40,595

	OIL (MBbl)	NATURAL GAS (MMcf)	MBoe
Proved Developed Reserves:
November 30, 2020	17,841	47,418	25,744
November 30, 2021	17,764	58,437	27,504
December 31, 2021	17,612	58,058	27,288
December 31, 2022	17,290	58,897	27,106
December 31, 2023	18,440	60,202	28,474
Proved Undeveloped Reserves:
November 30, 2020	15,265	37,410	21,500
November 30, 2021	11,765	19,586	15,030
December 31, 2021	11,785	19,623	15,055
December 31, 2022	13,155	21,217	16,691
December 31, 2023	9,303	16,907	12,121
Proved reserves are estimated quantities of crude oil and natural gas, which geological and engineering data indicate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are included for reserves for which there is a high degree of confidence in their recoverability and they are scheduled to be drilled within the next five years.
Notable changes in proved reserves for the year ended December 31, 2023 included the following:
•
Acquisitions:   We acquired 3,932 MBoe of proved undeveloped reserves in the Williston Basin and Central Rockies during 2023 (See Note 3).

•
Revisions to previous estimates:   In 2023, revisions to previous estimates decreased proved reserves by a net amount of 6,906 MBoe. These revisions were primarily attributable to the reclassification of undeveloped drilling locations totaling 4,184 MBoe of proved reserves from proved to non-proved and were made proactively as a result of lower-than-expected rig activity in the Williston Basin during the year and continued compliance with the SEC 5-year development rule. In addition, the revisions included decreases in proved reserves of 1,072 MBoe related to forecast/timing/interest changes and 1,650 MBoe associated with lower commodity prices and slightly higher lease operating expenses due to increased workover activity.

•
Extensions and discoveries:   During 2023, extensions and discoveries of 4,112 MBoe were attributable to additions of 1,520 MMBoe of proved developed reserves and 2,592 MMBoe of proved undeveloped reserves in the Williston Basin.

Notable changes in proved reserves for the year ended December 31, 2022 included the following:
•
Acquisitions.   In 2022, total acquisitions of 3.2 MMBoe were primarily attributable to asset acquisitions of oil and gas properties (see Note 3).

•
Revisions to previous estimates.   In 2022, revisions to previous estimates increased proved reserves by a net amount of 0.2 MMBoe. Included in these revisions were 1.3 MMBoe of upward adjustments caused by higher crude oil and natural gas prices, 0.3 MMBoe of downward adjustments related to the removal of undeveloped drilling locations related to the SEC 5-year development rule, 0.3 MMBoe of downward adjustments related to changes in development plan, and 0.5 MMBoe of downward adjustments attributable to well performance when comparing the Company’s reserve estimates at December 31, 2022 to December 31, 2021.

•
Extensions and discoveries.   In 2022, total extensions and discoveries of 1.8 MMBoe were attributable to additions of 1.6 MMBoe of proved developed reserves and 0.2 MMBoe of proved undeveloped reserves, respectively, in the Williston Basin.

Notable changes in proved reserves for the month ended December 31, 2021 included the following:
•
Revisions to previous estimates.   In the month ended December 31, 2021, revisions to previous estimates increased proved reserves by a net amount of 0.1 MMBoe that were primarily related to upward adjustments caused by higher crude oil and natural gas prices.

Notable changes in proved reserves for the year ended November 30, 2021 included the following:
•
Revisions to previous estimates.   In 2021, revisions to previous estimates increased proved developed and decreased proved undeveloped reserves by a net amount of 3.7 MMBoe. Included in these revisions were 4.3 MMBoe of upward adjustments caused by higher crude oil and natural gas prices and 6.9 MMBoe of downward adjustments related to the removal of undeveloped drilling locations due to a slower recovery of rig activity than expected in the Williston Basin, 0.5 MMBoe of downward adjustments related to the removal of drilled uncompleted wells in the Central Rockies related to the SEC 5-year development rule and 0.6 MMBoe of downward adjustments attributable to well performance when comparing the Company’s reserve estimates at November 30, 2021 to November 30, 2020.

•
Extensions and discoveries.   In 2021, total extensions and discoveries of 1.3 MMBoe were attributable to additions of proved undeveloped locations in the Williston Basin.

Standardized Measure of Discounted Future Net Cash Inflows and Changes Therein
The following table presents a standardized measure of discounted future net cash flows relating to proved crude oil and natural gas reserves, and the changes in standardized measure of discounted future net cash flows relating to proved crude oil and natural gas were prepared in accordance with the provisions of ASC 932 Extractive Activities — Oil and Gas. Future cash inflows were computed by applying average prices of crude oil and natural gas for the last 12 months to estimated future production. Future production and development costs were computed by estimating the expenditures to be incurred in developing and producing the proved crude oil and natural gas reserves at the end of the year (including asset retirement costs), based on year-end costs and assuming continuation of existing economic conditions. Future income tax expenses were calculated by applying appropriate year-end tax rates to future pretax cash flows relating to proved crude oil and natural gas reserves, less the tax basis of properties involved and tax credits and loss carry forwards relating to crude oil and natural gas producing activities. Income taxes for the Company are zero for the years ended December 31, 2022 and November 30, 2021 and the month ended December 31, 2021 due to the Predecessor’s tax status as a pass-through entity. Future net cash flows are then discounted at the rate of 10%. Actual future cash inflows may vary considerably, and the standardized measure does not represent the fair value of the Company’s crude oil and natural gas reserves.
	DECEMBER 31,			NOVEMBER 30, 2021
(in thousands)	2023	2022	2021 (Transition Period)
Future Cash Inflows	$2,197,070	$3,420,665	$2,206,162	$2,151,098
Future Production Costs	(793,295)	(965,151)	(823,223)	(816,329)
Future Development Costs	(231,686)	(276,399)	(244,913)	(230,101)
Future Income Tax Expense	(175,276)	—	—	—
Future Net Cash Inflows	$996,813	$2,179,115	$1,138,026	$1,104,668
10% Annual Discount for Estimated Timing of Cash Flows	$(421,122)	$(999,131)	$(509,625)	$(503,055)
Standardized Measure of Discounted Future Net Cash Flows	$575,691	$1,179,984	$628,401	$601,613
The twelve-month average prices were adjusted to reflect applicable transportation and quality differentials on a well-by-well basis to arrive at realized sales prices used to estimate the Company’s reserves.

The price of other liquids is included in natural gas. The prices for the Company’s reserve estimates were as follows:
	OIL $/Bbl	NATURAL GAS $/MMBtu
December 31, 2023	$78.21	$2.64
December 31, 2022	$94.14	$6.36
December 31, 2021	$66.55	$3.60
November 30, 2021	$64.81	$3.46
Changes in the Standardized Measure of Discounted Future Net Cash Flows at 10% per annum follow:
	DECEMBER 31,			NOVEMBER 30, 2021
(in thousands)	2023	2022	2021 (Transition Period)
Beginning of Period	$1,179,984	$628,401	$601,613	$191,178
Sales of Oil and Natural Gas Produced, Net of Production Costs	(172,766)	(226,666)	(12,854)	(126,733)
Extensions and Discoveries	74,505	41,373	—	17,911
Previously Estimated Development Cost Incurred During the Period	30,411	714	—	16,924
Net Change of Prices and Production Costs	(473,479)	575,120	32,271	415,685
Change in Future Development Costs	(9,189)	(3,758)	(11,048)	22,606
Revisions of Quantity and Timing Estimates	(172,274)	18,140	2,153	(17,833)
Accretion of Discount	117,998	62,840	5,013	19,118
Change in Income Taxes	(106,380)	—	—	—
Purchases of Minerals in Place	90,929	122,421	117	23,272
Other	15,952	(38,601)	11,136	39,485
End of Period	$575,691	$1,179,984	$628,401	$601,613

VITESSE ENERGY, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except shares)	SEPTEMBER 30 2024	DECEMBER 31, 2023
Assets
Current Assets
Cash	$2,425	$552
Revenue receivable	36,358	44,915
Commodity derivatives (Note 6)	12,201	10,038
Prepaid expenses and other current assets	3,309	2,841
Total current assets	54,293	58,346
Oil and Gas Properties – Using the successful efforts method of accounting (Note 2)
Proved oil and gas properties	1,266,319	1,168,378
Less accumulated DD&A and impairment	(537,263)	(464,036)
Total oil and gas properties	729,056	704,342
Other Property and Equipment – Net	189	189
Other Assets
Commodity derivatives (Note 6)	1,639	1,109
Other noncurrent assets	6,064	1,984
Total other assets	7,703	3,093
Total assets	$791,241	$765,970
Liabilities and Equity
Current Liabilities
Accounts payable	$16,041	$27,692
Accrued liabilities (Note 7)	56,663	32,507
Other current liabilities	—	204
Total current liabilities	72,704	60,403
Long-term Liabilities
Credit facility (Note 5)	105,000	81,000
Deferred tax liability (Note 11)	73,379	64,329
Asset retirement obligations	8,838	8,353
Other noncurrent liabilities	10,934	5,479
Total liabilities	$270,855	$219,564
Commitments and Contingencies (Note 9)
Equity (Note 10)
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued at September 30, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.01 par value, 95,000,000 shares authorized; 32,658,365 and 32,812,007 shares issued at September 30, 2024 and December 31, 2023, respectively	327	328
Additional paid-in capital	515,451	567,654
Accumulated earnings (deficit)	4,608	(21,576)
Total equity	520,386	546,406
Total liabilities and equity	$791,241	$765,970

VITESSE ENERGY, INC.
Condensed Consolidated Statements of Operations (Unaudited)
	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
(In thousands, except share data)	2024	2023	2024	2023
Revenue
Oil	$56,181	$53,293	$177,672	$152,512
Natural gas	2,099	1,761	8,400	12,090
Total revenue	58,280	55,054	186,072	164,602
Operating Expenses
Lease operating expense	11,622	9,985	35,685	28,384
Production taxes	5,329	5,152	16,555	15,325
General and administrative	5,231	3,820	15,329	19,143
Depletion, depreciation, amortization, and accretion	24,915	19,013	73,776	56,233
Equity-based compensation (Note 10)	2,202	1,146	5,853	30,545
Total operating expenses	49,299	39,116	147,198	149,630
Operating Income	8,981	15,938	38,874	14,972
Other (Expense) Income
Commodity derivative gain (loss), net	17,368	(17,083)	3,923	(4,885)
Interest expense	(2,722)	(1,166)	(7,510)	(3,461)
Other income	35	49	64	99
Total other (expense) income	14,681	(18,200)	(3,523)	(8,247)
Income (Loss) Before Income Taxes	$23,662	$(2,262)	$35,351	$6,725
(Provision for) Benefit from Income Taxes	(6,220)	796	(9,166)	(46,386)
Net Income (Loss)	$17,442	$(1,466)	$26,185	$(39,661)
Net income attributable to Predecessor common unit holders	—	—	—	1,832
Net Income (Loss) Attributable to Vitesse Energy, Inc.	$17,442	$(1,466)	$26,185	$(41,493)
Weighted average common shares outstanding – basic	30,075,956	29,659,763	30,018,912	29,660,924
Weighted average common shares outstanding – diluted	32,987,524	29,659,763	32,887,499	29,660,924
Net income (loss) per common share – basic	$0.56	$(0.05)	$0.87	$(1.40)
Net income (loss) per common share – diluted	$0.53	$(0.05)	$0.80	$(1.40)

VITESSE ENERGY, INC.
Condensed Consolidated Statements of Equity (Unaudited)
	Common Stock		Preferred Stock
(In thousands, except share data)	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Predecessor Members’ Equity	Accumulated Earnings (Deficit)	Total Equity
Balance – January 1, 2024	32,812,007	$328	—	$—	$567,654	$—	$(21,576)	$546,406
Net (loss)	—	—	—	—	—	—	(2,186)	(2,186)
Issuance of restricted stock units, net of forfeitures	19,403	—	—	—	(74)	—	—	(74)
Equity-based compensation	—	—	—	—	1,758	—	—	1,758
Common stock dividends declared	—	—	—	—	(16,249)	—	—	(16,249)
Stock exchanged for tax withholding and retired	(332,840)	(3)	—	—	(6,936)	—	—	(6,939)
Balance – March 31, 2024	32,498,570	$325	—	$—	$546,153	$—	$(23,762)	$522,716
Net income	—	—	—	—	—	—	10,928	10,928
Issuance of restricted stock units	131,024	1	—	—	(1)	—	—	—
Equity-based compensation	—	—	—	—	2,047	—	—	2,047
Common stock dividends declared	—	—	—	—	(17,186)	—	—	(17,186)
Balance – June 30, 2024	32,629,594	$326	—	$—	$531,013	$—	$(12,834)	$518,505
Net income	—	—	—	—	—	—	17,442	17,442
Issuance of restricted stock units	50,000	1	—	—	(1)	—	—	—
Equity-based compensation	—	—	—	—	2,202	—	—	2,202
Common stock dividends declared	—	—	—	—	(17,214)	—	—	(17,214)
Stock exchanged for tax withholding and retired	(21,229)	—	—	—	(549)	—	—	(549)
Balance – September 30, 2024	32,658,365	$327	—	$—	$515,451	$—	$4,608	$520,386

VITESSE ENERGY, INC.
Condensed Consolidated Statements of Equity (Unaudited)
	Common Stock		Preferred Stock
(In thousands, except share data)	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Predecessor Members’ Equity	Accumulated Deficit	Total Equity
Balance – January 1, 2023	—	$—	—	$—	$—	$564,423	$—	$564,423
Net income (loss)	—	—	—	—	—	1,832	(49,647)	(47,815)
Issuance of common stock in exchange for Vitesse Energy, LLC	25,914,891	259	—	—	565,996	(566,255)	—	—
Issuance of common stock in exchange for Non-Founder MIU’s	163,544	2	—	—	4,557	—	—	4,559
Acquisition of Vitesse Oil, LLC	2,120,312	21	—	—	30,607	—	—	30,628
Issuance of restricted stock units	3,136,456	31	—	—	(31)	—	—	—
Issuance of Transitional Plan awards	1,475,631	15	—	—	(15)	—	—	—
Equity-based compensation	—	—	—	—	27,972	—	—	27,972
Common stock dividends declared	—	—	—	—	(16,405)	—	—	(16,405)
Repurchase of common stock	(14,600)	—	—	—	(248)	—	—	(248)
Balance – March 31, 2023	32,796,234	$328	—	$—	$612,433	$—	$(49,647)	$563,114
Net income	—	—	—	—	—	—	9,620	9,620
Issuance of restricted stock units	16,666	—	—	—	—	—	—	—
Equity-based compensation	—	—	—	—	1,428	—	—	1,428
Common stock dividends declared	—	—	—	—	(16,408)	—	—	(16,408)
Balance – June 30, 2023	32,812,900	$328	—	$—	$597,453	$—	$(40,027)	$557,754
Net loss	—	—	—	—	—	—	(1,466)	(1,466)
Issuance/forfeiture of restricted stock units	(875)	—	—	—	(120)	—	—	(120)
Equity-based compensation	—	—	—	—	1,447	—	—	1,447
Common stock dividends declared	—	—	—	—	(16,408)	—	—	(16,408)
Balance – September 30, 2023	32,812,025	$328	—	$—	$582,372	$—	$(41,493)	$541,207

VITESSE ENERGY, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
(in thousands)	2024	2023
Cash Flows from Operating Activities
Net income (loss)	$26,185	$(39,661)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation, amortization, and accretion	73,776	56,233
Unrealized (gain) loss on derivative instruments	(2,693)	5,799
Equity-based compensation	5,853	30,545
Deferred income taxes	9,050	46,386
Amortization of debt issuance costs	594	486
Changes in operating assets and liabilities that provided (used) cash:
Revenue receivable	8,557	5,907
Prepaid expenses and other current assets	(121)	(882)
Accounts payable	(945)	5,593
Accrued liabilities	53	(101)
Other	—	(2)
Net cash provided by Operating Activities	120,309	110,303
Cash Flows from Investing Activities
Acquisition of oil and gas properties	(20,690)	(21,817)
Development of oil and gas properties	(66,345)	(55,511)
Purchase of property and equipment	(63)	(129)
Net cash used in Investing Activities	(87,098)	(77,457)
Cash Flows from Financing Activities
Proceeds from revolving credit facility	45,500	32,000
Repayments of revolving credit facility	(21,500)	(24,000)
Repayments of Vitesse Oil revolving credit facility	—	(5,000)
Dividends paid	(47,552)	(43,479)
Repurchases of common stock	—	(248)
Stock exchanged for tax withholding	(7,489)	—
Debt issuance costs	(297)	(379)
Net cash used in Financing Activities	(31,338)	(41,106)
Net Increase (Decrease) in Cash	1,873	(8,260)
Cash – Beginning of period	552	10,007
Cash – End of period	$2,425	$1,747
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$6,764	$3,120
Cash paid for income taxes	—	1,292
Supplemental Disclosure of Noncash Activity
Oil and gas properties included in accounts payable and accrued liabilities	$57,333	$57,527
Asset retirement obligations capitalized to oil and gas properties	—	392
Issuance of common stock to acquire Vitesse Oil	—	30,628

VITESSE ENERGY, INC.
Notes to the Condensed Consolidated Financial Statements
Note 1 — Nature of Business
Vitesse Energy, Inc. (“Vitesse” or the “Company”) was incorporated under the General Corporation Law of the State of Delaware on August 5, 2022 as a wholly owned subsidiary of an affiliate of Jefferies Financial Group Inc. (“JFG”) for the purpose of effecting the Spin-Off of Vitesse Energy, LLC (the “Predecessor”) by JFG. On January 13, 2023, JFG completed the legal and structural separation of the Predecessor from JFG. To effect the separation, first, JFG and Jefferies Capital Partners (“JCP”), among others, undertook certain Pre-Spin-Off Transactions described below:
•
Certain members of management of the Predecessor transferred all of their equity interest in the Predecessor to JFG as repayment for loans from affiliates of JFG;

•
JFG and other holders of the Predecessor’s equity interests transferred all of their interest in the Predecessor to Vitesse in exchange for newly issued shares of common stock, par value $0.01 per share (“common stock”), of Vitesse;

•
Vitesse Oil, LLC (“Vitesse Oil”) equity holders transferred their interests in Vitesse Oil to Vitesse in exchange for newly issued shares of Vitesse common stock (the “Vitesse Oil Transaction”);

•
Compensation agreements and compensation plans of the Predecessor were eliminated and replaced with new compensation plans of Vitesse, including a long-term incentive plan;

•
Vitesse entered into a Revolving Credit Facility, which amended and restated the Predecessor’s credit facility, and used the proceeds to repay in full and terminate the Vitesse Oil Revolving Credit Facility and repay the Predecessor’s credit facility; and

•
The Predecessor entered into a Separation and Distribution Agreement and Tax Matters Agreement with JFG related to the Spin-Off.

JFG and JCP then distributed the Vitesse outstanding common stock held by each to their respective shareholders, and Vitesse became an independent, publicly traded company. The Company’s common stock began trading on the New York Stock Exchange on January 17, 2023 under the symbol “VTS.”
The issued and outstanding member interests of the Predecessor and Vitesse Oil together represented substantially all of those businesses or investments of JFG and JCP that acquire, develop, manage and monetize non-operated oil and natural gas working, royalty and mineral interests in the United States.
Immediately prior to the completion of the Spin-Off, the Company succeeded to the operations of the Predecessor. As the Predecessor and the Company were under common control, and because the Company was not a substantive entity prior to the Spin-Off, for accounting purposes the Company has succeeded to the operations of the Predecessor. The Vitesse Oil Transaction is accounted for as an asset acquisition by the Company as Vitesse Oil and the Company were not under common control.
The Predecessor is a Delaware limited liability company formed on April 29, 2014. Prior to the Spin-Off, the membership interests in the Predecessor were held approximately 97.5% by affiliates of JFG and approximately 2.5% by 3B Energy, LLC (“3B”), an entity whose members are comprised of certain executives of the Company. Financial information presented for periods ended prior to January 13, 2023 is that of the Predecessor, which was organized as a tax partnership. Therefore, for periods prior to January 13, 2023 the financial statements of the Company do not reflect the impact of income taxes. As noted above, as a result of the Spin-Off, the Predecessor became a wholly owned subsidiary of Vitesse, which is organized as a taxable corporation. Therefore, the financial statements of the Company reflect the impact of income taxes applied to the consolidated results of operations of the Company, including the initial basis differences between tax and financial accounting for our assets and liabilities at the Spin-Off resulting in a one-time charge of $44.1 million to income tax expense. Financial information presented for periods ended on and after January 13, 2023 is that of the Company, which reflects the consolidated results of the Predecessor and Vitesse Oil.

The business purpose of the Company is to acquire, own, explore, develop, manage, produce, exploit, and dispose of oil and gas properties. The Company is focused on returning capital to stockholders through owning and acquiring non-operated working interest and royalty interest ownership. Currently, the Company’s ownership is primarily in the core of the Bakken and Three Forks formations in the Williston Basin of North Dakota and Montana. The Company also owns non-operated interests in oil and gas properties in the Central Rockies, including the Denver-Julesburg Basin and the Powder River Basin.
Note 2 — Significant Accounting Policies
Principles of Consolidation
The accompanying unaudited condensed consolidated interim financial statements (the “financial statements”) include the accounts of the Company and its subsidiaries, including the Predecessor, Vitesse Oil, Vitesse Management Company LLC (“Vitesse Management”) and Vitesse Oil, Inc. Intercompany balances and transactions have been eliminated in consolidation.
Interim Financial Statements
These financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, these financial statements reflect all adjustments, consisting of normal recurring adjustments, that are, in the opinion of management, necessary to present fairly the financial position and results of operations for the respective interim periods. Certain information and note disclosures normally included in our annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted from these financial statements pursuant to such rules and regulations, although we believe that the disclosures made are adequate to make the information presented not misleading. Results of operations for the three and nine months ended September 30, 2024 are not necessarily indicative of the results that may be expected for the year ending December 31, 2024. These financial statements should be read in conjunction with the 2023 audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2023.
Segment and Geographic Information
The Company operates in a single reportable segment. The Company’s chief operating decision maker is the Chief Executive Officer. All of the Company’s operations are conducted in the continental United States.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Depletion, depreciation, and amortization (“DD&A”) and the evaluation of proved oil and gas properties for impairment are determined using estimates of oil and gas reserves. There are numerous uncertainties in estimating the quantity of reserves and in projecting the future rates of production and timing of development expenditures, which includes lack of control over future development plans as a non-operator. Oil and gas reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way. In addition, significant estimates include, but are not limited to, estimates relating to certain oil and natural gas revenues and expenses, fair value of assets acquired and liabilities assumed in business combinations, valuation of unit-based compensation, and valuation of commodity derivative instruments. Further, these estimates and other factors, including those outside of the Company’s control, such as the impact of lower commodity prices, may have a significant adverse impact to the Company’s business, financial condition, results of operations and cash flows.

Cash and Cash Equivalents
The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents. As of the balance sheet date and periodically throughout the quarter, balances of cash exceeded the federally insured limit. As of September 30, 2024 and December 31, 2023, the Company held no cash equivalents.
Oil and Gas Properties
The Company follows the successful efforts method of accounting for oil and gas activities. Under this method of accounting, costs associated with the acquisition, drilling, and equipping of successful exploratory wells and costs of successful and unsuccessful development wells are capitalized and depleted, net of estimated salvage values, using the units-of-production method on the basis of a reasonable aggregation of properties within a common geological structural feature or stratigraphic condition, such as a reservoir or field. The Company’s proved oil and gas reserve information was computed by applying the average first-day-of-the-month oil and gas price during the 12-month period ended on the balance sheet date. During the three and nine months ended September 30, 2024, the Company recorded depletion expense of $24.7 million and $73.2 million, respectively. The Company’s depletion rate per Boe for the three and nine months ended September 30, 2024 was $20.67 and $20.52, respectively. During the three and nine months ended September 30, 2023, the Company recorded depletion expense of $18.8 million, and $55.7 million, respectively. The Company’s depletion rate per Boe for the three and nine months ended September 30, 2023 was $18.61 and $18.08, respectively.
Exploration, geological and geophysical costs, delay rentals, and drilling costs of unsuccessful exploratory wells are charged to expense as incurred. The sale of a partial interest in a proved property is accounted for as a cost recovery, and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production amortization rate. A gain or loss is recognized for all other sales of proved properties.
Costs associated with unevaluated exploratory wells are excluded from the depletable base until the determination of proved reserves, at which time those costs are reclassified to proved oil and gas properties and subject to depletion. If it is determined that the exploratory well costs were not successful in establishing proved reserves, such costs are expensed at the time of such determination.
The Company reviews its oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of their carrying value. The Company estimates the expected future cash flows of its oil and gas properties and compares such cash flows to the carrying amount of the proved oil and gas properties to determine if the amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company will adjust its proved oil and gas properties to estimated fair value. The factors used to estimate fair value include estimates of reserves, future commodity prices adjusted for basis differentials, future production estimates, anticipated capital expenditures, and a discount rate commensurate with the risk associated with realizing the projected cash flows. The discount rate is a rate that management believes is representative of current market conditions and includes estimates for a risk premium and other operational risks. There were no proved oil and gas property impairments during the three and nine months ended September 30, 2024 and 2023.
Equity-Based Compensation
The Company recognizes equity-based compensation expense associated with its long-term incentive plan (“LTIP”) awards using the straight-line method over the requisite service period, which is generally the vesting period of the award except when provisions are present that accelerate vesting, based on their grant date fair values. The Company has elected to account for forfeitures of equity awards as they occur.
Revenue Recognition
The Company’s revenue is derived from the sale of its produced oil and natural gas from wells in which the Company has non-operated revenue or royalty interests. The Company’s oil and natural gas are produced and sold primarily in the core of the Williston Basin in North Dakota and Montana.

The sales of produced oil and natural gas are made under contracts that the operators of the wells have negotiated with customers, which typically include variable consideration based on monthly pricing tied to local indices and volumes delivered. Revenue is recorded at the point in time when control of the produced oil and natural gas transfers to the customer. Statements and payment may not be received via the operator of the wells for one to six months after the date the produced oil and natural gas is delivered, and, as a result, the amount of production delivered to the customer and the price that will be received for the sale of the product is estimated utilizing production reports, market indices, and estimated differentials. The Company recognizes revenue based on the details included in the statements received from the operator. Any gathering, transportation, processing, production taxes, and other deductions included on the statements are recorded based on the information provided by the operator. At the end of each month when the performance obligation is satisfied, the variable consideration can be reasonably estimated, and revenue due to the Company is recorded within revenue receivable in the accompanying balance sheets until payment is received. Differences between the estimated amounts and the actual amounts received from the sale of the produced oil and natural gas are recorded when known, which is generally when statements and payment are received. Such differences have historically been immaterial.
The Company does not disclose the value of unsatisfied performance obligations as it applies the practical exemption which applies to variable consideration that is recognized as control of the product is transferred to the customer. Since each unit of product represents a separate performance obligation, future volumes are wholly unsatisfied, and disclosure of the transaction price allocated to remaining performance obligations is not required.
Concentrations of Credit Risk
For both the three and nine months ended September 30, 2024, four operators accounted for 59% and 61%, respectively, of oil and natural gas revenue.
For the three and nine months ended September 30, 2023, three operators accounted for 49% and 48%, respectively, of oil and natural gas revenue.
As of September 30, 2024 and December 31, 2023, three operators accounted for 55% and 56%, respectively, of oil and natural gas revenue receivable.
The Company’s oil and natural gas revenue receivable is generated from the sale of oil and natural gas by operators on its behalf. The Company monitors the financial condition of its operators.
Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of current taxes plus deferred income taxes related to certain income and expenses recognized in different periods for financial and income tax reporting purposes. Deferred income tax liabilities represent the future income tax consequences of those differences, which will be taxable when liabilities are settled. Deferred income taxes may also include tax credits and net operating losses that are available to offset future income taxes. Deferred income taxes are measured by applying currently enacted tax rates.
The Company accounts for uncertainty in income taxes for tax positions taken or expected to be taken in a tax return. Only tax positions that meet the more-likely-than-not recognition threshold are recognized. The Company does not have any uncertain tax positions recorded as of September 30, 2024 and December 31, 2023.
Deferred Finance Charges
Costs associated with the revolving credit facility are deferred and amortized to interest expense over the term of the related financing. The amount of deferred financing costs incurred, and the amortization of deferred financing costs, was immaterial for all periods presented.
Derivative Financial Instruments
The Company enters into derivative contracts to manage its exposure to oil and gas price volatility. Commodity derivative contracts may take the form of swaps, puts, calls, or collars. Cash settlements from the Company’s commodity price risk management activities are recorded in the month the contracts mature. Any realized gains and losses on settled derivatives, as well as mark-to-market gains or losses, are aggregated and recorded to Commodity derivative gain (loss), net on the statements of operations.
The Company recognizes all derivative instruments on the balance sheets as either assets or liabilities measured at fair value. Subsequent changes in the derivatives’ fair value are recognized currently in earnings unless specific hedge accounting criteria are met. Gains and losses on derivative hedging instruments must be recorded in either other comprehensive income or current earnings, depending on the nature and designation of the instrument. The Company has elected to not designate any derivative instruments as accounting hedges, and therefore marks all commodity derivative instruments to fair value and records changes in fair value in earnings. Amounts associated with deferred premiums on derivative instruments are recorded as a component of the derivatives’ fair values (see Note 6).
New Accounting Pronouncements
In November 2023, FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures. The ASU updates reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. The new guidance will be effective for the Company’s year ending December 31, 2024. The Company does not believe the new guidance will have a material impact on its consolidated financial statements and related disclosures.
In December 2023, FASB issued ASU 2023-09, Improvements to Income Tax Disclosures. The ASU establishes new income tax disclosure requirements in addition to modifying and eliminating certain existing requirements. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. The new guidance will be effective for the Company’s year ending December 31, 2025. The Company does not believe the new guidance will have a material impact on its consolidated financial statements and related disclosures.
Note 3 — Asset Acquisitions
The Company acquires proved developed and proved undeveloped oil and gas properties that are proximate or complementary to existing properties and leases for strategic purposes.
During the nine months ended September 30, 2024, the Company purchased proved oil and gas properties and proved leaseholds in multiple transactions for an aggregate purchase price of $20.7 million.
During the nine months ended September 30, 2023, the Company purchased proved oil and gas properties and proved leaseholds in multiple transactions for an aggregate purchase price of $21.8 million. In addition, as part of the Spin-Off, $35.6 million of oil and gas properties and $5.0 million of net liabilities of Vitesse Oil were contributed in exchange for 2,120,312 shares of common stock of the Company for total consideration of $30.6 million.
These transactions qualified as asset acquisitions; therefore, the oil and gas properties were recorded based on the fair value of the total consideration transferred on the acquisition dates, and transaction costs were capitalized as a component of the assets acquired. Transaction costs during the nine months ended September 30, 2024 and 2023 were immaterial.
Note 4 — Fair Value Measurements
Accounting standards require certain assets and liabilities be reported at fair value in the consolidated financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.
Fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.
Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets and other inputs, such as interest rates, yield curves, and forward commodity price curves, that are observable at commonly quoted intervals.
Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset or liability. Significant Level 3 inputs include estimated future cash flows used in determining the fair value of purchased oil and gas properties.
In instances where inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.
Recurring Fair Value Measurements
As of September 30, 2024, the Company’s derivative financial instruments are composed of commodity swaps. The fair value of the swap agreements is determined under the income valuation technique using a discounted cash flow model. The fair values of options are determined under the income valuation technique using an option pricing model along with the stated amount of deferred premiums if applicable. The valuation models require a variety of inputs, including contractual terms, published forward commodity prices, volatilities for options, and discount rates, as appropriate. The Company’s estimates of fair value of derivatives include consideration of the counterparty’s creditworthiness, the Company’s creditworthiness, and the time value of money. The consideration of these factors results in an estimated exit price for each derivative asset or liability under a marketplace participant’s view. All of the significant inputs are observable, either directly or indirectly; therefore, the Company’s commodity derivative instruments are included within Level 2 of the fair value hierarchy (see Note 6).
Nonrecurring Fair Value Measurements
Nonrecurring measurements include the fair value of impaired proved oil and gas properties. The Company determines the estimated fair value of the impaired proved oil and gas properties by using a discounted cash flow approach with unobservable Level 3 inputs (see Note 2) at the time of impairment.
The Company uses the income valuation technique to estimate the fair value of asset retirement obligations, at initial recognition, arising from the development of proved properties using the amounts and timing of expected future dismantlement costs and credit-adjusted risk-free rates. Accordingly, the fair value is based on unobservable inputs and, therefore, is included within Level 3 of the fair value hierarchy. The significant unobservable inputs include the gross cost of abandoning oil and gas wells; the economic lives of the properties; the inflation rate; and the credit-adjusted risk-free rate of the Company.
Financial Instruments Not Measured at Fair Value
The carrying amounts of the majority of the Company’s financial instruments, namely cash, receivables, accounts payable and accrued liabilities approximate their fair values due to the short-term nature of these instruments. The Company’s credit facility (see Note 5) has a recorded value that approximates fair market value, as it bears interest at a floating rate that approximates a current market rate.
Note 5 — Credit Facility
Revolving Credit Facility
In connection with the Spin-Off in January 2023, the Company entered into a secured revolving credit facility with Wells Fargo Bank, N.A., as administrative agent, and a syndicate of banks, as lenders (the “Revolving Credit Facility”). The Revolving Credit Facility amends and restates the revolving credit facility of the Predecessor (the “Prior Revolving Credit Facility”). The Predecessor, as predecessor borrower under the Prior Revolving Credit Facility, assigned the liens and existing rights, liabilities and obligations under the Prior Revolving Credit Facility to the Company pursuant to the Revolving Credit Facility. The

Revolving Credit Facility will mature on April 29, 2026. The Revolving Credit Facility permits borrowing on a revolving credit basis with availability equal to the least of (1) the aggregate elected commitments, (2) the borrowing base and (3) the maximum credit amount of $500.0 million. The borrowing base under the Revolving Credit Facility is subject to regular, semi-annual redeterminations on or about April 1 and October 1 of each year based on, among other things, the value of the Company’s proved oil and natural gas reserves, as determined by the lenders in their discretion. As of September 30, 2024 and December 31, 2023, the Company’s borrowing base was $245.0 million at both dates with an aggregate elected commitment of $245.0 million and $180.0 million of which $105.0 million and $81.0 million was outstanding, respectively.
At the Company’s option, borrowings under the Revolving Credit Facility bear interest at a rate unchanged from the Prior Revolving Credit Facility, which is either an adjusted forward-looking term rate based on SOFR (“Term SOFR”) or an adjusted base rate (“Base Rate”) (the highest of the administrative agent’s prime rate, the federal funds rate plus 0.50% or the 30-day Term SOFR rate plus 1.0%), plus an applicable margin ranging from 1.75% to 2.75% with respect to Base Rate borrowings and 2.75% to 3.75% with respect to Term SOFR borrowings, in each case based on the current commitment utilization percentage. Interest is calculated and paid monthly in arrears. Additionally, the Company incurs an unused credit facility fee, paid quarterly, of 0.50% of the unutilized commitment regardless of the borrowing base utilization percentage. As of September 30, 2024 and December 31, 2023, the interest rate on the outstanding balance under the Revolving Credit Facility was 7.95% and 8.46%, respectively.
Consistent with the Prior Revolving Credit Facility, the Revolving Credit Facility is guaranteed by all of the Company’s subsidiaries and is collateralized by a first priority lien on substantially all assets of Vitesse and its subsidiaries, including a first priority lien on properties representing a minimum of 85% of the total present value of the Company’s proved oil and natural gas properties.
The Revolving Credit Facility contains various affirmative, negative and financial maintenance covenants. These covenants limit the Company’s ability to, among other things, incur or guarantee additional debt, make distributions to equity holders, make certain investments and acquisitions, incur certain liens or permit them to exist, enter into certain types of transactions with affiliates, merge or consolidate with another company and transfer, sell or otherwise dispose of assets.
Under the Revolving Credit Facility, the Company is permitted to make cash distributions without limit to our equity holders if (i) no event of default or borrowing base deficiency (i.e., outstanding debt (including loans and letters of credit) exceeds the borrowing base) then exists or would result from such distribution and (ii) after giving effect to such distribution, (a) total outstanding credit usage does not exceed 80% of the least of (the following collectively referred to as “Commitments”): (1) $500.0 million (2) then effective borrowing base, and (3) the then-effective aggregate amount of the aggregate elected commitments and (b) as of the date of such distribution, the EBITDAX Ratio does not exceed 1.50 to 1.00. If the EBITDAX Ratio does not exceed 2.25 to 1.00, and if total outstanding credit usage does not exceed 80% of the Commitments, the Company may also make distributions if free cash flow (as defined under the Revolving Credit Facility) is greater than $0 and the Company has delivered a certificate to lenders attesting to the foregoing.
The Revolving Credit Facility contains covenants requiring us to maintain the following financial ratios tested on a quarterly basis (terms below are as defined in the Revolving Credit Facility): (1) a consolidated Total Funded Debt to consolidated EBITDAX ratio of not greater than 3.0 to 1.0; and (2) a ratio of consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0. These financial covenants are consistent with the Prior Revolving Credit Facility. The Revolving Credit Facility also contains covenants that require that the Company enter into swap agreements covering not less than 40% of reasonably anticipated PDP production for the following four quarters when the Utilization Percentage, as defined in the Revolving Credit Facility, is less than 50% and covering at least 50% of reasonably anticipated PDP production for the following eight quarters if the Utilization Percentage is 50% or greater. The Revolving Credit Facility contains customary events of default, including non-payment, breach of covenants, materially incorrect representations, cross default, bankruptcy and change in control. If an event of default exists under the Revolving Credit Facility, the lenders will be able to terminate the lending commitments, accelerate the maturity of the Revolving Credit Facility and exercise other rights and remedies with respect to the collateral. The Company was in compliance with all financial covenants of the Revolving Credit Facility at September 30, 2024.

Amendments and redeterminations:
•
On May 2, 2023, the Company entered into an amendment to the Revolving Credit Facility in conjunction with the regular semi-annual borrowing base redetermination that reduced the borrowing base to $245 million (primarily related to lower commodity prices), reaffirmed elected commitments at $170 million and reduced hedging requirements in certain circumstances, among other items;

•
On November 3, 2023, in conjunction with the regular semi-annual borrowing base redetermination, the Company’s borrowing based was reaffirmed and the elected commitments were increased to $180 million;

•
On January 17, 2024, the Company entered into an amendment to the Revolving Credit Facility that increased the elected commitments to $210 million and added a fifth lender to the syndicate of banks.

•
On May 20, 2024, in conjunction with the regular semi-annual borrowing base redetermination, the Company entered into an amendment to the Revolving Credit Facility that increased the elected commitments to $245 million and added a sixth lender to the syndicate of banks.

•
On October 22, 2024, the Company entered into an amendment to the Revolving Credit Facility. Among other things, the amendment extended the maturity date, the borrowing base was reaffirmed at $245 million, the elected commitment amount was decreased from $245 million to $235 million and the definition of the term “Applicable Margin” was amended to reduce the rates in the Utilization Grid for SOFR Loans and ABR Loans by 0.25%.

Note 6 — Derivative Instruments
•
The Company periodically enters into various commodity hedging instruments to mitigate a portion of the effect of oil and natural gas price fluctuations. The Company classifies commodity derivative assets and liabilities as current or noncurrent commodity derivative assets or current or noncurrent commodity derivative liabilities, whichever the case may be.

•
The following table summarizes the classification and fair value amounts of all commodity derivative instruments in the balance sheet as of September 30, 2024, as well as the gross recognized derivative assets, liabilities, and amounts offset in the balance sheet:

(in thousands)	GROSS RECOGNIZED FAIR VALUE ASSETS/ LIABILITIES	GROSS AMOUNTS OFFSET	NET RECOGNIZED FAIR VALUE ASSETS/ LIABILITIES
Commodity derivative assets:
Current derivative assets	$12,201	$—	$12,201
Noncurrent derivative assets	1,639	—	1,639
Total	$13,840	$—	$13,840
The following table summarizes the classification and fair value amounts of all commodity derivative instruments in the balance sheet as of December 31, 2023, as well as the gross recognized derivative assets, liabilities, and amounts offset in the balance sheet:
(in thousands)	GROSS RECOGNIZED FAIR VALUE ASSETS/ LIABILITIES	GROSS AMOUNTS OFFSET	NET RECOGNIZED FAIR VALUE ASSETS/ LIABILITIES
Commodity derivative assets:
Current derivative assets	$10,038	$—	$10,038
Noncurrent derivative assets	1,109	—	1,109
Total	$11,147	$—	$11,147

As of September 30, 2024, the Company had the following oil swaps:
INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (Bbls)	WEIGHTED AVERAGE ROUNDED FIXED PRICE
WTI-NYMEX	Q4 2024	490,000	78
WTI-NYMEX	Q1 2025	397,500	74
WTI-NYMEX	Q2 2025	382,500	75
WTI-NYMEX	Q3 2025	202,500	75
WTI-NYMEX	Q4 2025	202,500	75
Due to the volatility of oil prices, the estimated fair values of the Company’s commodity derivative instruments are subject to large fluctuations from period to period. Subsequent to September 30, 2024 additional oil swaps covering 360,000 Bbls at a weighted average price of $69.00 per Bbl were put in place for calendar year 2025.
The counterparties in the Company’s derivative instruments either do not require collateral or also participate in the Revolving Credit Facility; and thus have the right of offset for any derivative liabilities, with the Revolving Credit Facility secured by the Company’s oil and gas assets. For further discussion related to the fair value of the Company’s derivatives, see Note 4.
Note 7 — Accrued Liabilities
Accrued liabilities at September 30, 2024 and December 31, 2023 are summarized as follows:
(in thousands)	SEPTEMBER 30, 2024	DECEMBER 31, 2023
Accrued capital expenditures	$44,500	$22,800
Accrued lease operating expenses, net	3,996	3,258
Accrued compensation	2,680	3,647
Accrued dividends	4,370	1,967
Other accrued liabilities	1,117	835
Total	$56,663	$32,507
Note 8 — Related Party Transactions
3B acquired common units in the Predecessor which were funded by two Initial Loans with related parties (see Note 10). As part of the funding of the Predecessor, 3B entered into two different promissory notes with VE Holding LLC, an entity owned by JFG. The promissory notes allowed 3B to borrow up to $7.875 million and $3.5 million, initially accruing interest at 10.0 percent and 3.5 percent, respectively, and had maturity dates of May 7, 2021 (the “Initial Loans”). Initially, repayment of the $3.5 million promissory note was fully guaranteed by one of the members of 3B. Each of the two Initial Loans were collateralized by all of the common units held by 3B. In 2021, the $3.5 million promissory note was amended to remove the guarantee, change the interest rate to 10.0 percent and extend the maturity date to December 31, 2023. At the same time the $7.875 million promissory note was amended to extend the maturity date to December 31, 2023. The Initial Loans between 3B and VE Holding LLC were held outside of the Predecessor and were not a liability of the Predecessor. The 3B common units and related loans were liquidated and terminated in connection with the Spin-Off.
In connection with the Predecessor Company Agreement, in July 2018 certain executives entered into two separate promissory notes aggregating to $10.0 million with VE Holding LLC (the “2018 Notes”), which were collateralized by the MIUs granted to the respective executives. The 2018 Notes accrued interest at 3.0 percent per annum payable annually on December 31 and matured the earlier of July 1, 2024, an MIU exchange, or an acceleration event. The 2018 Notes could have been prepaid at any time but were subject to mandatory prepayment upon the issuance of any distributions from the Predecessor related to the MIUs held by such executives. Additionally, the 2018 Notes were considered full recourse to each respective executive for a limited time, with such recourse reduced by one-third each December 31 through 2020. As the 2018 Notes were between VE Holding LLC and the executives, they did not represent liabilities of the Predecessor. The Founder MIUs and related promissory notes were liquidated and terminated in connection with the Spin-Off.
On July 1, 2016, the Predecessor entered into a separate services agreement with Vitesse Management and JETX Energy, LLC (“JETX”), formerly known as Juneau Energy, LLC, another entity owned by JFG with common management. Per this services agreement, Vitesse Management is to provide JETX certain administrative services and supervise, administer, and manage the business affairs and operations of JETX and its subsidiaries for a service provider fee of $0.2 million per month. The term of this service agreement extends for an unlimited amount of time; however, it is subject to termination by either Vitesse Management or JETX if provided written consent following the first anniversary or a final exit event. During the three and nine months ended September 30, 2024 and 2023, the Company recorded its net share of fees from JETX of $0.7 million and $2.0 million, respectively. These fees are classified as a reduction to general and administrative expenses on the accompanying statements of operations.
Note 9 — Commitments and Contingencies
Litigation
From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. As of the date of this report, management of the Company was unaware of any material legal proceedings against the Company. The Company maintains insurance to cover certain actions.
Note 10 — Equity
Authorized Capital Stock
The Amended and Restated Certificate of Incorporation authorized capital stock consisting of 95,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
During the nine months ended September 30, 2024, the following transactions related to our common stock occurred:
•
901,998 RSUs vested and were released as common stock, of which 354,069 were exchanged for tax withholding and retired by the Company.

During the nine months ended September 30, 2023 the following transactions related to our common stock occurred:
•
3B transferred all of its Predecessor equity interests to JFG as repayment for the Initial Loans;

•
JFG distributed the remaining Predecessor equity interests to its shareholders in the Spin-Off, which amounted to 25,628,162 shares of common stock in the Company;

•
the Transitional Equity Award Adjustment Plan (the “Transitional Plan”), as discussed further below, was implemented and resulted in the following issuances to current and former directors and employees of JFG:

•
286,729 restricted stock awards;

•
1,475,631 restricted stock units, gross of fractional shares to be settled in cash;

•
Predecessor MIUs granted to Predecessor employees other than the Predecessor’s two founders were exchanged for 163,544 shares of common stock;

•
Vitesse Oil was contributed in exchange for 2,120,312 common shares;

•
14,600 shares of common stock were repurchased and retired as part of our Stock Repurchase Program, as discussed further below.

Preferred Stock
Our Amended and Restated Certificate of Incorporation authorizes our board of directors to designate and issue from time to time one or more series of preferred stock without stockholder approval. Our board of directors may fix and determine the designation, relative rights, preferences and limitations of the shares of each such series of preferred stock. There are no present plans to issue any shares of preferred stock and there are currently no shares outstanding.
Long-Term Incentive Plan
The Company’s long-term incentive plan (“LTIP”) provides for the granting of various forms of equity-based awards, including stock option awards, stock appreciation rights awards, restricted stock awards, restricted stock unit awards, performance awards, cash awards and other stock-based awards to employees, directors and consultants of the Company. Under the LTIP, 3,960,000 shares were initially available to be awarded and as of September 30, 2024, there were 503,222 shares available to be granted.
Restricted Stock Units
The following is a summary of RSU activity during the nine months ended September 30, 2024 and 2023:
	Shares of restricted stock unit awards	Weighted-Average Price on Date of Grant
Outstanding at January 1, 2024	3,152,247	$14.99
Granted	69,403	21.48
Vested	(792,000)	14.40
Forfeited	(50,000)	14.40
Outstanding at March 31, 2024	2,379,650	$15.39
Granted	131,024	22.91
Vested	(49,998)	18.77
Forfeited	—	—
Outstanding at June 30, 2024	2,460,676	$15.72
Granted	50,000	25.16
Vested	(60,000)	23.51
Forfeited	—	—
Outstanding at September 30, 2024	2,450,676	$15.72
	Shares of restricted stock unit awards	Weighted-Average Price on Date of Grant
Outstanding at January 1, 2023	—	$—
Granted	3,136,456	14.43
Vested	—	—
Forfeited	—	—
Outstanding at March 31, 2023	3,136,456	$14.43
Granted	16,666	22.57
Vested	—	—
Forfeited	—	—
Outstanding at June 30, 2023	3,153,122	$14.47
Granted	180,000	23.51
Vested	—	—
Forfeited	(180,875)	14.40
Outstanding at September 30, 2023	3,152,247	$14.99

For restricted stock units, the Company recognizes the grant date fair-value of awards over the requisite service period as stock-based compensation expense on a straight-line basis except when provisions are present that accelerate vesting. Restricted stock units are considered issued but not outstanding when granted. Accumulated accrued stock based compensation expense and any accrued dividends are reversed in the period when units are forfeited and the units are no longer considered issued.
During the three and nine months ended September 30, 2024, the Company recognized $2.0 million and $5.4 million of equity-based compensation expense relating to these restricted stock units, respectively.
During the three months ended September 30, 2023, the Company recognized $1.1 million of equity-based compensation expense relating to these restricted stock units. During the nine months ended September 30, 2023, the Company recognized $30.5 million of equity-based compensation expense relating to these restricted stock units of which $26.8 million, or 1,863,000 restricted stock units, was for awards that had a retirement provision and were granted to retirement-eligible employees and therefore resulted in immediate recognition of expense.
As of September 30, 2024, there is $14.7 million of unrecognized equity-based compensation expense related to unvested restricted stock unit awards. The cost is expected to be recognized through August 2027, over a weighted-average period of 2.01 years.
Performance Stock Units
PSUs are contingent shares that may be earned over three-year performance periods. The number of PSUs to be earned is subject to a market condition, which is based on a comparison of the total shareholder return (“TSR”) achieved with respect to shares of the Company’s common stock against the TSR achieved by a defined peer group at the end of the applicable performance period. Depending on the Company’s TSR performance relative to the defined peer group, award recipients may earn between 0% and 200% of the target amount of PSUs detailed in the applicable grant notice. As the vesting criterion is linked to changes in the Company’s share price, it is considered a market condition for purposes of calculating the grant-date fair value of the awards.
The Company recognizes the grant date fair-value of PSUs over the requisite service period as equity-based compensation expense on a straight-line basis. Compensation expense for share-settled awards is not reversed if market conditions are not met. Accumulated accrued equity-based compensation expense and dividends are reversed in the period if the units are forfeited.
The grant date fair value of PSUs was determined using a Monte Carlo simulation model. The Monte Carlo simulation model uses assumptions regarding random projections and must be repeated numerous times to achieve a probabilistic assessment. Significant assumptions used in this simulation include the Company’s expected volatility, risk-free interest rate based on U.S. Treasury yield curve rates with maturities consistent with the forecast period, and the volatilities for each of the Company’s peers.
The assumptions used in valuing the PSUs granted were as follows:
Grant date	February 23, 2024
Forecast period (years)	2.85
Risk-free rates	4.4%
Expected equity volatility	55%
Stock price on grant date	$21.48
Grant date fair value	$22.02

The following is a summary of PSU activity during the nine months ended September 30, 2024:
	Shares of performance stock unit awards (at target)	Weighted-Average Price on Date of Grant
Outstanding at January 1, 2024	—	$—
Granted	104,104	22.02
Vested	—	—
Forfeited	—	—
Outstanding at March 31, 2024	104,104	$22.02
Granted	—	—
Vested	—	—
Forfeited	—	—
Outstanding at June 30, 2024	104,104	$22.02
Granted	—	—
Vested	—	—
Forfeited	—	—
Outstanding at September 30, 2024	104,104	$22.02
During the three and nine months ended September 30, 2024, the Company recognized $0.2 million and $0.5 million of equity-based compensation expense relating to these performance stock units, respectively.
As of September 30, 2024, there is $1.8 million of unrecognized equity-based compensation expense related to unvested PSU awards. The cost is expected to be recognized through December 2026, over a weighted-average period of 2.25 years.
Transitional Equity Award Adjustment Plan
JFG’s outstanding compensatory equity awards were adjusted into equity incentive awards denominated in part in shares of Vitesse common stock in connection with the Spin-Off. All adjusted awards are subject to generally the same vesting, exercisability, expiration, settlement and other material terms and conditions as applied to the applicable original JFG award immediately before the Spin-Off, except that equity awards relating to our common stock were subject to accelerated vesting, exercisability and in some cases settlement in the event of a change in control of the Company. All of the Transitional Plan equity awards discussed below were granted by JFG and therefore do not result in any compensation cost to the Company.
Transitional Plan Options
Each JFG stock option that did not remain an option to purchase shares of only JFG common stock was converted into both a post-Spin-Off option to purchase shares of JFG common stock and an option to purchase shares of Vitesse common stock. The exercise price of such JFG stock option and the exercise price and number of shares subject to such Vitesse stock option was adjusted so that (i) the aggregate intrinsic value of such post-Spin-Off JFG stock option and Vitesse stock option immediately after the Spin-Off equals the aggregate intrinsic value of the JFG stock option as measured immediately before the Spin-Off and (ii) the aggregate exercise price of such post-Spin-Off JFG stock option and Vitesse stock option equals the aggregate exercise price of the JFG stock option immediately before the Spin-Off, subject to rounding. Upon completion of the Spin-Off, 457,866 options were granted and none were exercised during the three and nine months ended September 30, 2024 and 2023. The intrinsic option value of the options was $6.9 million at September 30, 2024 and the maximum number of shares of common stock that could be issued under the plan is 457,866.
Transitional Plan Restricted Units
Each JFG restricted stock unit award and performance stock unit award (other than those that will remain awards denominated in shares of only JFG stock, which includes the portion of any performance stock unit award that may be earned above the designated target level), including any additional stock units accrued as a result of dividend equivalents, was adjusted by the grant of a Vitesse restricted stock unit award. Upon completion of the Spin-Off, restricted stock units were granted in respect of these JFG awards. These restricted stock unit awards are capped at 1,475,631, gross of fractional shares to be settled in cash, and at September 30, 2024 and December 31, 2023 103,653 have a remaining performance, service or vesting condition to satisfy. These restricted stock unit awards generally accrue dividends declared on common stock but have deferred issuance dates through January 2, 2099. During the three and nine months ended September 30, 2024, zero and 1,000 restricted stock units were released as common stock, net of shares cashed out as fractional units, respectively. During the three and nine months ended September 30, 2023, zero and 603,249 restricted stock units were released as common stock, net of shares cashed out as fractional units, respectively.
Transitional Plan Restricted Stock Awards
Holders of a JFG restricted stock award received 286,729 shares of our common stock upon completion of the Spin-Off, which shares are subject to the provisions of the Transitional Plan, including generally the same risk of forfeiture and other conditions as applied to the original JFG restricted stock award. These restricted stock awards have no remaining performance or service conditions to satisfy, or any other vesting condition, and are paid dividends on common stock as declared but have deferred issuance dates through September 28, 2029. During the three and nine months ended September 30, 2024, 5,474 and 57,580 restricted stock awards were released as common stock, net of shares cashed out as fractional units, respectively. During the three and nine months ended September 30, 2023, 5,474 and 56,218 restricted stock awards were released as common stock, net of shares cashed out as fractional units, respectively.
The remaining restricted stock units and restricted stock awards are scheduled to be released as common stock as follows:
Year	Restricted stock units	Restricted stock awards	Total
2024	114,727	—	114,727
2025	93,580	17,262	110,842
2026	323,138	48,619	371,757
2027	837	54,269	55,106
2028	838	32,988	33,826
Thereafter	130,985	19,793	150,778
Total	664,105	172,931	837,036
The Transitional Plan governs the terms and conditions of the new Vitesse awards issued as an adjustment to JFG awards at the effective time of the Spin-Off, but will not be used to make any grants following the Spin-Off.
Stock Repurchase Program
In February, 2023, the Board approved a stock repurchase program authorizing the repurchase of up to $60 million of the Company’s common stock.
Under the Stock Repurchase Program, we may repurchase shares of our common stock from time to time in open market transactions or such other means as will comply with applicable rules, regulations and contractual limitations. The Board of Directors may limit or terminate the Stock Repurchase Program at any time without prior notice. The extent to which the Company repurchases its shares of common stock, and the timing of such repurchases, will depend upon market conditions and other considerations as may be considered in the Company’s sole discretion.
During the nine months ended September 30, 2024, the Company did not repurchase any common stock. During the nine months ended September 30, 2023, the Company repurchased 14,600 shares for $0.2 million and the shares were subsequently retired.

Net Income (Loss) Per Common Share
The components of basic and diluted net income (loss) per share attributable to common stockholders are as follows:
	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
(in thousands except share and per share amounts)	2024	2023	2024	2023
Numerator for earnings per common share:
Net income (loss) attributable to Vitesse Energy, Inc.	$17,442	$(1,466)	$26,185	$(41,493)
Allocation of earnings to participating securities(1)	(661)	—	—	—
Net income (loss) attributable to common shareholders	$16,781	$(1,466)	$26,185	$(41,493)
Adjustment to allocation of earnings to participating securities related to diluted shares	661	—	—	—
Net income (loss) attributable to common shareholders for diluted EPS	$17,442	$(1,466)	$26,185	$(41,493)
Denominator for earnings per common share:
Weighted average common shares outstanding – basic	29,515,340	28,787,381	29,458,293	28,725,204
Weighted average Transitional Share RSUs outstanding with no future service required	560,616	872,382	560,619	935,720
Denominator for basic earnings per common share	30,075,956	29,659,763	30,018,912	29,660,924
LTIP RSUs	2,464,480	—	2,455,145	—
LTIP PSUs	52,052	—	27,472	—
Transitional Share options	291,383	—	282,317	—
Transitional Share RSUs with remaining performance/service obligation	103,653	—	103,653	—
Denominator for diluted earnings per common share	32,987,524	29,659,763	32,887,499	29,660,924
Net income (loss) per common share:
Basic	$0.56	$(0.05)	$0.87	$(1.40)
Diluted	$0.53	$(0.05)	$0.80	$(1.40)
Shares excluded from diluted earnings per share due to anti-dilutive effect:
LTIP RSUs	—	3,150,871	—	3,140,707
Transitional Share options	—	278,380	—	278,380

(1)
Certain unvested LTIP RSUs represent participating securities because they participate in nonforfeitable dividends with the common equity holders of the Company. Participating earnings represent the distributed and undistributed earnings of the Company attributable to the participating securities. These unvested LTIP RSUs do not participate in undistributed net losses as they are not contractually obligated to do so.

Note 11 — Income Taxes
For the three and nine months ended September 30, 2024 the Company recorded income tax expense of $6.2 million and $9.2 million, respectively. The provision for income taxes for the three and nine months ended September 30, 2024 differs from the amount that would be provided by applying the U.S. federal statutory rate of 21% to pre-tax book loss primarily due to (i) §162(m) limitations on certain covered employee compensation and (ii) state income taxes.
For the three and nine months ended September 30, 2023 the Company recorded income tax benefit and expense of $0.8 million and $46.4 million, respectively. Our provision for income taxes for the three and nine months ended September 30, 2023 differs from the amount that would be provided by applying the U.S. federal statutory rate of 21% to pre-tax book loss primarily due to (i) deferred tax expense reflected as a discrete item related to the change in tax status of Vitesse Energy from a partnership to a corporation as part of the Spin-Off, (ii) §162(m) limitations on certain covered employee compensation, and (iii) state income taxes. Vitesse Energy’s change in tax status resulted in the recording of a $44.1 million deferred tax liability and deferred tax expense for the tax-effected excess of the historical financial reporting basis over their tax basis on the date of the Spin-Off. In addition, the Company also recorded a $2.4 million deferred tax liability in connection with its acquisition of Vitesse Oil as part of the Spin-Off.
Note 12 — Leases
In June 2024, the Company’s office space lease commenced and resulted in a $4.7 million right-of-use asset and related lease obligation that are recorded within Other noncurrent assets and Other noncurrent liabilities, respectively, on the condensed consolidated balance sheets.
Note 13 — Subsequent Events
On October 30, 2024, Vitesse’s Board of Directors declared a regular quarterly cash dividend for Vitesse’s common stock of $0.525 per share for stockholders of record as of December 16, 2024, which will be paid on December 31, 2024.
Other than the above disclosure or other subsequent events disclosed elsewhere in the notes to the financial statements, there were no material subsequent events.

KPMG LLP
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(403) 691-8000
Fax (403) 691-8008
www.kpmg.ca
INDEPENDENT AUDITOR’S REPORT
Board of Directors Lucero
Energy Corp.
Report on the Audit of the Consolidated Financial Statements
Opinion
We have audited the consolidated financial statements of Lucero Energy Corp. and its subsidiary (the Company), which comprise the consolidated statement of financial position as of December 31, 2023, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards (IFRS) Accounting Standards as issued by the International Accounting Standards Board (IASB).
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS Accounting Standards as issued by the IASB, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise significant doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are authorized for issuance.
Auditor’s Responsibilities for the Audit of the consolidated Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report

KPMG LLP, an Ontario limited liability partnership and member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. KPMG Canada provides services to KPMG LLP.

that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise significant doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.
Chartered Professional Accountants Calgary,
Canada
January 17, 2025

LUCERO ENERGY CORP.
Consolidated Statements of Financial Position
(in $000’s of Canadian dollars)
	Note	As at December 31, 2023	As at December 31, 2022
Assets
Cash and cash equivalents		$88,765	$4,158
Accounts receivable	5	16,814	28,420
Deferred Proceeds pursuant to the Disposition	7	6,613	—
Prepaid expenses and deposits		1,650	1,520
Total current assets		113,842	34,098
Restricted cash		212	217
Right of use assets	6	798	901
Property, plant and equipment	7	477,531	577,311
Total non-current assets		478,541	578,429
Total assets		$592,383	$612,527
Liabilities
Accounts payable and accrued liabilities		$31,251	$58,662
Lease liability	6	348	440
Total current liabilities		31,599	59,102
Senior credit facility	8	—	52,862
Lease liability	6	602	613
Decommissioning obligations	9	4,623	5,993
Deferred tax liability	15	52,865	30,553
Total non-current liabilities		58,090	90,021
Total liabilities		$89,689	$149,123
Shareholders’ Equity
Common shares	11	$410,184	$418,566
Warrants	11	2,342	2,342
Contributed surplus		10,133	9,888
Retained earnings		64,292	5,020
Accumulated other comprehensive income		15,743	27,588
Total equity		502,694	463,404
Total liabilities and equity		$592,383	$612,527
Key management personnel compensation (note 16)
Subsequent events (note 19)
Approved on behalf of the Board
(signed)	(signed)
Brett Herman CEO, Director	David Rain Director

LUCERO ENERGY CORP.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in $000’s of Canadian dollars, except per share amounts)
	Note	2023	Year ended 2022	December 31, 2021
Revenues
Petroleum and natural gas revenues	12	$254,201	$342,582	$229,340
Royalties		(42,658)	(63,358)	(42,699)
Petroleum and natural gas revenues, net of royalties		211,543	279,224	186,641
Realized loss on financial derivatives		—	(45,966)	(52,694)
Unrealized gain (loss) on financial derivatives		—	16,318	(5,216)
Petroleum and natural gas revenues, net of royalties and derivatives		211,543	249,576	128,731
Expenses
Operating		35,594	34,695	28,563
Production taxes		19,463	27,715	16,992
Transportation		6,382	7,282	7,361
General and administrative		7,383	7,254	5,451
Transaction related costs		2,454	2,100	—
Finance	14	2,428	7,328	15,992
Share-based compensation		6,175	4,178	917
Depletion and depreciation	6, 7	51,886	48,757	46,207
Gain on disposition	7	(2,999)	—	—
Impairment recovery	7	—	—	(19,324)
Loss on modification of preferred shares	10	—	—	27,400
		128,766	139,309	129,559
Income (loss) before income taxes		82,777	110,267	(828)
Deferred income tax expense	15	23,505	29,748	—
Net income (loss)		$59,272	$80,519	$(828)
Currency translation adjustment		(11,845)	28,427	193
Comprehensive income (loss)		$47,427	$108,946	$(635)
Net income (loss) per common share:
Basic and diluted	13	$0.09	$0.12	—

LUCERO ENERGY CORP.
Consolidated Statements of Changes in Shareholders’ Equity
(in $000’s of Canadian dollars)
	Preferred share equity component	Common shares	Warrants	Contributed surplus	Retained earnings (deficit)	Accumulated other comprehensive income (loss)	Shareholders’ equity
Balance at Dec 31, 2020	$7,510	$198,925	—	$6,968	$(74,671)	$(1,032)	$137,700
Settlement of share bonus awards	—	833	—	(1,468)	—	—	(635)
Exercise of stock options	—	39	—	—	—	—	39
Share-based compensation, gross	—	—	—	1,096	—	—	1,096
Loss on modification of preferred shares	27,400	—	—	—	—	—	27,400
Conversion of preferred shares	(34,910)	136,933	—	—	—	—	102,023
Rights offering	—	5,900	—	—	—	—	5,900
Private placements	—	24,100	—	—	—	—	24,100
Net loss	—	—	—	—	(828)	—	(828)
Other comprehensive income	—	—	—	—	—	193	193
Balance at Dec 31, 2021	—	$366,730	—	$6,596	$(75,499)	$(839)	$296,988
Settlement of share bonus awards	—	1,913	—	(3,142)	—	—	(1,229)
Share-based compensation, gross	—	—	—	6,434	—	—	6,434
Issued pursuant to private placements	—	52,158	2,342	—	—	—	54,500
Share issue costs	—	(2,235)	—	—	—	—	(2,235)
Net income	—	—		—	80,519	—	80,519
Other comprehensive income	—	—	—	—	—	28,427	28,427
Balance at Dec 31, 2022	—	$418,566	$2,342	$9,888	$5,020	$27,588	$463,404
Settlement of share bonus awards	—	5,141	—	(9,265)	—	—	(4,124)
Share-based compensation, gross	—	—	—	9,510	—	—	9,510
Repurchase of common shares	—	(13,523)	—	—	—	—	(13,523)
Net income	—	—		—	59,272	—	59,272
Other comprehensive income	—	—	—	—	—	(11,845)	(11,845)
Balance at Dec 31, 2023	—	$410,184	$2,342	$10,133	$64,292	$15,743	$502,694

LUCERO ENERGY CORP.
Consolidated Statements of Cash Flows
(in $000’s of Canadian dollars)
		Year ended December 31,
	Note	2023	2022	2021
Operating activities
Net income (loss) for the year		$59,272	$80,519	$(828)
Depletion and depreciation	6, 7	51,886	48,757	46,207
Impairment recovery	7	—	—	(19,324)
Loss on modification of preferred shares	10	—	—	27,400
Deferred income tax expense	15	23,505	29,748	—
Unrealized (gain) loss on financial derivatives		—	(16,318)	5,216
Share-based compensation		6,175	4,178	917
Gain on disposition	7	(2,999)	—	—
Finance expenses – non-cash	14	169	174	5,154
Finance expenses – cash	14	2,259	7,154	10,838
Settlement of decommissioning obligations	9	(304)	—	—
Change in non-cash working capital	18	(3,231)	18,358	(3,350)
Cash provided by operating activities		136,732	172,570	72,230
Investing activities
Additions to property, plant and equipment	7	(84,082)	(62,981)	(63,028)
Acquisitions	7	(6,339)	(8,858)	—
Proceeds from property disposition	7	123,725	—	—
Change in non-cash working capital	18	(12,500)	(7,044)	10,992
Cash provided by (used in) investing activities		20,804	(78,883)	(52,036)
Financing activities
Repayment to senior credit facility		(52,112)	(134,350)	(38,536)
Debt issuance costs		—	570	(569)
Net interest paid		(2,222)	(7,096)	(11,188)
Payment of lease obligations	6	(493)	(547)	(568)
Repurchase of common shares	11	(13,523)	—	—
Proceeds from private placements		—	54,500	29,271
Settlement of share awards	11	(4,124)	(1,229)	(635)
Proceeds from exercise of stock options		—	—	39
Share issue costs		—	(2,235)	—
Cash used in financing activities		(72,474)	(90,387)	(22,186)
Change in cash and cash equivalents		85,062	3,300	(1,992)
Effect of foreign exchange rate changes		(455)	518	(498)
Cash and cash equivalents, beginning of year		4,158	340	2,830
Cash and cash equivalents, end of year		$88,765	$4,158	$340

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
1.
Description of Business

Lucero Energy Corp. (“Lucero” or the “Company”) is an independent oil company focused on the acquisition, development, and production of oil-weighted assets in the Bakken and Three Forks formations in the Williston Basin area of North Dakota. The Company’s common shares are listed on the TSX Venture Exchange under the “LOU” ticker symbol.
The Company has corporate offices located at Suite 1024, 222 — 3rd Avenue SW, Calgary, Alberta T2P 0B4 and at 303 E. 17th Avenue, Suite 940, Denver, Colorado 80203.
2.
Basis of Presentation

(a)
Basis of Measurement and Statement of Compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) Accounting Standards as issued by the International Accounting Standards Board (“IASB”) applicable to the preparation of financial statements. The Company’s accounting policies have been applied consistently for all periods presented in these consolidated financial statements.
On December 16, 2024, Lucero entered into an definitive agreement with Vitesse Energy Inc. (“Vitesse”) pursuant to which Vitesse agreed to acquire all of the issued and outstanding shares of Lucero (the “Business Combination”). These consolidated financial statements have been updated from their original form released on March 21, 2024, to reflect all material subsequent events.
These consolidated financial statements were originally approved by the Company’s Board of Directors on March 21, 2024, and have been re-approved pursuant to the Business Combination on January 17, 2025.
(b)
Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, PetroShale (US), Inc. The Company’s accounts reflect the proportionate share of the assets, liabilities, revenues, expenses, and cash flows from the Company’s oil and gas activities that are conducted jointly with third parties. In preparing the consolidated financial statements, all intercompany transactions have been eliminated.
(c)
Functional and Presentation Currency

The Company’s consolidated financial statements are reported in Canadian dollars, which is the Company’s presentation currency. Transactions of the Company’s US subsidiary are recorded in US dollars, as this is the primary economic environment in which this subsidiary operates. The US subsidiary has a US dollar functional currency. In translating the financial results from US dollars to Canadian dollars, the Company uses the following method: assets and liabilities are translated at the exchange rate in effect as at the date of the consolidated statement of financial position; revenues and expenses are translated at the rate effective at the time of the transaction or the average rate for the period; and changes in shareholders’ equity are translated at the rate effective at the time of the transaction. Unrealized gains and losses resulting from the translation to the Canadian dollar presentation currency are included in other comprehensive income.
Transactions of the US subsidiary that are denominated in a currency other than the US dollar are translated to the US dollar using the following method: monetary assets and liabilities are translated at the exchange rate in effect at the date of the consolidated statement of financial position; non-monetary assets and liabilities are translated at the exchange rate on the date such assets or liabilities are assumed; and revenues and expenses are translated at the average rate for the period. Realized gains and losses resulting therefrom are reflected in the consolidated statement of operations as foreign exchange gain or loss.

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
(a)
Use of Estimates, Judgments and Assumptions

The timely preparation of the consolidated financial statements in accordance with IFRS Accounting Standards requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies, if any, as at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the period. Actual results may differ from these estimates, judgments, and assumptions.
Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and on a prospective basis. By their nature, estimates are subject to measurement uncertainty and changes in such estimates in future years could require a material change in the consolidated financial statements. These underlying assumptions are based on historical experience and other factors that management believes to be reasonable under the circumstances, and are subject to change as new events occur, as more industry experience is acquired, as additional information is obtained, and as the Company’s operating environment changes, including considerations related to environmental regulations.
Critical judgments that have the most significant effect on the amounts recognized in the consolidated financial statements include the following:
Impairment of property, plant and equipment
Judgments are required to assess when impairment, or impairment reversal, indicators exist and impairment testing is required. In determining the recoverable amount of assets, in the absence of quoted market prices, impairment tests are based on estimates of tight oil and shale gas reserves, production rates, future oil and natural gas prices, future costs, discount rates, market value of undeveloped land and other relevant assumptions.
(b)
Key Sources of Estimation Uncertainty

The Company faces uncertainties related to future environmental laws and climate-related regulations, which could affect the Company’s financial position and future earnings. A number of variables and assumptions used to determine the estimated recoverable amounts of the Company’s oil and gas assets could be impacted. The unpredictable nature, timing and extent of climate- related initiatives presents various risks and uncertainties, including to management’s judgements, estimates and assumptions that affect the application of accounting policies. Material estimates and judgments made by management in the preparation of these consolidated financial statements are outlined below.
The following are key estimates and assumptions made by management affecting the measurement of balances and transactions in the consolidated financial statements:
Reserve estimates
The Company uses estimated proved and probable oil and gas reserves to deplete developed and producing (“D&P”) assets, to assess for indicators of impairment on the Company’s CGU and if any such indicators exist, to perform an impairment test to estimate the recoverable amount of the CGU. The estimation of recoverable quantities of proved and probable oil and gas reserves is an inherently complex process and involves the exercise of professional judgment. Estimates are based on forecasted production, forecasted oil and gas commodity prices, forecasted operating costs, forecasted royalty rates and forecasted future development costs, all of which are subject to uncertainty. The Company’s proved and probable oil and gas reserves are estimated by independent, third party reserve evaluators and are determined in accordance with Canadian practices and specifically in accordance with National Instrument 51-101, Standards of Disclosures for Oil and Gas Activities, and the Canadian Oil and Gas Evaluation Handbook.

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
Reserve adjustments are made annually based on actual volumes produced, the results from capital expenditure programs, revisions to previous estimates, new discoveries and acquisitions and dispositions made during the year. Changes in reserve estimates can affect the impairment of D&P assets, including the reversal of previously recorded impairment, the estimation of decommissioning obligations and the amounts reported for depletion and depreciation of D&P assets.
Decommissioning obligations
The Company estimates the decommissioning obligations for oil and gas wells and their associated production facilities and pipelines. In most instances, removal of assets and remediation occurs many years into the future. Amounts recorded for the decommissioning obligations and related accretion expense require assumptions regarding removal date, future environmental legislation, the extent of reclamation activities required, the engineering methodology for estimating cost, inflation estimates, future removal technologies, and the estimate of the liability specific discount rates to determine the present value of these cash flows.
3.
Material accounting policies

(a)
Revenue Recognition

Revenues associated with the production and sale of petroleum products owned by the Company are recognized at the point in which control of the products is transferred to the buyer, which may be when the production enters that party’s pipeline or processing facility. Processing or transportation costs associated with petroleum production are netted against the related revenue if they are incurred following the transfer of control to the entity who has purchased the commodity. If transportation or processing costs are incurred prior to the sale of the relevant commodity, such costs are reflected separately as an expense in the consolidated statement of operations and comprehensive income.
(b)
Property, Plant and Equipment (“PP&E”)

The Company has two categories of PP&E: Developed and Producing assets (“D&P assets”) and Other PP&E assets. D&P assets include capital costs (i) related to drilling projects where the drilling location is already determined to hold proved and probable oil and gas reserves, (ii) incurred to improve an already technically feasible and commercially viable well, and (iii) related to facilities and equipment projects. Other PP&E includes furniture, fixtures, leasehold improvements, software, and office equipment. For presentation purposes, both D&P assets and Other PP&E are included in the PP&E category on the consolidated statement of financial position.
(i)
Recognition and measurement

PP&E is measured at cost less accumulated depreciation and depletion and accumulated impairment losses.
Gains and losses on disposal of PP&E, including property swaps and farm-outs of oil and gas interests, are determined by comparing the proceeds from disposal with the carrying amount of the PP&E sold, and are recognized on a net basis in profit or loss.
The Company depletes its net carrying value of D&P assets using the unit-of-production method by reference to the ratio of production in the period to the related proved and probable oil and gas reserves, taking into account estimated forecasted future development costs necessary to bring those reserves into production. Proved and probable oil and gas reserves are expressed on a barrels of oil equivalent (“Boe”) basis where natural gas volumes are converted to Boe using a ratio of 6,000 cubic feet of natural gas to one barrel of oil. The Company engages independent, third party reserve evaluators to estimate the proved and probable oil and gas reserves.

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
(ii)
Capitalized overhead

The Company capitalizes to D&P assets certain directly attributable general and administrative costs, including share-based compensation, associated with employees and consultants involved in acquiring licenses or other approvals and drilling, completion, and construction activities on the Company’s operated lands.
(i)
Impairment

For the purposes of impairment testing, assets are grouped into the smallest group of assets that generate independent cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets.
Impairment testing of PP&E is performed as facts and circumstances suggest by comparing the carrying amount of D&P assets to their recoverable amount. The recoverable amount is the greater of (i) the assets’ value in use, and (ii) its fair value less selling costs. In assessing value in use for D&P assets, the estimated future cash flows from the production of proved and probable reserves are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.
(ii)
Subsequent costs

Subsequent costs are capital costs incurred to improve an existing D&P asset (such as a well) that is technically feasible and commercially viable. These costs are capitalized as D&P assets only if they increase the future economic benefits of the asset. All other expenditures are expensed in the consolidated statement of operations and comprehensive income as incurred. These improvement costs include costs of further developing proved and probable reserves or enhancing production. The costs of routine maintenance of D&P assets are recognized in the consolidated statement of operations and comprehensive income as incurred. The carrying value of any replaced or sold component is derecognized.
(b)
Decommissioning Obligations

An obligation is recognized if, as a result of a past event, the Company has a future legal or constructive obligation resulting from the retirement and reclamation of tangible long-lived assets and this obligation can be reliably estimated. The obligation is measured at the present value of management’s best estimate of the expected expenditures required to settle this obligation and is recorded in the period the related assets are put into use with a corresponding increase to the carrying amount of the related assets. This increase in capitalized costs is depleted and depreciated on a basis consistent with the underlying assets. Subsequent changes in the estimated fair value of the obligation are capitalized and depleted over the remaining useful life of the underlying asset.
The obligation is carried in the consolidated statement of financial position at its discounted present value and is accreted over time for the change in its present value. The obligation is discounted at a rate that reflects a current market assessment of the time value of money and the risks specific to the obligation. Accretion of the obligation is included in finance expense in the consolidated statement of operations and comprehensive income.
(c)
Income Taxes

Current income taxes are measured at the amount expected to be payable on taxable income for the period, using tax rates enacted or substantively enacted at the end of the reporting period.
The Company follows the asset and liability method of accounting for deferred income taxes. Under this method, deferred income taxes are recognized based on the expected future tax consequences of

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
differences between the carrying amount of statement of financial position items and their corresponding tax basis, using the enacted and substantively enacted income tax rates for the years in which the differences are expected to reverse.
A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the temporary difference can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.
(a)
Share-based Compensation

The Company uses the fair value method to recognize the cost associated with stock options granted to employees, directors, and other service providers. The fair value of the stock options granted is measured using the Black-Scholes option pricing model. A forfeiture rate is estimated on the grant date and is adjusted to reflect the actual number of options that vest. Under the fair value method, the Company recognizes estimated compensation expense related to stock options over the vesting period of the options granted, with the related credit being charged to contributed surplus. Fair value is measured at the grant date and each vesting tranche is recognized using the graded vesting method over the period during which the options vest. At each reporting date, the amount recognized as an expense is adjusted to reflect the actual number of share options that are expected to vest. Upon exercise of any stock options, amounts previously credited to contributed surplus are reversed and credited to share capital.
Share bonus awards to employees, directors and other service providers are measured at the market share price as at the date of grant. A forfeiture rate is estimated on the grant date and the related compensation expense is recognized over the vesting period of the share bonus awards, using the graded vesting method, with the related credit being charged to contributed surplus.
(b)
Financial Instruments

Non-derivative financial assets and liabilities
These comprise cash and cash equivalents including bank overdrafts, restricted cash, accounts receivable, accounts payable and accrued liabilities, and the senior credit facility. Non-derivative financial instruments are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, non-derivative financial instruments are measured amortized cost.
Derivative financial instruments
The Company may enter into certain financial derivative contracts in order to manage its exposure to market risks from fluctuations in commodity prices, interest rates and foreign exchange rates. These instruments are not used for trading or speculative purposes. The Company will not designate its financial derivative contracts as effective accounting hedges, and thus will not apply hedge accounting, even though the Company considers all commodities contracts to be economic hedges. As a result, all financial derivative contracts will be classified as fair value through profit or loss and recorded in the consolidated statement of financial position at fair value with changes in fair value recognized in net income. Related transaction costs such as trading commissions will be recognized in the consolidated statement of operations when incurred.
(c)
Preferred Share Compound Financial Instrument

Preferred shares which included both an equity conversion feature and a redemption obligation on the part of the Company are considered a compound financial instrument for accounting purposes. Such an instrument requires the Company to value each of the liability and equity residual components of the instrument and present them separately on the consolidated statement of financial position. The Company

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
determines the fair value of the liability component by discounting contractual dividend and redemption payments over the term of the preferred shares at the rate of interest that would apply to a similar financial instrument without a conversion option. The liability component is presented as “preferred share obligation” under non-current liabilities on the consolidated statement of financial position and the equity residual component is presented as “preferred share equity component” under shareholders’ equity on the consolidated statement of financial position. Related transaction and issuance costs reduce the carrying amounts of each of the liability and equity residual components on a pro rata basis. The liability component is accreted to the redemption amount of the preferred shares over the term of the preferred shares to maturity, with the related accretion expense included in finance expense on the consolidated statement of operations.
(a)
Comprehensive Income

Comprehensive income consists of net earnings and other comprehensive income (loss) (“OCI”). OCI is comprised of the change in the fair value of any derivative instruments accounted for as effective hedges and, the exchange gains and losses arising from the translation of foreign operations with a functional currency that is not Canadian dollars. Accumulated OCI is presented in the consolidated statement of financial position under shareholders’ equity.
4.
Determination of fair values

Several of the Company’s accounting policies require a determination of fair value for certain assets and liabilities. Fair value for measurement or disclosure purposes is determined on the following basis.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques include the market, income, and cost approaches. The market approach uses information generated by market transactions involving identical or comparable assets or liabilities; the income approach converts estimated future amounts to a present value; and the cost approach is based on the amount that currently would be required to replace an asset.
The Company is required to classify its financial instruments within a hierarchy that prioritizes the inputs to fair market value. The three levels of the fair value hierarchy are:
• Level 1:	Unadjusted quoted prices in an active market for identical assets or liabilities.
• Level 2:	Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly.
• Level 3:	Inputs that are not based on observable market data.
Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities
The fair value of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued liabilities, and senior loan are estimated as the present value of related future cash flows, discounted at the market rate of interest at the reporting date. As at December 31, 2023 and 2022, the fair value of cash and cash equivalents, accounts receivable and accounts payable approximated their carrying value due to their short-term maturity.
Derivatives
The Company does not engage in the use of any derivative instruments for speculative purposes. If the Company enters into any contracts for the future delivery of non-financial assets, these are done in accordance with its expected sale requirements. As such, these contracts are not considered to be derivative instruments and have not been recorded at fair value in the consolidated financial statements. As the Company delivers

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
petroleum products in accordance with the terms of these contracts, any associated revenue will be recorded as petroleum and natural gas revenues. The fair value of financial forward contracts and swaps is determined by discounting the difference between the contracted prices and published forward price curves as at the consolidated statement of financial position date, using the remaining underlying amounts and a risk-free interest rate. The fair value of options and costless collars is based on option models that use published information with respect to volatility, prices, and interest rates. The Company classifies its derivative financial instruments as Level 2 in the fair value hierarchy.
Warrants
The fair value of warrants is measured using a Black-Scholes option pricing model. Measurement inputs include share price on measurement date, exercise price of the warrant, expected volatility of the underlying share price (based on historical experience), weighted average expected life of the warrant (based on historical experience and general option holder behavior), forfeiture rate and the risk-free interest rate (based on government bonds).
Senior credit facility
The fair value of the Senior Credit Facility approximates the carrying value as it bears a floating rate of charged by the lenders is indicative of current credit spreads. interest and the margin
5.
Accounts Receivable

	December 31, 2023	December 31, 2022
Accounts receivable – petroleum and natural gas	$15,333	$25,230
Accounts receivable – joint interest billing and other	1,481	3,190
Total accounts receivable	$16,814	$28,420

6.
Right of Use Assets and Lease Liability

The Company’s right of use assets and lease liability relate to leases for office space in Calgary and Denver.
Right of use assets
Balance at December 31, 2021	$1,006
Additions	338
Depreciation	(498)
Effect of foreign currency rate changes	55
Balance at December 31, 2022	$901
Additions	346
Depreciation	(437)
Effect of foreign currency rate changes	(12)
Balance at December 31, 2023	$798
Lease liability
Balance at December 31, 2021	$1,125
Additions	338

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
Payments	(547)
Lease interest expense	73
Effect of foreign currency rate changes	64
Balance at December 31, 2022	$1,053
Additions	346
Payments	(493)
Lease interest expense	60
Effect of foreign currency rate changes	(16)
Balance at December 31, 2023	$950

7.
Property, Plant and Equipment

	Developed and producing	Other	Total
Balance at December 31, 2021	$516,364	$27	$516,391
Property acquisitions	8,858	—	8,858
Additions to property, plant and equipment	62,769	212	62,981
Capitalized share-based compensation	2,256	—	2,256
Change in decommissioning obligations	(2,543)	—	(2,543)
Depletion and depreciation	(48,208)	(51)	(48,259)
Effect of foreign currency rate changes	37,627	—	37,627
Balance at December 31, 2022	577,123	188	577,311
Property acquisition	6,339	—	6,339
Property disposition	(129,847)	—	(129,847)
Additions to property, plant and equipment	84,037	45	84,082
Capitalized share-based compensation	3,335	—	3,335
Change in decommissioning obligations	1,309	—	1,309
Depletion and depreciation	(51,366)	(83)	(51,449)
Effect of foreign currency rate changes	(13,549)	—	(13,549)
Balance at December 31, 2023	$477,381	$150	$477,531
Property Disposition
On June 15, 2023, Lucero closed a disposition of certain non-operated oil and gas properties within the Company’s North Dakota Bakken/Three Forks play (the “Disposition”) for a sale price of $140.2 million before closing adjustments. As customary, at the time of closing, the purchase and sale agreement provides that receipt of $6.6 million of the cash consideration is to be deferred subject to any bona fide indemnity claims made by the purchaser (the “Deferred Proceeds”). If no such indemnity claims exist, the Deferred Proceeds are to be fully paid to Lucero on or before June 15, 2024. At December 31, 2023, the Company believed it was more likely than not that the $6.6 million of Deferred Proceeds will be received in full. Subsequent to December 31, 2023, $6.6 million of Deferred Proceeds have been received by the Company and no indemnity claim has been made by the purchaser. The effective date of the Disposition was January 1, 2023 and after closing adjustments, net cash proceeds were $130.5 million including receipt of the Deferred Proceeds. The proceeds from the property disposition exceed the net book value of the properties disposed, resulting in a gain of $3.0 million.

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
Sale price	$140,173
Closing adjustments	(8,656)
Foreign exchange impact	(1,064)
Proceeds from property disposition (including deferred proceeds of $6.6 million)	$130,453
Net book value of properties disposed, net of decommissioning obligations	127,454
Gain on disposition	$2,999
Depreciation, depletion and future development costs
Depletion and depreciation expense was $51.4 million (2022 — $48.3 million) for the year ended December 31, 2023, which reflected an estimated US$207.7 million (2022 — US$257.9 million) of future development costs associated with proved and probable oil and gas reserves.
Impairment
During the second quarter of 2021, management identified indicators of impairment recovery. After evaluating the carrying amount of D&P assets versus the estimated recoverable value, the Company recognized an impairment recovery of $19.3 million, primarily due to the increase in forecast oil and gas prices at June 30, 2021. The Company’s impairment recovery reflects the full prior year impairment net of the related depletion expense impact.
There were no indicators of impairment at December 31, 2023.
Capitalized Overhead
During the year ended December 31, 2023, the Company capitalized $3.2 million of general and administrative costs and $3.3 million of share-based compensation costs directly attributable to acquisition and development activities ($3.1 million and $2.3 million, respectively, for the year ended December 31, 2022).
8.
Senior Credit Facility

On June 15, 2023, pursuant to the Disposition, the Company confirmed its reserves-based revolving credit facility at US$160.0 million (previously US$180.0 million), comprised of a US$145.0 million syndicated facility and a US$15.0 million non-syndicated operating facility (together, the “Senior Credit Facility”). Cash proceeds from the Disposition were used to repay all amounts drawn on the Senior Credit Facility and as at December 31, 2023, the Senior Credit Facility was undrawn. Advances under the Senior Credit Facility are available by way of direct advances, bankers’ acceptances, and standby letters of credit. Direct advances bear interest at the Canadian prime rate, US base rate or SOFR rate, as elected by the Company, plus a margin ranging from 1.75% to 5.25%, which is dependent on the Company’s Senior Debt to EBITDA ratio. The Senior Credit Facility is secured by a fixed and floating charge debenture on substantially all the Company’s assets.
The Senior Credit Facility borrowing base is subject to redetermination on a periodic basis, no later than May 31 and November 30 annually, based primarily on producing oil and gas reserves, as estimated by the Company’s independent third-party reserve evaluators, and using commodity prices established by the lender as well as other factors. Subsequent to December 31, 2023, the Senior Credit Facility was redetermined at US$160.0 million, in both May 2024 and November 2024. The next borrowing base redetermination is scheduled for May 31, 2025 with a term out date on the same day, at which point, the facility can be extended at the option of the lenders or converted to a one-year term loan expiring and requiring repayment one year from the term out date. If a decrease in the borrowing base is determined by the senior lenders in the future, it could potentially result in a reduction to the credit facility, which may require a repayment to the

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
lenders within 60 days, if the drawn amount exceeds the borrowing base. The Company was in compliance with terms of the Senior Credit Facility at December 31, 2023.
The credit facility is subject to certain non-financial covenants and the Company was in compliance with all covenants under the senior credit facility as at December 31, 2023. The credit facility has no financial covenants.
9.
Decommissioning Obligations

	As at December 31, 2023	As at December 31, 2022
Balance, beginning of year	$5,993	$7,971
Obligations incurred	549	589
Obligations acquired	90	73
Obligations disposed	(2,393)	—
Obligations settled – cash	(304)	—
Change in estimated future cash flows	670	(3,205)
Accretion	169	174
Effect of foreign currency rate changes	(151)	391
Balance, end of year	$4,623	$5,993
Lucero’s decommissioning obligations consist of remediation obligations resulting from the Company’s ownership interests in petroleum and natural gas assets. The total obligation is estimated based on the Company’s net working interest in wells and related facilities, estimated costs to return these sites to their original condition, costs to plug and abandon wells and the estimated timing of the costs to be incurred in future years.
The Company has estimated the net present value of its total decommissioning provision to be $4.6 million at December 31, 2023 ($6.0 million at December 31, 2022) based on a total undiscounted and uninflated liability of $7.7 million ($10.3 million at December 31, 2022). Management estimates that these payments are expected to be made over the next 50 years based in part on estimates prepared by independent third-party reserve evaluators. As at December 31, 2023, a risk-free interest rate of 4.0% (4.0% at December 31, 2022) and an inflation rate of 2.2% (2.3% at December 31, 2022) were used to calculate the present value of the decommissioning obligation.
10.
Preferred Shares

	Number of shares	Liability component	Equity component
Balance at December 31, 2020	75,000	97,048	7,510
Paid in-kind dividends	—	6,290	—
Accretion	—	683	—
Loss on modification of preferred shares	—	—	27,400
Conversion of preferred shares to common shares	(75,000)	(102,752)	(34,910)
Effect of foreign currency rate changes	—	(1,269)	—
Balance at December 31, 2021	—	—	—

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
In January 2018, the Company’s wholly owned subsidiary (the “Subsidiary Issuer”) issued 75,000 preferred shares to First Reserve (the “Investor”) at a price of US$1,000 per share for gross proceeds of US$75 million. The preferred shares had a maturity date of January 25, 2023, which could be extended at the option of the Investor by one year. The preferred shares entitled the Investor to a cumulative annual dividend of 9.0% per annum, payable quarterly.
The Company recognized a $27.4 million non-cash loss on modification of preferred shares in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2021. The loss is representative of the difference between the originally prescribed exchange price of $2.40 per share and the subsequently agreed upon exchange price of $0.60 per share, in respect of the number of common shares to be issued on conversion, using a common share valuation as of March 30, 2021.
11.
Share Capital

Warrants
As part of private placements closed in February 2022, 23,750,000 warrants were issued, each entitling the holder to acquire one common share at a price of $0.475, subject to the following conditions:
•
one-third of the warrants may be exercised after the Company’s trading price (the “Trading Price”) exceeds $0.67,

•
one-third of the warrants may be exercised after the Company’s Trading Price exceeds $0.83, and

•
one-third of the warrants may be exercised after the Company’s Trading Price exceeds $0.95.

The Trading Price is defined as the 20-day weighted average trading price.
At December 31, 2023, 15.8 million warrants had vested (15.8 million at December 31, 2022), which represents the first two thirds of the total warrants issued. In the year ended December 31, 2023 and 2022, no warrants were exercised. All remaining warrants issued or exercisable will expire on February 1, 2027.
Subsequent to December 31, 2023, 1.8 million warrants were exercised and 0.9 million warrants were forfeited and cancelled.
Common shares
The Company’s authorized share capital consists of unlimited voting common shares, unlimited non-voting common shares, and unlimited Class A preferred shares, issuable in series, of which one series (being the special voting shares) have been authorized for issuance. As at December 31, 2023, the Company had 648,671,067 voting common shares (662,410,687 at December 31, 2022), no non-voting common shares, and no Class A preferred shares outstanding.
The following table reflects the Company’s outstanding common shares as at December 31, 2023:
(thousands, except number of common shares)	Common shares	Share capital
Balance at December 31, 2020	188,528,453	$198,925
Settlement of restricted and performance share bonus awards	2,383,580	833
Settlement of stock options	200,000	39
Recapitalization agreement	332,275,798	166,933
Balance at December 31, 2021	523,387,831	366,730
Settlement of restricted and performance share bonus awards	2,772,856	1,913
Private placements	136,250,000	52,158

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
(thousands, except number of common shares)	Common shares	Share capital
Share issue costs	—	(2,235)
Balance at December 31, 2022	662,410,687	418,566
Settlement of restricted and performance share bonus awards	7,820,080	5,141
Repurchase of common shares under NCIB	(21,559,700)	(13,523)
Balance at December 31, 2023	648,671,067	$410,184

Normal course issuer bid (“NCIB”)
On June 15, 2023, Lucero announced the approval of the Company’s NCIB to purchase for cancellation, up to a maximum of 33.1 million common shares of the Company over a twelve month period commencing June 19, 2023. As of December 31, 2023, 21.6 million common shares had been repurchased and cancelled under the NCIB, at an average cost of $0.63 per common share.
Subsequent to December 31, 2023, the Company purchased and cancelled 11.5 million shares under the NCIB at an average cost of $0.64 per common share.
Share bonus awards
The Company has granted restricted share bonus awards and performance share bonus awards (collectively, the “share bonus awards”) to certain directors, officers, and employees. Share bonus awards granted according to the plan vest over three years from the date of grant and expire before the end of the third year from the date of grant. Performance share bonus awards are valued on achievement of certain performance hurdles and are subject to a multiplier between 0 and 2.0 times based on relative performance. The share bonus awards may be settled by the Company, in its sole discretion, in cash and or common shares of the Company. The estimated fair value of the share bonus awards is determined based on the current market value of the Company’s common shares at the dates of grant and considering anticipated forfeiture rates. For purposes of valuing performance share bonus awards, the Company assumes a multiplier of 1.0 times until the Board of Directors approves an annual multiplier. A charge to income is reflected as share-based compensation expense in the consolidated statement of operations and comprehensive income over the vesting period with a corresponding increase to contributed surplus.
During the year ended December 31, 2023, the Company settled vestings of share bonus awards by issuing 7.8 million common shares from treasury, which is net of payroll income taxes equivalent to 6.2 million common shares. Payroll income taxes are concurrently settled in cash by the Company on behalf of the share bonus award recipient.
	Restricted share bonus awards	Performance share bonus awards	Total awards	Estimated fair value price ($)
Balance at December 31, 2021	2,297,872	7,803,086	10,100,958	$0.36
Granted	7,878,555	24,211,833	32,090,388	0.62
Settled	(2,355,073)	(2,196,411)	(4,551,484)	0.30
Forfeited and expired	(596,324)	(4,661,921)	(5,258,245)	0.19
Balance at December 31, 2022	7,225,030	25,156,587	32,381,617	0.66
Granted	2,432,162	7,997,870	10,430,032	0.54
Granted pursuant to multiplier	—	2,905,460	2,905,460	0.61
Settled	(2,489,473)	(11,552,947)	(14,042,420)	0.59
Forfeited and expired	(192,685)	(486,090)	(678,775)	0.50
Balance at December 31, 2023	6,975,034	24,020,880	30,995,914	$0.65

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
Subsequent to December 31, 2023, the Company granted 6.8 million performance share bonus awards as an annual grant and 4.0 million pursuant to the multiplier, as well as 2.2 million restricted share bonus awards. The Company also settled 0.4 million performance share bonus awards and 0.1 million restricted share bonus awards. There were forfeitures of 3.9 million performance share bonus awards and 0.9 million restricted share bonus awards.
12.
Revenue

The following table details the Company’s sales by product:
	Year ended December 31,
	2023	2022	2021
Tight oil	$237,962	$297,373	$210,337
Shale gas	11,111	26,432	8,799
Natural gas liquids	5,128	18,777	10,204
	$254,201	$342,582	$229,340
The Company sells production pursuant to variable-priced contracts. The transaction price is based on the relevant commodity price, adjusted for quality, location, or other factors, whereby each component of the pricing formula can be either fixed or variable, depending on the contract terms. Commodity prices are based on market indices that are determined on a monthly or daily basis.
The Company has several different commodity sales as well as transportation and processing contracts related to production from its properties. To the extent control of the relevant commodity is transferred to the purchaser prior to transportation or processing fees are incurred, such fees are netted against the relevant revenue in the consolidated statement of operations and comprehensive income. To the extent control of the relevant commodity is transferred to a purchaser after transportation or processing fees are incurred, such fees are reflected as transportation expense and as operating expense, respectively in the consolidated statement of operations and comprehensive income.
13.
Net Income (Loss) per Common Share

Basic earnings per common share amounts are calculated by dividing the net income (loss) for the period attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflect the maximum possible dilution from other securities, if dilutive.
	Year ended December 31,
(thousands, except number of common shares and per share amounts)	2023	2022	2021
Net income (loss) for the year	$59,272	$80,519	$(828)
Basic weighted average number of common shares	658,298,182	648,842,077	431,950,365
Diluted weighted average number of common shares	672,763,201	672,009,827	431,950,365
Basic and diluted net income (loss) per common share	$0.09	$0.12	—
In computing diluted earnings for the year ended December 31, 2023, 6,762,394 performance share bonus awards, 5,417,421 warrants and 2,285,204 restricted share bonus awards were added to the basic weighted average common shares outstanding.
In computing diluted earnings for the year ended December 31, 2022, 11,625,673 performance share bonus awards, 7,994,394 warrants and 3,547,683 restricted share bonus awards were added to the basic weighted average common shares outstanding.

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
In computing diluted earnings for the year ended December 31, 2021, the diluted number of shares is equivalent to the basic number of shares due to antidilutive performance and restricted awards. Therefore, the diluted per share amounts for net loss are equivalent to the basic per share amounts.
14.
Finance Expenses

	Year ended December 31,
	2023	2022	2021
Senior credit facility interest and amortized financing costs	$4,383	$7,081	$10,838
Interest income	(2,184)	—	—
Preferred share dividends	—	—	4,171
Preferred share accretion, net	—	—	683
Decommissioning obligations accretion	169	174	208
Lease interest	60	73	92
Total finance expenses, net	$2,428	$7,328	$15,992

15.
Income taxes

Deferred tax expense
The components of income tax expense (recovery) are as follows:
	Year ended December 31,
	2023	2022	2021
Current tax expense
Canada	—	—	—
United States	—	—	—
Total current tax expense	—	—	—
Deferred tax expense
Canada	—	—	—
United States	23,505	29,748	—
Total deferred tax expense	23,505	29,748	—
Total income tax expense	$23,505	$29,748	—
The provision for income taxes recorded in the consolidated financial statements varies from the amount that would be computed by applying the Canadian statutory rate of 23.0%. The reasons for the difference are as follows:
	Year ended December 31,
	2023	2022	2021
Net income (loss) before income taxes
Canada	$(10,677)	$(8,433)	$(2,929)
United States	93,454	118,700	2,101
Total net income before income taxes	82,777	110,267	(828)
Statutory income tax rate	23.0%	23.0%	23.0%
Expected income tax expense	19,039	25,361	(190)

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
	Year ended December 31,
	2023	2022	2021
Add (deduct):
Foreign and statutory rate differences	1,978	2,470	710
Non-deductible expenses	26	10	1,001
Impact of rate change and other	447	1,448	(80)
Adjustment to preferred share equity component	—	—	(1,670)
Disallowed loss on modification of preferred shares	—	—	6,325
Change in valuation allowance	2,015	459	(6,096)
Deferred income tax expense	$23,505	$29,748	—

Deferred tax asset (liability)
The following table summarizes the continuity of the deferred tax asset (liability):
	As at Dec 31, 2021	Recognized in Earnings	Recognized in Equity	As at Dec 31, 2022
Deferred income tax liabilities Property, plant and equipment	$(31,925)	$(23,367)	$(631)	$(55,923)
Deferred income tax assets Net operating losses	25,167	(2,426)	(66)	22,675
Stock compensation	201	51	1	253
Accrued bonuses	350	255	7	612
Decommissioning obligations	2,007	(490)	(13)	1,504
Other	4,200	(3,771)	(103)	326
Total deferred income tax liability	—	$(29,748)	$(805)	$(30,553)
	As at Dec 31, 2022	Recognized in Earnings	Recognized in Equity	As at Dec 31, 2023
Deferred income tax liabilities Property, plant and equipment	$(55,923)	$(22,788)	$1,866	$(76,845)
Other	—	(58)	1	(57)
Deferred income tax assets Net operating losses	22,675	(943)	(511)	21,221
Stock compensation	253	57	(8)	302
Accrued bonuses	612	119	(17)	714
Disallowed interest	—	448	47	495
Decommissioning obligations	1,504	(315)	(28)	1,161
Other	326	(25)	(157)	144
Total deferred income tax liability	$(30,553)	$(23,505)	$1,193	$(52,865)

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
Deferred tax assets have not been recognized in respect of the following deductible temporary differences:
	As at December 31, 2023	As at December 31, 2022
Property, plant and equipment	$314	$412
Debt issuance costs	1,350	23
Non-capital losses/net operating losses	27,700	20,218
Capital losses	1,478	1,478
Other	79	27
	$30,921	$22,158
The Company has a non-capital loss balance of C$27.7 million for Canadian tax purposes which expires between 2031 and 2043. For US tax purposes, the Company has a net operating loss balance of US$64.5 million, US$47.6 million of which will expire between 2031 and 2037 and US$16.9 million which do not expire. As at December 31, 2023, the Company had recorded a basis of approximately C$1.0 million and US$129.6 million in depletable and depreciable assets for tax purposes.
16.
Key management personnel compensation

Key management personnel include the directors and officers of the Company and is summarized below:
	Year ended December 31,
	2023	2022
Salaries and other short-term benefits	$3,875	$4,256
Share-based compensation	7,120	5,127
Total compensation	$10,995	$9,383

17.
Risk Management

Risk management activities
Commodity price risk
Lucero may use financial derivative instruments such as swaps, collars, and options to mitigate the impact of commodity price volatility and enhance the predictability of cash flows for a portion of its future oil, gas, and natural gas liquids production. The Company does not enter derivative instruments for speculative purposes. While these instruments mitigate the cash flow risk associated with future decreases in commodity prices, they may also curtail benefits from future increases in commodity prices.
Credit and contract risk
Credit and contract risk represent the economic loss that Lucero would suffer if a counterparty in a transaction fails to meet its obligations in accordance with agreed terms.
The Company’s cash, a portion of which is comprised of short-term deposits, is deposited with financial institutions and is subject to counterparty credit and contract risk. The Company mitigates this risk by only transacting with investment grade financial institutions with strong credit ratings.
The large majority of the Company’s accounts receivable is from the production of tight oil and shale gas and joint operations receivables. Sales of tight oil, natural gas liquids and shale gas production from the

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
Company’s operated properties are made to large, credit-worthy industry purchasers. Three purchasers account for approximately 88% of the Company’s revenue for the year ended December 31, 2023 (2022 — 55%). Joint operations receivables are from participants in the tight oil and shale gas sector and collection of outstanding balances is dependent on industry factors including commodity price fluctuations. The Company has not experienced any material credit losses on the collection of accounts receivable. The deferred proceeds pursuant to the disposition is held with a large credit worthy counterparty whom Lucero completed the property disposition with on June 15, 2023. The maximum credit exposure on December 31, 2023, was $6.6 million which is to be fully paid to Lucero on or before June 15, 2024, subject to no indemnity claims being made. Subsequent to December 31, 2023, $6.6 million of deferred proceeds have been received by the Company.
The use of financial derivative instruments also exposes the Company to credit and contract risk. The Company enters into derivative instruments only with counterparties that are also lenders in the Senior Credit Facility and have been deemed an acceptable credit risk. As the Company’s counterparties are participants in the Senior Credit Facility, which is secured by substantially all assets of the Company, the Company is not required to post collateral.
Liquidity risk
Liquidity risk is the risk that the Company will not be able to meets its financial obligations as they become due. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to meet its short-term and long-term financial obligations when due, under both normal and unusual conditions, without incurring unacceptable losses. The financial liabilities in the consolidated statement of financial position consist of accounts payable and accrued liabilities, which are all considered due within one year, and the senior credit facility and lease liability. The Company anticipates it will continue to have adequate liquidity to fund its financial liabilities as they come due. The Company prudently manages liquidity by forecasting its cash flows from operating activities and its available capacity under its revolving credit facilities. The Company’s accounts payable and accrued liabilities balance at December 31, 2023 was approximately $31.3 million (December 31, 2022 — $58.7 million). It is the Company’s general practice to pay suppliers within 60 days.
The following are the anticipated timing of settlements of its financial liabilities at December 31, 2023:
($ thousands)	Total	2024	2025	2026	Thereafter
Accounts payable and accrued liabilities	$31,251	$31,251	—	—	—
Lease obligations	950	348	475	127	—
Total	$32,201	$31,599	$475	$127	—
Capital management
Lucero’s objective when managing capital is to maintain a flexible capital structure which will allow it to execute on the Company’s capital expenditure program, which includes expenditures on oil and gas activities which may or may not be successful. Therefore, Lucero monitors the level of risk incurred in the Company’s capital expenditures to balance the proportion of debt, if any, and equity in the Company’s capital structure.
Lucero manages the Company’s capital structure and makes adjustments by continually monitoring its business conditions, including: current economic conditions; the risk characteristics of the Company’s petroleum and natural gas assets; the Company’s investment opportunities; current and forecasted net debt levels; current and forecasted commodity prices; and other factors that influence realized commodity prices and cash flow from operations such as quality and basis differential, royalties, operating costs and

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
transportation and processing costs. The Company considers its capital structure to include working capital, any debt, and shareholders’ equity. The Company monitors capital based on current cash flow from operations compared to forecasted capital and operating requirements.
In order to maintain or adjust the capital structure, Lucero will consider: the Company’s forecasted cash flow from operations while investing an acceptable capital expenditure program which may include acquisition opportunities; the current level of credit available from its lenders; the level of credit that may become available from its lenders as a result of petroleum and natural gas reserve growth; the availability of other sources of debt with different characteristics than bank debt; the sale of assets; limiting the size of the capital expenditure program and new equity issuances if available on favorable terms. Access to any bank credit facility is determined by the lenders and is generally based upon the lenders’ borrowing base models which are based upon the Company’s petroleum and natural gas reserves.
18.
Supplemental cash flow disclosures

Changes in non-cash working capital is compromised of the following:
	Year ended December 31,
	2023	2022	2021
Source (use) of cash:
Accounts receivable	$11,606	$11,197	$(22,385)
Prepaid expenses and deposits	(130)	(1,137)	(61)
Accounts payable and accrued liabilities	(27,411)	2,648	27,687
	(15,935)	12,708	5,241
Related to operating activities	(3,231)	18,358	(3,350)
Related to investing activities	(12,500)	(7,044)	10,992
Accrued interest	37	59	(2,379)
Difference due to foreign exchange	(241)	1,335	(22)
	$(15,935)	$12,708	$5,241
Interest paid	$2,222	$7,096	$11,188

19.
Subsequent events

Corporate transaction
On December 16, 2024, Lucero entered into a definitive agreement with Vitesse pursuant to which Vitesse agreed to acquire all of the issued and outstanding common shares of Lucero. Under the terms of the Business Combination, shareholders of Lucero will receive 0.01239 Vitesse common shares in exchange for each Lucero common share held. The Business Combination was unanimously approved by the Board of Directors of both Lucero and Vitesse and is anticipated to close by the second quarter of 2025, subject to customary closing conditions in the United States and Canada.
Property acquisition
Subsequent to December 31, 2023, Lucero closed an acquisition of top-up working interests in the Company’s core Williston Basin area for total cash consideration of $5.6 million.

LUCERO ENERGY CORP.
Notes to the Consolidated Financial Statements
As at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021
(in $000’s of Canadian dollars, unless otherwise noted)
Financial derivatives
Subsequent to December 31, 2023 and pursuant to the terms of the Business Combination, the Company entered into the following commodity contracts:
Term	Type	Volume (Bbl/d)	Price (per Bbl in US dollars)	Reference
January 1 – March 31, 2025	Fixed Price Swap	1,139	$69.38	US$WTI
January 1 – March 31, 2025	Fixed Price Swap	1,139	$69.05	US$WTI

Supplemental Oil and Gas Information (Unaudited)
The disclosures contained in this section providing oil and gas information are prepared in accordance with FASB Accounting Standards Codification topic 932; Extractive Activities — Oil and Gas. Disclosures pertaining to our audited consolidated financial statements as at and for the year ended December 31, 2023 were prepared in accordance with IFRS as issued by the International Accounting Standards Board, which differ in material respects from financial statements prepared in accordance with United States generally accepted accounting principles.
The reserves data set forth below is based upon the evaluation by Netherland, Sewell & Associates, Inc. (NSAI). The reserves data summarizes our crude oil, natural gas liquids and natural gas reserves and the net present values of future net revenue for these reserves using forecast prices and costs, not including the impact of any price risk management activities. The reserves were prepared in accordance with the standards contained in the COGE Handbook and the reserve definitions contained in NI 51-101 and CSA 51-324.
Our reserves are in the United States, specifically in North Dakota. All financial information provided herein with respect to our United States reserves are in US$. The exchange rate in effect at December 31, 2023 was US$1.00 = C$1.3226.
Forecasts of revenue, estimated using forecast prices and costs, arising from the anticipated development and production of resources, are presented net of the associated royalties, operating costs, development costs and abandonment and reclamation costs. The estimated future net revenue contained in the following tables does not necessarily represent the fair market value of our reserves. There is no assurance that the forecast price and cost assumptions contained in the reserves will be attained and variations could be material. Other assumptions and qualifications relating to costs and other matters are summarized in the notes to or following the tables below. Readers should review the definitions and information contained in “Definitions and Notes to Reserves Data Tables” below in conjunction with the following tables and notes. The recovery and reserve estimates on our properties described herein are estimates only. The actual reserves on our properties may be greater or less than those calculated.
Definitions and Notes to Reserves Data Tables
In the tables set forth within the “Supplemental Oil and Gas Information” the following definitions and other notes are applicable:
1.
“Gross” means:

(a)
in relation to our interest in production and reserves, our working interest (operating and non-operating) share before deduction of royalties and without including any of our royalty interests;

(b)
in relation to wells, the total number of wells in which we have an interest; and

(c)
in relation to properties, the total area of properties in which we have an interest.

2.
“Net” means:

(a)
in relation to our interest in production and reserves, our working interest (operating and non-operating) share after deduction of royalty obligations, plus our royalty interest in production or reserves;

(b)
in relation to wells, the number of wells obtained by aggregating our working interest in each of our gross wells; and

(c)
in relation to our interest in a property, the total area in which we have an interest multiplied by our working interest.

3.
Definitions used for reserves categories are as follows:

Reserves Categories
Reserves are estimated remaining quantities of oil and natural gas and related substances anticipated to be recoverable from known accumulations, from a given date forward, based on:

Supplemental Oil and Gas Information (Unaudited)
(a)
analysis of drilling, geological, geophysical and engineering data;

(b)
the use of established technology; and

(c)
specified economic conditions, which are generally accepted as being reasonable (see the discussion of “Economic assumptions” below).

Proved reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves.
4.
“Economic assumptions” are the forecast prices and costs used in the estimate.

Development and Production Status
The reserve categories may be divided into developed and undeveloped categories:
(a)
Developed reserves are those reserves that are expected to be recovered from existing wells and installed facilities or, if facilities have not been installed, that would involve a low expenditure (for example, when compared to the cost of drilling a well) to put the reserves on production. The developed category may be subdivided into producing and non-producing.

(i)
Developed producing reserves are those reserves that are expected to be recovered from completion intervals open at the time of the estimate. These reserves may be currently producing or, if shut-in, they must have previously been on production, and the date of resumption of production must be known with reasonable certainty.

(ii)
Developed non-producing reserves are those reserves that either have not been on production, or have previously been on production, but are shut-in, and the date of resumption of production is unknown.

(b)
Undeveloped reserves are those reserves expected to be recovered from known accumulations where a significant expenditure (for example, when compared to the cost of drilling a well) is required to render them capable of production. They must fully meet the requirements of the reserves category to which they are assigned.

Levels of Certainty for Reported Reserves
The qualitative certainty levels referred to in the definitions above are applicable to “individual reserves entities” (which refers to the lowest level at which reserves calculations are performed) and to “reported reserves” (which refers to the highest level sum of individual entity estimates for which reserves estimates are presented). Reported reserves should target the following levels of certainty under a specific set of economic conditions:
(a)
at least a 90 percent probability that the quantities actually recovered will equal or exceed the estimated proved reserves

A quantitative measure of the certainty levels pertaining to estimates prepared for the various reserves categories is desirable to provide a clearer understanding of the associated risks and uncertainties. However, the majority of reserves estimates are prepared using deterministic methods that do not provide a mathematically derived quantitative measure of probability. In principle, there should be no difference between estimates prepared using probabilistic or deterministic methods.
5.
“Development costs” means costs incurred to obtain access to our reserves and to provide facilities for extracting, treating, gathering and storing the oil and natural gas from our reserves. More specifically, development costs, including applicable operating costs of support equipment and facilities and other costs of development activities, are costs incurred to:

(a)
gain access to and prepare well locations for drilling, including surveying well locations for

Supplemental Oil and Gas Information (Unaudited)
the purpose of determining specific development drilling sites, clearing ground, draining, road building and relocating public roads, natural gas lines and power lines, to the extent necessary in developing the reserves;
(b)
drill and equip development wells, development type stratigraphic test wells and service wells, including the costs of platforms and of well equipment such as casing, tubing, pumping equipment and wellhead assembly;

(c)
acquire, construct and install production facilities such as flow lines, separators, treaters, heaters, manifolds, measuring devices and production storage tanks, natural gas cycling and processing plants, and central utility and waste disposal systems; and

(d)
provide improved recovery systems.

6.
“Development well” means a well drilled inside the established limits of an oil and natural gas reservoir, or in close proximity to the edge of the reservoir, to the depth of a stratigraphic horizon known to be productive.

7.
“Forecast prices and costs” are future prices and costs that are:

(a)
generally acceptable as being a reasonable outlook of the future; and

(b)
if and only to the extent that, there are fixed or presently determinable future prices or costs to which we are legally bound by a contractual or other obligation to supply a physical product, including those for an extension period of a contract that is likely to be extended, those prices or costs rather than the prices and costs referred to in paragraph (a).

8.
“Natural Gas Liquids” means those hydrocarbon components that can be recovered from natural gas as a liquid including, but not limited to, ethane, propane, butanes, pentanes plus, and condensates.

9.
“Shale gas” means natural gas:

(a)
contained in dense organic-rich rocks, including low-permeability shales, siltstones and carbonates, in which the natural gas is primarily adsorbed on the kerogen or clay minerals; and

(b)
that usually requires the use of hydraulic fracturing to achieve economic production rates.

10.
“Tight oil” means crude oil:

(a)
contained in dense organic-rich rocks, including low-permeability shales, siltstones and carbonates, in which the crude oil is primarily contained in microscopic pore spaces that are poorly connected to one another; and

(b)
that typically requires the use of hydraulic fracturing to achieve economic production rates.

11.
Numbers may not add due to rounding.

12.
The estimates of future net revenue presented in the tables above do not represent fair market value.

13.
We do not have any synthetic oil or other products from non-conventional oil and natural gas activities.

Tight Oil, Natural Gas and Natural Gas Liquids Exploration and Production Activities
Tight oil, natural gas and natural gas liquids sales reflect the market prices of net production sold or transferred with appropriate adjustments for any contractual provisions. Operating expenses include lifting costs incurred to operate and maintain productive wells and related equipment including such costs as

Supplemental Oil and Gas Information (Unaudited)
operating labor, repairs and maintenance, materials, supplies and fuel consumed. Production taxes include ad valorem and severance taxes. Depletion of crude oil and natural gas properties relates to capitalized costs incurred in acquisition, exploration, and development activities. Results of operations do not include interest expense and general corporate amounts. The results of operations for the Corporation’s tight oil, natural gas and natural gas liquids production activities are provided in the Corporation’s related consolidated statements of operations.
Capitalized Costs
The following table summarizes net capitalized costs relating to tight oil, natural gas and natural gas liquids producing activities as of December 31, 2023 and 2022.
	DECEMBER 31,
(C$000s)	2023	2022
Developed and producing assets	688,415	895,438
Exploration and evaluation assets	—	—
Total capitalized costs	688,415	895,438
Accumulated depletion, depreciation and impairment	(211,034)	(318,315)
Net capitalized costs	477,381	577,123
Costs Incurred
The following table summarizes costs incurred in tight oil, natural gas and natural gas liquids, exploration and development activities, for the years ended December 31, 2023, 2022 and 2021.
	FOR THE YEARS ENDED DECEMBER 31,
(C$000s)	2023	2022	2021
Proved property acquisition costs	6,339	8,858	—
Proved property disposition proceeds	(123,725)	—	—
Exploration costs	—	—	—
Development costs	80,916	59,924	61,856
Total	(36,470)	68,782	61,856
Pricing Assumptions
The forecast cost and price assumptions in this statement assume primarily increases in wellhead selling prices and take into account inflation with respect to future operating and capital costs. Crude oil and natural gas benchmark reference pricing and inflation rates utilized in the reserves were as follows for the reserves prepared as of December 31, 2023, 2022 and 2021:
December 31, 2023
Year(1)	TIGHT OIL WTI CRUDE OIL (US$/Bbl)(2)	SHALE GAS US HENRY HUB PRICE (US$/MMbtu)(2)	NATURAL GAS LIQUIDS (US$/Bbl)(3)
2024	73.67	2.75	17.68
2025	74.98	3.64	18.00
2026	76.14	4.02	18.27
2027	77.66	4.10	18.64
2028	79.22	4.18	19.01
2029	80.80	4.27	19.39
2030	82.42	4.35	19.78
2031	84.06	4.44	20.18

Supplemental Oil and Gas Information (Unaudited)
Year(1)	TIGHT OIL WTI CRUDE OIL (US$/Bbl)(2)	SHALE GAS US HENRY HUB PRICE (US$/MMbtu)(2)	NATURAL GAS LIQUIDS (US$/Bbl)(3)
2032	85.74	4.53	20.58
2033	87.46	4.62	20.99
2034	89.21	4.71	21.41
Thereafter	2.0%/year	2.0%/year	2.0%/year
December 31, 2022
Year(1)	TIGHT OIL WTI CRUDE OIL (US$/Bbl)(2)	SHALE GAS US HENRY HUB PRICE (US$/MMbtu)(2)	NATURAL GAS LIQUIDS (US$/Bbl)(3)
2023	80.33	4.74	26.75
2024	78.50	4.50	26.14
2025	76.95	4.31	25.63
2026	77.61	4.40	25.84
2027	79.16	4.49	26.36
2028	80.74	4.58	26.89
2029	82.36	4.67	27.43
2030	84.00	4.76	27.97
2031	85.69	4.86	28.53
2032	87.40	4.95	29.10
2033	89.15	5.05	29.69
Thereafter	2.0%/year	2.0%/year	2.0%/year
December 31, 2021
Year(1)	TIGHT OIL WTI CRUDE OIL (US$/Bbl)(2)	SHALE GAS US HENRY HUB PRICE (US$/MMbtu)(2)	NATURAL GAS LIQUIDS (US$/Bbl)(3)
2022	72.83	3.85	29.79
2023	68.78	3.44	28.13
2024	66.76	3.17	27.30
2025	68.09	3.24	27.85
2026	69.45	3.30	28.41
2027	70.84	3.37	28.97
2028	72.26	3.44	29.55
2029	73.70	3.51	30.14
2030	75.18	3.58	30.75
2031	76.68	3.65	31.36
2032	78.21	3.72	31.99
Thereafter	2.0%/year	2.0%/year	2.0%/year

Notes:
(1)
Inflation rate for costs used is 2.0% per year.

(2)
Based on an average of forecasted pricing, by year, from McDaniel & Associates Consultants Ltd., GLJ Petroleum Consultants and Sproule Worldwide Petroleum Consultants.

Supplemental Oil and Gas Information (Unaudited)
(3)
NGL pricing reflects the fixed % differential to the WTI price based on the Corporation’s historical results.

Oil and Natural Gas Reserve Data
The following tables present the Corporation’s gross reserves as prepared by NSAI. The Corporation emphasizes that reserves are approximations and are expected to change as additional information becomes available. Reservoir engineering is a subjective process of estimating underground accumulations of tight oil, natural gas and natural gas liquids that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment.
	GROSS RESERVES
	TIGHT OIL (MBbl)	SHALE GAS (MMcf)	NATURAL GAS LIQUIDS (MBbl)	MBoe
Proved Developed and Undeveloped Reserves at December 31, 2020	40,999	45,300	8,312	56,861
Revisions of Previous Estimates	307	7,265	1,027	2,545
Production	(2,530)	(4,098)	(638)	(3,851)
Proved Developed and Undeveloped Reserves at December 31, 2021	38,776	48,467	8,701	55,555
Revisions of Previous Estimates	(2,492)	9,357	1,848	916
Acquisition of Reserves	908	1,544	201	1,366
Production	(2,396)	(4,455)	(830)	(3,969)
Proved Developed and Undeveloped Reserves at December 31, 2022	34,796	54,913	9,920	53,868
Revisions of Previous Estimates	1,662	9,509	1,534	4,781
Acquisition of Reserves	366	725	194	681
Disposition of Reserves	(9,169)	(15,622)	(2,223)	(13,996)
Production	(2,253)	(4,446)	(900)	(3,894)
Proved Developed and Undeveloped Reserves at December 31, 2023	25,402	45,079	8,525	41,440
	GROSS RESERVES
	OIL (MBbl)	NATURAL GAS (MMcf)	NATURAL GAS LIQUIDS (MBbl)	MBoe
Proved Developed Reserves:
December 31, 2020	17,579	24,076	4,418	26,010
December 31, 2021	21,258	32,731	5,766	32,479
December 31, 2022	18,059	39,015	7,272	31,834
December 31, 2023	13,537	33,625	6,646	25,787
Proved Undeveloped Reserves:
December 31, 2020	23,420	21,224	3,894	30,851
December 31, 2021	17,518	15,736	2,935	23,076
December 31, 2022	16,737	15,898	2,648	22,035
December 31, 2023	11,865	11,454	1,879	15,653

Supplemental Oil and Gas Information (Unaudited)
	NET RESERVES
	TIGHT OIL (MBbl)	SHALE GAS (MMcf)	NATURAL GAS LIQUIDS (MBbl)	MBoe
Proved Developed and Undeveloped Reserves at December 31, 2020	33,554	36,941	6,812	46,523
Revisions of Previous Estimates	281	6,046	897	2,186
Production	(2,072)	(3,351)	(527)	(3,158)
Proved Developed and Undeveloped Reserves at December 31, 2021	31,763	39,636	7,182	45,551
Revisions of Previous Estimates	(2,184)	7,450	1,487	545
Acquisition of Reserves	740	1,257	165	1,115
Production	(1,953)	(3,628)	(682)	(3,240)
Proved Developed and Undeveloped Reserves at December 31, 2022	28,366	44,716	8,152	43,971
Revisions of Previous Estimates	1,370	7,974	1,299	3,997
Acquisition of Reserves	302	599	162	563
Disposition of Reserves	(7,244)	(12,341)	(1,756)	(11,057)
Production	(1,857)	(3,676)	(750)	(3,220)
Proved Developed and Undeveloped Reserves at December 31, 2023	20,937	37,272	7,106	34,256
	NET RESERVES
	OIL (MBbl)	NATURAL GAS (MMcf)	NATURAL GAS LIQUIDS (MBbl)	MBoe
Proved Developed Reserves:
December 31, 2020	14,358	19,601	3,613	21,238
December 31, 2021	17,461	26,818	4,780	26,711
December 31, 2022	14,779	31,840	5,996	26,082
December 31, 2023	11,222	27,873	5,552	21,420
Proved Undeveloped Reserves:
December 31, 2020	19,196	17,340	3,199	25,285
December 31, 2021	14,302	12,818	2,402	18,840
December 31, 2022	13,587	12,876	2,156	17,889
December 31, 2023	9,715	9,399	1,554	12,836
Notable changes in gross proved reserves for the year ended December 31, 2023 included the following:
•
Acquisitions:   We acquired 681 MBoe of gross proved developed and gross proved undeveloped reserves in the Williston Basin during 2023.

•
Dispositions:   We divested 13,996 MBoe of gross proved developed and gross proved undeveloped non-operated reserves in the Williston Basin during 2023.

•
Revisions to previous estimates:   In 2023, revisions to previous estimates increased gross proved reserves by a net amount of 4,781 MBoe. These revisions were primarily attributable to infill location additions and escalating GOR trends.

Supplemental Oil and Gas Information (Unaudited)
Notable changes in gross proved reserves for the year ended December 31, 2022 included the following:
•
Acquisitions.   We acquired 1,366 MBoe of gross proved developed and undeveloped reserves in the Williston Basin during 2022.

•
Revisions to previous estimates.   In 2022, revisions to previous estimates increased gross proved reserves by a net amount of 916 MBoe. These revisions were primarily attributable to economic factors (268 Mboe) and escalating GOR trends (648 Mboe).

Notable changes in gross proved reserves for the year ended December 31, 2021 included the following:
•
Revisions to previous estimates.   In 2021, revisions to previous estimates increased gross proved reserves by a net amount of 2,545 MBoe. These revisions were primarily attributable to economic factors (1,057 Mboe) and well performance (1,488 Mboe).

Standardized Measure of Discounted Future Net Cash Inflows and Changes Therein
The following table presents a standardized measure of discounted future net cash flows relating to proved tight oil, natural gas and natural gas liquids, and the changes in standardized measure of discounted future net cash flows relating to proved tight oil, natural gas and natural gas liquids were prepared in accordance with the provisions of ASC 932 Extractive Activities — Oil and Gas. Future cash inflows were computed by applying prices of tight oil, natural gas and natural gas liquids, as outlined in the Pricing Assumptions section above, to estimated future production. Future production and development costs were computed by estimating the expenditures to be incurred in developing and producing the proved tight oil, natural gas and natural gas liquids reserves at the end of the year (including asset retirement costs), based on year-end costs and assuming a 2% annual inflation rate. Future income tax expenses were calculated by applying appropriate year-end tax rates to future pretax cash flows relating to proved crude oil and natural gas reserves, less the tax basis of properties involved and tax credits and loss carry forwards relating to tight oil, natural gas and natural gas liquids producing activities. Future net cash flows are then discounted at the rate of 10%. Actual future cash inflows may vary considerably, and the standardized measure does not represent the fair value of the Corporation’s crude oil and natural gas reserves.
	FOR THE YEARS ENDED DECEMBER 31,
(US$000s)	2023	2022	2021
Future Cash Inflows, Net of Royalties	$1,991,352	$2,755,531	$2,550,178
Future Production Costs	(585,276)	(789,919)	(731,926)
Future Development Costs	(167,751)	(200,722)	(225,310)
Future Income Tax Expense	(266,450)	(373,296)	(296,048)
Future Net Cash Inflows	$971,875	$1,391,594	$1,296,894
10% Annual Discount for Estimated Timing of Cash Flows	$(486,532)	$(699,835)	$(700,549)
Standardized Measure of Discounted Future Net Cash Flows	$485,343	$691,759	$596,345

Supplemental Oil and Gas Information (Unaudited)
Changes in the Standardized Measure of Discounted Future Net Cash Flows at 10% per annum follow:
	DECEMBER 31,
(US$000s)	2023	2022	2021
Beginning of Period	$681,759	$596,345	$420,336
Net Change in Prices and Production Costs	(131,822)	104,888	257,552
Net Change in Future Development Costs	5,418	7,586	944
Sales, Net of Royalties and Production Costs	(111,213)	(160,919)	(106,664)
Extensions	—	—	—
Acquisition of Reserves	14,687	31,323	—
Divestiture of Reserves	(225,273)	—	—
Revisions of Previous Quantity Estimates	90,345	37,520	116,686
Previously Estimated Development Costs Incurred	29,155	8,482	32,203
Net Change in Taxes	49,379	15,203	(132,816)
Accretion of Discount	75,297	78,402	47,520
Changes in Timing and Other	7,611	(37,071)	(39,416)
End of Period	$485,343	$681,759	$596,345

LUCERO ENERGY CORP.
Consolidated Statements of Financial Position (unaudited)
(in $000’s of Canadian dollars)
	Note	As at September 30, 2024	As at December 31, 2023
Assets
Cash and cash equivalents		$74,995	$88,765
Accounts receivable		12,008	16,814
Deferred Proceeds pursuant to the Disposition	4	—	6,613
Prepaid expenses and deposits		1,166	1,650
Total current assets		88,169	113,842
Restricted cash		216	212
Right of use assets	3	969	798
Property, plant and equipment	4	547,057	477,531
Total non-current assets		548,242	478,541
Total assets		$636,411	$592,383
Liabilities
Accounts payable and accrued liabilities		$32,614	$31,251
Lease liability	3	741	348
Total current liabilities		33,355	31,599
Lease liability	3	441	602
Decommissioning obligations	6	4,624	4,623
Deferred tax liability		64,084	52,865
Total non-current liabilities		69,149	58,090
Total liabilities		$102,504	$89,689
Shareholders’ Equity
Common shares	7	$402,906	$410,184
Warrants	7	2,071	2,342
Contributed surplus		15,437	10,133
Retained earnings		87,506	64,292
Accumulated other comprehensive income		25,987	15,743
Total equity		533,907	502,694
Total liabilities and equity		$636,411	$592,383

LUCERO ENERGY CORP.
Consolidated Statements of Operations and Comprehensive Income (Loss) (unaudited)
(in $000’s of Canadian dollars, except per share amounts)
	Note	2024	Three months ended September 30, 2023	2024	Nine months ended September 30, 2023
Revenues
Petroleum and natural gas revenues	8	$39,938	$57,030	$135,848	$195,521
Royalties		(7,065)	(9,200)	$(22,159)	(33,219)
Petroleum and natural gas revenues, net of royalties		32,873	47,830	$113,689	162,302
Expenses
Operating		6,596	7,739	21,398	27,431
Production taxes		3,193	4,224	10,331	15,073
Transportation		1,378	1,467	4,098	4,956
General and administrative		1,587	1,810	4,824	5,673
Transaction related costs		—	—	—	2,454
Finance	10	(508)	(232)	(1,696)	2,813
Share-based compensation		953	1,574	3,578	5,328
Depletion and depreciation	3, 4	12,650	12,611	37,740	39,327
Gain on disposition		—	—	—	(450)
		25,849	29,193	80,273	102,605
Income before income taxes		7,024	18,637	33,416	59,697
Deferred income tax expense		2,361	5,318	10,202	17,307
Net income		$4,663	$13,319	$23,214	$42,390
Currency translation adjustment		(7,368)	10,324	10,244	(480)
Comprehensive income (loss)		$(2,705)	$23,643	$33,458	$41,910
Net income per common share:
Basic and diluted	9	$0.01	$0.02	$0.04	$0.06

LUCERO ENERGY CORP.
Consolidated Statements of Changes in Shareholders’ Equity (unaudited)
(in $000’s of Canadian dollars)
	Common shares	Warrants	Contributed surplus	Retained earnings	Accumulated other comprehensive income (loss)	Shareholders’ equity
Balance at December 31, 2022	$418,566	$2,342	$9,888	$5,020	$27,588	$463,404
Settlement of share bonus awards	5,141	—	(9,265)	—	—	(4,124)
Share-based compensation, gross	—	—	8,206	—	—	8,206
Repurchase of common shares	(12,037)	—	—	—	—	(12,037)
Net income	—		—	42,390	—	42,390
Other comprehensive loss	—	—	—	—	(480)	(480)
Balance at September 30, 2023	$411,670	$2,342	$8,829	$47,410	$27,108	$497,359
Balance at December 31, 2023	$410,184	$2,342	$10,133	$64,292	$15,743	$502,694
Settlement of share bonus awards	185	—	(296)	—	—	(111)
Share-based compensation, gross	—	—	5,509	—	—	5,509
Repurchase of common shares	(7,514)	—	—	—	—	(7,514)
Warrant exercise	51	(271)	91	—	—	(129)
Net income	—		—	23,214	—	23,214
Other comprehensive income	—	—	—	—	10,244	10,244
Balance at September 30, 2024	$402,906	$2,071	$15,437	$87,506	$25,987	$533,907

LUCERO ENERGY CORP.
Consolidated Statements of Cash Flows (unaudited)
(in $000’s of Canadian dollars)
	Note	2024	Three months ended September 30, 2023	2024	Nine months ended September 30, 2023
Operating activities
Net income for the period		$4,663	$13,319	$23,214	$42,390
Depletion and depreciation	3, 4	12,650	12,611	37,740	39,327
Deferred income tax expense		2,361	5,318	10,202	17,307
Share-based compensation		953	1,574	3,578	5,328
Gain on disposition		—	—	—	(450)
Finance expenses – non-cash	10	44	38	126	130
Finance (income) expenses – cash	10	(552)	(270)	(1,822)	2,683
Settlement of decommissioning obligations	6	(142)	(304)	(1,161)	(304)
Change in non-cash working capital		2,452	(5,890)	(764)	(1,914)
Cash provided by operating activities		22,429	26,396	71,113	104,497
Investing activities
Additions to property, plant and equipment	4	(10,161)	(16,861)	(88,981)	(79,503)
Acquisitions	4	—	—	(5,586)	(6,339)
Proceeds from property disposition	4	—	—	—	119,582
Change in non-cash working capital		(10,470)	(7,724)	13,756	(7,000)
Cash provided by (used in) investing activities		(20,631)	(24,585)	(80,811)	26,740
Financing activities
Repayment to senior credit facility		—	—	—	(52,112)
Net interest received (paid)		552	403	1,821	(2,644)
Payment of lease obligations	3	(169)	(123)	(382)	(367)
Repurchase of common shares	7	—	(9,532)	(7,367)	(12,037)
Settlement of share awards		(111)	(4,124)	(111)	(4,124)
Settlement of warrants		(11)	—	(129)	—
Change in non-cash working capital	7	(15)	—	(147)	—
Cash provided by (used in) financing activities		246	(13,376)	(6,315)	(71,284)
Change in cash and cash equivalents		2,044	(11,565)	(16,013)	59,953
Effect of foreign exchange rate changes		(969)	1,502	2,243	1,531
Cash and cash equivalents, beginning of period		73,920	75,705	88,765	4,158
Cash and cash equivalents, end of period		$74,995	$65,642	$74,995	$65,642

LUCERO ENERGY CORP.
Notes to the Interim Consolidated Financial Statements
As at September 30, 2024 and for the three and nine months ended September 30, 2024 and
September 30, 2023 (unaudited)
(in $000’s of Canadian dollars, unless otherwise noted)
1.
Description of Business

Lucero Energy Corp. (“Lucero” or the “Company”) is an independent oil company focused on the acquisition, development, and production of oil-weighted assets in the Bakken and Three Forks formations in the Williston Basin area of North Dakota. The Company’s common shares are listed on the TSX Venture Exchange under the “LOU” ticker symbol.
The Company has corporate offices located at Suite 1024, 222 — 3rd Avenue SW, Calgary, Alberta T2P 0B4 and at 303 E. 17th Avenue, Suite 940, Denver, CO 80203.
2.
Basis of Presentation

Basis of measurement and statement of compliance
These interim consolidated financial statements have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board applicable to the preparation of interim financial statements, including International Accounting Standard 34, “Interim Financial Reporting” (“IAS 34”), and have been prepared following the same accounting policies and methods of computation as the annual consolidated financial statements for the year ended December 31, 2023. Income taxes on earnings or loss in the interim periods are accrued using the income tax rate that would be applicable to the expected total annual earnings or loss.
Certain information and disclosures normally included in the notes to the annual consolidated financial statements have been condensed or have been disclosed on an annual basis only. Accordingly, these interim consolidated financial statements should be read in conjunction with the annual consolidated financial statements for the year ended December 31, 2023, which have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board.
These interim consolidated financial statements were approved by the Company’s Board of Directors on November 6, 2024.
Use of estimates, judgments and assumptions
The timely preparation of the interim consolidated financial statements in accordance with IFRS Accounting Standards requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies, if any, as at the date of the interim consolidated financial statements and the reported amounts of revenue and expenses during the period. Actual results may differ from these estimates, judgments, and assumptions.

LUCERO ENERGY CORP.
Notes to the Interim Consolidated Financial Statements
As at September 30, 2024 and for the three and nine months ended September 30, 2024 and
September 30, 2023 (unaudited)
(in $000’s of Canadian dollars, unless otherwise noted)
3.
Right of Use Assets and Lease Liability

The Company’s right of use assets and lease liability relate to leases for office space in Calgary and Denver.
Right of use assets
Balance at December 31, 2022	$901
Additions	346
Depreciation	(437)
Effect of foreign currency rate changes	(12)
Balance at December 31, 2023	$798
Additions	552
Depreciation	(384)
Effect of foreign currency rate changes	3
Balance at September 30, 2024	$969
Lease liability
Balance at December 31, 2022	$1,053
Additions	346
Payments	(493)
Lease interest expense	60
Effect of foreign currency rate changes	(16)
Balance at December 31, 2023	$950
Additions	552
Payments	(382)
Lease interest expense	55
Effect of foreign currency rate changes	7
Balance at September 30, 2024	$1,182

LUCERO ENERGY CORP.
Notes to the Interim Consolidated Financial Statements
As at September 30, 2024 and for the three and nine months ended September 30, 2024 and
September 30, 2023 (unaudited)
(in $000’s of Canadian dollars, unless otherwise noted)
4.
Property, Plant and Equipment

	Developed and producing	Other	Total
Balance at December 31, 2022	$577,123	$188	$577,311
Property acquisitions	6,339	—	6,339
Property dispositions	(129,847)	—	(129,847)
Additions to property, plant and equipment	84,037	45	84,082
Capitalized share-based compensation	3,335	—	3,335
Change in decommissioning obligations	1,309	—	1,309
Depletion and depreciation	(51,366)	(83)	(51,449)
Effect of foreign currency rate changes	(13,549)	—	(13,549)
Balance at December 31, 2023	477,381	150	477,531
Property acquisitions	5,586	—	5,586
Additions to property, plant and equipment	88,943	38	88,981
Capitalized share-based compensation	1,931	—	1,931
Change in decommissioning obligations	944	—	944
Depletion and depreciation	(37,288)	(68)	(37,356)
Effect of foreign currency rate changes	9,440	—	9,440
Balance at September 30, 2024	$546,937	$120	$547,057
Property Acquisition
During the nine months ended September 30, 2024, Lucero closed an acquisition of top-up working interests in the Company’s core Williston Basin area for total cash consideration of $5.6 million.
Property Disposition
On June 15, 2023, Lucero closed a disposition of certain non-operated oil and gas properties within the Company’s North Dakota Bakken/Three Forks play (the “Disposition”) for a sale price of $140.2 million before closing adjustments. As customary, at the time of closing, the purchase and sale agreement provided that receipt of $6.6 million of the cash consideration was to be deferred subject to any bona fide indemnity claims made by the purchaser (the “Deferred Proceeds”). As at September 30, 2024, the full amount of the Deferred Proceeds have been received by the Company and no indemnity claim was made by the purchaser. The effective date of the Disposition was January 1, 2023 and after closing adjustments, net cash proceeds were $130.5 million including receipt of the Deferred Proceeds. The proceeds from the property disposition exceed the net book value of the properties disposed, resulting in a gain of $3.0 million.
Sale price	$140,173
Closing adjustments	(8,656)
Foreign exchange impact	(1,064)
Proceeds from property disposition(1)	$130,453
Net book value of properties disposed, net of decommissioning obligations	127,454
Gain on disposition	$2,999

(1)
Of the $130.5 million of proceeds, $119.6 million was received in June 2023, $4.1 million was received in December 2023 and the remaining $6.8 million was received by June 30, 2024. An additional gain on disposition of $2.5 million was recorded in December 2023.

LUCERO ENERGY CORP.
Notes to the Interim Consolidated Financial Statements
As at September 30, 2024 and for the three and nine months ended September 30, 2024 and
September 30, 2023 (unaudited)
(in $000’s of Canadian dollars, unless otherwise noted)
Depreciation, depletion and future development costs
Depletion and depreciation expense was $37.4 million (2023 — $39.0 million) for the nine months ended September 30, 2024, which reflected an estimated US$166.5 million (2023 — US$151.5 million) of future development costs associated with proved and probable oil and gas reserves.
Impairment
There were no indicators of impairment at September 30, 2024.
Capitalized Overhead
During the nine months ended September 30, 2024, the Company capitalized $1.6 million of general and administrative costs and $1.9 million of share-based compensation costs directly attributable to acquisition and development activities ($2.3 million and $2.9 million, respectively, for the nine months ended September 30, 2023).
5.
Senior Credit Facility

In May 2024, the Company renewed its reserves-based revolving credit facility of US$160.0 million, which is comprised of a US$145.0 million syndicated facility and a US$15.0 million non-syndicated operating facility (together, the “Senior Credit Facility”). As at September 30, 2024, the Senior Credit Facility was undrawn. Advances under the Senior Credit Facility are available by way of direct advances, bankers’ acceptances, and standby letters of credit. Direct advances bear interest at the Canadian prime rate, US base rate or SOFR rate, as elected by the Company, plus a margin ranging from 1.75% to 5.25%, which is dependent on the Company’s Senior Debt to EBITDA ratio. The Senior Credit Facility is secured by a fixed and floating charge debenture on substantially all the Company’s assets.
The Senior Credit Facility borrowing base is subject to redetermination on a periodic basis, no later than May 31 and November 30 annually, based primarily on producing oil and gas reserves, as estimated by the Company’s independent third-party reserve evaluators, and using commodity prices established by the lender as well as other factors. The next borrowing base redetermination is scheduled for November 30, 2024 with a term out date on May 31, 2025, at which point, the facility can be extended at the option of the lenders or converted to a one-year term loan expiring and requiring repayment one year from the term out date. If a decrease in the borrowing base is determined by the senior lenders in the future, it could potentially result in a reduction to the credit facility, which may require a repayment to the lenders within 60 days, if the drawn amount exceeds the borrowing base. The Company was in compliance with terms of the Senior Credit Facility at September 30, 2024.
The credit facility is subject to certain non-financial covenants and the Company was in compliance with all covenants under the senior credit facility as at September 30, 2024. The credit facility has no financial covenants.

LUCERO ENERGY CORP.
Notes to the Interim Consolidated Financial Statements
As at September 30, 2024 and for the three and nine months ended September 30, 2024 and
September 30, 2023 (unaudited)
(in $000’s of Canadian dollars, unless otherwise noted)
6.
Decommissioning Obligations

	As at September 30, 2024	As at December 31, 2023
Balance, beginning of period	$4,623	$5,993
Obligations incurred	378	549
Obligations acquired	—	90
Obligations disposed	—	(2,393)
Obligations settled – cash	(1,161)	(304)
Change in estimated future cash flows	566	670
Accretion	126	169
Effect of foreign currency rate changes	92	(151)
Balance, end of period	$4,624	$4,623
Lucero’s decommissioning obligations consist of remediation obligations resulting from the Company’s ownership interests in petroleum and natural gas assets. The total obligation is estimated based on the Company’s net working interest in wells and related facilities, estimated costs to return these sites to their original condition, costs to plug and abandon wells and the estimated timing of the costs to be incurred in future years.
The Company has estimated the net present value of its total decommissioning provision to be $4.6 million at September 30, 2024 ($4.6 million at December 31, 2023) based on a total undiscounted and uninflated liability of $8.0 million ($7.7 million at December 31, 2023). Management estimates that these payments are expected to be made over the next 50 years based in part on estimates prepared by independent third-party reserve evaluators. As at September 30, 2024, a risk-free interest rate of 4.1% (4.0% at December 31, 2023) and an inflation rate of 2.3% (2.2% at December 31, 2023) were used to calculate the present value of the decommissioning obligation.
7.
Share Capital

Warrants
As part of private placements closed in February 2022, 23,750,000 warrants were issued, each entitling the holder to acquire one common share at a price of $0.475, subject to the following conditions:
•
one-third of the warrants may be exercised after the Company’s trading price (the “Trading Price”) exceeds $0.67,

•
one-third of the warrants may be exercised after the Company’s Trading Price exceeds $0.83, and

•
one-third of the warrants may be exercised after the Company’s Trading Price exceeds $0.95.

The Trading Price is defined as the 20-day weighted average trading price.
At September 30, 2024, 15.8 million warrants had vested (15.8 million at December 31, 2023), which represents the first two thirds of the total warrants issued. In the nine months ended September 30, 2024, 1.8 million warrants had been exercised on a cashless basis, and 0.9 million had been forfeited. At the election of the warrant holder, warrants may be exercised on a cashless basis, which converts the difference between the exercise price and the prevailing Trading Price, into common shares, with no cash proceeds received by the Company. All remaining warrants issued or exercisable will expire on February 1, 2027.

LUCERO ENERGY CORP.
Notes to the Interim Consolidated Financial Statements
As at September 30, 2024 and for the three and nine months ended September 30, 2024 and
September 30, 2023 (unaudited)
(in $000’s of Canadian dollars, unless otherwise noted)
Common shares
The Company’s authorized share capital consists of unlimited voting common shares, unlimited non-voting common shares, and unlimited Class A preferred shares, issuable in series, of which one series (being the special voting shares) have been authorized for issuance. As at September 30, 2024, the Company had 637,664,266 voting common shares (648,671,067 at December 31, 2023), no non-voting common shares, and no Class A preferred shares outstanding.
The following table reflects the Company’s outstanding common shares as at September 30, 2024:
(thousands, except number of common shares)	Common shares	Share capital
Balance at December 31, 2022	662,410,687	$418,566
Settlement of restricted and performance share bonus awards	7,820,080	5,141
Repurchase of common shares under NCIB	(21,559,700)	(13,523)
Balance at December 31, 2023	648,671,067	410,184
Settlement of restricted and performance share bonus awards	330,119	185
Settlement of warrant exercise	223,914	51
Repurchase of common shares under NCIB	(11,560,834)	(7,367)
Tax on repurchase of common shares under NCIB	—	(147)
Balance at September 30, 2024	637,664,266	$402,906
Normal course issuer bid (“NCIB”)
On June 14, 2024, Lucero announced the renewal of the Company’s NCIB (the “Current NCIB”) to purchase for cancellation, up to a maximum of 31.9 million common shares of the Company over a twelve month period commencing June 19, 2024. As of September 30, 2024, no common shares had been repurchased and cancelled under the Current NCIB.
On June 15, 2023, Lucero announced the approval of the Company’s NCIB (the “Prior NCIB”) to purchase for cancellation, up to a maximum of 33.1 million common shares of the Company over a twelve month period commencing June 19, 2023. As of September 30, 2024, 33.1 million common shares had been repurchased and cancelled under the Prior NCIB, at an average cost of $0.63 per common share.
Share bonus awards
The Company has granted restricted share bonus awards and performance share bonus awards (collectively, the “share bonus awards”) to certain directors, officers, and employees. Share bonus awards granted according to the plan vest over three years from the date of grant and expire before the end of the third year from the date of grant. Performance share bonus awards are valued on achievement of certain performance hurdles and are subject to a multiplier between 0 and 2.0 times based on relative performance. The share bonus awards may be settled by the Company, in its sole discretion, in cash and or common shares of the Company. The estimated fair value of the share bonus awards is determined based on the current market value of the Company’s common shares at the dates of grant and considering anticipated forfeiture rates. For purposes of valuing performance share bonus awards, the Company assumes a multiplier of 1.0 times until the Board of Directors approves an annual multiplier. Upon approval of the multiplier, if different than 1.0, the difference is reflected as share-based compensation expense in the consolidated statement of operations and comprehensive income over the vesting period with a corresponding increase to contributed surplus.

LUCERO ENERGY CORP.
Notes to the Interim Consolidated Financial Statements
As at September 30, 2024 and for the three and nine months ended September 30, 2024 and
September 30, 2023 (unaudited)
(in $000’s of Canadian dollars, unless otherwise noted)
	Restricted share bonus awards	Performance share bonus awards	Total awards	Estimated fair value price ($)
Balance at December 31, 2022	7,225,030	25,156,587	32,381,617	$0.66
Granted	2,432,162	7,997,870	10,430,032	0.54
Granted pursuant to multiplier	—	2,905,460	2,905,460	0.61
Settled	(2,489,473)	(11,552,947)	(14,042,420)	0.59
Forfeited and expired	(192,685)	(486,090)	(678,775)	0.50
Balance at December 31, 2023	6,975,034	24,020,880	30,995,914	0.65
Granted	2,249,527	6,820,677	9,070,204	0.59
Granted pursuant to multiplier	—	3,956,692	3,956,692	0.62
Settled	(94,654)	(441,596)	(536,250)	0.35
Forfeited and expired	(847,371)	(3,792,796)	(4,640,167)	0.60
Balance at September 30, 2024	8,282,536	30,563,857	38,846,393	$0.64

8.
Revenue

The following table details the Company’s sales by product:
	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Tight oil	$39,407	$56,306	$131,440	$182,408
Shale gas	28	1,152	1,704	9,451
Natural gas liquids	503	(428)	2,704	3,662
	$39,938	$57,030	$135,848	$195,521
The Company sells production pursuant to variable-priced contracts. The transaction price is based on the relevant commodity price, adjusted for quality, location, or other factors, whereby each component of the pricing formula can be either fixed or variable, depending on the contract terms. Commodity prices are based on market indices that are determined on a monthly or daily basis.
The Company has several different commodity sales as well as transportation and processing contracts related to production from its properties. To the extent control of the relevant commodity is transferred to the purchaser prior to transportation or processing fees are incurred, such fees are netted against the relevant revenue in the consolidated statement of operations and comprehensive income. To the extent control of the relevant commodity is transferred to a purchaser after transportation or processing fees are incurred, such fees are reflected as transportation expense and as operating expense, respectively in the consolidated statement of operations and comprehensive income.
9.
Net Income per Common Share

Basic earnings per common share amounts are calculated by dividing the net income for the period attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflect the maximum possible dilution from other securities, if dilutive.

LUCERO ENERGY CORP.
Notes to the Interim Consolidated Financial Statements
As at September 30, 2024 and for the three and nine months ended September 30, 2024 and
September 30, 2023 (unaudited)
(in $000’s of Canadian dollars, unless otherwise noted)
(thousands, except number of common shares and per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net income for the period	$4,663	$13,319	$23,214	$42,390
Basic weighted average number of common shares	637,554,514	658,521,478	641,454,231	661,100,038
Diluted weighted average number of common shares	645,608,713	681,139,970	661,231,448	673,730,699
Basic and diluted net income per common share	$0.01	$0.02	$0.04	$0.06
In computing diluted earnings for the three months ended September 30, 2024, 4,359,561 performance share bonus awards, 2,331,549 warrants and 1,363,089 restricted share bonus awards were added to the basic weighted average common shares outstanding. In computing diluted earnings for the nine months ended September 30, 2024, 10,709,956 performance share bonus awards, 5,677,922 warrants and 3,389,339 restricted share bonus awards were added to the basic weighted average common shares outstanding.
In computing diluted earnings for the three months ended September 30, 2023, 12,081,884 performance share bonus awards, 6,863,871 warrants and 3,596,248 restricted share bonus awards were added to the basic weighted average common shares outstanding. In computing diluted earnings for the nine months ended September 30, 2023, 5,775,998 performance share bonus awards, 4,880,293 warrants and 1,974,370 restricted share bonus awards were added to the basic weighted average common shares outstanding.
10.
Finance Expenses

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Senior credit facility interest and amortized financing costs(1)	$514	$663	$1,860	$3,711
Interest income	(1,088)	(947)	(3,737)	(1,071)
Lease interest	22	14	55	43
Finance (income) expenses – cash	(552)	(270)	(1,822)	2,683
Decommissioning obligations accretion	44	38	126	130
Total finance (income) expenses, net	$(508)	$(232)	$(1,696)	$2,813

(1)
Senior credit facility interest includes standby fees on the undrawn amounts of the senior credit facility.

11.
Risk Management

Risk management activities
Commodity price risk
Lucero may use financial derivative instruments such as swaps, collars, and options to mitigate the impact of commodity price volatility and enhance the predictability of cash flows for a portion of its future oil, gas, and natural gas liquids production. The Company does not enter derivative instruments for speculative purposes. While these instruments mitigate the cash flow risk associated with future decreases in commodity prices, they may also curtail benefits from future increases in commodity prices.

LUCERO ENERGY CORP.
Notes to the Interim Consolidated Financial Statements
As at September 30, 2024 and for the three and nine months ended September 30, 2024 and
September 30, 2023 (unaudited)
(in $000’s of Canadian dollars, unless otherwise noted)
Credit and contract risk
Credit and contract risk represent the economic loss that Lucero would suffer if a counterparty in a transaction fails to meet its obligations in accordance with agreed terms.
The Company’s cash, a portion of which is comprised of short-term deposits, is deposited with financial institutions and is subject to counterparty credit and contract risk. The Company mitigates this risk by only transacting with investment grade financial institutions with strong credit ratings.
The large majority of the Company’s accounts receivable is from the production of tight oil and shale gas and joint operations receivables. Sales of tight oil, natural gas liquids and shale gas production from the Company’s operated properties are made to large, credit-worthy industry purchasers. Three purchasers account for approximately 90% of the Company’s revenue for the nine months ended September 30, 2024 (2023 — 86%). Joint operations receivables are from participants in the tight oil and shale gas sector and collection of outstanding balances is dependent on industry factors including commodity price fluctuations. The Company has not experienced any material credit losses on the collection of accounts receivable.
The use of financial derivative instruments also exposes the Company to credit and contract risk. The Company enters into derivative instruments only with counterparties that are also lenders in the Senior Credit Facility and have been deemed an acceptable credit risk. As the Company’s counterparties are participants in the Senior Credit Facility, which is secured by substantially all assets of the Company, the Company is not required to post collateral.
Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to meet its short-term and long-term financial obligations when due, under both normal and unusual conditions, without incurring unacceptable losses. The financial liabilities in the consolidated statement of financial position consist of accounts payable and accrued liabilities, which are all considered due within one year, and the senior credit facility and lease liability. The Company anticipates it will continue to have adequate liquidity to fund its financial liabilities as they come due. The Company prudently manages liquidity by forecasting its cash flows from operating activities and its available capacity under its revolving credit facilities. The Company’s accounts payable and accrued liabilities balance at September 30, 2024 was approximately $32.6 million (December 31, 2023 — $31.3 million). It is the Company’s general practice to pay suppliers within 60 days.
The following are the anticipated timing of settlements of its financial liabilities at September 30, 2024:
($ thousands)	Total	2024	2025	2026	Thereafter
Accounts payable and accrued liabilities	$32,614	$32,614	—	—	—
Lease obligations	1,182	180	755	247	—
Total	$33,796	$32,794	$755	$247	—
Capital management
Lucero’s objective when managing capital is to maintain a flexible capital structure which will allow it to execute on the Company’s capital expenditure program, which includes expenditures on oil and gas activities which may or may not be successful. Therefore, Lucero monitors the level of risk incurred in the Company’s capital expenditures to balance the proportion of debt, if any, and equity in the Company’s capital structure.

LUCERO ENERGY CORP.
Notes to the Interim Consolidated Financial Statements
As at September 30, 2024 and for the three and nine months ended September 30, 2024 and
September 30, 2023 (unaudited)
(in $000’s of Canadian dollars, unless otherwise noted)
Lucero manages the Company’s capital structure and makes adjustments by continually monitoring its business conditions, including: current economic conditions; the risk characteristics of the Company’s petroleum and natural gas assets; the Company’s investment opportunities; current and forecasted net debt levels; current and forecasted commodity prices; and other factors that influence realized commodity prices and cash flow from operations such as quality and basis differential, royalties, operating costs and transportation and processing costs. The Company considers its capital structure to include working capital, any debt, and shareholders’ equity. The Company monitors capital based on current cash flow from operations compared to forecasted capital and operating requirements.
In order to maintain or adjust the capital structure, Lucero will consider: the Company’s forecasted cash flow from operations while investing an acceptable capital expenditure program which may include acquisition opportunities; the current level of credit available from its lenders; the level of credit that may become available from its lenders as a result of petroleum and natural gas reserve growth; the availability of other sources of debt with different characteristics than bank debt; the sale of assets; limiting the size of the capital expenditure program and new equity issuances if available on favorable terms. Access to any bank credit facility is determined by the lenders and is generally based upon the lenders’ borrowing base models which are based upon the Company’s petroleum and natural gas reserves.

Annex A — Arrangement Agreement
ARRANGEMENT AGREEMENT
between
VITESSE ENERGY, INC.
and
LUCERO ENERGY CORP.
dated as of
December 15, 2024

A-i

A-ii

A-iii

Exhibit A	—	Arrangement Resolution
Exhibit B	—	Plan of Arrangement
Exhibit C	—	Form of Company Voting Agreement
Exhibit D	—	Form of Vitesse Voting Agreement
Exhibit E	—	Form of Company Warrant Exercise and Cancellation Agreement

A-iv

ARRANGEMENT AGREEMENT
THIS ARRANGEMENT AGREEMENT (this “Agreement”) is made and effective as of December 15, 2024 between Vitesse Energy, Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A. (“Vitesse”), and Lucero Energy Corp., a corporation organized and existing under the laws of the Province of Alberta, Canada (“Company”). Capitalized terms used but not otherwise defined in this Agreement shall have the meaning set forth in Sections 1.1 and 1.2.
WHEREAS, Vitesse and Company intend to effect a business combination via a plan of arrangement of Company pursuant to which Vitesse will acquire all of the issued and outstanding voting common shares of Company (the “Company Common Shares”), in exchange for the issuance of shares of common stock, par value $0.01 per share, of Vitesse (the “Vitesse Common Stock”), all in accordance with the terms of the Plan of Arrangement and the provisions of the Business Corporations Act (Alberta) (the “ABCA”).
WHEREAS, the Board of Directors of Company (the “Company Board”) has unanimously (i) determined that the Arrangement and the other transactions contemplated by this Agreement (collectively, the “Transactions”) are in the best interests of Company and fair to holders of the Company Common Shares, (ii) authorized and approved the entering into of this Agreement and the performance by Company of its obligations under this Agreement, and (iii) resolved to recommend that holders of the Company Common Shares vote in favor of a special resolution, in substantially the form attached hereto as Exhibit A (as amended from time to time in accordance with this Agreement, the “Arrangement Resolution”), to approve a plan of arrangement, in the form attached hereto as Exhibit B (as amended from time to time in accordance with this Agreement, the “Plan of Arrangement”).
WHEREAS, the Board of Directors of Vitesse (the “Vitesse Board”) has unanimously (i) determined that the Transactions are fair to, and in the best interests of, Vitesse and the holders of outstanding Vitesse Common Stock, (ii) approved and declared advisable this Agreement, the Plan of Arrangement and the Transactions, including the issuance of shares of Vitesse Common Stock in connection with the Arrangement (the “Stock Issuance”), and (iii) resolved to recommend that the holders of the outstanding Vitesse Common Stock approve the Stock Issuance.
WHEREAS, for U.S. federal and applicable state income Tax purposes, (i) the Parties intend that the Transactions qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder (the “Intended U.S. Tax Treatment”), and (ii) this Agreement is intended to be, and hereby is, adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).
WHEREAS, concurrently with the execution of this Agreement and as a material inducement to Vitesse’s entering into this Agreement, each of the Company Supporting Shareholders are entering into a Voting and Support and, in certain instances, Lock-Up Agreement in substantially the form attached hereto as Exhibit C (collectively, the “Company Voting Agreements”).
WHEREAS, concurrently with the execution of this Agreement and as a material inducement to Company’s entering into this Agreement, each of the Vitesse Supporting Stockholders are entering into a Voting and Support and Lock-Up Agreement in substantially the form attached hereto as Exhibit D (collectively, the “Vitesse Voting Agreements”).
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and conditions set forth in this Agreement, and intending to be legally bound, Vitesse and Company agree as follows:

ARTICLE 1
INTERPRETATION
1.1
Definitions.

In this Agreement, including the recitals hereto, unless there is something in the context or subject matter inconsistent therewith, the following defined terms have the meanings hereinafter set forth:
“Acceptable Confidentiality Agreement” shall mean (a) a confidentiality agreement on terms no less favorable to Company or Vitesse, as applicable, than the terms of the Confidentiality Agreement; and (b) such confidentiality agreement shall not prohibit compliance by Vitesse or Company, as applicable, with any of the provisions of Section 5.3.
“Acquisition Proposal” shall mean, with respect to a Party, any bona fide written proposal or offer made by any Person (other than by the other Party or its Affiliates) for the (a) direct or indirect acquisition or purchase of a business or assets that constitutes twenty percent (20%) or more of the net revenues, net income or the assets (based on the fair market value thereof) of such Party and its Subsidiaries, taken as a whole; (b) direct or indirect acquisition or purchase of twenty percent (20%) or more of any class of equity securities or capital stock of such Party or any of its Subsidiaries whose business constitutes twenty percent (20%) or more of the net revenues, net income or assets of such Party and its Subsidiaries, taken as a whole; or (c) merger, arrangement, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization or other similar transaction that if consummated would result in any Person or Persons beneficially owning twenty percent (20%) or more of any class of equity securities of such Party or any of its Subsidiaries whose business constitutes twenty percent (20%) or more of the net revenues, net income or assets of such Party and its Subsidiaries, taken as a whole, other than the Transactions; provided that a transaction or series of transactions solely among a Party and its direct or indirect wholly owned Subsidiaries shall not be deemed to be an Acquisition Proposal.
“Affiliates” shall mean, as to any Person, as of the relevant time of determination, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the powers to direct or cause the direction of management or policies of a Person, through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
“Aggregated Group” shall mean all Persons, entities or trades or businesses (whether or not incorporated) under common control with any other Person within the meaning of Section 414 of the Code or Section 4001 of ERISA.
“Applicable Proxy Statement / Circular” shall mean: (a) with respect to Company, the Company Circular; and (b) with respect to Vitesse, the Vitesse Proxy Statement.
“Applicable Securities Laws” shall mean, with respect to a Person, the Canadian Securities Laws and U.S. Securities Law applicable to such Person in the relevant circumstances.
“Arrangement” shall mean the arrangement pursuant to Section 193 of the ABCA, on the terms set forth in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the provisions of this Agreement or the Plan of Arrangement or made at the direction of the Court.
“Articles of Arrangement” shall mean the articles of arrangement of Company in respect of the Arrangement required under subsection 193(4.1) of the ABCA to be sent to the Registrar for filing after the Final Order has been granted, giving effect to the Arrangement.
“Business Day” shall mean any day on which banks are not required or authorized to close in Denver, Colorado, U.S.A. and the Province of Alberta, Canada.
“Canadian Securities Authorities” shall mean the applicable securities commissions and other securities regulatory authorities in each of the applicable provinces of Canada.

“Canadian Securities Laws” shall mean all applicable Canadian provincial securities Laws, as now in effect and as they may be promulgated or amended from time to time, including any rules imposed by the TSXV.
“Closing” shall mean the Effective Time.
“Closing Date” shall mean the Effective Date.
“Code” shall mean the United States Internal Revenue Code of 1986, as amended.
“Company Acquisition Proposal” shall mean an Acquisition Proposal with respect to Company.
“Company Benefit Plan” shall mean any Employee Benefit Plan sponsored, maintained, or contributed to (or required to be contributed to) by Company or any of its Subsidiaries, or under or with respect to which Company or any of its Subsidiaries has any current or contingent liability or obligation, including each PEO Plan to which Company or any of its Subsidiaries contributes or is obligated to contribute, but excluding the Company Share Award Incentive Plan (and Company Share Awards granted thereunder) and the Company Warrants.
“Company Circular” shall mean the notice of the Company Meeting and accompanying management information circular, including all schedules, appendices and exhibits thereto and enclosures therewith (and documents incorporated by reference therein), to be sent to the shareholders of Company in connection with the Company Meeting, as amended, supplemented or otherwise modified from time to time.
“Company Credit Facility” shall mean the $160 million senior revolving credit facility of Company and PetroShale (US), Inc. pursuant to a second amended and restated credit agreement dated May 29, 2024.
“Company Data Room” shall mean (a) the electronic data room, as it existed as of 5:00 p.m. (Calgary, Alberta time) as of December 13, 2024,, and made available by Company to Vitesse and its Representatives in connection with the Transactions; and (b) such materials contained in any large file attachment folder and provided to Vitesse or its Representatives by or on behalf of Company in connection with the Transactions.
“Company Employee Obligations” shall mean Company Termination Payments and any other obligations of Company (or any Subsidiary) to pay any amount to its officers, directors, employees or consultants, other than salary and directors’ fees in amounts consistent with historic practices, including, but not limited to any ordinary course bonuses (but only to the extent such bonuses are specifically accrued and unpaid and disclosed in the Company Disclosure Letter) and accrued and unpaid vacation pay. Company Employee Obligations shall include any obligations of Company (or any Subsidiary of Company) to its officers, directors, employees or consultants in connection with a termination of employment or consulting engagement or change of control of Company (or any Subsidiary of Company) or otherwise pursuant to any agreements or any resolution of the Company Board, Company Benefit Plans that are not PEO Plans, Company’s (or any Subsidiary’s of Company) retention, bonus or other policies or otherwise in accordance with applicable Laws, and excludes amounts that may be required to be paid by Company (including any Company Common Shares issuable) under Company Share Awards and the Company Warrant Exercise and Cancellation Agreements. For the avoidance of doubt, nothing shall be considered a Company Employee Obligation unless it is specifically disclosed in Schedule 5.9(a) of the Company Disclosure Letter.
“Company Intervening Event” shall mean a material event, fact, circumstance, development or occurrence that is not known or reasonably foreseeable (or, if known or reasonably foreseeable, the probability or magnitude of consequences of which are not known or reasonably foreseeable) to or by the Company Board as of the date of this Agreement, which event, fact, circumstance, development or occurrence becomes known to the Company Board prior to obtaining the Company Requisite Shareholder Vote; provided, however, that in no event shall any of the following constitute a Company Intervening Event: (a) the receipt, existence or terms of an actual or possible Company Acquisition Proposal or Company Superior Proposal; (b) any action taken by the Parties pursuant to the affirmative covenants set forth in Section 5.8(b); (c) any change, in and of itself, in the price or trading volume of Company Common Shares or shares of Vitesse Common Stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Company Intervening Event, to the extent otherwise permitted by this definition); (d) the fact that Company or any of its Subsidiaries exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Company Intervening Event, to the extent otherwise permitted by this definition); (e) conditions (or changes in such conditions) in the oil and gas industry (including changes in commodity prices, general market prices and political or regulatory changes affecting the industry or any changes in applicable Law); or (f) any opportunity to acquire (by merger, joint venture, partnership, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties or businesses from, or enter into any licensing, collaborating or similar arrangements with, any other Person.
“Company Investor Rights Agreement” shall mean the investor rights agreement dated April 8, 2021 among Company, FR XIII PetroShale Holdings L.P. and an entity majority owned by M. Bruce Chernoff.
“Company IT Assets” shall mean the IT Assets owned by or used by Company or Company’s Subsidiaries.
“Company Meeting” shall mean the special (or, if applicable, annual and special) meeting of Company’s shareholders for the purpose of (if applicable, among other things) voting upon the approval of the Arrangement Resolution by holders of the Company Common Shares, and includes any adjournment or postponement thereof in accordance with this Agreement.
“Company PSU Awards” shall mean the performance share unit awards granted under the Company Share Award Incentive Plan.
“Company Reserve Engineers” shall mean Netherland, Sewell & Associates, Inc.
“Company RSU Awards” shall mean the restricted share unit awards granted under the Company Share Award Incentive Plan.
“Company Share Award Incentive Plan” shall mean the Bonus Award Incentive Plan of Company, effective June 16, 2016, as amended effective July 6, 2017, November 27, 2017, May 23, 2019, May 19, 2021, April 9, 2022 and May 9, 2023.
“Company Share Awards” shall mean the outstanding Company PSU Awards and Company RSU Awards granted pursuant to the Company Share Award Incentive Plan.
“Company Superior Proposal” shall mean a Superior Proposal with respect to Company (substituting “Company Acquisition Proposal” for the term “Acquisition Proposal” set forth therein).
“Company Supporting Shareholders” shall mean FR XIII PetroShale Holdings L.P. and each director and executive officer of Company who, directly or indirectly, beneficially owns Company Common Shares, Company Warrants and/or Company Share Awards.
“Company Termination Payments” shall mean the change of control, termination or severance payments (or both), if any, payable to the officers, employees and consultants of Company (or any Subsidiary of Company) pursuant to any agreements with such Persons, resolutions of the Company Board or applicable Laws. For the avoidance of doubt, nothing shall be considered a Company Termination Payment unless it is specifically disclosed in Schedule 5.9(a) of the Company Disclosure Letter.
“Company Warrant Exercise and Cancellation Agreements” shall mean the agreements to be entered into between Company and the holders of Company Warrants, in the form attached hereto as Exhibit E, whereby such Persons conditionally agree, with effect as at immediately prior to the Effective Time, to (a) surrender to Company for cancellation all vested Company Warrants, for a cash payment by Company to such Person equal to the “in the money amount” of such vested Company Warrants; and (b) surrender for cancellation all unvested Company Warrants held by such Person for a cash payment of an aggregate of C$10 (in each case, less the amount required to be withheld for Taxes pursuant to applicable Laws).

“Company Warrants” shall mean the outstanding warrants to purchase Company Common Shares at an exercise price of C$0.475 per share.
“Consent” shall mean any filing, notice, report, registration, approval, consent, clearance, ratification, permit, permission, waiver, expiration or termination of a waiting period or authorization.
“Contract” shall mean any written or oral agreement, contract, loan or credit agreement, employment or severance agreement, note, mortgage, bond, indenture, lease, permit, franchise, license or other instrument, understanding or arrangement, but excludes any Employee Benefit Plans.
“Court” shall mean the Court of King’s Bench of Alberta.
“Data Security Requirements” shall mean all of the following, to the extent relating to data privacy, information security or the processing of Personal Information and applicable to a Party and its Subsidiaries: (a) all applicable Laws; (b) all public-facing written policies of such Party and its Subsidiaries in effect as of the Closing Date; and (c) the applicable terms of any material Contract that are in effect as of the Closing Date.
“Depositary” shall mean such Person as Vitesse and Company agree to appoint to act as depositary of the Consideration and for the purposes of receiving deposits of certificates or, if applicable, direct registration system advices representing Company Common Shares in connection with the Arrangement.
“Derivative Transaction” shall mean any swap transaction, option, hedge, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral, transportation or other similar arrangements related to such transaction.
“DGCL” shall mean the Delaware General Corporation Law.
“Dissent Rights” shall mean the rights of dissent in favor of the registered holders of Company Common Shares in respect of the Arrangement as described in, and in accordance with, the Plan of Arrangement, the ABCA (as modified by the Interim Order) and the Interim Order.
“Effective Date” shall have the meaning set forth in the Plan of Arrangement.
“Effective Time” shall have the meaning set forth in the Plan of Arrangement.
“Employee Benefit Plans” shall mean all “employee benefit plans,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), and all other employee benefit, compensation, severance pay, employment, consulting, transaction bonus, change in control bonus, bonus, matching gift, tuition reimbursement, retention, deferred compensation, incentive compensation, commission, employee loan, collective bargaining, stock purchase, stock option or other equity-based compensation, leave of absence, layoff, vacation, death benefit, welfare, medical, retiree medical, dental, disability, workers’ compensation or other insurance, accident, life, retiree life, Code §125 “cafeteria” or “flexible” benefit, pension, savings, profit-sharing, deferred compensation, retirement or supplemental retirement plans, policies arrangements, agreements, perquisite programs or payroll practices, whether funded or unfunded, formal or informal, written or oral, registered or unregistered, that are sponsored or maintained by a Person or any Subsidiary or to which such Person or any Subsidiary is obligated to contribute, for current or former employees, officers, directors, or other service providers (or dependents or beneficiaries thereof) of such Person or any Subsidiary or any predecessor of any of the foregoing, but excluding plans in which such Person or Subsidiary is required to participate in by Law and which are sponsored and maintained by a Governmental Entity.
“Encumbrances” shall mean liens, pledges, charges, encumbrances, claims, hypothecation, mortgages, deeds of trust, statutory or deemed trusts, security interests, restrictions, applicable rights of first refusal, prior assignment, license, sublicense, adverse interest in property, or other burdens, options or encumbrances of any kind or any agreement, option, right or privilege (whether by Law, Contract or otherwise) capable of becoming any of the foregoing (any action of correlative meaning, to “Encumber”).
“Environmental Laws” shall mean any and all Laws pertaining to pollution and remediation thereof, protection of the environment, natural resources and human health and safety (to the extent related to human exposure to Hazardous Materials) and the generation, handling, storage, transportation, Release, control, disposal or cleanup of Hazardous Materials.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“Exchanges” shall mean the TSXV and the NYSE.
“Final Order” shall mean the final order of the Court approving the Arrangement pursuant to Section 193(4) of the ABCA in a form reasonably acceptable to Company and Vitesse, as such order may be amended by the Court (with the consent of both Company and Vitesse, which consent shall not be unreasonably withheld, conditioned or delayed) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is reasonably acceptable to both Company and Vitesse) on appeal.
“Fraud” means actual fraud by a Person, which involves a knowing and intentional or willful misrepresentation or omission of a material fact with respect to the making of (a) any representation or warranty set forth in Article 3 or in the corresponding representations or warranties set forth in the officers’ certificate of Company to be delivered pursuant to Section 6.2(d); or (b) any representation or warranty set forth in Article 4 or in the corresponding representations or warranties set forth in the officers’ certificate of Vitesse to be delivered pursuant to Section 6.3(c) and, in each case, does not include any fraud claim based on negligent misrepresentation, recklessness or any equitable fraud or promissory fraud.
“Governmental Entity” shall mean any supranational, national, provincial, tribal authority, state, local or foreign government, any instrumentality, subdivision, court, executive, legislature, tribunal, administrative agency, regulatory authority or commission or other authority thereof, or any quasi- governmental, self-regulatory or private body exercising any regulatory, judicial, administrative, taxing, importing or other governmental or quasi- governmental authority.
“Hazardous Materials” shall mean any chemical, product, material, substance, waste, pollutant, or contaminant that is defined or listed as hazardous or toxic or that is otherwise regulated under, or for which standards of conduct or liability may be imposed pursuant to, any Environmental Law, due to its hazardous or deleterious properties or characteristics, including any Hydrocarbons.
“Hedging Agreement” means the agreement dated the date hereof between the Company and Vitesse in respect of certain Derivative Transactions.
“Hydrocarbons” shall mean crude oil, natural gas, condensate, drip gas and natural gas liquids (including coalbed gas) and other liquids or gaseous hydrocarbons or other substances (including minerals) produced or associated therewith.
“IFRS” shall mean international financial reporting standards as adopted in Canada from time to time.
“Indebtedness” of any Person shall mean, without duplication: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person; (c) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (d) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under U.S. GAAP (in respect of Vitesse) or IFRS (in respect of Company); and (e) indebtedness of others as described in clauses (a) through (d) above guaranteed by such Person; but Indebtedness does not include (i) accounts payable to trade creditors or service providers, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith and (ii) the endorsement of negotiable instruments for collection in the ordinary course of business.

“Intellectual Property” shall mean rights in all intellectual property in any jurisdiction throughout the world protectable under applicable Law, including: (a) all trademark rights, business identifiers, service marks, trade names and brand names, and all goodwill associated with any of the foregoing; (b) all copyrights and all other rights associated therewith and the underlying works of authorship; (c) all patents and all proprietary rights associated therewith; (d) all inventions, mask works and mask work registrations, know how, discoveries, improvements, designs, computer source code, programs and other software (including all machine readable code and related documentation), trade secrets, websites, domain names, shop and royalty rights and all other types of intellectual property; and (e) all registrations of any of the foregoing and all applications therefor.
“Interim Order” shall mean the interim order of the Court made pursuant to subsection 193(4) of the ABCA in a form reasonably acceptable to Company and Vitesse, providing for, among other things, the calling and holding of the Company Meeting, as the same may be amended by the Court with the consent of Company and Vitesse, which consent shall not be unreasonably withheld, conditioned or delayed.
“IT Assets” shall mean computers, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment, and all associated documentation.
“Labor Agreement” shall mean any collective bargaining agreement or other Contract with any Union.
“Law” shall mean any supernational, national, provincial, regional, state, tribal, municipal, local or foreign statute, law (including common law), ordinance, rule, regulation, code, Order, judgment, injunction, writ, decree, governmental guideline, or interpretation having force of law, in each case of or otherwise put into effect by or under authority of any Governmental Entity; and the term “applicable” with respect to any such Law and in a context that refers to one or more Persons, means such Laws as are applicable to such Persons or its business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.
“Material Adverse Effect” shall mean, when used with respect to any Party, any fact, circumstance, effect, change, event or development that, individually or in the aggregate, (a) prevents, materially delays or materially impairs (or would reasonably be expected to prevent, materially delay or materially impair) the ability of such Party (or its Subsidiaries) to consummate the Transactions; or (b) has, or would reasonably be expected to have, a material adverse effect on the financial condition, business or results of operations of such Party and its Subsidiaries, taken as a whole; provided, however, that, in respect of clause (b) above, no fact, circumstance, effect, change, event or development (by itself or when aggregated or taken together with any and all other facts, circumstances, effects, changes, events or developments) to the extent directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Material Adverse Effect” or shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur:
(1)
changes in the general economic, financial, credit or securities markets, including prevailing interest rates or currency rates, or regulatory or political conditions and changes in oil, natural gas, condensate or natural gas liquids prices or the prices of other commodities, including changes in price differentials;

(2)
changes in general economic conditions in the:

(i)
oil and gas exploration and production industry;

(ii)
natural gas liquids fractionating and transportation industry generally;

(iii)
crude oil and condensate logistics and marketing industry generally; and

(iv)
natural gas marketing and trading industry generally (including in the case of each of clauses (i) through (iv) changes in law after the date of this Agreement affecting such industries);

(3)
the outbreak or escalation of hostilities or acts of war or terrorism, or any escalation or worsening thereof;

(4)
any hurricane, tornado, flood, earthquake or other natural disaster;

(5)
any epidemic, pandemic or disease outbreak (including the COVID-19 virus), or other public health condition, or any other force majeure event, or any escalation or worsening thereof;

(6)
any change in the market price or trading volume of the Vitesse Common Stock or the Company Common Shares (it being understood and agreed that the exception in this clause (6) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such change (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect);

(7)
any failure to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period (it being understood and agreed that the exception in this clause (7) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such failure (unless expressly excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect);

(8)
any downgrade in rating of any Indebtedness or debt securities of the applicable Party (it being understood and agreed that the exception in this clause 8 shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such downgrade (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect);

(9)
changes in any Laws or regulations following the entry into this Agreement applicable to Vitesse or Company, any of their respective Subsidiaries or their respective assets or operations;

(10)
changes in applicable accounting regulations or the interpretations thereof following the entry into this Agreement;

(11)
the execution and delivery of this Agreement and the public announcement of this Agreement and the Transactions, and the identity of Vitesse or their respective Affiliates, or any action expressly required or expressly permitted by this Agreement or taken at the express written request of or with the express prior written consent of Vitesse (provided that this clause 11 shall not apply to references to “Company Material Adverse Effect” in the representations and warranties set forth in Section 3.3(b), Section 3.10(j), Section 3.17(g) or Section 3.18(b) and, to the extent related thereto, the condition set forth in Section 6.2(a));

(12)
any actions taken (or omitted to be taken) at the written request or with the prior written consent of the other Party hereto;

(13)
any legal Proceedings commenced by any shareholder or stockholder, as applicable, of Company or Vitesse (on its own behalf or on behalf of Company or Vitesse, as applicable) arising out of or related to this Agreement or the Arrangement or other Transactions contemplated hereby; and

(14)
any legal Proceeding commenced after the date hereof under antitrust Law in relation to the transactions contemplated hereby;

provided, however, that any change, event, development, circumstance, condition, occurrence or effect referred to in the foregoing clauses (1), (2), (3), (4), (5), (9) or (10) will, unless otherwise excluded, be taken into account for purposes of determining whether a Material Adverse Effect has occurred if and to the extent that such change, event, development, circumstance, condition, occurrence or effect disproportionately affects Vitesse or Company and their respective Subsidiaries, in each case taken as a whole, relative to other similarly situated companies in the industries in which Vitesse and Vitesse’s Subsidiaries and Company and Company’s Subsidiaries respectively operate.
“NYSE” shall mean the New York Stock Exchange.

“Oil and Gas Contracts” shall mean any of the following Contracts to which the applicable Person or any of its Subsidiaries is a party (other than, in each case, an Oil and Gas Lease): all farm-in and farm-out agreements, exploration agreements, participation agreements, areas of mutual interest agreements, joint venture agreements, joint bidding agreements, development agreements, production sharing agreements, operating agreements, unitization, pooling and communitization agreements, declarations and orders, divisions orders, transfer orders, royalty deeds, oil and gas sales agreements, exchange agreements, gathering, processing and transportation Contracts and agreements, water supply, injection and disposal agreements, drilling, service and supply Contracts, geophysical and geological Contracts, land broker, title attorney and abstractor Contracts and all other Contracts relating to Hydrocarbons or revenues therefrom and claims and rights thereto, and, in each case, interests thereunder.
“Oil and Gas Interests” shall mean (a) direct and indirect interests in and rights with respect to Hydrocarbons and related properties and assets of any kind and nature, direct or indirect, including working and leasehold interests and operating rights and royalties, overriding royalties, production payments, net profit interests, carried interests, and other non-working interests and non-operating interests; (b) Hydrocarbons or revenues therefrom; (c) all Oil and Gas Leases and the leasehold estates created thereby and the lands covered by the Oil and Gas Leases or included in Units with which the Oil and Gas Leases may have been pooled or united; (d) all Oil and Gas Contracts; (e) surface interests, fee interests, reversionary interests, reservations and concessions; (f) all easements, surface use agreements, rights of way, licenses and permits, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons; (g) all rights and interests in, under or derived from unitization and pooling agreements in effect with respect to clauses (a) and (b) above and the Units created thereby which accrue or are attributable to the interests of the holder thereof; (h) all interests in machinery equipment (including Wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing and storage facilities (including tanks, tank batteries, pipelines, flow lines, gathering systems and metering equipment), pumps, water plants, electric plants, gasoline and gas platforms, processing plants, separation plants, refineries, testing and monitoring equipment, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons; and (i) all other interests of any kind or character associated with, appurtenant to, or necessary for the operation of any of the foregoing.
“Oil and Gas Leases” shall mean all oil, gas and/or mineral leases, subleases, licenses or other occupancy or similar agreements under which Company or any of its Subsidiaries, or Vitesse and any of its Subsidiaries, as applicable, leases, subleases or licenses or otherwise acquires or obtains the right to explore for, prospect, drill, develop and/or produce Hydrocarbons.
“Oil and Gas Properties” shall mean (a) all direct and indirect interests in and rights with respect to Hydrocarbon, mineral, water and similar properties of any kind and nature, including all Oil and Gas Leases and the interests in lands covered thereby or included in Units with which the Oil and Gas Leases may have been pooled, communitized or unitized, working, leasehold and mineral interests and estates and operating rights and royalties, overriding royalties, production payments, net profit interests, carried interests, non-participating royalty interests and other non-working interests and non-operating interests (including all Oil and Gas Leases, operating agreements, unitization, communitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, and in each case, interests thereunder), fee interests, reversionary interests, back-in interests, reservations and concessions; and (b) all Wells located on or producing from or injecting on any of the Oil and Gas Leases, Units or mineral interests and the rights to all Hydrocarbons and other minerals producing therefrom.
“Order” shall mean any order, writ, decision, injunction, judgment, or decree of any Governmental Entity.
“Organizational Documents” shall mean (a) with respect to a corporation, the articles or certificate of incorporation, as applicable, and bylaws thereof; (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof; and (c) with respect to a partnership, the certificate of formation and the partnership agreement, and with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

“Party” or “Parties” shall mean Vitesse and/or Company, as the case may be.
“PEO Plan” shall mean each Employee Benefit Plan maintained or contributed to by a professional employer organization.
“Permitted Encumbrance” shall mean:
(a)
to the extent waived prior to the Effective Time or not otherwise applicable to the Transactions, preferential purchase rights, rights of first refusal, purchase options and similar rights granted pursuant to any Contracts, including joint operating agreements, joint ownership agreements, stockholders or shareholders agreements (as applicable), Organizational Documents and other similar agreements and documents;

(b)
contractual or statutory mechanic’s, materialmen’s, warehouseman’s, journeyman’s, vendor’s repairmen’s, construction and carrier’s Encumbrances and other similar Encumbrances arising in the ordinary course of business for amounts not yet delinquent;

(c)
Encumbrances for current period Taxes that are not yet due or delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business and for which adequate reserves have been established on the financial statements of Vitesse or Company, as applicable, in accordance with U.S. GAAP (in respect of Vitesse) or IFRS (in respect of Company);

(d)
lease burdens payable to third parties which are deducted in the calculation of discounted present value in the Company Reserve Reports or the Vitesse Reserve Report, as applicable, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;

(e)
(i) contractual or statutory Encumbrances securing obligations for labor, services, materials and supplies furnished to mineral interests; (ii) Encumbrances on pipeline or pipeline facilities which arise out of operation of Law; or (iii) Encumbrances arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, Oil and Gas Leases, farm-out agreements, vehicle lease or financing agreements, office equipment lease or financing arrangements, division orders, contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements which are customary in the oil and gas business; provided, however, that, in the case of any Encumbrance described in the foregoing clauses (i), (ii) or (iii), such Encumbrance (A) secures obligations that are not Indebtedness and are not delinquent and (B) has no material adverse effect on the value, use or operation of the property encumbered thereby;

(f)
Encumbrances incurred in the ordinary course of business on cash or securities pledged in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for Indebtedness) entered into in the ordinary course of business (including lessee and operator obligations under statute, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters) or to secure obligations on surety or appeal bonds;

(g)
customary Encumbrances for the fees, costs and expenses of trustees and escrow agents pursuant to the indenture, escrow agreement or other similar agreement establishing such trust or escrow arrangement;

(h)
such title defects as Vitesse (in the case of title defects with respect to properties or assets of Company or any of Company’s Subsidiaries) may have expressly waived in writing or as Company (in the case of title defects with respect to properties or assets of Vitesse or any of Vitesse’s Subsidiaries) may have expressly waived in writing;

(i)
Encumbrances in respect of cash collateral referenced in Section 5.20(a);

(j)
rights reserved to or vested in any Governmental Entity to control or regulate any of Company’s or Vitesse’s or their respective Subsidiaries’ properties or assets in any manner;

(k)
all easements, covenants, restrictions (including zoning restrictions), rights-of-way, servitudes, permits, surface leases and other similar rights or restrictions in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of Company Owned Real Property or any real property owned by Vitesse or any of its Subsidiaries or the properties of Company or Vitesse or any of their respective Subsidiaries that are of record and customarily granted in the oil and gas industry and (i) do not materially interfere with the operation, value, development, exploration or use of the property or asset affected or (ii) increase the burdens payable to third parties that are deducted in the calculation of discounted present value in the Company Reserve Reports or the Vitesse Reserve Report, as applicable, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;

(l)
the terms and conditions of the leases, subleases, licenses, sublicenses or other occupancy agreements pursuant to which Company or any of its Subsidiaries is a tenant, subtenant or occupant (other than in connection with any breach thereof) that do not, and would not be reasonably expected to, materially impair or interfere with the use of the subject assets or otherwise materially impair business operations as presently conducted;

(m)
any Encumbrances discharged at or prior to the Effective Time;

(n)
all other Encumbrances, liens, charges, defects and irregularities not arising in connection with Indebtedness, and any encroachments, overlapping improvements, and other state of facts as would be shown on a current and accurate survey of any Company real property or Vitesse real property, as applicable, that in each case does not materially interfere with the operation, value, development, exploration or use of the property or asset affected;

(o)
any Encumbrances in respect of the Company Credit Facility or the Vitesse Credit Facility; and

(p)
nonexclusive licenses with respect to Intellectual Property in the ordinary course of business.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an unlimited liability company, an association, a trust or any other entity or organization, including a Governmental Entity.
“Personal Information” shall mean any information that, alone or in combination with other information held by Company or any of its Subsidiaries, identifies or could reasonably be used to identify an individual or household, and/or any other information that is considered “personal information,” “personal data,” or any similar term under any applicable Laws.
“Proceeding” shall mean any actual or threatened claim (including a claim of a violation of applicable Law), cause of action, action, charge, complaint, audit, demand, litigation, suit, proceeding, investigation, citation, inquiry, originating application to a tribunal, arbitration or other proceeding at Law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise, whether in contract, in tort or otherwise, and whether or not such claim, cause of action, action, charge, complaint, audit, demand, litigation, suit, proceeding, investigation, citation, inquiry, originating application to a tribunal, arbitration or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.
“Production Burden” shall mean all royalty interests, overriding royalty interests, production payments, net profit interests or other similar interests that constitute a burden on, and are measured by or are payable out of, the production of Hydrocarbons or the proceeds realized from the sale or other disposition thereof (including any amounts payable to publicly traded royalty trusts), other than Taxes and assessments of Governmental Entities.
“Registrar” shall mean the Registrar of Corporations duly appointed pursuant to Section 263 of the ABCA.

“Release” shall mean any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.
“Representatives” shall mean, with respect to any Person, the officers, directors, employees, accountants, consultants, agents, legal counsel, financial advisors and other representatives of such Person.
“SEC” shall mean the United States Securities and Exchange Commission.
“SEC Clearance” means the earliest of (a) confirmation from the SEC that the Vitesse Proxy Statement is not to be reviewed by the SEC; (b) if Vitesse has not otherwise been informed by the SEC that the SEC intends to review the Vitesse Proxy Statement, on the eleventh (11th) calendar day immediately following the date of filing of the Vitesse Proxy Statement with the SEC; and (c) if Vitesse receives comments from the SEC with respect to the Vitesse Proxy Statement, upon confirmation from the SEC that it has no further comments on the Vitesse Proxy Statement.
“SEDAR+” shall mean the System for Electronic Document Analysis and Retrieval maintained on behalf of the Canadian Securities Authorities.
“Subsidiary” of any Person shall mean any corporation or other form of legal entity (a) an amount of the outstanding voting securities of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are not such voting securities, fifty percent (50%) or more of the equity interests of which) is owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries; or (b) with respect to which such Person or one or more of its Subsidiaries is the general partner or the managing member or has similar authority.
“Superior Proposal” with respect to a Party, shall mean any bona fide written Acquisition Proposal with respect to such party made by a third party to acquire, directly or indirectly, pursuant to a tender offer, takeover bid, arrangement, exchange offer, merger, amalgamation, share exchange, consolidation, asset purchase or other business combination, (a) assets that constitute fifty percent (50%) or more of the net revenues, net income or the assets (based on the fair market value thereof) of such Party and its Subsidiaries, taken as a whole; or (b) fifty percent (50%) or more of the equity securities or voting power of such Party, in each case on terms which a majority of the board of directors of such Party determines in good faith (after consultation with its financial advisors and outside legal counsel, and taking into account all terms and conditions of the Acquisition Proposal and this Agreement, including any alternative transaction (including any modifications to the terms of this Agreement) proposed by the other Party in response to such Superior Proposal pursuant to Section 5.3 including any conditions to and expected timing of consummation, and any risks of non-consummation, of such Acquisition Proposal) to be (x) more favorable, from a financial point of view, to such party and its stockholders or shareholders (in their capacity as stockholders or shareholders, as applicable) as compared to the Arrangement and to any modifications to the terms of this Agreement proposed by the other Party hereto pursuant to Section 5.3; and (y) if accepted, reasonably likely to be completed on the terms proposed, taking into account all financial, regulatory, financing, timing, conditionality, legal, and other aspects of such proposal.
“Takeover Laws” shall mean any “Moratorium,” “Control Share Acquisition,” “Fair Price,” “Supermajority,” “Affiliate Transactions,” or “Business Combination Statute or Regulation” or other similar state antitakeover Laws.
“Tax Act” shall mean the Income Tax Act (Canada).
“Tax Return” shall mean any return, report, notice, filing, statement, declaration, claim for refund, information return or other document (including any related or supporting information, attachment thereto and amendment thereof) filed or required to be filed with any Governmental Entity in connection with the determination, assessment, collection or administration of any Taxes.
“Taxes” shall mean any and all taxes, charges, duties, imposts, levies or other assessments, in each case, in the nature of a tax, including income, harmonized sales, provincial sales, gross receipts, license, payroll, employment, employer health, stamp, occupation, windfall profits, environmental, capital stock, social security, pension (including Canada Pension Plan and Quebec Pension Plan), unemployment, disability, transfer, registration, ad valorem, alternative or add-on minimum, estimated, corporate, capital, excise, property, sales, use, turnover, value-added and franchise taxes, deductions, contributions, withholdings, custom duties and other assessments in the nature of a tax, in each case, imposed by any Governmental Entity, together with all interest, penalties and additions, imposed by any Governmental Entity with respect thereto.
“TSXV” shall mean the TSX Venture Exchange.
“U.S. Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.
“U.S. Securities Act” shall mean the United States Securities Act of 1933, as amended.
“U.S. Securities Laws” shall mean all applicable United States federal and state securities Laws, including the U.S. Securities Act, the U.S. Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations and published policies under or relating to the foregoing securities Laws and applicable stock exchange rules and listing standards of the NYSE.
“Units” shall mean all pooled, communitized or unitized acreage that includes all or a part of any Oil and Gas Lease.
“Vitesse Acquisition Proposal” shall mean an Acquisition Proposal with respect to Vitesse.
“Vitesse Benefit Plan” shall mean any Employee Benefit Plan sponsored, maintained, or contributed to (or required to be contributed to) by Vitesse or any of its Subsidiaries, or under or with respect to which Vitesse or any of its Subsidiaries has any current or contingent liability or obligation.
“Vitesse Credit Facility” shall mean the second amended and restated credit agreement among Vitesse, as borrower, Wells Fargo Bank, N.A., as administrative agent, and the lender parties thereto, dated as of January 13, 2023, as the same may be amended or amended and restated from time to time.
“Vitesse Data Room” shall mean the electronic data room, as it existed as of 5:00 p.m. (Calgary, Alberta time) as of December 13, 2024, and made available by Vitesse to Company and its Representatives in connection with the Transactions.
“Vitesse Equity Plan” shall mean the long-term incentive plan of Vitesse providing for the grant of awards, including Vitesse RSU Awards, Vitesse PSU Awards, stock options, stock appreciation rights, restricted stock, cash awards and other stock-based awards to employees, directors and consultants of Vitesse for up to a maximum of 3,960,000 shares of Vitesse Common Stock.
“Vitesse Intervening Event” shall mean a material event, fact, circumstance, development or occurrence that is not known (or, if known, the consequences of which are not known or reasonably foreseeable) to or by the Vitesse Board as of the date of this Agreement, which event, fact, circumstance, development or occurrence becomes known to the Vitesse Board prior to obtaining the Vitesse Stockholder Approval; provided, however, that in no event shall any of the following constitute a Vitesse Intervening Event: (a) the receipt, existence or terms of an actual or possible Vitesse Acquisition Proposal or Vitesse Superior Proposal; (b) any action taken by the Parties pursuant to the affirmative covenants set forth in Section 5.8(b); (c) any change, in and of itself, in the price or trading volume of shares of Vitesse Common Stock or Company Common Shares (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Vitesse Intervening Event, to the extent otherwise permitted by this definition); (d) the fact that Vitesse or any of its Subsidiaries exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Vitesse Intervening Event, to the extent otherwise permitted by this definition); (e) conditions (or changes in such conditions) in the oil and gas industry (including changes in commodity prices, general market prices and political or regulatory changes affecting the industry or any changes in applicable Law); or (f) any opportunity to acquire (by merger, joint venture, partnership, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties or businesses from, or enter into any licensing, collaborating or similar arrangements with, any other Person.
“Vitesse IT Assets” shall mean IT Assets owned by or used by Vitesse or Vitesse’s Subsidiaries.

“Vitesse Meeting” shall mean the meeting of Vitesse’s stockholders for the purpose of voting upon the Vitesse Resolution, and includes any adjournment or postponement thereof in accordance with this Agreement.
“Vitesse Oil and Gas Properties” means the Oil and Gas Properties owned or held by Vitesse or any of its Subsidiaries; provided that any references to “Oil and Gas Contracts” as applied in the context of Vitesse Oil and Gas Properties shall not include oil and gas sales agreements, gathering, processing and transportation Contracts and agreements, water supply, injection and disposal agreements, drilling, service and supply Contracts, geophysical and geological Contracts, or land broker, title attorney and abstractor Contracts.
“Vitesse Proxy Statement” shall mean a proxy statement on Schedule 14A, including all schedules, appendices and exhibits thereto and enclosed therewith, to be sent to the stockholders of Vitesse in connection with the Vitesse Meeting, as amended, supplemented or otherwise modified from time to time.
“Vitesse PSU Awards” shall mean any restricted stock units granted under the Vitesse Equity Plan subject to performance-based vesting.
“Vitesse Reserves Engineers” shall mean Cawley, Gillespie & Associates, Inc.
“Vitesse Resolution” means a resolution of the holders of Vitesse Common Stock approving the issuance of Vitesse Common Stock in connection with the Arrangement and the Transactions.
“Vitesse RSU Awards” shall mean any restricted stock units granted under the Vitesse Equity Plan subject to time-based vesting.
“Vitesse Stockholder Approval” shall mean the approval of the Vitesse Resolution in accordance with the rules and regulations of the NYSE and the Organizational Documents of Vitesse.
“Vitesse Superior Proposal” shall mean a Superior Proposal with respect to Vitesse (substituting “Vitesse Acquisition Proposal” for the term “Acquisition Proposal” set forth therein).
“Vitesse Supporting Stockholders” shall mean Robert Gerrity, Brian Friedman and Joseph Steinberg.
“Vitesse Transitional Plan” shall mean the Vitesse Transitional Equity Award Adjustment Plan.
“Vitesse Transitional Plan Options” shall mean any options to purchase Vitesse Common Stock granted under the Vitesse Transitional Plan.
“Vitesse Transitional Plan Restricted Stock Awards” shall mean any restricted stock awards granted under the Vitesse Transitional Plan.
“Vitesse Transitional Plan Restricted Units” shall mean any restricted units granted under the Vitesse Transitional Plan.
“Voting Debt” of a Person shall mean bonds, debentures, notes or other Indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders or stockholders of such Person may vote (and for clarity, in respect of Company, Voting Debt does not include the Company Credit Facility).
“WARN Act” shall mean the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state and local Laws related to plant closings, relocations, mass layoffs and employment losses.
“Wells” shall mean all oil and/or gas wells, whether producing, operating, shut-in or temporarily abandoned, located on an Oil and Gas Leases or Unit or otherwise associated with an Oil and Gas Interest of the applicable Person or any of its Subsidiaries.
“Willful and Material Breach” shall mean a material breach that is a consequence of an intentional act or failure to take an act by the breaching party with the knowledge that the taking of such act (or the failure to take such act) is reasonably likely to constitute a breach of this Agreement.

1.2   Other Defined Terms.
In addition to the defined terms in Section 1.1, each of the following capitalized terms has the meaning ascribed thereto in the corresponding Section:
ABCA	Recitals
Affected Person	Section 2.12
Agreement	Preamble
Arrangement Resolution	Recitals
Broker	Section 2.12(a)
Company	Preamble
Company 401(k) Plan	Section 5.9(g)
Company Adverse Recommendation Change	Section 5.3(b)(iv)
Company Board	Recitals
Company Board Recommendation	Section 3.3(a)
Company Capital Stock	Section 3.2(a)
Company Common Shares	Recitals
Company Contracts	Section 3.19(b)
Company Disclosure Letter	Article 3
Company Information	Section 5.4(d)
Company Insurance Policies	Section 3.20
Company Intellectual Property	Section 3.14(a)
Company Marketing Contract	Section 3.19(a)(ii)
Company Material Adverse Effect	Section 3.1
Company Material Leased Real Property	Section 3.15
Company Material Real Property Lease	Section 3.15
Company Non-Voting Shares	Section 3.2(a)
Company Notice	Section 5.3(b)
Company Notice of Change	Section 5.3(c)
Company Owned Real Property	Section 3.15
Company Permits	Section 3.9(a)
Company Preferred Stock	Section 3.2(a)
Company Related Parties	Section 3.25
Company Requisite Shareholder Vote	Section 2.3(a)(ii)
Company Reserve Reports	Section 3.17(a)
Company Securities Documents	Section 3.5(b)
Company Termination Fee	Section 7.3(g)
Company Voting Agreements	Recitals
Confidentiality Agreement	Section 5.7(b)
Consideration	Section 2.1(b)
Continuing Employee	Section 5.9(d)
Creditors’ Rights	Section 3.3(a)
Delaware Law	Section 8.7
Disclosed Personal Information	Section 5.21(b)
D&O Insurance	Section 5.10(d)

Employment Laws	Section 3.11(e)
Exchange Ratio	Section 2.1(b)
Indemnified Liabilities	Section 5.10(a)
Indemnified Persons	Section 5.10(a)
Intended U.S. Tax Treatment	Recitals
Measurement Date	Section 3.2(a)
Money Laundering Laws	Section 3.28(b)
OFAC	Section 3.28(d)
Permitted Company Acquisitions	Section 5.1(b)(iv)
Peters	Section 3.23
Phase II	Section 5.7(a)(iii)
Plan of Arrangement	Recitals
Post-Closing Plans	5.9(e)
Pre-Acquisition Reorganization	Section 5.14(a)
RBC	Section 3.23
Rights-of-Way	Section 3.16
Stock Issuance	Recitals
Supplemental Information	Section 2.3(a)(ix)
Tail Period	Section 5.10(d)
Termination Date	Section 7.1(b)(i)
Transaction Litigation	Section 5.11
Transactions	Recitals
Union	Section 3.11(b)
U.S. GAAP	Section 4.5(b)
Vitesse	Preamble
Vitesse 401(k) Plan	5.9(g)
Vitesse Adverse Recommendation Change	Section 5.3(e)(vi)
Vitesse Board	Recitals
Vitesse Board Recommendation	Section 4.3(a)
Vitesse Capital Stock	Section 4.2(a)
Vitesse Common Stock	Recitals
Vitesse Disclosure Letter	Article 4
Vitesse Information	Section 5.4(c)
Vitesse Insurance Policies	Section 4.17
Vitesse Intellectual Property	Section 4.13(a)
Vitesse Issued Securities	Section 2.3(a)(xi)
Vitesse Material Adverse Effect	Section 4.1
Vitesse Notice	Section 5.3(e)
Vitesse Notice of Change	Section 5.3(f)
Vitesse Permits	Section 4.9(a)
Vitesse Preferred Stock	Section 4.2(a)
Vitesse Reserve Reports	Section 4.15(a)
Vitesse SEC Documents	Section 4.5(a)
Vitesse Termination Fee	Section 7.3(g)

Vitesse Voting Agreements	Recitals
Withholding Obligation	Section 2.12
1.3   Numbers, Currency and Inclusive Terminology.
For purposes of this Agreement (a) the words “including” and “include” shall be deemed to be followed by the words “without limitation,” (b) the words “herein,” “hereof,” “hereby,” “hereto” or “hereunder” refer to this Agreement as a whole, (c) references to “$” refer to United States Dollars, (d) references to “C$” refer to Canadian Dollars, (e) the term “or” is not exclusive and (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.
1.4   Statute and Agreement References.
Any reference to any supranational, national, state, provincial, municipal, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.
1.5   Ordinary Course of Business.
References in this Agreement to the “ordinary course of business” with respect to any Person shall mean, at any given time, the ordinary course of such Person’s business, subject to any reasonable changes required to address any then current facts and circumstances, including requirements to comply with applicable Law.
1.6   Disclosure Letters.
Notwithstanding anything to the contrary in this Agreement, each Section of this Agreement is qualified by the matters set forth with respect to such Section in the correspondingly numbered Section of the Company Disclosure Letter or the Vitesse Disclosure Letter, as applicable, only to the extent specified therein; provided, however, that any fact or item that is disclosed in any Section of the Company Disclosure Letter or the Vitesse Disclosure Letter, as applicable, in sufficient detail to make its relevance to any other representation and warranty of Company or Vitesse, as applicable, set forth in this Agreement readily apparent shall be deemed disclosed as an exception to such other representation and warranty.
1.7   Interpretation Not Affected by Party Drafting.
Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each Party confirms that both it and its counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.
1.8   Made Available.
“Made available” means, with respect to any document, that such document was previously made available in the Company Data Room or the Vitesse Data Room, as applicable.
1.9   Time.
All times expressed herein are local time in the Province of Alberta, Canada, unless stated otherwise. When calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is not a Business Day, the period in question shall end on the next Business Day or if any action must be taken under this Agreement on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

1.10   Knowledge.
Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of a Party, it refers to the actual knowledge (after having made due inquiry) of the following persons and does not include the knowledge or awareness of any other individual or any constructive, implied or imputed knowledge: (a) in the case of Vitesse, Robert Gerrity and Brian Cree, and (b) in the case of Company, Brett Herman, Marvin Tang, Anthony Baldwin and Jason Skehar.
1.11   Sections, Articles, Schedules and Exhibits.
Unless the context otherwise requires, references in this Agreement (a) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and the Exhibits and Schedules attached to, this Agreement and (b) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof. The Schedules and Exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement. Capitalized terms used but not otherwise defined in the Schedules and Exhibits referred to in this Agreement shall have the meanings set forth in this Agreement. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. The following Schedules attached hereto are incorporated into and form an integral part of this Agreement:
Exhibit A — Arrangement Resolution
Exhibit B — Plan of Arrangement
Exhibit C — Form of Company Voting Agreement
Exhibit D — Form of Vitesse Voting Agreement
Exhibit E — Form of Company Warrant Exercise and Cancellation Agreement
ARTICLE 2
THE ARRANGEMENT
2.1   Arrangement.
Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time and as more fully set forth in the Plan of Arrangement:
(a)
Each Company Common Share issued and outstanding immediately prior to the Effective Time held by a registered shareholder of Company that has validly exercised and not validly withdrawn its Dissent Right in respect of the Arrangement will be transferred by such shareholder to Company and will be cancelled, all in accordance with the terms and conditions and in the manner set forth in the Plan of Arrangement.

(b)
Each Company Common Share issued and outstanding immediately prior to the Effective Time (other than Company Common Shares with respect to which Dissent Rights in respect of the Arrangement have been validly exercised and not validly withdrawn, which shall be treated in accordance with the Plan of Arrangement) will be transferred by such shareholder to Vitesse in exchange for 0.01239 of a share (the “Exchange Ratio”) of Vitesse Common Stock (the “Consideration”), as may be adjusted pursuant to the Plan of Arrangement. For the avoidance of doubt, and as provided for in the Plan of Arrangement, in no event shall any holder of Company Common Shares be entitled to fractional shares of Vitesse Common Stock.

2.2   Treatment of Company Share Awards and Company Warrants.
(a)
The particulars of Company Share Awards outstanding as at the date hereof are set out in the Company Disclosure Letter, including: (i) the names of holders of Company Share Awards and the type and number of Company Share Awards held by each of them; (ii) the date of grant; and (iii) the number of Company Common Shares to which the holder of each Company Share Award is entitled on the settlement thereof (prior to withholdings in accordance with Section 2.12, but after giving effect to the “Performance Award Payout Multiplier” in respect of any Company PSU Awards, as described in Section 2.3(b)(iii)).

(b)
The Parties acknowledge and agree as follows:

(i)
Pursuant to the terms of the Company Share Award Incentive Plan, the payment date in respect of the outstanding and unvested Company Share Awards as at the Effective Date will be accelerated and the award value in respect of such Company Share Awards will become payable immediately prior to the Effective Time. Immediately prior to the Effective Time, Company shall settle the award value in respect of all outstanding and unvested Company Share Awards by the issuance of such number of Company Common Shares as may be required from treasury, in accordance with the terms of the Company Share Award Incentive Plan, less that number of Company Common Shares that is equal in value to the applicable Withholding Obligation (satisfactory to Vitesse, acting reasonably) and Vitesse shall cause Company to, promptly following Closing and in accordance with applicable Law, pay to the appropriate Governmental Entity an amount of cash equal to the applicable Withholding Obligation in respect of the settlement of such holder’s Company Share Awards.

(ii)
After the date of this Agreement, Company may settle any vested Company Shares Awards by the issuance of such number of Company Common Shares as may be required from treasury, in accordance with the terms of the Company Share Award Incentive Plan, less that number of Company Common Shares that is equal in value to the applicable Withholding Obligation (satisfactory to Vitesse, acting reasonably) and Company shall, in accordance with applicable Law, pay to the appropriate Governmental Entity an amount of cash equal to the applicable Withholding Obligation in respect of the settlement of such holder’s Company Share Awards.

(iii)
The “Performance Award Payout Multiplier”, as defined in the Company Share Award Incentive Plan, to be applied to the Company PSU Awards payable as set forth in Sections 2.2(b)(i) and (ii), and the resulting number of Company Common Shares represented by such Company PSU Award (after application of such “Performance Award Payout Multiplier) and before any tax withholdings, in each case, are set forth in Schedule 2.2(b) of the Company Disclosure Letter.

The Parties acknowledge and agree that, subject to the terms and conditions of this Agreement, Company and the Company Board may take all such actions as are necessary or desirable to effect the foregoing; provided that neither Company nor the Company Board may settle the award value in respect of any outstanding Company Share Awards by payment in cash or with Company Common Shares acquired on the TSXV between the date of this Agreement and the Effective Time without the prior written consent of Vitesse.
(c)
The Parties acknowledge and agree that pursuant to the terms of the Company Warrants, two-thirds of such Company Warrants have, as at the date hereof, vested and are eligible for exercise. Company covenants and agrees that it will use its best efforts to encourage and facilitate the holders of all outstanding Company Warrants to enter into Company Warrant Exercise and Cancellation Agreements with Company on or prior to obtaining the Interim Order.

(d)
The Parties acknowledge and agree that to the extent an amount is paid to a holder of Company Warrants including the issuance of Company Common Shares for the Company Warrants, and to the extent such Company Warrants are subject to section 7 of the Tax Act:

(i)
Company will elect under subsection 110(1.1) of the Tax Act, in prescribed form, in respect of such Company Warrants exercised pursuant to a Company Warrant Exercise and Cancellation Agreement or pursuant to the terms of the Arrangement, as applicable, that neither Company, nor any person who does not deal at arm’s length with Company (including, for greater certainty, Vitesse after the Effective Time), will deduct, in computing income for the purposes of the Tax Act, any amount in respect of a payment made (including the issuance of Company Common Shares) to such holders of Company Warrants, in connection with the exercise of such Company Warrants; and

(ii)
Company will provide such holders of Company Warrants with evidence in writing of such election under subsection 110(1.1) of the Tax Act.

2.3   Company Implementation Steps.
(a)
As promptly as reasonably practicable following execution of this Agreement and in any event in sufficient time to hold the Company Meeting in accordance with this Agreement, Company shall apply to the Court in a manner reasonably acceptable to Vitesse, pursuant to Section 193(2) of the ABCA, and in cooperation with Vitesse, prepare, file and diligently pursue an application for the Interim Order. Company shall use reasonable commercial efforts to schedule the Interim Order hearing with the Court for a date on or about the fifteenth (15th) calendar day immediately following the date of filing of the Vitesse Proxy Statement with the SEC; provided that Company shall reschedule such hearing if SEC Clearance is not obtained (or not obtainable) by the third (3rd) Business Day prior to the date of the hearing; provided further that in the event such hearing is rescheduled, Company shall use reasonable commercial efforts to reschedule such hearing to occur as soon as reasonably practicable following the receipt of SEC Clearance, in each case subject to the availability of the Court. Notwithstanding the foregoing, Company shall not be required to schedule the Interim Order hearing for a date prior to the thirtieth (30th) day following the date of this Agreement. The Interim Order shall provide (among other things):

(i)
for the class of persons to whom notice shall be provided in respect of the Arrangement on the terms and subject to the conditions set forth in the Plan of Arrangement and the Company Meeting and for the manner in which such notice shall be provided;

(ii)
that the requisite approval (the “Company Requisite Shareholder Vote”) for the Arrangement Resolution shall be:

(A)
at least two-thirds of the votes cast on the Arrangement Resolution by those holders of Company Common Shares present in person or represented by proxy at the Company Meeting, each Company Common Share entitling the holder thereof to one vote on the Arrangement Resolution; and

(B)
if required under Canadian Securities Laws, a simple majority of the votes cast on the Arrangement Resolution by holders of Company Common Shares present in person or represented by proxy at the Company Meeting after excluding the votes cast by those persons whose votes are required to be excluded in accordance with Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions;

(iii)
that, in all other material respects, other than as ordered by the Court, the terms, restrictions and conditions of Company’s Organizational Documents as in effect as of the entry into this Agreement, including quorum requirements and all other matters, shall apply in respect of the Company Meeting;

(iv)
for the grant of the Dissent Rights to the registered holders of Company Common Shares in respect of the Arrangement as set forth in the Plan of Arrangement;

(v)
for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(vi)
the Company Meeting may be adjourned or postponed from time to time by Company (subject to the terms of this Agreement) without the need for additional approval of the Court, and that notice of such adjournment or postponement may be given by such method as Company determines is appropriate in the circumstances, and that, subject to the terms of this Agreement, the time period required for any such adjournment or postponement shall be for such time period or periods as Company deems advisable;

(vii)
confirmation of the record date for the purposes of determining the holders of Company Common Shares entitled to receive material and vote at the Company Meeting in accordance with the Interim Order;

(viii)
that the record date for holders of Company Common Shares entitled to notice of, and for holders of Company Common Shares entitled to vote at, the Company Meeting will not change in respect of any adjournment(s) or postponement(s) of the Company Meeting, unless required by the Court or applicable Laws;
(ix)
that Company and Vitesse are authorized to make such amendments, revisions or supplements (the “Supplemental Information”) to the Applicable Proxy Statement / Circular, form of proxy, notices of the Company Meeting and Vitesse Meeting, letter of transmittal and notice of originating application and similar documents, subject to the other provisions of this Agreement and the Interim Order (in respect of the Company Circular), as they may determine, subject to the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), or as is necessary to comply with Applicable Securities Laws (provided that the other Party has been provided a reasonable opportunity to comment thereon and the disclosing Party has considered such comments in good faith), and Company and Vitesse shall disclose such Supplemental Information (subject to the terms of this Section 2.3(a)(ix)), including any material changes, by the method and in the time most reasonably practicable in the circumstances as determined by Company or Vitesse and in compliance with Applicable Securities Laws (including, without limitation, by press release, news release, newspaper advertisement, Current Report on Form 8-K or Form 6-K, as applicable, or by notice sent to Company shareholders or Vitesse stockholders, as applicable, by any of the means such meeting materials are otherwise sent to such holders); and without limiting the generality of the foregoing, if any material change or material fact (each within the meaning of Applicable Securities Laws) arises between the date of the Interim Order and the date of the Company Meeting or Vitesse Meeting, which change or fact, if known prior to mailing of the Applicable Proxy Statement / Circular, would have been disclosed in the Applicable Proxy Statement / Circular, then, subject to the other terms of this Section 2.3(a)(ix) and the Interim Order (in respect of the Company Circular): (A) Vitesse or Company, as applicable, shall advise the Vitesse stockholders or Company shareholders, respectively, of the material change or material fact by disseminating a news release and making all requisite filings with the SEC and SEDAR+, as applicable, in accordance with Applicable Securities Laws and the policies of the applicable Exchanges; and (B) provided that the foregoing news release describes the applicable material change or material fact in reasonable detail and no amendment to the Applicable Proxy Statement / Circular is required to be filed pursuant to the Applicable Securities Laws, neither Vitesse nor Company shall be required to deliver an amendment to the Applicable Proxy Statement / Circular to the Vitesse stockholders or Company shareholders, respectively, or otherwise give notice to the Vitesse stockholders or Company shareholders, respectively, of the material change or material fact other than dissemination and filing of the foregoing news release;

(x)
that each holder of Company Common Shares entitled to receive the Consideration pursuant to the Arrangement will have the right to appear before the Court so long as they enter an appearance within a reasonable time and in accordance with the procedures set out in the Interim Order;

(xi)
that it is Vitesse’s intention to rely upon the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act with respect to the issuance of the Vitesse Common Stock (the “Vitesse Issued Securities”) to be issued to holders of Company Common Share pursuant to the Arrangement, based on the Court’s approval of the Arrangement; and

(xii)
for such other matters as Vitesse and Company may reasonably require, subject to obtaining the prior consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed.

(b)
Company shall, as soon as reasonably practicable after SEC Clearance and consistent with the provisions set forth in Section 5.6:

(i)
duly take all lawful action to call, give written notice of, convene and hold the Company Meeting;

(ii)
allow Vitesse’s Representatives and legal counsel to attend the Company Meeting;

(iii)
not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Company Meeting without Vitesse’s prior written consent, which written consent shall not be unreasonably withheld, conditioned or delayed, except pursuant to and in accordance with Section 5.6(a) or as otherwise expressly permitted under this Agreement;

(iv)
subject to the terms of this Agreement, (A) solicit proxies in favor of the Arrangement Resolution, including, if reasonably requested by Vitesse, using the services of dealers and proxy solicitation firms to solicit proxies in favor of the approval of the Arrangement Resolution (which costs shall be borne by Company) and consult with Vitesse and keep Vitesse apprised with respect to such solicitation and other actions; and (B) keep Vitesse reasonably informed of the number of proxy votes received in respect of the Arrangement Resolution and, in any event, shall provide such number promptly upon the request of Vitesse or its Representatives; and

(v)
at the reasonable request of Vitesse from time to time, promptly provide Vitesse with a list (in both written and electronic form) of: (A) the registered Company shareholders, together with their addresses and respective holdings of Company Common Shares; (B) the names and addresses and holdings of all Persons having rights issued by Company to acquire Company Common Shares (including holders of Company Share Awards); and (C) participants in book based systems and non-objecting beneficial owners of Company Common Shares. Company shall from time to time require that its registrar and transfer agent furnish Vitesse with such additional information, including updated or additional lists of Company shareholders and lists of holdings and other assistance as Vitesse may reasonably request.

(c)
If (i) the Interim Order is obtained; (ii) the Arrangement Resolution is approved at the Company Meeting by Company shareholders as provided for in the Interim Order and as required by applicable Law; and (iii) the Vitesse Resolution is approved at the Vitesse Meeting by Vitesse stockholders as required by NYSE rules, Company shall take all steps necessary or desirable to submit the Arrangement to the Court and diligently pursue an application for the Final Order pursuant to Section 193(2) of the ABCA as soon as reasonably practicable, and in any event such that the Final Order hearing occurs not later than three (3) Business Days after the later of the approval of the Arrangement Resolution and the approval of the Vitesse Resolution, subject to the availability of the Court.

2.4   Vitesse Implementation Steps.
(a)
Vitesse shall, as soon as reasonably practicable after SEC Clearance and consistent with the provisions set forth in Section 5.6:

(i)
duly take all lawful action to call, give written notice of, convene and hold the Vitesse Meeting;

(ii)
in consultation with Company, fix and publish a record date for the purposes of determining Vitesse stockholders entitled to receive notice of and vote at the Vitesse Meeting and give notice to Company of the Vitesse Meeting;

(iii)
allow Company’s Representatives and legal counsel to attend the Vitesse Meeting;

(iv)
not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Vitesse Meeting without Company’s prior written consent, which written consent shall not be unreasonably withheld, conditioned or delayed, except pursuant to and in accordance with Section 5.6(c) or as otherwise permitted under this Agreement;

(v)
subject to the terms of this Agreement, (A) solicit proxies in favor of the Vitesse Resolution, including, if reasonably requested by Company, using the services of dealers and proxy solicitation firms to solicit proxies in favor of the approval of the Vitesse Resolution (which costs shall be borne by the Company) and consult with Company and keep Company apprised with respect to such solicitation and other actions and (B) keep Vitesse reasonably informed of the number of proxy votes received in respect of the Arrangement Resolution and, in any event, shall provide such number promptly upon the request of Vitesse or its Representatives; and
(vi)
at the reasonable request of Company from time to time, promptly provide Company with a list (in both written and electronic form) of: (A) the registered Vitesse shareholders, together with their addresses and respective holdings of Vitesse Common Stock; and (B) participants in book-based systems and non-objecting beneficial owners of Vitesse Common Stock, together with their addresses and respective holdings of Vitesse Common Stock. Vitesse shall from time to time require that its registrar and transfer agent furnish Company with such additional information, including updated or additional lists of Vitesse shareholders and lists of holdings and other assistance as Company may reasonably request.

2.5   Certain Adjustments.
Without limiting Section 5.1 or Section 5.2, if between the entry into this Agreement and the Effective Time, (a) the outstanding Company Common Shares or shares of Vitesse Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, (b) a stock dividend or dividend payable in any other securities of Company or Vitesse shall have been declared with a record date for the payment of such dividend within such period or (c) any similar event shall have occurred, then the Consideration shall be appropriately adjusted to provide the holders of Company Common Shares the same economic effect as contemplated by this Agreement prior to such event.
2.6   Dissenting Shares.
Prior to the Company Meeting, Company shall provide Vitesse with prompt (and in no event later than two (2) Business Days after receipt of notice) written notice of any purported exercise or withdrawal of Dissent Rights, or instruments served pursuant to Dissent Rights, by any shareholder of Company that is received by or on behalf of Company or any of its Representatives in relation to the Arrangement Resolution. Company shall provide Vitesse with the opportunity to participate in and direct all negotiations and proceedings with respect to any exercise of such Dissent Rights. Without the prior written consent of Vitesse, Company shall not make any payment with respect to, settle or offer to settle, or otherwise negotiate with respect to any such dissent, notice or instrument.
2.7   Closing.
(a)
Subject to satisfaction or waiver of all of the conditions set forth in Article 6, the Arrangement shall be effective at the Effective Time on the Closing Date and will have all of the effects provided by applicable Law.

(b)
As soon as reasonably practicable, but in any event not later than five (5) Business Days after the last of the conditions set forth in Article 6 (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the satisfaction of such conditions) have been satisfied or, waived by the applicable Party in whose favor the condition is, or at such later date as is mutually agreed to in writing by the Parties, the Parties will complete the Arrangement, including by executing and delivering such closing documents and instruments and sending to the Registrar, the Articles of Arrangement, the Final Order and such other documents as may be required to give effect to the Arrangement, in each case, in a form and substance reasonably satisfactory to each Party, and the Arrangement shall become effective at the Effective Time and the steps comprising the Plan of Arrangement will be deemed to occur in the order, at the times, and in the manner set forth therein.

2.8   Vitesse Board.
Vitesse shall take all corporate actions necessary to cause, upon the Effective Time, (a) the number of directors constituting the Vitesse Board to be increased by two (2) and (b) the two (2) directors appointed to the Vitesse Board to fill such vacancy to be, unless otherwise agreed in writing by Vitesse and Company, M. Bruce Chernoff and Gary Reaves (a “Designated Director”); provided, however, that at least one (1) of any such Designated Directors are independent under the rules and regulations of the NYSE as determined by the Nominating, Governance and Environmental and Social Responsibility Committee of Vitesse. If the Effective Time occurs prior to the 2025 annual meeting of stockholders of Vitesse at which directors will be elected to serve until the annual meeting of stockholders in 2026 (the “2025 Annual Meeting”), then, in such event, Vitesse shall take all corporate actions necessary to cause M. Bruce Chernoff and Gary Reaves to be included in the slate of nominees recommended by the Vitesse Board for election as directors at such 2025 Annual Meeting.
2.9   U.S. Securities Act Matters.
The Parties agree that the Arrangement will be carried out with the intention, and will use their reasonable commercial efforts to ensure that, all the Vitesse Common Stock issued on completion of the Arrangement pursuant to this Agreement and the Plan of Arrangement will be issued by Vitesse in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereunder. In order to ensure the availability of the exemption under Section 3(a)(10) of the U.S. Securities Act and to facilitate the Parties compliance with other U.S. Securities Laws, the Parties agree that the Arrangement will be carried out on the following basis:
(a)
the Arrangement will be subject to the approval of the Court, including an affirmative determination of procedural and substantive fairness;

(b)
prior to the issuance of the Interim Order, the Court will be advised of the intention of Vitesse to rely on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act prior to the hearing required to approve the Arrangement;

(c)
prior to the issuance of the Interim Order, Company will file with the Court a draft copy of the proposed text of the Company Circular together with any other documents required by Law in connection with the Company Meeting;

(d)
the Court will be advised prior to the hearing that its approval of the Arrangement will be relied upon as a determination that the Court has satisfied itself as to the procedural and substantive fairness of the Arrangement to the holders of Company Common Shares;

(e)
Company will ensure that holders of Company Common Shares entitled to receive Vitesse Issued Securities on completion of the Arrangement will be given adequate notice advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary for them to exercise that right;

(f)
the holders of Company Common Shares entitled to receive Vitesse Issued Securities will be advised that the Vitesse Issued Securities issued pursuant to the Arrangement have not been registered under the U.S. Securities Act and will be issued by Vitesse in reliance on the exemption under Section 3(a)(10) of the U.S. Securities Act;

(g)
the Final Order approving the Arrangement will expressly state that the Court is satisfied that the Arrangement is procedurally and substantively fair to the holders of Company Common Shares;

(h)
the Interim Order approving the Company Meeting will specify that each holder of Company Common Shares will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement so long as they enter an appearance within a reasonable time; and

(i)
the Final Order shall include a statement (which may be in the recitals thereof) to substantially the following effect:

“AND UPON being advised that the approval of the Arrangement by this Court will have the effect of providing the basis for an exemption from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof, with respect to the issuance of securities of Vitesse pursuant to the Arrangement.”

2.10   Canadian Securities Laws Matters.
The Parties agree that the Arrangement will be carried out with the intention that, and each shall use reasonable commercial efforts to ensure that, all Vitesse Issued Securities issued on completion of the Arrangement pursuant to this Agreement and the Plan of Arrangement will be issued by Vitesse in reliance on exemptions from the prospectus requirements of applicable Canadian Securities Laws.
2.11   Satisfaction of Consideration.
Vitesse will, following receipt by Company of the Final Order and prior to the sending by Company of the Articles of Arrangement to the Registrar in accordance with Section 2.7(b), deposit in escrow, or cause to be deposited in escrow, with the Depositary (the terms and conditions of such escrow to be satisfactory to the Parties, acting reasonably) sufficient shares of Vitesse Common Stock to satisfy the aggregate Consideration payable to all Company shareholders pursuant to the Arrangement.
2.12   Withholding Rights.
Vitesse, Company, the Depositary and their respective affiliates and agents shall be entitled to deduct and withhold from all distributions or payments otherwise payable to any Company shareholder, holder of Company Share Awards, Company Warrants or other Person (an “Affected Person”) such amounts as any of them reasonably determines is required to be deducted or withheld with respect to such payment under the Tax Act, the Code or any provision of any applicable federal, provincial, state, local or foreign Law or treaty, in each case, as amended (a “Withholding Obligation”). To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes hereof as having been paid or delivered to the Affected Person in respect of which such deduction and withholding was made; provided that such deducted and withheld amounts are remitted to the appropriate Governmental Entity. Vitesse, Company, the Depositary and their respective affiliates and agents shall cooperate in good faith with one another and use their respective reasonable commercial efforts to obtain, upon request, a permitted reduction of or relief from any Withholding Obligation. Vitesse, Company, the Depositary and their respective affiliates and agents shall also have the right to:
(a)
withhold and sell, on their own account or through a broker (the “Broker”), and on behalf of any Affected Person; or

(b)
require the Affected Person to irrevocably direct the sale through a Broker and irrevocably direct the Broker to pay the proceeds of such sale to Company, the Depositary or Vitesse as appropriate (and, in the absence of such irrevocable direction, the Affected Person shall be deemed to have provided such irrevocable direction);

such number of shares of Vitesse Common Stock issued or issuable to such Affected Person pursuant to the Agreement as is necessary to produce sale proceeds (after deducting commissions payable to the Broker and other reasonable costs and expenses) sufficient to fund any Withholding Obligation. Any such sale of shares of Vitesse Common Stock shall be effected in good faith at prevailing market prices employing commercially reasonable practices on a public market and as soon as practicable following the Effective Date. None of Vitesse, Company, the Depositary, the Broker or their respective affiliates and agents will be liable for any loss arising out of any sale of such shares of Vitesse Common Stock if such sale is made in accordance with this Section 2.12.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF COMPANY
Except as set forth in the applicable Section or Subsection of the disclosure letter dated as of the date of this Agreement and delivered by Company to Vitesse on or prior to the entry into this Agreement (the “Company Disclosure Letter”) and except as disclosed in the Company Securities Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) filed with or furnished to the Canadian Securities Authorities and available on SEDAR+, since January 1, 2023 and prior to the date of this Agreement (excluding any disclosures set forth or referenced in any risk factor section or in any other section, in each case, to the extent they are forward-looking statements or cautionary, predictive, non-specific or forward-looking in nature (but, for clarity, including any historical factual information contained within such headings, disclosure or statements)), Company represents and warrants to Vitesse as follows:
3.1   Organization, Standing and Power.
Each of Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, continuation or organization, with all requisite entity power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted, other than where the failure to be so organized or to have such power, authority or standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company and its Subsidiaries, taken as a whole (a “Company Material Adverse Effect”). Each of Company and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets or properties, makes such qualification or license necessary, other than where the failure to so qualify, license or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Company has heretofore made available to Vitesse in the Company Data Room complete and correct copies of its Organizational Documents and the Organizational Documents of each Subsidiary, each as amended prior to the execution of this Agreement, and each as made available to Vitesse is in full force and effect, and neither Company nor any of its Subsidiaries is in violation of any of the provisions of such Organizational Documents.
3.2   Capital Structure.
(a)
As of the date of this Agreement, the authorized capital stock of Company consists of (i) an unlimited number of Company Common Shares; (ii) an unlimited number of non-voting shares (the “Company Non-Voting Shares”); and (iii) and an unlimited number of class A preferred shares, issuable in series, of which series 1 class A preferred shares are authorized for issuance (collectively, the “Company Preferred Stock” and, together with the Company Common Shares, and the Company Non-Voting Shares the “Company Capital Stock”). At the close of business on December 13, 2024 (the “Measurement Date”): (A) 637,664,266 Company Common Shares were issued and outstanding, (B) no shares of Company Non-Voting Shares were issued and outstanding, and (C) no shares of Company Preferred Stock were issued and outstanding.

(b)
At the close of business on the Measurement Date there were outstanding (i) 8,266,303 Company RSU Awards; (ii) 30,498,923 Company PSU Awards (for clarity, without giving effect to any “Performance Award Payout Multiplier” as defined in the Company Share Award Incentive Plan and 32,775,179 Company PSU Awards after giving effect to the “Performance Award Payout Multiplier” that will apply, as described in Section 2.2(b)); and (iii) 21,000,000 Company Warrants, and except as set forth in this Section 3.2, there are no outstanding: (A) shares of Company Capital Stock or any Voting Debt or other voting securities of Company; (B) securities of Company or any Subsidiary of Company convertible into or exchangeable or exercisable for shares of Company Capital Stock, Voting Debt or other voting securities of Company; and (C) options, warrants, subscriptions, calls, rights (including, except as set forth in the Company Investor Rights Agreement, preemptive and appreciation rights), commitments or agreements to which Company or any Subsidiary of Company is a party or by which it is bound in any case obligating Company or any Subsidiary of Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of Company Capital Stock or any Voting Debt or other voting securities of Company or any securities convertible into or exchangeable or exercisable for such securities, or obligating Company or any Subsidiary of Company to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or agreement.

(c)
All outstanding Company Common Shares have been duly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of, and other than as set forth in the Company Investor Rights Agreement are not subject to, any preemptive rights. All outstanding Company Common Shares have been issued and granted in compliance in all material respects with Applicable Securities Laws, other applicable Law and applicable Contracts (including the Company Share Award Incentive

Plan). All outstanding shares of capital stock or other equity interests of the Subsidiaries of Company are owned by Company, are free and clear of all Encumbrances, other than Permitted Encumbrances, and have been duly authorized, validly issued, fully paid and non-assessable and all such shares or equity ownership interests are set forth in Schedule 3.2(c) of the Company Disclosure Letter. Other than pursuant to the Company Investor Rights Agreement, there are not any shareholder agreements, voting trusts or other agreements to which Company or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of capital stock or other equity interest of Company or any of its Subsidiaries.
(d)
As of the date of this Agreement, neither Company nor any of its Subsidiaries has any (i) interests in a joint venture or, directly or indirectly, equity securities or other similar equity interests in any Person; or (ii) obligations, whether contingent or otherwise, to consummate any additional investment in any Person other than its Subsidiaries. No Subsidiary of Company owns any Company Common Shares or any other shares of Company Capital Stock.

3.3   Authority; No Violations.
(a)
Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the approval by the Court of the Interim Order and the Final Order, obtaining the requisite consents under the Company Credit Facility and obtaining the Company Requisite Shareholder Vote to approve the Arrangement Resolution, to perform its obligations hereunder. The execution and delivery of this Agreement by Company and the consummation by Company of the Transactions have been duly authorized by all necessary corporate action on the part of Company, subject to obtaining the Company Requisite Shareholder Vote to approve the Arrangement Resolution, the requisite consents under the Company Investor Rights Agreement and the Company Credit Facility and obtaining the approval by the Court of the Interim Order and the Final Order. This Agreement has been duly executed and delivered by Company, and assuming the due and valid execution of this Agreement by Vitesse, constitutes a valid and binding obligation of Company enforceable against Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity regardless of whether such enforceability is considered in a Proceeding in equity or at Law (collectively, “Creditors’ Rights”). The Company Board has unanimously (i) determined that the Arrangement and the other Transactions are in the best interests of Company and are fair to the holders of the Company Common Shares; (ii) authorized and approved the entering into of this Agreement and the performance by Company of its obligations under this Agreement; and (iii) resolved to recommend that the holders of Company Common Shares vote in favor of the Arrangement (such recommendation described in this clause (iii), the “Company Board Recommendation”). The Company Requisite Shareholder Vote is the only vote of the holders of any class or series of the Company Capital Stock or, subject to the discretion of the Court, any other security of the Company or any of its Subsidiaries necessary to approve and adopt this Agreement and the Transactions, including the Arrangement.

(b)
The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not (i) contravene, conflict with or result in a breach or violation of any provision of the Organizational Documents of Company (assuming the Company Requisite Shareholder Vote is obtained) or any of its Subsidiaries; (ii) with or without notice, lapse of time or both, result in a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Company or any of its Subsidiaries under, any provision of any loan or credit agreement (subject to the receipt of the requisite consents and approvals required under the Company Credit Facility), note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or its or their respective properties or assets are bound; or (iii) assuming the Consents referred to in Section 3.4 are duly and timely obtained or made and the Company Requisite Shareholder Vote has been obtained and the Court has granted the Interim Order and the Final Order, contravene, conflict with or result in a breach or violation of any Law applicable to Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such contraventions, conflicts, violations, defaults, acceleration, losses, or Encumbrances that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.4   Consents.
No Consent from or with any Governmental Entity is required to be obtained or made by Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Company or the consummation by Company of the Transactions and neither Company nor any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the Transactions, except for: (a) filings as required by Applicable Securities Laws; (b) the filing and recordation of appropriate documents as required by the ABCA; (c) receipt of the Interim Order and the Final Order; (d) compliance with and filings under Applicable Securities Laws and stock exchange rules and policies; and (e) filings that would not prevent or materially delay the consummation of the transactions contemplated hereby.
3.5   Securities Documents; Financial Statements.
(a)
The Company is (i) a “reporting issuer” within the meaning of applicable Canadian Securities Laws in the provinces of Alberta, British Columbia, Ontario and Saskatchewan; and (ii) not on the list of reporting issuers in default under applicable Canadian Securities Laws in the province of Alberta, and neither the Canadian Securities Authorities nor any other securities commission or similar regulatory authority has issued any order preventing or suspending trading of any securities of the Company, and the Company is in compliance in all material respects with applicable Canadian Securities Laws. Trading in the Company Common Shares on the TSXV is not currently halted or suspended. No delisting, suspension of trading or cease trading order with respect to any securities of the Company is pending or, to the knowledge of the Company, threatened. Except as set forth in this Section 3.5(a), neither the Company nor any of its Subsidiaries is subject to continuous disclosure or other public reporting requirements under Applicable Securities Laws other than under Canadian Securities Laws.

(b)
Since January 1, 2023, Company has filed or furnished with Canadian Securities Authorities, on a timely basis, all forms, reports, certifications, schedules, statements and documents required to be filed or furnished under Applicable Securities Laws (the “Company Securities Documents”). As of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing), each of the Company Securities Documents, complied as to form in all material respects with the Applicable Securities Laws applicable to such Company Securities Documents, and none of the Company Securities Documents contained, when filed (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)
The financial statements of Company included in the Company Securities Documents, including all notes and schedules thereto, complied in all material respects, when filed (or if amended, supplemented or superseded prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing) with Applicable Securities Laws with respect thereto, were prepared in accordance with IFRS applied on a consistent basis during the periods involved (except in the case of the unaudited statements, as permitted by applicable Canadian Securities Laws) and fairly present in all material respects in accordance with applicable requirements of IFRS (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of Company and its consolidated Subsidiaries as of their respective dates and the results of operations and the cash flows of Company and its consolidated Subsidiaries for the periods presented therein.

(d)
Company has established and maintains internal controls over financial reporting and disclosure controls and procedures; such disclosure controls and procedures are designed to ensure that material information relating to Company, including its consolidated Subsidiaries, required to be disclosed by Company in the reports that it files or submits under Applicable Securities Laws is accumulated and communicated to Company’s Chief Executive Officer and Chief Financial Officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Company in the reports that it files or submits under Applicable Securities Laws is recorded, processed, summarized and reported within the time periods specified in Applicable Securities Laws, and further designed and maintained to provide reasonable assurance regarding the reliability of Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with IFRS. There is no significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by Company or its Subsidiaries. Since January 1, 2022, there has not been, any illegal act or fraud related to the Company (or its Subsidiaries), whether or not material, that involves management or other employees who have a significant role in Company’s internal controls. The Chief Executive Officer and the Chief Financial Officer of Company have made all certifications required by Applicable Securities Laws with respect to the applicable Company Securities Documents referenced therein, and the statements contained in such certifications were complete and correct in all material respects as of the dates they were made.
(e)
To the knowledge of the Company and except as set forth in Schedule 3.5(e) of the Company Disclosure Letter, no related party of the Company is entitled to receive as a consequence of this Agreement or the Transactions any collateral benefit, other than a benefit described in paragraph (c) of the definition of collateral benefit where either (i) the related party, together with its associated entities beneficially owns or exercises control or direction over less than one percent (1%) of the outstanding Company Common Shares; or (ii) the requirements of clause (c)(iv)(B)(I) and (II) of the definition of collateral benefit have been satisfied with respect to that benefit and the Company will provide the disclosure contemplated by clause (c)(iv)(B)(III) in the definition of collateral benefit in the Company Circular. The terms “related party,” “associated entity” and “collateral benefit” are used in this paragraph as defined in Multilateral Instrument 61 – 101 — Protection of Minority Security Holders in Special Transactions.

3.6   Absence of Certain Changes or Events.
(a)
Since December 31, 2023 through the date of this Agreement, there has not been any Company Material Adverse Effect or any event, change, effect or development that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

(b)
From December 31, 2022 through the date of this Agreement, except as disclosed in the Company Securities Documents:

(i)
Company and its Subsidiaries have conducted their business in the ordinary course of business in all material respects; and

(ii)
there has not been any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Company or any of its Subsidiaries, including the Oil and Gas Properties of Company and its Subsidiaries, whether or not covered by insurance.

3.7   No Undisclosed Material Liabilities.
There are no liabilities of Company or any of its Subsidiaries of any kind whatsoever, whether known or unknown or whether accrued, contingent, absolute, determined, determinable or otherwise, in each case that would be required by IFRS to be reflected on a consolidated balance sheet of Company and its consolidated Subsidiaries (including the notes thereto), other than: (a) liabilities adequately provided for on the balance sheet of Company dated as of September 30, 2024 (including the notes thereto) contained in the Company Securities Documents for the three (3) and nine (9) months ended September 30, 2024; (b) liabilities incurred in the ordinary course of business subsequent to September 30, 2024; (c) liabilities incurred in connection with the Transactions; (d) liabilities incurred as expressly permitted or required under this Agreement; and (e) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries, in the Company’s consolidated financial statements.
3.8   Company Circular.
The Company Circular will comply in all material respects with the applicable requirements of Applicable Securities Laws, as well as the Interim Order, except that no representation or warranty is being made by Company with respect to the information supplied by or on behalf of Vitesse for inclusion in the Company Circular or incorporation by reference therein. The Company Circular will not, at the time the Company Circular (or any amendment or supplement thereto) is filed with the Canadian Securities Authorities or first sent to Company shareholders or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is being made by Company with respect to the information supplied by or on behalf of Vitesse for inclusion in the Company Circular or incorporation by reference therein.
3.9   Company Permits; Compliance with Applicable Law.
(a)
Company and its Subsidiaries hold and at all times since December 31, 2022 have held all permits, licenses, certifications, registrations, Consents, authorizations, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary to own, lease and operate their respective properties and assets and for the lawful conduct of their respective businesses as they were or are now being conducted, as applicable (collectively, the “Company Permits”), and have paid all fees and assessments due and payable in connection therewith, except where the failure to so hold the Company Permits or make such a payment would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are in full force and effect and no suspension, revocation, termination, non-renewal, modification or cancellation of any of the Company Permits is pending or, to the knowledge of Company, threatened, and Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to be in full force and effect, any such suspension revocation, termination, non-renewal, modification or cancellation or the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)
The businesses of Company and its Subsidiaries (and with respect to the business and Oil and Gas Properties of Company and its Subsidiaries that are operated by third parties, to the knowledge of Company) are not currently being conducted, and at no time since December 31, 2022 have been conducted, in violation of any applicable Law, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Company or any of its Subsidiaries is pending or, to the knowledge of Company, threatened, other than those the outcome of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.10   Compensation; Benefits.
(a)
Set forth on Schedule 3.10(a) of the Company Disclosure Letter is a list, as of the date hereof, of all of the material Company Benefit Plans, excluding, for scheduling purposes only, offer letters and employment agreements that do not provide severance protections or that provides for an at-will employment arrangement, or vary in any material respect from the model versions of such agreements.

(b)
With respect to each Company Benefit Plan that is not a PEO Plan and, to the extent made available by the professional employer organization to the Company, with respect to each PEO Plan, true, correct and complete current copies (or a written description of material terms if such plan is not written) of each of the material Company Benefit Plans and related contracts, instruments and agreements, including administrative service agreements and group insurance contracts, trust documents, and most recently received Internal Revenue Service favorable determination letter or opinion letter, as applicable, have been furnished or made available to Vitesse or its Representatives, along with the most recent report filed on Form 5500, the currently applicable summary plan description or employee booklet, and any currently applicable summary of material modifications required under ERISA if any, with respect to each Company Benefit Plan, and all material non-routine correspondence to or from any Governmental Entity received or sent in the past three (3) years addressing any matter involving actual or potential material liability relating to a Company Benefit Plan.
(c)
Each Company Benefit Plan that is not a PEO Plan and, to the knowledge of the Company, each PEO Plan has been established, registered (where required), funded, administered, invested and maintained in compliance in all material respects with all applicable Laws, including, to the extent applicable, ERISA and the Code, and in accordance with its terms.

(d)
Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Company, threatened against, or with respect to, any of the Company Benefit Plans that are not PEO Plans and, to the knowledge of the Company, Company Benefit Plans that are PEO Plans, and there are no Proceedings initiated or reasonably expected to be initiated by a Governmental Entity, or any other party, with respect to any of the Company Benefit Plans that are not PEO Plans and, to the knowledge of the Company, any Company Benefit Plans that are PEO Plans; and (ii) as of the date of this Agreement, neither Company nor any of its Subsidiaries has any liability (nor reasonably expects to incur any liability) for any assessment, excise or penalty taxes with respect to any Company Benefit Plan that is not a PEO Plan or, to the knowledge of the Company, any PEO Plan.

(e)
All contributions or premiums required to be made by Company or any of its Subsidiaries to the Company Benefit Plans pursuant to their terms or applicable Law have been timely made or accrued or otherwise been adequately reserved to the extent required by, and in accordance with, IFRS, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f)
Except as set forth on Schedule 3.10(f) of the Company Disclosure Letter, there are no material unfunded benefit obligations that have not been properly accrued for in Company’s financial statements, and all material contributions or amounts payable by Company or any of its Subsidiaries with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with IFRS.

(g)
Except as set forth on Schedule 3.10(g) of the Company Disclosure Letter, each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has either been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code or is a pre- approved plan as to which the adopter is entitled to rely on the opinion letter issued by the Internal Revenue Service with respect to qualified status of the form of such plan under Section 401(a) of the Code, and nothing has occurred that, to the knowledge of the Company, would be reasonably expected to adversely affect the qualification or Tax exemption of any such Company Benefit Plan. With respect to any Company Benefit Plan, none of Company or any of its Subsidiaries or, to the knowledge of Company, any other Person, has engaged in a transaction in connection with which Company or its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code. None of Company or any of its Subsidiaries have any material liability (whether or not assessed) under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.

(h)
None of Company, any of its Subsidiaries or any member of their respective Aggregated Groups sponsors, maintains, contributes to or has an obligation to contribute to, or in the past six (6) years has sponsored, maintained, contributed to or had an obligation to contribute to, or has any current or contingent liability or obligation under or with respect to, and no Company Benefit Plan is: (i) a plan that is or was subject to Title IV of ERISA (including a multiemployer plan within the meaning of

Section 3(37) of ERISA), Section 302 of ERISA, or Section 412 of the Code; (ii) a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA; (iii) a multiple employer plan within the meaning of Section 413(c) of the Code; (iv) a “registered pension plan” or “multi-employer pension plan” that contains a “defined benefit provision” within, in each case, the meaning of the Tax Act; or (v) a multi-employer pension plan as such term is defined under the Pension Benefits Standards Act (Canada) or any similar plan for purposes of pension standards legislation of another Canadian jurisdiction.
(i)
Other than continuation coverage pursuant to Section 4980B of the Code or any other applicable Law for which the recipient pays the full premium cost of coverage, no Company Benefit Plan provides retiree or post-employment or post-service medical, disability, life insurance or other welfare benefits coverage to any Person and neither Company nor any of its Subsidiaries has any liability to provide post-employment or post-service medical, disability, life insurance or other welfare benefits coverage to any Person or ever represented, promised or contracted to any Person that such Person would be provided with such benefits.

(j)
Except as disclosed in Schedule 3.10(j) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Transactions will, alone or in combination with any other event, (i) entitle any employee or other current or former director, officer, employee or independent contractor of Company or any Subsidiary to severance pay or severance benefits; (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any employee or other current or former director, officer, employee or independent contractor of Company or any Subsidiary under any Company Benefit Plan; (iii) directly or indirectly cause Company to transfer or set aside any material amount of assets to fund any material benefits under any Company Benefit Plan; (iv) limit or restrict the right to materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Effective Date; or (v) result in any payment from Company or any of its Subsidiaries (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations §1.280G-1) of Company or any of its Subsidiaries that would, individually or in combination with any other such payment from Company or any of its Subsidiaries, reasonably be expected to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(k)
Neither Company nor any Subsidiary of Company has any obligation to provide, and no Company Benefit Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(l)
Each Company Benefit Plan or any other agreement, arrangement or plan of Company or any of its Subsidiaries that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

3.11   Employment and Labor Matters.
(a)
Schedule 3.11(a) of the Company Disclosure Letter sets forth a list containing certain information, including the following information, regarding all employees of Company or its Subsidiaries as of the date hereof: (i) employees’ base annual salary or hourly wage, as applicable, and (ii) job location (state or province); provided that such information has only been provided with respect to an individual to the extent such information may be provided without violating any applicable Laws, whether relating to the transfer or disclosure of personally identifiable information, data privacy or otherwise. Company has made available to Vitesse a list that sets forth each individual Person who is engaged, as of the date hereof, to provide (whether directly or through an entity the Person owns or controls) contract services to Company or its Subsidiaries.

(b)
(i) Neither Company nor any of its Subsidiaries is, nor has it been in the last three (3) years, a party to, subject to, or bound by any Labor Agreement with, and no employee of Company or any of its Subsidiaries is represented by, any labor union, works council, trade union, employee association, or other labor organization or similar representative of employees (each, a “Union”), and no employee of Company or any of its Subsidiaries is represented by a Union with respect to their employment by Company or any of its Subsidiaries; (ii) there is no pending or, to the knowledge of Company, threatened Union representation petition involving any employee of Company or any of its Subsidiaries or application by any Person to be certified as the bargaining agent of any employee of Company or any of its Subsidiaries, nor has there been such a petition or application since December 31, 2022; (iii) there is no pending or, to the knowledge of Company, threatened Union organizing activities or demands of any Union for recognition or certification with respect to the employees of Company or any of its Subsidiaries, nor has there been such activities or demands since December 31, 2022; and (iv) as of the date hereof, Company and its Subsidiaries have no notice or consultation obligations to any Union, or to any of their employees, in connection with the execution of this Agreement or consummation of the Transactions.
(c)
As of the date hereof, there is no material grievance arising out of a Labor Agreement, unfair labor practice, charge, or any other material labor- related Proceeding against Company or any of its Subsidiaries pending, or, to the knowledge of Company, threatened, nor has there been any such Proceeding in the last three (3) years.

(d)
Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, there is, and since December 31, 2022 there has been, no strike, organized labor slowdown, concerted work stoppage, lockout, picketing, handbilling or other labor dispute pending, or, to the knowledge of Company, threatened, against or involving Company or any of its Subsidiaries.

(e)
Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) Company and its Subsidiaries are, and for the last three (3) years have been, in material compliance with all applicable Laws respecting labor, employment and employment practices including, without limitation, all such Laws respecting terms and conditions of employment, wages and hours, overtime, worker classification, discrimination, retaliation, harassment, workers’ compensation, immigration, leaves of absence, occupational health and safety, COVID-19, whistleblowing, disability rights or benefits, equal employment opportunity, pay equity, human rights, plant closures and layoffs (including the WARN Act and similar applicable state and provincial legislation), employee trainings and notices, hiring practices, and labor relations (“Employment Laws”); (ii) there are no Proceedings pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries, by or on behalf of any applicant for employment, any current or former employee, individual classified as an independent contractor or any class of the foregoing, relating to any of the Employment Laws, or alleging breach of any express or implied Contract of employment; and (iii) since December 31, 2022, neither Company nor any of its Subsidiaries has received any notice of the intent of the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor or any other Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation or initiate a Proceeding with respect to Company or any of its Subsidiaries.

(f)
All amounts due or accrued for all salary, wages, bonuses, incentive compensation, deferred compensation, commissions, vacation pay, sick days, termination and severance pay and benefits under Company Benefit Plans and other similar accruals have either been paid or are accrued and accurately reflected in the books and records of Company and its Subsidiaries, in each case in all material respects.

3.12   Taxes.
(a)
Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i)
All Tax Returns required to be filed by Company or any of its Subsidiaries have been duly and timely filed with the appropriate Governmental Entity (taking into account valid extensions of time for filing), and all such Tax Returns are complete and accurate in all respects. All Taxes that are due and payable by Company or any of its Subsidiaries (whether or not reflected on any Tax Return) have been duly and timely paid, other than Taxes that are being contested in good faith through appropriate proceedings and for which adequate reserves in respect thereof have been established on the financial statements of Company in accordance with IFRS. All withholding Tax requirements imposed on or with respect to payments by Company or any of its Subsidiaries to employees, creditors, equityholders or other Persons have been satisfied, including remitting applicable amounts to the appropriate Governmental Entity when required to do so by Law, and Company and its Subsidiaries have complied in all respects with all related information reporting and record retention requirements.
(ii)
There is not in force any waiver, arrangement, election, or agreement for any extension of time or waiving the statutory limitation period for the assessment or payment of any Tax by Company or any of its Subsidiaries.

(iii)
There is no outstanding claim, assessment, audit, proposed adjustment, matter in controversy or deficiency against Company or any of its Subsidiaries for any Taxes that has been asserted or threatened in writing by any Governmental Entity. There are no Proceedings with respect to Taxes pending or threatened in writing against Company or any of its Subsidiaries.

(iv)
Neither Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined, unitary or similar group for purposes of filing any Tax Return (other than a group the common parent of which is Company or any of its Subsidiaries) or has any liability for Taxes of any Person (other than Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Law), as a transferee or successor, by reason of assumption or by operation of Law.

(v)
No written claim has been made by any Governmental Entity in a jurisdiction where Company or any of its Subsidiaries does not currently file a Tax Return that Company or such Subsidiary is or may be subject to any Tax or required to file any Tax Return in such jurisdiction.

(vi)
There are no Encumbrances for Taxes on any of the assets of Company or any of its Subsidiaries, except for Permitted Encumbrances with respect to Taxes described in clause (c) of the definition of “Permitted Encumbrances”.

(vii)
Neither Company nor any of its Subsidiaries is a party to, has any obligation under or is bound by any Tax allocation, Tax sharing or similar Tax arrangement, understanding or agreement pursuant to which it will have any potential liability to any Person after the Effective Time (excluding (A) any Contract or arrangement solely between or among Company and/or any of its Subsidiaries and (B) any customary Tax indemnification provisions contained in any commercial agreement entered into in the ordinary course of business and not primarily relating to Tax).

(viii)
Neither Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Date as a result of any (A) change in or use of an improper method of accounting for a taxable period ending on or prior to the Effective Date; (B) “closing agreement” as described in Section 7121 of the Code (or any similar provision of U.S. state or local or non-U.S. Law) executed on or prior to the Effective Date; (C) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of U.S. state or local or non-U.S. Law); (D) installment sale or open transaction disposition made on or prior to the Effective Date; or (E) prepaid amount received or deferred revenue accrued on or prior to the Effective Date.

(ix)
All transactions entered into between or among Company and/or any of its Subsidiaries have been made or entered into in accordance with arm’s length principles and in compliance with applicable U.S. and non-U.S. transfer pricing Laws.

(b)
Neither Company nor any of its Subsidiaries has participated, or is currently participating, in a “listed transaction,” as defined in Treasury Regulations Section 1.6011-4(b)(2), a “reportable transaction” as defined in subsection 237.3(1) of the Tax Act, or a “notifiable transaction” as defined in subsection 237.4(1) of the Tax Act.

(c)
Neither Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation,” each within the meaning of Section 355(a)(1) of the Code, in a distribution of stock intended to qualify for tax-free treatment, in whole or in part, under Section 355 of the Code in the two (2) years prior to the date of this Agreement or in a distribution which would otherwise constitute part of a “plan” or a “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

(d)
No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into with or issued by any Governmental Entity within the three (3)-year period immediately preceding the date of this Agreement with respect to Company or any of its Subsidiaries.

(e)
The U.S. federal income tax classification of each Subsidiary of Company is set forth on Schedule 3.12(e) of the Company Disclosure Letter. Neither Company nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes. Neither Company nor any of its Subsidiaries is (or owns, directly, indirectly or constructively, any interest in) (A) a “controlled foreign corporation” as defined under Section 957 of the Code, or (B) a “passive foreign investment company” as defined under Section 1297 of the Code.

(f)
Except as in accordance with past practices, Company and its Subsidiaries have not claimed nor will they claim any reserve under any provision of the Tax Act or any equivalent provision under provincial Law, if any material amount could be included in the income of Company or its Subsidiaries for any period ending after the Effective Date.

(g)
For the purposes of the Tax Act, any applicable Tax treaty and any other relevant Tax purposes (i) Company is resident in, and is not a non-resident of, Canada, and is a “taxable Canadian corporation”; and (ii) each of its Subsidiaries is resident in the jurisdiction in which it was formed, and is not resident in any other country and if resident in Canada and is a corporation, is a “taxable Canadian corporation”.

(h)
Neither Company nor any of its Subsidiaries is aware of the existence of or has knowledge of any fact, agreement, plan or circumstance, or has taken, agreed, or omitted to take any action, that would reasonably be expected to prevent or impede the Transactions from qualifying for the Intended U.S. Tax Treatment.

3.13   Litigation.
Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or as set forth in Schedule 3.13 of the Company Disclosure Letter, there is no (a) Proceeding pending, or, to the knowledge of Company, threatened against or by Company or any of its Subsidiaries or any of their Oil and Gas Properties; or (b) judgment, decree, injunction, ruling, order, writ, stipulation, determination or award of any Governmental Entity or arbitrator outstanding against Company or any of its Subsidiaries. To the knowledge of Company, as of the date hereof, no officer or director of Company is a defendant in any Proceeding in connection with his or her status as an officer or director of Company. There is no Proceeding to which Company or any of its Subsidiaries is a party pending or, to the knowledge of Company, threatened seeking to prevent, modify, delay or challenge the Arrangement or the other Transactions in any material respect.
3.14   Intellectual Property and IT Assets.
(a)
Company and its Subsidiaries own or have the right to use all Intellectual Property used in or necessary for the operation of the businesses of each of Company and its Subsidiaries as presently conducted (collectively, the “Company Intellectual Property”) free and clear of all Encumbrances except for Permitted Encumbrances, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)
The use of the Company Intellectual Property owned by Company and its Subsidiaries and the operation of the business of each of Company and its Subsidiaries as presently conducted do not infringe, misappropriate or otherwise violate any Intellectual Property of any other Person, except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no pending suits, actions, claims, proceedings or investigations nor has Company or any of its Subsidiaries received any claim, “cease and desist” letter, or like correspondence from any third party alleging that Company or any of its Subsidiaries is infringing, misappropriating, or otherwise violating any Intellectual Property of a third party, except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of Company, no third party is infringing on the Company Intellectual Property, except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)
Company and its Subsidiaries have taken commercially reasonable measures designed to maintain and protect Company Intellectual Property, including the confidentiality of trade secrets and other confidential information used in the businesses of each of Company and its Subsidiaries as presently conducted, except where failure to do so would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)
Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) Company or its Subsidiaries own or have a right to use all Company IT Assets that are currently used in the operation of its businesses; (ii) such Company IT Assets are sufficient for the current operation of the businesses of Company and its Subsidiaries; and (iii) such Company IT Assets have not malfunctioned or failed within the past three (3) years. To the knowledge of Company, the Company IT Assets are free from any malicious code. Company and its Subsidiaries have taken commercially reasonable actions to protect the security and integrity of the Company IT Assets, Personal Information, business information and the other data stored or contained therein or transmitted thereby including by implementing industry standard procedures designed to prevent unauthorized access and the introduction of any malicious code, and the storing on-site and off-site of back-up copies of critical data.

(e)
Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) Company and each of its Subsidiaries are in compliance with, and have been for the past three (3) years in compliance with all applicable Data Security Requirements; (ii) to the knowledge of Company, there has been no unauthorized access, breach, modification, corruption, use or exfiltration, including any such access, breach, modification, corruption, use or exfiltration that requires disclosure to a Governmental Entity under applicable Law, of any Company IT Assets, Personal Information or trade secrets owned or held for use by Company or its Subsidiaries; and (iii) none of Company or its Subsidiaries has provided or been required to provide breach notices required by applicable data privacy and security Laws to, nor received written notice of any claims by, any Governmental Entity or other Person, in the case of such notices alleging noncompliance with, or a violation of any Data Security Requirements.

3.15   Real Property.
Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and with respect to clauses (a) and (b), except with respect to any of Company’s Oil and Gas Properties, (a) Company and its Subsidiaries have good, valid and defensible title to all real property owned by Company or any of its Subsidiaries (collectively, the “Company Owned Real Property”) and valid leasehold estates in all real property leased or subleased or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by Company or any Subsidiary of Company (collectively, including the improvements thereon, the “Company Material Leased Real Property”) free and clear of all Encumbrances and defects and imperfections, except Permitted Encumbrances; (b) each agreement under which Company or any Subsidiary of Company is the landlord, sublandlord, tenant, subtenant or occupant with respect to the Company Material Leased Real Property (each, a “Company Material Real Property Lease”) is in full force and effect and is valid and enforceable against the parties thereto, in accordance with its terms, subject, as to enforceability, to Creditors’ Rights, and neither Company nor any of its Subsidiaries, or to the knowledge of Company, any other party thereto, has received written notice of any default by Company or its Subsidiaries under any Company Material Real Property Lease that remains uncured as of the date of this Agreement; and (c) as of the date of this Agreement, to the knowledge of the

Company, there does not exist any notice or request from any Governmental Entity delivered to Company or its Subsidiaries requiring any construction work or alterations to cure any violation of applicable Law by Company or any of its Subsidiaries that remains uncured as of the date of this Agreement nor, any pending or, to the knowledge of Company, threatened, condemnation or eminent domain Proceedings that affect any of Company’s Oil and Gas Properties, the Company Owned Real Property or the Company Material Leased Real Property.
3.16   Rights-of-Way.
Each of Company and its Subsidiaries has such Consents, easements, rights-of-way, permits and licenses from each Person (collectively “Rights-of-Way”) as are sufficient to conduct its business as presently conducted, except for such Rights-of-Way the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of Company and its Subsidiaries has fulfilled and performed all its material obligations with respect to such Rights-of-Way and conduct their business in a manner that does not violate any of the Rights-of-Way in any material respect and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All pipelines operated by Company and its Subsidiaries are located on or are subject to valid Rights-of-Way, or are located on real property owned or leased by Company, and there are no gaps (including any gap arising as a result of any breach by Company or any of its Subsidiaries of the terms of any Rights-of-Way) in the Rights-of-Way other than gaps that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.17   Oil and Gas Matters.
(a)
Except as would not reasonably be expected to have a Company Material Adverse Effect, and except for property (i) (A) sold or otherwise disposed of in the ordinary course of business since the date of the reserve reports prepared by the Company Reserve Engineers relating to Company interests referred to therein as of December 31, 2023 (the “Company Reserve Reports”) and (B) that is set forth on Schedule 3.17(a) of the Company Disclosure Letter; or (ii) reflected in the Company Reserve Reports or in the Company Securities Documents as having been sold or otherwise disposed of, Company and its Subsidiaries have good and defensible title to all Oil and Gas Properties forming the basis for the reserves reflected in the Company Reserve Reports and in each case as attributable to interests owned by Company and its Subsidiaries, free and clear of any Encumbrances, except for Permitted Encumbrances. For purposes of the foregoing sentence, “good and defensible title” means that Company’s or one and/or more of its Subsidiaries’, as applicable, title (as of the date hereof and as of the Closing) to each of the Oil and Gas Properties held or owned by them (or purported to be held or owned by them) beneficially or of record with any applicable Governmental Entity that (A) entitles Company (and/or one or more of its Subsidiaries, as applicable) to receive (after satisfaction of all Production Burdens applicable thereto) not less than the net revenue interest share shown in the Company Reserve Reports of all Hydrocarbons produced from such Oil and Gas Properties throughout the productive life of such Oil and Gas Properties (other than decreases in connection with operations in which Company and/or its Subsidiaries may be a non-consenting co-owner, decreases resulting from reversion of interests to co-owners with respect to operations in which such co-owners elected not to consent, decreases resulting from the establishment of pools or Units, and decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries; in each case, to the extent occurring after the date of the Company Reserve Reports); (B) obligates Company (and/or one or more of its Subsidiaries, as applicable) to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, of not greater than the working interest shown on the Company Reserve Reports for such Oil and Gas Properties (other than any positive difference between such actual percentage and the applicable working interest shown on the Company Reserve Reports for such Oil and Gas Properties that are accompanied by a proportionate (or greater) increase in the net revenue interest in such Oil and Gas Properties); and (C) is free and clear of all Encumbrances (other than Permitted Encumbrances).

(b)
Except for any such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the factual, non-interpretive data supplied by Company to the Company Reserve Engineers relating to Company interests referred to in the Company Reserve Reports, by or on behalf of Company and its Subsidiaries that was material to such firm’s estimates of proved oil and gas reserves attributable to the Oil and Gas Properties of Company and its Subsidiaries in connection with the preparation of the Company Reserve Reports was, as of the time provided (or modified or amended prior to the issuance of the Company Reserve Reports), accurate in all respects. To Company’s knowledge, any assumptions or estimates provided by Company’s Subsidiaries to the Company Reserve Engineers in connection with its preparation of the Company Reserve Reports were made in good faith and on a reasonable basis based on the facts and circumstances in existence and that were known to Company at the time such assumptions or estimates were made. Except for any such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the oil and gas reserve estimates of Company set forth in the Company Reserve Reports are derived from reports that have been prepared by the Company Reserve Engineers, and such reserve estimates fairly reflect, in all respects, the oil and gas reserves of Company and its Subsidiaries at the dates indicated therein and are in accordance with Applicable Securities Laws applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Company Reserve Reports that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)
Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all rentals, shut-ins and similar payments owed to any Person or individual under (or otherwise with respect to) any Oil and Gas Leases have been properly and timely paid or contested in good faith in the ordinary course of business; (ii) all royalties, minimum royalties, overriding royalties and other Production Burdens with respect to any Oil and Gas Properties owned or held by Company or any of its Subsidiaries have been timely and properly paid or contested in good faith in the ordinary course of business (other than any such Production Burdens which are being held in suspense by Company or its Subsidiaries in accordance with applicable Law); and (iii) none of Company or any of its Subsidiaries (and, to Company’s knowledge, no third party operator) has violated any provision of, or taken or failed to take any act that, with or without notice, lapse of time or both, would constitute a default under the provisions of any Oil and Gas Lease (or entitle the lessor thereunder to cancel or terminate such Oil and Gas Lease) included in the Oil and Gas Properties owned or held by Company or any of its Subsidiaries.

(d)
Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties of Company and its Subsidiaries are being received by them in a timely manner (other than those being contested in good faith in the ordinary course of business) and are not being held in suspense (by Company, any of its Subsidiaries, any third party operator thereof or any other Person) for any reason other than awaiting preparation and approval of division order title opinions and the receipt of division orders for execution for recently drilled Wells.

(e)
All of the Wells and all water, CO2, injection or other wells located on the Oil and Gas Leases of Company and its Subsidiaries or otherwise associated with an Oil and Gas Property of Company or its Subsidiaries that were drilled and completed by Company or its Subsidiaries have been drilled, completed and operated within the limits permitted by the applicable Oil and Gas Lease(s), the applicable Contracts entered into by Company or any of its Subsidiaries related to such Wells and such other wells and in accordance with applicable Law, and all drilling and completion (and plugging and abandonment, if applicable) of such Wells and such other wells that were drilled and completed (and plugged and abandoned, if applicable) by Company or its Subsidiaries have been conducted in compliance with all such applicable Oil and Gas Lease(s), Contracts and applicable Law except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f)
Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Oil and Gas Properties operated by Company or its Subsidiaries (and, to the knowledge of Company, all Oil and Gas Properties owned or held by Company or any of its

Subsidiaries and operated by a third party) have been operated as a reasonably prudent operator in accordance with its past practices.
(g)
Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Oil and Gas Properties of Company or its Subsidiaries is subject to any preferential purchase, tag-along, right of first refusal, Consent or similar right that would become operative as a result of the entry into (or the consummation of) this Agreement or the Arrangement.

(h)
Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither Company nor any of its Subsidiaries has elected not to participate in any operation or activity proposed with respect to any of the Oil and Gas Properties owned or held by it (or them, as applicable) that could result in a penalty or forfeiture as a result of such election not to participate in such operation or activity that would be material to Company and its Subsidiaries, taken as a whole and that is not reflected in the Company Reserve Reports.

(i)
Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to Oil and Gas Properties operated by Company and its Subsidiaries, all currently producing Wells and all tangible equipment included therein, used in connection with the operation thereof or otherwise primarily associated therewith (including all buildings, plants, structures, platforms, pipelines, machinery, vehicles and other rolling stock) are in a good state of repair and are adequate and sufficient to maintain normal operations in accordance with past practices (ordinary wear and tear excepted).

3.18   Environmental Matters.
(a)
Except for those matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i)
Company and its Subsidiaries and their respective operations and assets are, and since December 31, 2022 have been, in compliance with Environmental Laws, which compliance includes obtaining, maintaining and complying with all Company Permits required under Environmental Laws for their respective operations and occupancy of any real property. Since December 31, 2022, Company and its Subsidiaries have not received any written notice from a Governmental Entity or any other Person alleging that Company or any of its Subsidiaries are not in such compliance;

(ii)
Company and its Subsidiaries (and their respective properties and operations) are not subject to any pending or, to Company’s knowledge, threatened Proceedings under Environmental Laws;

(iii)
neither Company, its Subsidiaries nor their respective operations or assets are subject to any outstanding Order arising under or relating to any Environmental Law;

(iv)
there has been no exposure of any Person to, nor Release of Hazardous Materials at or on any property currently or, to Company’s knowledge, formerly owned or operated by Company or any of its Subsidiaries, in each case, which could give rise to liability to Company or its Subsidiaries under Environmental Laws, and, neither Company nor any of its Subsidiaries has received any written notice asserting a violation of, or liability or obligation under, any Environmental Laws with respect to any Release of any Hazardous Materials at or from any property currently or formerly owned or operated by Company, by or in connection with Company’s operations, or at or from any offsite location where Hazardous Materials from Company’s or its Subsidiaries’ operations have been sent for treatment, disposal, storage or handling, in each case that remains unresolved; and

(v)
neither Company nor any of its Subsidiaries has expressly assumed or provided an indemnity with respect to any liability of any other Person under any Environmental Law.

(b)
The consummation of the Transactions requires no filings or notifications to be made or actions to be taken pursuant to any financial assurance, bond, letter of credit, or similar instrument required for the operations of Company or its Subsidiaries under any Environmental Law or Company Permits required under Environmental Law, except where failure to complete or conduct any such filings, notifications or actions would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)
All environmental, health and safety investigations, assessments (including Phase I and Phase II environmental site assessments) and audit reports prepared by or on behalf of Company or its Subsidiaries, or that are in the possession of Company or its Subsidiaries addressing environmental, health and safety compliance matters or potential environmental liability of Company or its Subsidiaries, in the case of each of the foregoing, that were prepared or conducted since December 31, 2022, have been made available for review by Vitesse in the Company Data Room, and which could reasonably be considered to be material to Company and its Subsidiaries, taken as a whole, or which constitutes “serious injury potential”.

3.19   Material Contracts.
(a)
Schedule 3.19 of the Company Disclosure Letter sets forth a true and complete list (other than Company Benefit Plans), as of the date of this Agreement, of:

(i)
each “material contract” (as such term is defined in National Instrument 51-102 — Continuous Disclosure Obligations under Canadian Securities Laws) to which Company or any of its Subsidiaries is a party;

(ii)
each Contract that provides for the acquisition, disposition, license, use, distribution or outsourcing of assets, services, rights or properties with respect to which Company reasonably expects that Company and its Subsidiaries will make payments in any calendar year in excess of $2,000,000 or aggregate payments in excess of $4,000,000, in each case other than (A) any Contract providing for the purchase or sale by Company or any of its Subsidiaries of Hydrocarbons, or related to Hydrocarbons, produced water or freshwater or Contracts for gathering, processing, transportation, compression, treating, dehydration, storage, blending, injection, disposal or similar midstream services (each, a “Company Marketing Contract”) that is terminable by Company or any of its Subsidiaries without penalty or other payment (other than any ongoing obligation pursuant to such contract that is not caused by such termination) upon sixty (60) days’ or less notice or (B) master services agreements and similar agreements that do not have existing purchase orders or similar arrangements pursuant to which Company and its Subsidiaries will make payments in any calendar year in excess of $2,000,000 or aggregate payments in excess of $4,000,000;

(iii)
each Contract which contains a “take-or-pay” clause or any similar obligation;

(iv)
each Contract (other than agreements solely between or among Company and its Subsidiaries) (A) evidencing Indebtedness of Company or any of its Subsidiaries or (B) that creates a capitalized lease obligation of Company or any of its Subsidiaries, in each case with an aggregate principal amount in excess of $1,000,000;

(v)
each Contract to which Company or any Subsidiary of Company is a party that (A) restricts the ability of Company or any Affiliates of Company (including, following the Closing, Vitesse or any of its Subsidiaries) to compete in any business or with any Person in any geographical area; (B) requires Company or any Affiliate of Company (including, following the Closing, Vitesse or any of its Subsidiaries) to conduct any business on a “most favored nations” basis with any third party; or (C) provides for “exclusivity,” right of first refusal, right of first offer or any similar requirement in favor of any third party, except in the case of each of clauses (A), (B) and (C) for such restrictions, requirements and provisions that either (x) are not material to Company and its Subsidiaries, taken as a whole, and would not apply to Vitesse or any of its Subsidiaries following the Closing or (y) that relate to acreage dedications;

(vi)
any Company Marketing Contract;

(vii)
any acquisition or divestiture Contract that contains “earn out” or other similar contingent payment obligations (other than asset retirement obligations, plugging and abandonment obligations and other reserves of Company set forth in the Company Reserve Reports);

(viii)
each Contract for lease of personal property or real property involving payments in excess of $2,000,000 in any calendar year that are not terminable without penalty or other liability to

Company (other than any ongoing obligation pursuant to such Contract that is not caused by any such termination) within sixty (60) days;
(ix)
each Contract that would reasonably be expected to require the disposition of any material assets or line of business of Company or its Subsidiaries (or, after the Effective Date, Vitesse or its Subsidiaries) for which the fair market value of such asset or line of business exceeds $2,000,000;

(x)
each Contract involving the pending acquisition or sale of (or option to purchase or sell) any material amount of assets or properties (including any Oil and Gas Properties but excluding purchases and sales of Hydrocarbons);

(xi)
each joint venture, material partnership or strategic alliance agreement or other similar contractor or principal-agent agreement involving a sharing of profits and expenses, other than any customary joint operating agreements, Unit agreements or participation agreements affecting the Oil and Gas Properties of Company (but including such joint operating agreements that grant rights related to gathering and processing, transportation or other midstream activities or include provisions that prohibit the drilling or development of more than one well at a time) or that are exclusively among Company and its wholly owned Subsidiaries;

(xii)
each Contract relating to a transaction with a Company Related Party;

(xiii)
each Contract that obligates Company or any of its Affiliates (including, following the Closing, Vitesse and its Subsidiaries) to make any capital investment or capital expenditure outside the ordinary course of business;

(xiv)
each Contract between Company or one of its Subsidiaries and: (A) an employee of Company or any of its Subsidiaries or independent contractor that cannot be terminated by Company or its Subsidiary without penalty on notice of forty-five (45) days or less, or (B) an employee for annual base compensation in excess of $200,000;

(xv)
each Contract with a Governmental Entity outside of the ordinary course of business;

(xvi)
other than those relating to Company Share Awards or Company Warrants, each Contract providing for the payment of any cash or other compensation or benefits upon the consummation of the Arrangement or upon termination of employment or engagement in excess of statutory minimums;

(xvii)
each joint development agreement, exploration agreement, participation, farm-out, farm-in or similar Contract, excluding joint operating agreements; and

(xviii)
each Contract which is a charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award, settlement, settlement agreement, consent agreement or similar agreement with any Governmental Entity involving future performance by Company or any of its Subsidiaries which is material to Company and its Subsidiaries, taken as a whole.

(b)
Collectively, the Contracts described in Section 3.19(a), whether or not set forth in Schedule 3.19 of the Company Disclosure Letter, are herein referred to as the “Company Contracts”. A complete and correct copy of each of the Company Contracts has been made available to Vitesse in the Company Data Room prior to the date of this Agreement. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Contract is legal, valid, binding and enforceable in accordance with its terms on Company and each of its Subsidiaries that is a party thereto and, to the knowledge of Company, each other party thereto, and is in full force and effect, subject, as to enforceability, to Creditors’ Rights. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither Company nor any of its Subsidiaries is in breach or default under any Company Contract nor, to the knowledge of Company, is any other party to any such Company Contract in breach or default thereunder, and no event has occurred (other than the consummation of the Transactions in accordance with this Agreement) that with the lapse of time or the giving of notice or both would constitute a default thereunder by Company or its Subsidiaries, or, to the knowledge of Company, any other party thereto. There are no disputes pending or, to the knowledge of Company, threatened with respect to any

Company Contract and neither Company nor any of its Subsidiaries has received any written notice of the intention of any other party to any Company Contract to terminate for default, convenience or otherwise any Company Contract, nor to the knowledge of Company, is any such party threatening to do so, in each case except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.20   Insurance.
Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the insurance policies held by Company or any of its Subsidiaries (collectively, the “Company Insurance Policies”) is in full force and effect on the date of this Agreement. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all premiums payable under the Company Insurance Policies prior to the entry into this Agreement have been duly paid to date, and neither Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the Arrangement), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Company Insurance Policies. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any Company Insurance Policy.
3.21   Derivative Transactions and Hedging.
Company (including its Subsidiaries) has no obligations or liabilities, direct or indirect, vested or contingent or is party to any agreement in respect of any Derivative Transaction other than as set forth in the Hedging Agreement.
3.22   Cultural Business.
Neither Company nor its Subsidiaries are and do not operate a cultural business, as that term is defined in the Investment Canada Act (Canada), as amended.
3.23   Opinion of Company’s Financial Advisor.
The Company Board has received: (i) the opinion of RBC Dominion Securities Inc. (“RBC”), to be confirmed by delivery of a written opinion addressed to the Company Board, to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in RBC’s written opinion, the Consideration to be received by holders of the Company Common Shares in the Arrangement is fair, from a financial point of view, to such holders; and (ii) the opinion of Peters & Co. Limited (“Peters”), to be confirmed by delivery of a written opinion addressed to the Company Board, to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Peter’s written opinion, the Consideration to be received by holders of the Company Common Shares in the Arrangement is fair, from a financial point of view, to such holders.
3.24   Brokers.
Except for the fees and expenses payable to the financial advisors set forth on Schedule 3.24 of the Company Disclosure Letter, no broker, investment banker, advisor or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Arrangement based upon arrangements made by or on behalf of Company.
3.25   Related Party Transactions.
Except for amounts due as normal salaries, director fees, and bonuses and in reimbursement of ordinary expenses, existing employment (or consulting) arrangements and agreements, the Company Investor Rights Agreement and existing agreements respecting Company Share Awards and Company Warrants, there are no Contracts or other transactions (including with respect to loans or other indebtedness) currently in place between Company or any Subsidiary of Company, on the one hand, and (i) any officer, director, employee of, or consultant of Company or any Subsidiary of Company, (ii) any holder of record or beneficial owner of ten percent (10%) or more of the voting securities of Company or (iii) any associate or affiliate of any such Persons (collectively, “Company Related Parties”). No Company Related Party owns, has or is entitled to any royalty, net profits interest, carried interest or any other Encumbrances or claims of any nature whatsoever which are based on production from the properties or assets of Company or any Subsidiary of Company or any revenue or rights attributed thereto.
3.26   Regulatory Matters.
(a)
Company is not (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940 or (ii) a “holding company,” a “subsidiary company” of a “holding company,” an Affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005.

(b)
Neither Company nor any of Company’s Subsidiaries owns, holds, or operates any refined petroleum product, crude oil, natural gas, liquefied natural gas, natural gas liquid or other pipelines, lateral lines, pumps, pump stations, storage facilities, terminals, processing plants and other related operations, assets, machinery or equipment that are subject to (i) regulation by the U.S. Federal Energy Regulatory Commission under the Natural Gas Act of 1938, Natural Gas Policy Act of 1978 or the Interstate Commerce Act, in each case as amended; or (ii) rate regulation or comprehensive nondiscriminatory access regulation by any other federal agency or under the Laws of any state or other local jurisdiction.

3.27   Takeover Laws.
Assuming the accuracy of the representations and warranties of Vitesse set forth in Section 4.21, to the knowledge of Company, no Takeover Law applies or purports to apply to Company with respect to this Agreement or the Transactions.
3.28   Corrupt Practices Legislation.
(a)
To the knowledge of Company, neither it nor any of its Subsidiaries has, directly or indirectly, (i) made or authorized any contribution, payment, or gift of funds or property to any official, employee, or agent of any Governmental Entity, authority or instrumentality of any jurisdiction or any official of any public international organization; or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), or any applicable Law of similar effect in jurisdiction in which it operates, or rules and regulations promulgated thereunder;

(b)
The operations of Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving Company or any of its Subsidiaries with respect to the Money Laundering Laws exists, is pending or, to Company’s knowledge, threatened;

(c)
To the knowledge of Company, neither it nor any of its Subsidiaries, their directors, officers, employees, or agents, have, in the last five (5) years, been subject to any investigation by any Governmental Entity into any actual or potential violation of applicable anti-corruption or anti-bribery Laws. During the last five (5) years, Company and its Subsidiaries have maintained policies and procedures reasonably designed to promote and achieve compliance with applicable anti-corruption and anti-bribery laws; and

(d)
None of Company nor any of its Subsidiaries nor, to the knowledge of Company, any director, officer, agent, employee or affiliate of Company or any of its subsidiaries has had any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) imposed upon such person; and none of Company nor any of its Subsidiaries is in violation of any economic sanctions of the United States administered by OFAC or any Laws or executive orders relating thereto.

3.29   Confidentiality Agreements.
Since December 31, 2023, Company has not waived or released any Person from any “standstill” or confidentiality, or similar provision, restriction or covenant, applicable to Company Common Shares or other equity interests in Company or its Subsidiaries, whether at the request of a third party or otherwise. Competition Act.
3.30   Competition Act.
The aggregate book value of the assets in Canada of Company and its affiliates, calculated in the manner prescribed under the Competition Act (Canada), does not exceed C$390 million, and the consolidated gross revenues from sales in, from or into Canada of Company and its affiliates, calculated in the manner prescribed under the Competition Act (Canada), do not exceed C$10 million.
3.31   No Additional Representations.
(a)
Except for the representations and warranties made in this Article 3 or any certificate delivered pursuant to the provisions hereof, neither Company nor any other Person makes any express or implied representation or warranty with respect to Company or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Company nor any other Person makes or has made any representation or warranty to Vitesse or any of its Affiliates or Representatives with respect to any financial projection, forecast, estimate, budget or prospect information relating to Company or any of its Subsidiaries or their respective businesses; or except for the representations and warranties made by Company in this Article 3 or any certificate delivered pursuant to the provisions hereof, any oral or written information presented to Vitesse or any of its Affiliates or Representatives in the course of their due diligence investigation of Company, the negotiation of this Agreement or in the course of the Transactions. Notwithstanding the foregoing, nothing in this Section 3.31 shall limit Vitesse’s remedies with respect to claims of Fraud arising from or relating to the express written representations and warranties made by Company in this Article 3 or any certificate delivered pursuant to the provisions hereof.

(b)
Notwithstanding anything contained in this Agreement to the contrary, Company acknowledges and agrees that neither Vitesse nor any other Person has made or is making any representations or warranties relating to Vitesse or its Subsidiaries whatsoever, express or implied, beyond those expressly given by Vitesse in Article 4 or any certificate delivered pursuant to the provisions hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding Vitesse furnished or made available to Company, or any of its Representatives and that Company has not relied on any such other representation or warranty not set forth in this Agreement or any certificate delivered pursuant to the provisions hereof. Without limiting the generality of the foregoing, Company acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Company or any of its Representatives (including in the Vitesse Data Room, management presentations or in any other form in expectation of, or in connection with, the Transactions) and that Company has not relied on any such other representation or warranty not set forth in this Agreement or any certificate delivered pursuant to the provisions hereof.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF VITESSE
Except as set forth in the applicable Section or Subsection of the disclosure letter dated as of the date of this Agreement and delivered by Vitesse to Company on or prior to the entry into this Agreement (the “Vitesse Disclosure Letter”) and except as disclosed in the Vitesse SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein, excluding any disclosures set forth or referenced in any risk factor section or in any other section, in each case, to the extent they are forward-looking statements or cautionary, predictive, non-specific or forward-looking in nature (but, for clarity, including any historical factual information contained within such headings, disclosure or statements)), Vitesse represents and warrants to Company as follows:
4.1   Organization, Standing and Power.
Each of Vitesse and its Subsidiaries is a corporation, partnership, limited liability company or other entity duly organized, as the case may be, validly existing and in good standing under the Laws of its jurisdiction of incorporation, continuation or organization, with all requisite entity power and authority to own and lease its assets and properties and to carry on its business as now being conducted, other than, in the case of Vitesse’s Subsidiaries, where the failure to be so organized or to have such power, authority or standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Vitesse and its Subsidiaries, taken as a whole (a “Vitesse Material Adverse Effect”). Each of Vitesse and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets or properties, makes such qualification or license necessary, other than where the failure to so qualify, license or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect. Vitesse has heretofore made available to Company in the Vitesse Data Room complete and correct copies of its Organizational Documents, as amended prior to the execution of this Agreement, and each as made available to Company is in full force and effect, and neither Vitesse nor any of its Subsidiaries is in violation of any of the provisions of such Organizational Documents.
4.2   Capital Structure.
(a)
As of the date of this Agreement, the authorized capital stock of Vitesse consists of 95,000,000 shares of Vitesse Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Vitesse Preferred Stock” and, together with the Vitesse Common Stock, the “Vitesse Capital Stock”). At the close of business on the Measurement Date: (i) 29,543,575 shares of Vitesse Common Stock were issued and outstanding; and (ii) no shares of Vitesse Preferred Stock were issued and outstanding.

(b)
At the close of business on the Measurement Date, there were outstanding (i) 2,450,676 Vitesse RSU Awards; (ii) 104,104 Vitesse PSU Awards pursuant to the Vitesse Equity Plan; (iii) 457,866 Vitesse Transitional Plan Options pursuant to the Vitesse Transitional Plan; (iv) 664,105 Vitesse Transitional Plan Restricted Units pursuant to the Vitesse Transitional Plan; and (v) 172,931 Vitesse Transitional Plan Restricted Stock Awards pursuant to the Vitesse Transitional Plan.

(c)
At the close of business on the Measurement Date, except as set forth in this Section 4.2, there are no outstanding: (i) shares of Vitesse Common Stock or any Voting Debt or other voting securities of Vitesse; (ii) securities of Vitesse or any Subsidiary of Vitesse convertible into or exchangeable or exercisable for shares of Vitesse Common Stock, Voting Debt or other voting securities of Vitesse; and (iii) options, warrants, subscriptions, calls, rights (including preemptive and appreciation rights), commitments or agreements to which Vitesse or any Subsidiary of Vitesse is a party or by which it is bound in any case obligating Vitesse or any Subsidiary of Vitesse to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of Vitesse Common Stock or any Voting Debt or other voting securities of Vitesse or any securities convertible into or exchangeable or exercisable for such securities, or obligating Vitesse or any Subsidiary of Vitesse to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or agreement.

(d)
All outstanding shares of Vitesse Capital Stock have been duly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of, and are not subject to, preemptive rights. The Vitesse Common Stock to be issued pursuant to the Arrangement and this Agreement, when issued, will be validly issued, fully paid and non-assessable and not subject to preemptive rights. All outstanding shares of Vitesse Capital Stock have been issued and granted in compliance in all material respects with Applicable Securities Laws, other applicable Law and applicable Contracts (including the Vitesse Equity Plan). The Vitesse Common Stock to be issued pursuant to this Agreement, when issued, will be issued in compliance in all material respects with (i) Applicable Securities Laws and other applicable Law; and (ii) all requirements set forth in applicable Contracts. All outstanding shares of capital stock or other equity interests of the Subsidiaries of Vitesse are owned by Vitesse, or a direct or indirect wholly owned Subsidiary of Vitesse, are free and clear of all Encumbrances, other than Permitted Encumbrances, and have been duly authorized, validly issued, fully paid and non-assessable. No Subsidiary of Vitesse owns any shares of Vitesse Common Stock or any other shares of Vitesse Capital Stock.
(e)
As of the date of this Agreement, neither Vitesse nor any of its Subsidiaries has any (i) interests in a joint venture or, directly or indirectly, equity securities or other similar equity interests in any Person; or (ii) obligations, whether contingent or otherwise, to consummate any additional investment in any Person.

4.3   Authority; No Violations.
(a)
Vitesse has all requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the approval by the Court of the Interim Order and the Final Order, and obtaining the Vitesse Stockholder Approval, to perform its obligations hereunder. The execution and delivery of this Agreement by Vitesse and the consummation by Vitesse of the Transactions have been duly authorized by all necessary corporate action on the part of each of Vitesse (subject to obtaining Vitesse Stockholder Approval), subject to obtaining the approval by the Court of the Interim Order and the Final Order. This Agreement has been duly executed and delivered by Vitesse and assuming the due and valid execution of this Agreement by Company, constitutes a valid and binding obligation of Vitesse enforceable against Vitesse in accordance with its terms, subject, as to enforceability to Creditors’ Rights. The Vitesse Board, has by unanimous vote (i) determined that the Arrangement, including the Stock Issuance, is in the best interests of Vitesse and is fair to the holders of Vitesse Common Stock; (ii) approved and declared advisable this Agreement and the Transactions, including the Stock Issuance; and (iii) resolved to recommend that the holders of Vitesse Common Stock approve the Vitesse Resolution (such recommendation described in clause (iii), the “Vitesse Board Recommendation”). The Vitesse Stockholder Approval is the only vote of the holders of any class or series of Vitesse Capital Stock or any other security of Vitesse or any of its Subsidiaries necessary to approve the Stock Issuance.

(b)
The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not (i) contravene, conflict with or result in a breach or violation of any provision of the Organizational Documents of Vitesse (assuming that Vitesse Stockholder Approval is obtained) or any of its Subsidiaries; (ii) with or without notice, lapse of time or both, result in a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Vitesse or any of its Subsidiaries under, any provision of any material loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which Vitesse or any of its Subsidiaries is a party or by which Vitesse or any of its Subsidiaries or their respective properties or assets are bound; or (iii) assuming the Consents referred to in Section 4.4 are duly and timely obtained or made, the Vitesse Stockholder Approval has been obtained and the Court has approved the Interim Order and the Final Order, contravene, conflict with or result in a breach or violation of any Law applicable to Vitesse or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) and clause (iii), any such contraventions, conflicts, violations, defaults, acceleration, losses or Encumbrances that would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect.

4.4   Consents.
No Consent from or with any Governmental Entity is required to be obtained or made by Vitesse or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Vitesse or the consummation by Vitesse of the Transactions and none of Vitesse or any of Vitesse’s Subsidiaries is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the Transactions, except for: (a) filings as required by Applicable Securities Laws; (b) the filing and recordation of appropriate documents as required by the ABCA and the DGCL; and (c) filings that, individually or in the aggregate, would not prevent or materially delay the consummation of the Transactions.

4.5   SEC Documents; Financial Statements.
(a)
Since December 31, 2022, Vitesse has filed or furnished with the SEC, on a timely basis, all forms, reports, certifications, schedules, statements and documents required to be filed or furnished under the U.S. Securities Act or the U.S. Exchange Act, respectively (such forms, reports, certifications, schedules, statements and documents, collectively, the “Vitesse SEC Documents”). As of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing), each of the Vitesse SEC Documents, complied as to form in all material respects with Applicable Securities Laws applicable to such Vitesse SEC Documents, and none of the Vitesse SEC Documents contained, when filed (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)
The financial statements of Vitesse included in the Vitesse SEC Documents, including all notes and schedules thereto, complied in all material respects, when filed (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing) with the published rules and regulations of the SEC applicable thereto, were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis during the periods involved (except in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the SEC) and fairly present in all material respects in accordance with applicable requirements of U.S. GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of Vitesse and its consolidated Subsidiaries as of their respective dates and the results of operations and the cash flows of Vitesse and its consolidated Subsidiaries for the periods presented therein.

(c)
Vitesse has established and maintains a system of internal control over financial reporting and disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the U.S. Exchange Act; such disclosure controls and procedures are designed to ensure that material information required to be disclosed by Vitesse in its filings with the SEC and other public disclosure documents is accumulated and communicated to Vitesse’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are designed and maintained to provide reasonable assurance regarding the reliability of Vitesse’s financial reporting and the preparation of Vitesse financial statements for external purposes in accordance with U.S. GAAP. Vitesse has disclosed, based on the most recent evaluation of its principal executive officer and its principal financial officer prior to the date of this Agreement, to Vitesse’s auditors and the audit committee of its Board of Directors (i) any significant deficiencies in the design or operation of internal controls of financial reporting that are reasonably likely to adversely affect Vitesse’s ability to record, process, summarize and report financial information and has identified for Vitesse’s auditors and the audit committee of its Board of Directors any material weaknesses in internal control over financial reporting; and (ii) since January 1, 2023, there has not been, any fraud, whether or not material, that involves management or other employees who have a significant role in Vitesse’s internal controls over financial reporting. Except as set forth in the Vitesse SEC Documents, the principal executive officer and the principal financial officer of Vitesse have made all certifications required by the Sarbanes-Oxley Act, the U.S. Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Vitesse SEC Documents, and the statements contained in such certifications were complete and correct in all material respects as of the dates they were made.

4.6   Absence of Certain Changes or Events.
(a)
Since December 31, 2023 through the date of this Agreement, there has not been any Vitesse Material Adverse Effect or any event, change, effect or development that, individually or in the aggregate, would reasonably be expected to have a Vitesse Material Adverse Effect.

(b)
From December 31, 2023 through the date of this Agreement, Vitesse and its Subsidiaries have conducted their business in the ordinary course of business in all material respects.

4.7   No Undisclosed Material Liabilities.
There are no liabilities of Vitesse or any of its Subsidiaries of any kind whatsoever, whether known or unknown or whether accrued, contingent, absolute, determined, determinable or otherwise, in each case that would be required by GAAP to be reflected on a consolidated balance sheet of Vitesse and its consolidated Subsidiaries (including the notes thereto), other than: (a) liabilities adequately provided for on the balance sheet of Vitesse dated as of September 30, 2024 (including the notes thereto) contained in Vitesse’s Quarterly Report on Form 10-Q for the three (3) and nine (9) months ended September 30, 2024; (b) liabilities incurred in the ordinary course of business subsequent to September 30, 2024; (c) liabilities incurred in connection with the Transactions; (d) liabilities incurred as expressly permitted or required under this Agreement; and (e) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect.
4.8   Vitesse Proxy Statement.
The Vitesse Proxy Statement will comply in all material respects with the applicable requirements of the U.S. Exchange Act, except that no representation or warranty is being made by Vitesse with respect to the information supplied by or on behalf of Company for inclusion in the Vitesse Proxy Statement or incorporation by reference therein. The Vitesse Proxy Statement will not, at the time the Vitesse Proxy Statement (or any amendment or supplement thereto) is first mailed to the Vitesse stockholders or at the time of the Vitesse Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is being made by Vitesse with respect to the information supplied by or on behalf of Company for inclusion in the Vitesse Proxy Statement or incorporation by reference therein.
4.9   Vitesse Permits; Compliance with Applicable Law.
(a)
Vitesse and its Subsidiaries hold and at all times since December 31, 2023 have held all permits, licenses, certifications, registrations, Consents, authorizations, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary to own and lease their respective properties and assets and for the lawful conduct of their respective businesses as they were or are now being conducted, as applicable (collectively, the “Vitesse Permits”), and have paid all fees and assessments due and payable in connection therewith, except where the failure to so hold the Vitesse Permits or make such a payment would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect. All Vitesse Permits are in full force and effect and no suspension or cancellation of any of the Vitesse Permits is pending or, to the knowledge of Vitesse, threatened, and Vitesse and its Subsidiaries are in compliance with the terms of the Vitesse Permits, except where the failure to be in full force and effect, any such suspension or cancellation or the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect.

(b)
The businesses of Vitesse and its Subsidiaries (and with respect to the business and Vitesse Oil and Gas Properties and its Subsidiaries that are operated by third parties, to the knowledge of Vitesse) are not currently being conducted, and at no time since December 31, 2023 have been conducted, in violation of any applicable Law, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Vitesse or any of its Subsidiaries is pending or, to the knowledge of Vitesse, threatened, other than those the outcome of which would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect.

4.10   Compensation; Benefits.
(a)
Each Vitesse Benefit Plan has been established, registered (where required), funded, administered, invested and maintained in compliance in all material respects with all applicable Laws, including, to the extent applicable, ERISA and the Code, and in accordance with its terms, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect.

(b)
Except as would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect: (i) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Vitesse, threatened against, or with respect to, any of the Vitesse Benefit Plans, and there are no Proceedings initiated or reasonably expected to be initiated by a Governmental Entity, or any other party, with respect to any of the Vitesse Benefit Plans; and (ii) as of the date of this Agreement, neither Vitesse nor any of its Subsidiaries has any liability (nor reasonably expects to incur any material liability) for any assessment, excise or penalty taxes with respect to any Vitesse Benefit Plan.

(c)
All material contributions or premiums required to be made by Vitesse or any of its Subsidiaries to the Vitesse Benefit Plans pursuant to their terms or applicable Law have been timely made or accrued or otherwise been adequately reserved to the extent required by, and in accordance with, U.S. GAAP, except as would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect.

(d)
Each Vitesse Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and nothing has occurred that would reasonably be expected to adversely affect the qualification or Tax exemption of any such Vitesse Benefit Plan. With respect to any Vitesse Benefit Plan, none of Vitesse or any of its Subsidiaries, or, to the knowledge of Vitesse, any other Person, has engaged in a transaction in connection with which Vitesse or its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code in an amount that could be material. Vitesse and its Subsidiaries do not have any material liability (whether or not assessed) under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.

(e)
None of Vitesse, any of its Subsidiaries or any member of their respective Aggregated Groups sponsors, maintains, contributes to or has an obligation to contribute to, or in the past six (6) years has sponsored, maintained, contributed to or had an obligation to contribute to, or has any current or contingent liability or obligation under or with respect to, and no Vitesse Benefit Plan is: (i) a plan that is or was subject to Title IV of ERISA (including a multiemployer plan within the meaning of Section 3(37) of ERISA), Section 302 of ERISA, or Section 412 of the Code; (ii) a “registered pension plan” or “multi-employer pension plan” that contains a “defined benefit provision” within, in each case, the meaning of the Tax Act; or (iii) a multi-employer pension plan as such term is defined under the Pension Benefits Standards Act (Canada) or any similar plan for purposes of pension standards legislation of another Canadian jurisdiction.

(f)
Other than continuation coverage pursuant to Section 4980B of the Code or any other applicable Law for which the recipient pays the full premium cost of coverage, no Vitesse Benefit Plan provides retiree or post-employment or post-service medical, disability, life insurance or other welfare benefits coverage to any Person and neither Vitesse nor any of its Subsidiaries has any liability to provide post-employment or post-service medical, disability, life insurance or other welfare benefits coverage to any Person or ever represented, promised or contracted to any Person that such Person would be provided with such benefits.

(g)
Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, alone or in combination with any other event, (i) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any employee or other current or former director, officer, employee or independent contractor of Vitesse or any Subsidiary under any Vitesse Benefit Plan; (ii) directly or indirectly cause Vitesse to transfer or set aside any material amount of assets to fund any material benefits under any Vitesse Benefit Plan; (iii) limit or restrict the right to materially amend, terminate or transfer the assets of any Vitesse Benefit Plan on or following the Effective Date; or (iv) result in any payment from Vitesse or any of its Subsidiaries (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations § 1.280G-1) of Vitesse or any of its Subsidiaries that would, individually or in combination with any other such payment from Vitesse or any of its Subsidiaries, reasonably be expected to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(h)
Neither Vitesse nor any Subsidiary of Vitesse has any obligation to provide, and no Vitesse Benefit

Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.
(i)
Each Vitesse Benefit Plan or any other agreement, arrangement or plan of Vitesse or any of its Subsidiaries that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

4.11   Employment and Labor Matters.
(a)
(i) Neither Vitesse nor any of its Subsidiaries is a party to, subject to, or bound by any Labor Agreement with any Union, and there is no pending or, to the knowledge of Vitesse, threatened Union representation petition involving any employee of Vitesse or any of its Subsidiaries or application by any Person to be certified as the bargaining agent of any employee of Vitesse or any of its Subsidiaries, nor has there been such a petition or application since December 31, 2023; (ii) there is no pending or, to the knowledge of Vitesse, threatened Union organizing activities or demands of any Union for recognition or certification with respect to the employees of Vitesse or any of its Subsidiaries, nor has there been such activities or demands since December 31, 2023; and (iii) as of the date hereof, Vitesse and its Subsidiaries have no notice or consultation obligations to any Union, or to any of their employees, in connection with the execution of this Agreement or consummation of the Transactions.

(b)
As of the date hereof, there is no material grievance arising out of a Labor Agreement, unfair labor practice, charge, or any other material labor- related Proceeding against Vitesse or any of its Subsidiaries pending, or, to the knowledge of Vitesse, threatened, nor has there been any such Proceeding in the last three (3) years.

(c)
Except as would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect, as of the date hereof, there is, and since December 31, 2023 there has been, no strike, organized labor slowdown, concerted work stoppage, lockout, picketing, handbilling or other labor dispute pending, or, to the knowledge of Vitesse, threatened, against or involving Vitesse or any of its Subsidiaries.

(d)
Except as would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect, Vitesse and its Subsidiaries are, and for the last three (3) years have been, in material compliance with all applicable Employment Laws, and there are no Proceedings pending or, to the knowledge of Vitesse, threatened against Vitesse or any of its Subsidiaries, by or on behalf of any applicant for employment, any current or former employee, individual classified as an independent contractor or any class of the foregoing, relating to any of the Employment Laws, or alleging breach of any express or implied Contract of employment.

(e)
All amounts due or accrued for all salary, wages, bonuses, incentive compensation, deferred compensation, commissions, vacation pay, sick days, termination and severance pay and benefits under Vitesse Benefit Plans and other similar accruals have either been paid or, to the extent required under U.S. GAAP, are accrued and accurately reflected in the books and records of Vitesse and its Subsidiaries, in each case in all material respects.

4.12   Taxes.
(a)
Except as would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect:

(i)
All Tax Returns required to be filed by Vitesse or any of its Subsidiaries have been duly and timely filed with the appropriate Governmental Entity (taking into account valid extensions of time for filing), and all such Tax Returns are complete and accurate in all respects. All Taxes that are due and payable by Vitesse or any of its Subsidiaries (whether or not reflected on any Tax Return) have been duly and timely paid, other than Taxes that are being contested in good faith through appropriate proceedings and for which adequate reserves in respect thereof have been established on the financial statements of Vitesse in accordance with U.S. GAAP. All withholding Tax requirements imposed on or with respect to payments by Vitesse or any of its Subsidiaries to employees, creditors, equityholders or other Persons have been satisfied, including remitting applicable amounts to the appropriate Governmental Entity when required to do so by Law, and Vitesse and its Subsidiaries have complied in all respects with all related information reporting and record retention requirements.
(ii)
There is not in force any waiver, arrangement, election, or agreement for any extension of time or waiving the statutory limitation period for the assessment or payment of any Tax by Vitesse or any of its Subsidiaries.

(iii)
There is no outstanding claim, assessment, audit, proposed adjustment, matter in controversy or deficiency against Vitesse or any of its Subsidiaries for any Taxes that has been asserted or threatened in writing by any Governmental Entity. There are no Proceedings with respect to Taxes pending or threatened in writing against Vitesse or any of its Subsidiaries.

(iv)
Neither Vitesse nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined, unitary or similar group for purposes of filing any Tax Return (other than a group the common parent of which is Vitesse or any of its Subsidiaries) or has any liability for Taxes of any Person (other than Vitesse or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Law), as a transferee or successor, by reason of assumption or by operation of Law.

(v)
No written claim has been made by any Governmental Entity in a jurisdiction where Vitesse or any of its Subsidiaries does not currently file a Tax Return that Vitesse or such Subsidiary is or may be subject to any Tax or required to file any Tax Return in such jurisdiction.

(vi)
There are no Encumbrances for Taxes on any of the assets of Vitesse or any of its Subsidiaries, except for Permitted Encumbrances with respect to Taxes described in clause (c) of the definition of “Permitted Encumbrances”.

(vii)
Neither Vitesse nor any of its Subsidiaries is a party to, has any obligation under or is bound by any Tax allocation, Tax sharing or similar Tax arrangement, understanding or agreement pursuant to which it will have any potential liability to any Person after the Effective Time (excluding (A) any Contract or arrangement solely between or among Vitesse and/or any of its Subsidiaries and (B) any customary Tax indemnification provisions contained in any commercial agreement entered into in the ordinary course of business and not primarily relating to Tax).

(viii)
Neither Vitesse nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Date as a result of any (A) change in or use of an improper method of accounting for a taxable period ending on or prior to the Effective Date; (B) “closing agreement” as described in Section 7121 of the Code (or any similar provision of U.S. state or local or non-U.S. Law) executed on or prior to the Effective Date; (C) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of U.S. state or local or non-U.S. Law); (D) installment sale or open transaction disposition made on or prior to the Effective Date; or (E) prepaid amount received or deferred revenue accrued on or prior to the Effective Date.

(ix)
All transactions entered into between or among Vitesse and/or any of its Subsidiaries have been made or entered into in accordance with arm’s length principles and in compliance with applicable U.S. and non-U.S. transfer pricing Laws.

(b)
Neither Vitesse nor any of its Subsidiaries has participated, or is currently participating, in a “listed transaction,” as defined in Treasury Regulations Section 1.6011-4(b)(2).

(c)
Other than as set forth on Schedule 4.12(c) of the Vitesse Disclosure Letter, neither Vitesse nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation,” each within the meaning of Section 355(a)(1) of the Code, in a distribution of stock intended to qualify for tax-free treatment, in whole or in part, under Section 355 of the Code in the two (2) years prior to the date of this Agreement or in a distribution which would otherwise constitute part of a “plan” or a “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.
(d)
No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into with or issued by any Governmental Entity within the three (3)-year period immediately preceding the date of this Agreement with respect to Vitesse or any of its Subsidiaries.

(e)
Neither Vitesse nor any of its Subsidiaries is aware of the existence of or has knowledge of any fact, agreement, plan or circumstance, or has taken, agreed, or omitted to take any action, that would reasonably be expected to prevent or impede the Transactions from qualifying for the Intended U.S. Tax Treatment.

4.13   Intellectual Property and IT Assets.
(a)
Vitesse and its Subsidiaries own or have the right to use all Intellectual Property used in or necessary for the operation of the businesses of each of Vitesse and its Subsidiaries as presently conducted (collectively, the “Vitesse Intellectual Property”) free and clear of all Encumbrances except for Permitted Encumbrances, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect.

(b)
The use of the Vitesse Intellectual Property owned by Vitesse and its Subsidiaries and the operation of the business of each of Vitesse and its Subsidiaries as presently conducted do not infringe, misappropriate or otherwise violate any Intellectual Property of any other Person, except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect. There are no pending suits, actions, claims, proceedings or investigations nor has Vitesse or any of its Subsidiaries received any claim, “cease and desist” letter, or like correspondence from any third party alleging that Vitesse or any of its Subsidiaries is infringing, misappropriating, or otherwise violating any Intellectual Property of a third party, except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect. To the knowledge of Vitesse, no third party is infringing on the Vitesse Intellectual Property, except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect.

(c)
Vitesse and its Subsidiaries have taken commercially reasonable measures designed to maintain and protect Vitesse Intellectual Property, including the confidentiality of trade secrets and other confidential information used in the businesses of each of Vitesse and its Subsidiaries as presently conducted, except where failure to do so would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect.

(d)
Except as would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect, (i) Vitesse or its Subsidiaries own or have a right to use all Vitesse IT Assets that are currently used in the conduct of its businesses; (ii) such Vitesse IT Assets are sufficient for the current needs of the businesses of Vitesse and its Subsidiaries; and (iii) such Vitesse IT Assets have not malfunctioned or failed within the past three (3) years. To the knowledge of Vitesse, the Vitesse IT Assets are free from any malicious code. Vitesse and its Subsidiaries have taken commercially reasonable actions to protect the security and integrity of the Vitesse IT Assets and the data stored or contained therein or transmitted thereby including by implementing industry standard procedures preventing unauthorized access and the introduction of any malicious code, and the storing on-site and off-site of back-up copies of critical data.

(e)
Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect, (i) Vitesse and each of its Subsidiaries are in compliance with, and have been for the past three (3) years in compliance with all applicable Data Security Requirements; (ii) to the knowledge of Vitesse, there has been no unauthorized access to or unauthorized use of any Vitesse IT Assets, Personal Information or trade secrets owned or held for use by Vitesse or its

Subsidiaries; and (iii) none of Vitesse or its Subsidiaries has received written notice of any actual violations of any Data Security Requirements.
4.14   Litigation.
Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect, there is no judgment, injunction, ruling, order, determination or award of any Governmental Entity outstanding against Vitesse or any of its Subsidiaries. To the knowledge of Vitesse, as of the date hereof, no officer or director of Vitesse is a defendant in any Proceeding in connection with his or her status as an officer or director of Vitesse. There is no Proceeding to which Vitesse or any of its Subsidiaries is a party pending or, to the knowledge of Vitesse, threatened seeking to prevent, modify, delay or challenge the Arrangement or the other Transactions in any material respect.
4.15   Oil and Gas Matters.
(a)
Except as would not reasonably be expected to have a Vitesse Material Adverse Effect, and except for property (i) sold or otherwise disposed of in the ordinary course of business since the date of the reserve reports prepared by the Vitesse Reserve Engineers relating to Vitesse interests referred to therein as of December 31, 2023 (the “Vitesse Reserve Reports”) or (ii) reflected in the Vitesse Reserve Reports or in the Vitesse SEC Documents as having been sold or otherwise disposed of, Vitesse and its Subsidiaries have good and defensible title to all Vitesse Oil and Gas Properties forming the basis for the reserves reflected in the Vitesse Reserve Reports and, in each case, as attributable to interests owned by Vitesse and its Subsidiaries, free and clear of any Encumbrances, except for Permitted Encumbrances. For purposes of the foregoing sentence, “good and defensible title” means that Vitesse’s or one and/or more of its Subsidiaries’, as applicable, title (as of the date hereof and as of the Closing) to each of the Vitesse Oil and Gas Properties held or owned by them (or purported to be held or owned by them) beneficially or of record with any applicable Governmental Entity that (A) entitles Vitesse (and/or one or more of its Subsidiaries, as applicable) to receive (after satisfaction of all Production Burdens applicable thereto) not less than the net revenue interest share shown in the Vitesse Reserve Reports of all Hydrocarbons produced from or allocated to such Vitesse Oil and Gas Properties throughout the productive life of such Vitesse Oil and Gas Properties (other than decreases in connection with operations in which Vitesse and/or its Subsidiaries may be a non-consenting co-owner, decreases resulting from reversion of interests to co-owners with respect to operations in which such co-owners elected not to consent, decreases resulting from the establishment of pools or Units, and decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries; in each case, to the extent occurring after the date of the Vitesse Reserve Reports); (B) obligates Vitesse (and/or one or more of its Subsidiaries, as applicable) to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Vitesse Oil and Gas Properties, of not greater than the working interest shown on the Vitesse Reserve Reports for such Vitesse Oil and Gas Properties (other than any positive difference between such actual percentage and the applicable working interest shown on the Vitesse Reserve Reports for such Vitesse Oil and Gas Properties that are accompanied by a proportionate (or greater) increase in the net revenue interest in such Vitesse Oil and Gas Properties); and (C) is free and clear of all Encumbrances (other than Permitted Encumbrances).

(b)
Except for any such matters that, individually or in the aggregate, would not reasonably be expected to have a Vitesse Material Adverse Effect, the factual, non-interpretive data supplied by Vitesse to the Vitesse Reserve Engineers relating to Vitesse interests referred to in the Vitesse Reserve Reports, by or on behalf of Vitesse and its Subsidiaries that was material to such firm’s estimates of proved oil and gas reserves attributable to the Vitesse Oil and Gas Properties in connection with the preparation of the Vitesse Reserve Reports was, as of the time provided (or modified or amended prior to the issuance of the Vitesse Reserve Reports), accurate in all respects. Except for any such matters that, individually or in the aggregate, would not reasonably be expected to have a Vitesse Material Adverse Effect, the oil and gas reserve estimates of Vitesse set forth in the Vitesse Reserve Reports are derived from reports that have been prepared by the Vitesse Reserve Engineers, and such reserve estimates fairly reflect, in all respects, the oil and gas reserves of Vitesse and its Subsidiaries at the dates indicated therein and are in accordance with Applicable Securities Laws applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Vitesse Reserve Reports that would reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect.
(c)
Except as would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect, (i) to Vitesse’s knowledge, all rentals, shut-ins and similar payments owed to any Person or individual under (or otherwise with respect to) any Oil and Gas Leases included in the Vitesse Oil and Gas Properties have been properly and timely paid or contested in good faith in the ordinary course of business; (ii) except as set forth on Schedule 4.15(c) of the Vitesse Disclosure Letter, to Vitesse’s knowledge, all royalties, minimum royalties, overriding royalties and other Production Burdens with respect to any Vitesse Oil and Gas Properties have been timely and properly paid or contested in good faith in the ordinary course of business (other than any such Production Burdens which are being held in suspense by the applicable third party operator thereof in accordance with applicable Law); and (iii) none of Vitesse or any of its Subsidiaries (and, to Vitesse’s knowledge, no third party operator) has violated any provision of, or taken or failed to take any act that, with or without notice, lapse of time or both, would constitute a default under the provisions of any Oil and Gas Lease (or entitle the lessor thereunder to cancel or terminate such Oil and Gas Lease) included in the Vitesse Oil and Gas Properties.

(d)
Except as would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect, to the knowledge of Vitesse, all Vitesse Oil and Gas Properties have been operated by the applicable third party operator as a reasonably prudent operator in accordance with its past practices.

(e)
Except as would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect or as otherwise specified in Schedule 4.15(c) of the Vitesse Disclosure Letter, all proceeds from the sale of Hydrocarbons produced from the Vitesse Oil and Gas Properties are being received by them in a timely manner (other than those being contested in good faith in the ordinary course of business).

(f)
Except as would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect, none of the Oil and Gas Properties of Vitesse or its Subsidiaries is subject to any preferential purchase, tag-along, right of first refusal, Consent or similar right that would become operative as a result of the entry into (or the consummation of) this Agreement or the Arrangement.

(g)
Except as would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect, or except as set forth on Schedule 4.15(c) of the Vitesse Disclosure Letter, neither Vitesse nor any of its Subsidiaries has elected not to participate in any operation or activity proposed with respect to any of the Vitesse Oil and Gas Properties that could result in a penalty or forfeiture as a result of such election not to participate in such operation or activity that would be material to Vitesse and its Subsidiaries, taken as a whole.

4.16   Environmental Matters.
(a)
Except for those matters that would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect:

(i)
Vitesse and its Subsidiaries (and to Vitesse’s knowledge, the applicable third party operators of the Vitesse Oil and Gas Properties with respect thereto) are, and since December 31, 2023 have been, in compliance with applicable Environmental Laws, and, since December 31, 2023, to Vitesse’s knowledge, the applicable third party operators of the Vitesse Oil and Gas Properties with respect thereto have not received any written notice from a Governmental Entity or any other Person alleging that such applicable third party operators of the Vitesse Oil and Gas Properties with respect thereto are not in such compliance;

(ii)
Vitesse and its Subsidiaries (and to Vitesse’s knowledge, the applicable third party operators of the Vitesse Oil and Gas Properties with respect thereto) are not subject to any pending or, to Vitesse’s knowledge, threatened Proceedings under Environmental Laws; and

(iii)
neither Vitesse nor any of its Subsidiaries has expressly assumed or provided an indemnity with respect to any liability of any other Person under any Environmental Law.

4.17   Insurance.
Except as would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect, each of the insurance policies held by Vitesse or any of its Subsidiaries (collectively, the “Vitesse Insurance Policies”) is in full force and effect on the date of this Agreement. Except as would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect, all premiums payable under the Vitesse Insurance Policies prior to the entry into this Agreement have been duly paid to date, and neither Vitesse nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the Arrangement), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Vitesse Insurance Policies. Except as would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect, as of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any Vitesse Insurance Policy.
4.18   Opinion of Vitesse Financial Advisor.
A financial advisor of the Company, Evercore Group L.L.C., has delivered to the Vitesse Board its written opinion to the effect that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken as set forth therein, the Exchange Ratio is fair, from a financial point of view, to Vitesse.
4.19   Brokers.
Except for the fees and expenses payable to Evercore Group L.L.C. and Jefferies LLC. and other advisors set forth in Schedule 4.19 of the Vitesse Disclosure Letter, no broker, investment banker, advisor or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Arrangement based upon arrangements made by or on behalf of Vitesse.
4.20   Regulatory Matters.
(a)
Vitesse is not (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940 or (ii) a “holding company,” a “subsidiary company” of a “holding company,” an Affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005.

(b)
Neither Vitesse nor any of Vitesse’s Subsidiaries owns, holds, or operates any refined petroleum product, crude oil, natural gas, liquefied natural gas, natural gas liquid or other pipelines, lateral lines, pumps, pump stations, storage facilities, terminals, processing plants and other related operations, assets, machinery or equipment that are subject to (i) regulation by the U.S. Federal Energy Regulatory Commission under the Natural Gas Act of 1938, Natural Gas Policy Act of 1978, or the Interstate Commerce Act, in each case as amended, or (ii) rate regulation or comprehensive nondiscriminatory access regulation by any other federal agency or under the Laws of any state or other local jurisdiction.

4.21   Takeover Laws.
The approval of the Vitesse Board of this Agreement and the Transactions represent all the action necessary to render inapplicable to this Agreement and the Transactions the restrictions of any Takeover Law (including Section 203 of the DGCL) or any anti-takeover provision in Vitesse’s Organizational Documents that is applicable to Vitesse, the shares of Vitesse Common Stock, this Agreement or the Transactions.
4.22   Corrupt Practices Legislation.
(a)
To the knowledge of Vitesse, neither it nor any of its Subsidiaries has in the last three (3) years, directly or indirectly, (A) made or authorized any contribution, payment, or gift of funds or property to any official, employee, or agent of any Governmental Entity, agency, authority or instrumentality of any jurisdiction or any official of any public international organization or (B) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), or any applicable Law of similar effect in a jurisdiction in which it operates, or rules and regulations promulgated thereunder;
(b)
The operations of Vitesse and its Subsidiaries are and have been conducted at all times in material compliance with Money Laundering Laws, and no action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving Vitesse or any of its Subsidiaries with respect to the Money Laundering Laws exists, is pending or, to Vitesse’s knowledge, threatened;

(c)
To the knowledge of Vitesse, neither it nor any of its Subsidiaries, their directors, officers, employees or agents, have, in the last five (5) years, been subject to any investigation by any Governmental Entity into any actual or potential violation of applicable anti-corruption or anti-bribery Laws. During the last five (5) years, Vitesse and its Subsidiaries have maintained policies and procedures reasonably designed to promote and achieve compliance with applicable anti-corruption and anti-bribery laws; and

(d)
None of Vitesse nor any of its Subsidiaries nor, to the knowledge of Vitesse, any director, officer, agent, employee or affiliate of Vitesse or any of its subsidiaries has had any sanctions administered by the OFAC imposed upon such person; and none of Vitesse nor any of its Subsidiaries is in violation of any economic sanctions of the United States administered by OFAC or any Laws or executive orders relating thereto.

4.23   Consideration.
The Vitesse Common Stock issuable as the Consideration pursuant to, and in accordance with, the terms and conditions of this Agreement and the Plan of Arrangement has been reserved for issuance and will be as at the Effective Date, duly authorized and validly issued as fully paid and non-assessable shares free from pre-emptive rights.
4.24   Competition Act.
The aggregate book value of the assets in Canada of Vitesse and its affiliates, calculated in the manner prescribed under the Competition Act (Canada), does not exceed C$10 million, and the consolidated gross revenues from sales in, from or into Canada of Vitesse and its affiliates, calculated in the manner prescribed under the Competition Act (Canada), do not exceed C$390 million.
4.25   No Additional Representations.
(a)
Except for the representations and warranties made in this Article 4 or any certificate delivered pursuant to the provisions hereof, neither Vitesse nor any other Person makes any express or implied representation or warranty with respect to Vitesse or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and Vitesse hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Vitesse nor any other Person makes or has made any representation or warranty to Company or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Vitesse or any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by Vitesse in this Article 4 or any certificate delivered pursuant to the provisions hereof, any oral or written information presented to Company or any of its Affiliates or Representatives in the course of their due diligence investigation of Vitesse, the negotiation of this Agreement or in the course of the Transactions. Notwithstanding the foregoing, nothing in this Section 4.25 shall limit Company’s remedies with respect to claims of Fraud arising from or relating to the express representations and warranties made by Vitesse in this Article 4 or any certificate delivered pursuant to the provisions hereof.

(b)
Notwithstanding anything contained in this Agreement to the contrary, Vitesse acknowledges and agrees that none of Company or any other Person has made or is making any representations or warranties relating to Company or its Subsidiaries whatsoever, express or implied, beyond those expressly given by Company in Article 3 or any certificate delivered pursuant to the provisions hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding Company furnished or made available to Vitesse, or any of its Representatives and that Vitesse has not relied on any such other representation or warranty not set forth in this Agreement or any certificate delivered pursuant to the provisions hereof. Without limiting the generality of the foregoing, Vitesse acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Vitesse or any of its Representatives (including in the Company Data Room, management presentations or in any other form in expectation of, or in connection with, the Transactions) and that Vitesse has not relied on any such other representation or warranty not set forth in this Agreement or any certificate delivered pursuant to the provisions hereof.

ARTICLE 5
CERTAIN COVENANTS
5.1   Conduct of Company Business Pending the Arrangement.
(a)
Except (i) as set forth on Schedule 5.1(a) of the Company Disclosure Letter; (ii) as expressly permitted, contemplated or required by this Agreement; (iii) as may be required by applicable Law; or (iv) as otherwise consented to in advance by Vitesse in writing (which consent shall not be unreasonably withheld, delayed or conditioned), Company covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article 7, it shall, and shall cause each of its Subsidiaries to, use reasonable commercial efforts to conduct its businesses in the ordinary course consistent in all material respects with past practice in the twelve (12) months preceding the date hereof, preserve substantially intact its present business organization and existing material Company Permits, substantially preserve its goodwill, assets, rights and properties in good repair and condition, keep available the services of its current officers and employees and preserve its existing relationships and goodwill with Governmental Entities, key employees, customers, suppliers, lessors, creditors, landlords and any other third party having significant business dealings with it.

(b)
Without limiting the generality of the foregoing, except (i) as set forth on Schedule 5.1(b) of the Company Disclosure Letter; (ii) as expressly permitted, contemplated or required by this Agreement, including the Plan of Arrangement; (iii) as may be required by applicable Law; or (iv) as otherwise consented to in advance by Vitesse in writing (including with respect to any Pre-Acquisition Reorganization under Section 5.14) (which consent shall not be unreasonably withheld, delayed or conditioned), until the earlier of the time immediately prior to the Effective Time and the termination of this Agreement pursuant to Article 7, Company shall not, and shall cause its Subsidiaries not to:

(i)
do any of the following:

(A)
declare, set aside or pay any dividends on, or make any other distribution (whether in cash, securities or property or any combination thereof) in respect of, any capital stock (including the Company Common Shares) or other equity interests, or other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of specific events) into or exchangeable for any shares of capital stock of, the Company or any of its Subsidiaries, except for dividends and distributions by a direct or indirect wholly owned Subsidiary of Company to Company or another direct or indirect wholly owned Subsidiary of Company;

(B)
adjust, split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, equity interests in Company or any of its Subsidiaries; or

(C)
purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Company or any Subsidiary of Company,

other than in the case of clauses (B) and (C), in respect of any Company Warrants in accordance with the Company Warrant Exercise and Cancellation Agreements and the settlement of Company Shares Awards outstanding as of the date hereof and in accordance with the terms of the Company Share Award Incentive Plan and applicable Company Warrant certificates and award agreements;
(ii)
offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any shares of, or other equity or phantom equity interests in, Company or any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares or equity interests, other than the issuance of Company Common Shares pursuant to the terms of Company Warrants and upon the vesting of any Company Share Awards granted under the Company Share Award Incentive Plan, in each case, that are outstanding on the date hereof and other than the Company Share Awards conditionally granted only to the extent specifically described in Section 5.1(b)(ii) of the Company Disclosure Letter;

(iii)
amend or propose to amend (A) Company’s Organizational Documents or (B) the Organizational Documents of any of Company’s Subsidiaries;

(iv)
(A) merge, consolidate, combine or amalgamate with any Person or announce, authorize, propose or recommend any such transaction (other than the Arrangement); or (B) acquire or agree to acquire or make an investment in (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner) any assets, properties, operations or businesses or any corporation, partnership, association or other business organization or division thereof, other than in the case of clause (B) acquisitions of inventory, equipment, materials, consumables or other similar assets in the ordinary course of business consistent with past practice and for which the consideration is equal to or less than $500,000 for any single transaction or $2,000,000 in the aggregate for all such transactions (“Permitted Company Acquisitions”);

(v)
sell, lease, swap, exchange, transfer, farm-out, license, Encumber (other than Permitted Encumbrances) or otherwise dispose of, or agree to sell, lease, swap, exchange, transfer, farm-out, license, Encumber (other than Permitted Encumbrances) or otherwise dispose of, any of its assets (including any tangible assets, such as Intellectual Property) or properties (including any Oil and Gas Properties), other than:

(A)
sales, swaps, exchanges, transfers or dispositions among Company and its direct or indirect wholly owned Subsidiaries or among direct or indirect wholly owned Subsidiaries of Company;

(B)
sales or dispositions of obsolete or worthless equipment, inventory, materials or consumables, in the ordinary course of business;

(C)
sales, leases, swaps, exchanges, transfers or dispositions for which the consideration (or fair value if the consideration is non-cash) is less than $500,000 for any single transaction or $2,000,000 in the aggregate for all such transactions; or

(D)
the sale of Hydrocarbons in the ordinary course of business;

(vi)
authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Company or any of its Subsidiaries;

(vii)
(A) enter into any lease for real property that would be a Company Material Real Property Lease if entered into prior to the date hereof; (B) terminate, amend, assign, transfer, modify, supplement, deliver a notice of termination under, fail to renew or waive or accelerate any rights or defer any liabilities under any Company Material Real Property Lease; or (C) enter into any lease for real property that would not be a Company Material Real Property Lease if entered into prior to the date hereof on economic terms that are materially less favorable, in the aggregate, to Company than those contained in similarly situated leases for real property to which Company is a party on the date of this Agreement;
(viii)
change in any material respect any of its financial accounting principles, practices or methods, except as required by IFRS or applicable Law;

(ix)
fail to protect, maintain or otherwise keep in force any material Intellectual Property owned by Company or any of its Subsidiaries, except where Company or any of its Subsidiaries have permitted to expire or become cancelled or abandoned such Intellectual Property in the ordinary course of business;

(x)
enter into any new line of business that is materially different from the businesses of Company and its Subsidiaries as of entry into this Agreement, including engaging in any activity that alters Company’s status under Section 3.26;

(xi)
(A) make (other than in the ordinary course of business), change or revoke any material election with respect to Taxes (including any such election for any joint venture, partnership, limited liability company or other investment where Company or any of its Subsidiaries has the authority to make such election); (B) change an annual Tax accounting period; (C) adopt or change any material Tax accounting method; (D) file any material Tax Return in a manner materially inconsistent with past practice or amend any material Tax Return; (E) settle or compromise any material Proceeding with respect to any Tax, including entering into any material closing agreement with respect to any Tax; (F) surrender any right to claim a material Tax refund; or (G) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material Tax;

(xii)
do any of the following:

(A)
grant or commit to grant any new increases or decreases in the compensation, bonus, or other benefits payable or that may become payable to any of its current or former directors, officers, or employees except as required by applicable Law or as is provided to a newly hired employee in the ordinary course of business (and so long as such newly hired employee’s compensation and other terms are comparable to those of the employee that he or she is replacing);

(B)
take any action to amend or accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan;

(C)
grant or commit to grant any equity or phantom equity awards;

(D)
enter into any new, or amend any existing, offer letter (in each case, other than an offer for at-will employment without severance and in accordance with Section 5.1(b)(xii)(G) below);

(E)
pay or commit to pay any bonuses, other than the payment of annual or other short-term cash bonuses for completed performance periods in the ordinary course of business in accordance with Schedule 5.1(b)(xii)(E) of the Company Disclosure Letter (for clarity, including the 2024 annual cash bonuses to be paid on or prior to the Effective Date which shall not in the aggregate exceed the aggregate amount set forth in Schedule 5.1(b)(xii)(E) of the Company Disclosure Letter and elsewhere in this Agreement);

(F)
establish, enter into or adopt any Company Benefit Plan which was not in existence as of the date of this Agreement (or any arrangement that would be a Company Benefit Plan if it had been in existence as of the date of this Agreement), or amend or terminate any Company Benefit Plan, in each case, except for changes to the contractual terms of health and welfare plans made in the ordinary course of business; or

(G)
hire, engage, terminate (other than for cause or as set forth in Section 5.8(b)), furlough or temporarily lay off any employee (except as is reasonably necessary to replace any employee or independent contractor or fill an open employment position in existence as of the date hereof);

(xiii)
establish, adopt, enter into or amend any Labor Agreement, or otherwise recognize or certify any Union as the bargaining representative of any employees of Company or any of its Subsidiaries;

(xiv)
implement any employee layoffs, furloughs, plant closings or employment losses that result in obligations pursuant to the WARN Act or similar applicable state or provincial legislation;

(xv)
waive the confidentiality, non-disclosure or other restrictive covenant obligations of any employee, independent contractor or consultant of Company or any of its Subsidiaries;

(xvi)
(A) incur, create, assume, waive or release any Indebtedness or guarantee any such Indebtedness of another Person or (B) incur, create or assume any Encumbrances on any property or assets of Company or any of its Subsidiaries in connection with any Indebtedness thereof, other than Permitted Encumbrances;

(xvii)
(A) enter into any Contract that would be a Company Contract if it were in effect on the date of this Agreement or (B) modify, amend, terminate or assign, or waive or assign any rights under, any Company Contract;

(xviii)
initiate any Proceeding outside the ordinary course of business or waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any Proceedings (excluding any Proceeding in respect of Taxes (which shall be governed by Section 5.1(b)(xi)) or any Transaction Litigation (which shall be governed by Section 5.11)) except solely for monetary payments payable by Company or any of its Subsidiaries of no more than $500,000 individually or $2,000,000 in the aggregate on a basis that would not (A) prevent or materially delay consummation of the Arrangement; (B) result in the imposition of any term or condition that would restrict the future activity or conduct of Vitesse or its Subsidiaries (including Company and its Subsidiaries) or a finding or admission of a violation of Law (whether civil, criminal or administrative); or (C) involves a material conduct remedy or material injunctive or similar relief;

(xix)
authorize, make or commit to make any capital expenditures, except for (A) reasonably necessary capital expenditures related to non- operating working interests so long as they are not operated by Company (or any of its Subsidiaries); and (B) individual capital expenditures in the ordinary course not to exceed $1,000,000 (1) that are reasonably necessary capital expenditures to maintain or enhance operational efficiency, (2) to repair damage resulting from insured casualty events or (3) that are reasonably necessary on an emergency basis for the safety of individuals, assets or the environments in which individuals perform work for Company and its Subsidiaries (provided that Company shall notify Vitesse of any such casualty event repair or emergency expenditure as soon as reasonably practicable);

(xx)
amend, modify or supplement any Oil and Gas Lease that has the effect of (A) reducing the primary term thereof; (B) increasing or modifying the calculation of any Production Burdens payable thereunder; (C) requiring any drilling or completion of any Wells (other than provisions requiring optional drilling as a condition of maintaining or earning all or a portion of a presently non-producing Oil and Gas Lease; provided that actions taken pursuant thereto shall not be in excess of $1,000,000); or (D) imposing or reducing the time periods to conduct any operations thereunder in order to maintain or extend such Oil and Gas Lease;

(xxi)
fail to keep or maintain in full force and effect in all material respects, or fail to replace or renew, the material insurance policies of Company and its Subsidiaries;

(xxii)
enter into any agreement that includes any non-solicitation provisions, non-competition provisions or similar provisions or that would otherwise in any way limit the ability of Company or any of its Subsidiaries, or would limit the ability of Vitesse or any of its Subsidiaries after the Effective Time, to compete in or conduct any line of business or compete with any Person in any geographic area during any period;

(xxiii)
enter into any Derivative Transaction other than set forth in the Hedging Agreement;

(xxiv)
make any loans, advances, or capital contributions to, or investments in, any other Person other than (A) advances for expenses required under customary joint operating agreements to operators under Oil and Gas Leases not to exceed $500,000; or (B) advances for reimbursable employee expenses in the ordinary course of business consistent with past practice; or
(xxv)
agree or commit to take any action that is prohibited by this Section 5.1(b).

5.2   Conduct of Vitesse Business Pending the Arrangement.
(a)
Except (i) as set forth on Schedule 5.2(a) of the Vitesse Disclosure Letter, as expressly permitted, contemplated or required by this Agreement; (ii) as may be required by applicable Law; or (iii) as otherwise consented to in advance by Company in writing (which consent shall not be unreasonably withheld, delayed or conditioned), Vitesse covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article 7, it shall, and shall cause each of its Subsidiaries to, use reasonable commercial efforts to conduct its businesses in the ordinary course, preserve substantially intact its present business organization, and preserve its material existing relationships and goodwill with Governmental Entities, key employees, customers, suppliers, lessors, creditors, landlords and any other third party having significant business dealings with it.

(b)
Without limiting the generality of the foregoing, except (i) as set forth on Schedule 5.2(b) of the Vitesse Disclosure Letter; (ii) as expressly permitted, contemplated or required by this Agreement or any Pre-Acquisition Reorganization under Section 5.14; (iii) as may be required by applicable Law; or (iv) as otherwise consented to in advance by Company in writing (which consent shall not be unreasonably withheld, delayed or conditioned), until the earlier of the Effective Time and the termination of this Agreement pursuant to Article 7, Vitesse shall not, and shall cause its Subsidiaries not to:

(i)
declare, set aside or pay any dividends on, or make any other distribution (whether in cash, securities or property or any combination thereof) in respect of, any capital stock or other equity interests, or other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of specific events) into or exchangeable for any shares of capital stock of, Vitesse (excluding, for the avoidance of doubt, stock buybacks), except for regular quarterly cash dividends payable by Vitesse in respect of shares of Vitesse Common Stock, including increases that are materially consistent with past practice;

(ii)
split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize the issuance of any other securities in lieu of, or in substitution for, equity interests in Vitesse;

(iii)
amend or propose to amend Vitesse’s Organizational Documents in a manner that could reasonably be expected to be adverse to Company or any securityholder of Company;

(iv)
(A) merge, consolidate, combine or amalgamate with any Person; or (B) acquire or agree to acquire or make an investment in (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner) any assets, properties, operations or businesses or any corporation, partnership, association or other business organization or division thereof, in each case that would constitute an acquisition by Vitesse (which, for the avoidance of doubt, shall be evaluated on a consolidated basis for Vitesse and its Subsidiaries) of a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X promulgated by the SEC, replacing any reference therein to 10 percent (10%) with 20 percent (20%);

(v)
authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Vitesse or any of its Subsidiaries, other than such transactions among wholly owned Subsidiaries of Vitesse;

(vi)
enter into any new line of business that is material to Vitesse and is materially different from the businesses of Vitesse and its Subsidiaries as of entry into this Agreement, including engaging in any activity that alters Vitesse’s status under Section 4.20; or

(vii)
agree or commit to take any action that is prohibited by this Section 5.2(b).

5.3
No Solicitation; Adverse Recommendation Change.

(a)
Company agrees that, except as expressly contemplated by this Agreement, neither it nor any of Company’s Subsidiaries shall (and Company shall, and shall cause each of Company’s Subsidiaries to, use reasonable commercial efforts to cause its and their respective Representatives not to):

(i)
directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Company or any of Company’s Subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal,

(ii)
participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Company or any of Company’s Subsidiaries or afford access to the properties, books or records of Company or any of Company’s Subsidiaries with respect to, relating to, or in furtherance of, a Company Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Company Acquisition Proposal, or

(iii)
accept a Company Acquisition Proposal or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, arrangement agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding:

(A)
constituting or related to, or that could reasonably be expected to lead to, any Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 5.3); or

(B)
requiring or which could reasonably be expected to cause Company to abandon, terminate or fail to consummate the Arrangement.

Any action, or failure to take action, that is taken at the request of or on the behalf of Company or any of Company’s Subsidiaries or by their respective Representatives in violation of this Section 5.3, shall be deemed to be a breach of this Agreement by Company. Notwithstanding anything to the contrary in this Agreement, prior to obtaining the Company Requisite Shareholder Vote, Company and its Representatives may, in response to a request therefor by a Person who has made an unsolicited bona fide written Company Acquisition Proposal after the date hereof that did not result from a breach of this Section 5.3 by Company or any of Company’s Subsidiaries or any of their respective Representatives, may take any actions described in Section 5.3(a)(ii) with respect to a third party if (x) Company provides Vitesse the notice required by Section 5.3(b) with respect to such Company Acquisition Proposal; (y) the Company Board determines in good faith (after consultation with Company’s financial advisor(s) and outside legal counsel) that such proposal constitutes or would reasonably be expected to lead to a Company Superior Proposal (disregarding, for the purposes of such determination, any due diligence or access condition to which such Company Acquisition Proposal is subject); and (z) the Company Board determines in good faith (after consultation with Company’s outside legal counsel) that the failure to participate in such discussions or negotiations or to disclose such information or data to such third party would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that Company shall not deliver any information to such third party without first entering into an Acceptable Confidentiality Agreement with such third party (a copy of which shall be provided to Vitesse).
(b)
Except as otherwise provided in this Section 5.3(b) and Section 5.3(c), neither the Company Board nor any committee thereof shall directly or indirectly:

(i)
withhold, withdraw or qualify (or amend or modify in a manner adverse to Vitesse), or publicly propose to withhold, withdraw or qualify (or amend or modify in a manner adverse to Vitesse), the approval or recommendation by the Company Board or any such committee thereof of this Agreement, the Arrangement or the Arrangement Resolution;

(ii)
endorse or recommend, adopt or approve, or propose publicly to endorse or recommend, adopt or approve any Company Acquisition Proposal;

(iii)
fail to include the Company Board Recommendation in the Company Circular;

(iv)
in the case of a Company Acquisition Proposal that is structured as a takeover bid, fail to recommend, in a directors’ circular prepared by Company, against acceptance of such takeover bid on or prior to the earlier of (A) three (3) Business Days prior to the date of the Company Meeting or (B) fifteen (15) days after the formal commencement of such takeover bid;

(v)
if a Company Acquisition Proposal shall have been publicly announced or disclosed (other than pursuant to the foregoing clause (iv)), fail to publicly reaffirm the Company Board Recommendation on or prior to the earlier of five (5) Business Days after Vitesse so requests in writing or three (3) Business Days prior to the date of the Company Meeting; or

(vi)
make any other public statement that is inconsistent in any material respect with the Company Board Recommendation (any action described in these clauses (i) to (vi) being referred to as a “Company Adverse Recommendation Change”).

Notwithstanding the foregoing, at any time prior to obtaining the Company Requisite Shareholder Vote, and subject to Company’s compliance in all material respects at all times with the provisions of this Section 5.3 and Section 5.6, in response to a bona fide written Company Acquisition Proposal submitted after the date hereof that did not result from a breach of this Section 5.3 by Company or any of Company’s Subsidiaries or any of their respective Representatives, and that the Company Board determines in good faith, after consultation with Company’s financial advisor(s) and outside legal counsel, is a Company Superior Proposal and the failure to make a Company Adverse Recommendation Change or terminate this Agreement would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, the Company Board may make a Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.1(d)(iv); provided, however, that Company shall not be entitled to exercise its right to make a Company Adverse Recommendation Change in response to a Company Superior Proposal (x) until four (4) Business Days after Company provides written notice to Vitesse (a “Company Notice”) advising Vitesse that the Company Board has received a Company Acquisition Proposal that the Company Board has determined in good faith, after consultation with Company’s financial advisor(s) and outside legal counsel, constitutes a Company Superior Proposal, including a copy of the proposed Company Superior Proposal specifying the material terms and conditions of such Company Superior Proposal and any applicable transaction and financing documents, and identifying the Person or group making such Company Superior Proposal; (y) if during such four (4) Business Day period, (1) Company has negotiated, and has caused its Representatives to negotiate, in good faith, with Vitesse during such period to the extent Vitesse wishes to negotiate in order to enable Vitesse to propose revisions to the terms of this Agreement; (2) Vitesse proposes any alternative transaction (including any modifications to the terms of this Agreement); and (3) following the end of such four (4) Business Day period, the Company Board shall have considered in good faith any revisions to the terms of this Agreement proposed by Vitesse and shall have determined in good faith (after consultation with Company’s financial advisor(s) and outside legal counsel, and taking into account all financial, legal and regulatory terms and conditions of such alternative transaction proposal) that such previous Company Superior Proposal remains a Company Superior Proposal (it being understood that any change in the financial or other material terms of such Company Superior Proposal shall require a new Company Notice and a new four (4) Business Day period under this Section 5.3(b)); and (z) unless the Company Board, after consultation with outside legal counsel, determines that the failure to make a Company Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.
(c)
Other than in connection with a Company Superior Proposal (which shall be subject to Section 5.3(b) and shall not be subject to this Section 5.3(c)), notwithstanding the first sentence of Section 5.3(b), at any time prior to obtaining the Company Requisite Shareholder Vote, and subject to Company’s compliance in all material respects at all times with the provisions of this Section 5.3 and Section 5.6, in response to a Company Intervening Event that is not related to any Company Acquisition Proposal, the Company Board may make a Company Adverse Recommendation Change described in clause (i) of the definition thereof if the Company Board (i) determines in good faith, after consultation with Company’s outside legal counsel and any other advisor it chooses to consult, that the failure to make such Company Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; and (ii) provides written notice to Vitesse (a “Company Notice of Change”) advising Vitesse that the Company Board is contemplating making a Company Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) the Company Board may not make such a Company Adverse Recommendation Change until the fourth (4th) Business Day after receipt by Vitesse of the Company Notice of Change; and (y) during such four (4) Business Day period, at the request of Vitesse, Company shall negotiate in good faith with respect to any changes or modifications to this Agreement which would allow the Company Board not to make such Company Adverse Recommendation Change in response thereto.
(d)
Vitesse agrees that, except as expressly contemplated by this Agreement, neither it nor any of Vitesse’s Subsidiaries shall (and Vitesse shall, and shall cause each of Vitesse’s Subsidiaries to, use reasonable commercial efforts to cause its and their respective Representatives not to):

(i)
directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Vitesse or any of Vitesse’s Subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, a Vitesse Acquisition Proposal;

(ii)
participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Vitesse or any of Vitesse’s Subsidiaries or afford access to the properties, books or records of Vitesse or any of Vitesse’s Subsidiaries with respect to, relating to, or in furtherance of, a Vitesse Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Vitesse Acquisition Proposal; or

(iii)
accept a Vitesse Acquisition Proposal or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, arrangement agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding

(A)
constituting or related to, or that could reasonably be expected to lead to, any Vitesse Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 5.3) or

(B)
requiring or which could reasonably be expected to cause Vitesse to abandon, terminate or fail to consummate the Arrangement. Any action, or failure to take action, that is taken at the request of or on the behalf of Vitesse or any of Vitesse’s Subsidiaries or by their respective Representatives in violation of this Section 5.3, shall be deemed to be a breach of this Agreement by Vitesse. Notwithstanding anything to the contrary in this Agreement, prior to obtaining Vitesse Stockholder Approval, Vitesse and its Representatives may, in response to a request therefor by a Person who has made an unsolicited bona fide written Vitesse Acquisition Proposal after the date hereof that did not result from a breach of this Section 5.3 by Vitesse or any of, Vitesse’s Subsidiaries or any of their respective Representatives may take any actions described in clause (ii) in the first sentence of this Section 5.3(d) with respect to a third party if (1) Vitesse provides Company the notice required by Section 5.3(e) with respect to such Vitesse Acquisition Proposal; (2) the Vitesse Board determines in good faith (after consultation with Vitesse’s financial advisor(s) and Vitesse’s outside legal counsel) that such proposal constitutes or would reasonably be expected to lead to a Vitesse Superior Proposal (disregarding, for the purposes of such determination, any due diligence or access condition to which such Company Acquisition Proposal is subject); and (3) the Vitesse Board determines in good faith (after consultation with Vitesse’s outside legal counsel) that the failure to participate in such discussions or negotiations or to disclose such information or data to such third party would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that Vitesse shall not deliver any information to such third party without first entering into an Acceptable Confidentiality Agreement with such third party.

(e)
Except as otherwise provided in this Section 5.3(e) and Section 5.3(f), neither the Vitesse Board nor any committee thereof shall directly or indirectly:

(i)
withhold, withdraw or qualify (or amend or modify in a manner adverse to Company), or publicly propose to withhold, withdraw or qualify (or amend or modify in a manner adverse to Company), the approval, recommendation or declaration of advisability by the Vitesse Board or any such committee thereof of this Agreement or the Vitesse Resolution;

(ii)
endorse or recommend, adopt or approve, or propose publicly to endorse or recommend, adopt or approve any Vitesse Acquisition Proposal;

(iii)
fail to include the Vitesse Board Recommendation in the Vitesse Proxy Statement;

(iv)
in the case of a Vitesse Acquisition Proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the U.S. Exchange Act for outstanding shares of Vitesse Common Stock (other than by Company or an Affiliate of Company), fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by the Vitesse stockholders on or prior to the earlier of (A) three (3) Business Days prior to the date of the Vitesse Meeting or (B) ten (10) Business Days (as such term is used in Rule 14d-9 of the U.S. Exchange Act) after commencement of such tender offer or exchange offer;

(v)
if a Vitesse Acquisition Proposal shall have been publicly announced or disclosed (other than pursuant to the foregoing clause (iv)), fail to publicly reaffirm the Vitesse Board Recommendation on or prior to the earlier of five (5) Business Days after Company so requests in writing or three (3) Business Days prior to the date of the Vitesse Meeting; or

(vi)
make any other public statement that is inconsistent in any material respect with the Vitesse Board Recommendation (any action described in these clauses (i) to (vi) being referred to as a “Vitesse Adverse Recommendation Change”).

Notwithstanding the foregoing, at any time prior to obtaining the Vitesse Stockholder Approval, and subject to Vitesse’s compliance in all material respects at all times with the provisions of this Section 5.3 and Section 5.6, in response to a bona fide written Vitesse Acquisition Proposal submitted after the date hereof that did not result from a breach of this Section 5.3 by Vitesse or any of Vitesse’s Subsidiaries or any of their respective Representatives, and that the Vitesse Board determines in good faith, after consultation with Vitesse’s financial advisor(s) and outside legal counsel, is a Vitesse Superior Proposal and, after consultation with Vitesse’s outside legal counsel, the failure to make a Vitesse Adverse Recommendation Change or terminate this Agreement would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, the Vitesse Board may make a Vitesse Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.1(c)(iv); provided, however, that Vitesse shall not be entitled to exercise its right to make a Vitesse Adverse Recommendation Change in response to a Vitesse Superior Proposal (x) until four (4) Business Days after Vitesse provides written notice to Company (a “Vitesse Notice”) advising Company that the Vitesse Board has received a Vitesse Acquisition Proposal that the Vitesse Board has determined in good faith, after consultation with Vitesse’s financial advisor(s) and outside legal counsel, constitutes a Vitesse Superior Proposal, including a copy of the proposed Vitesse Superior Proposal specifying the material terms and conditions of such Vitesse Superior Proposal and any applicable transaction and financing documents, and identifying the Person or group making such Vitesse Superior Proposal; (y) if during such four (4) Business Day period, (1) Vitesse has negotiated, and has caused its Representatives to negotiate, in good faith, with Company during such period to the extent Company wishes to negotiate in order to enable Company to propose revisions to the terms of this Agreement; (2) Company proposes any alternative transaction (including any modifications to the terms of this Agreement); and (3) following the end of such four (4) Business Day period, the Vitesse Board shall have considered in good faith any revisions to the terms of this Agreement proposed by Company and shall have determined in good faith (after consultation with Vitesse’s financial advisor(s) and outside legal counsel, and taking into account all financial, legal and regulatory terms and conditions of such alternative transaction proposal) that such previous Vitesse Superior Proposal remains a Vitesse Superior

Proposal (it being understood that any change in the financial or other material terms of such Vitesse Superior Proposal shall require a new Vitesse Notice and a new four (4) Business Day period under this Section 5.3(e)), and (z) unless the Vitesse Board, after consultation with outside legal counsel, determines that the failure to make a Vitesse Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.
(f)
Other than in connection with a Vitesse Superior Proposal (which shall be subject to Section 5.3(e) and shall not be subject to this Section 5.3(f)), notwithstanding the first sentence of Section 5.3(e) at any time prior to obtaining the Vitesse Stockholder Approval, and subject to Vitesse’s compliance in all material respects at all times with the provisions of this Section 5.3 and Section 5.6, in response to a Vitesse Intervening Event that is not related to any Vitesse Acquisition Proposal, the Vitesse Board may make a Vitesse Adverse Recommendation Change described in clause (i) of the definition thereof if the Vitesse Board (i) determines in good faith, after consultation with Vitesse’s outside legal counsel and any other advisor it chooses to consult, that the failure to make such Vitesse Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; and (ii) provides written notice to Company (a “Vitesse Notice of Change”) advising Company that the Vitesse Board is contemplating making a Vitesse Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) the Vitesse Board may not make such a Vitesse Adverse Recommendation Change until the fourth (4th) Business Day after receipt by Company of the Vitesse Notice of Change and (y) during such four (4) Business Day period, at the request of Company, Vitesse shall negotiate in good faith with respect to any changes or modifications to this Agreement which would allow the Vitesse Board not to make such Vitesse Adverse Recommendation Change in response thereto.

(g)
The Parties agree that in addition to the obligations of Company and Vitesse set forth in paragraphs (a) through (f) of this Section 5.3, as promptly as practicable (and in any event within 24 hours) after receipt thereof, Company or Vitesse, as applicable, shall advise Vitesse or Company, respectively, in writing of any request for information or any Company Acquisition Proposal or Vitesse Acquisition Proposal (as applicable) received from any Person, or any inquiry, discussions or negotiations with respect to any Company Acquisition Proposal or Vitesse Acquisition Proposal (as applicable) and the terms and conditions of such request, Company Acquisition Proposal or Vitesse Acquisition Proposal (as applicable), inquiry, discussions or negotiations, and Company or Vitesse (as applicable) shall promptly provide to Vitesse or Company, respectively, copies of any written materials received by Company or Vitesse, as applicable, in connection with any of the foregoing, and the identity of the Person or group making any such request, Company Acquisition Proposal or Vitesse Acquisition Proposal (as applicable) or inquiry or with whom any discussions or negotiations are taking place. Each of Company and Vitesse agrees that it shall simultaneously provide to the other any non-public information concerning itself or its Subsidiaries provided to any other Person or group in connection with any Company Acquisition Proposal or Vitesse Acquisition Proposal (as applicable) which was not previously provided to the other. Company and Vitesse shall promptly as practicable (and in any event within 24 hours) keep Vitesse and Company, respectively, fully informed of the status of any Company Acquisition Proposals or Vitesse Acquisition Proposals (as applicable) (including the identity of the parties and price involved and any changes to any material terms and conditions thereof). Each of Company and Vitesse agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it is a party with respect to a Company Acquisition Proposal or Vitesse Acquisition Proposal (as applicable).

(h)
Immediately after the execution and delivery of this Agreement, each of Company and Vitesse shall (and shall cause its Subsidiaries and use all reasonable commercial efforts to cause their respective Representatives to) cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Company Acquisition Proposal or Vitesse Acquisition Proposal, as applicable. Each of Company and Vitesse agrees that it shall (i) take the necessary steps to promptly inform its Representatives involved in the Transactions of the obligations undertaken in this Section 5.3 and (ii) promptly request each Person who has heretofore executed a confidentiality agreement in connection with such Person’s consideration of a Company Acquisition Proposal or Vitesse Acquisition Proposal, as applicable, to acquire such Party or any material portion thereof to return or destroy (and request that any such destruction shall be confirmed in writing by an officer of such Person) all confidential information heretofore furnished to such Person by or on its behalf.
(i)
Nothing contained in this Section 5.3 shall prohibit Vitesse or the Vitesse Board (i) from taking and disclosing to the stockholders of Vitesse a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the U.S. Exchange Act or from making any “stop, look and listen” communication or any other similar disclosure to the stockholders of Vitesse pursuant to Rule 14d-9(f) under the U.S. Exchange Act; or (ii) from making any disclosure that the Vitesse Board determines, in good faith, the failure so to disclose would be inconsistent with its fiduciary duties under applicable Law; provided that any such disclosure or statement that constitutes or contains or would reasonably be likely to have the effect of a Vitesse Adverse Recommendation Change shall be subject to the provisions of Section 5.3(e) and Section 5.3(f).

5.4   Preparation of Company Circular and Vitesse Proxy Statement.
(a)
Promptly following the entry into this Agreement, Company shall prepare, together with any other documents required by the ABCA, Canadian Securities Laws and all other applicable Laws, and shall use its reasonable commercial efforts to cause to be filed with the TSXV and the Canadian Securities Authorities as promptly as practicable after obtaining the Interim Order (with the making of such filing subject to Vitesse furnishing the information required under Section 5.4(c)), the Company Circular relating to matters to be submitted to the holders of Company Common Shares at the Company Meeting. Company shall use reasonable commercial efforts to cause the Company Circular to comply in all material respects with the rules and regulations promulgated by Canadian Securities Laws and the requirements of applicable Law, and to respond as promptly as practicable to any comments of the TSXV, Canadian Securities Authorities or their respective staff. Company will advise Vitesse promptly after it receives any request by the TSXV or Canadian Securities Authorities for amendment of the Company Circular or comments thereon and responses thereto or any request by the TSXV or Canadian Securities Authorities for additional information, and shall provide Vitesse with copies of all correspondence that is provided by or on behalf of it, on one hand, and by the TSXV or Canadian Securities Authorities on the other hand. Company shall use its reasonable commercial efforts to resolve any comments from the TSXV and Canadian Securities Authorities with respect to the Company Circular as promptly as reasonably practicable after receipt thereof. Company agrees to permit Vitesse (to the extent practicable) and its counsel, to participate in all meetings and conferences with the TSXV or Canadian Securities Authorities with respect to the foregoing matters. Notwithstanding the foregoing, prior to filing or mailing the Company Circular (or any amendment or supplement thereto) or responding to any comments of the TSXV or Canadian Securities Authorities with respect thereto, Company will (i) provide Vitesse with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response); (ii) consider in good faith for inclusion in such document or response all comments reasonably and promptly proposed by Vitesse; and (iii) not file or mail such document or respond to the TSXV or Canadian Securities Authorities prior to receiving the approval of Vitesse, which approval shall not be unreasonably withheld, conditioned or delayed.

(b)
Promptly following the entry into this Agreement, Vitesse shall prepare, together with any other documents required by U.S. Securities Laws and all other applicable Laws, and shall use its reasonable commercial efforts to cause to be filed with the SEC as promptly as practicable following the execution of this Agreement (with the making of such filing subject to Company furnishing the information required under Section 5.4(d)), the Vitesse Proxy Statement relating to matters to be submitted to holders of Vitesse Common Stock at the Vitesse Meeting. Vitesse shall use reasonable commercial efforts to cause the Vitesse Proxy Statement to comply in all material respects with the rules and regulations promulgated by the SEC and the requirements of applicable Law, and to respond as promptly as practicable to any comments of the SEC or its staff. Vitesse will advise Company promptly after it receives any request by the SEC for amendment of the Vitesse Proxy Statement or comments thereon and responses thereto or any request by the SEC for additional information, and Vitesse shall provide Company with copies of all correspondence that is provided by or on behalf of it, on one hand, and by the SEC on the other hand. Vitesse shall use its reasonable commercial efforts to resolve any comments from the SEC with respect to the Vitesse Proxy Statement as promptly as reasonably practicable after receipt thereof. Vitesse agrees to permit Company (to the extent practicable) and its counsel, to participate in all meetings and conferences with the SEC with respect to the foregoing matters. Notwithstanding the foregoing, prior to filing or mailing the Vitesse Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Vitesse will (i) provide Company with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response); (ii) consider in good faith for inclusion in such document or response all comments reasonably and promptly proposed by Company; and (iii) not file or mail such document or respond to the SEC prior to receiving the approval of Company, which approval shall not be unreasonably withheld, conditioned or delayed.
(c)
Vitesse will promptly furnish to Company such data and information relating to it, its Subsidiaries and the holders of its capital stock, as is required by applicable Laws and as Company may reasonably request for the purpose of including (or incorporating by reference) such data and information in the Company Circular and any amendments or supplements thereto (collectively, the “Vitesse Information”). Vitesse shall use reasonable commercial efforts to obtain any necessary consents from any of its auditors, reserves evaluators or other advisors to the use of any financial, technical or other expert information required to be included in the Company Circular relating to it or its Subsidiaries and to the identification in the Company Circular of each such advisor.

(d)
Company will promptly furnish to Vitesse such data and information relating to it, its Subsidiaries and the holders of its capital stock, as is required by applicable Laws and as Vitesse may reasonably request for the purpose of including (or incorporating by reference) such data and information in the Vitesse Proxy Statement and any amendments or supplements thereto (collectively, the “Company Information”). Company shall use reasonable commercial efforts to obtain any necessary consents from any of its auditors, reserves evaluators or other advisors to the use of any financial, technical or other expert information required to be included in the Vitesse Proxy Statement relating to it or its Subsidiaries and to the identification in the Vitesse Proxy Statement of each such advisor.

(e)
Vitesse and Company shall each use reasonable commercial efforts to coordinate with each other to prepare common disclosure that will be included in both the Company Circular and the Vitesse Proxy Statement, and shall, to the extent reasonably practicable, provide that such disclosure is generally consistent as between the Company Circular and the Vitesse Proxy Statement.

(f)
Vitesse and Company shall make all necessary filings with respect to the Transactions under the U.S. Securities Act and the U.S. Exchange Act and applicable blue sky laws and the rules and regulations thereunder. Each Party will advise the other, promptly after it receives notice thereof, of the issuance of any stop order, or the suspension of the qualification of the Vitesse Common Stock issuable in connection with the Arrangement for offering or sale in any jurisdiction. Each of Company and Vitesse will use reasonable commercial efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

(g)
If at any time prior to the Effective Time, any information relating to Vitesse or Company, or any of their respective Affiliates, officers or directors, should be discovered by Company or Vitesse that should be set forth in an amendment or supplement to either of the Company Circular or Vitesse Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC or Canadian Securities Authorities, as applicable, and, to the extent required by applicable Law, disseminated to the shareholders of Company or the stockholders of Vitesse, as applicable.

5.5   Mutual Covenants of the Parties Relating to the Transactions.
Except to the extent the Parties’ obligations are specifically set forth elsewhere in this Article 5, each of the Parties covenants and agrees that, subject to the terms and conditions of this Agreement, during that period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms:
(a)
it shall use its reasonable commercial efforts to, and shall cause its Subsidiaries and Affiliates to use their reasonable commercial efforts to, satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder as set forth in Article 6 to the extent the same is within its or its Subsidiaries’ or Affiliates’ control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the Transactions, including using its reasonable commercial efforts to, as promptly as practicable: (i) obtain all necessary waivers, consents, clearances and approvals required to be obtained pursuant to applicable Laws; (ii) obtain all necessary, proper or advisable authorizations as are required to be obtained by it or any of its Subsidiaries or Affiliates under applicable Laws; (iii) fulfill all conditions and satisfy all provisions of this Agreement and the Transactions; and (iv) co-operate with the other Party in connection with the performance by it and its Subsidiaries and Affiliates of their obligations hereunder;

(b)
it shall not, and shall cause its Subsidiaries and Affiliates not to, take any action, shall refrain from, and shall cause its Subsidiaries and Affiliates to refrain from, taking any action, and shall not permit any action to be taken or not taken, which is inconsistent with this Agreement or which would or would reasonably be expected to cause any of the conditions set forth in Article 6 not to be satisfied or otherwise materially interfere with or materially impede the consummation of the Transactions, or that will have, or which would reasonably be expected to have, the effect of materially delaying, impairing or impeding the consummation of the Arrangement;

(c)
it shall use reasonable commercial efforts to: (i) resist, contest and defend all lawsuits or other legal, regulatory or other Proceedings against any Party or any of its Subsidiaries or Affiliates challenging or affecting this Agreement or the consummation of the Transactions; (ii) appeal, overturn or have lifted or rescinded any injunction or restraining order or other order, including Orders, relating to any Party or any of its Subsidiaries or Affiliates which may adversely affect, delay or interfere with the ability of the Parties to consummate the Transactions; and (iii) appeal or overturn or otherwise have lifted or rendered non-applicable in respect of the Transactions, any Law that makes consummation of the Transactions illegal or otherwise prohibits or enjoins Company or Vitesse from consummating the Transactions;

(d)
it shall carry out the terms of the Interim Order and Final Order applicable to it and use reasonable commercial efforts to comply promptly with all requirements which applicable Laws may impose on it or its Subsidiaries or Affiliates with respect to the Transactions; and

(e)
it shall promptly notify the other Party in writing of the occurrence or existence of any fact, event or circumstance that is reasonably likely to result in any of the conditions set forth in Article 6 from not being able to be satisfied prior to the Termination Date.

5.6   Meetings.
(a)
Company shall take all action necessary in accordance with applicable Laws and the Organizational Documents of Company to duly give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Company Requisite Shareholder Vote, to be held as promptly as reasonably practicable following the clearance of the Vitesse Proxy Statement by the SEC (and in any event will use reasonable commercial efforts to convene such meeting within forty-five (45)days thereof). Unless there has been a Company Adverse Recommendation Change in accordance with Section 5.3, the Company Board shall recommend that the shareholders of Company approve the Arrangement Resolution at the Company Meeting and the Company Circular shall include the Company Board Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Company:

(i)
shall be required to adjourn or postpone the Company Meeting

(A)
to the extent necessary to ensure that any required Supplemental Information is provided to Company’s shareholders; or

(B)
if, as of the time for which the Company Meeting is scheduled, there are insufficient Company Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Company Meeting and

(ii)
may adjourn or postpone the Company Meeting if, as of the time for which the Company Meeting is scheduled, there are insufficient Company Common Shares represented (either in person or by proxy) to obtain the Company Requisite Shareholder Vote; provided, however, that unless otherwise agreed to by the Parties, the Company Meeting shall not be adjourned or postponed to a date that is more than twenty (20) Business Days after the immediately preceding date for which the meeting was previously scheduled (it being understood that such Company Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (i)(A) and (i) (B) exist, and such Company Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (ii) exist); and provided further that the Company Meeting shall not be adjourned or postponed to a date on or after five (5) Business Days prior to the Termination Date.

(b)
If requested by Vitesse, Company shall, commencing on the tenth (10th) Business Day prior to the date of the Company Meeting, promptly provide Vitesse with all voting tabulation reports relating to the Company Meeting that have been prepared by Company or Company’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep Vitesse reasonably informed regarding the status of the solicitation and any material oral or written communications from or to Company’s shareholders with respect thereto. Unless there has been a Company Adverse Recommendation Change in accordance with Section 5.3, the Parties agree to cooperate and use their reasonable commercial efforts to defend against any efforts by any of Company’s shareholders or any other Person to prevent the Company Requisite Shareholder Vote from being obtained. Once Company has established a record date for the Company Meeting, Company shall not change such record date or establish a different record date for the Company Meeting without the prior written consent of Vitesse (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law, the Interim Order, Court or its Organizational Documents or in connection with a postponement or adjournment of the Company Meeting permitted or required hereunder. Company shall promptly notify Vitesse in the event Company or its Representatives receives any written communication, notice or indication from any Company shareholder who is reasonably believed to hold more than one percent (1%) of the outstanding Company Common Shares in opposition to the Arrangement or Arrangement Resolution or that such Company shareholder may vote against the Arrangement Resolution at the Company Meeting.

(c)
Vitesse shall take all action necessary in accordance with applicable Laws and the Organizational Documents of Vitesse to duly give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Vitesse Stockholder Approval, to be held as promptly as reasonably practicable following the clearance of the Vitesse Proxy Statement by the SEC (and in any event will use reasonable commercial efforts to convene such meeting within forty-five (45) days thereof). Unless there has been a Vitesse Adverse Recommendation Change in accordance with Section 5.3, the Vitesse Board shall recommend that the stockholders of Vitesse approve the Vitesse Resolution, and the Vitesse Proxy Statement shall include the Vitesse Board Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Vitesse:

(i)
shall be required to adjourn or postpone the Vitesse Meeting

(A)
to the extent necessary to ensure that any required Supplemental Information is provided to Vitesse’s stockholders, or

(B)
if, as of the time for which the Vitesse Meeting is scheduled, there are insufficient shares of Vitesse Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Vitesse Meeting and

(ii)
may adjourn or postpone the Vitesse Meeting if, as of the time for which the Vitesse Meeting is scheduled, there are insufficient shares of Vitesse Common Stock represented (either in person or by proxy) to obtain the Vitesse Stockholder Approval; provided, however, that unless otherwise agreed to by the Parties, the Vitesse Meeting shall not be adjourned or postponed to a date that is more than twenty (20) Business Days after the immediately preceding date for which the meeting was previously scheduled (it being understood that such Vitesse Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (i)(A) and (i)(B) exist, and such Vitesse Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (ii) exist); and provided further that the Vitesse Meeting shall not be adjourned or postponed to a date on or after five (5) Business Days prior to the Termination Date.
(d)
If requested by Company, Vitesse shall, commencing on the tenth (10th) Business Day prior to the date of the Vitesse Meeting, promptly provide Company with all voting tabulation reports relating to the Vitesse Meeting that have been prepared by Vitesse or Vitesse’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep Company reasonably informed regarding the status of the solicitation and any material oral or written communications from or to Vitesse’s stockholders with respect thereto. Unless there has been a Vitesse Adverse Recommendation Change in accordance with Section 5.3, the Parties agree to cooperate and use their reasonable commercial efforts to defend against any efforts by any of Vitesse’s stockholders or any other Person to prevent the Vitesse Stockholder Approval from being obtained. Once Vitesse has established a record date for the Vitesse Meeting, Vitesse shall not change such record date or establish a different record date for the Vitesse Meeting without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law, the Court or its Organizational Documents or in connection with a postponement or adjournment of the Vitesse Meeting permitted or required hereunder. Vitesse shall promptly notify Company in the event Vitesse or its Representatives receives any written communication, notice or indication from any Vitesse stockholder who is reasonably believed to hold more than one percent (1%) of the outstanding shares of Vitesse Common Stock in opposition to the Vitesse Resolution or that such Vitesse stockholder may vote against the Vitesse Resolution at the Vitesse Meeting.

(e)
The Parties shall cooperate and use their reasonable commercial efforts to set the record dates for and hold the Company Meeting and the Vitesse Meeting, as applicable, on the same day and at approximately the same time.

5.7   Access to Information.
(a)
Subject to applicable Law and the other provisions of this Section 5.7, each Party shall (and shall cause its Subsidiaries to), upon a reasonable request by the other Party, furnish the other Party with all information concerning such Party, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Applicable Proxy Statement / Circular or any other statement, filing, notice or application made by or on behalf of Vitesse or Company or any of their respective Subsidiaries to any third party or any Governmental Entity in connection with the Arrangement. Subject to Section 5.13 and Section 5.21, each Party shall, and shall cause each of its Subsidiaries to, afford the other Party and its Representatives, during the period prior to the earlier of the Effective Time and the termination of this Agreement pursuant to the terms of Section 7.1, reasonable access, at reasonable times during normal business hours and upon reasonable prior notice, to the officers, key employees, agents, properties, offices and other facilities of such Party and its Subsidiaries and to their books, records, Contracts and documents and shall, and shall cause each of its Subsidiaries to, furnish promptly to the other Party and its Representatives such information concerning such Party and its Subsidiaries’ business, properties, Contracts, records and personnel as may be reasonably requested, from time to time, by or on behalf of the other Party. A Party and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the other Party or its Subsidiaries or otherwise cause any unreasonable interference with the prompt and timely discharge by the employees of the other Party and its Subsidiaries of their normal duties. Notwithstanding the foregoing:

(i)
A Party shall not be required to, or be required to cause any of its Subsidiaries to, grant access or furnish information, as applicable, to the other Party or any of its Representatives to the extent that such information is subject to an attorney/client privilege or the attorney work product doctrine or that such access or the furnishing of such information, as applicable, is prohibited by applicable Law or an existing Contract or agreement (provided, however, a Party shall inform the other Party as to the general nature of what is being withheld and such Party shall reasonably cooperate with the other Party to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of reasonable commercial efforts to (A) obtain the required Consent or waiver of any third party required to provide such information; and (B) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room or clean team procedures, redaction or entry into a customary common interest privilege or joint defense agreement with respect to any information to be so provided, if the Parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege);

(ii)
A Party may reasonably require that competitively sensitive information otherwise required to be provided to the other Party pursuant to this Agreement shall be provided only to external legal counsel of such Party;

(iii)
A Party shall not be permitted to conduct any invasive or intrusive sampling or analysis (commonly known as a “Phase II”) of any environmental media or building materials at any facility of the other Party or its Subsidiaries without the prior written consent of the other Party; and

(iv)
No investigation or information provided pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty made by a Party and the other Party shall not, and shall cause its Representatives to not, use any information obtained pursuant to this Section 5.7 for any purpose unrelated to the consummation of the Transactions or the integration of Company and Vitesse following, and conditional upon, the completion of the Arrangement.

(b)
The Confidentiality Agreement dated as of October 21, 2024, between Vitesse and Company (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Confidentiality Agreement”) shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder. All information provided to any Party or its Representative pursuant to or in connection with this Agreement is deemed to be “Confidential Information” as defined under the Confidentiality Agreement. From and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement in accordance with Article 7, each Party shall continue to provide access to the other Party and its Representatives to the electronic data rooms relating to the Transactions maintained by or on behalf of it to which the other Party and its Representatives were provided access prior to the date of this Agreement.

5.8   Consummation of the Arrangement; Additional Agreements.
(a)
Subject to the conditions and upon the terms of this Agreement, each of Company and Vitesse shall, and shall cause its Subsidiaries and Affiliates to, use reasonable commercial efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Entity with respect to the Arrangement and the other Transactions. Each of Vitesse and Company shall, as soon as practicable, (i) supply the other with any information which may be required in order to effectuate such filings; and (ii) supply any additional information, documents and testimony which is required or requested by a Governmental Entity of any jurisdiction in connection with the Transactions. No Party shall, nor shall it permit its Subsidiaries or Affiliates to, independently participate in any substantive meeting or discussion, or engage in any meeting or discussion, with any Governmental Entity in respect to the Transactions without giving the other Party reasonable prior notice of the meeting or discussion and, unless prohibited by such Governmental Entity, the opportunity to attend and participate. The Parties shall, and shall cause their and Subsidiaries and Affiliates to, consult and cooperate with one another and permit the other Party or its counsel to review in advance any proposed oral or written communication (including emails) by such Party or its

Subsidiaries or Affiliates to any Governmental Entity, including but not limited to communications in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with any applicable Laws in connection with the Arrangement, and consider in good faith any suggestions made by the other Party and its counsel. The Parties shall discuss in advance the strategy for obtaining any clearances required under any applicable Law in connection with this Agreement or the Transactions.
(b)
Each of Company and Vitesse shall, and shall cause its Subsidiaries and Affiliates to, (i) give the other Party prompt notice of the commencement or threat of commencement of any Proceeding by or before any Governmental Entity with respect to the Arrangement or any of the other Transactions; (ii) keep the other Party informed as to the status of any such legal Proceeding or threat; (iii) promptly inform the other Party and provide the other Party copies of any communication to or from any Governmental Entity regarding the Transactions; and (iv) use reasonable commercial efforts to (A) avoid, and if necessary, vigorously resist, defend against and contest (including through all available appeals), any threatened or pending Proceeding by or before any Governmental Entity seeking to prohibit, restrain, enjoin, delay or make illegal the consummation of any of the Transactions or challenging the Transactions; and (B) have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, restrains, enjoins, delays or makes illegal the consummation of any of the Transactions.

5.9   Company Employee Matters.
(a)
Company has set forth in Section 5.9(a) of the Company Disclosure Letter, on an individual basis, the maximum amount of Company Employee Obligations and Company Termination Payments that are or may become payable with respect to each employee of Company or Subsidiary and has included true and correct information regarding the title and start date with Company or Subsidiary (or recognized service date for severance purposes if different from start date) and remuneration of each employee of Company or Subsidiary.

(b)
Vitesse may, on or before that date that is ten (10) Business Days prior to the Effective Date, advise Company regarding employees of Company (and Subsidiary) listed in the Company Disclosure Letter that Vitesse has determined will not be continuing their employment with Company or Subsidiary, as applicable, following the Closing.

(c)
If Vitesse provides the notice contemplated by Section 5.9(b), then at least two (2) Business Days prior to the Effective Date, the employment or engagement of each employee or consultant of Company described in Section 5.9(b) shall be terminated conditional upon the consummation of the Arrangement and effective as of the Effective Time. Any applicable Company Termination Payments, less all Withholding Obligations, shall be paid by Company at the Effective Time or as soon as practicable thereafter. Any officer, employee or consultant of Company who voluntarily resigns or is terminated for just cause or material breach prior to the Effective Time shall not be eligible for or entitled to, and shall not be paid, any Company Termination Payments or any other amount on account of notice of termination, termination pay or severance pay for any reason, except with the consent of Vitesse or as otherwise required by applicable agreements or Law. With the exception of any statutory termination pay, the payment of any Company Termination Payments in accordance with this Section 5.9 shall, to the extent consistent with applicable agreements, be conditional on the execution of a full and final release in favor of Company and Vitesse, in forms that are satisfactory to Vitesse, acting reasonably. For greater certainty, the Parties acknowledge that Company (or applicable Subsidiary) shall be exclusively responsible for all Withholding Obligations from any amounts paid in connection with Company Termination Payments.

(d)
Vitesse shall be responsible for complying with the continuation coverage requirements under Section 4980B of the Code for all M&A Qualified Beneficiaries (within the meaning assigned to such term under Q&A-4 of Treasury Regulation Section 54.4980B-9) with respect to the Transactions for the duration of the period with respect to which such individuals are entitled to such coverage. For the avoidance of doubt, Vitesse shall not be responsible for complying with the continuation coverage requirements under Section 4980B of the Code for any individual who experienced a qualifying termination prior to the Transaction other than pursuant to Section 5.9(c), and any COBRA continuation coverage for any such individuals shall continue to be provided by the benefit plan in which such individual participated at the time of such qualifying termination. Following the Effective Date, Vitesse covenants and agrees that, during the period commencing on the Effective Date and ending on the date which is the one (1) year anniversary of the Effective Date (or if earlier, the date of the applicable employee’s termination of employment with Vitesse and any Subsidiary or Affiliate of Vitesse), Vitesse shall or shall cause the applicable Subsidiary or Affiliate of Vitesse to provide each employee of the Company or any of its Subsidiaries who are an active employees of the Company or any of its Subsidiaries both immediately prior to and following the Closing Date (each a “Continuing Employee”) with base compensation (e.g., salary or wages), annual cash incentive compensation opportunities and benefits (other than equity compensation opportunities and severance) that are comparable, in the aggregate, to those provided to such Continuing Employee immediately prior to the Effective Date.
(e)
Without limiting the final sentence of Section 5.9(d), following the Effective Time, Vitesse shall, or shall cause the Company and its Subsidiaries, to use commercially reasonable efforts to credit each Continuing Employee under each Vitesse Benefit Plan in which Continuing Employees may be eligible to participate after the Closing Date (the “Post-Closing Plans”), credit for purposes of vesting, eligibility and entitlement benefits accrual (other than for any purposes with respect to any defined benefit pension benefits, severance benefits, retiree medical benefits or disability benefits, or nonqualified deferred compensation plans) for such Continuing Employees’ full or partial years of service with Company or any of its Affiliates (including any predecessors) performed at any time prior to the Closing Date to the extent such service was taken into account under the analogous Company Benefit Plan in effect immediately prior to the Closing Date; provided, however, that no such prior service shall be taken into account to the extent it would result in the duplication of benefits to any Continuing Employee.

(f)
Vitesse shall, or shall cause the Company and its Subsidiaries, to use commercially reasonable efforts to (i) waive any limitation on health coverage of any Continuing Employees or any of their covered, eligible dependents due to pre-existing conditions and/or waiting periods, active employment requirements and requirements to show evidence of good health under the applicable Post-Closing Plan to the extent such Continuing Employee or eligible dependents are covered under an analogous Company Benefit Plan immediately prior to the Closing Date, and such conditions, periods or requirements are satisfied or waived under such Company Benefit Plan and (ii) give each Continuing Employee credit for the plan year in which the Closing Date occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Closing Date for which payment has been made, in each case, to the extent such deductibles or limits for medical expenses were satisfied or did not apply under the analogous Company Benefit Plan in effect immediately prior to the Closing Date.

(g)
Prior to the Closing Date, if requested by Vitesse in writing at least three (3) Business Days before the Closing, Company shall use its commercially reasonable best efforts to cause Company and its Subsidiaries to take all necessary and appropriate actions to cause (i) the Company and its Subsidiaries to terminate participation in each Company Benefit Plan intended to be qualified under Section 401(a) of the Code (the “Company 401(k) Plan”) or any other Company Benefit Plan, in each case, effective no later than the Business Day preceding the Closing Date; provided, however, that such actions may be contingent upon Closing. Company shall provide Vitesse with an advance copy of all documentation necessary to effect this Section 5.9(g) and a reasonable opportunity to comment thereon prior to the adoption or execution thereof. In the event that the Company and its Subsidiaries terminate participation in the Company 401(k) Plan as set forth in the preceding sentence, as soon as administratively practicable following the Effective Time, Vitesse shall take any and all reasonable actions as may be reasonably required, including amendments to a defined contribution retirement plan intended to be qualified under Section 401(a) of the Code designated by Vitesse (the “Vitesse 401(k) Plan”) to (A) cause the Vitesse 401(k) Plan to accept any “eligible rollover distributions” (within the meaning of Section 402(c)(4) of the Code) in the form of cash in an amount equal to the full account balance distributed or distributable to such employee from the Company 401(k) Plan to the Vitesse 401(k) Plan, including any outstanding loans and (B) cause each Continuing Employee to become a participant in the Vitesse 401(k) Plan as of the Closing Date (subject to any applicable eligibility requirements, but giving effect to the service crediting provisions of Section 5.9(e)).
(h)
Nothing in this Agreement shall constitute an establishment or termination of, or an amendment to, or be construed as establishing, terminating or amending, any Vitesse Benefit Plan, Company Benefit Plan, Post-Closing Plan or other Employee Benefit Plan sponsored, maintained or contributed to by Company, Vitesse or any of their respective Subsidiaries. The provisions of this Section 5.9 are for the sole benefit of the Parties and nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any Person (including, for the avoidance of doubt, any current or former employee of Company, Vitesse or any of their respective Affiliates), other than the Parties and their respective permitted successors and assigns, any third party beneficiary, legal or equitable or other rights or remedies (including with respect to the matters provided for in this Section 5.9) under or by reason of any provision of this Section 5.9. Nothing in this Section 5.9 is intended to (i) prevent Vitesse, Company or any of their Affiliates from terminating the employment or service of any Person, including a Continuing Employee, at any time and for any reason, subject to compliance with the terms hereof, (ii) provide any Person any right to employment or service or continued employment or service with Vitesse or any of its Subsidiaries (including following the Effective Time, the Company and following the consummation of the Arrangement) or any particular term or condition of employment or service, or (iii) prevent Vitesse, Company or any of their Affiliates from terminating, revising or amending any Vitesse Benefit Plan, Company Benefit Plan, Post-Closing Plan or other Employee Benefit Plan sponsored, maintained or contributed to by Company, Vitesse or any of their respective Subsidiaries.

5.10   Indemnification; Directors’ and Officers’ Insurance.
(a)
Without limiting any other rights that any Indemnified Person may have pursuant to any employment agreement, indemnification agreement or Organizational Documents in effect on the date hereof or otherwise, from the Effective Time, Vitesse and Company shall, jointly and severally, indemnify, defend and hold harmless, in the same manner as provided by Vitesse or Company, as applicable, immediately prior to the date of this Agreement, each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, a director or officer of Vitesse, Company or any of their respective Subsidiaries or who acts as a fiduciary under any Vitesse Benefit Plan or Company Benefit Plan or is or was serving at the request of Vitesse, Company or any of their respective Subsidiaries as a director, officer or fiduciary of another corporation, partnership, limited liability company, joint venture, Employee Benefit Plan, trust or other enterprise, in each case, when acting in such capacity (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement, of or incurred in connection with any threatened or actual Proceeding to which such Indemnified Person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of the fact that such Person is or was a director or officer of Vitesse, Company or any of their respective Subsidiaries, a fiduciary under any Vitesse Benefit Plan or Company Benefit Plan or is or was serving at the request of Vitesse, Company or any of their respective Subsidiaries as a director, officer or fiduciary of another corporation, partnership, limited liability company, joint venture, Employee Benefit Plan, trust or other enterprise, as applicable, or by reason of anything done or not done by such Person in any such capacity, whether pertaining to any act or omission occurring or existing at or prior to, but not after, the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the Transactions, in each case to the fullest extent permitted under applicable Law (and Vitesse and Company shall, jointly and severally, pay expenses incurred in connection therewith, including but not limited to expenses for the retention of Company’s regularly engaged legal counsel or other counsel satisfactory to them, in advance of the final disposition of any such Proceeding to each Indemnified Person to the fullest extent permitted under applicable Law). Without limiting the foregoing, in the event any such Proceeding is brought or threatened to be brought against any Indemnified Persons (whether arising before, at or after the Effective Time), (i) Vitesse and Company shall pay all reasonable fees and expenses of one counsel for the Indemnified Persons as promptly as statements therefor are received, and (ii) Vitesse and Company shall use their reasonable commercial efforts to assist in the defense of any such matter. Any Indemnified Person wishing to claim indemnification or advancement of expenses under this Section 5.10, upon learning of any such Proceeding, shall notify Vitesse and Company (but the failure so to notify shall not relieve a Party from any obligations that it may have under this Section 5.10 except to the extent such failure materially prejudices such Party’s position with respect to such claims). With respect to any determination of whether any Indemnified Person is entitled to indemnification by Vitesse or Company under this Section 5.10, such Indemnified Person shall have the right, as contemplated by applicable Law, to require that such determination be made by special, independent legal counsel selected by the Indemnified Person and approved by Vitesse or Company, as applicable (which approval shall not be unreasonably withheld, conditioned or delayed), and who has not otherwise performed material services for Vitesse, Company or the Indemnified Person within the last three (3) years.
(b)
Vitesse and Company agree that, until the six (6) year anniversary date of the Effective Time, that none of Vitesse nor Company shall amend, repeal or otherwise modify any provision in the Organizational Documents of Company or its Subsidiaries in any manner that would affect adversely the rights thereunder of any Indemnified Person to indemnification, exculpation and advancement except to the extent required by applicable Law. Vitesse shall, and shall cause Company and its Subsidiaries to, fulfill and honor any indemnification, expense advancement or exculpation agreements between Vitesse, Company or any of their respective Subsidiaries and any of their respective directors or officers existing and in effect immediately prior to the Effective Time.

(c)
Vitesse and Company shall indemnify any Indemnified Person against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in Section 5.10(a), relating to the enforcement of such Indemnified Person’s rights under this Section 5.10 or under any charter, bylaw or Contract regardless of whether such Indemnified Person is ultimately determined to be entitled to indemnification hereunder or thereunder.

(d)
Company shall cause to be put in place, and Company shall fully prepay immediately prior to the Effective Time, “tail” insurance policies with a claims reporting or discovery period of at least six (6) years from the Effective Time (the “Tail Period”) from an insurance carrier with the same or better credit rating as Company’s current insurance carrier with respect to directors’ and officers’ liability insurance (“D&O Insurance”) in an amount and scope at least as favorable as Company’s existing policies with respect to matters, acts or omissions existing or occurring at or prior to (but not after) the Effective Time; provided, however, that in no event shall the aggregate cost of the D&O Insurance exceed during the Tail Period 300% of the current aggregate annual premium paid by Company for such purpose; and provided, further, that if the cost of such insurance coverage exceeds such amount, Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(e)
In the event that Vitesse, Company or any of their Subsidiaries or any of their respective successors or assignees (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; (ii) transfers all or substantially all of its properties and assets to any Person; or (iii) effects a dissolution and winding-up, then, in each such case, proper provisions shall be made so that the successors and assigns of Vitesse or Company, as the case may be, shall assume the obligations set forth in this Section 5.10. The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, the Parties and each Person entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 5.10, and his heirs and Representatives. The rights of the Indemnified Persons under this Section 5.10 are in addition to any rights such Indemnified Persons may have under the Organizational Documents of Vitesse, Company or any of their respective Subsidiaries, or under any applicable Contracts or Law. Vitesse and the Company shall pay all expenses, including reasonable and documented attorneys’ fees, that may be incurred by any Indemnified Person in enforcing the indemnity and other obligations provided in this Section 5.10.

5.11   Transaction Litigation.
Notwithstanding anything to the contrary contained in this Agreement, in the event any stockholder or shareholder litigation is commenced or, to the knowledge of Company or Vitesse, as applicable, threatened, that questions the validity or legality of the Transactions or seeks damages or an injunction in connection therewith, including stockholder or shareholder litigation, as applicable (“Transaction Litigation”), Company or Vitesse, as applicable, shall promptly notify the other Party of such Transaction Litigation and shall keep the other Party reasonably informed with respect to the status thereof. Each Party shall give the other Party a reasonable opportunity to participate in the defense or settlement of any Transaction Litigation (at such Party’s cost) and shall consider in good faith, acting reasonably, the other Party’s advice with respect to such Transaction Litigation; provided that neither Party shall offer or agree to settle any Transaction Litigation without the prior written consent of the other Party.
5.12   Public Announcements.
The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by the Parties and the investor presentations given to investors on the morning of announcement of the Arrangement shall be reasonably agreed to by each of the Parties. No Party shall, and each will cause its Representatives not to, issue any public announcements or make other public disclosures regarding this Agreement or the Transactions, without the prior written approval of the other Party. Notwithstanding the foregoing, a Party, its Subsidiaries or their Representatives may issue a public announcement or other public disclosures (a) required by applicable Law; (b) required by the rules of any stock exchange upon which such Party’s or its Subsidiary’s capital stock is traded; (c) consistent with the final form of the joint press release announcing the Arrangement and the investor presentations given to investors on the morning of announcement of the Arrangement; and (d) subject to Section 5.4, with respect to filings in connection with the Company Circular or Vitesse Proxy Statement; provided, in the case of clauses (a) and (b), such Party uses reasonable commercial efforts to afford the other Party a timely opportunity to first review the content of the proposed disclosure and provide reasonable comments thereon; and provided, however, that no provision in this Agreement shall be deemed to restrict in any manner a Party’s ability to communicate with its employees and that neither Party shall be required by any provision of this Agreement to consult with or obtain any approval from any other Party with respect to a public announcement or press release issued in connection with the receipt and existence of a Company Acquisition Proposal or a Vitesse Acquisition Proposal, as applicable, and matters related thereto or a Company Adverse Recommendation Change or a Vitesse Adverse Recommendation Change, other than as set forth in Section 5.3.
5.13   Control of Business; Integration.
(a)
Without limiting in any way any Party’s rights or obligations under this Agreement, nothing contained in this Agreement shall give any Party, directly or indirectly, the right to control or direct the other Party and its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

(b)
Each of Company and Vitesse shall, and shall cause its Subsidiaries and Representatives to, use its reasonable best efforts, subject to applicable Law, to cooperate with the other party in connection with planning the integration of the business operations of Company and Vitesse and their respective Subsidiaries.

5.14   Pre-Acquisition Reorganization.
(a)
Company agrees that, upon the request of Vitesse, Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to: (i) implement such reorganizations of their corporate structure, capital structure, business, operations and assets or such other transactions as Vitesse may request, acting reasonably, including amalgamations, liquidations, reorganizations, continuances (including commencing a continuance process), or equity transfers or asset transfers (each a “Pre-Acquisition Reorganization”); (ii) reasonably cooperate with Vitesse and its advisors to determine the nature of the Pre-Acquisition Reorganizations that might be undertaken and the manner in which they would most effectively be undertaken; and (iii) reasonably cooperate with Vitesse and its advisors to seek to obtain any material consents, approvals, waivers or similar authorizations, if any, which are reasonably required in connection with the Pre-Acquisition Reorganization; provided that any reasonable out-of-pocket costs, fees or expenses (including Taxes) of Company or any of its Subsidiaries associated therewith shall be at Vitesse’s sole expense. In addition, without limiting Section 5.1, following the entry into this Agreement, Company shall keep Vitesse apprised of, and consult with Vitesse in advance of implementing, any reorganizations of the corporate structure of Company and its Subsidiaries or any reorganizations, restructurings, transactions or other actions by or among Company and/or any of its Subsidiaries. Company agrees that, to the extent that the terms of the Pre-Acquisition Reorganization are determined prior to the date of the Interim Order and such terms require an amendment to the Plan of Arrangement, Company will agree to amend the Plan of Arrangement to include these provisions necessary to give effect to the Pre-Closing Reorganization (in which case such transactions shall not be considered a Pre-Closing Reorganization).
(b)
Notwithstanding the foregoing, Company will not be obligated to implement any Pre-Acquisition Reorganization under Section 5.14(a) unless such Pre-Acquisition Reorganization, in the opinion of the Company, acting reasonably:

(i)
does not materially impair the ability of Company or Vitesse to consummate the Arrangement, including to prevent the satisfaction of any conditions set forth in Article 6;

(ii)
does not reduce the Consideration or change the form of Consideration to be received by Company shareholders (other than Company shareholders exercising Dissent Rights), as applicable;

(iii)
can be effected as close as reasonably practicable to but prior or as of the Closing;

(iv)
does not require Company or any of its Subsidiaries to take any action that could reasonably be expected to result in any adverse Canadian or other non-U.S. Tax consequences to Company shareholders (including any such Taxes being imposed on such Persons) that are incrementally greater (by more than a de minimis amount) than such Taxes that would be imposed on such Persons in connection with the Transactions in the absence of any action being taken pursuant to Section 5.14(a);

(v)
does not become effective unless Vitesse has waived or confirmed in writing the satisfaction of all conditions in its favor under Article 6, and has confirmed in writing that it is prepared to promptly and without condition (other than compliance with Section 5.14(a) proceed to effect the Arrangement;

(vi)
does not require Company or any of its Subsidiaries to take any action that could reasonably be expected to prevent or impede the Transactions from qualifying for, the Intended U.S. Tax Treatment;

(vii)
would not result in the breach or violation of any material contract to which Company or any of its Subsidiaries is a party (including the Company Credit Facilities) where the necessary consents, waivers, approvals or similar authorizations have not been or cannot reasonably be obtained prior to the Effective Date;

(viii)
does not require Company to obtain the approval of any Company shareholders except to the extent a provision thereof is included in an amended form of the Plan of Arrangement as contemplated in Section 5.14(a);

(ix)
without limitation to Section 5.14(b)(viii) above, would result in a sale, transfer or assignment of any property or assets of the Company (or any Subsidiary thereof) to Vitesse (or any Affiliate thereof) prior to the Effective Time, unless it forms part of the amendments to the Plan of Arrangement as contemplated in Section 5.14(a).

(c)
Vitesse shall use commercially reasonable efforts to provide written notice to Company of any proposed Pre-Acquisition Reorganization reasonably in advance of the Effective Date. Upon receipt of such notice, Company and Vitesse shall work cooperatively and use their reasonable best efforts to prepare prior to the Effective Time all documentation necessary and do such other acts and things as are necessary to give effect to such Pre- Acquisition Reorganization, including any amendment to this Agreement or the Plan of Arrangement (provided that such amendments do not require Company to obtain approval of the Court or Company shareholders).

(d)
Vitesse agrees that the implementation of any Pre-Acquisition Reorganization upon request of Vitesse, by itself, will not be considered in determining whether a representation or warranty or covenant or agreement of Company under this Agreement has been breached (including where any such Pre-Acquisition Reorganization requires the consent of any third party under a Contract).

(e)
If the Arrangement is not completed and this Agreement is terminated, Vitesse will indemnify Company or any of its Subsidiaries undertaking such Pre-Acquisition Reorganization forthwith for all losses and reasonable costs and expenses (including any professional fees and expenses and Taxes) incurred by Company or any of its Subsidiaries in considering or effecting all or any Pre-Acquisition Reorganization, and in connection with reversing or unwinding any Pre-Acquisition Reorganization.

5.15   Reportable and Notifiable Transaction Filings.
The Parties shall cooperate reasonably and in good faith to determine whether the Transactions and any related transactions are required to be reported to any applicable Governmental Entity pursuant to Section 237.3 or 237.4 of the Tax Act (or any provisions of similar effect) and, if so, the Parties shall cooperate to make such reporting in a comprehensive and timely manner, in the form required by applicable Law. The Parties may request reasonable representations and warranties from each other to the extent necessary to establish any factual matters relevant to the determination of whether reporting is required and the content of such reporting.
5.16   Transfer Taxes.
The Parties shall cooperate, in good faith, in the filing of any Tax Returns with respect to any transfer, sales, use, stamp, registration or other similar Taxes of any Party or any of its Subsidiaries in respect of the Transactions, and in the minimization, to the extent reasonably permissible under applicable Law, of the amount of any such Taxes.
5.17   Section 16 Matters.
Prior to the Effective Time, Vitesse and Company shall take all such steps as may be required to cause any dispositions of equity securities of Company (including derivative securities) or acquisitions of equity securities of Vitesse (including derivative securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the U.S. Exchange Act with respect to Company, or will become subject to such reporting requirements with respect to Vitesse, to be exempt under Rule 16b-3 under the U.S. Exchange Act.
5.18   Registration Status and Stock Exchange Listing.
(a)
Until the Closing, Company shall use its reasonable commercial efforts to (i) maintain its status as a reporting issuer (where such concept exists) not in default (or the equivalent thereof) in each of the provinces of Canada where it is currently a reporting issuer and remain in material compliance with all applicable Canadian Securities Laws in each of such provinces of Canada; and (ii) maintain the listing of the Company Common Shares on the TSXV and remain in material compliance with the rules of the TSXV.

(b)
Vitesse shall use reasonable commercial efforts to take all action necessary to cause the Vitesse Common Stock to be issued in the Arrangement to be approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance. Prior to the Closing Date, Company shall cooperate with Vitesse and use reasonable commercial efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of the TSXV to enable the delisting by Company of the Company Common Shares from the TSXV promptly after the Effective Time, and in any event no more than ten (10) days after the Effective Time. If Company is required to file any quarterly or annual report pursuant to Canadian Securities Laws by a filing deadline that is imposed by the Canadian Securities Authorities and which falls on a date within the fifteen (15) days following the Closing Date, the Parties shall reasonably cooperate prior to the Closing Date in preparing any such annual or quarterly report reasonably likely to be required to be filed during such period. From and after entry into this Agreement until the earlier of the Closing or the termination of this Agreement, Vitesse shall promptly notify Company of any material communications or correspondence received by Vitesse from the NYSE with respect to the listing of Vitesse Common Stock to be issued in the Arrangement or other securities of Vitesse, compliance with the rules and regulations of the NYSE, and any potential suspension or delisting action contemplated or threatened by the NYSE.
5.19   Tax Matters.
(a)
Company and its Subsidiaries will not without the express written consent of Vitesse make any “investments” (as defined for purposes of Section 212.3 of the Tax Act) in any corporation that is a “foreign affiliate” (as defined in the Tax Act) of Company and/or any of its Subsidiaries (including, for greater certainty, an indirect investment described in paragraph 212.3(10)(f) of the Tax Act), other than (i) in the ordinary course of business, or (ii) by way of a loan that can qualify as a “pertinent loan or indebtedness” (as defined in Section 212.3(11) of the Tax Act) and that is evidenced by a promissory note issued by such foreign affiliate.

(b)
For U.S. federal income Tax purposes, (a) the Parties intend that the Transactions qualify for the Intended U.S. Tax Treatment, and (b) this Agreement is intended to be, and hereby is, adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368- 2(g) and 1.368-3(a). The Parties shall (and shall cause their respective Affiliates to) file all applicable Tax Returns on a basis consistent with the Intended U.S. Tax Treatment and take no Tax position inconsistent therewith, in each case, to the extent permitted under applicable Law.

5.20   Termination of Company Credit Facility; Consents under Vitesse Credit Facility.
(a)
Company and its Subsidiaries shall deliver to Vitesse at least two (2) Business Days prior to the Closing Date a payout statement in form reasonably satisfactory to Vitesse, setting forth, if applicable, the total amounts payable pursuant to the Company Credit Facility (if any) to fully satisfy all principal, interest, fees, costs, and expenses owed to each holder of Indebtedness under the Company Credit Facility (including to fully cash collateralize all outstanding letters of credit and bankers’ acceptances under the Company Credit Facility, which may be satisfied by Company) as of the anticipated Closing Date (and any applicable per diem amounts), together with appropriate wire instructions, together with a release and discharge from the administrative agent under the Company Credit Facility that upon payment in full of all such amounts owed to the administrative agent and the lenders under the Company Credit Facility (if any), all Indebtedness under such Company Credit Facility shall be discharged and satisfied in full (other than contingent obligations not then due, obligations which survive the termination of the Company Credit Facility and obligations in respect of letters of credit, bankers’ acceptances and hedging arrangements with respect to which arrangements will be made to the satisfaction of the applicable issuing banks and hedge counterparties, respectively, and Vitesse and Company), all loan documents entered into in connection with the Company Credit Facility shall be terminated with respect to Company and its Subsidiaries that are borrowers or guarantors thereof (or the assets of which secure such Indebtedness, if applicable) and all Encumbrances on Company and its Subsidiaries and their respective assets (other than Encumbrances securing obligations in respect of letters of credit, bankers’ acceptances and hedging arrangements that may survive pursuant to the terms of such payoff letter) shall be released and terminated, together with any applicable documents necessary to evidence the release and termination of all Encumbrances on Company and its Subsidiaries and their respective assets securing, and any guarantees by Company and its Subsidiaries in respect of, such Company Credit Facility.

(b)
Vitesse shall make adequate arrangements, and Company shall cooperate with Vitesse in making such arrangements, such that, in connection with the Closing, all outstanding Indebtedness under the Company Credit Facility, as described in Section 5.20(a), shall be repaid in full to the appropriate lenders so as to permit the full repayment and termination of the Company Credit Facility as contemplated therein immediately prior to or concurrent with the Effective Time.

(c)
Vitesse shall use reasonable commercial efforts to make adequate arrangements, at its sole cost and expense (notwithstanding any provision in this Agreement to the contrary), to obtain all necessary waivers, consents or amendments to the Vitesse Credit Facility to give effect to the Transactions contemplated by this Agreement and the Plan of Arrangement such that there shall be no default or event of default (however denominated) under the Vitesse Credit Facility through the Effective Time.

5.21   Privacy Matters.
(a)
For the purposes of this Section 5.21 only, the following definitions shall apply:

(i)
“applicable law” means, in relation to any Person, transaction or event, all applicable provisions of Laws by which such Person is bound or having application to the transaction or event in question, including applicable privacy laws;

(ii)
“applicable privacy laws” means any and all applicable Laws relating to privacy and the collection, use and disclosure of Personal Information in all applicable jurisdictions, including the Personal Information Protection and Electronic Documents Act (Canada) and/or any comparable provincial law including the Personal Information Protection Act (Alberta);

(iii)
“authorized authority” means, in relation to any Person, transaction or event, any (A) federal, provincial, municipal or local governmental body (whether administrative, legislative, executive or otherwise), both domestic and foreign; (B) agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government; (C) court, arbitrator, commission or body exercising judicial, quasi- judicial, administrative or similar functions; and (D) other body or entity created under the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange, in each case having jurisdiction over such Person, transaction or event; and

(iv)
“Personal Information” means information (other than business contact information when used or disclosed for the purpose of contacting such individual in that individual’s capacity as an employee or an official of an organization and for no other purpose) about an identifiable individual disclosed in accordance with this Agreement and/or as a condition of the Arrangement.

(b)
The Parties hereto acknowledge that they are responsible for compliance at all times with applicable privacy laws as such pertain to the collection, use or disclosure of Personal Information disclosed to either Party pursuant to or in connection with this Agreement (the “Disclosed Personal Information”).

(c)
Prior to the completion of the Arrangement, neither Party shall use or disclose the Disclosed Personal Information for any purposes other than those related to the performance of this Agreement and the completion of the Arrangement. After the completion of the Transactions, a Party may only collect, use and disclose the Disclosed Personal Information solely for the purposes for which the Disclosed Personal Information was initially collected from or in respect of the individual to which such Disclosed Personal Information relates or for the completion of the Transactions, unless (i) either Party shall have first notified such individual of such additional purpose, and where required by applicable law, obtained the consent of such individual to such additional purpose; or (ii) such use or disclosure is permitted or authorized by applicable law, without notice to, or consent from, such individual.

(d)
Each Party acknowledges and confirms that the disclosure of the Disclosed Personal Information is necessary for the purposes of determining if the Parties shall proceed with the Arrangement, and that the Disclosed Personal Information relates solely to the carrying on of the business or the completion of the Arrangement.

(e)
Prior to the completion of the Arrangement, each Party shall take reasonable steps to protect that Disclosed Personal Information by security safeguards appropriate to the sensitivity of the Disclosed Personal Information, including to ensure that access to the Disclosed Personal Information shall be restricted to those Representatives of the respective Party who have a bona fide need to access such information in order to complete the Arrangement.

(f)
Where authorized by applicable law, each Party shall promptly notify the other Party of all inquiries, complaints, requests for access, variations or withdrawals of consent and claims of which the Party is made aware in connection with the Disclosed Personal Information. To the extent permitted by applicable law, the Parties shall fully co-operate with one another, with the Persons to whom the Personal Information relates, and any authorized authority charged with enforcement of applicable privacy laws, in responding to such inquiries, complaints, requests for access, variations or withdrawals of consent and claims, including to give effect to any withdrawal of consent.

(g)
Upon the expiry or termination of this Agreement (other than as a result of the completion of the Arrangement), or otherwise upon the reasonable request of either Party, the other Party shall within a reasonable period of time thereafter cease all use of the Disclosed Personal Information acquired by it in connection with this Agreement and shall return to the requesting Party or, at the requesting Party’s request, destroy in a secured manner, in accordance with applicable law, the Disclosed Personal Information (and any copies thereof) in its possession.

ARTICLE 6
CONDITIONS
6.1   Conditions to Obligation of Each Party.
The respective obligation of each Party to consummate the Transactions, including the Arrangement, shall be subject to satisfaction of the following conditions at or prior to the Effective Time, any or all of which may be waived jointly by the Parties, in whole or in part, to the extent permitted by applicable Law:
(a)
The Arrangement Resolution shall have been approved by the Company Requisite Shareholder Vote at the Company Meeting.

(b)
The Vitesse Resolution shall have been approved by Vitesse Stockholder Approval at the Vitesse Meeting.

(c)
The Interim Order and the Final Order shall each have been obtained on terms materially consistent with this Agreement and otherwise satisfactory to Vitesse and Company, each acting reasonably having regard to forms of orders customarily issued in transactions such as the Arrangement, and shall not have been set aside or modified in a manner unacceptable to Company and Vitesse, each acting reasonably having regard to forms of orders customarily issued in transactions such as the Arrangement, on appeal or otherwise.

(d)
The shares of Vitesse Common Stock issuable pursuant to the Arrangement shall have been authorized for listing on the NYSE, subject to official notice of issuance.

(e)
No Law or Order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated, adopted, issued or enforced by any Governmental Entity that is then in effect and has the effect of making illegal or otherwise prohibiting the consummation of the Arrangement.

6.2   Additional Conditions to Obligation of Vitesse.
The obligation of Vitesse to effect the Arrangement shall be further subject to satisfaction of the following conditions at or prior to the Effective Time, any or all of which may be waived by Vitesse, in whole or in part, to the extent permitted by applicable Law:
(a)
(i) The representations and warranties of Company set forth in Section 3.1 (Organization, Standing and Power), Section 3.2(a) and (b) (Capital Structure), Section 3.3(a) (Authority; No Violations), Section 3.6(a) (Absence of Certain Changes or Events) and Section 3.24 (Brokers) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing, as though made on and as of the Closing (except, with respect to Section 3.2(a) and (b) (Capital Structure), for any de minimis inaccuracies) (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time); (ii) all other representations and warranties of Company set forth in Section 3.2

(Capital Structure) shall have been true and correct as of the date of this Agreement and shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct in all material respects only as of such date or period of time); and (iii) all other representations and warranties of Company set forth in Article 3 shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing, as though made on and as of the Closing (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality,” “in all material respects” or “Company Material Adverse Effect”) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)
Other than with regard to Section 5.21, Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c)
Dissent Rights shall not have been validly exercised, and not withdrawn, with respect to more than five percent (5%) of the number of Company Common Shares.

(d)
Company shall have delivered to Vitesse a certification of the Chief Executive Officer, the Chief Financial Officer or another executive officer (reasonably acceptable to Vitesse) of Company certifying as to the matters specified in Section 6.2(a) and Section 6.2(b).

The foregoing conditions are for the sole benefit of Vitesse and may, subject to the terms of this Agreement, be waived by Vitesse, in whole or in part at any time and from time to time, in the sole discretion of Vitesse, to the extent permitted by applicable Law. The failure by Vitesse at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the Effective Time.
6.3   Additional Conditions to Obligation of Company.
The obligation of Company to effect the Arrangement shall be further subject to satisfaction of the following additional conditions at or prior to the Effective Time, any or all of which may be waived by Company, in whole or in part, to the extent permitted by applicable Law:
(a)
(i) The representations and warranties of Vitesse set forth in Section 4.1 (Organization, Standing and Power), Section 4.2(a) and (b) (Capital Structure), Section 4.3(a) (Authority; No Violations) and Section 4.6(a) (Absence of Certain Changes or Events) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing, as though made on and as of the Closing (except, with respect to Section 4.2(a) and (b) (Capital Structure), for any de minimis inaccuracies) (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time); (ii) all other representations and warranties of Vitesse set forth in Section 4.2 (Capital Structure) shall have been true and correct as of the date of this Agreement and shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct in all material respects only as of such date or period of time); and (iii) all other representations and warranties of Vitesse set forth in Article 4 shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing, as though made on and as of the Closing (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), except in the case of this clause (iii) where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality,” “in all material respects” or “Vitesse Material Adverse Effect”) would not reasonably be expected to have, individually or in the aggregate, a Vitesse Material Adverse Effect.

(b)
Other than with regard to Section 5.21, Vitesse shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c)
Vitesse shall have delivered to Company a certification of the Chief Executive Officer, the Chief Financial Officer or another executive officer (reasonably acceptable to Company) of Vitesse certifying as to the matters specified in Section 6.3(a) and Section 6.3(b).

The foregoing conditions are for the sole benefit of Company and may, subject to the terms of this Agreement, be waived by Company, in whole or in part at any time and from time to time, in the sole discretion of Company, to the extent permitted by applicable Law. The failure by Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the Effective Time.
6.4   Frustration of Conditions.
Neither Party may rely, either as a basis for not consummating the Transactions contemplated by this Agreement on the failure of any condition set forth in Section 6.1, Section 6.2, or Section 6.3, as the case may be, to be satisfied if such failure was primarily caused by, or primarily resulted from, such Party’s failure to perform any of its covenants or agreements under this Agreement.
6.5   Merger of Conditions.
Subject to applicable Law, the conditions set out in Section 6.1, Section 6.2, or Section 6.3 shall be conclusively deemed to have been satisfied, waived or released upon the occurrence of the Effective Time.
ARTICLE 7
TERMINATION
7.1   Termination.
This Agreement may be terminated prior to the Effective Time, whether before or after receipt of the Company Requisite Shareholder Vote or the Vitesse Stockholder Approval, as applicable, in the following circumstances:
(a)
by mutual written consent of Vitesse and Company;

(b)
by either Vitesse or Company, upon written notice to the other Party, if:

(i)
the Effective Date has not occurred on or prior to June 15, 2025 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any Party whose, or whose Subsidiaries’ or Representatives’, breach of this Agreement has been the primary cause of the failure of the Effective Date to occur on or before such date;

(ii)
any Governmental Entity of competent jurisdiction shall have issued a final and non-appealable Order having the effect of permanently restraining, enjoining or otherwise prohibiting the Arrangement, provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a Party whose, or whose Subsidiaries’ or Representatives’, breach of this Agreement has been the primary cause for the entry of the Order;

(iii)
the Company Requisite Shareholder Vote contemplated by this Agreement shall not have been obtained upon a vote held at a duly held Company Meeting, or at any final adjournment or postponement; or

(iv)
the Vitesse Stockholder Approval contemplated by this Agreement shall not have been obtained upon a vote held at a duly held Vitesse Meeting, or at any final adjournment or postponement thereof;

(c)
by Vitesse, upon written notice to Company:

(i)
prior to the Effective Time, if any of Company’s covenants, representations or warranties contained in this Agreement (other than those set forth in Section 5.3) shall have been breached or, any of Company’s representations and warranties shall have become untrue, such that any of the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied, and such breach (A) is incapable of being cured by Company prior to the Termination Date (including as such date may have been extended in accordance with this Agreement), or (B) shall not have been cured by the earlier of (1) 30 days of receipt by Company of written notice of such breach describing in reasonable detail such breach and (2) two (2) Business Days prior to the Termination Date; provided that Vitesse is not then in breach of any of its covenants, representations or warranties contained in this Agreement such that Company has the right to terminate this Agreement pursuant to Section 7.1(d)(i);

(ii)
at any time prior to the receipt of the Company Requisite Shareholder Vote, if the Company Board or any committee thereof shall have made a Company Adverse Recommendation Change;

(iii)
at any time prior to the receipt of the Company Requisite Shareholder Vote, if there is a Willful and Material Breach of Section 5.3 by Company other than in the case where (A) such breach is a result of an isolated action by a Person that is a Representative of Company or any of Company’s Subsidiaries (other than a director or officer of Company) who was not acting at the direction of Company; (B) Company promptly remedies such breach; and (C) the consummation of the Transactions is not materially impeded, interfered with or prevented as a result of such breach; or

(iv)
at any time prior to the receipt of the Vitesse Stockholder Approval, in order for Vitesse to enter into a definitive agreement with respect to a Vitesse Superior Proposal; provided that Vitesse (A) has not materially breached any of its obligations under Section 5.3, and (B) Vitesse shall have concurrently with such termination executed such definitive agreement and made payment to Company of the Vitesse Termination Fee in accordance with Section 7.3(a)(iii).

(d)
by Company, upon written notice to Vitesse:

(i)
prior to the Effective Time, if any of Vitesse’s covenants, representations or warranties contained in this Agreement shall have been breached or, any of Vitesse’s representations and warranties shall have become untrue, such that any of the conditions set forth in Section 6.3(a) or Section 6.3(b) of this Agreement would not be satisfied, and such breach (A) is incapable of being cured by Vitesse prior to the Termination Date (including as such date may have been extended in accordance with this Agreement); or (B) shall not have been cured by the earlier of (1) thirty (30) days of receipt by Vitesse of written notice of such breach describing in reasonable detail such breach; and (2) two (2) Business Days prior to the Termination Date; provided that Company is not then in breach of any of its covenants, representations or warranties contained in this Agreement such that Vitesse has the right to terminate this Agreement pursuant to Section 7.1(c)(i);

(ii)
any time prior to the receipt of the Vitesse Stockholder Approval, if the Vitesse Board or any committee thereof shall have made a Vitesse Adverse Recommendation Change;

(iii)
at any time prior to the receipt of the Vitesse Stockholder Approval, if there is a Willful and Material Breach of Section 5.3 by Vitesse other than in the case where (A) such breach is a result of an isolated action by a Person that is a Representative of Vitesse (other than a director or officer of Vitesse) who was not acting at the direction of Vitesse; (B) Vitesse promptly remedies such breach; and (C) the consummation of the Transactions is not materially impeded, interfered with or prevented as a result of such breach; or

(iv)
at any time prior to the receipt of the Company Requisite Shareholder Vote, in order for Company to enter into a definitive agreement with respect to a Company Superior Proposal; provided that Company (A) has not materially breached any of its obligations under Section 5.3;

and (B) shall have concurrently with such termination executed such definitive agreement and made payment to Vitesse of the Company Termination Fee in accordance with Section 7.3(b)(iii).
7.2   Effect of Termination.
In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect with no liability of any Party; provided, however, that Section 5.7(b) [Confidentiality], Section 5.14 [Pre-Acquisition Reorganization], Section 5.21 [Privacy Matters], this Section 7.2 [Effect of Termination], Section 7.3 [Termination Fees] and Article 8 [Miscellaneous] of this Agreement shall survive the termination of this Agreement and shall remain in full force and effect; provided that in each case, the termination of this Agreement shall not relieve any party from any liability or damages resulting from Fraud or any Willful and Material Breach of any provision contained in this Agreement. No termination of this Agreement shall affect the obligations of the Parties pursuant to the Hedging Agreement, the Confidentiality Agreement or any other subsequent written agreement that addresses confidentiality between the Parties, except to the extent specified therein.
7.3   Termination Fees.
(a)
In the event that this Agreement is terminated by (i) (A) Company pursuant to Section 7.1(d)(ii) [Vitesse Adverse Recommendation Change], or (B) Section 7.1(d)(iii) [Vitesse Non-Solicit Breach]; (ii) Vitesse or Company pursuant to Section 7.1(b)(iv) [Vitesse Downvote] at a time when Company had the right to terminate this Agreement pursuant to Section 7.1(d)(ii) [Vitesse Adverse Recommendation Change]; or (iii) Vitesse pursuant to Section 7.1(c)(iv) [Vitesse Superior Proposal], then Vitesse shall pay to Company the Vitesse Termination Fee (x) in the case of clause (i) or clause (ii), as promptly as possible (but in any event within three (3) Business Days) following such termination and (y) in the case of clause (iii), prior to or concurrently with such termination.

(b)
In the event that this Agreement is terminated by (i) Vitesse pursuant to (A) Section 7.1(c)(ii) [Company Adverse Recommendation Change] or (B) Section 7.1(c)(iii) [Company Non-Solicit Breach]; (ii) Vitesse or Company pursuant to Section 7.1(b)(iii) [Company Downvote] at a time when Vitesse had the right to terminate this Agreement pursuant to Section 7.1(c)(ii) [Company Adverse Recommendation Change]; or (iii) Company pursuant to Section 7.1(d)(iv) [Company Superior Proposal], then Company shall pay to Vitesse the Company Termination Fee (x) in the case of clause (i) or clause (ii), as promptly as possible (but in any event within three (3) Business Days) following such termination and (y) in the case of clause (iii), prior to or concurrently with such termination.

(c)
In the event that this Agreement is terminated by either Party pursuant to Section 7.1(b)(i) [Termination Date] and at the time of such termination, (i) the Vitesse Stockholder Approval shall not have been obtained; and (ii) Company would have been permitted to terminate this Agreement pursuant to Section 7.1(d)(ii) [Vitesse Adverse Recommendation Change], and in each case of clauses (i) and (ii) a Vitesse Acquisition Proposal has been publicly proposed or otherwise publicly communicated to Vitesse’s stockholders or the Vitesse Board and remains outstanding at the time of the Vitesse Meeting, then Vitesse shall pay to Company the Vitesse Termination Fee as promptly as possible (but in any event within three (3) Business Days) following such termination.

(d)
In the event that this Agreement is terminated by either Party pursuant to Section 7.1(b)(i) [Termination Date] and at the time of such termination, (i) the Company Requisite Shareholder Vote shall not have been obtained; and (ii) Vitesse would have been permitted to terminate this Agreement pursuant to Section 7.1(c)(ii) [Company Adverse Recommendation Change], and in each case of clauses (i) and (ii) a Company Acquisition Proposal has been publicly proposed or otherwise publicly communicated to Company’s shareholders or the Company Board and remains outstanding at the time of the Company Meeting, then Company shall pay to Vitesse the Company Termination Fee as promptly as possible (but in any event within three (3) Business Days) following such termination.

(e)
In the event that (i) prior to the Company Meeting, a Company Acquisition Proposal is publicly proposed or otherwise publicly communicated to Company’s shareholders or the Company Board and remains outstanding three (3) Business Days prior to the time of the Company Meeting; and (ii) this Agreement is terminated by Vitesse or Company pursuant to Section 7.1(b)(i) [Termination Date] or

Section 7.1(b)(iii) [Company Downvote] or by Vitesse pursuant to Section 7.1(c)(i) [Company Terminable Breach] and concurrently with or within 6 months after any such termination described in clause (ii), Company or any Subsidiary of Company enters into a definitive agreement with respect to, or otherwise consummates, any Company Acquisition Proposal (substituting fifty percent (50%) for the twenty percent (20%) threshold set forth in the definition of “Acquisition Proposal” for all purposes under this Section 7.3(e)), then Company shall pay to Vitesse the Company Termination Fee as promptly as possible (but in any event within three (3) Business Days) following the earlier of the entry into such definitive agreement or consummation of such Company Acquisition Proposal.
(f)
In the event that (i) prior to the Vitesse Meeting, a Vitesse Acquisition Proposal is publicly proposed or otherwise publicly communicated to Vitesse’s stockholders or the Vitesse Board and remains outstanding three (3) Business Days prior to the time of the Vitesse Meeting; and (ii) this Agreement is terminated by Vitesse or Company pursuant to Section 7.1(b)(i) [Termination Date] or Section 7.1(b)(iv) [Vitesse Downvote] or by Company pursuant to Section 7.1(d)(i) [Vitesse Terminable Breach] and concurrently with or within 6 months after any such termination described in clause (ii), Vitesse or any Subsidiary of Vitesse enters into a definitive agreement with respect to, or otherwise consummates, any Vitesse Acquisition Proposal (substituting fifty percent (50%) for the twenty percent (20%) threshold set forth in the definition of “Acquisition Proposal” for all purposes under this Section 7.3(f)), then Vitesse shall pay to Company the Vitesse Termination Fee as promptly as possible (but in any event within three (3) Business Days) following the earlier of the entry into such definitive agreement or consummation of such Vitesse Acquisition Proposal.

(g)
As used in this Agreement, (i) “Company Termination Fee” shall mean a cash amount equal to $10 million, and (ii) “Vitesse Termination Fee” shall mean a cash amount equal to $15 million.

(h)
Upon payment of the Company Termination Fee or Vitesse Termination Fee, as applicable, the paying Party shall have no further liability with respect to this Agreement or the Transactions to the other Party and its Affiliates and its and their Representatives (provided that nothing herein shall release any party from liability for Willful and Material Breach or Fraud). The Parties acknowledge and agree that in no event shall either Party be entitled to receive more than one payment of the Company Termination Fee or the Vitesse Termination Fee, as applicable.

(i)
Each of the Parties hereto acknowledges and agrees: (i) the agreements contained in this Section 7.3 are an integral part of the Transactions, and that, without these agreements, the parties would not enter into this Agreement; and (ii) that the Company Termination Fee and the Vitesse Termination Fee, as applicable, are not intended to be a penalty, but rather are payments in consideration for the disposition of rights of the Party entitled to receive such payments and are liquidated damages in a reasonable amount that will compensate a party hereto in the circumstances in which such payment is due and payable and which do not involve Fraud or a Willful and Material Breach, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. If Company or Vitesse, as applicable, fails to pay in a timely manner any amount due pursuant to this Section 7.3, then (x) Company or Vitesse, as applicable, shall reimburse the other for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in the collection of such overdue amount, including in connection with any related actions commenced; and (y) Company or Vitesse, as applicable, shall pay to the other interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus two percent (2%).

(j)
The Parties agree that the monetary remedies set forth in this Section 7.3 and the specific performance remedies set forth in Section 8.13 shall be the sole and exclusive remedies of (i) Company and its Subsidiaries against Vitesse and any of its former, current or future directors, officers, stockholders, Representatives or Affiliates for any loss suffered as a result of the failure of the Arrangement to be consummated and upon payment of such amount, none of Vitesse or any of its former, current or future directors, officers, stockholders, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement, the Arrangement or the Transactions; provided, however, that no such payment shall relieve Vitesse of any liability or damages to Company as a result of Fraud or a Willful and Material Breach of any covenant, agreement or obligation (in which case only Vitesse shall be liable for damages for such Fraud or Willful and Material Breach); and (ii) Vitesse against Company and its Subsidiaries and any of their respective former, current or future directors, officers, shareholders, stockholders, Representatives or Affiliates for any loss suffered as a result of the failure of the Arrangement to be consummated and upon payment of such amount, none of Company and its Subsidiaries or any of their respective former, current or future directors, officers, shareholders, stockholders, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement, the Arrangement or the Transactions; provided, however, that no such payment shall relieve Company of any liability or damages to Vitesse as a result of Fraud or a Willful and Material Breach of any covenant, agreement or obligation (in which case only Company shall be liable for damages for such Fraud or Willful and Material Breach).
ARTICLE 8
MISCELLANEOUS
8.1   Schedule Definitions.
All capitalized terms in the Company Disclosure Letter and the Vitesse Disclosure Letter shall have the meanings ascribed to them herein except as otherwise defined therein.
8.2   Non-Survival of Representations, Warranties and Agreements.
None of the representations, warranties or covenants set forth in this Agreement or in any document delivered pursuant hereto shall survive the Effective Time, except that covenants and agreements contained herein which expressly by their terms survive the Effective Time, all of which shall survive in accordance with their respective terms.
8.3   Expenses.
Whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, except as otherwise provided in this Agreement.
8.4   Notices.
All notices and other communications hereunder shall be in writing and shall be deemed duly given or made as of the date of receipt if delivered personally, sent by overnight courier (providing proof of delivery) or sent by registered or certified mail (return receipt requested, postage prepaid) or on the date of transmission if sent by e-mail (excluding automatic “undeliverable” or similar replies), in each case, to the Parties at the following addresses (or at such other address or email address for a Party as shall be specified by like notice): If to Company:
Lucero Energy Corp.
Livingston Place, South Tower
1024 – 222 3rd Ave SW
Calgary, Alberta Canada T2P 0B4
Attention:  Brett Herman, President and Chief Executive Officer
E-mail:    [***] with copies to (which shall not constitute notice):
Burnet, Duckworth & Palmer LLP
2400, 525 – 8th Avenue SW
Calgary, Alberta Canada T2P 1G1
Attention:  Syd S. Abougoush
E-mail:     sabougoush@bdplaw.com

Davis Graham & Stubbs LLP
2400 Walnut Street, Suite 700
Denver, Colorado USA 80205
Attention: Lamont Larsen
          Brian Boonstra
E-mail:    lamont.larsen@davisgraham.com
          brian.boonstra@davisgraham.com
If to Vitesse:
Vitesse Energy, Inc.
5619 DTC Parkway, Suite 700
Greenwood Village, Colorado USA 80111
Attention: Brian Cree
          James Henderson
          M. Scott Regan
E-mail:    [***]
          [***]
          [***]
with copies to (which shall not constitute notice):
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas USA 77019
Attention: Eileen Boyce
          Michael Swidler
E-mail:    eileen.boyce@bakerbotts.com
          michael.swidler@bakerbotts.com
Blake, Cassels & Graydon LLP
Suite 3500, 855 – 2nd Street SW
Calgary, Alberta, Canada T2P 4J8
Attention: Dan McLeod
          Chad Schneider
E-mail:    daniel.mcleod@blakes.com
          chad.schneider@blakes.com
8.5   Entire Agreement; No Third Party Beneficiaries.
(a)
This Agreement, the Company Disclosure Letter, the Vitesse Disclosure Letter, the Confidentiality Agreement and the Hedging Agreement constitute the entire agreement, and supersede all prior understandings, agreements or representations, both written and oral, between the Parties with respect to the subject matter hereof; provided, however, the provisions of this Agreement shall supersede any conflicting provisions of the Confidentiality Agreement. The Company Disclosure Letter and the Vitesse Disclosure Letter are “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein.

(b)
This Agreement, except for the provisions of Section 5.10 [Indemnification and Insurance], and Section 8.12 [No Recourse] shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns. The provisions of Section 5.10 are intended for the irrevocable benefit of the Persons referenced therein, as and to the extent applicable in accordance with their terms, and shall be enforceable by each of such Persons.

8.6   Assignment; Binding Effect.
No Party may assign this Agreement or any of its rights, interests or obligations hereunder (whether by operation of Law or otherwise, including a merger or amalgamation) without the prior written approval of the other Party, and any attempted assignment without such prior written approval shall be void and without legal effect. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns.
8.7   Governing Law; Jurisdiction and Venue.
This Agreement shall be governed by and construed in accordance with the contract law of the State of Delaware (“Delaware Law”), regardless of any other Laws that might otherwise govern under applicable principles of conflicts of law, without giving effect to any Law, rule, or provision that would cause the application of any Law other than Delaware Law; provided that the interpretation of the duties of the Company Board shall be governed by, and construed in accordance with, the Laws of the Province of Alberta and the Laws of Canada applicable therein. Except as it relates to the Arrangement and the Plan of Arrangement, each of Company and Vitesse irrevocably and unconditionally submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any other state or federal court located in the State of Delaware), for the purposes of any Proceeding (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the Transactions, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Except as it relates to the Arrangement and the Plan of Arrangement, each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding against such Party (i) arising under this Agreement; or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the Transactions, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.7 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (1) the Proceeding in any such court is brought against such Party in an inconvenient forum, (2) the venue of such Proceeding against such Party is improper or (3) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail or internationally recognized courier service to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding. Notwithstanding anything herein to the contrary and for the avoidance of doubt, the Plan of Arrangement (including the Arrangement) shall be governed in accordance with the terms thereof, including with respect the governing law, jurisdiction and venue.
8.8   Severability.
If the term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, then all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the Transactions are consummated as originally contemplated to the greatest extent possible.
8.9   Amendment.
This Agreement may only be amended by Vitesse and Company, by action taken or authorized by their respective Board of Directors, at any time before or after the Company Requisite Shareholder Vote or the Vitesse Stockholder Approval is obtained; provided, however, that after approval of the Arrangement by the shareholders of Company, no amendment may be made which under applicable Law requires the further approval of the shareholders of Company or the Court without first obtaining such further approval. This Agreement may not be amended except by a written instrument signed on behalf of each of the Parties.
8.10   Waiver of Jury Trial.
THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.
8.11   Counterparts.
This Agreement may be executed in two (2) or more counterparts, including via facsimile or email in pdf form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.
8.12   No Recourse.
Notwithstanding anything to the contrary herein, each of Company and Vitesse hereby agrees, on behalf of itself and its Affiliates, that none of Vitesse’s or Company’s, as applicable, lenders and their respective directors, officers and Affiliates shall have any liability or obligation under this Agreement or the Transactions (whether in contract, tort, equity or otherwise). Vitesse’s and Company’s lenders and their directors, officers and Affiliates are third party beneficiaries of Section 8.7 and Section 8.12.
8.13   Specific Performance.
The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties. Prior to the termination of this Agreement pursuant to Section 7.1, it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 8.13, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity. Each Party accordingly agrees (a) the non-breaching Party will be entitled to injunctive and other equitable relief, without proof of actual damages; and (b) the alleged breaching Party will not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement and will not plead in defense thereto that there are adequate remedies at Law, all in accordance with the terms of this Section 8.13. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.13, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
8.14   Extension; Waiver.
At any time before the Effective Time, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party under or pursuant to this Agreement; (b) waive any inaccuracies in the representations and warranties made by the other Party in this Agreement or in any document delivered pursuant hereto; and (c) waive compliance with any of the covenants made by the other Party, or any of the conditions benefiting such waiving Party contained, in this Agreement. Any agreement on the part of any Party to any such extension or waiver shall be valid as against such Party only if set forth in a written instrument signed on behalf of such Party. Except for a waiver effected in accordance with the previous sentence, the failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
[The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Arrangement Agreement as of the day and year first written above.
LUCERO ENERGY CORP.
By:
/s/ Brett Herman

Name: Brett Herman
Title:  President and Chief Executive Officer
VITESSE ENERGY, INC.
By:
/s/ Robert W. Gerrity

Name: Robert W. Gerrity
Title:  Chairman, Chief Executive Officer
[Signature Page to Arrangement Agreement]

EXHIBIT A
ARRANGEMENT RESOLUTION
BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:
1.
The arrangement (the “Arrangement”) under Section 193 of the Business Corporations Act (Alberta) (the “ABCA”) involving Lucero Energy Corp. (“Company”), Vitesse Energy, Inc. (“Vitesse”), and the holders of common shares of Company (the “Shareholders”), as more particularly described and set forth in the management information circular of Company dated [•], 2025, as the Arrangement may be modified or amended in accordance with its terms, is hereby authorized, approved and adopted.

2.
The plan of arrangement (the “Plan of Arrangement”) involving Company, Vitesse, and the Shareholders, the full text of which is set out as Exhibit B to the Arrangement Agreement dated effective as of December 15, 2024, between Company and Vitesse (as may be modified or amended, or amended and restated, in accordance with its terms, the “Arrangement Agreement”), as the Plan of Arrangement may be modified or amended in accordance with its terms, is hereby authorized, approved and adopted.

3.
The Arrangement Agreement, the actions of the directors of Company in approving the Arrangement Agreement, the Arrangement and any related transactions, and the actions of the directors and officers of Company in executing and delivering the Arrangement Agreement and any amendments or modifications thereto in accordance with its terms, are hereby ratified, approved and confirmed in all respects.

4.
Company is hereby authorized to apply for a final order from the Court of King’s Bench of Alberta to approve the Arrangement in accordance with and subject to the terms and conditions set forth in the Arrangement Agreement and the Plan of Arrangement.

5.
Any one director or officer of Company be and is hereby authorized and directed for and on behalf of Company to execute, under the corporate seal of Company or otherwise, and to deliver to the Registrar under the ABCA for filing, articles of arrangement and such other documents as are necessary or advisable to give effect to the Arrangement and the Plan of Arrangement in accordance with the Arrangement Agreement.

6.
Notwithstanding that this resolution has been passed (and the Plan of Arrangement adopted) by the Shareholders or that the Arrangement has been approved by the Court of King’s Bench of Alberta, the directors of Company are hereby authorized and empowered without further notice to or approval of the Shareholders: (a) to amend the Arrangement Agreement or the Plan of Arrangement, to the extent permitted by the Arrangement Agreement or the Plan of Arrangement; and (b) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement.

7.
Any one director or officer of Company is hereby authorized and directed for and on behalf of Company to execute or cause to be executed, under the corporate seal of Company or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or advisable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

A-A-1

EXHIBIT B
PLAN OF ARRANGEMENT
UNDER SECTION 193 OF THE
BUSINESS CORPORATIONS ACT (ALBERTA)
ARTICLE 1
DEFINITIONS AND INTERPRETATION
1.1   Definitions
In this Plan of Arrangement, unless the context otherwise requires, the following defined terms shall have the meanings ascribed to them below:
“ABCA” means the Business Corporations Act (Alberta);
“Affected Person” has the meaning ascribed thereto in Section 5.6 of this Plan of Arrangement;
“Arrangement” means the arrangement pursuant to Section 193 of the ABCA, on the terms set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Arrangement Agreement, or this Plan of Arrangement or made at the direction of the Court (provided, however, that any such amendment or variation is acceptable to both Company and Vitesse, each acting reasonably);
“Arrangement Agreement” means the arrangement agreement dated as of December 15, 2024 between Vitesse and Company, with respect to the Arrangement, as further amended, amended and restated or supplemented in accordance with the terms thereof prior to the Effective Date;
“Arrangement Resolution” means the special resolution of the Company Shareholders, approving the Plan of Arrangement which is to be considered at the Meeting;
“Articles of Arrangement” means the articles of arrangement of Company in respect of the Arrangement (which shall include this Plan of Arrangement) required under Section 193(4.1) of the ABCA to be sent to the Registrar after the Final Order has been granted and all other conditions precedent to the Arrangement set forth in the Arrangement Agreement have been satisfied or waived, giving effect to the Arrangement;
“Broker” shall have the meaning ascribed thereto in Section 5.6(a);
“Business Day” means any day on which banks are not required or authorized to close in Denver, Colorado, U.S.A, and the Province of Alberta, Canada;
“Certificate” means the certificate or proof of filing to be issued by the Registrar pursuant to Section 193(11) of the ABCA in respect of the Articles of Arrangement, giving effect to the Arrangement;
“Code” means the United States Internal Revenue Code of 1986, as amended;
“Company” means Lucero Energy Corp., a corporation existing under the laws of the Province of Alberta, Canada; “Company Common Shares” means the issued and outstanding common shares of Company;
”Company Shareholders” means the holders of Company Common Shares;
“Company Warrants” means the outstanding warrants, if any, to purchase Company Common Shares at an exercise price of $0.475 per share; “Consideration” means, in respect of each Company Common Share, 0.01239 of a Vitesse Share;
“Court” means the Court of King’s Bench of Alberta;
“Depositary” means such person as Vitesse and Company agree to appoint to act as depositary of Company Common Shares; “Dissent Right” shall have the meaning ascribed thereto in Section 4.1(a);

A-B-1

“Dissenting Shareholder” means any registered holder of Company Common Shares who has validly exercised Dissent Rights in respect of the Arrangement in accordance with this Plan of Arrangement and the Interim Order, and has not withdrawn or been deemed to have withdrawn such exercise prior to the Effective Time;
“DRS Advice” means a Direct Registration System (DRS) Advice;
“Effective Date” means the date the Arrangement becomes effective under the ABCA, being the date shown on the Certificate; “Effective Time” means 12:01 a.m. on the Effective Date, or such other time as Company and Vitesse agree in writing;
“Final Order” means the final order of the Court approving the Arrangement pursuant to Section 193(4) of the ABCA, in a form reasonably acceptable to Company and Vitesse, as such order may be amended by the Court (with the consent of both Company and Vitesse, which consent shall not be unreasonably withheld, conditioned or delayed) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is reasonably acceptable to both Company and Vitesse) on appeal;
“Governmental Entity” means any supranational, national, provincial, tribal authority, state, local or foreign government, any instrumentality, subdivision, court, executive, legislature, tribunal, administrative agency, regulatory authority or commission or other authority thereof, or any quasi-governmental, self- regulatory or private body exercising any regulatory, judicial, administrative, taxing, importing or other governmental or quasi-governmental authority;
“Interim Order” means the interim order of the Court in respect of the Arrangement made pursuant to Section 193(4) of the ABCA, in a form reasonably acceptable to Company and Vitesse, providing for, among other things, the calling and holding of the Meeting, as the same may be amended by the Court with the consent of Company and Vitesse, which consent shall not be unreasonably withheld, conditioned or delayed;
“Law” shall mean any supernational, national, provincial, regional, state, tribal, municipal, local or foreign statute, law (including common law), ordinance, rule, regulation, code, order, judgment, injunction, writ, decree, governmental guideline, or interpretation having force of law, in each case of or otherwise put into effect by or under authority of any Governmental Entity; and the term “applicable” with respect to any such Law and in a context that refers to one or more persons, means such Laws as are applicable to such persons or its business, undertaking, property or securities and emanate from a person having jurisdiction over the person or persons or its or their business, undertaking, property or securities;
“Letter of Transmittal” means the letter of transmittal to be sent to registered Company Shareholders prior to or promptly following the Effective Time for use in connection with the Arrangement;
“Liens” means any liens, pledges, charges, encumbrances, claims, hypothecation, mortgages, deeds of trust, statutory or deemed trusts, security interests, restrictions, rights of first refusal, defects in title, prior assignment, license sublicense or other third party interests or encumbrances of any kind or any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;
“Meeting” means the special (or, if applicable, annual and special) meeting of the Company Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the approval of (if applicable, among other things) the Arrangement Resolution;
“Registrar” means Registrar of Corporations for the Province of Alberta or the Deputy Registrar of Corporations appointed under Section 263 of the ABCA; “Tax Act” means the Income Tax Act (Canada);
“Taxes” means any and all taxes and charges, levies or other assessments in the nature of a tax, including income, harmonized sales, provincial sales, gross receipts, license, payroll, employment, employer health, stamp, occupation, windfall profits, environmental, capital stock, social security, pension (including Canada Pension Plan and Quebec Pension Plan), unemployment, disability, transfer, registration, ad valorem, alternative or add-on minimum, estimated, corporate, capital, excise, property, sales, use, turnover,

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value-added and franchise taxes, deductions, contributions, withholdings, custom duties and other assessments in the nature of a tax, together with all interest, penalties and additions thereto, imposed by any Governmental Entity;
“Taxing Authority” means any Governmental Entity having jurisdiction over the administration or imposition of any Tax; “Vitesse” means Vitesse Energy, Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A.; “Vitesse Shares” means the shares of the common stock of Vitesse, $0.01 par value per share; and
“Withholding Obligation” shall have the meaning ascribed thereto in Section 5.6.
In addition, words and phrases used herein and defined in the ABCA but not otherwise defined herein shall have the same meaning as in the ABCA unless the context otherwise requires.
1.2   Interpretation Not Affected by Headings
(a)
For the purposes of this Plan of Arrangement, except as otherwise expressly provided:

(b)
the words “hereof”, “herein”, “hereto” and “hereunder” and other words of similar import refer to this Plan of Arrangement as a whole and not to any particular Article, Section, Subsection, or other subdivision or recital hereof;

(c)
all references in this Plan of Arrangement to a designated “Article”, “Section”, “Subsection” or other subdivision or recital hereof are references to the designated Article, Section, Subsections or other subdivision or recital to, this Plan of Arrangement;

(d)
the division of this Plan of Arrangement into Articles, Sections, Subsections and other subdivisions or recitals and the insertion of headings and captions are for convenience of reference only and are not intended to interpret, define or limit the scope, extent or intent of this Plan of Arrangement or any provision hereof;

(e)
a reference to a statute in this Plan of Arrangement includes all regulations, rules, policies or instruments made thereunder, all amendments to the statute, regulations, rules, policies or instruments in force from time to time, and any statutes, regulations, rules, policies or instruments that supplement or supersede such statute, regulations, rules, policies or instruments;

(f)
the word “including” is not limiting, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto; and

(g)
all references to “approval”, “authorization” or “consent” in this Plan of Arrangement means written approval, authorization or consent.

1.3   Number, Gender and Persons
In this Plan of Arrangement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa, words importing the use of any gender shall include all genders.
1.4   Date for any Action
If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.
1.5   Currency
Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of the United States and “$” refers to United States dollars.
1.6   Time
Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein are local time in the Province of Alberta, Canada unless otherwise stipulated herein.

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ARTICLE 2
ARRANGEMENT AGREEMENT
2.1   Arrangement Agreement
This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement.
2.2   Filing of the Articles of Arrangement
The Articles of Arrangement shall be sent to the Registrar with the purpose and intent that none of the provisions of this Plan of Arrangement shall become effective unless all of the provisions of this Plan of Arrangement shall have become effective in the sequence provided for herein. The Certificate shall be conclusive evidence that the Arrangement has become effective at the Effective Time and that each of the provisions of Section 3.2 have become effective in the sequence, at the times and in the manner set out therein. If no Certificate is required to be issued by the Registrar pursuant to Section 193(11) of the ABCA, the Arrangement shall become effective at the Effective Time on the date the Articles of Arrangement are sent to the Registrar pursuant to Section 193(4.1) of the ABCA.
ARTICLE 3
THE ARRANGEMENT
Plan of Arrangement
3.1
This Plan of Arrangement, upon the sending of the Articles of Arrangement and the issuance of the Certificate, if any, shall become effective at, and be binding at and after, the Effective Time on (i) the Company, (ii) Vitesse, (iii) all registered and beneficial holders of Company Common Shares, including Dissenting Shareholders, (iv) all registered and beneficial holders of Company Warrants, (v) the Depositary, and (vi) all other persons.

3.2
On the Effective Date, commencing at the Effective Time, the following events or transactions shall occur and be deemed to occur sequentially, in the following order in two minute increments, without any further act or formality required on the part of any person, except as expressly provided herein:

(a)
each issued and outstanding Company Common Share held by a Dissenting Shareholder immediately prior to the Effective Time shall be and shall be deemed to be transferred and assigned by such Dissenting Shareholder, without any further act or formality, to Company (free and clear of any Liens of any nature whatsoever) and shall immediately be and shall be deemed to be cancelled, and:

(i)
such Dissenting Shareholder shall cease to be a holder of such Company Common Shares and to have any rights as a holder of Company Common Shares, other than to be paid the fair value of such Company Common Shares in accordance with Article 4;

(ii)
the name of each Dissenting Shareholder shall be removed from the register of holders of Company Common Shares maintained by or on behalf of Company; and

(iii)
the register of holders of Company Common Shares maintained by or on behalf of Company shall be revised accordingly to give effect to such transfer and cancellation;

(b)
each Company Common Share (other than any Company Common Shares held by Vitesse and any Dissenting Shareholder) shall be and shall be deemed to have been transferred and assigned without any further act or formality, to Vitesse (free and clear of any Liens of any nature whatsoever) in exchange for the Consideration, and:

(i)
such Company Shareholders shall cease to be holders of Company Common Shares and to have any rights as holders of Company Common Shares;

(ii)
the name of each such holder of Company Common Shares shall be removed from the register of holders of Company Common Shares maintained by or on behalf of Company; and

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(iii)
Vitesse shall be deemed the transferee and holder of all of Company Common Shares transferred in accordance with this Section 3.2(b) and the register of holders of Company Common Shares maintained by or on behalf of Company shall be revised accordingly; and

(c)
any Company Warrants that remain outstanding and have not been exercised or cancelled prior to the Effective Time shall be exchanged for warrants issued by Vitesse to acquire Vitesse Shares, and shall be otherwise adjusted, all in accordance with the terms of the certificate(s) representing any such outstanding Company Warrants, and shall otherwise remain subject to the terms of such certificate(s) in all respects.

ARTICLE 4
DISSENT RIGHTS
4.1   Rights of Dissent
(a)
Each registered holder of Company Common Shares shall have the right to dissent with respect to the Arrangement pursuant to and in the manner set forth in Section 191 of the ABCA, as modified by this Article 4 and the Interim Order (“Dissent Rights”).

(b)
Notwithstanding Section 191(5) of the ABCA, the written notice setting forth the objection of such registered Company Shareholders to the Arrangement and exercise of Dissent Rights, must be received by Company not later than 5:00 p.m. on the Business Day that is five (5) Business Days before the Meeting or any date to which the Meeting may be postponed or adjourned.

(c)
Company Shareholders who validly exercise Dissent Rights shall be deemed to have transferred Company Common Shares held by them to Company, for cancellation, as provided in Section 3.2(a), and if they are ultimately:

(i)
entitled to be paid fair value of such Company Common Shares, they shall: (A) be deemed not to have participated in the transactions set forth in Section 3.2 (other than Section 3.2(a)); (B) be entitled to be paid fair value for such Company Common Shares by Company, which fair value, notwithstanding anything to the contrary contained in the ABCA, shall be determined as of close of business on the day before the Arrangement Resolution was adopted at the Meeting and (C) not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holder not exercised Dissent Rights in respect of such Company Common Shares; or

(ii)
not entitled, for any reason, to be paid fair value for their Company Common Shares, shall: (A) be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting holder of Company Common Shares; and (B) shall be entitled to receive only the Consideration contemplated in Section 3.2(b) that such holder would have received pursuant to the Arrangement if such holder had not exercised Dissent Rights;

(d)
In no circumstances shall Company, Vitesse, or any other person be required to recognize a person purporting to exercise Dissent Rights: (i) unless, as of the deadline for exercising Dissent Rights (as set forth in Section 4.1(b)), such person is a registered holder of Company Common Shares in respect of which such rights are sought to be exercised; (ii) if such Company Shareholder has voted or instructed a proxyholder to vote such Company Common Shares in favour of the Arrangement Resolution; and (iii) unless such Company Shareholder has strictly complied with the procedures for exercising Dissent Rights and does not withdraw such exercise prior to the Effective Time.

(e)
For greater certainty, in no case shall Company, Vitesse, or any other person be required to recognize Dissenting Shareholders as holders of Company Common Shares after the Effective Time and following completion of the transfer and cancellation of Company Common Shares pursuant to Section 3.2(a), and the names of such Dissenting Shareholders shall be deleted from the register of holders of Company Common Shares as of the Effective Time.

(f)
In addition to any other restrictions under the Interim Order and Section 191 of the ABCA, none of the following shall be entitled to exercise Dissent Rights: (i) the Company Shareholders who have voted

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or instructed a proxyholder to vote Company Common Shares in favour of the Arrangement Resolution; or (ii) any person who is not a registered Company Shareholder.
ARTICLE 5
DELIVERY OF VITESSE SHARES AND OUTSTANDING CERTIFICATES
5.1   Deposit of Consideration with the Depositary
Following the receipt of the Final Order and, prior to the sending of the Articles of Arrangement to the Registrar, Vitesse shall deposit, or cause to be deposited, in escrow with the Depositary the aggregate Consideration in certificated or DRS Advice form required to be issued to former Company Shareholders pursuant to the Arrangement, which Consideration shall be held by the Depositary as agent and nominee for such former Company Shareholders for delivery to such former Company Shareholders in accordance with the provisions of this Article 5.
5.2   No Fractional Vitesse Shares; Rounding
In no event shall any holder of Company Common Shares be entitled to fractional Vitesse Shares. Where the aggregate number of Vitesse Shares to be issued to a Company Shareholder pursuant to the Arrangement would result in a fraction of a Vitesse Share being issuable, such Company Shareholder shall receive the nearest whole number of Vitesse Shares. For greater certainty, where such fractional interest is greater than or equal to 0.5, the number of Vitesse Shares to be issued will be rounded up to the nearest whole number, and where such fractional interest is less than 0.5, the number of Vitesse Shares to be issued will be rounded down to the nearest whole number. In calculating such fractional interests all Company Common Shares and/or Vitesse Shares (as applicable) registered in the name of or beneficially held by such holder thereof or their nominee shall be aggregated.
5.3   Delivery of Consideration
(a)
Upon return of a properly completed Letter of Transmittal by a registered former Company Shareholder together with the surrender to the Depositary for cancellation of a certificate or DRS Advice evidencing the surrender of such shares, that immediately before the Effective Time represented one or more outstanding Company Common Shares that were transferred to Vitesse in exchange for the Consideration in accordance with Sections 3.2(b) and 4.1(c)(ii) hereof, as applicable, together with such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered Company Common Shares shall be entitled to receive in exchange therefore, and the Depositary shall deliver to such holder following the Effective Time a certificate or DRS Advice representing that number of Vitesse Shares that such holder is entitled to receive as Consideration pursuant to the Arrangement, less any amounts deducted or withheld therefrom in accordance with Section 5.6.

(b)
After the Effective Time and until surrendered for cancellation as contemplated by Section 5.3(a) but subject to Section 5.7, each Company Common Share shall be deemed at all times to represent only the right to receive in exchange therefor the Consideration that the holder is entitled to receive pursuant to the Arrangement and, for greater certainty, no such holder will be entitled to receive any interest, dividends, premium or other payment or distribution in connection therewith (other than as contemplated by Section 5.5).

5.4   Lost Certificates
If any certificate, that immediately prior to the Effective Time represented one or more outstanding Company Common Shares that were transferred to Vitesse in exchange for the Consideration in accordance with Section 3.2, shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary shall deliver in exchange for such lost, stolen or destroyed certificate, the Consideration that such holder is entitled to receive pursuant to the Arrangement. When authorizing such delivery of Consideration that such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom such Consideration is to be delivered shall, as a condition precedent to the delivery of such Consideration, give a bond satisfactory

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to Vitesse and the Depositary in such amount as Vitesse and the Depositary may direct, or otherwise indemnify Vitesse and the Depositary in a manner satisfactory to Vitesse and the Depositary, against any claim that may be made against Vitesse or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.
5.5   Distributions with Respect to Unsurrendered Company Common Shares
No dividend or other distribution declared or made after the Effective Time with respect to Vitesse Shares with a record date after the Effective Time shall be delivered to any Company Shareholder unless and until the holder shall have complied with the provisions of Section 5.3 or Section 5.4 hereof. All such dividends shall be paid or delivered to the Depositary to be held in trust for the former holder of such Company Common Shares and, subject to applicable Law, at the time of compliance with the provisions of Section 5.3 or Section 5.4 hereof, there shall, in addition to the delivery of Consideration to which such holder is thereby entitled, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date after the Effective Time theretofore paid with respect to such Vitesse Shares, net of any amount deducted or withheld therefrom in accordance with Section 5.6 hereof.
5.6   Withholding Rights
Vitesse, Company, the Depositary and their respective affiliates and agents shall be entitled to deduct and withhold from all distributions or payments otherwise payable to any former Company Shareholder or other Person (an “Affected Person”) such amounts as any of them reasonably determines is required to be deducted or withheld with respect to such payment under the Tax Act, the Code or any provision of any applicable federal, provincial, state, local or foreign Law or treaty, in each case, as amended (a “Withholding Obligation”). To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes hereof as having been paid or delivered to the Affected Person in respect of which such deduction and withholding was made, provided that such deducted and withheld amounts are remitted to the appropriate Governmental Entity. Vitesse, Company, the Depositary and their respective affiliates and agents shall cooperate in good faith with one another and use their respective reasonable commercial efforts to obtain, upon request, a permitted reduction of or relief from any Withholding Obligation. Vitesse, Company, the Depositary and their respective affiliates and agents shall also have the right to:
(a)
withhold and sell, on their own account or through a broker (the “Broker”), and on behalf of any Affected Person; or

(b)
require the Affected Person to irrevocably direct the sale through a Broker and irrevocably direct the Broker to pay the proceeds of such sale to Company, the Depositary or Vitesse as appropriate (and, in the absence of such irrevocable direction, the Affected Person shall be deemed to have provided such irrevocable direction);

such number of Vitesse Shares issued or issuable to such Affected Person pursuant to the Arrangement Agreement as is necessary to produce sale proceeds (after deducting commissions payable to the Broker and other reasonable costs and expenses) sufficient to fund any Withholding Obligation. Any such sale of Vitesse Shares shall be effected in good faith at prevailing market prices employing commercially reasonable practices on a public market and as soon as practicable following the Effective Date. None of Vitesse, Company, the Depositary, the Broker or their respective affiliates and agents will be liable for any loss arising out of any sale of such Vitesse Shares if such sale is made in accordance with this Section 5.6.
5.7   Outstanding Certificates and Cheques
To the extent that a former Company Shareholder shall not have complied with the provisions of Section 5.3 or Section 5.4 hereof on or before the day prior to the third (3rd) anniversary of the Effective Date, such holder and all certificates or DRS Advice representing such Company Common Shares shall cease to have or represent any right or claim of any kind or nature against Vitesse or Company to the Consideration. The Consideration to which such former Company Shareholder was entitled (together with any distributions paid in trust to the Depositary pursuant to Section 5.5), shall be paid or delivered by the Depositary to or as directed by Vitesse and certificates representing Vitesse Shares forming the Consideration

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shall be cancelled by Vitesse. Any payment made by way of cheque by the Depositary pursuant to this Plan of Arrangement that has not been deposited or has been returned to the Depositary or that otherwise remains unclaimed, in each case, on or after the third anniversary of the Effective Date, and any right or claim to payment hereunder that remains outstanding on the third anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature and the right of the holder to receive the applicable consideration pursuant to this Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited to Vitesse for no consideration.
5.8   Paramountcy
From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all Company Common Shares issued and outstanding immediately prior to the Effective Time; (ii) the rights and obligations of the registered holders of Company Common Shares, and Company, Vitesse, the Depositary and any transfer agent or other depositary in relation thereto, shall be solely as provided for in this Plan of Arrangement; and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Company Common Shares; shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.
ARTICLE 6
AMENDMENTS
6.1   Amendments to Plan of Arrangement
(a)
Vitesse and Company reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided, however, that each such amendment, modification or supplement must be: (i) set out in writing; (ii) agreed to in writing by Vitesse and Company; (iii) filed with the Court and, if made following the Meeting, approved by the Court; and (iv) communicated to holders of Company Common Shares if and as required by the Court.

(b)
Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Company at any time prior to the Meeting; provided, however, that Vitesse shall have consented thereto in writing, acting reasonably, with or without any other prior notice or communication, and, if so proposed and accepted in the manner contemplated and to the extent required by the Arrangement Agreement by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)
Any amendment, modification or supplement to this Plan of Arrangement made following the Meeting shall be effective only if: (i) it is consented to in writing by each of Vitesse and Company (each acting reasonably); (ii) it is filed with and approved by the Court (other than amendments contemplated in Section 6.1(d), which shall not require such filing or approval); and (iii) if required by the Court, it is consented to by holders of Company Common Shares voting in the manner directed by the Court.

(d)
Any amendment, modification or supplement to this Plan of Arrangement may be made by Company and Vitesse, including following the Effective Time, without the approval of or communication to the Court or the Company Shareholders, provided that it concerns a matter which, in the reasonable opinion of Company and Vitesse, is of an administrative or ministerial nature required to better give effect to the implementation of this Plan of Arrangement and is not materially adverse to the financial or economic interests of any current or former Company Shareholder.

(e)
This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

ARTICLE 7
FURTHER ASSURANCES
7.1   Further Assurances
Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of Company and

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Vitesse shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions.

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EXHIBIT C
FORM OF COMPANY VOTING AGREEMENT
THIS VOTING SUPPORT [AND LOCK-UP]1 AGREEMENT is made as of December [•], 2024 (this “Agreement”).
BETWEEN:
VITESSE ENERGY, INC., a corporation existing under the laws of the State of Delaware (“Vitesse”)
and
Each Person listed in Schedule A hereto (each a “Securityholder” and collectively the “Securityholders”)
WHEREAS, in connection with an arrangement agreement dated the date hereof (as may be amended, modified or supplemented from time to time in accordance with its terms, the “Arrangement Agreement”) between Vitesse and Lucero Energy Corp. (“Company”), Vitesse will acquire all of the issued and outstanding voting common shares in the capital of Company (the “Company Common Shares”), subject to the terms and conditions set forth in the Arrangement Agreement;
AND WHEREAS it is contemplated that the proposed transaction will be effected pursuant to a statutory plan of arrangement (the “Arrangement”) pursuant to section 193 of the Business Corporations Act (Alberta);
AND WHEREAS the Securityholders are the registered and/or beneficial owners, directly or indirectly, of the Company Common Shares set forth on Schedule B hereto;
AND WHEREAS pursuant to the terms and conditions of the Arrangement Agreement, each of the Securityholders will receive common stock, par value $0.01 per share of Vitesse (the “Vitesse Consideration Shares”);
AND WHEREAS Vitesse is relying on the covenants, representations and warranties of the Securityholders set forth in this Agreement in connection with Vitesse’s execution and delivery of the Arrangement Agreement and would not enter into the Arrangement Agreement but for the execution and delivery of this Agreement by the Securityholders;
AND WHEREAS this Agreement sets out the terms and conditions of the agreement of the Securityholders to abide by the covenants in respect of the Subject Securities (as defined below), the Vitesse Consideration Shares and the other restrictions and covenants set forth herein;
NOW THEREFORE this Agreement witnesses that, in consideration of the premises and the covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:
ARTICLE 1
INTERPRETATION
1.1   Definitions
All capitalized terms used in this Agreement that are not defined herein or in the recitals hereto, which recitals form an integral part of this Agreement, and that are defined in the Arrangement Agreement, shall have the respective meanings ascribed to them in the Arrangement Agreement. In addition to the capitalized terms defined elsewhere herein, in this Agreement (including the recitals):
(a)
“Parties” means, collectively, the Securityholders and Vitesse, and “Party” means any one of them, as the context requires.

1
NTD: Language in square brackets only to be included for Company Supporting Shareholders that are providing lock-ups.

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(b)
“Permitted Transfer” means a Transfer by a Securityholder:

(i)
(A) to an Affiliate of such Securityholder, including partners or members of such Securityholder or Affiliate; (B) in respect of a Securityholder that is an individual, to a child or a spouse of the Securityholder; (C) in respect of a Securityholder that is an individual, by will or intestate succession following the Securityholder’s death; (D) to a tax trust, 401K, RRSP or TFSA; (E) for the purposes of estate planning; or (F) pursuant to a court order or similar decree;

(ii)
in connection with a bona fide arm’s length: (A) tender or exchange offer to acquire greater than 50% of the Vitesse Shares made to all holders of Vitesse Shares; or (B) business combination transaction (including by way of merger, consolidation, division, plan of arrangement, reorganization, recapitalization or a similar acquisition transaction) involving Vitesse provided that, in the event that the tender offer, merger, business combination or acquisition transaction is not completed, any Vitesse Consideration Shares shall remain subject to the restrictions contained in this Agreement; or

(iii)
following the date Vitesse commences a voluntary case under Title 11 of the United States Bankruptcy Code or any other similar insolvency laws;

provided, however, that in the case of clause (i), such Affiliate or transferee first enters into a written agreement with Vitesse with substantially similar terms as this Agreement or agrees in a writing to be bound and subject to the terms and provisions hereof to the same extent as the Securityholders.
(c)
“Subject Securities” shall include:

(i)
that number of Company Common Shares set forth on Schedule B to this Agreement, being all of the Company Common Shares owned legally or beneficially, either directly or indirectly, by the Securityholders or over which any of the Securityholders exercises control or direction, either directly or indirectly, and shall further include all securities which may be converted into, exchanged for, or otherwise changed into Company Common Shares and any Company Common Shares otherwise acquired by any Securityholder after the date hereof; and

(ii)
all shares or other securities into or for which the Company Common Shares set forth on Schedule B to this Agreement may be converted, exchanged or otherwise changed, including, without limitation, securities received or to be received pursuant to any arrangement, reorganization, merger, amalgamation or other transaction involving the Company or any Subsidiary of the Company (other than the Vitesse Consideration Shares).

1.2   Interpretation Not Affected by Headings
The division of this Agreement into Articles, Sections, subsections, paragraphs and Schedules and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The terms “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.
1.3   Number and Gender
In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.
1.4   Date for Any Action
In this Agreement, references from or through any date mean, unless otherwise specified, from and including that date and/or through and including that date, respectively.

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1.5   Incorporation of Schedules
Schedules A and B attached hereto, for all purposes hereof, form an integral part of this Agreement.
ARTICLE 2
COVENANTS
2.1   General Covenants of the Securityholders
Each Securityholder hereby covenants and agrees to and for the benefit of Vitesse that, from the date hereof until the earliest of (x) the termination of this Agreement in accordance with Article 4, (y) the Effective Time and (z) the making of a Company Adverse Recommendation Change by the Company Board not in violation of the Arrangement Agreement, except as permitted by this Agreement:
(a)
at any meeting of the Company Shareholders called to vote upon the Arrangement Agreement or the transactions contemplated by the Arrangement Agreement or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of such meeting) with respect to the Arrangement Agreement or the transactions contemplated by the Arrangement Agreement is sought, the Securityholder shall cause its Subject Securities to be counted as present for purposes of establishing quorum and shall vote (or cause to be voted) its Subject Securities in favour of the approval of the Arrangement Resolution and the transactions contemplated in the Arrangement Agreement, and any other matter necessary for the consummation of the Arrangement. If the Securityholder is the beneficial owner, but not the registered holder, of any of its Subject Securities, the Securityholder agrees to take all actions necessary to cause the registered holder and any nominees to vote all of its Subject Securities in accordance with this subsection 2.1(a);

(b)
at any meeting of the Company Shareholders called to vote upon any of the matters described in clause (i), (ii) or (iii) below or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval of all or some of the holders of securities of Company is sought to which the Securityholder holds securities entitled to vote at (including by written consent in lieu of such meeting) with respect to any of the matters described in clause (i), (ii) or (iii) below, the Securityholder shall cause its Subject Securities (to the extent they carry the right to vote at such meeting) to be counted as present for purposes of establishing quorum and shall, unless otherwise directed by Vitesse in writing, vote (or cause to be voted) its Subject Securities (to the extent they carry the right to vote at such meeting) against: (i) any Company Acquisition Proposal; (ii) any action, agreement, transaction or proposal that would result in a breach of any representation, warranty, covenant, agreement or other obligation of Company under the Arrangement Agreement or of the Securityholder under this Agreement, and/or (iii) any matter that could reasonably be expected to delay, prevent, impede or frustrate the successful completion of the Arrangement or any of the transactions contemplated by the Arrangement Agreement. If the Securityholder is the beneficial owner, but not the registered holder, of any of its Subject Securities, the Securityholder agrees to take all actions necessary to cause the registered holder and any nominees to vote all of its Subject Securities in accordance with this subsection 2.1(b);

(c)
the Securityholder shall not, directly or indirectly, through any Affiliates or its or any of their respective officers, directors, employees, representatives, agents or otherwise, and shall not permit any such Person to:

(i)
solicit proxies or become a participant in a solicitation in opposition to or competition with Vitesse’s proposed purchase of the Company Common Shares as contemplated by the Arrangement;

(ii)
assist any Person in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit Vitesse’s proposed purchase of the Company Common Shares as contemplated by the Arrangement;

(iii)
act jointly or in concert with others with respect to voting securities of Company for the purpose of opposing or competing with Vitesse’s proposed purchase of the Company Common Shares as contemplated by the Arrangement; or

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(iv)
cooperate in any way with, assist or participate in, knowingly encourage or otherwise facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing;

(d)
the Securityholder agrees that it will not, and will use reasonable commercial efforts to cause its Representatives not to, directly or indirectly, take any of the actions listed in clauses (i) through (iii) of Section 5.3(a) of the Arrangement Agreement (without giving effect to any amendment or modification of such clauses after the date of this Agreement). The Securityholder shall, and shall cause its Affiliates to, and shall use its reasonable commercial efforts to cause its and their Representatives to, immediately cease, and cause to be terminated, any discussions or negotiations conducted before the date of this Agreement with any Person (other than Vitesse) with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a Company Acquisition Proposal. Notwithstanding the foregoing, the Securityholder, Securityholder’s Affiliates and/or any of its Representatives may engage in discussions or negotiations with such Person to the extent that Company is permitted to do so under Section 5.3 of the Arrangement Agreement.

(e)
the Securityholder will not directly or indirectly sell, transfer, assign, grant a participation interest in, option, pledge, hypothecate, grant a security interest in or otherwise convey or encumber (each, for purposes of this Section 2.1(e), a “Transfer”), or enter into any forward sale, short sale, repurchase agreement, option or other arrangement or monetization transaction with respect to any of its Subject Securities, or any right or interest therein (legal or equitable) to any Person or group of Persons, or agree to do any of the foregoing, other than pursuant to the Arrangement, provided that the Securityholder may sell, gift, Transfer, assign or convey any or all of the Subject Securities (to the extent permitted by the terms of the applicable Subject Securities) to an Affiliate of the Securityholder, provided that such Affiliate is a Party to this Agreement or enters into an agreement with Vitesse on the same terms as this Agreement, or otherwise agrees to be bound by the provisions hereof or as otherwise consented to by Vitesse;

(f)
the Securityholder will not directly or indirectly grant or agree to grant any proxies, legal appointment or power of attorney or other right to vote the Subject Securities, or deposit any of the Subject Securities into any voting trust or enter into any voting arrangement, voting trust, vote pooling or other agreement, whether by proxy, legal appointment or otherwise, with respect to the right to vote, call meetings of the Company Shareholders or give consents or approval of any kind with respect to the Subject Securities, other than pursuant to this Agreement;

(g)
the Securityholder shall not contest in any way the approval of the Arrangement by any Governmental Entity or take any other action of any kind, directly or indirectly, which might reasonably be regarded to materially reduce the success of, or delay or interfere with the completion of the transactions contemplated by the Arrangement Agreement, unless otherwise directed by Vitesse and Company in writing;

(h)
the Securityholder shall not exercise any rights of appraisal or Dissent Rights that the Securityholder may have under applicable Laws or otherwise in connection with the Arrangement or the transactions contemplated by the Arrangement Agreement;

(i)
the Securityholder shall not take any action or make any public statement which would prevent, delay, impede, interfere with or materially adversely affect the timely consummation of the Arrangement or any other transaction contemplated by the Arrangement Agreement; and

(j)
as soon as practicable following the mailing of the Company Circular and in any event at least ten Business Days prior to the date of the Company Meeting, the Securityholder shall (i) with respect to any Subject Securities that are registered in the name of the Securityholder, deliver or cause to be delivered, in accordance with the instructions set out in the Company Circular, a duly executed proxy or proxies (or voting instruction form(s) or legal appointment(s)) directing the holder of such proxy or proxies (or voting instruction form(s) or legal appointment(s)) to vote in favour of the Arrangement Resolution and/or any other matter necessary for the consummation of the Arrangement; and (ii) with respect to any Subject Securities that are beneficially owned by the Securityholder but not registered in the name of the Securityholder, deliver a duly executed voting instruction form to the intermediary through which the Securityholder holds its beneficial interest in the Subject Securities, instructing that

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the Subject Securities be voted at the Company Meeting in favour of the Arrangement Resolution and/or any other matter necessary for the consummation of the Arrangement. Such proxy or proxies (or voting instruction form(s) or legal appointment(s)) shall name those individuals as may be designated by Company in the Company Circular (with full power of substitution). The Securityholder shall not take, or permit any Person on its behalf to take, any action to revoke, withdraw, amend or invalidate any proxy deposited or voting instruction form submitted or cast pursuant to this Agreement notwithstanding any statutory or other rights or otherwise which the Securityholder might have, unless the Securityholder has obtained the written consent of Vitesse or this Agreement or the provisions of Section 2.1 of this Agreement have been terminated in accordance with its terms.
2.2   Public Disclosure and Announcements
(a)
Except as required by applicable Laws, prior to the first public disclosure of the existence of this Agreement, the Securityholders will not, and will ensure that their representatives, their Affiliates, and their Affiliates’ representatives do not, make any public announcement with respect to the transactions contemplated herein or pursuant to the Arrangement Agreement without the prior written approval of Vitesse.

(b)
The Securityholders hereby consent to: (i) details of this Agreement being set out in any press release, information circular, including the Company Circular, and court documents produced by Company, Vitesse or any of their respective Affiliates in connection with the transactions contemplated by this Agreement and the Arrangement Agreement; and (ii) this Agreement being made publicly available, including by filing on SEDAR+.

2.3   Revocation of Proxies and Prior Voting Instructions
Each Securityholder hereby revokes any proxies, voting instructions, legal appointments and powers of attorney heretofore given by it in respect of the Subject Securities that are inconsistent with this Agreement. For the avoidance of doubt, this Section 2.3 does not apply to any voting instructions, legal appointments and powers of attorney delivered by any Securityholder in respect of the Company Meeting approving the Arrangement Resolution.
2.4   Lock-Up Agreements2
(a)
During the period commencing on the Effective Date (and subject to Closing) and ending on the earlier of (x) the 366th day following the Effective Date or (y) the date on which Vitesse has taken an action, or failed to take an action, that constitutes a breach of its obligations under Section 2.8 of the Arrangement Agreement (the “Lock-Up Period”), except only as expressly provided in Section 2.4(b) below, without the prior written consent of Vitesse, no Securityholder shall:

(i)
directly or indirectly, transfer, sell, offer, exchange, assign, pledge, gift, donate or otherwise dispose of or encumber any legal or beneficial ownership in any of the Vitesse Consideration Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer (as defined below) of, any of its Vitesse Consideration Shares or such Securityholder’s voting or economic interest therein;

(ii)
enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Vitesse Consideration Shares (any of the foregoing described in clause (i) above and this clause (ii), for purposes of this Section 2.4, a “Transfer”); or

(iii)
publicly disclose the intention to do any of the foregoing; provided that, prior to the expiration of the Lock-Up Period, the Securityholder shall be permitted to disclose its intention to do any of the foregoing following the expiration of the Lock-Up Period in any Schedule 13D filed by such Securityholder with the SEC.

2
NTD: Section 2.4 only to be included for Company Supporting Shareholders that are providing lock-ups.

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(b)
Notwithstanding anything in Section 2.4(a) to the contrary, a Securityholder may Transfer any Vitesse Consideration Shares during the Lock-Up Period, without Vitesse’s prior written consent (but subject to written notice to Vitesse of such Transfer), in a Permitted Transfer.

(c)
Any attempted Transfer of Vitesse Consideration Shares or any interest therein in violation of this Section 2.4 shall be null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Agreement. Each Securityholder hereby authorizes and will instruct Vitesse or its counsel to notify Vitesse’s transfer agent that there is a stop transfer order with respect to all of the Vitesse Consideration Shares of such Securityholder (and that this Agreement places limits on the transfer of such Vitesse Consideration Shares), subject to the provisions hereof. Notwithstanding the foregoing, any such stop transfer order and notice will immediately be withdrawn and terminated upon any termination of this Agreement pursuant to Section 4.1.

2.5   Company Investor Rights Agreement Matters3
Pursuant to Section 4.1 of the Company Investor Rights Agreement, each Securityholder who has a right of consent under the Company Investor Rights Agreement for the applicable matters hereby irrevocably:
(a)
consents and agrees to, and approves of, the entry into the Arrangement Agreement by the Company and the consummation of the Arrangement and the Transactions; and

(b)
waives any remedy, acceleration or other rights such Securityholder may have under the Company Investor Rights Agreement as a result of the entry into the Arrangement Agreement by the Company and the consummation of the Arrangement and the Transactions.

Each Securityholder hereby acknowledges and agrees that, at the Effective Time, the Company Investor Rights Agreement will validly and automatically terminate in accordance with its terms, without any further action required to be taken by any party thereto.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
3.1   Representations and Warranties of the Securityholders
Each Securityholder hereby represents and warrants to and covenants with Vitesse as follows, and acknowledges that Vitesse is relying upon such representations, warranties and covenants in entering into this Agreement and the Arrangement Agreement:
(a)
Incorporation; Capacity; Authorization.   Such Securityholder is duly formed and validly existing under the Laws of its jurisdiction of formation; it has the requisite power and authority and has received all requisite approvals to execute and deliver this Agreement and to perform its obligations hereunder.

(b)
Enforceable.   This Agreement has been duly executed and delivered by such Securityholder and constitutes a legal, valid and binding obligation, enforceable against the Securityholder in accordance with its terms, subject only to bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally, and to the discretion that a court may exercise in granting equitable remedies.

(c)
Ownership of Subject Securities.   Such Securityholder is, and will be immediately prior to the Effective Time, the sole registered and/or beneficial owner of the number of Subject Securities indicated on Schedule B hereto[, other than such Persons that do have beneficial ownership of the Subject Securities by virtue of the Subject Securities being held indirectly by a private equity fund,]4 with good and marketable title thereto free and clear of any and all Encumbrances (other

3
NTD: To include for Company Supporting Shareholders that are party to the Company Investor Rights Agreement.

4
NTD: To be included for First Reserve.

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than pursuant to this Agreement or transfer restrictions under Applicable Securities Laws or the Organizational Documents of the Company). Except for Company Share Awards and/or Company Warrants as set forth in Schedule B (if applicable), neither the Securityholder nor any of its Affiliates owns or has any interest in or exercises control or direction over any other securities, or securities convertible into or exchangeable or exercisable for securities, of Company or any of its Affiliates and has no other agreement or option, or right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by the Securityholder or transfer to the Securityholder of additional securities of Company.
(d)
No Breach.   Neither the execution and delivery of this Agreement by such Securityholder nor the compliance by the Securityholder with any of the provisions hereof will:

(i)
result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) (or give rise to any third party right of termination, cancellation, material modification, acceleration, purchase or right of first refusal) under, any provision of the certificate of incorporation, articles, by-laws or any other constating document of the Securityholder, or under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, contract, understanding, license, agreement, lease, permit or other instrument or obligation to which the Securityholder is a party or by which the Securityholder or any of its properties or assets (including the Subject Securities) may be bound, except such breaches or defaults which could not, individually or in the aggregate, impair the ability of the Securityholder to perform its obligations under this Agreement;

(ii)
require on the part of the Securityholder, the making of any declaration or filing with (other than pursuant to the requirements of applicable securities legislation (which filings the Securityholder will undertake)), or any permit, authorization, consent, approval or order to be obtained from, any Governmental Entity or any other Person; or

(iii)
conflict with any judgement, order, notice, or decree applicable to the Securityholder or affecting any of its properties or assets or any statute, Law, ordinance, rule or regulation.

(e)
No Proceedings.   There are no claims, actions, suits, audits, proceedings, investigations or other actions pending against or, to the knowledge of the Securityholder, threatened against or affecting the Securityholder or the beneficial or registered owner of any of the Subject Securities that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Securityholder’s ability to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement. There is no order of any Governmental Entity against the Securityholder that could reasonably be expected to have an adverse effect on the Securityholder’s ability to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement.

(f)
No Agreements.   Other than pursuant to this Agreement and the Arrangement Agreement, no Person has any agreement or option, or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Securities, or any interest therein or right thereto, including any right to vote, except pursuant to this Agreement. Other than the Company Investor Rights Agreement, there are no shareholders’ agreements, voting trusts or other agreements, or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming a shareholders’ agreement, voting trust or other agreement, affecting the Subject Securities or the ability of such Securityholder to exercise all ownership rights thereto, including the voting of any such securities.

(g)
Voting.   Subject to the rights of any other Securityholders, such Securityholder has the sole and exclusive right to enter into this Agreement and to sell, vote or direct the sale and voting of the Subject Securities. None of the Subject Securities is subject to any proxy, voting instruction, legal appointment, power of attorney, attorney-in-fact, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind.

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(h)
Ownership of Vitesse Common Stock.   Neither such Securityholder nor any of such Securityholder’s Affiliates currently holds, or will hold immediately prior to the completion of the Arrangement, shares of Vitesse Common Stock.

3.2   Representations and Warranties of Vitesse
Vitesse hereby represents and warrants and covenants to the Securityholders, acknowledging that the Securityholders are relying upon such representations, warranties and covenants in entering into this Agreement:
(a)
Organization.   Vitesse is a corporation duly organized and validly existing under the Laws of its jurisdiction of incorporation and has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)
Authorization.   The execution, delivery and performance of this Agreement by Vitesse have been duly authorized and no other proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereunder.

(c)
Enforceable.   This Agreement has been duly executed and delivered by Vitesse and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject only to bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally, and to the discretion that a court may exercise in granting equitable remedies.

ARTICLE 4
TERMINATION
4.1
Termination

With respect to any Securityholder, this Agreement shall terminate automatically upon the earliest of:
(a)
the termination of the Arrangement Agreement pursuant to and in compliance with the terms thereof;

(b)
any amendment, change, modification or waiver to the Arrangement Agreement which would (i) decrease the number of Vitesse Common Shares issuable to each Securityholder pursuant to the transactions contemplated by the Arrangement Agreement (other than any de minimis decrease or other similar adjustment for (A) changes to the Exchange Ratio to comply with policies and procedures of either the Depository Trust Company or Vitesse’s transfer or exchange agent or (B) rounding as may be required by the Plan of Arrangement), (ii) change the form of the consideration payable by Vitesse under the Arrangement Agreement or (iii) be materially adverse to any of the Securityholders, unless, in each case, each Securityholder has consented in writing to such amendment, change, modification or waiver; and

(c)
the mutual agreement in writing of Vitesse and each of the Securityholders.

For the avoidance of doubt, if the Arrangement Agreement is terminated without the Closing having occurred, this Agreement shall be null and void ab initio in all respects and of no further force or effect without any action required by the parties hereto, in which event, no restrictions contained herein shall be applicable to any shares or other equity interests of any entities presently owned or thereafter acquired by any Securityholder whatsoever.
4.2   Effect of Termination
If this Agreement is terminated in accordance with this Article 4, the provisions of this Agreement will become void, except for Sections 2.2(a), 5.1, 5.5, 5.9, 5.11, 5.12 and 5.13 and this Section 4.2 which shall survive the termination of this Agreement, and no Party shall have liability to any other Party and the Securityholder shall be entitled to withdraw any form of proxy, voting instruction form, legal appointment or power of attorney which it may have given with respect of the Subject Securities; provided that neither the termination of this Agreement nor anything contained in this Article 4 will relieve a Party from any

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liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein, to the extent such breach occurs prior to the termination of this Agreement in accordance with Article 4.
ARTICLE 5
GENERAL
5.1   Fiduciary Obligations
Vitesse agrees and acknowledges that the Securityholders are bound hereunder solely in their capacities as holders of Securities of Company and that the provisions of this Agreement shall not be deemed or interpreted to:
(a)
bind the directors, officers or principal shareholders of the Securityholders in their capacities as directors or officers of Company or any of its Subsidiaries. For the avoidance of doubt, nothing in this Agreement shall limit or restrict any person from properly fulfilling his or her fiduciary duties as a director or officer of Company or its Subsidiaries; or

(b)
require the Securityholder, in his or her capacity as an officer of Company, if applicable, to take any action in contravention of, or omit to take any action pursuant to, or otherwise take or refrain from taking any actions which are inconsistent with instructions or directions of the Company Board undertaken in the exercise of their fiduciary duties

5.2   Corporate Opportunities
In recognition and anticipation that (a) certain directors, principals, officers, employees and/or other representatives of the Securityholders and their Affiliates may serve as directors, officers or agents of Vitesse, (b) the Securityholders and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which Vitesse, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which Vitesse, directly or indirectly, may engage or proposes to engage, and (c) members of the Vitesse Board who are not employees of Vitesse or its subsidiaries (the “Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which Vitesse, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which Vitesse, directly or indirectly, may engage or proposes to engage, the provisions of this Section 5.2 are set forth to regulate and define the conduct of certain affairs of Vitesse with respect to certain classes or categories of business opportunities as they may involve the Securityholders, the Non-Employee Directors or their respective Affiliates, as applicable, and the powers, rights, duties and liabilities of Vitesse and its directors, officers and stockholders in connection therewith. None of (i) the Securityholders or any of their Affiliates, or (ii) any Non- Employee Director or his or her Affiliates (the Persons identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by Law, have any duty to refrain from, directly or indirectly, (1) engaging in the same or similar business activities or lines of business in which Vitesse or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with Vitesse or any of its Affiliates, and, to the fullest extent permitted by Law, no Identified Person shall be liable to Vitesse or its stockholders or to any Affiliate of Vitesse for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by Law, Vitesse hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and Vitesse or any of its Affiliates. Subject to the following sentence, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and Vitesse or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by Law, have no duty to communicate or offer such transaction or other business opportunity to Vitesse or any of its Affiliates and, to the fullest extent permitted by Law, shall not be liable to Vitesse or its stockholders or to any Affiliate of Vitesse for breach of any fiduciary duty as a stockholder, director or officer of Vitesse solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person or does not communicate

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information regarding such corporate opportunity to Vitesse. Notwithstanding the foregoing, Vitesse does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of Vitesse) if such opportunity is offered to such person solely in his or her capacity as a director or officer of Vitesse, and this section shall not apply to any such corporate opportunity. In addition to and notwithstanding the foregoing provisions of this Agreement or anything to the contrary in the Organizational Documents of Vitesse, to the fullest extent permitted by Law, a potential corporate opportunity shall not be deemed to be a corporate opportunity for Vitesse if it is a business opportunity that (x) Vitesse is neither financially or legally able, nor contractually permitted to undertake, (y) from its nature, is not in the line of Vitesse’s business or is of no practical advantage to Vitesse, or (z) is one in which Vitesse has no interest or reasonable expectancy.
5.3   Further Assurances
Each of the Securityholders will, from time to time, execute and deliver all such further documents and instruments and do all such acts and things as any other Party may reasonably require and at the requesting Party’s cost: (a) to assist Company and Vitesse to successfully complete the Arrangement and the other transactions contemplated by the Arrangement Agreement; and (b) to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement, including without limitation cooperating with Vitesse and Company to make all requisite regulatory filings and to oppose any of the matters listed in subsection 2.1(b) of this Agreement.
5.4   Time
Time shall be of the essence in this Agreement.
5.5   Governing Law, Jurisdiction
This Agreement shall be governed in all respects, including validity, interpretation and effect, by the Laws of the Province of Alberta and the federal Laws of Canada applicable therein, without giving effect to any principles of conflict of Laws thereof that would result in the application of the Laws of any other jurisdiction. The Parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta with respect to any dispute, claim or other matter arising under this Agreement.
5.6   Entire Agreement
This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes any prior agreement, representation or understanding with respect thereto.
5.7   Amendments and Waivers
This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the Parties. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.
To the extent that the Arrangement Agreement is amended, modified, restated, replaced or superseded from time to time, all references herein to the Arrangement Agreement shall be to the Arrangement Agreement as amended, modified or restated from time to time or to the agreement which has replaced or superseded it from time to time, and all references to particular sections of the Arrangement Agreement shall be deemed to be references to the analogous provision in the Arrangement Agreement as amended, modified or restated from time to time or to the agreement which has replaced or superseded it from time to time.
5.8   Severability
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless

A-C-10

remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.
5.9   Assignment
The provisions of this Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns. Except as permitted by Section 2.1(e), no Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of each of the other Parties, except that Vitesse may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement to an Affiliate of Vitesse, provided that if such assignment, delegation or transfer takes place, Vitesse shall continue to be liable jointly and severally with such Affiliate for all of its obligations hereunder.
5.10   Notices
Any notice, request, consent, agreement or approval which may or is required to be given pursuant to this Agreement shall be in writing and shall be sufficiently given or made if delivered, or sent by email, in the case of:
(a)
Vitesse, addressed as follows:

Vitesse Energy, Inc.
9200 E. Mineral Avenue, Suite 200
Centennial, Colorado, USA 80112
Attention:
Brian J. Cree

E-mail:
[***]

with copies (which shall not constitute notice) to:
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas, USA 77019
Attention:
Michael Swidler
Eileen Boyce

E-mail:
michael.swidler@bakerbotts.com
eileen.boyce@bakerbotts.com

Blake, Cassels & Graydon LLP
Suite 3500, 855 – 2nd Street SW
Calgary, Alberta, Canada T2P 4J8
Attention:
Daniel McLeod
Chad Schneider

E-mail:
daniel.mcleod@blakes.com
chad.schneider@blakes.com

(b)
the Securityholders, as set forth on Schedule A of this Agreement.

Any notice or other communication is deemed to be given and received (i) if sent by personal delivery, same day courier or email, on the date of delivery if it is a Business Day and the delivery was made prior to 5:00 p.m. (Calgary time) and otherwise on the next Business Day or (ii) if sent by overnight courier, on the next Business Day. A Party may change its address for service from time to time by providing a notice in accordance with the foregoing. Any subsequent notice or other communication must be sent to the Party at its changed address. Any element of a Party’s address that is not specifically changed in a notice will be assumed not to be changed. Sending a copy of a notice or other communication to a Party’s legal counsel as

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contemplated above is for information purposes only and does not constitute delivery of the notice or other communication to that Party. The failure to send a copy of a notice or other communication to legal counsel does not invalidate delivery of that notice or other communication to a Party.
5.11   Specific Performance and other Equitable Rights
(a)
The Parties hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the Parties acknowledge and hereby agree that in the event of any breach or threatened breach by any Securityholder of any of its covenants or obligations set forth in this Agreement, the non-breaching Party shall be entitled to seek an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by another Party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other Party under this Agreement. Each of the Parties hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by it, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other Parties under this Agreement.

(b)
The Parties further agree that (i) by seeking the remedies provided for in this Section 5.11, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 5.11 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 5.11 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 5.11 prior or as a condition to exercising any termination right under Section 4.1 (and pursuing damages after such termination), nor shall the commencement of any legal proceeding restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Section 4.1 or pursue any other remedies under this Agreement that may be available then or thereafter.

5.12   No Recourse
This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the entities that are expressly identified as Parties hereto, and no past, present or future Affiliate, Representative, partner or stockholder of any Party shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.
5.13   Expenses
Each of the Parties shall pay its respective legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.
5.14   Rules of Construction
Each of the Parties waive the application of any Law or rule of construction providing that ambiguities in any agreement or other document shall be construed against the Party drafting such agreement or other document.
5.15   Independent Legal Advice
Each of the Parties hereby acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution and delivery of this Agreement that they have either done so or waived their right to do so in connection with the entering into of this Agreement.

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5.16   Counterparts
This Agreement may be executed in any number of counterparts (including counterparts by electronic copy) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed electronic copy of this Agreement, and such electronic copy shall be legally effective to create a valid and binding agreement between the Parties.
[Remainder of this page intentionally left blank — signature page follows]

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IN WITNESS WHEREOF the Parties have executed this Voting Support Agreement as of the date first written above.
VITESSE ENERGY, INC.
By:

Name:
[•]

Title:
[•]

[SECURITYHOLDER]
By:

Name:
[•]

Title:
[•]

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SCHEDULE A
SECURITYHOLDERS
Securityholder	Address for Notices
[•]	Address:	[•]
	Attention:	[•]
	E-mail:	[•]
[•]	Address:	[•]
	Attention:	[•]
	E-mail:	[•]
[•]	Address:	[•]
	Attention:	[•]
	E-mail:	[•]
[•]	Address:	[•]
	Attention:	[•]
	E-mail:	[•]

A-C-15

SCHEDULE B
SUBJECT SECURITIES
Securityholder	Subject Securities	Company RSU Awards	Company PSU Awards	Company Warrants
[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]

A-C-16

EXHIBIT D
FORM OF VITESSE VOTING AGREEMENT
This Voting and Support and Lock-Up Agreement (this “Agreement”), dated December 15, 2024 (the “Execution Date”), by and among Lucero Energy Corp., a corporation organized and existing under the laws of the Province of Alberta, Canada (“Company”), each of the stockholders listed on Schedule I attached hereto (the “Stockholders”) of Vitesse Energy, Inc., a Delaware corporation (“Vitesse”), and Vitesse. Vitesse, Company and each of the Stockholders are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, concurrently with the execution of this Agreement, Vitesse and Company are entering into an Arrangement Agreement (as the same may be amended from time to time in accordance with its terms, the “Arrangement Agreement”) pursuant to which Vitesse will acquire all of the issued and outstanding voting common shares of Company, subject to the terms and conditions set forth in the Arrangement Agreement;
WHEREAS, each Stockholder is the Beneficial Owner (as defined below) with the requisite power and authority to direct the voting of the number of shares of common stock, par value $0.01 per share, of Vitesse (“Vitesse Common Stock” and such shares of Vitesse Common Stock, together with any other shares of capital stock of Vitesse acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to as the “Subject Shares”) set forth below such Stockholder’s name on Schedule I hereto;
WHEREAS, concurrently with the execution and delivery of the Arrangement Agreement and as a material inducement to Company’s entering into the Arrangement Agreement, the Stockholders are entering into this Agreement with respect to the Subject Shares; and
WHEREAS, pursuant to the Arrangement Agreement, and in view of the valuable consideration received by the Parties thereunder, Company, Vitesse and each Stockholder desire to enter this Agreement and the Stockholders are willing to make certain representations, warranties, covenants and agreements with respect to the Subject Shares.
NOW, THEREFORE, in consideration of foregoing and the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
1.
Definitions.

For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Arrangement Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1:
(a)   “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
(b)   “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the U.S. Exchange Act and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.
(c)   “Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.
(d)   “Permitted Transfer” means a Transfer by a Stockholder:
(i)
(A) to an Affiliate of such Stockholder, including partners or members of such entity;

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(B) in respect of a Stockholder that is an individual, to a child or a spouse of the Stockholder; (C) in respect of a Stockholder that is an individual, by will or intestate succession following the Stockholder’s death; (D) to a tax trust, 401K, RRSP or TFSA; (E) for the purposes of estate planning; or (F) pursuant to a court order or similar decree;
(ii)
in connection with a bona fide arm’s length: (A) tender or exchange offer to acquire greater than 50% of the Vitesse Common Stock made to all holders of Vitesse Common Stock; or (B) business combination transaction (including by way of merger, consolidation, division, plan of arrangement, reorganization, recapitalization or a similar acquisition transaction) involving Vitesse provided that, in the event that the tender offer, merger, business combination or acquisition transaction is not completed, any Subject Shares shall remain subject to the restrictions contained in this Agreement; or

(iii)
following the date Vitesse commences a voluntary case under Title 11 of the United States Bankruptcy Code or any other similar insolvency laws;

provided, however, that in the case of clause (i), such Affiliate or transferee first enters into a written agreement as required by Section 5(c) hereof.
2.
Representations of Stockholder.

Each Stockholder hereby severally and not jointly represents and warrants to Company and Vitesse that:
(a)   As of the date hereof, such Stockholder is the Beneficial Owner of, and has good and valid title to, the Subject Shares that are set forth below such Stockholder’s name on Schedule I. Such Stockholder has the sole right to vote his Subject Shares set forth below his name on Schedule I, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.
(b)   Such Stockholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Vitesse and Company, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting creditors’ rights generally.
(c)   The execution and delivery of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, (i) conflict with or violate any Law applicable to such Stockholder or (ii) result in any breach or violation of, or constitute a default (or an event, that with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Encumbrances on any of the Subject Shares pursuant to any agreement or other instrument or obligation (including organizational documents) binding upon such Stockholder or any of the Subject Shares, except where such breach, violation or default would not, or would not reasonably be expected to, individually or in the aggregate, materially impair the ability of the Stockholder to perform his obligations under this Agreement.
(d)   The execution and delivery by such Stockholder of this Agreement does not, and the performance of such Stockholder’s obligations hereunder will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Person or Governmental Entity, except such filings and authorizations as may be required under the U.S. Exchange Act.
(e)   As of the date of this Agreement, there is no Proceeding pending against, or to the knowledge of the Stockholder, threatened against, such Stockholder that would prevent the performance by such Stockholder of his obligations under this Agreement or to consummate the transactions contemplated hereby or by the Arrangement Agreement on a timely basis.

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3.
Voting Agreement.

During the period from the date hereof until the earliest of: (i) the termination of this Agreement in accordance with Section 7; (ii) the Effective Time; and (iii) the making of a Vitesse Adverse Recommendation Change by the Vitesse Board not in violation of the Arrangement Agreement, each Stockholder, in his capacity as such, irrevocably and unconditionally agrees with Company and Vitesse as follows:
(a)   At any meeting of the stockholders of Vitesse, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of Vitesse, such Stockholder shall, with respect to all Subject Shares that are outstanding and Beneficially Owned by such Stockholder, or his Affiliates which such Stockholder controls, on the date in question and are entitled to count as present, vote thereon or consent thereto:
(i)
appear at each such meeting or otherwise cause the Subject Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)
vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent (which vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent) covering all such Subject Shares (A) in favor of granting the Vitesse Stockholder Approval and any other actions presented to the stockholders of Vitesse that are necessary and desirable in connection with the Vitesse Stockholder Approval and the Arrangement Agreement, the Stock Issuance or any of the other transactions contemplated by the Arrangement Agreement, and (B) against (I) any Vitesse Acquisition Proposal or any other action, agreement or proposal made in opposition to or in competition with the consummation of the Stock Issuance or any of the other transactions contemplated by the Arrangement Agreement, (II) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Vitesse contained in the Arrangement Agreement or of such Stockholder contained in this Agreement, and (III) any amendment of the certificate of incorporation or bylaws of Vitesse or any other action, agreement or proposal involving Vitesse that would in any manner impede, frustrate, prevent or nullify any provision of the Arrangement Agreement, the Stock Issuance or any of the other transactions contemplated by the Arrangement Agreement or change in any manner the voting rights of any class of the capital stock of Vitesse.

(b)   Each Stockholder shall not, and shall not permit any entity which such Stockholder directly or indirectly controls to deposit any of the Subject Shares in a voting trust, grant any proxies, consents or powers of attorney with respect to the Subject Shares or subject any of the Subject Shares to any arrangement with respect to the voting of any of the Subject Shares (including without limitation, any voting agreement or similar arrangement) other than agreements entered into with Vitesse.
(c)   Each Stockholder is entering into this Agreement solely in his capacity as the Beneficial Owner of the Subject Shares and nothing herein is intended to or shall limit or affect any actions taken by any of such Stockholder’s designees or Affiliates or by such Stockholder himself or herself, in each case to the extent serving in his or her capacity as a director of Vitesse or a Subsidiary thereof. Notwithstanding anything to the contrary herein, the taking of any actions (or failures to act) by such Stockholder’s designees or Affiliates or by Stockholder himself or herself, in each case serving as a director of Vitesse and in such capacity as a director, shall not be deemed to constitute a breach of this Agreement.
4.
Irrevocable Proxy.

Each Stockholder hereby irrevocably grants to, and appoints, Company, and any individual designated in writing by Company, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote his Subject Shares, or grant a consent or approval in respect of his Subject Shares, in a manner consistent with Section 3(a) if such Stockholder has not voted such Subject Shares in a manner consistent with Section 3(a)

A-D-3

at least five Business Days prior to the applicable voting deadline. Each Stockholder hereby revokes any proxy previously granted by such Stockholder with respect to the Subject Shares (and each Stockholder hereby represents that any such proxy is revocable). Each Stockholder understands and acknowledges that Vitesse and Company are entering into the Arrangement Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Arrangement Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy set forth in this Section 4 is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by any Stockholder, upon any termination of this Agreement pursuant to Section 7.
5.
Lock-Up Agreement.

(a)   During the period commencing on the Closing Date and ending on the 366th day following the Closing Date (the “Lock-Up Period”), except only as expressly provided in Section 5(c) below, without the prior written consent of Vitesse, no Stockholder shall:
(i)
directly or indirectly, transfer, sell, offer, exchange, assign, pledge, gift, donate or otherwise dispose of or encumber any legal or Beneficial Ownership in any of the Subject Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer (as defined below) of, any of the Subject Shares Beneficially Owned by such Stockholder as of the Closing Date (the “Lock-Up Shares”) or such Stockholder’s voting or economic interest therein;

(ii)
enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares (any of the foregoing described in clause (i) above and this clause (ii), a “Transfer”); or

(iii)
publicly disclose the intention to do any of the foregoing; provided that, prior to the expiration of the Lock-Up Period, the Stockholder shall be permitted to disclose its intention to do any of the foregoing following the expiration of the Lock-Up Period in any Schedule 13D filed by such Stockholder with the SEC.

(b)   In addition to the limitations set forth in Section 5(a), each Stockholder further agrees that during the Lock-Up Period, such Stockholder shall not Transfer any Lock-Up Shares to any Person without the prior written consent of Vitesse.
(c)   Notwithstanding anything in Section 5(b) to the contrary, a Stockholder may Transfer any Subject Shares to any Person that is a party to an agreement with Vitesse with substantially similar terms as this Agreement and may Transfer any Subject Shares in a Transfer that is a Permitted Transfer (but subject to written notice to Vitesse of such Transfer).
(d)   Any attempted Transfer of Subject Shares or any interest therein in violation of this Section 5 shall be null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Agreement. Each Stockholder hereby authorizes and will instruct Vitesse or his counsel to notify Vitesse’s transfer agent that there is a stop transfer order with respect to all of the Subject Shares of such Stockholder (and that this Agreement places limits on the voting and transfer of such Subject Shares), subject to the provisions hereof. Notwithstanding the foregoing, any such stop transfer order and notice will immediately be withdrawn and terminated upon any termination of this Agreement pursuant to Section 7.
6.
Additional Shares.

Stockholder agrees that all shares of capital stock or equity securities of Vitesse (including, without limitation, Vitesse Common Stock) that Stockholder purchases, acquires the right to vote or otherwise

A-D-4

acquires beneficial ownership (as defined in Rule 13d-3 under the U.S. Exchange Act) of after the execution of this Agreement (including by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification, the settlement of vesting of any instruments entitling the holder to Vitesse Common Stock or otherwise) shall constitute “Subject Shares” for all purposes of this Agreement; provided, however, that the foregoing shall not apply in respect of the obligations set forth in Section 5 hereof to any shares of capital stock or equity securities of Vitesse acquired on or after the date hereof.
7.
Termination.

With respect to any Stockholder, this Agreement shall terminate automatically upon the earlier of: (a) the termination of the Arrangement Agreement pursuant to and in compliance with the terms thereof, (b) any amendment of the Arrangement Agreement which would increase the number of Vitesse Common Shares issuable pursuant to the transactions contemplated by the Arrangement Agreement or the other consideration payable by Vitesse under the Arrangement Agreement (other than any de minimis increase or other similar adjustment for (A) changes to the Exchange Ratio to comply with policies and procedures of either the Depository Trust Company or Vitesse’s transfer or exchange agent or (B) rounding as may be required by the Plan of Arrangement) or would be materially adverse to such Stockholder, unless each Stockholder has consented in writing to such amendment, and (c) the mutual written agreement of each Stockholder and Vitesse. For the avoidance of doubt, if the Arrangement Agreement is terminated without the Closing having occurred, this Agreement shall be null and void ab initio in all respects and of no further force or effect without any action required by the parties hereto, in which event, no restrictions contained herein shall be applicable to any stock or other equity interests of any entities presently owned or thereafter acquired by any Stockholder whatsoever.
8.
Specific Performance.

Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.
9.
Notices.

All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of: (a) when delivered by hand (providing proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, in each case so long as the sending party does not receive a bounceback message or other notification that the recipient failed to receive such email notice. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9):

A-D-5

If to Vitesse, to:	Vitesse Energy, Inc.
5619 DTC Parkway, Suite 700 Greenwood Village, Colorado USA 80111
Attention: Brian Cree
Email: [***]
Copies (which shall not constitute notice) to:	Baker Botts L.L.P.
910 Louisiana Street Houston, Texas USA 77019
Attention: Eileen Boyce Michael Swidler
E-mail: eileen.boyce@bakerbotts.com michael.swidler@bakerbotts.com
Blake, Cassels & Graydon LLP Suite 3500, 855 – 2nd Street SW Calgary, Alberta, Canada T2P 4J8
Attention: Dan McLeod Chad Schneider
Email: daniel.mcleod@blakes.com chad.schneider@blakes.com
If to the Stockholders, to:	To the address set forth for such Stockholder on the signature page hereof.
If to the Company, to:	Lucero Energy Corp. Livingston Place, South Tower 1024 – 222 3rd Ave SW Calgary, Alberta Canada T2P 0B4
Copies (which shall not constitute notice) to:	Burnet, Duckworth & Palmer LLP 2400, 525 – 8th Avenue SW Calgary, Alberta Canada T2P 1G1 Attention: Syd. S. Abougoush Email: sabougoush@bdplaw.com
Davis Graham & Stubbs LLP 2400 Walnut Street, Suite 700 Denver, Colorado USA 80205
Attention: Lamont Larsen Brian Boonstra
Email: lamont.larsen@davisgraham.com brian.boonsra@davisgraham.com

10.
Miscellaneous.

(a)   This Agreement, together with the Arrangement Agreement and the other documents expressly contemplated thereby, supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each of the Parties hereto. No waiver of any provisions hereof by any Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party. This Agreement has been entered into freely by each of the Parties, following consultation with their

A-D-6

respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either Party.
(b)   From time to time until the termination of this Agreement, at Company’s or Vitesse’s reasonable request, but without further consideration, Stockholder agrees to cooperate with Company or Vitesse, as the case may be, in making all filings and obtaining all consents of any Governmental Entity and third parties and to execute and deliver such additional documents and take or cause to be taken all such further actions as may be necessary or desirable to effect the actions contemplated by this Agreement. Each Stockholder hereby authorizes Vitesse to publish and disclose in any announcement or disclosure solely to the extent required by the applicable rules and regulations of SEC and in a proxy statement such Stockholder’s (or, at Stockholder’s election, the Stockholders’ investment manager’s or advisor’s) identity and ownership of the Subject Shares and the nature of such Stockholder’s obligations under this Agreement. If any Stockholder is the Beneficial Owner, but not the record holder, of the Subject Shares, such Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Subject Shares held by such Stockholder in accordance with the terms of in this Agreement.
(c)   Each Stockholder agrees that it will not, and will use reasonable commercial efforts to cause his and their Representatives not to, directly or indirectly, take any of the actions listed in clauses (i) through (iii) of Section 5.3(d) of the Arrangement Agreement (without giving effect to any amendment or modification of such clauses after the date of this Agreement). Each Stockholder shall, and shall cause his Affiliates to, and shall use his reasonable commercial efforts to cause his and their Representatives to, immediately cease, and cause to be terminated, any discussions or negotiations conducted before the date of this Agreement with any Person (other than the Company) with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a Vitesse Acquisition Proposal. Notwithstanding the foregoing, to the extent Vitesse complies with its obligations under Section 5.3 of the Arrangement Agreement and participates in discussions or negotiations with a Person regarding a Vitesse Acquisition Proposal, Stockholder, Stockholder’s affiliates and/or any of his Representatives may engage in discussions or negotiations with such Person to the extent that Vitesse is permitted to do so under Section 5.3 of the Merger Agreement.
(d)   This Agreement shall be governed by and construed in accordance with the internal laws of Delaware without giving effect to any choice or conflict of law provision or rule (whether of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of Delaware.
(e)   The Parties hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, in the event that such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) located in New Castle County in the State of Delaware or the United States District Court for the District of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims relating to such Proceeding or transactions shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 9 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
(f)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DOCUMENTS REFERRED TO HEREIN OR THE TRANSACTIONS

A-D-7

CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTEMPLATED IN THIS SECTION 10(f), TO ENTER INTO THIS AGREEMENT, THE AGREEMENTS CONTEMPLATED BY THE DOCUMENTS REFERRED TO HEREIN AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AS APPLICABLE.
(g)   If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
(h)   This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
(i)   Each Party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.
(j)   All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.
(k)   Other than any Transfer permitted under the terms of Section 5(a) in which the transferee is required to enter into a joinder to this Agreement, no Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of each other Party hereto. Any assignment contrary to the provisions of this Section 10(k) shall be null and void. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
[SIGNATURE PAGE FOLLOWS]

A-D-8

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.
COMPANY:
LUCERO ENERGY CORP.
By:

Name:
[•]

Title:
[•]

A-D-9

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.
STOCKHOLDER:
By:

Name:
[•]

Address:
[•]

A-D-10

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.
VITESSE:
VITESSE ENERGY, INC.
By:

Name:
[•]

Title:
[•]

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SCHEDULE I
Number of Subject Shares
[Stockholder Name]
Shares of Vitesse Common Stock: [•]

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EXHIBIT E
FORM OF COMPANY WARRANT EXERCISE AND CANCELLATION AGREEMENT
WARRANT EXERCISE AND CANCELLATION AGREEMENT
THIS AGREEMENT is entered into this [•] day of December, 2024.
AMONG:
LUCERO ENERGY CORP., a corporation existing under the laws of the Province of Alberta (“Lucero”)
AND
VITESSE ENERGY, INC., a corporation existing under the laws of the State of Delaware (“Vitesse”)
AND
[•] (the “Warrantholder”)
WHEREAS there are presently outstanding share purchase warrants (the “Warrants”) to purchase common voting shares (the “Common Shares”) of Lucero having been granted in accordance with the terms of a warrant certificate(s), dated as of February 2, 2022, issued by Lucero to the Warrantholder (such certificate, as amended May 16, 2024, the “Warrant Certificate(s)”);
AND WHEREAS the Warrantholder beneficially holds and owns, or exercises control and direction over, Warrants, the particulars of which are identified in the attached Schedule A (the “Subject Warrants”), to purchase Common Shares at the exercise price set forth in Schedule A (the “Exercise Price”), and such Subject Warrants represent all of the Warrants the Warrantholder beneficially holds and owns, or exercises control and direction over;
AND WHEREAS Lucero and Vitesse have entered into an arrangement agreement dated December [•], 2024 (as amended and/or as amended and restated from time to time, the “Arrangement Agreement”) pursuant to which Vitesse has agreed to purchase all of the issued and outstanding Common Shares pursuant to a plan of arrangement under the Business Corporations Act (Alberta) (the “Arrangement”);
AND WHEREAS pursuant to the Arrangement Agreement, Lucero has agreed to use its best efforts to obtain an executed Company Warrant Exercise and Cancellation Agreement from each holder of outstanding Warrants, on or prior to obtaining the Interim Order, whereby such holder would agree to either exercise (including on a cashless basis) any vested Warrants or surrender for cancellation all unexercised (including unvested) Warrants immediately prior to the Effective Time;
AND WHEREAS the parties hereto desire to cause the exercise or surrender, as applicable, for cancellation of the Subject Warrants in accordance with the Warrant Certificate(s);
NOW THEREFORE this agreement witnesses that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as set forth below.
1.
All capitalized terms and phrases used in this agreement, including in the recitals hereto, but not defined herein, shall have the respective meanings ascribed to them in the Arrangement Agreement.

2.
The Warrantholder, Lucero and Vitesse hereby agree, with effect as at immediately prior to the Effective Time, that: (i) notwithstanding subsection 3.1(b) of the Warrant Certificate(s), the Warrantholder hereby surrenders to Lucero for cancellation all of the Warrantholder’s vested Warrants that are “in the money”, for a cash payment by Lucero to the Warrantholder equal to the “in the money amount” of such vested Warrant less the amount required to be withheld for the Withholding Obligations pursuant to applicable Laws, and for the purpose of determining the “in the money amount” of a vested Warrant, the “in the money amount” of each vested Warrant will be equal to (a) the weighted average trading price for the Common Shares on the TSXV for the 20 trading days ending on the second Business Day before the Effective Date, less (b) the exercise

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price of such vested Warrant of $0.475 per Common Share (and for these purpose a vested Warrant will be “in the money” if the price of a Common Share determined in accordance with (a) above exceeds $0.475 per Common Share and a vested warrant will be “out of the money” if the price of a Common Share determined in accordance with (a) above is equal to or less than $0.475 per Common Share; and (ii) the Warrantholder hereby surrenders to Lucero for cancellation all of the Warrantholder’s “out of the money” Warrants and unvested Warrants for an aggregate payment of $10.00 less the amount required to be withheld for Withholding Obligations pursuant to applicable Laws.
3.
Immediately prior to the Effective Time (but subject to the completion of the Arrangement), and after the payment of the amounts to which the Warrantholder may be entitled pursuant to Section 2 hereunder, the Warrant Certificate(s) and any other document or agreement evidencing the right of the Warrantholder to receive Common Shares on the exercise of Warrants shall terminate and be of no further effect. With effect as at the Effective Time, the Warrantholder does forever release, remise and discharge Lucero and Vitesse and each of their respective successors, subsidiaries and affiliates and each of their respective officers, directors, shareholders, employees, agents, insurers and assigns (hereinafter collectively referred to as the “Released Parties”) from any and all actions, causes of action, contracts (whether express or implied), claims and demands for damages, loss or injury, suits, debts, sums of money, expenses, interest, costs and claims of any nature and kind whatsoever, at law or in equity, for which the Warrantholder may then have or may thereafter have against any of the Released Parties, by reason of or arising out of or under any Subject Warrants or the termination or deemed termination of the Warrant Certificate(s) and any other document or agreement evidencing the right of the Warrantholder to receive Common Shares on the exercise of Warrants, but excluding the right to be paid the amounts set forth in Section 2 above (less the amount required to be withheld for Withholding Obligations pursuant to applicable Laws) by Lucero at, or immediately following, the Effective Time.

4.
This agreement shall be terminated: (a) if the Arrangement Agreement is validly terminated in accordance with its terms; or (b) by written instrument executed by the Warrantholder, Lucero and Vitesse. In the event of the termination of this agreement, notwithstanding any other provision of this agreement, all Subject Warrants held by the Warrantholder shall be deemed to be unaffected by this agreement and shall continue in full force and effect. For greater certainty, the Warrantholder acknowledges and agrees that this agreement is conditional upon the completion of the Arrangement and in the event of the termination of this agreement in accordance with this Section 4 (i) the surrender of any Subject Warrants will be deemed not to have occurred; (ii) no Subject Warrants will be acquired by Lucero; and (iii) any unexercised Subject Warrants will continue to exist and will be subject to the terms of the applicable Warrant Certificate(s) under which they were granted on their existing terms. Any Subject Warrants that had already vested, will continue to be vested, each in accordance with the terms of the applicable Warrant Certificate(s).

5.
The Warrantholder hereby represents, warrants and covenants to and with Vitesse and Lucero, and acknowledges that such representations and warranties will survive completion of the transactions contemplated hereby, that:

(a)
the Warrantholder has the requisite power and authority or capacity, as applicable, and is duly authorized to execute and deliver this agreement and, if applicable, has received all requisite approvals to execute and deliver this agreement and to perform its obligations hereunder;

(b)
upon execution hereof by the Warrantholder, this agreement shall constitute a valid and binding agreement, enforceable against the Warrantholder in accordance with its terms;

(c)
the consummation by the Warrantholder of the transactions contemplated hereby will not (i) constitute a violation of or default under, or conflict with, any contract, commitment, agreement, understanding, order, judgment or decree of any kind to which the Warrantholder is or will be a party and by which the Warrantholder is or will be bound at the time of such consummation or (ii) require, on the part of the Warrantholder, the making of any declaration

A-E-2

or filing with (other than pursuant to the requirements of applicable securities legislation), or any permit, authorization, consent, approval or order to be obtained from, any Governmental Entity;
(d)
there (i) are no claims, actions, suits, audits, proceedings, investigations or other actions pending against or, to the knowledge of the Warrantholder, threatened against or affecting the Warrantholder that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Warrantholder’s ability to execute and deliver this agreement and to perform its obligations contemplated by this agreement and (ii) is no order of any Governmental Entity against the Warrantholder that could reasonably be expected to have an adverse effect on the Warrantholder’s ability to execute and deliver this agreement and to perform its obligations contemplated by this agreement;

(e)
the Warrantholder is, and will at the Effective Time be, a resident of Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”);

(f)
the Warrantholder beneficially holds and owns, or exercises control and direction over, the Subject Warrants set forth in Schedule A hereto and the Warrantholder holds (beneficially or otherwise) no other Warrants;

(g)
the Warrantholder has good and valid title to the Subject Warrants set forth in Schedule A hereto and the Warrantholder has not assigned or encumbered and will not at or prior to the Effective Time assign or encumber the Subject Warrants and has full right, power and authority to enter into and perform its obligations under this agreement;

(h)
no Person has any agreement or option, or any right or privilege capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Warrants, or any interest therein or right thereto, except pursuant to this agreement; and

(i)
the Warrantholder is solely responsible for any and all Taxes arising as a result of consideration received by the Warrantholder pursuant to the exercise or surrender of Subject Warrants contemplated hereby.

6.
To the extent the Subject Warrants are subject to section 7 of the Tax Act, the parties to this agreement agree that no deduction will be claimed by Lucero (or by any person not dealing at arm’s length with Lucero, including Vitesse) in computing its taxable income in respect of the Subject Warrants exercised or surrendered pursuant to Section 2, and Lucero shall: (a) make an election pursuant to subsection 110(1.1) of the Tax Act in respect of the exercise of Subject Warrants pursuant to Section 2; (b) provide evidence in writing of such election to the Warrantholder, and (c) make the appropriate notation on the T4 slips issued to the Warrantholder, or in such other manner as may be prescribed under the Tax Act; it being understood that the Warrantholder shall be entitled to claim any deductions available to such persons pursuant to the Tax Act in respect of the calculation of any income or benefit arising from the exercise of Subject Warrants pursuant to in Section 2.

7.
Lucero is entitled, and Vitesse as its successor under the Arrangement, is entitled to cause Lucero, to withhold and remit the required amount of any federal, provincial, and local taxes and statutory withholdings, domestic or foreign, if any, in respect of the surrender of the Subject Warrants and may withhold such amounts as is equal to the applicable Withholding Obligation. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes hereof as having been paid or delivered to the Warrantholder in respect of which such deduction and withholding was made, provided that such deducted and withheld amounts are actually and reasonably timely remitted to the appropriate Taxing Authority. The Warrantholder shall indemnify and save harmless the Released Parties against and from all amounts for which the Released Parties may be held responsible under the Tax Act in any way caused by, or arising directly or indirectly from or in consequence of, withholding taxes applicable, if any, in respect of the surrender of the Subject Warrants for which Lucero has not withheld the required amount of federal, provincial, and local taxes and statutory withholdings, domestic or foreign, if any.

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8.
The parties hereto agree to take such additional action as may be necessary or advisable in order to give effect to this agreement.

9.
All dollar amounts herein are expressed in Canadian dollars.

10.
This agreement shall enure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

11.
The invalidity or unenforceability of any covenant or provision of this agreement shall not affect the validity or enforceability of any other covenant or provision of this agreement and this agreement shall be construed as if such invalid or unenforceable covenant or provision were omitted.

12.
Time shall be of the essence of this agreement and of every part hereof and no extension or variation of this agreement shall operate as a waiver of this provision.

13.
All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed duly given or made as of the date of receipt if delivered personally, sent by overnight courier (providing proof of delivery) or sent by registered or certified mail (return receipt requested, postage prepaid) or on the date of transmission if sent by e-mail (excluding automatic “undeliverable” or similar replies):

(a)
in the case of the Warrantholder, to the address (or if provided, email address) set forth in the register of Warrantholders;

(b)
in the case of Lucero to:

Lucero Energy Corp.
Livingston Place, South Tower
1024 - 222 3rd Ave SW
Calgary, Alberta Canada T2P 0B4
Attention:
Brett Herman, President and Chief Executive Officer

E-mail:
[***]

(c)
in the case of Vitesse to:

Vitesse Energy, Inc.
5619 DTC Parkway, Suite 700
Greenwood Village, Colorado USA 80111
Attention:
Brian Cree

E-mail:
[***]

14.
This agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and each party irrevocably attorns to the jurisdiction of the courts of Alberta for the resolution of any disputes arising hereunder.

15.
Except as expressly set forth herein, this agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties to this agreement.

16.
No party to this agreement may assign any of its rights or obligations under this agreement without the prior written consent of the other parties.

17.
This agreement may be signed in counterparts which together shall be deemed to constitute one valid and binding agreement. Delivery of such counterparts may be effected by means of electronic signature service, transmitted electronically in legible form, including by DocuSign, in a tagged image format file (TIFF) or portable document format (PDF), and delivery by such method shall be equally effective and as binding as delivery of a manually executed counterpart to this agreement.

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18.
The Warrantholder acknowledges that it has read and understood this agreement and has obtained independent legal advice in connection with this agreement and the provisions herein, or has freely chosen not to obtain such legal advice.

19.
This agreement constitutes the entire agreement between the parties, and supersedes all prior agreements, understandings, negotiations or discussions, whether oral or written, and there are no other written or verbal agreements or representations with respect to the subject matter hereof.

[The remainder of this page is intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first above written.
LUCERO ENERGY CORP.		VITESSE ENERGY, INC.

Per:	[•] (Authorized Signatory)	Per:	[•] (Authorized Signatory)

[•] (as Warrantholder)

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SCHEDULE A
LIST OF SUBJECT WARRANTS
Number of Vested Warrants	Number of Unvested Warrants	Exercise Price of Vested Warrants ($)
[•]	[•]	$0.475

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Annex B — Form of Voting Agreement
FORM OF VITESSE VOTING AGREEMENT
This Voting and Support and Lock-Up Agreement (this “Agreement”), dated December 15, 2024 (the “Execution Date”), by and among Lucero Energy Corp., a corporation organized and existing under the laws of the Province of Alberta, Canada (“Company”), each of the stockholders listed on Schedule I attached hereto (the “Stockholders”) of Vitesse Energy, Inc., a Delaware corporation (“Vitesse”), and Vitesse. Vitesse, Company and each of the Stockholders are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, concurrently with the execution of this Agreement, Vitesse and Company are entering into an Arrangement Agreement (as the same may be amended from time to time in accordance with its terms, the “Arrangement Agreement”) pursuant to which Vitesse will acquire all of the issued and outstanding voting common shares of Company, subject to the terms and conditions set forth in the Arrangement Agreement;
WHEREAS, each Stockholder is the Beneficial Owner (as defined below) with the requisite power and authority to direct the voting of the number of shares of common stock, par value $0.01 per share, of Vitesse (“Vitesse Common Stock” and such shares of Vitesse Common Stock, together with any other shares of capital stock of Vitesse acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to as the “Subject Shares”) set forth below such Stockholder’s name on Schedule I hereto;
WHEREAS, concurrently with the execution and delivery of the Arrangement Agreement and as a material inducement to Company’s entering into the Arrangement Agreement, the Stockholders are entering into this Agreement with respect to the Subject Shares; and
WHEREAS, pursuant to the Arrangement Agreement, and in view of the valuable consideration received by the Parties thereunder, Company, Vitesse and each Stockholder desire to enter this Agreement and the Stockholders are willing to make certain representations, warranties, covenants and agreements with respect to the Subject Shares.
NOW, THEREFORE, in consideration of foregoing and the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
1.
Definitions.

For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Arrangement Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1:
(a)   “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
(b)   “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the U.S. Exchange Act and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.
(c)   “Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.
(d)   “Permitted Transfer” means a Transfer by a Stockholder:
(i)
(A) to an Affiliate of such Stockholder, including partners or members of such entity;

(B) in respect of a Stockholder that is an individual, to a child or a spouse of the Stockholder; (C) in respect of a Stockholder that is an individual, by will or intestate succession following the Stockholder’s death; (D) to a tax trust, 401K, RRSP or TFSA; (E) for the purposes of estate planning; or (F) pursuant to a court order or similar decree;
(ii)
in connection with a bona fide arm’s length: (A) tender or exchange offer to acquire greater than 50% of the Vitesse Common Stock made to all holders of Vitesse Common Stock; or (B) business combination transaction (including by way of merger, consolidation, division, plan of arrangement, reorganization, recapitalization or a similar acquisition transaction) involving Vitesse provided that, in the event that the tender offer, merger, business combination or acquisition transaction is not completed, any Subject Shares shall remain subject to the restrictions contained in this Agreement; or

(iii)
following the date Vitesse commences a voluntary case under Title 11 of the United States Bankruptcy Code or any other similar insolvency laws;

provided, however, that in the case of clause (i), such Affiliate or transferee first enters into a written agreement as required by Section 5(c) hereof.
2.
Representations of Stockholder.

Each Stockholder hereby severally and not jointly represents and warrants to Company and Vitesse that:
(a)   As of the date hereof, such Stockholder is the Beneficial Owner of, and has good and valid title to, the Subject Shares that are set forth below such Stockholder’s name on Schedule I. Such Stockholder has the sole right to vote his Subject Shares set forth below his name on Schedule I, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.
(b)   Such Stockholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Vitesse and Company, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting creditors’ rights generally.
(c)   The execution and delivery of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, (i) conflict with or violate any Law applicable to such Stockholder or (ii) result in any breach or violation of, or constitute a default (or an event, that with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Encumbrances on any of the Subject Shares pursuant to any agreement or other instrument or obligation (including organizational documents) binding upon such Stockholder or any of the Subject Shares, except where such breach, violation or default would not, or would not reasonably be expected to, individually or in the aggregate, materially impair the ability of the Stockholder to perform his obligations under this Agreement.
(d)   The execution and delivery by such Stockholder of this Agreement does not, and the performance of such Stockholder’s obligations hereunder will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Person or Governmental Entity, except such filings and authorizations as may be required under the U.S. Exchange Act.
(e)   As of the date of this Agreement, there is no Proceeding pending against, or to the knowledge of the Stockholder, threatened against, such Stockholder that would prevent the performance by such Stockholder of his obligations under this Agreement or to consummate the transactions contemplated hereby or by the Arrangement Agreement on a timely basis.

3.
Voting Agreement.

During the period from the date hereof until the earliest of: (i) the termination of this Agreement in accordance with Section 7; (ii) the Effective Time; and (iii) the making of a Vitesse Adverse Recommendation Change by the Vitesse Board not in violation of the Arrangement Agreement, each Stockholder, in his capacity as such, irrevocably and unconditionally agrees with Company and Vitesse as follows:
(a)   At any meeting of the stockholders of Vitesse, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of Vitesse, such Stockholder shall, with respect to all Subject Shares that are outstanding and Beneficially Owned by such Stockholder, or his Affiliates which such Stockholder controls, on the date in question and are entitled to count as present, vote thereon or consent thereto:
(i)
appear at each such meeting or otherwise cause the Subject Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)
vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent (which vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent) covering all such Subject Shares (A) in favor of granting the Vitesse Stockholder Approval and any other actions presented to the stockholders of Vitesse that are necessary and desirable in connection with the Vitesse Stockholder Approval and the Arrangement Agreement, the Stock Issuance or any of the other transactions contemplated by the Arrangement Agreement, and (B) against (I) any Vitesse Acquisition Proposal or any other action, agreement or proposal made in opposition to or in competition with the consummation of the Stock Issuance or any of the other transactions contemplated by the Arrangement Agreement, (II) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Vitesse contained in the Arrangement Agreement or of such Stockholder contained in this Agreement, and (III) any amendment of the certificate of incorporation or bylaws of Vitesse or any other action, agreement or proposal involving Vitesse that would in any manner impede, frustrate, prevent or nullify any provision of the Arrangement Agreement, the Stock Issuance or any of the other transactions contemplated by the Arrangement Agreement or change in any manner the voting rights of any class of the capital stock of Vitesse.

(b)   Each Stockholder shall not, and shall not permit any entity which such Stockholder directly or indirectly controls to deposit any of the Subject Shares in a voting trust, grant any proxies, consents or powers of attorney with respect to the Subject Shares or subject any of the Subject Shares to any arrangement with respect to the voting of any of the Subject Shares (including without limitation, any voting agreement or similar arrangement) other than agreements entered into with Vitesse.
(c)   Each Stockholder is entering into this Agreement solely in his capacity as the Beneficial Owner of the Subject Shares and nothing herein is intended to or shall limit or affect any actions taken by any of such Stockholder’s designees or Affiliates or by such Stockholder himself or herself, in each case to the extent serving in his or her capacity as a director of Vitesse or a Subsidiary thereof. Notwithstanding anything to the contrary herein, the taking of any actions (or failures to act) by such Stockholder’s designees or Affiliates or by Stockholder himself or herself, in each case serving as a director of Vitesse and in such capacity as a director, shall not be deemed to constitute a breach of this Agreement.
4.
Irrevocable Proxy.

Each Stockholder hereby irrevocably grants to, and appoints, Company, and any individual designated in writing by Company, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote his Subject Shares, or grant a consent or approval in respect of his Subject Shares, in a manner consistent with Section 3(a) if such Stockholder has not voted such Subject Shares in a manner consistent with Section 3(a)

at least five Business Days prior to the applicable voting deadline. Each Stockholder hereby revokes any proxy previously granted by such Stockholder with respect to the Subject Shares (and each Stockholder hereby represents that any such proxy is revocable). Each Stockholder understands and acknowledges that Vitesse and Company are entering into the Arrangement Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Arrangement Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy set forth in this Section 4 is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by any Stockholder, upon any termination of this Agreement pursuant to Section 7.
5.
Lock-Up Agreement.

(a)   During the period commencing on the Closing Date and ending on the 366th day following the Closing Date (the “Lock-Up Period”), except only as expressly provided in Section 5(c) below, without the prior written consent of Vitesse, no Stockholder shall:
(i)
directly or indirectly, transfer, sell, offer, exchange, assign, pledge, gift, donate or otherwise dispose of or encumber any legal or Beneficial Ownership in any of the Subject Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer (as defined below) of, any of the Subject Shares Beneficially Owned by such Stockholder as of the Closing Date (the “Lock-Up Shares”) or such Stockholder’s voting or economic interest therein;

(ii)
enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares (any of the foregoing described in clause (i) above and this clause (ii), a “Transfer”); or

(iii)
publicly disclose the intention to do any of the foregoing; provided that, prior to the expiration of the Lock-Up Period, the Stockholder shall be permitted to disclose its intention to do any of the foregoing following the expiration of the Lock-Up Period in any Schedule 13D filed by such Stockholder with the SEC.

(b)   In addition to the limitations set forth in Section 5(a), each Stockholder further agrees that during the Lock-Up Period, such Stockholder shall not Transfer any Lock-Up Shares to any Person without the prior written consent of Vitesse.
(c)   Notwithstanding anything in Section 5(b) to the contrary, a Stockholder may Transfer any Subject Shares to any Person that is a party to an agreement with Vitesse with substantially similar terms as this Agreement and may Transfer any Subject Shares in a Transfer that is a Permitted Transfer (but subject to written notice to Vitesse of such Transfer).
(d)   Any attempted Transfer of Subject Shares or any interest therein in violation of this Section 5 shall be null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Agreement. Each Stockholder hereby authorizes and will instruct Vitesse or his counsel to notify Vitesse’s transfer agent that there is a stop transfer order with respect to all of the Subject Shares of such Stockholder (and that this Agreement places limits on the voting and transfer of such Subject Shares), subject to the provisions hereof. Notwithstanding the foregoing, any such stop transfer order and notice will immediately be withdrawn and terminated upon any termination of this Agreement pursuant to Section 7.
6.
Additional Shares.

Stockholder agrees that all shares of capital stock or equity securities of Vitesse (including, without limitation, Vitesse Common Stock) that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the U.S. Exchange Act) of after the execution of this Agreement (including by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification, the settlement of vesting of any instruments entitling the holder to Vitesse Common Stock or otherwise) shall constitute “Subject Shares” for all purposes of this Agreement; provided, however, that the foregoing shall not apply in respect of the obligations set forth in Section 5 hereof to any shares of capital stock or equity securities of Vitesse acquired on or after the date hereof.
7.
Termination.

With respect to any Stockholder, this Agreement shall terminate automatically upon the earlier of: (a) the termination of the Arrangement Agreement pursuant to and in compliance with the terms thereof, (b) any amendment of the Arrangement Agreement which would increase the number of Vitesse Common Shares issuable pursuant to the transactions contemplated by the Arrangement Agreement or the other consideration payable by Vitesse under the Arrangement Agreement (other than any de minimis increase or other similar adjustment for (A) changes to the Exchange Ratio to comply with policies and procedures of either the Depository Trust Company or Vitesse’s transfer or exchange agent or (B) rounding as may be required by the Plan of Arrangement) or would be materially adverse to such Stockholder, unless each Stockholder has consented in writing to such amendment, and (c) the mutual written agreement of each Stockholder and Vitesse. For the avoidance of doubt, if the Arrangement Agreement is terminated without the Closing having occurred, this Agreement shall be null and void ab initio in all respects and of no further force or effect without any action required by the parties hereto, in which event, no restrictions contained herein shall be applicable to any stock or other equity interests of any entities presently owned or thereafter acquired by any Stockholder whatsoever.
8.
Specific Performance.

Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.
9.
Notices.

All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of: (a) when delivered by hand (providing proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, in each case so long as the sending party does not receive a bounceback message or other notification that the recipient failed to receive such email notice. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9):

If to Vitesse, to:	Vitesse Energy, Inc.
5619 DTC Parkway, Suite 700 Greenwood Village, Colorado USA 80111
Attention: Brian Cree
Email: [***]
Copies (which shall not constitute notice) to:	Baker Botts L.L.P.
910 Louisiana Street Houston, Texas USA 77019
Attention: Eileen Boyce Michael Swidler
E-mail: eileen.boyce@bakerbotts.com michael.swidler@bakerbotts.com
Blake, Cassels & Graydon LLP Suite 3500, 855 – 2nd Street SW Calgary, Alberta, Canada T2P 4J8
Attention: Dan McLeod Chad Schneider
Email: daniel.mcleod@blakes.com chad.schneider@blakes.com
If to the Stockholders, to:	To the address set forth for such Stockholder on the signature page hereof.
If to the Company, to:	Lucero Energy Corp. Livingston Place, South Tower 1024 – 222 3rd Ave SW Calgary, Alberta Canada T2P 0B4
Copies (which shall not constitute notice) to:	Burnet, Duckworth & Palmer LLP 2400, 525 – 8th Avenue SW Calgary, Alberta Canada T2P 1G1 Attention: Syd. S. Abougoush Email: sabougoush@bdplaw.com
Davis Graham & Stubbs LLP 2400 Walnut Street, Suite 700 Denver, Colorado USA 80205
Attention: Lamont Larsen Brian Boonstra
Email: lamont.larsen@davisgraham.com brian.boonsra@davisgraham.com

10.
Miscellaneous.

(a)   This Agreement, together with the Arrangement Agreement and the other documents expressly contemplated thereby, supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each of the Parties hereto. No waiver of any provisions hereof by any Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party. This Agreement has been entered into freely by each of the Parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either Party.
(b)   From time to time until the termination of this Agreement, at Company’s or Vitesse’s reasonable request, but without further consideration, Stockholder agrees to cooperate with Company or Vitesse, as the case may be, in making all filings and obtaining all consents of any Governmental Entity and third parties and to execute and deliver such additional documents and take or cause to be taken all such further actions as may be necessary or desirable to effect the actions contemplated by this Agreement. Each Stockholder hereby authorizes Vitesse to publish and disclose in any announcement or disclosure solely to the extent required by the applicable rules and regulations of SEC and in a proxy statement such Stockholder’s (or, at Stockholder’s election, the Stockholders’ investment manager’s or advisor’s) identity and ownership of the Subject Shares and the nature of such Stockholder’s obligations under this Agreement. If any Stockholder is the Beneficial Owner, but not the record holder, of the Subject Shares, such Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Subject Shares held by such Stockholder in accordance with the terms of in this Agreement.
(c)   Each Stockholder agrees that it will not, and will use reasonable commercial efforts to cause his and their Representatives not to, directly or indirectly, take any of the actions listed in clauses (i) through (iii) of Section 5.3(d) of the Arrangement Agreement (without giving effect to any amendment or modification of such clauses after the date of this Agreement). Each Stockholder shall, and shall cause his Affiliates to, and shall use his reasonable commercial efforts to cause his and their Representatives to, immediately cease, and cause to be terminated, any discussions or negotiations conducted before the date of this Agreement with any Person (other than the Company) with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a Vitesse Acquisition Proposal. Notwithstanding the foregoing, to the extent Vitesse complies with its obligations under Section 5.3 of the Arrangement Agreement and participates in discussions or negotiations with a Person regarding a Vitesse Acquisition Proposal, Stockholder, Stockholder’s affiliates and/or any of his Representatives may engage in discussions or negotiations with such Person to the extent that Vitesse is permitted to do so under Section 5.3 of the Merger Agreement.
(d)   This Agreement shall be governed by and construed in accordance with the internal laws of Delaware without giving effect to any choice or conflict of law provision or rule (whether of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of Delaware.
(e)   The Parties hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, in the event that such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) located in New Castle County in the State of Delaware or the United States District Court for the District of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims relating to such Proceeding or transactions shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 9 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
(f)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DOCUMENTS REFERRED TO HEREIN OR THE TRANSACTIONS

CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTEMPLATED IN THIS SECTION 10(f), TO ENTER INTO THIS AGREEMENT, THE AGREEMENTS CONTEMPLATED BY THE DOCUMENTS REFERRED TO HEREIN AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AS APPLICABLE.
(g)   If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
(h)   This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
(i)   Each Party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.
(j)   All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.
(k)   Other than any Transfer permitted under the terms of Section 5(a) in which the transferee is required to enter into a joinder to this Agreement, no Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of each other Party hereto. Any assignment contrary to the provisions of this Section 10(k) shall be null and void. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.
COMPANY:
LUCERO ENERGY CORP.
By:

Name:
[•]

Title:
[•]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.
STOCKHOLDER:
By:

Name:
[•]

Address:
[•]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.
VITESSE:
VITESSE ENERGY, INC.
By:

Name:
[•]

Title:
[•]

SCHEDULE I
Number of Subject Shares
[Stockholder Name]
Shares of Vitesse Common Stock: [•]

Annex C — Evercore Opinion
December 15, 2024
The Board of Directors
Vitesse Energy, Inc.
9200 E. Mineral Ave. Suite 200
Centennial, Colorado 80112
Members of the Board of Directors:
We understand that Vitesse Energy, Inc. (“Vitesse”) proposes to enter into an Arrangement Agreement (the “Arrangement Agreement”), with Lucero Energy Corp. (“Lucero”) (the “Transaction”). Pursuant to the Arrangement Agreement, Vitesse and Lucero will effect a business combination via a plan of arrangement of Lucero pursuant to which Vitesse will acquire all of the issued and outstanding common shares of Lucero (“Lucero Common Stock”) (other than Lucero Common Stock with respect to which Dissent Rights (as defined in the Arrangement Agreement) in respect of the arrangement have been validly exercised and not validly withdrawn (“Dissenting Shares”)), in exchange for the issuance of shares of common stock of Vitesse, par value $0.01 (“Vitesse Common Stock”). As a result of the Transaction, each issued and outstanding common stock of Lucero (other than Dissenting Shares) will be transferred by such shareholder to Vitesse in exchange for 0.01239 shares of Vitesse Common Stock (the “Exchange Ratio”). The terms and conditions of the Transaction are more fully set forth in the Arrangement Agreement.
The Board of Directors of Vitesse has asked us whether, in our opinion, the Exchange Ratio pursuant to the Arrangement Agreement is fair, from a financial point of view, to Vitesse.
In connection with rendering our opinion, we have, among other things:
(i)
reviewed certain publicly available business and financial information relating to Lucero and Vitesse that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)
reviewed certain internal projected financial data relating to Lucero and furnished to us by the management of Vitesse and certain internal projected financial data relating to Vitesse prepared and furnished to us by management of Vitesse, as approved for our use by Vitesse (the “Forecasts”);

(iii)
discussed with managements of Vitesse and Lucero their assessment of the past and current operations of Lucero, the current financial condition and prospects of Lucero and the Forecasts relating to Lucero, and discussed with management of Vitesse their assessment of the past and current operations of Vitesse, the current financial condition and prospects of Vitesse, and the Forecasts (including their views on the risks and uncertainties of achieving the Forecasts);

(iv)
reviewed the reported prices and the historical trading activity of Lucero Common Stock and Vitesse Common Stock;

(v)
compared the financial performance of Lucero and Vitesse and their respective stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(vi)
compared the financial performance of Lucero and the valuation multiples relating to the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vii)
reviewed the financial terms and conditions of a draft, dated December 15, 2024 of the Arrangement Agreement; and

(viii)
performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the managements of Vitesse and Lucero that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of Vitesse and Lucero as to the future financial performance of Vitesse and Lucero. We express no view as to the Forecasts or the assumptions on which they are based.
For purposes of our analysis and opinion, we have assumed and have relied upon the assurances of the management of Vitesse, in all respects material to our analysis, that the final executed Arrangement Agreement will not materially differ from the draft Arrangement Agreement reviewed by us, that the representations and warranties of each party contained in the Arrangement Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Arrangement Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on Lucero, Vitesse or the consummation of the Transaction or reduce the contemplated benefits to Vitesse of the Transaction.
We have not conducted a physical inspection of the properties or facilities of Lucero or Vitesse and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of Lucero or Vitesse, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of Lucero or Vitesse under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to Vitesse, from a financial point of view, of the Exchange Ratio. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of Lucero, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Vitesse or Lucero, or any class of such persons, whether relative to the Exchange Ratio or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Arrangement Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any term or aspect of any other agreement or instrument contemplated by the Arrangement Agreement or entered into or amended in connection with the Arrangement Agreement. Our opinion does not address the relative merits of the Transaction as compared to other business or financial strategies that might be available to Vitesse, nor does it address the underlying business decision of Vitesse to engage in the Transaction. We were not requested to, and we did not, participate in the negotiation of the terms of the Transaction, nor were we requested to, and we did not, provide any advice or services in connection with the Transaction other than the delivery of this opinion. We do not express any view on, and our opinion does not address, what the value of Vitesse Common Stock actually will be when issued or the prices at which Vitesse Common Stock will trade at any time, including following announcement or consummation of the Transaction. Our opinion does not constitute a recommendation to the Board of Directors of Vitesse or to any other persons in respect of the Transaction, including as to how any holder of shares of Vitesse Common Stock should vote or act in respect of the Transaction. We are not expressing any opinion as to the prices at which shares of Lucero Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Lucero or the Transaction or as to the impact of the Transaction on the solvency or viability of Lucero or the ability of Lucero to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by Vitesse and its advisors with respect to legal, regulatory, accounting and tax matters.

We have acted as financial advisor to the Board of Directors of Vitesse in connection with the Transaction and will receive a fee for our services, which is payable upon rendering this opinion. Vitesse has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory or other services to Vitesse and received fees for the rendering of these services. In addition, during the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to Lucero and we have not received any compensation from Lucero during such period. We may provide financial advisory or other services to Vitesse and Lucero in the future, and in connection with any such services we may receive compensation.
Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to Vitesse, Lucero, potential parties to the Transaction and/or any of their respective affiliates or persons that are competitors, customers or suppliers of Vitesse or Lucero.
Our financial advisory services and this opinion are provided for the information and benefit of the Board of Directors of Vitesse (in its capacity as such) in connection with its evaluation of the proposed Transaction. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.
This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except Lucero may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by Vitesse to its stockholders relating to the Transaction.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Vitesse.
Very truly yours,

EVERCORE GROUP L.L.C.
By:	/s/ Curtis Flood Curtis Flood Senior Managing Director

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV61004-S06963For Against Abstain! ! !! ! !1. The Stock Issuance Proposal – to approve the issuance of shares of common stock of Vitesse Energy, Inc. ("Vitesse") to shareholders ofLucero Energy Corp. ("Lucero") in connection with the transaction whereby Vitesse will acquire all of the issued and outstanding Lucero common sharespursuant to a plan of arrangement, with Lucero becoming a wholly-owned subsidiary of Vitesse (the “Stock Issuance Proposal”).THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 1 AND 2.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.2. The Adjournment Proposal – to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicitadditional proxies if there are not sufficient votes to approve the Stock Issuance Proposal, subject to the provisions of the Arrangement Agreement,dated December 15, 2024, between Vitesse and Lucero.VITESSE ENERGY, INC.NOTE: In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment orpostponement thereof.VITESSE ENERGY, INC.5619 DTC PARKWAYSUITE 700GREENWOOD VILLAGE, CO 80111SCAN TOVIEW MATERIALS & VOTE wVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 p.m. ET on March 4, 2025 for shares held directly and by 11:59 p.m. ET onMarch 2, 2025 for shares held in a plan, including the Jefferies Employees’ Profit Sharing Plan.Have your proxy card in hand when you access the web site and follow the instructions toobtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/VTS2025SMYou may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ETon March 4, 2025 for shares held directly and by 11:59 p.m. ET on March 2, 2025 forshares held in a plan, including the Jefferies Employees’ Profit Sharing Plan. Have yourproxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.

V61005-S06963Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.comVITESSE ENERGY, INC.Proxy Solicited on Behalf of the Board of Directors forSpecial Meeting of StockholdersMarch 5, 2025 at 9:00 A.M., Mountain TimeThe undersigned stockholder of Vitesse Energy, Inc. (the "Company") hereby appoints Robert W. Gerrity, Brian J. Cree and M. Scott Regan, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Special Meeting of Stockholders of Vitesse Energy, Inc. to be held virtually atwww.virtualshareholdermeeting.com/VTS2025SM on March 5, 2025 at 9:00 a.m., Mountain Time, and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned as of the record date ofJanuary 24, 2025.Receipt of the Notice and Proxy Statement is hereby acknowledged. The undersigned hereby revokes all prior proxies granted by the undersigned.THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON A MATTER LISTED ON THE REVERSE SIDE HEREOF, (2) AS THE BOARD OF DIRECTORS OF VITESSE ENERGY, INC. RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR CHOICE ON A MATTER LISTED ON THE REVERSE SIDE HEREOF, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.Continued and to be signed on reverse side